FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-193376-12

The information in this free writing prospectus may be amended and/or supplemented prior to the time of sale. The information in this free writing prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has not been included in this free writing prospectus.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, DATED OCTOBER 16, 2014
MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (File No. 333-193376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov.  Alternatively, the depositor, Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing prospectus.cpdg@db.com.

$1,027,378,000 (Approximate)
COMM 2014-CCRE20 Mortgage Trust
Commercial Mortgage Pass-Through Certificates
German American Capital Corporation
UBS Real Estate Securities Inc.
Cantor Commercial Real Estate Lending, L.P.
Natixis Real Estate Capital LLC
Sponsors and Mortgage Loan Sellers

Deutsche Mortgage & Asset Receiving Corporation
Depositor
COMM 2014-CCRE20 Mortgage Trust
Issuing Entity

The COMM 2014-CCRE20 Mortgage Trust Commercial Mortgage Pass-Through Certificates will represent beneficial ownership interests in the issuing entity, COMM 2014-CCRE20 Mortgage Trust.  The issuing entity’s assets will primarily be 64 fixed-rate mortgage loans, secured by first liens on 101 commercial, multifamily and manufactured housing community properties.  The COMM 2014-CCRE20 Mortgage Trust Commercial Mortgage Pass-Through Certificates will represent interests in the issuing entity only and will not represent the obligations of Deutsche Mortgage & Asset Receiving Corporation, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

Each class of offered certificates will receive distributions of interest, principal or both on the fourth business day following the sixth day of each month or the following business day, commencing in November 2014.  Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of certificates as described in this free writing prospectus under “Description of the Offered Certificates—Subordination.”

Certain characteristics of the offered certificates include:
Class	Initial Certificate Balance or Notional Balance(1)		Approximate Initial Pass-Through Rate	Assumed Final Distribution Date(2)	Rated Final Distribution Date	Anticipated Ratings (Moody’s/Fitch/DBRS/KBRA)(4)
Class A-1	$57,053,000		(6)	September 2019	November 2047	Aaa(sf)/AAAsf/AAA(sf)/AAA(sf)
Class A-2	$99,016,000		(6)	October 2019	November 2047	Aaa(sf)/AAAsf/AAA(sf)/AAA(sf)
Class A-SB	$79,067,000		(6)	July 2024	November 2047	Aaa(sf)/AAAsf/AAA(sf)/AAA(sf)
Class A-3	$275,000,000		(6)	September 2024	November 2047	Aaa(sf)/AAAsf/AAA(sf)/AAA(sf)
Class A-4	$317,679,000		(6)	October 2024	November 2047	Aaa(sf)/AAAsf/AAA(sf)/AAA(sf)
Class X-A	$891,379,000	(7)	(7)	October 2024	November 2047	NR/AAAsf/AAA(sf)/AAA(sf)
Class A-M(8)	$63,564,000	(9)	(6)	October 2024	November 2047	Aa1(sf)/AAAsf/AAA(sf)/AAA(sf)
Class B(8)	$57,652,000	(9)	(6)	October 2024	November 2047	Aa3(sf)/AA+sf/AA(sf)/AA+(sf)
Class PEZ(8)	$199,563,000	(9)	(6)	October 2024	November 2047	NR/A-sf/A(low)(sf)/A-(sf)
Class C(8)	$78,347,000	(9)	(6)	October 2024	November 2047	NR/A-sf/A(low)(sf)/A-(sf)

(Footnotes to table to begin on page xiv)

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this free writing prospectus or the attached prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Investing in the offered certificates involves risks.  See “Risk Factors” beginning on page 47 of this free writing prospectus and page 10 of the prospectus.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity.  The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this free writing prospectus).

With respect to this offering, Deutsche Bank Securities Inc., Cantor Fitzgerald & Co. and UBS Securities LLC are acting as the joint bookrunning managers and co-lead managers in the following manner:  Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to 71.5% of each class of offered certificates, Cantor Fitzgerald & Co. is acting as sole bookrunning manager with respect to 0.0% of each class of offered certificates and UBS Securities LLC is acting as sole bookrunning manager with respect to 28.5% of each class of offered certificates.  Natixis Securities Americas LLC, CastleOak Securities, L.P. and KeyBanc Capital Markets Inc. are acting as co-managers.  The underwriters will offer the offered certificates in the amounts that will be set forth in the final prospectus supplement to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., UBS Securities LLC, Natixis Securities Americas LLC, CastleOak Securities, L.P. and KeyBanc Capital Markets Inc. will be required to purchase the offered certificates (in the amounts that will be set forth under “Method of Distribution (Underwriter Conflicts of Interest)” in the final prospectus supplement) from Deutsche Mortgage & Asset Receiving Corporation, subject to certain conditions.  The underwriters expect to deliver the offered certificates to purchasers on or about October 30, 2014.

Deutsche Bank Securities	UBS Securities LLC	Cantor Fitzgerald & Co.
Joint Bookrunning Managers and Co-Lead Managers

Natixis Securities Americas LLC	KeyBanc Capital Markets	CastleOak Securities, L.P.
Co-Managers

October   [_], 2014

COMM 2014-CCRE20 Mortgage Trust

Commercial Mortgage Pass-Through Certificates
Geographic Overview of Mortgage Pool

Washington 1 property $2,222,484 0.2% of total
Missouri 1 property $39,650,000 3.4% of total
Minnesota 4 properties $50,100,000 4.2% of total
Wisconsin 1 property $9,080,303 0.8% of total
Illinois 3 properties $15,794,497 1.3% of total
Michigan 3 properties $7,404,240 0.6% of total
Pennsylvania 2 properties $3,973,070 0.3% of total
New York 2 properties $175,000,000 14.8% of total
New Hampshire 1 property $19,000,000 1.6% of total
Connecticut 1 property $2,313,818 0.2% of total
Ohio 6 properties $46,756,053 4.0% of total
New Jersey 3 properties $28,565,928 2.4% of total
District of Columbia 1 property $8,000,000 0.7% of total
California 14 properties $175,706,198 14.9% of total
Maryland 3 properties $7,436,875 0.6% of total
Virginia 6 properties $26,654,536 2.3% of total
North Carolina 2 properties $6,981,250 0.6% of total
South Carolina 2 properties $31,601,221 2.7% of total
Arizona 2 properties $17,350,000 1.5% of total
Georgia 6 properties $112,711,295 9.5% of total
New Mexico 2 properties $28,850,000 2.4% of total
Texas 9 properties $119,725,434 10.1% of total
Arkansas 1 property $2,770,492 0.2% of total
Alabama 1 property $3,500,000 0.3% of total
Florida 21 properties $214,320,517 18.1% of total
Tennessee 1 property $15,075,000 1.3% of total
Kentucky 2 properties $12,050,419 1.0% of total
Mortgaged Properties by Property Type
Self Storage 3.7%
Mixed Use 0.7%
Multifamily 5.9%
Manufactured Housing Community 0.3%
Industrial 7.8%
Hospitality 27.9%
Office 26.3%
Retail 27.4%
% of Initial Outstanding Pool Balance
0.2% – 2.0%
2.1% – 5.0%
5.1% – 10.0%
10.1% – 18.1%

EXECUTIVE SUMMARY	xiv	Geographic Concentration Exposes
SUMMARY	1	Investors to Greater Risk of Default
RISK FACTORS	47	and Loss	66
General Risks	47	Hospitality Properties Have Special
The Offered Certificates May Not Be a		Risks	68
Suitable Investment for You	47	Retail Properties Have Special Risks	70
Risks Related to Market Conditions	47	Office Properties Have Special Risks	73
The Credit Crisis and Downturn in the		Industrial Properties Have Special Risks	74
Real Estate Market Have Adversely		Multifamily Properties Have Special
Affected the Value of Commercial		Risks	75
Mortgage-Backed Securities	47	Self Storage Properties Have Special
The Volatile Economy and Credit Crisis		Risks	77
May Increase Loan Defaults and		Mixed Use Properties Have Special
Affect the Value and Liquidity of Your		Risks	77
Investment	48	Manufactured Housing Community
General Conditions in the Commercial		Properties Have Special Risks	78
Real Estate Mortgage Markets		Parking Properties Have Special Risks	79
May Adversely Affect the Performance		Risks of Co-Tenancy and Other Early
of the Offered Certificates	49	Termination Provisions in Retail and
Risks Related to the Mortgage Loans	50	Office Leases	79
Mortgage Loans Are Non-recourse and		Condominium Properties Have Special
Are Not Insured or Guaranteed	50	Risks	81
The Offered Certificates Are Limited		Risks Related to Construction,
Obligations and Payments Will Be		Development, Redevelopment,
Primarily Derived from the Mortgage		Renovation and Repairs at Mortgaged
Loans	50	Properties	82
Commercial Lending Is Dependent upon		Competition May Adversely Affect the
Net Operating Income	51	Performance of the Mortgaged
Mortgage Loans Have Not Been		Property	83
Reunderwritten Since Origination	53	Options and Other Purchase Rights
The Prospective Performance of the		May Affect Value or Hinder Recovery
Commercial, Multifamily and		with Respect to the Mortgaged
Manufactured Housing Community		Properties	83
Mortgage Loans Included in the		The Sellers of the Mortgage Loans Are
Issuing Entity Should Be Evaluated		Subject to Bankruptcy or Insolvency
Separately from the Performance of		Laws That May Affect the Issuing
the Mortgage Loans in Any of the		Entity’s Ownership of the Mortgage
Depositor’s Other Trusts	53	Loans	85
Some Mortgaged Properties May Not		Environmental Issues at the Mortgaged
Be Readily Convertible to Alternative		Properties May Adversely Affect
Uses	54	Payments on Your Certificates	85
Limitations of Appraisals	54	Potential Issuing Entity Liability Related
Property Value May Be Adversely		to a Materially Adverse Environmental
Affected Even When Current		Condition	86
Operating Income Is Not	55	Borrower May Be Unable To Repay the
Risks Related to Tenants	55	Remaining Principal Balance on the
Risks Related to Mortgage Loan		Maturity Date or Anticipated
Concentration	65	Repayment Date and Longer
Risks Related to Borrower		Amortization Schedules and Interest-
Concentration	65	Only Provisions May Increase Risk	90
Risks Relating to Property Type		Risks Relating to Borrower Organization
Concentration	65	or Structure	91

Tenancies in Common May Hinder		Risks Related to Conflicts of Interest	111
Recovery	92	Potential Conflicts of Interest of the
Risks Related to Additional Debt	92	Master Servicer and the Special
Bankruptcy Proceedings Entail Certain		Servicer	111
Risks	94	Special Servicer May Be Directed To
Risks Related to Loan Sponsor		Take Actions	112
Guaranties	95	Potential Conflicts of Interest of the
Lack of Skillful Property Management		Operating Advisor	114
Entails Risks	96	Potential Conflicts of Interest of the
Risks of Inspections Relating to		Underwriters and Their Affiliates	115
Property	97	Potential Conflicts of Interest in the
World Events and Natural (or Other)		Selection of the Underlying Mortgage
Disasters Could Have an Adverse		Loans
Impact on the Mortgaged Properties		Related Parties May Acquire Certificates	116
and Could Reduce the Cash Flow		or Experience Other Conflicts	117
Available To Make Payments on the		Conflicts Between Property Managers
Certificates	97	and the Borrowers	118
Inadequate Property Insurance		Conflicts Between Certificateholders
Coverage Could Have an Adverse		and Holders of Companion Loans	118
Impact on the Mortgaged Properties	97	Other Potential Conflicts of Interest	120
Risks Associated with Blanket Insurance		Risks Related to the Offered
Policies or Self-Insurance	99	Certificates	122
Availability of Terrorism Insurance	99	Legal and Regulatory Provisions
Appraisals and Market Studies Have		Affecting Investors Could Adversely
Certain Limitations	102	Affect the Liquidity of the Offered
Increases in Real Estate Taxes Due to		Certificates	122
Termination of a PILOT Program or		Your Yield May Be Adversely Affected
Other Tax Abatement Arrangements		By Prepayments Resulting From
May Reduce Payments to		Earnout Reserves	123
Certificateholders	102	Risks Related to Prepayments and
Risks Related to Enforceability	103	Repurchases of Mortgage Loans	124
Risks Related to Enforceability of		Limited Obligations	125
Prepayment Premiums, Yield		Yield Considerations	126
Maintenance Charges and		Optional Early Termination of the
Defeasance Provisions	103	Issuing Entity May Result in an
The Master Servicer or the Special		Adverse Impact on Your Yield or
Servicer May Experience Difficulty in		May Result in a Loss	127
Collecting Rents upon the Default		A Mortgage Loan Seller May Not Be
and/or Bankruptcy of a Borrower	103	Able To Make a Required Repurchase
Risks Related to Mortgage Loans		or Substitution of a Defective
Secured by Multiple Properties	104	Mortgage Loan	127
State Law Limitations Entail Certain		Any Loss of Value Payment Made by a
Risks	105	Mortgage Loan Seller May Prove To
Mortgage Loans Secured by Leasehold		Be Insufficient to Cover All Losses on
Interests May Expose Investors to		a Defective Mortgage Loan	127
Greater Risks of Default and Loss	105	Risks Related to Borrower Default	128
Potential Absence of Attornment		Risks Related to Modification of
Provisions Entails Risks	106	Mortgage Loans with Balloon
Risks Related to Zoning Laws	107	Payments	129
Risks Related to Litigation and		Risks Related to Certain Payments	129
Condemnation	108	Risks of Limited Liquidity and Market
Prior Bankruptcies, Defaults or Other		Value	130
Proceedings May Be Relevant to		The Limited Nature of Ongoing
Future Performance	109	Information May Make It Difficult for
Risks Relating to Costs of Compliance		You To Resell Your Certificates	130
with Applicable Laws and Regulations	111

Risks Related to Factors Unrelated to		General	148
the Performance of the Certificates		CCRE Lending’s Loan Origination and
and the Mortgage Loans, Such as		Acquisition History	149
Fluctuations in Interest Rates and the		Review of CCRE Mortgage Loans	149
Supply and Demand of CMBS		CCRE Lending’s Underwriting
Generally	130	Standards	151
Credit Support May Not Cover All Types		Assessments of Property Condition	152
of Losses	131	Compliance with Rule 15Ga-1 under the
There Are Risks Relating to the		Exchange Act	156
Exchangeable Certificates	131	Natixis Real Estate Capital LLC	156
Subordination of the Class A-M, Class B		General	156
and Class C Trust Components Will		NREC’s Commercial Real Estate
Affect the Timing of Distributions and		Securitization Program	157
the Application of Losses on the		Review of NREC Mortgage Loans	157
Class X-A, Class A-M, Class B,		NREC’s Underwriting Standards	159
Class C and Class PEZ Certificates	132	Third Party Reports	161
Disproportionate Benefits May Be Given		Compliance with Rule 15Ga-1 under the
to Certain Classes	132	Exchange Act	162
The Amount of Credit Support Will Be		THE DEPOSITOR	162
Limited	132	THE ISSUING ENTITY	163
REMIC Status	132	THE SERVICERS	164
State and Local Tax Considerations	133	Generally	164
Certain Federal Tax Consideration		The Master Servicer	165
Regarding Original Issue Discount	133	The Special Servicer	168
Tax Considerations Related to		Replacement of the Special Servicer	170
Foreclosure	133	The Primary Servicer	172
Changes to REMIC Restrictions on		Berkeley Point Capital LLC	172
Loan Modifications May Impact an		Summary of Berkeley Point Primary
Investment in the Certificates	134	Servicing Agreement	174
Risks Relating to Lack of		THE TRUSTEE	178
Certificateholder Control over the		Certain Matters Regarding the Trustee	179
Issuing Entity	134	Resignation and Removal of the
Different Timing of Mortgage Loan		Trustee	180
Amortization Poses Certain Risks	135	THE CERTIFICATE ADMINISTRATOR	181
Ratings of the Offered Certificates	135	Certain Matters Regarding the
Combination or “Layering” of Multiple		Certificate Administrator	182
Risks May Significantly Increase Risk		Trustee and Certificate Administrator
of Loss	137	Fee	184
THE SPONSORS, MORTGAGE LOAN		PAYING AGENT, CERTIFICATE
SELLERS AND ORIGINATORS	138	REGISTRAR, CUSTODIAN AND
German American Capital Corporation	138	AUTHENTICATING AGENT	184
General	138	THE OPERATING ADVISOR	185
GACC’s Securitization Program	138	CERTAIN RELATIONSHIPS AND
Review of GACC Mortgage Loans	139	RELATED TRANSACTIONS	185
GACC’s Underwriting Standards	141	DESCRIPTION OF THE MORTGAGE
Compliance with Rule 15Ga-1 under the		POOL	187
Exchange Act	143	General	187
UBS Real Estate Securities Inc.	144	Security for the Mortgage Loans	190
General	144	Significant Mortgage Loans and
UBSRES’ Securitization Program	144	Significant Obligors	190
Review of the UBSRES Mortgage Loans	145	Sale of the Mortgage Loans	191
UBSRES’ Underwriting Standards	146	Certain Underwriting Matters	192
Repurchase Requests	148	Loan Combinations	196
Litigation	148	The Gateway Center Phase II Loan
Cantor Commercial Real Estate		Combination	196
Lending, L.P.	148	The Harwood Center Loan Combination	198

v

The 80 and 90 Maiden Lane Loan		Servicing of the Mortgage Loans and
Combination	200	Serviced Loan Combinations;
The Beverly Connection Loan		Collection of Payments	273
Combination	202	The Directing Holder	275
The Myrtle Beach Marriott Resort & Spa		Limitation on Liability of Directing
Loan Combination	205	Holder	281
Additional Mortgage Loan Information	208	The Operating Advisor	281
Certain Terms and Conditions of the		General	281
Mortgage Loans	214	Role of Operating Advisor While No
Delaware Statutory Trusts May Hinder		Control Termination Event Has
Recovery	228	Occurred and Is Continuing	282
Changes in Mortgage Pool		Role of Operating Advisor While a
Characteristics	228	Control Termination Event Has
DESCRIPTION OF THE OFFERED		Occurred and Is Continuing	282
CERTIFICATES	228	Annual Report	284
General	228	Replacement of the Special Servicer	284
Exchanges of Exchangeable		Termination of the Operating Advisor
Certificates	232	For Cause	285
Exchanges	232	Rights upon Operating Advisor
Distributions	233	Termination Event	286
Fees and Expenses	241	Termination of the Operating Advisor
Distribution of Available Funds	245	Without Cause	286
Distribution of Excess Interest	249	Resignation of the Operating Advisor	287
Class A-SB Planned Principal Balance	249	Operating Advisor Compensation	287
Prepayment Premiums and Yield		Advances	288
Maintenance Charges	249	Accounts	293
Application Priority of Mortgage Loan		Enforcement of “Due-On-Sale” and
Collections or Loan Combination		“Due-On-Encumbrance” Clauses	295
Collections	251	Inspections	297
Assumed Final Distribution Date	253	Insurance Policies	297
Realized Losses	253	Assignment of the Mortgage Loans	299
Prepayment Interest Shortfalls	255	Representations and Warranties;
Subordination	257	Repurchase; Substitution	300
Appraisal Reductions	258	Certain Matters Regarding the
Delivery, Form and Denomination	262	Depositor, the Master Servicer, the
Book-Entry Registration	263	Special Servicer and the Operating
Definitive Certificates	265	Advisor	302
Certificateholder Communication	265	Servicer Termination Events	305
Access to Certificateholders’ Names		Rights upon a Servicer Termination
and Addresses	265	Event	307
Special Notices	265	Waivers of Servicer Termination
Retention of Certain Certificates by		Events and Operating Advisor
Affiliates of Transaction Parties	266	Termination Events	309
YIELD AND MATURITY		Amendment	309
CONSIDERATIONS	266	No Downgrade Confirmation	311
Yield Considerations	266	Evidence of Compliance	313
Weighted Average Life	268	Voting Rights	313
Certain Price/Yield Tables	271	Realization Upon Mortgage Loans	314
Yield Sensitivity of the Class X-A		Sale of Defaulted Mortgage Loans and
Certificates	271	Serviced REO Properties	316
THE POOLING AND SERVICING		Modifications	318
AGREEMENT	272	Optional Termination	320
General	272	Servicing Compensation and Payment
Special Note Regarding the Myrtle		of Expenses	321
Beach Marriott Resort & Spa Loan		Special Servicing	323
Combination	272

Master Servicer and Special Servicer		INDEX OF DEFINED TERMS			354
Permitted To Buy Certificates	331
Servicing of the Non-Serviced		ANNEX A-1	–	CERTAIN
Mortgage Loans	331			CHARACTERISTICS OF
Reports to Certificateholders; Available				THE MORTGAGE LOANS	A-1-1
Information	334	ANNEX A-2	–	CERTAIN POOL
Certificate Administrator Reports	334			CHARACTERISTICS OF
Information Available Electronically	337			THE MORTGAGE LOANS
Other Information	340			AND MORTGAGED
Master Servicer’s Reports	341			PROPERTIES	A-2-1
Exchange Act Filings	342	ANNEX A-3	–	CLASS A-SB PLANNED
Governing Law; Waiver of Jury Trial;				PRINCIPAL BALANCE
and Consent to Jurisdiction	343			SCHEDULE	A-3-1
MATERIAL FEDERAL INCOME TAX		ANNEX B	–	DESCRIPTION OF THE
CONSEQUENCES	343			TOP 20 MORTGAGE
General	343			LOANS	B-1
Tax Status of Offered Certificates	344	ANNEX C	–	GLOBAL CLEARANCE,
Taxation of Offered Certificates	344			SETTLEMENT AND TAX
Taxation of the Exchangeable				DOCUMENTATION
Certificates	346			PROCEDURES	C-1
Further Information; Taxation of		ANNEX D	–	DECREMENT TABLES	D-1
Foreign Investors	346	ANNEX E	–	PRICE/YIELD TABLES	E-1
CERTAIN STATE AND LOCAL TAX		ANNEX F	–	MORTGAGE LOAN
CONSIDERATIONS	347			SELLER
ERISA CONSIDERATIONS	347			REPRESENTATIONS
LEGAL INVESTMENT	349			AND WARRANTIES	F-1
LEGAL MATTERS	349	ANNEX G	–	EXCEPTIONS TO
RATINGS	350			MORTGAGE LOAN
LEGAL ASPECTS OF MORTGAGE				SELLER
LOANS IN FLORIDA, CALIFORNIA,				REPRESENTATIONS
NEW YORK AND TEXAS	351			AND WARRANTIES	G-1

IMPORTANT NOTICE ABOUT INFORMATION
PRESENTED IN THIS FREE WRITING PROSPECTUS

Information about the certificates offered in this free writing prospectus is contained in two separate documents that progressively provide more detail:  (a) the attached prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this free writing prospectus, which describes the specific terms of the offered certificates.  The Annexes to this free writing prospectus are incorporated into and are a part of this free writing prospectus.  References in the attached prospectus to the prospectus supplement for the offered certificates should be interpreted to mean this free writing prospectus except when used under the heading “Method of Distribution” in the attached prospectus.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates.  However, this free writing prospectus does not contain all of the information contained in our registration statement, nor does it contain all information that is required to be included in a prospectus required to be filed as part of a registration statement.  For further information regarding the documents referred to in this free writing prospectus, you should refer to our registration statement and the exhibits to it.  Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its public reference room, 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  Copies of these materials can also be obtained electronically through the Securities and Exchange Commission’s internet website (http://www.sec.gov).

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.  Because the offered certificates are being offered on a “when, as and if issued” basis, any such contract will terminate, by its terms, without any further obligation between us, if the offered certificates themselves, or the particular class to which the contract relates, are not issued.  Because the offered certificates are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date.  If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation between us and you (the “Automatic Termination”).  If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class.  To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the offered certificates, supersedes any conflicting information contained in any prior similar materials relating to the offered certificates.  The information in this free writing prospectus may be amended or supplemented prior to the time of your contractual commitment to purchase any of the offered certificates.  This free writing prospectus is being delivered to you solely to provide you with information about the offered certificates and to solicit an offer to purchase the offered certificates, when, as and if issued.  Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the offered certificates, until the underwriters have accepted your offer to purchase those certificates.  Prospective investors should understand that, when considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors.  Any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

You are advised that the terms of the offered certificates, and the characteristics of the mortgage loan pool backing them, may change (due to, among other things, the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of the offered certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the offered certificates will first be made.  An underwriter’s obligation to sell the offered certificates to you is conditioned on the mortgage loans and offered certificates having the characteristics described in these materials.  If for any reason the depositor does not deliver the offered certificates, the underwriter will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver all or any portion of the offered certificates which you have committed to purchase, and none of the depositor nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

You should rely only on the information contained in this free writing prospectus and the attached prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this free writing prospectus.  The information in this free writing prospectus is accurate only as of the date of this free writing prospectus.

This free writing prospectus and the attached prospectus include cross references to sections in these materials where you can find further related discussions.  The tables of contents in this free writing prospectus and the attached prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this free writing prospectus and the attached prospectus to assist you in understanding the terms of the offered certificates.  The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this free writing prospectus.

In this free writing prospectus:

●	the terms “Depositor,” “we,” “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation; and

●
references to “lender” with respect to the mortgage loans generally should be construed to mean, subsequent to the issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement” in this free writing prospectus, however, the responsibilities of the trustee as the “lender” will be limited to responsibilities and obligations of the trustee as specified in the pooling and servicing agreement.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE INITIAL DIRECTING HOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES.  WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES.  THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO.  ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD.  SEE “RISK FACTORS—RISKS RELATED TO THE OFFERED CERTIFICATES—RISKS OF LIMITED LIQUIDITY AND MARKET VALUE” IN THIS FREE WRITING PROSPECTUS.

FORWARD-LOOKING STATEMENTS

This free writing prospectus and the attached prospectus contain certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties, which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

The issuing entity described in this free writing prospectus may constitute a “collective investment scheme” as defined by Section 235 of the Financial Services and Markets Act 2000 (the “FSMA”) that is not a “recognised collective investment scheme” for the purposes of the FSMA and that has not been authorized or otherwise approved.  As an unregulated scheme, the certificates cannot be marketed in the United Kingdom to the general public, except in accordance with the FSMA.

The distribution of this free writing prospectus (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments and qualify as investment professionals in accordance with Article 19(5) of the FSMA (Financial Promotion) Order 2001 (the “Financial Promotion Order”), or (iii) are persons falling within Article 49(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order 2001 (all such persons together being referred to as “FPO Persons”); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes and qualify as investment professionals in accordance with Article 14(3) of the FSMA (Promotion of Collective Investment Schemes)(Exemptions) Order 2001 (the “Promotion of Collective Investment Schemes Exemptions Order”), or (iii) are persons falling within Article 22(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) of the Promotion of Collective Investment Schemes Exemptions Order (all such persons together being referred to as “PCIS Persons” and, together with the FPO Persons, the “Relevant Persons”).  This free writing prospectus must not be acted on or relied on by persons who are not Relevant Persons.  Any investment or investment activity to which this free writing prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.  Any persons other than Relevant Persons should not rely on this free writing prospectus.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

UNITED KINGDOM SELLING RESTRICTIONS

Each underwriter has represented and agreed, that in the United Kingdom:

(a)      it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any offered certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

x

(b)      it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS FREE WRITING PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF CERTIFICATES (AS DEFINED HEREIN) IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES.  ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE ISSUING ENTITY, THE DEPOSITOR AND THE UNDERWRITERS HAS AUTHORISED, NOR DOES ANY OF THEM AUTHORISE, THE MAKING OF ANY OFFER OF CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THE DISCUSSION IN THIS SECTION ENTITLED “NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA”, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

 In relation to each Relevant Member State, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State other than:

(a) to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriters nominated by the depositor for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided no such offer of certificates referred to in (a) to (c) above shall require the issuing entity, the depositor or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision (i), the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, (ii) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in the Relevant Member State, and (iii) the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES.  ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED HEREIN MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.  AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS FREE WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS FREE WRITING PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING.  IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS IN THE PRC.  ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS FREE WRITING PROSPECTUS OR ANY OTHER DOCUMENT.  NEITHER THIS FREE WRITING PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

NOTICE TO RESIDENTS OF THE REPUBLIC OF KOREA

THIS FREE WRITING PROSPECTUS IS, AND UNDER NO CIRCUMSTANCES IS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS FREE WRITING PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY

BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

EXECUTIVE SUMMARY

This Executive Summary does not include all of the information you need to consider in making your investment decision.  You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this free writing prospectus relating to the certificates offered by this free writing prospectus and the underlying mortgage loans.

CERTIFICATES

Class	Initial Certificate Balance or Notional Balance(1)		Approx. Initial Credit Support	Description of Pass-Through Rate	Assumed Final Distribution Date(2)	Approximate Initial Pass-Through Rate	Weighted Average Life (Yrs.)(3)	Principal Window (Mos.)(3)	Anticipated Ratings (Moody’s/Fitch/DBRS/KBRA)(4)
Offered Certificates
A-1	$57,053,000		30.000%(5)	(6)	September 2019%		2.72	1 - 59	Aaa(sf)/AAAsf/AAA(sf)/AAA(sf)
A-2	$99,016,000		30.000%(5)	(6)	October 2019%		4.87	59 - 60	Aaa(sf)/AAAsf/AAA(sf)/AAA(sf)
A-SB	$79,067,000		30.000%(5)	(6)	July 2024%		7.45	60 - 117	Aaa(sf)/AAAsf/AAA(sf)/AAA(sf)
A-3	$275,000,000		30.000%(5)	(6)	September 2024%		9.79	117 - 119	Aaa(sf)/AAAsf/AAA(sf)/AAA(sf)
A-4	$317,679,000		30.000%(5)	(6)	October 2024%		9.87	119 - 120	Aaa(sf)/AAAsf/AAA(sf)/AAA(sf)
X-A	$891,379,000	(7)	N/A	Variable(7)	October 2024%		N/A	N/A	NR/AAAsf/AAA(sf)/AAA(sf)
A-M(8)	$63,564,000	(9)	24.625%	(6)	October 2024%		9.94	120 - 120	Aa1(sf)/AAAsf/AAA(sf)/AAA(sf)
B(8)	$57,652,000	(9)	19.750%	(6)	October 2024%		9.94	120 - 120	Aa3(sf)/AA+sf/AA (sf)/AA+(sf)
PEZ(8)	$199,563,000	(9)	13.125%(5)	(6)	October 2024		9.94	120 - 120	NR/A-sf/A(low)(sf)/A-(sf)
C(8)	$78,347,000	(9)	13.125%(5)	(6)	October 2024%		9.94	120 - 120	NR/A-sf/A(low)(sf)/A-(sf)
Non-Offered Certificates(10)
X-B	$135,999,000	(7)	N/A	Variable(7)	October 2024%		N/A	N/A	NR/A-sf/AAA(sf)/AAA(sf)
X-C	$60,608,000	(7)	N/A	Variable(7)	October 2024%		N/A	N/A	NR/BBB-sf/AAA(sf)/BBB-(sf)
X-D	$26,608,000	(7)	N/A	Variable(7)	October 2024%		N/A	N/A	NR/NR/AAA(sf)/NR
X-E	$11,826,000	(7)	N/A	Variable(7)	October 2024%		N/A	N/A	NR/NR/AAA(sf)/NR
X-F	$17,739,000	(7)	N/A	Variable(7)	November 2024%		N/A	N/A	NR/NR/AAA(sf)/NR
X-G	$38,434,627	(7)	N/A	Variable(7)	September 2034%		N/A	N/A	NR/NR/AAA(sf)/NR
D	$60,608,000		8.000%	(6)	October 2024%		9.94	120 - 120	NR/BBB-sf/BBB(low)(sf)/BBB-(sf)
E	$26,608,000		5.750%	(6)	October 2024%		9.94	120 - 120	NR/BB-sf/BB(low)(sf)/BB(sf)
F	$11,826,000		4.750%	(6)	October 2024%		9.94	120 - 120	NR/B-sf/B(high)(sf)/B+(sf)
G	$17,739,000		3.250%	(6)	November 2024%		9.97	120 - 121	NR/NR/B(low)(sf)/B-(sf)
H	$38,434,627		0.000%	(6)	September 2034%		12.64	121 - 239	NR/NR/NR/NR
V(11)	N/A		N/A	N/A	N/A	N/A	N/A	N/A	NR/NR/NR/NR
R(11)	N/A		N/A	N/A	N/A	N/A	N/A	N/A	NR/NR/NR/NR
LR(11)	N/A		N/A	N/A	N/A	N/A	N/A	N/A	NR/NR/NR/NR

(1)
Approximate; subject to a variance of plus or minus 5.0%.   In addition, the notional amounts of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates may vary depending upon the final pricing of the classes of certificates and/or trust components whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F or Class X-G certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the closing date of this securitization.

(2)
The assumed final distribution date with respect to any class of certificates (other than the Class V, Class R and Class LR certificates) is the distribution date on which the final distribution would occur for that class of certificates based upon the assumption that no mortgage loan is prepaid prior to its stated maturity date and otherwise based on (i) modeling assumptions and prepayment assumptions described in this free writing prospectus, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates.  The rated final distribution date for each class of offered certificates is the distribution date in November 2047.  The actual performance and experience of the mortgage loans will likely differ from such assumptions.  See “Yield and Maturity Considerations” and “Ratings” in this free writing prospectus.

(3)
The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-G, Class V, Class R and Class LR certificates) are based on (i) modeling assumptions and prepayment assumptions described in this free writing prospectus, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates.

(4)
It is a condition to issuance of the certificates that the certificates receive the ratings set forth above.  Ratings shown are those of Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. and Kroll Bond Rating Agency, Inc.  Certain nationally recognized statistical rating organizations, as such term is defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates.  There can be no assurance as to what ratings a nationally recognized statistical rating organization other than Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. and Kroll Bond Rating Agency, Inc. would assign or that its report will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” and “Ratings” in this free writing prospectus.  Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. and Kroll Bond Rating Agency, Inc. have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.  For additional information about this identifier, prospective investors can go to the related rating agency’s website.  The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on their internet websites.  Credit ratings referenced throughout this free writing prospectus are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(5)
Represents the approximate initial credit support for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, in the aggregate.  The initial subordination levels for the Class C and Class PEZ certificates are equal to the subordination level of the underlying Class C trust component, which will have an initial outstanding balance on the closing date of $78,347,000.

(6)
For any distribution date, the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates will equal one of (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii), less a specified rate.  The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-M, Class B and Class C trust components represented by the Class PEZ certificates.  The pass-through rates on the Class A-M, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-M, Class B and Class C certificates.

(7)
The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates will not have certificate balances.  None of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates will be entitled to distributions of principal.  The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates will accrue interest on their respective notional balance and at their respective pass-through rate as described in “Description of the Offered Certificates—General” and “—Distributions” in this free writing prospectus.

(8)
Up to the full certificate balance of the Class A-M, Class B and Class C certificates may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for up to the full certificate balance of the Class A-M, Class B and Class C certificates, in each case, only in the proportions and the manner described under “Description of the Offered Certificates—Exchanges of Exchangeable Certificates” in this free writing prospectus.

(9)
On the closing date, the issuing entity will issue the Class A-M, Class B and Class C trust components, which will have outstanding principal balances on the closing date of $63,564,000, $57,652,000 and $78,347,000, respectively. The Class A-M, Class B, Class PEZ and Class C certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components.  Each class of the Class A-M, Class B and Class C certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-M, Class B and Class C trust components, respectively.  The Class PEZ certificates will, at all times, represent a beneficial interest in the remaining percentages of the outstanding principal balances of the Class A-M, Class B and Class C trust components.  Following any exchange of Class A-M, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-M, Class B and Class C certificates as described herein, the percentage interest of the outstanding principal balances of the Class A-M, Class B and Class C trust components that is represented by the Class A-M, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly.  The initial certificate balance of each of the Class A-M, Class B and Class C certificates represents the certificate balance of such class without giving effect to any exchange.  The initial certificate balance of the Class PEZ certificates is equal to the aggregate of the initial certificate balances of the Class A-M, Class B and Class C certificates, representing the maximum certificate balance of the Class PEZ certificates that could be issued in an exchange.  The certificate balances of the Class A-M, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate balance of the Class PEZ certificates issued on the closing date.

(10)	The classes of certificates set forth below “Non-Offered Certificates” in the table are not offered by this free writing prospectus.

(11)
The Class V certificates will not have a certificate balance, notional balance, pass-through rate, assumed final distribution date or rating.  The Class V certificates represent undivided interests in excess interest accruing on an anticipated repayment date loan, as further described in this free writing prospectus.  The Class V certificates will not be entitled to distributions in respect of principal or interest other than excess interest. The Class R and Class LR certificates will each not have a certificate balance, notional balance, pass-through rate, assumed final distribution date or rating.  The Class R and Class LR certificates represent the residual interests in each Trust REMIC, as further described in this free writing prospectus.  The Class R and Class LR certificates will not be entitled to distributions of principal or interest.

The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date.  All weighted averages set forth below are based on the principal balances of the mortgage loans as of the cut-off date.

The Mortgage Pool

Outstanding Pool Balance as of the Cut-off Date(1)	$1,182,593,628
Number of Mortgage Loans	64
Number of Mortgaged Properties	101
Average Cut-off Date Mortgage Loan Balance	$18,478,025
Weighted Average Mortgage Rate	4.5329%
Weighted Average Cut-off Date Remaining Term to Maturity or Anticipated Repayment Date (in months)	117
Weighted Average U/W NCF Debt Service Coverage Ratio(2)	1.80x
Weighted Average Cut-off Date Loan-to-Value Ratio(2)(3)	66.9%
Weighted Average Cut-off Date U/W NOI Debt Yield(2)	10.8%

(1)	Subject to a permitted variance of plus or minus 5.0%.

(2)
In the case of the Gateway Center Phase II mortgage loan, the Harwood Center mortgage loan, the 80 and 90 Maiden Lane mortgage loan, the Myrtle Beach Marriott Resort & Spa mortgage loan, collectively representing approximately 22.4% of the outstanding pool balance as of the cut-off date, each of which has one or more pari passu companion loans that will not be included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield for such mortgage loans have been calculated based on such mortgage loans that will be included in the issuing entity and the related pari passu companion loan(s) that will not be included in the issuing entity.  In the case of the Beverly Connection mortgage loan, representing approximately 3.7% of the outstanding pool balance as of the cut-off date, which has one subordinate companion loan and two pari passu companion loans that will not be included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield for such mortgage loan have been calculated based on such mortgage loan that will be included in the issuing entity and the related pari passu companion loans that will not be included in the issuing entity.

(3)
In the case of 2 mortgage loans  representing approximately 14.9% of the outstanding pool balance as of the cut-off  date, the loan-to-value ratio for such mortgage loans have been calculated based on an “as-complete” appraised value of $451,000,000 and $77,000,000, respectively. For further description, see the definition of “Appraised Value” in “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

SUMMARY

          This summary highlights selected information from this free writing prospectus and does not include all of the relevant information you need to consider in making your investment decision.  You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this free writing prospectus and in the attached prospectus.

Title of Certificates	COMM 2014-CCRE20 Mortgage Trust Commercial Mortgage Pass-Through Certificates.

RELEVANT PARTIES AND DATES

Issuing Entity
COMM 2014-CCRE20 Mortgage Trust, a New York common law trust.  The issuing entity will be formed on the closing date pursuant to a pooling and servicing agreement by and among the depositor, the trustee, the certificate administrator, the operating advisor, the master servicer and the special servicer.  See “The Issuing Entity” in this free writing prospectus.

Depositor
Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation.  Our principal offices are located at 60 Wall Street, New York, New York 10005.  Our telephone number is (212) 250-2500.  See “The Depositor” in this free writing prospectus and “The Depositor” in the prospectus.

Sponsors
German American Capital Corporation, a Maryland corporation, UBS Real Estate Securities Inc., a Delaware corporation, Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership and Natixis Real Estate Capital LLC, a Delaware limited liability company, each have acted as a sponsor with respect to the issuance of the certificates.  The sponsors are the entities that will organize and initiate the issuance of the certificates by transferring or causing the transfer of the mortgage loans to the depositor.  The depositor in turn will transfer the mortgage loans to the issuing entity and the issuing entity will issue the certificates.  See “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus and “The Sponsor” in the attached prospectus.

Mortgage Loan Sellers
German American Capital Corporation (a sponsor and an affiliate of Deutsche Bank Securities Inc., an underwriter, and Deutsche Mortgage & Asset Receiving Corporation, the depositor). UBS Real Estate Securities Inc. (a sponsor and an affiliate of UBS Securities LLC, an underwriter).  Cantor Commercial Real Estate Lending, L.P. (a sponsor and an affiliate of Berkeley Point Capital LLC, a primary servicer, and Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the underwriters). Natixis Real Estate Capital LLC (a sponsor and an affiliate of Natixis Securities Americas LLC, an underwriter).

See “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

	The number and total cut-off date principal balance of the mortgage loans that will be transferred to the depositor by the respective mortgage loan sellers are as follows:

	Mortgage Loan Seller	Number of Mortgage Loans	Total Cut-off Date Principal Balance	% of Initial Outstanding Pool Balance
	German American Capital Corporation	13	$465,053,806	39.3%
	UBS Real Securities Inc.	20	$337,575,882	28.5%
	Cantor Commercial Real Estate Lending, L.P.	21	$307,753,517	26.0%
	Natixis Real Estate Capital LLC	10	$72,210,423	6.1%
	Total	64	$1,182,593,628	100.0%

Cantor Commercial Real Estate Lending, L.P. and its successors and assigns will be entitled to receive the “CCRE Strip”, which will be payable out of collections on the mortgage loans being  transferred to the depositor by Cantor Commercial Real Estate Lending, L.P. (other than the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Pacific Plaza, Hatteras Island Plaza, Towne Village, Roebuck Center and New Highlands Self Storage, representing in the aggregate approximately 2.1% of the outstanding pool balance as of the cut-off date).  Such amount will not be part of available funds to make distributions on the certificates. See “Description of the Offered Certificates—Distributions” and “—Distributions—Fees and Expenses” in this free writing prospectus.

Originators
Except as indicated below, each mortgage loan seller or one of its affiliates originated (either directly or, in some cases, through table funding arrangements) each of the mortgage loans as to which it is acting as mortgage loan seller.

The mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Gateway Center Phase II, representing approximately 10.1% of the outstanding pool balance as of the cut-off date, and as to which mortgage loan German American Capital Corporation is acting as mortgage loan seller, was co-originated by German American Capital Corporation and Wells Fargo Bank, National Association.

The mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Beverly Connection, representing approximately 3.7% of the outstanding pool balance as of the cut-off date, and as to which mortgage loan German American Capital Corporation is acting as mortgage loan seller, was co-originated by German American Capital Corporation, Citigroup Global Markets Realty Corp., JPMorgan Chase Bank, National Association and I&G Holding B-Lender 1 LLC.

	See “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

Master Servicer	Wells Fargo Bank, National Association, a national banking association. The master servicer will act in such capacity under the pooling and servicing agreement for this transaction.  See “The Servicers—The Master Servicer” in this free writing prospectus.  The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Duke Energy Center, 550 South Tryon Street, 14th Floor, MAC D1086 120, Charlotte, North Carolina 28202.

The master servicer will be primarily responsible for servicing and administering, directly or through sub-servicers or primary servicers, the mortgage loans (other than any non-serviced mortgage loan):  (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a workout. In addition, the master servicer will be the primary party responsible for making (1) principal and interest advances with respect to the mortgage loans and (2) property advances with respect to the mortgage loans (other than any non-serviced mortgage loan) under the pooling and servicing agreement, subject in each case to a nonrecoverability determination.  The fee of the master servicer with respect to the mortgage loans (and serviced companion loans) will be payable monthly from amounts received in respect of interest on each mortgage loan master and/or primary serviced by the master servicer (prior to application of such interest payments to make payments on the certificates).  The servicing fee (which will include the fee of the master servicer and the fees of any primary servicer and sub-servicer) will equal a rate per annum equal to the administrative fee rate set forth on Annex A-1 of this free writing prospectus for each mortgage loan (net of the trustee/certificate administrator fee rate, operating advisor fee rate and CREFC® license fee rate) multiplied by the stated principal balance of the related mortgage loan calculated on the same accrual basis as the related mortgage loan.  The master servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers.  See “The Servicers—The Master Servicer” and “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this free writing prospectus.

The Gateway Center Phase II loan combination will be serviced by the master servicer pursuant to the pooling and servicing agreement for this securitization.  See “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

The Harwood Center loan combination is being serviced by Wells Fargo Bank, National Association, as master servicer under the pooling and servicing agreement entered into in connection with the COMM 2014-UBS5 mortgage trust. With respect to the Harwood Center mortgage loan, the COMM 2014-UBS5 master servicer will be entitled to receive a primary servicing fee under the COMM 2014-UBS5 pooling and servicing agreement (which fee will accrue at a rate equal to 0.0050% per annum on an actual/360 basis), payable monthly from the Harwood Center mortgage loan, prior to application of such interest to make payments on the certificates. See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

The 80 and 90 Maiden Lane loan combination is being serviced by Wells Fargo Bank, National Association, as master servicer under the pooling and servicing agreement entered into in connection with the COMM 2014-LC17 mortgage trust. With respect to the 80 and 90 Maiden Lane mortgage loan, the COMM 2014-LC17 master servicer will be entitled to receive a primary servicing fee under the COMM 2014-LC17 pooling and servicing agreement (which fee will accrue at a rate equal to 0.0025% per annum on an actual/360 basis), payable monthly from the 80 and 90 Maiden Lane mortgage loan, prior to application of such interest to make payments on the certificates. See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

The Beverly Connection loan combination is being serviced by Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the pooling and servicing agreement entered into in connection with the GSMS 2014-GC24 mortgage trust. With respect to the Beverly Connection mortgage loan, the GSMS 2014-GC24 master servicer will be entitled to receive a primary servicing fee under the GSMS 2014-GC24 pooling and servicing agreement (which fee will accrue at a rate equal to 0.0050% per annum on an actual/360 basis), payable monthly from the Beverly Connection mortgage loan, prior to application of such interest to make payments on the certificates. See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

The Myrtle Beach Marriott Resort & Spa loan is currently being serviced by the master servicer, Wells Fargo Bank, National Association, under the COMM 2014-LC17 pooling and servicing agreement.  After the securitization of the related pari passu companion loan designated as “note A1-1”, the Myrtle Beach Marriott Resort & Spa loan combination is expected to be serviced under, and by the master servicer designated in, the pooling and servicing agreement entered into in connection with the note A1-1 securitization; however, Wells Fargo Bank, National Association will continue to act as the primary servicer for the Myrtle Beach Marriott Resort & Spa loan combination.  Wells Fargo Bank, National Association, as the primary servicer, is and will be, after the note A1-1 securitization, entitled to receive a primary servicing fee with respect to the Myrtle Beach Marriott Resort & Spa mortgage loan pursuant to the COMM 2014-LC17 pooling and servicing agreement or the pooling and servicing agreement entered into in connection with the note A1-1 securitization, as applicable, payable monthly from the Myrtle

Beach Marriott Resort & Spa mortgage loan, prior to application of such interest to make payments on the certificates.  See “Description of the Mortgage Pool—Loan Combinations—The Myrtle Beach Marriott Resort & Spa Loan Combination” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

Special Servicer
Torchlight Loan Services, LLC, a Delaware limited liability company, will be responsible for the servicing and administration of the specially serviced loans and REO properties.  See “The Servicers—The Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing” in this free writing prospectus. Torchlight Loan Services, LLC was appointed to be the special servicer by the initial directing holder, which is expected to be Torchlight Investors LLC on behalf of one or more managed funds or accounts.  The principal servicing office of Torchlight Loan Services, LLC is located at 701 Brickell Avenue, Suite 2200, Miami, Florida 33131.

The Gateway Center Phase II loan combination will be specially serviced by the special servicer under the pooling and servicing agreement for this securitization. See “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

The Harwood Center loan combination will be specially serviced by Rialto Capital Advisors, LLC, as special servicer under the pooling and servicing agreement entered into in connection with the COMM 2014-UBS5 mortgage trust. See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

The 80 and 90 Maiden Lane loan combination will be specially serviced by LNR Partners, LLC, as special servicer under the pooling and servicing agreement entered into in connection with the COMM 2014-LC17 mortgage trust. See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

The Beverly Connection loan combination will be specially serviced by LNR Partners, LLC, as special servicer under the pooling and servicing agreement entered into in connection with the GSMS 2014-GC24 mortgage trust. See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

Prior to the note A1-1 securitization, the Myrtle Beach Marriott Resort & Spa loan combination will be specially serviced, if necessary, by the special servicer, LNR Partners, LLC, under the COMM 2014-LC17 pooling and servicing agreement.  After the note A1-1 securitization, the Myrtle Beach Marriott Resort & Spa loan combination will be specially serviced under, and by the special servicer designated in, the pooling and servicing agreement entered into in connection with the note A1-1 securitization.  See “Description of the Mortgage Pool—Loan Combinations—The Myrtle Beach Marriott Resort & Spa Loan Combination” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

The COMM 2014-LC17 special servicer will be responsible for the servicing and administration of the Myrtle Beach Marriott Resort & Spa loan combination if it becomes a specially serviced mortgage loan and will be entitled to compensation as described under the COMM 2014-LC17 pooling and servicing agreement and the related intercreditor agreement, in each case, for so long as the Myrtle Beach Marriott Resort & Spa loan combination is being serviced under the COMM 2014-LC17 pooling and servicing agreement.  If the Myrtle Beach Marriott Resort & Spa loan combination is being specially serviced after the note A1-1 securitization, the COMM 2014-LC17 special servicer will be entitled to compensation for the period during which it acted as special servicer with respect to the Myrtle Beach Marriott Resort & Spa loan combination, as well as all surviving indemnity and other rights in respect of such special servicing role.  After the note A1-1 securitization, the Myrtle Beach Marriott Resort & Spa loan combination is expected to be specially serviced under, and by the special servicer designated in, the pooling and servicing agreement entered into in connection with the note A1-1 securitization and will be entitled to receive similar, though not identical, special servicing compensation with respect to the Myrtle Beach Marriott Resort & Spa loan combination.  See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Myrtle Beach Marriott Resort & Spa Loan Combination Will Shift to Others” in this free writing prospectus.  See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan (including any related serviced companion loan) or REO loan (or mortgage loan or serviced loan combination as to which the related mortgaged property has become an REO property), and will be payable monthly.  The special servicing fee for each specially serviced loan (including any related serviced companion loan) will accrue on the same basis as interest accrues on such specially serviced loan.

The workout fee will generally be payable with respect to each specially serviced loan (including any related serviced companion loan) which has become a “corrected mortgage loan” (which will occur (i) with respect to a specially serviced loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced loan cease to exist in the good faith judgment of the special servicer).  The workout fee will be payable out of each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the related mortgage loan (or serviced loan combination, as applicable) for so long as it remains a corrected mortgage loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a specially serviced loan.

A liquidation fee will generally be payable with respect to (i) each specially serviced loan (including any related serviced companion loan) and (ii) any defaulted non-serviced loan that is not sold, together with the related companion loan, as one whole loan by the special servicer under the other pooling and servicing agreement, in each case as to which the special servicer obtains a full or discounted payoff from the related borrower or which is repurchased by the related mortgage loan seller outside the applicable cure period and, except as otherwise described in this free writing prospectus, with respect to any specially serviced loan or REO property as to which the special servicer receives any liquidation proceeds.  The liquidation fee for each specially serviced loan (including any related serviced companion loan) and REO property will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds and (2) $1,000,000.

Workout fees and liquidation fees paid by the issuing entity with respect to each mortgage loan or serviced loan combination will be subject to an aggregate cap per mortgage loan or serviced loan combination of $1,000,000 as described in “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this free writing prospectus.  Any workout fees or liquidation fees paid to a predecessor or successor special servicer will not be taken into account in determining the cap.

The special servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers.

The foregoing compensation to the special servicer may result in shortfalls in payments to certificateholders.  See “The Servicers—The Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this free writing prospectus.

The party acting as the special servicer with respect to the Harwood Center mortgage loan, the party acting as the special servicer with respect to the 80 and 90 Maiden Lane mortgage loan, the party acting as the special servicer with respect to the Beverly Connection mortgage loan and the party acting as the special servicer with respect to the Myrtle Beach Marriott Resort & Spa mortgage loan, each will be entitled to receive similar, though not identical, special servicing compensation pursuant to the related pooling and servicing agreement.  See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

Primary Servicer
Berkeley Point Capital LLC, a Delaware limited liability company.  Berkeley Point Capital LLC will act as primary servicer with respect to the mortgage loan identified on Annex A-1 to this free writing prospectus as Towne Village, which is being transferred to the issuing entity by Cantor Commercial Real Estate Lending, L.P.  This mortgage loan represents 0.4% of the outstanding pool balance as of the cut-off date.  See “The Servicers—The Primary Servicer—Berkeley Point Capital LLC” in this free writing prospectus.  The principal servicing office of Berkeley Point Capital LLC is located at One Beacon Street, 14th Floor, Boston, Massachusetts 02108. The master servicer will pay the fees of the primary servicer to the extent such fees are received. Berkeley Point Capital LLC is an affiliate of Cantor Commercial Real Estate Lending, L.P., a sponsor and a mortgage loan seller, and Cantor Fitzgerald & Co., L.P. and CastleOak Securities, L.P., each an underwriter.

Trustee
Wilmington Trust, National Association, a national banking association.  The corporate trust offices of Wilmington Trust, National Association are located at 1100 North Market Street, Wilmington, Delaware 19890.

Following the transfer of the underlying mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record with respect to each mortgage loan (other than any non-serviced mortgage loan) transferred to the issuing entity.  In addition (subject to the terms of the pooling and servicing agreement), the trustee will be primarily responsible for back-up advancing.  See “The Trustee” in this free writing prospectus.

The mortgagee of record with respect to the Harwood Center mortgage loan is presently Wilmington Trust, National Association, in its capacity as the trustee under the pooling and servicing agreement entered into in connection with the COMM 2014-UBS5 securitization. See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

The mortgagee of record with respect to the 80 and 90 Maiden Lane mortgage loan is presently Wilmington Trust, National Association, in its capacity as the trustee under the pooling and servicing agreement entered into in connection with the COMM 2014-LC17 securitization. See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

The mortgagee of record with respect to the Beverly Connection mortgage loan is presently Wells Fargo Bank, National Association, in its capacity as the trustee under the pooling and servicing agreement entered into in connection with the GSMS 2014-GC24 securitization. See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

The mortgagee of record with respect to the Myrtle Beach Marriott Resort & Spa mortgage loan is currently the trustee, Wilmington Trust, National Association, designated in the COMM 2014-LC17 pooling and servicing agreement.  After the note A1-1 securitization, the mortgagee of record with respect to the Myrtle Beach Marriott Resort & Spa mortgage loan will be the trustee designated in the pooling and servicing agreement in connection with the note A1-1 securitization.

Certificate Administrator
and Custodian
Wells Fargo Bank, National Association, a national banking association.  The corporate trust offices of Wells Fargo Bank, National Association, are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and the office designated for purposes of certificate transfers and exchanges is located at Wells Fargo Center, Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479-0113, ATTN: COMM 2014-CCRE20 Mortgage Trust.

The custodian with respect to the Harwood Center mortgage loan is presently Wells Fargo Bank, National Association, under the pooling and servicing agreement entered into in connection with the COMM 2014-UBS5 securitization.

The custodian with respect to the 80 and 90 Maiden Lane mortgage loan is presently Wells Fargo Bank, National Association, under the pooling and servicing agreement entered into in connection with the COMM 2014-LC17 securitization.

The custodian with respect to the Beverly Connection mortgage loan is presently Wells Fargo Bank, National Association, under the pooling and servicing agreement entered into in connection with the GSMS 2014-GC24 securitization.

The custodian with respect to the Myrtle Beach Marriott Resort & Spa mortgage loan is currently the custodian, Wells Fargo Bank, National Association, designated in the COMM 2014-LC17 pooling and servicing agreement.  After the note A1-1 securitization, the custodian of the related mortgage file (other than the promissory note evidencing the Myrtle Beach Marriott Resort & Spa mortgage loan and the pari passu companion loan designated as note A-2) will be the custodian designated in the pooling and servicing agreement entered into in connection with the note A1-1 securitization.  See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

The certificate administrator will be responsible for:  (a) distributing payments to certificateholders, (b) delivering or otherwise making available certain reports to certificateholders and (c) in its capacity as 17g-5 information provider, making available certain information to rating agencies in accordance with Rule 17g-5 under the Securities Exchange Act of 1934, as amended.  In addition, the certificate administrator will have additional duties with respect to tax administration, custody of the mortgage files and serving as the authenticating agent and certificate registrar.  See “The Certificate Administrator” in this free writing prospectus.

The fees of the trustee, custodian and certificate administrator will be payable monthly from amounts received in respect of interest on each mortgage loan (prior to application of such interest payments to make payments on the certificates), and will be equal to, in the aggregate, 0.0038% per annum of the stated principal balance of the related mortgage loan calculated on the same accrual basis as the related mortgage loan.  The certificate administrator will also be entitled to receive income from investment of funds in certain accounts maintained on behalf of the issuing entity.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly-owned subsidiary of Park Bridge Financial LLC.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced loan combination, at any time during the period when a “Control Termination Event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus, has occurred and is continuing:

(i)
the special servicer will be required to consult with the operating advisor with regard to certain major decisions with respect to the mortgage loans to the extent described in this free writing prospectus and as set forth under the pooling and servicing agreement;

	(ii)	the operating advisor will be required to review certain operational activities related to specially serviced loans in general on a platform-level basis; and

(iii)
based on the operating advisor’s review of certain information described in this free writing prospectus, the operating advisor will be required to prepare an annual report (if any mortgage loans (other than any non-serviced mortgage loans) or serviced loan combinations were specially serviced during the prior calendar year) to be provided to the trustee, the rating agencies and the certificate administrator (and made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced loans.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced loan combination, after the occurrence and continuance of a “Consultation Termination Event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus, if the operating advisor determines the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer as described under “The Servicers—Replacement of the Special Servicer” in this free writing prospectus.

The operating advisor is entitled to a fee payable on each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity (excluding any non-serviced mortgage loan) and the operating advisor fee rate described under “The Pooling and Servicing Agreement—The Operating Advisor—Operating Advisor Compensation” in this free writing prospectus, which fee will be calculated on the same accrual basis as the related mortgage loan.

In addition, if there are no classes of certificates outstanding other than the Class E, Class F, Class G, Class H, Class V, Class X-D, Class X-E, Class X-F, Class X-G, Class R and Class LR certificates, all of the rights and obligations of the operating advisor under the pooling and servicing agreement (other than any rights or obligations that accrued prior to such termination, including accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) will terminate without the payment of any termination fee.

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement—The Operating Advisor,” and “The Operating Advisor” in this free writing prospectus.

Significant Obligor
The mortgaged property related to the underlying mortgage loan identified on Annex A-1 to this free writing prospectus as Gateway Center Phase II, representing 10.1% of the outstanding pool balance as of the cut-off date.  See “Description of the Mortgage Pool—Significant Mortgage Loans and Significant Obligors” in this free writing prospectus.

Directing Holder
With respect to each mortgage loan (other than with respect to any non-serviced mortgage loan), each serviced loan combination or the Harwood Center loan combination, the directing holder will be the controlling class certificateholder (or a representative thereof) selected by more than 50% of the controlling class certificateholders, by certificate balance, as determined by the certificate registrar from time to time as provided for in the pooling and servicing agreement.  With respect to each non-serviced loan combination other than the Harwood Center loan combination, the directing holder will be as specified in the definition of “Directing Holder” as set forth in

“Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

The controlling class is the most subordinate of the Class E, Class F, Class G and Class H certificates then outstanding that has an outstanding certificate balance (as reduced or notionally reduced by any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class.  No other class of certificates will be eligible to act as the controlling class or appoint a directing holder.

For so long as at least one of the Class E, Class F, Class G and Class H certificates has an outstanding certificate balance (as reduced or notionally reduced by any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class, the directing holder will have certain consent and consultation rights under the pooling and servicing agreement (or, in the case of the Harwood Center loan combination, under the COMM 2014-UBS5 pooling and servicing agreement) under certain circumstances.

At any time a “control termination event” has occurred and is continuing (i.e., when no class of the Class E, Class F, Class G and Class H certificates has an outstanding certificate balance (as reduced or notionally reduced by any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class), the consent rights of the directing holder will terminate, and if no consultation termination event has occurred, the directing holder will retain consultation rights under the pooling and servicing agreement (or, in the case of the Harwood Center loan combination, under the COMM 2014-UBS5 pooling and servicing agreement) under certain circumstances.

At any time a “consultation termination event” has occurred and is continuing (i.e., when no class of the Class E, Class F, Class G and Class H certificates has an outstanding certificate balance (as reduced by any realized losses (but without regard to appraisal reduction amounts) allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class), all of the rights of the directing holder will terminate.  See “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus.

It is anticipated that Torchlight Investors LLC, on behalf of one or more managed funds or accounts, will purchase the Class E, Class F, Class G, Class H and Class V certificates and be the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan), each serviced loan combination and the Harwood Center loan combination.

In the case of the Gateway Center Phase II loan combination, the holders of the related companion loan will have certain consultation rights with respect to the servicing of the related loan combination described under “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

In the case of the Harwood Center loan combination, the holder of the related companion loan will have certain consultation rights with respect to the servicing of the related loan combination described under “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

With respect to the 80 and 90 Maiden Lane mortgage loan, the directing holder under the COMM 2014-LC17 pooling and servicing agreement, currently LNR Securities Holdings, LLC, is the directing holder of the 80 and 90 Maiden Lane loan combination.

With respect to the Beverly Connection loan combination, the directing holder of the Beverly Connection loan combination is initially the subordinate B-note holder, which is currently I&G Holding B Lender 1 LLC and after a “control appraisal event,” the directing holder under the GSMS 2014-GC24 pooling and servicing agreement.

With respect to the Myrtle Beach Marriott Resort & Spa mortgage loan, the directing holder of the Myrtle Beach Marriott Resort & Spa loan combination is the note A1-1 holder, which is currently Cantor Commercial Real Estate Lending, L.P., a sponsor and a mortgage loan seller.

Underwriters
Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., UBS Securities LLC, Natixis Securities Americas LLC, CastleOak Securities, L.P. and KeyBanc Capital Markets Inc. are the underwriters.  Deutsche Bank Securities Inc. is an affiliate of German American Capital Corporation, a sponsor and mortgage loan seller, and Deutsche Mortgage & Asset Receiving Corporation, the depositor.  Cantor Fitzgerald & Co. and CastleOak Securities, L.P. are affiliates of Cantor Commercial Real Estate Lending, L.P., a sponsor and mortgage loan seller, and Berkeley Point Capital LLC, a primary servicer.  UBS Securities LLC is an affiliate of UBS Real Estate Securities Inc., a sponsor and a mortgage loan seller.  Natixis Securities Americas LLC is an affiliate of Natixis Real Estate Capital LLC, a sponsor and mortgage loan seller.  The underwriters are required to purchase the certificates offered in this free writing prospectus from the depositor (in the amounts to be set forth under the heading “Method of Distribution (Underwriter Conflicts of Interest)” in the final prospectus supplement), subject to certain conditions.

Affiliates and Other Relationships	All the shares of capital stock of Deutsche Mortgage & Asset Receiving Corporation, which is the depositor, are held by DB U.S. Financial Markets Holding Corporation.

German American Capital Corporation, a sponsor and mortgage loan seller, Deutsche Bank Securities Inc., an underwriter, and Deutsche Mortgage & Asset Receiving Corporation, the depositor, are affiliates of each other.

UBS Real Estate Securities Inc., a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter.

Cantor Commercial Real Estate Lending, L.P., a sponsor and mortgage loan seller, Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the underwriters, and Berkeley Point Capital LLC, a primary servicer, are affiliates of each other.

Natixis Real Estate Capital LLC, a sponsor and mortgage loan seller, and Natixis Securities Americas LLC, one of the underwriters, are affiliates of each other.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, German American Capital Corporation, a sponsor and mortgage loan seller, and Deutsche Bank Securities Inc., one of the underwriters), and certain other third party lenders provide warehouse financing to certain affiliates of Cantor Commercial Real Estate Lending, L.P. through various repurchase facilities.  Some or all of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor are (or are expected to be prior to the closing date) subject to those repurchase facilities.  Proceeds received by Cantor Commercial Real Estate Lending, L.P. in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties.  As of October 13, 2014, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 5 of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor, representing approximately 9.9% of the outstanding pool balance as of the cut-off date (except that the number and dollar amount of loans subject to each of those repurchase facilities may increase or decrease prior to the issuance of the certificates).

Pursuant to certain interim servicing agreements between Cantor Commercial Real Estate Lending, L.P. and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans owned from time to time by Cantor Commercial Real Estate Lending, L.P. and those affiliates thereof, including, prior to their inclusion in the issuing entity, 13 of the mortgage loans to be contributed to this securitization by Cantor Commercial Real Estate Lending, L.P., representing approximately 13.7% of the outstanding pool balance as of the cut-off date.  In addition, Wells Fargo Bank, National Association acts as interim custodian of the loan files for 17 of the mortgage loans, representing approximately 19.3% of the outstanding pool balance as of the cut-off date, that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor.

Wells Fargo Bank, National Association, expects to enter into an agreement with an affiliate of Cantor Commercial Real Estate Lending, L.P. that grants such affiliate the right to assume certain limited subservicing duties with respect to the CCRE Strip Pool in the future.

Pursuant to certain interim servicing agreements between German American Capital Corporation and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans owned from time to time by German American Capital Corporation and those affiliates thereof, including, prior to their inclusion in the issuing entity, 6 of the mortgage loans to be contributed to this securitization by German American Capital Corporation, representing approximately 18.0% of the outstanding pool balance as of the cut-off date.

Berkeley Point Capital LLC, a primary servicer, performed certain due diligence services prior to the securitization closing date for Cantor Commercial Real Estate Lending, L.P., a sponsor and mortgage loan seller, with respect to certain of the mortgage loans to be contributed to the issuing entity by Cantor Commercial Real Estate Lending, L.P.

Wells Fargo Bank, National Association is acting as the master servicer, certificate administrator and custodian.

Wells Fargo Bank, National Association, which is acting as the master servicer, certificate administrator and custodian with respect to this transaction, is the COMM 2014-UBS5 master servicer, the COMM 2014-UBS5 certificate administrator and the COMM 2014-UBS5 custodian and Wilmington Trust, National Association, which is acting as the trustee with respect to this transaction, is the COMM 2014-UBS5 trustee, each under the COMM 2014-UBS5 pooling and servicing agreement, which includes the Harwood Center pari passu companion loan designated as Note A-1 and under which the Harwood Center loan combination is serviced.

Wells Fargo Bank, National Association, which is acting as the master servicer, certificate administrator and custodian with respect to this transaction, is the COMM 2014-LC17 master servicer, the COMM 2014-LC17 certificate administrator and the COMM 2014-LC17 custodian and Wilmington Trust, National Association, which is acting as the trustee with respect to this transaction, is the COMM 2014-LC17 trustee, each under the COMM 2014-LC17 pooling and servicing agreement, which includes the 80 and 90 Maiden Lane pari passu companion loan designated as Note A-1 and the Myrtle Beach Marriott Resort & Spa pari passu companion loan designated as A-2 and under which the 80 and 90 Maiden Lane loan combination and, prior to the securitization of the Myrtle Beach Marriott Resort & Spa pari passu companion loan designated as “note A1-1”, the Myrtle Beach Marriott Resort & Spa loan combination are serviced.

Park Bridge Lender Services LLC, which is acting as the operating advisor with respect to the mortgage loans (other than a non-serviced mortgage loan) and any serviced loan combination in this transaction, is the COMM 2014-LC17 operating advisor under the COMM 2014-LC17 pooling and servicing agreement with respect to the serviced mortgage loans included in that transaction, which includes the 80 and 90 Maiden Lane pari passu companion loan designated as Note A-1.

Wells Fargo Bank, National Association, which is acting as the master servicer, certificate administrator and custodian with respect to this transaction, is the GSMS 2014-GC24 certificate administrator, the GSMS 2014-GC24 trustee and the GSMS 2014-GC24 custodian under the GSMS 2014-GC24 pooling and servicing agreement, which includes the Beverly Connection  pari passu companion loan designated as Note A-1 and under which the Beverly Connection loan combination is serviced.

With respect to the Gateway Center Phase II mortgage loan, representing 10.1% of the outstanding pool balance as of the cut-off date, German American Capital Corporation currently holds the Gateway Center Phase II pari passu companion loan designated as Note A-3.

Wells Fargo Bank, National Association, which is acting as the master servicer, certificate administrator and custodian with respect to this transaction, co-originated the Gateway Center Phase II loan combination and currently holds the Gateway Center Phase II pari passu companion loan designated as Note A-2.

With respect to the Myrtle Beach Marriott Resort & Spa mortgage loan, the directing holder of the Myrtle Beach Marriott Resort & Spa loan combination is the note A1-1 holder, which is currently Cantor Commercial Real Estate Lending, L.P., a sponsor and a mortgage loan seller.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Related to Conflicts of Interest” in this free writing prospectus.

SIGNIFICANT DATES, PERIODS AND EVENTS

Cut-off Date	With respect to each mortgage loan, the later of the related due date of such mortgage loan in October 2014 and the date of origination of each mortgage loan.

Closing Date	On or about October 30, 2014.

Distribution Date	The fourth business day following the determination date in each month, commencing in November 2014. The initial distribution date will be November 13, 2014.

Record Date	With respect to any distribution date, the close of business on the last business day of the preceding month.

Determination Date	The sixth day of each month, or if such sixth day is not a business day, the following business day, commencing in November 2014.

Collection Period
With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which that distribution date occurs (or, in the case of the initial distribution date, immediately following the cut-off date) and ends on the determination date in the calendar month in which that distribution date occurs.

Interest Accrual Period
With respect to any distribution date and each class of certificates (other than the Class V, Class R and Class LR certificates) and each trust component, the calendar month immediately preceding the month in which the distribution date occurs.  Calculations of interest due in respect of each class of certificates (other than the Class V, Class R and Class LR certificates) and each trust component will be made on the basis of a 360-day year consisting of twelve 30-day months.

CERTIFICATES OFFERED

General	The depositor is offering hereby the following classes of COMM 2014-CCRE20 Mortgage Trust Commercial Mortgage Pass-Through Certificates:

	●	Class A-1

	●	Class A-2

	●	Class A-SB

	●	Class A-3

	●	Class A-4

	●	Class X-A

	●	Class A-M

	●	Class B

	●	Class PEZ

	●	Class C

The trust to be created by the depositor will consist of a total of 24 classes, the following of which are not being offered through this free writing prospectus and the attached prospectus: Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class H, Class V, Class R and Class LR.

The certificates will represent beneficial ownership interests in the issuing entity.  The issuing entity’s assets will primarily consist of 64 fixed-rate mortgage loans.  The mortgage loans are secured by first liens on 101 commercial, multifamily and manufactured housing community properties.

Certificate Balances
and Notional Balances	The offered certificates have the approximate initial certificate balances or notional balances, as applicable, set forth below, subject to a permitted variance of plus or minus 5.0%.

	Class A-1	$57,053,000
	Class A-2	$99,016,000
	Class A-SB(1)	$79,067,000
	Class A-3	$275,000,000
	Class A-4	$317,679,000
	Class X-A	$891,379,000
	Class A-M(2)	$63,564,000
	Class B(2)	$57,652,000
	Class PEZ(2)	$199,563,000
	Class C(2)	$78,347,000

	(1)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this free writing prospectus.
	(2)
The initial certificate balance of each of the Class A-M, Class B and Class C certificates represents the certificate balance of such class without giving effect to any exchange for the Class PEZ certificates.  The initial certificate balance of the Class PEZ certificates is equal to the aggregate of the initial certificate balances of the Class A-M, Class B and Class C certificates, representing the maximum certificate balance of the Class PEZ certificates that could be issued in an exchange.  The certificate balances of the Class A-M, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate balance of the Class PEZ certificates issued on the closing date.  The initial certificate principal balances of the Class A-M, Class B and Class C trust components are $63,564,000 $57,652,000 and $78,347,000, respectively.

The certificates that are not offered in this free writing prospectus (other than the Class V, Class R and Class LR certificates) will have the initial certificate balances or notional balances, as applicable, as set forth under “Executive Summary—Certificates” in this free writing prospectus.

The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates will not have principal balances or entitle their holders to distributions of principal.  The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates will represent the right to receive distributions of interest accrued as described in this free writing prospectus on their respective notional balance.

The notional balance of the Class X-A certificates will equal the aggregate certificate balance of each of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates and the Class A-M trust component outstanding from time to time.  The total initial notional balance of the Class X-A certificates will be approximately $891,379,000.

The notional balance of the Class X-B certificates will equal the aggregate certificate balance of the Class B and Class C trust components outstanding from time to time.  The total initial notional balance of the Class X-B certificates will be approximately $135,999,000.

The notional balance of the Class X-C certificates will equal the certificate balance of the Class D certificates outstanding from time to time.  The total initial notional balance of the Class X-C certificates will be approximately $60,608,000.

The notional balance of the Class X-D certificates will equal the certificate balance of the Class E certificates outstanding from time to time.  The total initial notional balance of the Class X-D certificates will be approximately $26,608,000.

The notional balance of the Class X-E certificates will equal the certificate balance of the Class F certificates outstanding from time to time.  The total initial notional balance of the Class X-E certificates will be approximately $11,826,000.

The notional balance of the Class X-F certificates will equal the certificate balance of the Class G certificates outstanding from time to time.  The total initial notional balance of the Class X-F certificates will be approximately $17,739,000.

The notional balance of the Class X-G certificates will equal the certificate balance of the Class H certificates outstanding from time to time.  The total initial notional balance of the Class X-G certificates will be approximately $38,434,627.

Pass-Through Rates
Each class of certificates (other than the Class PEZ, Class V, Class R and Class LR certificates) will accrue interest at an annual rate called a pass-through rate which is set forth or otherwise described below:

●
The respective pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates will equal one of (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii), less a specified rate.

●
The pass-through rate for the initial distribution date applicable to the (i) Class X-A certificates will equal approximately [_____]% per annum, (ii) Class X-B certificates will equal approximately [_____]% per annum, (iii) Class X-C certificates will equal approximately [_____]% per annum, (iv) Class X-D certificates will equal approximately [_____]% per annum, (v) Class X-E certificates will equal approximately [_____]% per annum, (vi) Class X-F certificates will equal approximately [_____]% per annum and (vii) Class X-G certificates will equal approximately [_____]% per annum.

●
The pass-through rate for each of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates for any distribution date will equal the weighted average of the respective strip rates or the respective strip rate, which we refer to as Class X-A strip rates, Class X-B strip rates, Class X-C strip rate, Class X-D strip rate, Class

X-E strip rate, Class X-F strip rate and Class X-G strip rate respectively, at which interest accrues from time to time on the respective components of the notional balance of the Class X-A certificates, Class X-B certificates, Class X-C certificates, Class X-D certificates, Class X-E certificates, Class X-F certificates and Class X-G certificates, respectively, outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components as applicable.  Each of the components of the Class X-A certificates will have a component notional balance that corresponds to the certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates and the Class A-M trust component, respectively.  Each of the components of the Class X-B certificates will have a component notional balance that corresponds to the certificate balance of the Class B and Class C trust components, respectively. The component of the Class X-C certificates will have a component notional balance that corresponds to the certificate balance of the Class D certificates. The component of the Class X-D certificates will have a component notional balance that corresponds to the certificate balance of the Class E certificates. The component of the Class X-E certificates will have a component notional balance that corresponds to the certificate balance of the Class F certificates. The component of the Class X-F certificates will have a component notional balance that corresponds to the certificate balance of the Class G certificates. The component of the Class X-G certificates will have a component notional balance that corresponds to the certificate balance of the Class H certificates. For purposes of the accrual of interest on the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates for each distribution date, the applicable Class X-A strip rates, Class X-B strip rates, Class X-C strip rate, Class X-D strip rate, Class X-E strip rate, Class X-F strip rate or Class X-G strip rate, as applicable, with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans for such interest accrual period (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate in effect during such interest accrual period for the class of certificates or trust component.

●
For a more detailed discussion of the Class X-A strip rates, the Class X-B strip rates, the Class X-C strip rate, the Class X-D strip rate, the Class X-E strip rate, the Class X-F strip rate and the Class X-G strip rate and the pass-through rates applicable to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates, see “Description of the Offered Certificates—Distributions” in this free writing prospectus.

●
The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-M, Class B and Class C trust components represented by the Class PEZ certificates.  The pass-through rates on the Class A-M, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-M, Class B and Class C certificates, respectively.

●
The Class V, Class R and Class LR certificates will not have pass-through rates.  See “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this free writing prospectus.

See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Assumed Final Distribution
Date; Rated Final
Distribution Date
The assumed final distribution dates of the offered certificates are set forth below.  Such dates were calculated based on numerous assumptions as described in this free writing prospectus under “Description of the Offered Certificates—Distributions—Assumed Final Distribution Date.”  Accordingly, if those assumptions prove to be inaccurate, the actual final distribution date for one or more classes of the offered certificates may be earlier or later, and could be substantially earlier or later, than the related assumed final distribution date(s).

	Class	Assumed Final Distribution Date
	Class A-1	September 2019
	Class A-2	October 2019
	Class A-SB	July 2024
	Class A-3	September 2024
	Class A-4	October 2024
	Class X-A	October 2024
	Class A-M	October 2024
	Class B	October 2024
	Class PEZ	October 2024
	Class C	October 2024

The “Rated Final Distribution Date” of the certificates (other than the Class V, Class R and Class LR certificates) will be the distribution date in November 2047.  The Class V, Class R and Class LR certificates will not have a Rated Final Distribution Date.

Distributions
On each distribution date, you will be entitled to receive interest and principal distributions in respect of each class of certificates, other than the Class V, Class R and Class LR certificates, from available funds in an amount equal to your certificate’s interest and/or principal entitlement, subject to:

	(i)	payment of the respective interest entitlement for any class of certificates having a higher payment priority,

except in respect of the distribution of interest among the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates, which will have the same senior priority, and

(ii)
if applicable, payment of the respective principal entitlement for such distribution date to outstanding classes of certificates having a higher payment priority; provided that the Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this free writing prospectus.

A description of the principal and interest entitlement of each class of certificates offered in this free writing prospectus for each distribution date can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount,” “—Payment Priorities” and “—Distribution of Available Funds” in this free writing prospectus.

The Class PEZ certificates will receive the sum of the interest and principal distributable on the percentage interests of the Class A-M, Class B and Class C trust components represented by the Class PEZ certificates.

The Class V certificates will not be entitled to distributions of principal or interest other than excess interest accruing on an anticipated repayment date loan.

None of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates will be entitled to any distributions of principal.

The Class R and Class LR certificates will not be entitled to distributions of interest or principal.
Prepayment Premiums;
Yield Maintenance Charges
Prepayment premiums and yield maintenance charges will be allocated as described in “Description of the Offered Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges” in this free writing prospectus.

Prepayment and Yield
Considerations
The yield to investors will be sensitive to the timing of prepayments, repurchases or purchases of mortgage loans and the magnitude of losses on the mortgage loans due to liquidations.  The yield to maturity on each class of certificates offered in this free writing prospectus will be sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments, defaults and liquidations) on the mortgage loans and payments with respect to repurchases thereof that are applied in reduction of the certificate balance of that class.  See “Risk Factors—Risks Related to the Offered Certificates,” “—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans”, “—Yield Considerations” and “Yield and Maturity Considerations” in this free writing prospectus and “Yield and Maturity Considerations” in the accompanying prospectus.

Subordination; Allocation of
Losses and Certain Expenses
The chart below illustrates the manner in which the rights of various classes (other than the Class V, Class R and Class LR certificates) will be senior to the rights of other classes.  This subordination will be effected in two ways:  (i) entitlement to receive principal and interest on any distribution date is in descending order and (ii) mortgage loan losses are allocated in ascending order.  However, no principal payments or principal losses will be allocated to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F or Class X-G certificates, although mortgage loan losses that reduce the certificate balance of a class of certificates or trust component comprising a component of the notional balance of any of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F or Class X-G certificates will reduce the notional balances of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F or Class X-G certificates, as applicable, and, therefore, the amount of interest those classes accrue.

	(1)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this free writing prospectus.

	(2)	The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates are interest-only certificates.

(3)
Distributions of principal and interest and allocations of mortgage loan losses to the Class A-M trust component will be made pro rata to the Class A-M certificates and the Class PEZ certificates in proportion to their respective percentage interests in the Class A-M trust component.  Distributions of principal and interest and allocations of mortgage loan losses to the Class B trust component will be made pro rata to the Class B certificates and the Class PEZ certificates in proportion to their respective percentage interests in the Class B trust component.  Distributions of principal and interest and allocations of mortgage loan losses to the Class C trust component will be made pro rata to the Class C certificates and the Class PEZ certificates in proportion to their respective percentage interests in the Class C trust component. See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

No other form of credit enhancement will be available for the benefit of the holders of the certificates offered in this free writing prospectus.

In certain circumstances, shortfalls in mortgage loan interest that are the result of the timing of prepayments and that are in excess of the sum of (x) all or a portion of the servicing fee payable to the master servicer and (y) the amount of mortgage loan interest (exclusive of excess interest and the CCRE Strip) that accrues and is collected with respect to any principal prepayment that is made after the date on which interest is due will be allocated to, and be deemed distributed to, each class of certificates (other than the Class V, Class R and Class LR certificates), pro rata, based upon amounts distributable in respect of interest to each class.  See “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls” in this free writing prospectus.

Shortfalls in Mortgage
Pool Available Funds		The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

		●	shortfalls resulting from additional servicing compensation which the master servicer or the special servicer is entitled to receive;

●
shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by default interest and late payment fees paid by the related borrower that are not paid to the master servicer or the special servicer as compensation);

●
shortfalls resulting from unanticipated expenses of the issuing entity (including, but not limited to, expenses relating to environmental assessments, appraisals, any administrative or judicial proceeding, management of REO properties, maintenance of insurance policies, and permissible indemnification); and

		●	shortfalls resulting from a reduction of a mortgage loan’s interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the issuing entity.

Advances

A.	General
The master servicer is required to advance delinquent monthly payments on a mortgage loan if the master servicer determines that the advance (and interest on that advance) will be recoverable from proceeds of the related mortgage loan.  A principal and interest advance will generally equal the delinquent portion of the monthly payment (other than a final “balloon” payment that may be due at the related maturity).  The master servicer will not be required to advance interest in excess of a mortgage loan’s regular interest rate (i.e., not including any default rate or any excess interest accruing on an anticipated repayment date loan).  The master servicer is also not required to advance, among other things, prepayment premiums or yield maintenance charges, or balloon payments.  If an advance is made, the master servicer will defer (rather than advance) its servicing fees, but will advance the trustee/certificate administrator’s fees and the operating advisor’s fees.  Neither the master servicer nor the trustee will be required to make a principal and interest advance on any companion loan.  In addition, neither the master servicer nor the trustee will make an advance if the special servicer determines that such advance is not recoverable from proceeds of the related mortgage loan.

If a borrower fails to pay amounts due on the maturity date of the related mortgage loan, the master servicer will be required, on and after such date and until final liquidation of that mortgage loan, to advance only an amount equal to the interest (at the mortgage loan’s regular interest rate, as described above) and principal portion of the monthly payment due immediately prior to the maturity date, as may be reduced by applicable appraisal reduction amounts as described in this free writing prospectus, subject to a recoverability determination.  With respect to each mortgage loan or serviced loan combination, the master servicer will also be obligated (subject to the limitations described in this free writing prospectus and except with respect to any non-serviced mortgage loans, with respect to which advances will be made as described under “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus (see also “Description of the Mortgage Pool—Loan Combinations—The Harwood Center Loan Combination—Advancing”, “—The 80 and 90 Maiden Lane Loan Combination—Advancing” and “—The Beverly Connection Loan Combination—Advancing”)) to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related mortgage, enforce the terms of any mortgage loan (or serviced loan combination) or to protect, manage and maintain each related mortgaged property.  Any determination by the special servicer that an advance proposed to be made is non-recoverable will be conclusive and binding on the master servicer, subject to the terms of the pooling and servicing agreement related to this transaction.

If the master servicer fails to make any required advance, the trustee will be required to make the advance.  The obligation of the master servicer and the trustee to make an advance will be subject to a determination of non-recoverability.  The trustee will be entitled to conclusively rely on the determination of non-recoverability made by either the master servicer or the special servicer.  With respect to any non-serviced loan combination, the master servicer will be entitled to conclusively rely on any determination of non-recoverability made by a servicer of a related companion loan if such companion loan has been securitized in a securitization rated by one or more nationally recognized statistical rating organizations and such servicer is an “approved servicer” by the rating agency rating the related offered certificates.

Principal and interest advances are intended to maintain a regular flow of scheduled interest and principal payments to the certificateholders and are not intended to guarantee or insure against losses.  Generally, advances that cannot be reimbursed out of collections on, or in respect of, the related mortgage loans will be reimbursed directly from any other collections on the mortgage loans as provided in this free writing prospectus and thus will cause losses to be borne by certificateholders in the priority specified in this free writing prospectus.  The master servicer and the trustee will be entitled to interest on any advances made.  This interest will accrue at the rate and is payable under the circumstances described in this free writing prospectus.  Interest accrued on outstanding advances may result in reductions in amounts otherwise available for payment on the certificates.

See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.

B.	Appraisal Reduction Event
Certain adverse events affecting a mortgage loan (other than a non-serviced mortgage loan) or any serviced loan combination, called appraisal reduction events, will require the special servicer to obtain a new appraisal (or, with respect to mortgage loans or serviced loan combinations having a principal balance under $2,000,000, at the special servicer’s option, an estimate of value prepared by the special servicer or an appraisal of the related mortgaged property).  Based on the appraised value in such appraisal, it may be necessary to calculate an appraisal reduction amount.  The amount of interest required to be advanced in respect of a mortgage loan that has been subject to an appraisal reduction event will equal the product of (a) the amount that would be required to be advanced without giving effect to such appraisal reduction event and (b) a fraction, the numerator of which is the stated principal balance of the mortgage loan less any appraisal reduction amounts allocable to such mortgage loan and the denominator of which is the stated principal balance.  Due to the payment priorities described above, this will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

Each non-serviced mortgage loan will be subject to provisions of the pooling and servicing agreement under which it is serviced relating to appraisal reductions that are substantially similar but not identical to the provisions set forth above.  The existence of an appraisal reduction in respect of a non-serviced mortgage loan will proportionately reduce the master servicer’s or the trustee’s obligation to make principal and interest advances on such mortgage loan under the pooling and servicing agreement.  See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

THE MORTGAGE POOL

Characteristics of the Mortgage Pool

A.	General	For a more complete description of the mortgage loans, see the following sections in this free writing prospectus:

		●	Description of the Mortgage Pool;

		●	Annex A-1 (Certain Characteristics of the Mortgage Loans);

		●	Annex A-2 (Certain Pool Characteristics of the Mortgage Loans and Mortgaged Properties); and

		●	Annex B (Description of the Top 20 Mortgage Loans).

All numerical information provided in this free writing prospectus with respect to the mortgage loans is approximate.  All weighted average information regarding the mortgage loans reflects weighting of the mortgage loans by their respective principal balances as of the cut-off date.  For purposes of calculating the respective outstanding principal balances of the mortgage loans as of the cut-off date, it was assumed that all scheduled payments of principal due with respect to the mortgage loans on the cut-off date are timely made.

When information with respect to mortgaged properties is presented as of the cut-off date and is expressed as a percentage of the initial outstanding pool balance, the percentages are based upon the outstanding principal balance as of the cut-off date of the related mortgage loan or allocated loan amount attributed to such mortgaged property.

The information in the following chart is presented as of the cut-off date, unless otherwise indicated.  The information contained in the footnotes to the chart below is applicable throughout this free writing prospectus, unless otherwise indicated.

With respect to the Gateway Center Phase II mortgage loan, the Harwood Center mortgage loan, the 80 and 90 Maiden Lane mortgage loan, the Beverly Connection mortgage loan and the Myrtle Beach Marriott Resort & Spa mortgage loan, each of which is secured by a mortgaged property that also secures one or more pari passu companion loans that will not be included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield for such mortgage loan have been calculated based on such mortgage loan that will be included in the issuing entity and the related pari passu companion loan(s) that will not be included in the issuing entity.  In addition, with respect to the Beverly Connection mortgage loan, which is secured by a mortgaged property that also secures a subordinate companion loan that will not be included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield for each such mortgage loan have been calculated based on such mortgage loan (and the related pari passu companion loans) that will be included in the issuing entity and without regard to the related subordinate companion loan that will not be included in the issuing entity.

All Mortgage Loans

Number of Mortgage Loans	64
Number of Mortgaged Properties	101
Number of Amortizing Balloon Mortgage Loans(1)	30
Number of Interest-Only Mortgage Loans(2)	8
Number of Partial Interest-Only Mortgage Loans(3)	25
Number of Fully Amortizing Mortgage Loans(4)	1
Aggregate Principal Balance	$1,182,593,628
Range of Mortgage Loan Principal Balances
Minimum Mortgage Loan Balance	$3,000,000
Maximum Mortgage Loan Balance	$120,000,000
Average Mortgage Loan Principal Balance	$18,478,025
Range of Mortgage Rates
Minimum Mortgage Rate	3.9600%
Maximum Mortgage Rate	6.2040%
Weighted Average Mortgage Rate	4.5329%
Range of Remaining Terms to Maturity(5)
Minimum Remaining Term(5)	59 months
Maximum Remaining Term(5)	239 months
Weighted Average Remaining Terms to Maturity(5)	117 months
Range of Remaining Amortization Terms(6)
Minimum Remaining Amortization Term(6)	239 months
Maximum Remaining Amortization Term(6)	360 months
Weighted Average Remaining Amortization Term(6)	348 months
Range of Cut-off Date Loan-to-Value Ratios(7)(8)
Minimum Cut-off Date Loan-to-Value Ratio(7)(8)	45.2%
Maximum Cut-off Date Loan-to-Value Ratio(7)(8)	75.0%
Weighted Average Cut-off Date Loan-to-Value Ratio(7)(8)	66.9%
Range of U/W NCF Debt Service Coverage Ratios(8)(9)
Minimum U/W NCF Debt Service Coverage Ratio(8)(9)	1.27x
Maximum U/W NCF Debt Service Coverage Ratio(8)(9)	3.51x
Weighted Average U/W NCF Debt Service Coverage Ratio(8)(9)	1.80x
Range of U/W NOI Debt Yields(8)(9)
Minimum U/W NOI Debt Yield(8)(9)	7.3%
Maximum U/W NOI Debt Yield(8)(9)	18.1%
Weighted Average U/W NOI Debt Yield(8)(9)	10.8%

(1)	Does not include interest-only mortgage loans or partial interest-only mortgage loans.

(2)
Consists of 8 mortgage loans, collectively representing approximately 32.1% of the outstanding pool balance as of the cut-off date, which pay interest only through maturity date or anticipated repayment date, where applicable.

(3)
Consists of 25 mortgage loans, collectively representing approximately 24.4% of the outstanding pool balance as of the cut-off date, which pay interest only for a portion of their term following the cut-off date.  The interest only period for such mortgage loans ranges from 11 months to 71 months following the cut-off date.

(4)
Consists of 1 mortgage loan, representing approximately 2.5% of the outstanding pool balance as of the cut-off date, which is substantially fully amortizing.  On the last payment date, the mortgage loan documents require a payment of $444,135 (rather than the monthly debt service payment of $192,885).

(5)	Calculated with respect to an anticipated repayment date for 1 mortgage loan, representing approximately 1.3% of the outstanding pool balance as of the cut-off date.

(6)
Excludes 8 mortgage loans, collectively representing approximately 32.1% of the outstanding pool balance as of the cut-off date, each of which pays interest-only until its maturity date or anticipated repayment date.

(7)
In the case of 2 of the mortgage loans, collectively representing approximately 14.9% of the outstanding pool balance as of the cut-off date, the loan-to-value ratio for such mortgage loans has been calculated based on the “as-complete” appraised value of the related mortgaged properties.  For further description, see the definition of “Appraised Value” in “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

(8)
With respect to the Gateway Center Phase II mortgage loan, the Harwood Center mortgage loan, the 80 and 90 Maiden Lane mortgage loan, the Beverly Connection mortgage loan and the Myrtle Beach Marriott Resort & Spa mortgage loan, representing approximately 26.1% of the outstanding pool balance as of the cut-off date, each of which is secured by a mortgaged property that also secures one or more pari passu companion loans (and one of which has a subordinate companion loan) that will not be included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield for such mortgage loan have been calculated based on such mortgage loan that will be included in the issuing entity and the related pari passu companion loan(s) that will not be included in the issuing entity and excludes the related subordinate companion loan. With respect to the Beverly Connection mortgage loan, representing approximately 3.7% of the outstanding pool balance as of the cut-off date, which has one subordinate companion loan that will not be included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield for such mortgage loan have been calculated based on such mortgage loan that will be included in the issuing entity (and the related pari passu companion loans) and without regard to the related subordinate companion loan that will not be included in the issuing entity.

(9)
Annual debt service, monthly debt service and the debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following cut-off date (but without regard to any leap year adjustments), provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or anticipated repayment date, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan, (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period.

B.	Loan Combinations
The mortgage loans secured by the mortgaged properties identified as Gateway Center Phase II, Harwood Center, 80 and 90 Maiden Lane, Beverly Connection and Myrtle Beach Marriott Resort & Spa on Annex A-1 to this free writing prospectus also secure one or more companion loans that will not be included in the mortgage pool.

The mortgaged property identified as Gateway Center Phase II on Annex A-1 to this free writing prospectus secures (1) a mortgage loan (referred to in this free writing prospectus as the “Gateway Center Phase II mortgage loan”) evidenced by a promissory note designated as promissory note A-1 with an outstanding principal balance as of the cut-off date of $120,000,000, representing approximately 10.1% of the outstanding pool balance as of the cut-off date, (2) one pari passu companion loan evidenced by a promissory note designated as promissory note A-2, which is not included in the issuing entity (referred to in this free writing prospectus as a “companion loan”), with an outstanding principal balance as of the cut-off date of $75,000,000, which is currently held by Wells Fargo Bank, National Association, and (3) one pari passu companion loan evidenced by a promissory note designated as promissory note A-3, which is not included in the issuing entity (referred to in this free writing prospectus as a “companion loan”), with an outstanding principal balance as of the cut-off date of $105,000,000, which is currently held by German American Capital Corporation. The Gateway Center Phase II mortgage loan and the related companion loans are pari passu in right of payment and are collectively referred to in this free writing prospectus as the “Gateway Center Phase II loan combination,” a “loan combination” and a “serviced loan combination.” The related companion loans may be sold or further divided at any time (subject to compliance with the terms of the related co-lender agreement). For additional information regarding the Gateway Center Phase II loan combination, see “Description of the Mortgage Pool—Loan Combinations—The

Gateway Center Phase II Loan Combination” in this free writing prospectus.

The mortgaged property identified as Harwood Center on Annex A-1 to this free writing prospectus secures (1) a mortgage loan (referred to in this free writing prospectus as the “Harwood Center mortgage loan”) evidenced by a promissory note designated as promissory note A-2 with an outstanding principal balance as of the cut-off date of $60,000,000, representing approximately 5.1% of the outstanding pool balance as of the cut-off date, and (2) one pari passu companion loan evidenced by a promissory note designated as promissory note A-1, which is not included in the issuing entity (referred to in this free writing prospectus as a “companion loan”), with an outstanding principal balance as of the cut-off date of $30,000,000, which is currently held by the COMM 2014-UBS5 mortgage trust. The Harwood Center mortgage loan and the related companion loan are pari passu in right of payment and are collectively referred to in this free writing prospectus as the “Harwood Center loan combination,” a “loan combination” and a “non-serviced loan combination.” For additional information regarding the Harwood Center loan combination, see “Description of the Mortgage Pool—Loan Combinations—The Harwood Center Loan Combination” in this free writing prospectus.

The mortgaged property identified as 80 and 90 Maiden Lane on Annex A-1 to this free writing prospectus secures (1) a mortgage loan (referred to in this free writing prospectus as the “80 and 90 Maiden Lane mortgage loan”) evidenced by a promissory note designated as promissory note A-2 with an outstanding principal balance as of the cut-off date of $55,000,000, representing approximately 4.7% of the outstanding pool balance as of the cut-off date, and (2) one pari passu companion loan evidenced by a promissory note designated as promissory note A-1, which is not included in the issuing entity (referred to in this free writing prospectus as a “companion loan”), with an outstanding principal balance as of the cut-off date of $90,000,000, which is currently held by the COMM 2014-LC17 mortgage trust. The 80 and 90 Maiden Lane mortgage loan and the related companion loan are pari passu in right of payment and are collectively referred to in this free writing prospectus as the “80 and 90 Maiden Lane loan combination,” a “loan combination” and a “non-serviced loan combination.” For additional information regarding the 80 and 90 Maiden Lane loan combination, see “Description of the Mortgage Pool—Loan Combinations—The 80 and 90 Maiden Lane Loan Combination” in this free writing prospectus.

The mortgaged property identified as Beverly Connection on Annex A-1 to this free writing prospectus secures (1) one mortgage loan (referred to in this free writing prospectus as the “Beverly Connection mortgage loan”) evidenced by a promissory note designated as promissory note A-2, with an outstanding principal balance as of the cut-off date of $43,750,000, representing approximately 3.7% of the outstanding pool balance as of the cut-off date, (2) one pari passu companion loan evidenced by a promissory note designated as promissory note A-1, which is not included in the issuing entity (referred to in this free writing prospectus as a “companion loan”), with an outstanding principal balance as of the cut-off date of $87,500,000, which is currently held by the GSMS 2014-GC24 mortgage trust, (3) one pari passu companion loan evidenced by a promissory note designated as promissory note A-3, which is not included in the issuing entity (referred to in this free writing prospectus as a “companion loan”), with an outstanding principal balance as of the cut-off date of $43,750,000, which is currently held by the JPMBB 2014-C23 mortgage trust and (4)  a subordinate companion loan evidenced by a promissory note, designated as promissory note B, which is not included in the issuing entity (referred to in this free writing prospectus as a “subordinate companion loan,” or “companion loan”), with an outstanding principal balance as of the cut-off date of $35,000,000, which is currently held by I&G Holding B-Lender 1 LLC. The Beverly Connection mortgage loan and the related pari passu companion loans are pari passu in right of payment with one another and are generally senior in right of payment to the related subordinate companion loan as and to the extent described in “Description of the Mortgage Pool—Loan Combinations—The Beverly Connection Loan Combination” in this free writing prospectus.  The Beverly Connection mortgage loan and related companion loans are collectively referred to in this free writing prospectus as the “Beverly Connection loan combination,” a “loan combination” and a “non-serviced loan combination”.  For additional information regarding the Beverly Connection loan combination, see “Description of the Mortgage Pool—Loan Combinations—The Beverly Connection Loan Combination” in this free writing prospectus.

The mortgaged property identified as Myrtle Beach Marriott Resort & Spa on Annex A-1 to this free writing prospectus secures (1) a mortgage loan (referred to in this free writing prospectus as the “Myrtle Beach Marriott Resort & Spa mortgage loan”) evidenced by a promissory note designated as promissory note A1-2 with an outstanding principal balance as of the cut-off date of $29,926,747, representing approximately 2.5% of the outstanding pool balance as of the cut-off date, (2) one pari passu companion loan evidenced by a promissory note designated as promissory note A-2, which is not included in the issuing entity (referred to in this free writing prospectus as a “companion loan”), with an outstanding principal balance as of the cut-off date of $54,865,703, which is currently held by the COMM 2014-LC17 mortgage trust and (3) one pari passu companion loan evidenced by a promissory note designated as promissory note A1-1, which is not included in the issuing entity (referred to in this free writing prospectus as a “companion loan”), with an outstanding principal balance as of the cut-off date of $30,924,306, which is currently held by Cantor Commercial Real Estate Lending, L.P. The Myrtle Beach Marriott Resort & Spa mortgage loan and the related companion loans are pari passu in right of payment and are collectively referred to in this free writing prospectus as the “Myrtle Beach Marriott Resort & Spa loan combination”, a “loan combination”, and a “non-serviced loan combination.”  Each of notes A1-1 and A-2 of the Myrtle Beach Marriott Resort & Spa loan combination is referred to as a “companion loan” or a “non-serviced companion loan.”  The note A1-1 may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement).  The Myrtle Beach Marriott Resort & Spa loan combination is currently being serviced pursuant to the COMM 2014-LC17 pooling and servicing agreement.  After the securitization of note A1-1, the Myrtle Beach Marriott Resort & Spa loan combination will be serviced pursuant to the pooling and servicing agreement entered into in connection with the note A1-1 securitization and the related intercreditor agreement. For additional information regarding the Myrtle Beach Marriott Resort & Spa loan combination, see “Description of the Mortgage Pool—Loan Combinations—The Myrtle Beach Marriott Resort & Spa Loan Combination” in this free writing prospectus.

C.	ARD Loans
The mortgage loan secured by the mortgaged property identified as Veterans Outpatient Clinic on Annex A-1 to this free writing prospectus, representing approximately 1.3% of the outstanding pool balance as of the cut-off date, are each an “ARD” loan and provide that if, after a certain date referred to herein as an “anticipated repayment date” or “ARD”, the related borrower has not prepaid such mortgage loan in full, then (i) the non-default rate at which interest accrues will increase, (ii) payment of the additional interest that accrues as a result of such increase in interest rate, together with compound interest thereon (to the extent permitted by applicable law), will be deferred until the principal balance of the subject mortgage loan is paid in full, and (iii) from and after the related ARD, all excess cash flow generated by the related mortgaged property each month that remains after the payment of scheduled debt service and escrows and property expenses will be applied to pay down principal of the subject mortgage loan.  Failure to pay the principal amount of such mortgage loan on its anticipated repayment date will not constitute an event of default.

D.	Security for the Mortgage Loans	All of the mortgage loans will consist of mortgage loans secured by first liens on mortgaged properties.

E.	Non-recourse	All of the mortgage loans are or should be considered non-recourse obligations. No mortgage loan will be insured or guaranteed by any governmental entity or private insurer, or by any other person.

F.	Fee Simple/Leasehold Estate
Each mortgage loan is secured by, among other things, a first mortgage lien on (i) the fee simple estate in an income-producing real property, which would include mortgaged properties constituting the borrower’s leasehold interest or interests in the mortgaged property along with the corresponding fee interest of the ground lessor in such mortgaged property, or (ii) a combination of (i) and a leasehold estate in the mortgaged property and no mortgage on the related fee estate, as set forth below:

		Interest of Borrower Encumbered	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
		Fee Simple(2)	99	$1,078,843,628	91.2%
		Fee Simple/ Leasehold	2	$103,750,000	8.8%
		Total	101	$1,182,593,628	100.0%

		(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

		(2)		May include mortgaged properties constituting the borrower’s leasehold interest in the mortgaged property along with the corresponding fee interest of the ground lessor in such mortgaged property.

G.	Property Purpose
The number of mortgaged properties, and the aggregate cut-off date balance and approximate percentage of the initial outstanding pool balance of the mortgage loans secured thereby, for each indicated purpose are:

		Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
		Hospitality	10	$330,313,474	27.9%
		Full Service	5	$291,067,784	24.6%
		Limited Service	5	$39,245,690	3.3%
		Retail	22	$324,216,520	27.4%
		Anchored(2)	16	$285,051,504	24.1%
		Unanchored	6	$39,165,016	3.3%
		Office	17	$311,005,000	26.3%
		CBD	10	$253,600,000	21.4%
		Suburban	3	$32,780,303	2.8%
		Medical	4	$24,624,697	2.1%
		Industrial	16	$92,412,500	7.8%
		Warehouse/Distribution	12	$62,982,000	5.3%
		Flex	4	$29,430,500	2.5%
		Multifamily	15	$69,750,000	5.9%
		Garden	14	$64,550,000	5.5%
		Senior Housing	1	$5,200,000	0.4%
		Self Storage	19	$43,896,134	3.7%
		Mixed Use	1	$8,000,000	0.7%
		Retail/Parking	1	$8,000,000	0.7%
		Manufactured Housing Community	1	$3,000,000	0.3%
		Total/Weighted Average	101	$1,182,593,628	100.0%

		(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

		(2)		Includes anchored, single tenant and shadow anchored properties.

H.	Property Locations
The mortgaged properties are located in 26 separate states and the District of Columbia.  The table below shows the number of mortgaged properties, the aggregate principal balance of the related mortgage loans, and the percentage of initial outstanding pool balance secured by mortgaged properties that are located in the top jurisdictions that have concentrations of mortgaged properties of 5.0% or more (based on allocated loan amount as a percentage of the initial outstanding pool balance) as of the cut-off date:

		State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
		Florida	21	$214,320,517	18.1%
		California	14	$175,706,198	14.9%
		New York	2	$175,000,000	14.8%
		Texas	9	$119,725,434	10.1%
		Georgia	6	$112,711,295	9.5%

(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

I.	Due Dates	Monthly payments of principal and/or interest on each mortgage loan are due as shown below (subject in some cases to a next business day convention) with the indicated grace periods.
Due Date	Default Grace Period Days	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Outstanding Pool Balance
6	0	54	$1,110,383,205	93.9%
5	0	10	$72,210,423	6.1%

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under each mortgage loan. A grace period does not apply to a maturity date payment. The information in the table above is based on the related loan documents.  Certain jurisdictions may impose a statutorily longer grace period.  See Annex A-1 to this free writing prospectus for information on the number of days before a payment default is an event of default under each mortgage loan.

The initial due date for 3 mortgage loans, representing approximately 2.9% of the outstanding pool balance as of the cut-off date, will be in December 2014. Therefore, the related mortgage loan seller will remit to the depositor on the closing date a payment in an amount equal to 31 days of interest at the related mortgage rate on the related principal balance of each of the related mortgage loans as of the cut-off date. The aggregate amount of those deposits will be delivered to the master servicer on the closing date for deposit into the collection account and such amount, net of an amount accrued at the administrative fee rate, will be included in funds available for distribution to certificateholders on the distribution date in November 2014.

J.	Amortization Types	The mortgage loans have the amortization characteristics set forth in the following table:
Type of Amortization	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
Amortizing Balloon(1)	30	$484,136,763	40.9%
Interest Only	8	$379,600,000	32.1%
Interest Only, then Amortizing(1)(2)	24	$273,857,500	23.2%
Fully Amortizing(3)	1	$29,924,365	2.5%
Interest Only, then Amortizing, ARD(2)	1	$15,075,000	1.3%
Total	64	$1,182,593,628	100.0%

(1)
Includes mortgage loans that provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of such mortgage loans to maturity. Such mortgage loans therefore have an expected balloon balance at the maturity date or anticipated repayment date.

(2)
Includes 25 mortgage loans that pay interest-only for the first 11 to 71 scheduled payments after the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of such mortgage loan to maturity or anticipated repayment date.  Each such mortgage loan therefore has an expected balloon balance at the maturity date or anticipated repayment date.

(3)
Includes 1 mortgage loan that is substantially fully amortizing.  On the last payment date, the mortgage loan documents require a payment of $444,135 (rather than the monthly debt service payment of $192,885).

K.	Modified and
	Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency or impending delinquency.

L.	Loans Underwritten
Based on Projections of
Future Income
Fourteen (14) of the mortgaged properties, representing approximately 12.8% of the outstanding pool balance as of the cut-off date, are mortgaged properties for which (i) construction or major renovation was completed within 12 calendar months prior to the cut-off date and the related mortgaged property has no prior operating history or (ii) the borrower or an affiliate of the related mortgage loan acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired property.

M.	Voluntary Prepayment
	Provisions; Defeasance Loans	The mortgage loans have the following prepayment and/or defeasance characteristics following the related initial lockout period, as described below:

Defeasance and Prepayment

	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
Lockout/Defeasance(1)(2)	60	$1,017,493,628	86.0%
Yield Maintenance/Defeasance or Yield Maintenance(1)(3)	1	$115,000,000	9.7%
Lockout/Yield Maintenance(2)(4)	3	$50,100,000	4.2%
Total	64	$1,182,593,628	100.0%

(1)	All of the mortgage loans that permit defeasance prohibit defeasance until at least the second anniversary of the closing date.

(2)
Certain of the mortgage loans may permit a voluntary partial prepayment in connection with a partial release or substitution of a mortgaged property or portion thereof prior to the end of the related lockout period for such mortgage loan (including, in certain cases, a defeasance loan that permits a partial release with yield maintenance).  See “Description of the Mortgage Pool─Certain Terms and Conditions of the Mortgage Loans─Property Releases” in this free writing prospectus.

(3)
1 mortgage loan, representing approximately 9.7% of the outstanding pool balance as of the cut-off date, permits (i) voluntary prepayment of the mortgage loan accompanied by a yield maintenance charge until the commencement of the open period for such mortgage loan or (ii) permits defeasance during the defeasance period for such mortgage loan.

(4)
All mortgage loans classified as “Lockout/Yield Maintenance” prohibit voluntary prepayment until at least 2 years following (i) the related mortgage loan’s first payment date or (ii) the second anniversary of the closing date.

All of the mortgage loans that permit voluntary prepayment or defeasance require that the prepayment or defeasance be made on the due date or, if on a different date, that any prepayment or defeasance be accompanied by the interest that would be due on the next due date.

Lock-Out Period for the Yield Maintenance Loans

The yield maintenance loans listed in the table below permit prepayment in full with a yield maintenance charge (which amount is at least 1% of the prepaid amount) following a lock-out period as indicated in the table below.

The mortgage loans that are subject to yield maintenance provisions generally permit voluntary prepayment without the payment of any penalty on the last 3 to 7 scheduled payment dates (through and including the maturity date).

Mortgage Loan	Cut-off Date Principal Balance	% of Initial Outstanding Pool Balance	Lock-out Period (months from Cut-off Date)
InterContinental Miami(1)	$115,000,000	9.7%	0
Weber Industrial Portfolio	$26,500,000	2.2%	24	(2)
Aloft Hotel Brickell	$17,000,000	1.4%	34
Westview Shopping Center	$6,600,000	0.6%	24

		(1)	The mortgage loan also permits, at borrower’s option, defeasance after the second anniversary of the closing date.

(2)
The initial due date for the mortgage loan, representing approximately 2.2% of the outstanding pool balance as of the cut-off date, will be in December 2014. Therefore, the related mortgage loan seller will remit to the depositor on the closing date a payment in an amount equal to 31 days of interest at the related mortgage rate on the related principal balance of such mortgage loan as of the cut-off date. Such deposit will be delivered to the master servicer on the closing date for deposit into the collection account and such amount, net of an amount accrued at the administrative fee rate, will be included in funds available for distribution to certificateholders on the distribution date in November 2014.  The lock-out period has been adjusted to reflect such deposit.

N.	Certain Variances from
Underwriting Standards
The mortgage loans that German American Capital Corporation will be selling to the depositor were originated in accordance with German American Capital Corporation’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—German American Capital Corporation—GACC’s Underwriting Standards” in this free writing prospectus.

The mortgage loans that UBS Real Estate Securities Inc. will be selling to the depositor were originated in accordance with UBS Real Estate Securities Inc.’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—UBS Real Estate Securities Inc.—UBSRES’ Underwriting Standards” in this free writing prospectus.

The mortgage loans that Cantor Commercial Real Estate Lending, L.P. will be selling to the depositor were originated in accordance with Cantor Commercial Real Estate Lending, L.P.’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards” in this free writing prospectus.

The mortgage loans that Natixis Real Estate LLC will be selling to the depositor were originated in accordance with Natixis Real Estate LLC’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—Natixis Real Estate LLC—NREC’s Underwriting Standards” in this free writing prospectus.

O.	Mortgage Loans with
	Related Borrowers	Three (3) groups of mortgage loans have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with 3 groups representing approximately 4.2%, 1.9%, and 1.5%, respectively, of the outstanding pool balance as of the cut-off date.  The foregoing is in addition to any particular mortgage loan that has multiple affiliated borrowers.

P.	Significant Mortgage Loans

Ten Largest Mortgage Loans
Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Remaining Term	U/W NCF DSCR(1)	Cut-off Date LTV(1)	LTV Ratio at Maturity(1)	Cut-off Date U/W NOI Debt Yield(1)
Gateway Center Phase II(2)	$120,000,000	10.1%	4.2770%	119	1.75x	66.5%	66.5%	7.8%
InterContinental Miami	$115,000,000	9.7%	3.9900%	119	3.51x	53.7%	53.7%	16.6%
Marriott Atlanta Airport Gateway	$84,641,037	7.2%	4.6315%	119	1.56x	72.6%	59.0%	11.1%
Harwood Center	$60,000,000	5.1%	4.7000%	117	1.36x	72.6%	63.8%	9.3%
Culver City Creative Office(2)	$56,500,000	4.8%	4.4100%	120	1.40x	73.4%	59.3%	8.9%
80 and 90 Maiden Lane	$55,000,000	4.7%	4.2645%	59	1.73x	61.7%	61.7%	7.9%
Beverly Connection	$43,750,000	3.7%	4.6380%	118	1.51x	67.3%	67.3%	7.3%
Dollar General	$39,650,000	3.4%	4.5965%	120	1.48x	67.1%	54.4%	10.6%
Crowne Plaza Houston Katy Freeway	$33,00,000	2.8%	4.8745%	120	1.40x	68.6%	56.2%	10.0%
Myrtle Beach Marriott Resort & Spa	$29,926,747	2.5%	4.6425%	118	1.62x	69.7%	56.8%	11.3%
Total/Wtd. Avg.	$637,467,784	53.9%	4.4156%	114	1.92x	66.1%	60.2%	10.5%

(1)
In the case of the Gateway Center Phase II mortgage loan, the Harwood Center mortgage loan, the 80 and 90 Maiden Lane mortgage loan, the Beverly Connection mortgage loan and the Myrtle Beach Marriott Resort & Spa mortgage loan, collectively representing approximately 26.1% of the outstanding pool balance as of the cut-off date, each of which has one or more pari passu companion loans (and also a subordinate companion loan in the Beverly Connection loan combination) that will not be included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield for such mortgage loans have been calculated based on such mortgage loan that will be included in the issuing entity and the related pari passu companion loan(s) that will not be included in the issuing entity and excludes the Beverly Connection subordinate companion loan.

(2)
In the case of the Gateway Center Phase II mortgage loan and the Culver City Creative Office mortgage loan, collectively representing approximately 14.9% of the outstanding pool balance as of the cut-off date, the loan-to-value ratio for such mortgage loans has been calculated based on the “as-complete” appraised value of the related mortgaged properties.  For further description, see the definition of “Appraised Value” in “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

For a brief summary of the 20 largest mortgage loans (including the 10 such mortgage loans described above) in the pool of mortgage loans, see Annex B to this free writing prospectus.

ADDITIONAL CONSIDERATIONS

See “Description of the Offered Certificates—Appraisal Reductions” in this free writing prospectus.

Optional Termination
On any distribution date on which the remaining aggregate principal balance of the mortgage loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of all of the mortgage loans as of the cut-off date, each of (i) the holder of the majority interest of the controlling class, (ii) the special servicer or (iii) the master servicer, in that order, may exercise an option to purchase all of the mortgage loans (including all property acquired through the exercise of remedies in respect of any mortgage loan).  Exercise of this option will terminate the issuing entity and retire the then outstanding certificates.  If the Class A-1 through Class D certificates and the Class PEZ certificates are no longer outstanding, the issuing entity could also be terminated in connection with an exchange by a sole remaining certificateholder of all the then outstanding certificates, excluding the Class V, Class R and Class LR certificates (and, if the sole remaining certificateholder has taken only an assignment of the voting rights of the Class X-D, Class X-E, Class X-F and/or Class X-G certificates, the Class X-D, Class X-E, Class X-F and/or Class X-G certificates, as applicable) for the mortgage loans and REO property remaining in the issuing entity, and the sole remaining certificateholder makes a payment, including the “master servicer make whole amount”, to the certificate administrator and the master servicer as described under “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus.

See “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus and “Description of the Certificates—Termination” in the prospectus.

Repurchase Obligation
Each mortgage loan seller will make the representations and warranties set forth on Annex F to this free writing prospectus with respect to the mortgage loans sold by such mortgage loan seller.  If a mortgage loan seller has been notified of a breach of any of its representations and warranties or a defect in the documentation of any of the mortgage loans sold by it, which breach or defect materially and adversely affects the value of the subject mortgage loan, the value of the related mortgaged property or the interests of the trustee in the subject mortgage loan or the related mortgaged property, then that mortgage loan seller or an affiliate will be required to either cure the breach or defect (as applicable), repurchase the affected mortgage loan from the issuing entity, replace the affected mortgage loan with another mortgage loan or make a cash payment in lieu of such cure, repurchase or replacement as described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.  If the related mortgage loan seller or its affiliate, as applicable, decides to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of the affected mortgage loan, except that the repurchase will not be accompanied by any prepayment premium or yield maintenance charge.

Sale of Defaulted Mortgage
Loans and REO Properties
Pursuant to the pooling and servicing agreement, if the special servicer determines that it would be in the best interests of the certificateholders and, in the case of each serviced loan combination, the related serviced companion loan noteholders (as a collective whole as if such parties constituted a single lender), it will be required to solicit offers for defaulted mortgage loans (including, with respect to each serviced loan combination, the related serviced companion loan) and REO properties and accept the first cash bid from any person that constitutes a fair price for the defaulted mortgage loan or REO property (and if multiple offers are received during the period designated by the special servicer, the highest), determined as described in “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage

Loans and Serviced REO Properties” in this free writing prospectus, unless the special servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the certificateholders and, in the case of each serviced loan combination, the related serviced companion loan noteholders, as a collective whole as if such certificateholders and companion loan noteholders constituted a single lender.  See “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and Serviced REO Properties” in this free writing prospectus.

With respect to any defaulted mortgage loan or REO property that is part of, or relates to, a serviced loan combination, the sale of such defaulted mortgage loan and REO property will, to the extent set forth in the related intercreditor agreement, generally be subject to any consultation rights of the related serviced companion loan holder, as further described in this free writing prospectus under “Description of the Mortgage Pool—Loan Combinations.”

The holder of a mezzanine loan secured by direct or indirect equity interests in the borrower under a mortgage loan and the holder of a subordinate companion loan, if any, generally has the right to purchase the related mortgage loan under certain default scenarios as described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” in this free writing prospectus.

In addition, the Gateway Center Phase II mortgage loan, the Harwood Center mortgage loan, the 80 and 90 Maiden Lane mortgage loan, the Beverly Connection mortgage loan and the Myrtle Beach Marriott Resort & Spa mortgage loan, if such mortgage loan becomes a defaulted mortgage loan, the applicable special servicer will be required to sell such mortgage loan together with the related pari passu companion loan(s) as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the related pooling and servicing agreement.

Conflicts of Interest
The relationships between the parties to this transaction and the activities, including business arrangements and financial dealings, of those parties or their affiliates may give rise to certain conflicts of interest.  These conflicts of interests may arise from, among other things, the following relationships and activities:

●
the ownership of any certificates, companion loans or mezzanine loans by the depositor, mortgage loan sellers, underwriters, master servicer, special servicer, trustee, certificate administrator, operating advisor or any of their affiliates;

●
the relationships, including financial dealings, of the mortgage loan sellers, underwriters, master servicer, special servicer, trustee, certificate administrator, operating advisor or any of their affiliates (or the master servicer, special servicer, trustee, certificate administrator, or operating advisor with respect to the securitization of any non-serviced companion loan or any of their affiliates) with each other or with any borrower, borrower sponsor or loan guarantor;

	●	the obligation of the special servicer to take actions at the direction of any directing holder;

●
the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

●
the opportunity of the initial investor in the Class E, Class F, Class G and Class H certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans or to adjust the amount payable to the sponsor of certain mortgage loans from the net proceeds of the certificates purchased by such investor; and

●
the activities of the underwriters, master servicer, special servicer, certificate administrator, operating advisor, mortgage loan sellers or any of their affiliates in connection with any other transaction.

See “Risk Factors—Risks Related to Conflicts of Interest” in this free writing prospectus.

Material Federal Income
Tax Consequences
Elections will be made to treat portions of the issuing entity (exclusive of the portions of the issuing entity consisting of (i)  the excess interest and the related distribution account, (ii) the Class A-M, Class B and Class C trust components and the related distribution account and (iii) the CCRE Strip) as two separate REMICs, known as the “Lower-Tier REMIC” and the “Upper-Tier REMIC” (each, a “Trust REMIC”) for federal income tax purposes.  In the opinion of counsel, such portions of the issuing entity will qualify for this treatment pursuant to their elections.

In addition, in the opinion of counsel, the portions of the issuing entity consisting of (i) the Class A-M, Class B and Class C trust components and the related distribution account, beneficial ownership of which is represented by the Class A-M, Class B, Class PEZ and Class C certificates and (ii) excess interest and related amounts in the Class V Distribution Account, beneficial ownership of which is represented by the Class V certificates, will be treated as a grantor trust for federal income tax purposes, as further described under “Material Federal Income Tax Consequences” in this free writing prospectus.

Federal income tax consequences of an investment in the certificates offered in this free writing prospectus include:

	●	Each class of offered certificates (other than the Class A-M, Class B, Class PEZ and Class C certificates) and the Class A-M, Class B and Class C trust components will constitute a class of “regular interests” in the Upper-Tier REMIC.

	●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●
It is anticipated that the Class      , Class       and Class       certificates and Class       trust component will be issued with original issue discount for federal income tax purposes and that the Class       certificates and Class        trust component will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Consequences” in this free writing prospectus.

ERISA Considerations
A fiduciary of an employee benefit plan should review with its legal advisors whether the purchase or holding of the certificates offered by this free writing prospectus could give rise to a transaction that is prohibited or is otherwise not permitted under either the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or whether there exists any statutory, regulatory or administrative exemption applicable thereto.  The U.S. Department of Labor has granted substantially identical administrative exemptions to Deutsche Bank Securities Inc., Department Final Authorization Number 97-03E, and to Cantor Fitzgerald & Co., Department Final Authorization Number 2011-05E, each as amended by Prohibited Transaction Exemption 2013-08, which generally exempt from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended, transactions relating to the purchase, sale and holding of pass-through certificates sold by the underwriters and the servicing and operation of the related asset pool, provided that certain conditions are satisfied.

The depositor expects that the exemptions granted to Deutsche Bank Securities Inc. and Cantor Fitzgerald & Co. will generally apply to the certificates offered in this free writing prospectus; provided that certain conditions are satisfied.  See “ERISA Considerations” in this free writing prospectus and “Certain ERISA Considerations” in the prospectus.

Ratings
It is a condition to the issuance of the offered certificates that each class of the offered certificates be rated as follows by Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS Ratings, Inc. and Kroll Bond Rating Agency, Inc.:

	Moody’s	Fitch	DBRS	KBRA
Class A-1	Aaa(sf)	AAAsf	AAA(sf)	AAA(sf)
Class A-2	Aaa(sf)	AAAsf	AAA(sf)	AAA(sf)
Class A-SB	Aaa(sf)	AAAsf	AAA(sf)	AAA(sf)
Class A-3	Aaa(sf)	AAAsf	AAA(sf)	AAA(sf)
Class A-4	Aaa(sf)	AAAsf	AAA(sf)	AAA(sf)
Class X-A	NR	AAAsf	AAA(sf)	AAA(sf)
Class A-M	Aa1(sf)	AAAsf	AAA(sf)	AAA(sf)
Class B	Aa3(sf)	AA+sf	AA(sf)	AA+(sf)
Class PEZ	NR	A-sf	A(low)(sf)	A-(sf)
Class C	NR	A-sf	A(low)(sf)	A-(sf)

See “Ratings” in this free writing prospectus and “Rating” in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.  Each of the rating agencies engaged by the depositor to rate the offered certificates has agreed to perform ratings surveillance with respect to its ratings for so long as the certificates remain outstanding.  It is expected that fees for such ratings surveillance will be paid by the depositor.  The depositor has no obligation or ability to ensure that any rating agency performs ratings surveillance.  In addition, a rating agency may cease ratings surveillance if the information furnished to that rating agency is insufficient to allow it to perform surveillance.

A rating is not a recommendation to purchase, hold or sell the related certificates.  Any rating agency that rates the certificates may, in its discretion, lower or withdraw its rating at any time as to any class of certificates.  None of the relevant parties (including, without limitation, the issuing entity, the depositor, the sponsors, the servicers, the certificate administrator, the trustee, the operating advisor and their affiliates) will be required to monitor any changes to any ratings on the certificates.

Nationally recognized statistical rating organizations that the depositor has not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor.  The issuance of unsolicited ratings of a class of the offered certificates that are lower than the ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to Moody’s Investors Service, Inc.,

Fitch Ratings, Inc., DBRS, Inc. and Kroll Bond Rating Agency, Inc. and certain other nationally recognized statistical rating organizations.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. and Kroll Bond Rating Agency, Inc. to rate certain classes of the offered certificates and did not select the other nationally recognized statistical rating organizations due, in part, to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of offered and non-offered certificates.  Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the offered certificates.  Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this free writing prospectus.  In no event will no downgrade confirmations from any nationally recognized statistical rating organization, other than Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. and Kroll Bond Rating Agency, Inc., be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that any or all of Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. and Kroll Bond Rating Agency, Inc. no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” and “Ratings” in this free writing prospectus and “Rating” in the prospectus for more information.

Legal Investment
No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the suitability and consequences of the purchase, ownership, and sale of the offered certificates.  See “Legal Investment” in this free writing prospectus and the prospectus.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity.  The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this free writing prospectus).

Denominations; Clearance
and Settlement
The certificates offered in this free writing prospectus will be issuable in registered form, in minimum denominations (other than with respect to the Class PEZ certificates) of certificate balance of (i) $10,000 with respect to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B and Class C certificates and (ii) $100,000 with respect to the Class X-A certificates.  The Class PEZ certificates do not have a minimum denomination.  However, in connection with an exchange of Class A-M, Class B and Class C certificates for the Class PEZ certificates and vice versa, each of the Class A-M, Class B and Class C certificates exchanged (in the case of the Class A-M, Class B or Class C certificates, whether surrendered or received in such exchange) will be required to be in denominations no smaller than the minimum denominations described above.

Investments in excess of the minimum denominations may be made in multiples of $1.

You may hold your certificates through (i) The Depository Trust Company (“DTC”) (in the United States) or (ii) Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme (“Clearstream”) or The Euroclear System (“Euroclear”) (in Europe).  Transfers within DTC, Clearstream or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system.  See “Description of the Offered Certificates—Delivery, Form and Denomination,” “—Book-Entry Registration” and “—Definitive Certificates” in this free writing prospectus and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the attached prospectus.

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RISK FACTORS

You should carefully consider the following risks and those risks described in “Risk Factors” in the prospectus before making an investment decision.  In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  We note that additional risks and uncertainties not presently known to us may also impair your investment.

This free writing prospectus also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus.

General Risks

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates.  For those reasons and for the reasons set forth in these “Risk Factors,” the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and over the life of the offered certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Risks Related to Market Conditions

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Over the past several years, events in the real estate and securitization markets, as well as the debt markets generally, caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets.  Declining real estate values, coupled with diminished availability of financing for commercial real estate resulted in increased delinquencies and defaults on commercial mortgage loans.  In addition, the downturn in the general economy affected the financial strength of many commercial real estate tenants and resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector.  Any further economic downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial real estate, which would likely have an adverse effect on the value and/or liquidity of commercial mortgage-backed securities that are backed by loans secured by such commercial real estate.  We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe.  Even if the commercial mortgage-backed securities market does recover, the mortgaged properties and therefore, the offered certificates, may decline in value.  Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due.  In the event of default by the borrowers under the mortgage loans, the issuing entity may suffer a partial or total loss allocable to the offered certificates.  Any delinquency or loss on the mortgage loans may have an adverse effect on the distributions of principal and interest received by holders of the offered certificates.

Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed securities or structured finance products.  Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

The global economy recently experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products.  The economic recovery in the United States has been weak and may be unsustainable, and it is possible that another, possibly more severe, recession may ensue.  The global recession and financial crisis have resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial real estate.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial mortgage borrowers from refinancing their mortgages.  A substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years.  These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults.  In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering such borrower’s ability to refinance in an environment of increasingly more restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure.  Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities.  Even if the real estate market does recover, the mortgaged property and, consequently, the certificates, may decline in value.  Any further economic downturn may adversely affect the financial resources of the borrower and may result in the inability of the borrower to make interest payments on the mortgage loan and repayment at maturity.  In the event of default by a borrower under the mortgage loan, the certificateholders would likely suffer a loss on their investment.

Furthermore, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries, including Greece, Ireland, Spain, Portugal and Italy, that participate in the European Monetary Union and whose sovereign debt is generally denominated in Euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  In particular, the pace of progress, or the lack of progress, of federal deficit reduction talks in the United States may cause continued volatility.  In addition, Egypt recently underwent a change in government following widespread protests and other countries in the Middle East, including Syria, are experiencing social unrest.  It is uncertain what effects these events will have in such countries or the Middle East, or what effects such events might have on the United States, world financial markets, particular business segments, world commodity prices or otherwise.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under the federal bankruptcy code or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the United States or global credit markets at any time.

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets, such as wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crisis, natural disasters and man-made disasters.  We cannot predict such matters or their effect on the performance of the mortgage loans or the value or performance of your certificates.

General Conditions in the Commercial Real Estate Mortgage Markets May Adversely Affect the Performance of the Offered Certificates

Investors should consider that general conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans held by the issuing entity and accordingly the performance of the offered certificates.  In addition, in connection with all the circumstances described above, you should be aware in particular that:

●
such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the issuing entity would realize in the event of foreclosures and liquidations;

●	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

●
notwithstanding that the mortgage loans were recently underwritten and originated, the values of the mortgaged properties may decline following the issuance of the offered certificates and such declines may be substantial and occur in a relatively short period following the issuance of the offered certificates; and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

●
if you determine to sell your offered certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid; this may be the case for reasons unrelated to the then current performance of the offered certificates or the mortgage loans; and this may be the case within a relatively short period following the issuance of the offered certificates;

●
if the mortgage loans default, then the yield to maturity on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier-than-anticipated repayment of principal (even in the absence of losses) in the event of a default in advance of the maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later-than anticipated repayment of principal (even in the absence of losses) in the event of a default upon the maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

●
even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the issuing entity may experience losses in the form of special servicing compensation, interest on advances and other expenses, and you may bear losses as a result, or your yield to maturity may be affected by such losses;

●
the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing;

●
some participants in the commercial mortgage-backed securities markets have sought permission from the Internal Revenue Service to allow a purchaser of a mortgaged property acquired in respect of a mortgage loan held by a REMIC to assume the extinguished debt in connection with a purchase of that property; if such permission is granted and the special servicer pursues such a resolution strategy, then the receipt of proceeds of a foreclosure property would be delayed for an extended period; and this may occur when it would be in your best interest for the property to be sold for cash, even at a lesser price, with the proceeds distributed to certificateholders;

●
trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
even if you intend to hold your offered certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

In connection with all the circumstances described above, the risks we described elsewhere under “Risk Factors” in this free writing prospectus and the attached prospectus are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

Risks Related to the Mortgage Loans

Mortgage Loans Are Non-recourse and Are Not Insured or Guaranteed

Payments under the mortgage loans are not insured, and are either not, or should not be considered to be, guaranteed by any governmental agency or private insurer.

All of the mortgage loans are or should be considered to be non-recourse loans.  If a default occurs, the lender’s remedies generally are limited to foreclosing against the borrower and/or the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan, subject to, in some cases, certain, generally customary, non-recourse carveouts either to the borrower or the loan sponsor.  Even if a mortgage loan is recourse to the borrower (or if a non-recourse carveout to the borrower applies), in most cases, the borrower’s assets are limited primarily to its interest in the related mortgaged property.  Payment of amounts due under the mortgage loan prior to the maturity date is consequently dependent primarily on the sufficiency of the net operating income of the property.  Even if the mortgage loan provides limited recourse to a principal or affiliate of the related borrower, there is no assurance that any recovery from such principal or affiliate will be made or that such principal’s or affiliate’s assets would be sufficient to pay any otherwise recoverable claim.

Payment of a mortgage loan at the maturity date or the anticipated repayment date is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

The Offered Certificates Are Limited Obligations and Payments Will Be Primarily Derived from the Mortgage Loans

The certificates, when issued, will represent beneficial interests in the issuing entity.  The certificates will not represent an interest in, or obligation of, the sponsors, the mortgage loan sellers, the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor or any other person.  The primary assets of the issuing entity will be the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus.  Payments on the certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  Payment of a mortgage loan at the maturity date or anticipated repayment date is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the certificates are entitled.  See “Description of the Offered Certificates—General” in this free writing prospectus.

Commercial Lending Is Dependent upon Net Operating Income

The mortgage loans are secured by various types of income-producing commercial properties.  Commercial mortgage loans are generally thought to expose a lender to greater risk than one to four family residential loans.  The repayment of a commercial loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the mortgaged property’s cash flow (or its potential to generate cash flow).  However, net operating income and cash flow are often based on assumptions regarding tenant behavior and market conditions.  Net operating income and cash flow can be volatile over time and may be insufficient to cover debt service on the mortgage loan at any given time.  Lenders typically look to the debt service coverage ratio (that is, the ratio of net cash flow to debt service) of a mortgage loan secured by income-producing property as an important measure of the risk of default of that mortgage loan.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by a large number of factors specific to such properties, such as:

●	the age, design and construction quality of the mortgaged property;

●	perceptions regarding the safety, convenience and attractiveness of the mortgaged property;

●	the characteristics of the neighborhood where the mortgaged property is located;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the mortgaged property’s management and maintenance;

●	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the mortgaged property or make improvements;

●	the dependence upon a single tenant, or a concentration of tenants at the mortgaged property in a particular business or industry;

●	a decline in the financial condition of a major tenant at the mortgaged property;

●	an increase in vacancy rates for the applicable property type in the relevant geographic area; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Fourteen (14) of the mortgaged properties, representing approximately 12.8% of the outstanding pool balance as of the cut-off date, by allocated, loan amount, are mortgaged properties for which (i) construction or major renovation was completed within 12 calendar months prior to the cut-off date and the related mortgaged property has no prior operating history or (ii) the borrower or an affiliate acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired property.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

●	local real estate conditions (such as an oversupply of competing properties, space, multifamily housing, manufactured housing, or hotel capacity);

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public’s perception of safety for customers and clients.

The volatility of net operating income may be influenced by many of the foregoing factors, as well as by:

●
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other tenants, at a particular mortgaged property have leases that expire or permit the tenant(s) to terminate its or their lease(s) during the term of the related mortgage loan) and other lease terms, including co-tenancy provisions;

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which vacant space or space under expiring leases is re-let; and

●
the mortgaged property’s “operating leverage” (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources, such as short-term or month-to-month leases or leases with termination options, and may lead to higher rates of delinquency or defaults under the related mortgage loans.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections, including with respect to matters such as tenancy and rental income.  The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual cash flows of a mortgaged property.

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus and “Risk Factors—Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions” in the prospectus.

No representation is made that the underwritten net cash flow for any particular mortgaged property set forth in this free writing prospectus is predictive of future net cash flows.

Mortgage Loans Have Not Been Reunderwritten Since Origination

We have not reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines.  Instead, we have relied on the representations and warranties made by the sponsors, and each sponsor’s obligation to repurchase, substitute or effect a cure or make a loss of value payment with respect to a mortgage loan if a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of the trustee in the mortgage loan or the related mortgaged property.  The representations and warranties may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans.  Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans.  If we had reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties.  See, however, Annex G to this free writing prospectus for exceptions identified by the respective mortgage loan sellers to the representations and warranties made by them, which representations and warranties are set forth on Annex F to this free writing prospectus.  In addition, we cannot assure you that the applicable sponsor will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached.  See “—Risks Related to the Offered Certificates—A Mortgage Loan Seller May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

The Prospective Performance of the Commercial, Multifamily and Manufactured Housing Community Mortgage Loans Included in the Issuing Entity Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property.  Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan.  Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis.  Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time.  The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.  Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”).  Because of the highly heterogeneous nature of the assets in commercial mortgage-backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the mortgage loans may be materially different.  In particular, even if that static pool data showed a low level of delinquencies and defaults, it would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.  Therefore, investors should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity (such as  an office property used substantially as a data center) may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  Converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties.  In addition, zoning or other restrictions also may prevent alternative uses.  The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.  For example, restaurants are not easily convertible to alternative uses.  See   “—Risks Related to Tenants—Tenant Concentration Entails Risk”.

Some of the mortgaged properties may be subject to reciprocal easement agreements that may prevent such properties from being convertible to alternative uses.

Some of the mortgaged properties may have been designated as historic or landmark buildings or are located in areas designated as historic or landmark.  Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions.  For example, with respect to the top 20 mortgage loans, the mortgaged property identified on Annex A-1 to this free writing prospectus as 80 and 90 Maiden Lane, which secures a mortgage loan representing approximately 4.7% of the outstanding pool balance as of the cut-off date, is designated as a historic landmark by the City of New York subject to certain building and renovation restrictions.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes.  Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs.  For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent.  However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features).  While a government office building or government leased space may be “useable” as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan, or in connection with the transfer of mortgage loans to the issuing entity.  In the case of certain mortgage loans, a new appraisal or an update of a prior appraisal may have been obtained post-origination.  As of the closing date, all of the mortgage loans will have appraisals dated within the prior 6 months.

In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value.  One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.  Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed.  Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  In certain cases, appraisals may reflect both “as-stabilized” and “as-is” values although the appraised value reflected in this free writing prospectus with respect to the mortgaged properties generally reflect only the “as-is” value unless otherwise indicated on Annex A-1 to this free writing prospectus and the footnotes thereto.

In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property.  We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  Any appraisal represents only the analysis of the individual appraiser preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income.  These factors include, among others:

●	changes in governmental regulations, fiscal policy, zoning or tax laws;

●	potential environmental legislation or liabilities or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

Risks Related to Tenants

Tenant Concentration Entails Risk.  A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or if a few tenants make up a significant portion of the rental income.  In the event of a default by a significant tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or the tenant exercises an early termination right, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan.  This is so because: (i) the financial effect of the absence of rental income from such tenant is typically severe; (ii) more time and leasing costs may be required to re-lease the space; (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants; and (iv) there is no assurance that the space can be re-leased on or near comparable terms.

The underwriting of single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease at the related mortgaged property.  In addition, the underwriting for certain single-tenant mortgage loans took into account the creditworthiness of the tenants or lease guarantors under the applicable leases.  Similar analysis may impact the underwriting of mortgage loans with significant tenants.  Accordingly, such single-tenant or significant-tenant mortgage loans may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.  However, there can be no assurance that the assumptions made when underwriting such mortgage loans will be correct, that the related tenant will re-let the premises or that such tenant will maintain its creditworthiness.  There are 21 mortgaged properties, representing approximately 10.4% of the outstanding pool balance as of the cut-off date (by allocated loan amount), that are each leased to a single tenant.  With respect to 14 mortgaged properties, representing approximately 7.8% of the outstanding pool balance as of the cut-off date, such single tenant lease expires before the related mortgage loan maturity date.  Additionally, there are 8 mortgaged properties, representing approximately 6.8% of the outstanding pool balance as of the cut-off date or anticipated repayment date (by allocated loan amount), that are each leased to a significant tenant (or a group of affiliated tenants) that lease 50%

or more (but not 100%) of the net rentable area at the related mortgaged property.  See Annex A-1 to this free writing prospectus for identification of the five largest tenants at each retail, office, mixed use and industrial mortgaged property, based on net rentable area and the scheduled expiration date of each such tenant’s lease (which may occur prior to or shortly following the maturity date of the related mortgage loan).  In addition, certain single tenants, or significant tenants, may have specific termination rights under their leases that may be exercised prior to the related mortgage loan maturity date merely upon the giving of notice to the landlord, or upon the occurrence of certain circumstances, including, but not limited to, the failure to timely complete tenant buildouts, casualty and condemnation with respect to specified portions or percentages of the mortgaged property or which prevent the permitted use of the mortgaged property, failure to meet certain income or occupancy thresholds, if utilities or other essential services are not provided to the subject space, or the landlord otherwise fails to perform under the lease, for a specified period.  For example, see “—Certain Additional Risks Related to Tenants” below with respect to the mortgage loans with tenant rights to terminate its lease prior to the mortgage loan maturity date.

Certain tenants may not occupy their entire leased space and may sublet all or a portion of the unoccupied space.  In such cases, the tenant may not be able to pay its rent if a subtenant vacates, and the single tenant may be less likely to renew its lease than a tenant that fully occupies its leased space.

There can be no assurance that if a single or significant tenant exercises an early termination option prior to or shortly following the mortgage loan maturity date that the related borrower will have adequate cash flow available to satisfy debt service payments or be in a position to refinance the mortgage loan.  See “—Certain Additional Risks Related to Tenants” below.  Also, certain single tenants may be affiliated with the related borrower.  See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” below.

A pool of mortgage loans also may be adversely affected if there is a concentration of a particular tenant or type of tenant among the related mortgaged properties or of tenants in a particular business or industry or if there is a concentration of a particular tenant among the shadow anchors of a mortgaged property.  In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders.  In certain cases, the tenant or industry may be suffering economic difficulties or may have announced plans to cut costs or close locations.  Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on a particular loan or on the pool of mortgage loans if various tenants are concentrated in a particular industry.

For additional information regarding significant tenants, see Annex A-1 to this free writing prospectus.

Where an income producing property is leased to tenants that are heavily concentrated in a particular business or industry, a deterioration in the financial condition of such business or industry may cause a change in the plan of operations of one or more of those tenants at the same time.  If such tenant leases expire and are not renewed or any such tenants have termination options that are exercised, and such non-renewal and/or termination options occur at the same time (or close in time) due to deteriorating conditions in a particular industry, this could cause (i) an interruption of rental payments under a related lease (during the time it takes for the space to be re-leased, which may require substantial capital costs to make the space appropriate for a replacement tenant), (ii) a significant reduction in rental payments for such space to the extent the space cannot be re-leased on or near comparable terms or (iii) the termination of rental payments for such space if the space cannot be re-let during the term of the mortgage loan.

For additional information regarding significant tenants, see Annex A-1 to this free writing prospectus.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks.  If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.  Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks. If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens.  Certain mortgaged properties or portions of those mortgaged properties are (or may in the future be) leased to affiliates of the borrower under arrangements whereby the affiliate tenant (or affiliated subtenant) operates and/or leases the mortgaged property or the leased premises.  Such lease arrangements present additional risks, such as the potential limitations on the ability of a lender upon default to obtain a receiver to obtain control of, and collect the underlying revenues from, the mortgaged property unless and until the affiliate lease is terminated and the affiliate tenant evicted from the mortgaged property or affiliate leased premises (which may not be possible if the affiliate lease is not in default or may be limited by an affiliate tenant bankruptcy or by requirements of local laws pertaining to the dispossession of defaulted tenants under the leases) and the risk that an affiliate lease termination may result in a termination or interruption of rent payments under the underlying subleases between the subtenants and the affiliate tenant.  In addition, in some cases, a master lease with the borrower or an affiliate of the borrower is used to stabilize occupancy or cash flow in situations where it may fluctuate.

Certain of the mortgaged properties are leased in part by borrowers or borrower affiliates.  Set forth below are examples of mortgaged properties at which at least 10% of (i) the gross income at the mortgaged property relates to leases between the borrower and an affiliate of the borrower or (ii) the net leasable area at the mortgaged property is leased to an affiliate of the borrower, excluding mortgaged properties that are leased to an affiliate of the borrower that functions as an operating lessee:

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Culver City Creative Office, which secures a mortgage loan representing approximately 4.8% of the outstanding pool balance as of the cut-off date, approximately 10.4% of the gross income at the mortgaged property relates to a lease with the borrower affiliated property manager for office space, and three leases with borrower affiliates that cover 342 parking spaces at the mortgaged property.

●
In the case of the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as U-Haul Pool 3, which secures a mortgage loan representing approximately 2.5% of the outstanding pool balance as of the cut-off date, approximately 17.3% of the underwritten effective gross income from the related mortgaged properties is received from or associated with several agreements by and among the related borrower and certain affiliates of U-Haul International Inc. (an affiliate of the borrower), including a dealership contract, pursuant to which the related borrower receives commissions for renting trucks, motor vehicles, trailers and related equipment, and other non-storage related business.  See “—Self Storage Properties Have Special Risks” below.

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Main Street Marketplace, which secures a mortgage loan representing approximately 1.6% of the outstanding pool balance as of the cut-off date, the largest tenant Shaw’s, occupying approximately 22.7% of the net rentable area, has a 51% ownership interest in the borrower.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as A-1 Self Storage, which secures a mortgage loan representing approximately 0.9% of the outstanding pool balance as of the cut-off date, approximately 30.1% of the underwritten net rental income at the mortgaged property comes from affiliates of the borrower.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Unique Thrift, which secures a mortgage loan representing approximately 0.6% of the outstanding pool balance as of the cut-off date, the mortgaged property is approximately 90% leased by an affiliate of the borrower.

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In the case of the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as Jacksonville Medical Centers, which secures a mortgage loan representing approximately 0.4% of the outstanding pool balance as of the cut-off date, Family Medicine & Rehab, Total Lab Care, LLC and Prime Pharmacy, LLC, each an affiliate of the borrower, collectively occupy 76.3% of the net rentable area at the mortgaged properties, in the aggregate.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Meadowbrook Manor Estates, which secures a mortgage loan representing approximately 0.3% of the outstanding pool balance as of the cut-off date, an affiliate of the borrower owns mobile homes on 26 of 401 pad sites in the manufactured housing community that such affiliate rents to tenants. The affiliate entered into a master lease with respect to the pads upon which such affiliate-owned homes are located.  The mortgage loan documents provide that no more than 30% of the pad sites may be occupied by the affiliate owned homes.  Rent is due under the master lease only if (i) an event of default under the lease has occurred and (ii) the mobile home is occupied by an unaffiliated third party tenant.

In some cases involving a manufactured housing community mortgaged property, an affiliate of the related borrower may own one or more of the homes at such mortgaged property, which it rents out like apartments, and may master lease the underlying pads.  Only the rental income from the pads (but not from the homes) will be payable to the related borrower.

Certain Additional Risks Related to Tenants.  The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if, among other things:

●
space in the mortgaged properties could not be leased or re-leased (whether due to market conditions or specific provisions in leases that restrict the borrower from leasing other space to certain types of tenants);

●	the mortgaged property were re-leased at a rental rate below the rental rate paid by the tenant at the space when the mortgage loan was originated;

●	tenants were unable to meet their lease obligations;

●	a significant tenant were to become a debtor in a bankruptcy case; or

●	rental payments could not be collected for any other reason.

For example, if a borrower agreed with a particular tenant that it would not lease space at the mortgaged property to a competitor of that tenant, the borrower may be precluded from leasing vacant space to a viable tenant if that tenant is deemed to be a competitor of the current tenant.

Certain Risks of Charitable Institution Tenants.  Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses.  For example, in the case of 5 of the mortgaged properties, representing approximately 6.3% of the outstanding pool balance as of the cut-off date, at least one of the five largest tenants at the related mortgaged property operates as a charitable institution. There can be no assurance that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution.  A reduction in contributions or grants may impact the ability of the related institution to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Certain Risks of School Tenants. The cash flows generated from private schools are generally dependent on student enrollment and the ability of enrolled students to pay tuition, which in some cases is dependent on the ability to obtain financial aid or loans. Enrollment at a private school may decrease due to, among other factors:

●	changing local demographics;

●	competition from other schools;

●	increases in tuition and/or reductions in availability of student loans, government grants or scholarships;

●	reductions in education spending as a result of changes in economic conditions in the area of the school;

●	poor performance by teachers, administrative staff or students; or

●	mismanagement at the private school.

Some school tenants are for-profit institutions that rely on tuition from online students, many of which finance their education by utilizing the federal financial assistance under Title IV of the Higher Education Act of 1965 (“Title IV Financial Aid”). A for-profit education company will become ineligible for enrolling students that utilize the Title IV Financial Aid for at least two fiscal years, if during the immediately preceding two consecutive fiscal years such institution derives more than 90% of its revenues from the enrollment of students that obtain Title IV Financial Aid. A reduction in student enrollment may impact the ability of the school to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent. In addition, there is proposed legislation that could potentially change the Title IV Financial Aid funding methods, which may negatively affect the for-profit education companies.

Certain Risks of Medical Tenants.  Certain of the mortgaged properties are occupied by tenants that utilize the mortgaged property as medical offices, some of which offices may perform out-patient medical procedures.  The performance of a medical office property may depend on the proximity of such property to a hospital or other healthcare establishment and on reimbursements for patient fees from private or government-sponsored insurance companies.  The sudden closure of a nearby hospital may adversely affect the value of a medical office property.  In addition, the performance of a medical office property may depend on reimbursements to tenants for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties.  Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

Certain Risks of Retail Bank Branches.  Five (5) of the mortgaged properties, representing approximately 2.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount), include significant tenants that are bank branches, which tenants represent, in each case, one or more of the five largest tenants at the related mortgaged property and are listed on Annex A-1 to this free writing prospectus.  Bank branches are specialty-use properties that are outfitted with vaults, teller counters and other customary installations and equipment that require significant capital expenditures.  The ability to lease these properties to entities other than financial institutions may be difficult due to the added cost and time of refitting the properties.

A concentration of leases to banks as to a related mortgage loan or an individual mortgaged property securing a related mortgage loan could have a negative effect on net operating income in the event of a downturn in the banking industry or a shift in the banking industry business model concerning retail branches.  Individual banks, as well as the banking industry in general, may be adversely affected by negative economic and market conditions throughout the United States or in the local economies in which regional or community banks operate.  In addition, changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, may have an adverse impact on banks’ loan portfolios and allowances for loan losses.  As a result, the mortgaged properties may experience higher rates of lease default or terminations in the event of a downturn in the banking industry than they would if the tenant base were more diversified.  This, in turn, could cause losses on the mortgage loans and on your investment in the certificates offered hereby.

Certain Risks of Restaurant Tenants.  Ten (10) of the mortgaged properties, representing approximately 7.5% of the outstanding pool balance as of the cut-off date (by allocated loan amount), include significant restaurant tenants, which tenants represent, in each case, one or more of the five largest tenants at the related mortgaged property (by net rentable area leased) and included on Annex A-1 to this free writing prospectus.  Certain other mortgaged properties may have smaller restaurant tenants.  Restaurants are subject to certain unique risks including that restaurant space is not easily convertible to other types of retail space (or office space, if applicable) and that restaurant receipts are not only affected by objective factors but by subjective factors.  For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of a restaurant, food safety concerns related to personal health or the handling of food items at the restaurant or by food suppliers and the actions/behaviors of staff and management and level of service to the customers.

Certain Risks of Health Club, Fitness Center or Exercise Studio Space Tenants.  Four (4) of the mortgaged properties representing approximately 4.5% of the outstanding pool balance as of the cut-off date (by allocated loan amount), includes a health club, fitness center or exercise studio tenant as one of the five largest tenants at the mortgaged property.  For additional information regarding these tenants, see Annex A-1 to this free writing prospectus.  Certain other mortgaged properties may have smaller health club, fitness center, exercise studio or similar tenants.  Several factors may adversely affect the value and successful operation of a health club, fitness center or exercise studio, including:

●	the physical attributes of the property (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities).  In addition, health clubs and exercise studios may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

There are also risks associated with tenants at mortgaged properties that are not currently paying underwritten rent.  For example, certain tenants currently may be in a “free rent”, reduced rent or rent abatement period.  In some cases, to the extent a significant tenant at a mortgaged property is in a free (or reduced) rent period at mortgage loan origination, the borrower reserved all or a portion of the abated amount with the lender.  There can be no assurance that such tenants will be in a position to pay full rent when the abatement period expires.

Certain tenants currently may be in a “free rent” or rent abatement period.  There can be no assurance that such tenants will be in a position to pay full rent when the abatement period expires.  For example, with respect to the top 20 mortgage loans, the following tenants listed on Annex A-1 to this free writing prospectus are currently in a “free rent” or rent abatement period for all or a significant portion of such tenant’s leased space:

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Harwood Center, which secures a mortgage loan representing approximately 5.1% of the outstanding pool balance as of the cut-off date, (i) the largest tenant, Omnicom Group Inc., occupying approximately 46.3% of the net rentable area at the mortgaged property, is not required to pay rent for the month of January in each year from 2015 through 2019; (ii) the second largest tenant, Jacobs Engineering Group, occupying approximately 11.1% of the net rentable area at the mortgaged property, is entitled to free rent for the month of July in 2019 and 2021 and for the month of January in 2020 and 2022; and (iii) the fifth largest tenant, Cantey & Hanger, occupying approximately 3.5% of the net rentable area at the mortgaged property, is entitled to free rent from November 1, 2020 until February 28, 2021.  Reserves in the amount of $1,249,517 were established on the closing date of the mortgage loan, which amount covers the base rent due during each free rent period.

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Culver City Creative Office, which secures a mortgage loan representing approximately 4.8% of the outstanding pool balance as of the cut-off date, the lease with Ogilvy & Mather, the largest tenant, occupying approximately 17.9% of the net rentable area, expires October 14, 2016.  The borrower has signed a letter of intent with RealD to occupy such space.  The letter of intent provides RealD with seven months of free rent.  At mortgage loan closing, the borrower deposited $631,658 with lender related to this free rent period.  In addition, the third largest tenant, Wild Card Media, leasing approximately 11.5% of the net rentable area, the fourth largest tenant, Omelet, leasing approximately 8.1% of the net rentable area, and, the fifth largest tenant, Anonymous Content, leasing approximately 7.1% of the net rentable area, are entitled to free rent or rent reductions for various periods from 2015 through 2018 and in connection with such free rent periods, the borrower deposited $26,552, $283,861 and $100,137, respectively, with the lender.

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 80 and 90 Maiden Lane, which secures a mortgage loan representing approximately 4.7% of the outstanding pool balance as of the cut-off date, the largest tenant, NY Dept of Investigation, occupying approximately 19.5% of the net rentable area at the mortgaged property, is entitled to free rent periods for its previously leased space during the months of August 2015, February 2016 and August 2016, and for its 14th floor expansion space during the month of July 2019.

Repayment of the mortgage loans secured by retail, office, mixed use and industrial properties will be affected by the expiration or early termination of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.  In this regard, the five largest tenants (based on net rentable area) and their respective lease expiration dates for retail, office, mixed use and industrial properties are set forth on Annex A-1 to this free writing prospectus.  In certain cases, however, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date.  In some cases, this option may be at any time or after the passage of time.  In other cases, the option is tied to outside contingencies, for example, if the landlord violates the lease (including impermissible uses of other portions of the property) or interferes with the tenant’s use of the property, upon casualty or condemnation, if utilities or other essential services are not provided to the space for a specified period, for zoning violations or changes in zoning, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, in connection with the failure to satisfy sales target business objectives, in connection with the inability of the tenant to exercise an expansion right or, in the case of a government tenant, for lack of appropriations or other reasons.

Furthermore, certain of the mortgaged properties have tenant leases that permit a tenant, including a significant tenant, to unilaterally terminate its lease.  For example, (with respect to the top 20 mortgage loans and the related tenants listed on Annex A-1 to this free writing prospectus), the following significant tenants have lease provisions that permit the tenant to unilaterally terminate its lease or to abate rent, in each case on a future date during the mortgage loan term and prior to the stated lease expiration date:

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Harwood Center, which secures a mortgage loan representing approximately 5.1% of the outstanding pool balance as of the cut-off date, the fourth largest tenant, GSA – Government Accountability Office, may terminate its lease at any time on or after March 6, 2015 upon 180 days’ prior notice.

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 80 and 90 Maiden Lane, which secures a mortgage loan representing approximately 4.7% of the outstanding pool balance as of the cut-off date, the largest tenant, NY Dept of Investigation, occupying approximately 19.5% of the net rentable area at the mortgaged property, has the option to terminate its lease with respect to the entire 14th floor expansion space on June 30, 2016 if tenant provides six months’ prior notice and pays a termination fee equal to $60,996.  The second largest tenant, Office of Children & Family Services, occupying approximately 8.3% of the net rentable area at the mortgaged property, has the option to terminate its lease with respect to 3,942 square feet on the 4th floor upon six months’ prior notice. In addition, the fourth largest tenant, NYC Dept of Education, occupying approximately 4.8% of the net rentable area at the mortgaged property, has the option to terminate its lease upon 180 days’ prior notice.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 444 Lafayette Road, which secures a mortgage loan representing approximately 2.0% of the outstanding pool balance as of the cut-off date, the sole tenant, the State of Minnesota, Department of Administration, acting for the benefit of the Department of Human Services, may terminate its lease upon 30 days prior written notice to the borrower for any reason other than the tenant’s intent to lease another premises for the same use.

The footnotes to Annex A-1 to this free writing prospectus identify certain of the non-contingent early termination provisions related to the five largest tenants shown on Annex A-1.  However, such footnotes do not identify all of the early termination options that tenants may have under their leases.  In addition, see “Annex B—Description of the Top 20 Mortgage Loans” for certain non-contingent early termination provisions related to the five largest tenants shown on Annex A-1 for the ten largest mortgage loans.

There are risks associated with leases with the government or a government agency.  Appropriations clauses exist in most leases with the government or a governmental agency.  These clauses usually permit the tenant to terminate its lease if the governmental agency does not receive adequate funding or for other related reasons.  Additionally, any government shutdown or failure by the government to approve a budget bill might delay the receipt of payments under leases to the U.S. government or a state or local government.  Solely with respect to the top 20 mortgage loans, we are aware of the following government tenants listed on Annex A-1 to this free writing prospectus, that have an appropriations clause in its lease:

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 80 and 90 Maiden Lane, which secures a mortgage loan representing approximately 4.7% of the outstanding pool balance as of the cut-off date, the second largest tenant, Office of Children & Family Services, occupying approximately 8.3% of the net rentable area at the mortgaged property, is permitted to terminate its lease at any time if government appropriations are not available or allocated for lease obligations.

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 444 Lafayette Road which secures a mortgage loan representing approximately 2.0% of the outstanding pool balance as of the cut-off date, the sole tenant, the State of Minnesota,

Department of Administration, acting for the benefit of the Department of Human Services, has a right to terminate its lease if the State of Minnesota does not appropriate sufficient funds to continue the lease or if the federal funds necessary for the continuation of the lease are withheld.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Main Street Marketplace, which secures a mortgage loan representing approximately 1.6% of the outstanding pool balance as of the cut-off date, the fifth largest tenant, NH Liquor, representing approximately 3.7% of the total net rentable area, has the right to terminate its lease upon 30 days’ notice in the event that the State of New Hampshire ceases funding or makes available a State building for the tenant.

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In the case of the mortgaged property identified on Annex A-1 as Two Park Central, which secures a mortgage loan representing approximately 1.6% of the outstanding pool balance as of the cut-off date, approximately 89.8% of the net rentable area is occupied by various New Mexico state agencies and each such tenant has the right to terminate its respective lease on 90 days written notice in the event (i) the legislature fails to grant sufficient authority to the agency to carry out the terms of its lease; (ii) the Governor eliminates or transfers employees or functions of the agency; or (iii) the State builds a new building or purchases a building and includes space in such building for the agency currently a tenant at the mortgaged property.

There are risks associated with leases with tenants that are not yet in occupancy.  With respect to such tenants, we cannot assure you that these tenants will take occupancy, begin paying rent or accept possession of the premises.  If these tenants do not take occupancy of the leased space and begin paying rent, in some cases such tenants may be permitted to terminate the related lease.  This will result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related mortgage loan. For example, solely with respect to the five largest tenants (by net rentable area leased) at the mortgaged properties securing the 20 largest mortgage loans:

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Culver City Creative Office, which secures a mortgage loan representing approximately 4.8% of the outstanding pool balance as of the cut-off date, the largest tenant, RealD, has signed a letter of intent to occupy approximately 17.9% of the net rentable area at the mortgaged property (which space is currently leased to Ogilvy & Mather pursuant to a lease that expires on October 14, 2016). In addition, the fourth largest tenant, Omelet, has signed a lease to occupy 100% of a new building at the mortgaged property upon completion of such building (anticipated to be by during the fourth quarter of 2014), which lease provides the tenant with an option to terminate such lease with notice to the borrower if the borrower does not deliver the premises by December 21, 2014, provided, however, the borrower may void such termination notice, if, within five days of receipt of such notice, the borrower notifies tenant that it will deliver the space within 30 days (and such space is delivered in that time frame).

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Beverly Connection, which secures a mortgage loan representing approximately 3.7% of the outstanding pool balance as of the cut-off date, Saks & Company, the fifth largest tenant, has signed a lease for 27,024 sq. ft., approximately 8.1% of the net rentable area, and will be taking occupancy on a future date, anticipated to be in the third quarter of 2015.

See “—Risks of Co-Tenancy and Other Early Termination Provisions in Retail and Office Leases” below for a description of the various termination options that many tenants may exercise upon the occurrence of certain contingencies including, without limitation, based on co-tenancy provisions, breaches of the lease terms, casualty and condemnation and property performance.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties.  In addition, any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction of or failure to make rental payments when due.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rents or other occupancy costs.  If a tenant defaults in its obligations to a borrower (or if a tenant terminates pursuant to the terms of its lease), that borrower may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

In addition, a tenant lease that expires or is terminated near or shortly following the maturity date (or anticipated repayment date, if applicable) of a mortgage loan may make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at the tenant’s option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if the tenants’ leases were terminated.

Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower.  In such cases, a default by the borrower may coincide with a default by the affiliated tenants.  Additionally, even if the property becomes an REO property, it is possible that an affiliate of the borrower may remain as a tenant.  See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” in this free writing prospectus.

In addition, various tenants may have rights under their respective leases that can result in substantial costs to the landlord.

Tenant Bankruptcy Entails Risks.  The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office, mixed use and industrial properties may adversely affect the income produced by a mortgaged property.  Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease.  If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim).  The landlord’s claim would be limited to the unpaid rent due under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent).  If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.  Certain of the tenants may have been, may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

If the leased premises are located in a “shopping center” as such term has been interpreted under section 365 of the federal bankruptcy code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that any mortgaged property (even a mortgaged property identified as a “shopping center” in this free writing prospectus) would be considered a shopping center by a court considering the question.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for (or involuntarily be subjected to) bankruptcy protection in the future or, if any tenants so become debtors under the federal bankruptcy code, that they will continue to make rental payments in a timely manner or that they will not reject their leases.

These factors, among others, may adversely affect the cash flow generating monthly payments for the mortgage loan.

Risks Related to Mortgage Loan Concentration

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance.  In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.  The 10 largest mortgage loans represent approximately 53.9% of the outstanding pool balance as of the cut-off date.  The 20 largest mortgage loans represent approximately 72.5% of the outstanding pool balance as of the cut-off date.  Losses on any of these mortgage loans may have a particularly adverse effect on the offered certificates.

The 20 largest mortgage loans are described in Annex B to this free writing prospectus.  Each of the mortgage loans other than the 10 largest mortgage loans represents no more than 2.5% of the outstanding pool balance as of the cut-off date.

Risks Related to Borrower Concentration

Three (3) groups of mortgage loans are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the 3 groups representing approximately 4.2%,1.9%, and 1.5%, respectively, of the outstanding pool balance as of the cut-off date.  A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks.  For instance, if a borrower or group of affiliated borrowers that owns several mortgaged properties experiences financial difficulty at one mortgaged property, or at another income-producing property that such borrower or group of affiliated borrowers owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans due to administrative delays or in the event of substantive consolidation of the debtors.  See Annex A-1 to this free writing prospectus for mortgage loans with related borrowers.

Risks Relating to Property Type Concentration

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

The following are certain property type concentrations of the pool of mortgage loans as of the cut-off date (based on the allocated loan amount):

●	Ten (10) hospitality properties, representing approximately 27.9% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Twenty-two (22) retail properties, representing approximately 27.4% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Seventeen (17) office properties, representing approximately 26.3% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Sixteen (16) industrial properties, representing approximately 7.8% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Fifteen (15) multifamily properties, representing approximately 5.9% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Nineteen (19) self storage properties, representing approximately 3.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	One (1) mixed use property, representing approximately 0.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount); and

●	One (1) manufactured housing community property, representing approximately 0.3% of the outstanding pool balance as of the cut-off date (by allocated loan amount).

Geographic Concentration Exposes Investors to Greater Risk of Default and Loss

As of the cut-off date, the mortgaged properties are located in 26 separate states and the District of Columbia.

The table below shows the number of mortgaged properties, the aggregate cut-off date balance of the related mortgage loans (or allocable portion thereof, with respect to mortgage loans secured by multiple mortgaged properties), and the percentage of initial outstanding pool balance secured by mortgaged properties that are located in the jurisdictions that have concentrations of mortgaged properties of 5.0% or more (based on allocated loan amount as a percentage of the initial outstanding pool balance) as of the cut-off date:
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
Florida	21	$214,320,517	18.1%
California	14	$175,706,198	14.9%
New York	2	$175,000,000	14.8%
Texas	9	$119,725,434	10.1%
Georgia	6	$112,711,295	9.5%

(1)
Because this table presents information related to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan document, are based on the appraised valued and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

See the table entitled “Mortgaged Properties by State and/or Location” in Annex A-2 to this free writing prospectus.  Also, for certain legal aspects of mortgage loans secured by mortgaged properties located in Florida, California, New York and Texas, see “Legal Aspects of Mortgage Loans in Florida, California, New York and Texas” in this free writing prospectus.  Except as set forth in the chart above, no state or location contains more than 4.2% of the mortgaged properties (based on the principal balance as of the cut-off date of the related mortgage loans secured by or, in the case of mortgage loans secured by multiple mortgaged properties, on the portion of principal amount of the related mortgage loan allocated to, such mortgaged properties).

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or by conditions specific to geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties.  In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties.  In addition, particular local or regional economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area.  A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are located could result in a decrease in consumer demand in the region, and the income from and market value of the mortgaged properties may be adversely affected.

Several mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regard, would be considered secondary or tertiary markets.

Other regional factors – e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies – also may adversely affect the mortgaged properties.  For example, properties located in Texas, Florida, California, North Carolina, Louisiana and Georgia may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than properties in other parts of the country and mortgaged properties located in coastal states, including, but not limited to, Texas, Florida, California, North Carolina, Louisiana and Georgia, also may be more generally susceptible to hurricanes, tornados and other windstorms than properties in other parts of the country.  Recent hurricanes have resulted in severe property damage as a result of the winds and the associated flooding.  Some of the mortgaged properties may be located in areas more susceptible to these natural disasters.  The loan documents for the mortgage loans generally do not require flood insurance on the related mortgaged properties unless material improvements on such mortgaged property is located in a flood zone and flood insurance is available.  Even if material improvements on the mortgaged property is located in a flood zone and flood insurance is obtained, we cannot assure you that the flood insurance will be adequate to cover the loss.  Moreover, we cannot assure you that hurricane damage would be covered by insurance.  Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments.  There can be no assurance that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy.

In addition, certain cities, states or regions of the country are currently facing or may face a depressed real estate market, which is not due to any natural disaster, but which may cause an overall decline in property values.  Certain of the mortgaged properties are located in such cities, states and regions of the country.

With respect to the state concentration levels shown in the chart above, certain areas within a state may have a particularly high concentration of mortgaged properties.  For example, with respect to the 2 mortgaged properties located in New York State representing approximately 14.8% of the outstanding pool balance as of the cut-off date, both of those mortgaged properties are located in New York City.  With respect to the related mortgage loans, repayments by the related borrower and the market value of the related mortgaged properties could be affected by economic conditions general or specific to New York City.  Performance of the related mortgaged properties could be adversely affected by conditions in the New York City real estate market, changes in city and state governmental rules and fiscal policies, acts of nature, including earthquakes, windstorms, hurricanes and floods (which may result in uninsured losses), and other factors which are beyond the control of the related borrowers and the related property managers.  In addition, the economy of New York City may be adversely affected to a greater degree than that of other areas of the country by developments affecting industries concentrated in the city. The strength of the New York City economy and the office and retail leasing market is dependent upon foreign and domestic businesses selecting New York City as the location in which to engage in trade, finance and business services, and the strength of the tourism industry in New York City. The level of economic growth in general and job growth in the foregoing sectors in particular will affect net absorption of office and retail space and increases in office and retail rental rates. A weakening of the New York City office and retail leasing market generally and the midtown New York City office and retail leasing market in particular may adversely affect the operation of the related mortgaged property and lessen its market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, the resulting effect on the operations of the mortgaged properties located in New York City could adversely affect the amount and timing of payments on the related mortgage loan and consequently the amount and timing of distributions on the certificates.

Hospitality Properties Have Special Risks

There are 10 hospitality properties, representing approximately 27.9% of the outstanding pool balance as of the cut-off date (by allocated loan amount). Five (5) hospitality properties, representing approximately 3.3% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are considered limited service.  Five (5) hospitality properties, representing approximately 24.6% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are considered full service.
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
Hospitality	10	$330,313,474	27.9%
Full Service	5	$291,067,784	24.6%
Limited Service	5	$39,245,690	3.3%

Various factors may adversely affect the economic performance of a hospitality property, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged per room and reduce occupancy levels);

●	poor property management;

●	the construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	conversion to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hospitality property;

●
changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, travel costs, strikes, relocation of highways, the construction of additional highways or other factors;

●	management ability of property managers and/or whether management contracts or franchise agreements are renewed or extended upon expiration;

●	desirability of particular locations;

●	leases with restaurant or club operators that may be a draw to a hospitality property;

●	popularity and profitability of certain amenities, such as spa services;

●	location, quality and management company’s affiliation, each of which affects the economic performance of a hospitality property; and

●	relative illiquidity of hospitality property investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms generally are rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

See also “—Risks Related to Construction, Development, Redevelopment, Renovation and Repairs at Mortgaged Properties” below.

The Seasonality of Business May Create Shortfalls in Hospitality Revenue.  The hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  There can be no assurance that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods.  There can also be no assurance that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.  Certain of the mortgage loans secured by hospitality properties provide for such seasonality reserves.  For example, with respect to the top 20 mortgage loans:

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Myrtle Beach Marriott Resort & Spa, which secures a mortgage loan representing approximately 2.5% of the outstanding pool balance as of the cut-off date, the borrower deposited $900,000 into the seasonality reserve account on the payment date occurring in September 2014 and deposited $250,000 on the payment date occurring in October 2014. Additionally, on each payment date occurring in July, August and September of each year during the term of the mortgage loan, to the extent that the balance of the seasonality reserve account is less than $2,334,000, the borrower is required to deposit (i) $778,000 if no cash trap period is continuing or (ii) all excess cash flow during the continuance of a cash trap period.

The Inability To Maintain a Liquor License May Adversely Impact Hospitality Revenue.  The liquor licenses for most of the applicable mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers or operating lessees.  The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses.  In the event of a foreclosure of a hospitality property that holds a liquor license, a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant.  There can be no assurance that a new license could be obtained promptly or at all.  The lack of a liquor license in a hospitality property with a restaurant or bar could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

The Performance of a Hospitality Property Depends in Part on the Performance of Its Franchisor or Management Company.  Nine (9) of the hospitality properties, representing approximately 18.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are affiliated with a national franchisor through a franchise agreement or a management or marketing agreement that permits the borrower to use a national franchise’s brand.  A hospitality property subject to a franchise, management or marketing agreement relating to a regional or national brand is typically required by the hotel chain or management company to maintain certain standards and satisfy certain criteria or risk termination of its affiliation.

The performance of a hospitality property affiliated with a franchise or hotel management company or managed by a hotel management company depends in part on:

●	the continued existence, reputation, and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or management company or hotel chain service mark; and

●	the duration of the franchise licensing agreement or management agreement.

Any provision in a franchise agreement or management agreement relating to a regional or national brand providing for termination because of the bankruptcy of a franchisor or manager, as applicable, generally will not be enforceable.  Replacement franchises or management agreement relating to a regional or national brand may require significantly higher fees.

Transferability of franchise license agreements is generally restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Certain of the franchise agreements or management agreements relating to a regional or national brand may, by their express provisions, expire during the term of the related mortgage loan. For example:

●
In the case of the portfolio of mortgaged property identified on Annex A-1 to this free writing prospectus as YNJ Hospitality Portfolio, which secure a mortgage loan representing approximately 0.7% of the outstanding pool balance as of the cut-off date, (i) the mortgaged property known as Holiday Inn Express London currently operates under a franchise agreement with Holiday Hospitality Franchising, Inc. that expires on May 14, 2017, with no option for renewal and (ii) the property known as Comfort Inn Columbus currently operates under a franchise agreement with Choice Hotel International, Inc. that expires on July 6, 2019, with an option for renewal.

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Hampton Inn St. Petersburg, which secures a mortgage loan representing approximately 0.6% of the outstanding pool balance as of the cut-off date, the mortgaged property is subject to a franchise agreement with Promus Hotels, Inc. a subsidiary of Hilton Hotels Corporation, that expires on August 30, 2023, with no renewal options.

No assurance can be given that such agreements will be renewed.  In addition, no assurance can be given that a franchise or management agreement will not be terminated for any other reason during the term of the related mortgage loan or that the issuing entity would be able to renew a franchise or management agreement or obtain a new franchise or management agreement following termination of the agreement, including with respect to any in place at the time of foreclosure.

For example, with respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as DoubleTree Beachwood, representing approximately 2.4% of the outstanding pool balance as of the cut-off date, the mortgaged property failed its most recent quality inspection report conducted by the franchisor.  Although no notice of default under the franchise agreement has been given by the franchisor, the continued failure of such a report could result in a cancellation of the related franchise agreement and a default under the related mortgage loan.  The lender has certain cure rights under the related comfort letter, and the mortgage loan is fully recourse to the borrower and the guarantor for any cancellation of the franchise agreement.

There can be no assurance that a hospitality property currently in a relationship with a franchisor or hotel chain will continue such  relationship.  As a result, such property may be relinquished of requirements to maintain certain standards and satisfy certain criteria that are typically required by a franchisor or a hotel chain.  As a result, such hospitality properties would lack the benefits of a strong franchise or brand affiliation.

Retail Properties Have Special Risks

There are 22 mortgaged properties that are retail properties, representing approximately 27.4% of the outstanding pool balance as of the cut-off date (by allocated loan amount).  For a list of retail properties with a single tenant, see Annex A-1 to this free writing prospectus.  The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics.  The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Certain retail properties may have other non-retail types of tenants including office and medical office tenants.  For risks related to office tenants, see “—Office Properties Have Special Risks” in this free writing prospectus.

The Presence or Absence of an “Anchor Tenant” May Adversely Affect the Economic Performance of a Retail Property.  Whether a retail property is “anchored,” “shadow anchored” or “unanchored” is also an important consideration.  The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants.  An “anchor tenant” is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property.  Many of the retail properties securing one or more of the mortgage loans also have shadow anchor tenants.  A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but not on the mortgaged property.  The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor tenant or self-owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

Although a shadow anchor that owns its own parcel does not pay rent, it generally is required to pay a contribution toward common area maintenance under a reciprocal easement or similar agreement.  However, there can be no assurance that a shadow anchor will satisfy its obligations under any such agreement.

Sixteen (16) of the retail mortgaged properties, representing approximately 24.1% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are retail properties that are considered by the applicable sponsor to have an “anchor tenant” or “shadow anchor tenant” or are leased to a single tenant. For identification of retail properties with a single tenant, see Annex A-1 to this free writing prospectus.

In certain instances with respect to the mortgaged properties, anchor tenant leases may expire during the term of the related mortgage loan.  We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.  In addition, an anchor tenant or shadow anchor tenant lease that expires near or shortly following the maturity date of a mortgage loan may make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan.

In addition, various anchor parcels and/or anchor improvements at a mortgaged property may be owned by the anchor tenant (or an affiliate of the anchor tenant) or by a third party and therefore not be part of the related mortgaged property and the related borrower may not receive rental income from such anchor tenant.

Retail properties that have shadow anchor stores often have reciprocal easement and operating agreements (each, an “REA”) between the retail property owner and such shadow anchors that contain certain operating and maintenance covenants.

Anchor tenants that lease their stores often have operating covenants as well.  Such operating covenants may be provided for in the anchor tenant lease or in the REA, if any, affecting the mortgaged property.  Anchor tenants that have no operating covenants or whose covenants have expired previously or will expire during the terms of the related mortgage loan (as is the case with several retail tenants at mortgaged properties securing mortgage loans in the mortgage pool) are or will not be contractually obligated to operate their stores at the applicable mortgaged property.  Retail mortgaged properties that secure mortgage loans in the pool have tenants that are permitted to cease operations at the related mortgaged property prior to lease termination (i.e., “go dark”), provided such tenant continues to pay rent.

Tenant leases and REAs at retail mortgaged properties may have co-tenancy clauses which permit the applicable tenants to abate the rent payable, cease operating and/or terminate their leases if certain other tenants (in particular, anchor tenants) cease operations at the related mortgaged property and/or if a specified percentage of the stores at the related mortgaged property are not occupied and operating and also have certain other termination rights related to sales targets.  Certain of the operating covenants with respect to the retail mortgaged properties may have expired or will expire prior to the maturity date of the related mortgage loan.  We cannot assure you that operating covenants will be obtained in the future for these or any of the tenants.

Certain anchor tenant and tenant estoppels obtained in connection with the origination of the mortgage loans identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA.  Such disputes, defaults or potential defaults, could lead to a set off of rent, to a termination or attempted termination of the applicable lease or REA by the tenant or to litigation against the related borrower.  There can be no assurance that the identified tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, there can be no assurance that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

Current Levels of Property Income May Not Be Maintained Due to Varying Tenant Occupancy.  Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties.  Certain tenants at the retail mortgaged properties may be paying rent but are not yet in occupancy or have signed leases but have not yet started paying rent and/or are not yet in occupancy.

Certain tenants currently may be in a rent abatement period.  There can be no assurance that such tenants will be in a position to pay full rent when the abatement period expires.  Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants.  We cannot assure you that the rate of occupancy at the stores will remain at the current levels or that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Competition May Adversely Affect the Performance of a Retail Property.  Retail properties also face competition from sources outside a given real estate market.  For example, all of the following compete with more traditional retail properties for consumer business:

●	factory outlet centers;

●	discount shopping centers and clubs;

●	video shopping networks;

●	catalogue retailers;

●	home shopping networks;

●	direct mail;

●	internet websites; and

●	telemarketers.

Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.  Moreover, additional competing retail properties have been and may in the future be built in the areas where the retail properties are located.  Such competition could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

In addition, although renovations and expansion at a mortgaged property will generally enhance the value of the mortgaged property over time, in the short term, construction and renovation work at a mortgaged property may negatively impact net operating income as customers may be deterred from shopping at or near a construction site.

See Annex A-1 to this free writing prospectus for the 5 largest tenants (by net rentable area leased) at each of the retail mortgaged properties.

Office Properties Have Special Risks

There are 17 office properties, representing approximately 26.3% of the outstanding pool balance as of the cut-off date (by allocated loan amount).

Various factors may adversely affect the value of office properties, including:

●	the quality of an office building’s tenants;

●	the quality of property management;

●	provisions in tenant leases that may include early termination provisions;

●	an economic decline in the business operated by the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, including, without limitation, current business wiring requirements);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

See Annex A-1 to this free writing prospectus for the 5 largest tenants (by net rentable area leased) at each of the office mortgaged properties.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Industrial Properties Have Special Risks

There are 16 industrial properties, representing approximately 7.8% of the outstanding pool balance as of the cut-off date (by allocated loan amount).  Significant factors determining the value of industrial properties are:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties often are dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties.  Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.  In addition, industrial properties are often more prone to environmental concerns due to the nature of items being stored or type of work conducted at the property.

Aspects of building site design and adaptability affect the value of an industrial property.  Site characteristics which are generally desirable to an industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility.  Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.  Because of the construction utilized in connection with certain industrial facilities, it might be difficult or costly to convert such a facility to an alternative use.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities.  Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses.  Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases.  In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

Certain of the industrial properties may contain warehouse spaces.  Properties with warehouse space may be adversely affected by reduced demand for such space occasioned by a decline in need for warehouse space by a particular industry segment that had been leasing or typically leases such spaces.  Also, warehouse space that was built to suit the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

Multifamily Properties Have Special Risks

There are 15 multifamily properties, representing approximately 5.9% of the outstanding pool balance as of the cut-off date (by allocated loan amount).

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

●	the quality of property management;

●	the location of the property (e.g., a change in the neighborhood over time or increased crime in the neighborhood);

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●
in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●
in the case of certain of the multi-family properties that are considered to be “flexible apartment properties,” such properties have a significant percentage of their units leased to tenants under short term leases (less than one-year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age of tenants who may reside at the property, thereby limiting the pool of potential tenants;

●	the presence of competing properties and residential developments in the local market;

●
the existence of corporate tenants renting large blocks of units at the property, which if such tenant vacates would leave the property with a significant percentage of unoccupied space, and if such tenant was renting at an above-market rent may make finding replacement tenants difficult;

●	the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

●	state and local regulations;

●	government assistance/rent subsidy programs; and

●	national, state or local politics.

State Regulations and Government Subsidies May Affect a Borrower’s Ability To Repay a Multifamily Mortgage Loan.  Certain states regulate the relationship of an owner and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors.  Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities, including those in which certain of the mortgaged properties are located, impose rent control or rent stabilization rules on apartment buildings.  These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  In many cases, the rent control laws do not permit vacancy decontrol.  Some local authorities may not be able to impose rent control because it is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states.  In other states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.  In some jurisdictions, including, for example, New York City, many apartment buildings are subject to rent stabilization and some units are subject to rent control.  These regulations, among other things, limit a borrower’s ability to raise rents above specified percentages.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repair or renovate the mortgaged property or repay its mortgage loan from net operating income or from the proceeds of a sale or refinancing of the mortgaged property.

Certain of the mortgage loans may be secured now or in the future by mortgaged properties that are eligible for and have received low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, in respect of various units within the property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development.  The depositor gives no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Mortgage Loans Subject to Government Assistance Programs” in this free writing prospectus.

Certain Risks Related to Multifamily Properties with Age Restrictions.  The mortgaged property identified on Annex A-1 to this free writing prospectus as Towne Village, which secures a mortgage loan representing approximately 0.4% of the outstanding pool balance as of the cut-off date, requires that residents be 55 years of age or older, thereby limiting the potential tenant pool.  The mortgaged property is a “special purpose” property that could not be readily converted to general residential, retail or office use.  Thus, if the operation of the mortgaged property becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property was readily adaptable to other uses.

Self Storage Properties Have Special Risks

There are 19 self storage properties, representing approximately 3.7% of the outstanding pool balance as of the cut-off date.  Various factors may adversely affect the value and successful operation of a self storage property.

Self storage facilities are considered vulnerable to competition, because both acquisition and development costs and break-even occupancy are relatively low.  The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures.  Thus, if the operation of any of the self storage properties becomes unprofitable due to:

●	decreased demand;

●	competition;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single-family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	other factors;

so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage property were readily adaptable to other uses.

Tenant privacy, anonymity and efficient and/or unsupervised access may heighten environmental risks (although lease agreements generally prohibit users from storing hazardous substance in the units).  No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage properties and there is no assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as U-Haul Pool 3, which secures a mortgage loan representing approximately 2.5% of the outstanding pool balance as of the cut-off date, the related borrowers may acquire properties adjacent to an existing mortgaged property for expansion purposes.  For additional information, see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Addition of Real Property to the Mortgaged Property” in this free writing prospectus.

Mixed Use Properties Have Special Risks

There is 1 mixed use property, representing approximately 0.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount).  This mixed use property contains the following property types: retail and garage or parking.  Such mortgaged property is subject to the risks relating to the property types described in “—Retail Properties Have Special Risks” and “—Parking Properties Have Special Risks” in this free writing prospectus.  See Annex A-1 to this free writing prospectus for the 5 largest retail and/or garage or parking tenants (by net rentable area leased) at the mixed use property.  A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Manufactured Housing Community Properties Have Special Risks

There is 1 manufactured housing community property, securing approximately 0.3% of the outstanding pool balance as of the cut-off date (by allocated loan amount).  Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing community properties;

●	apartment buildings; and

●	site built single family homes.

Other factors may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●	the ability of management to provide adequate maintenance and insurance;

●	the type of services or amenities it provides;

●	the property’s reputation;

●	restrictions on the age of tenants that may reside at the property; and

●	state and local regulations, including rent control and rent stabilization.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the issuing entity have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments.  In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate.  In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home.  Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan.  Some of the leased homes that are not collateral for the related mortgage loan may be rented on a lease-to-own basis.

Some of the manufactured housing community mortgaged properties securing the mortgage loans are not connected to public water and sewer systems.  In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future.  In addition, the use of well water and/or septic systems or private sewage treatment facilities enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Some of the manufactured housing community mortgaged properties require that residents be 55 years of age or older, thereby limiting the potential tenant pool.  The manufactured housing community properties are “special purpose” properties that could not be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Parking Properties Have Special Risks

The mortgaged property identified on Annex A-1 to this free writing prospectus as Van Ness Mixed Use, which secures a mortgage loan representing approximately 0.7% of the outstanding pool balance as of the cut-off date, is partially comprised of a parking garage.  Parking garages and parking lots present risks not associated with other properties.  The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.  See “—Some Mortgaged Properties May Not Be Readily Convertible To Alternative Uses” in this free writing prospectus.

Risks of Co-Tenancy and Other Early Termination Provisions in Retail and Office Leases

Retail, office, mixed use and industrial properties may have tenants with leases that give tenants the right to terminate the related lease or abate or reduce rent for various reasons or upon various conditions, including (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at or otherwise affecting access to or parking on the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of or access to or parking upon the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property above a certain threshold or that interferes with a tenant’s use of or access to such mortgaged property or that otherwise renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if a tenant is unable to exercise expansion rights, (viii) if utilities or other essential services are not provided to the subject space for a specified period, or (ix) if the landlord defaults on its obligations under the lease.  In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not violate those restrictions if it feels that such violation may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.

In addition, it is common for non-anchor tenants at anchored or shadow-anchored retail centers to have the right to terminate their leases or abate or reduce rent if the anchor or shadow anchor tenant goes dark.  In addition, an anchor tenant may have a similar co-tenancy provision in its lease based on the continued operations of another anchor tenant.  Even if tenant leases do not include provisions granting such termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents.  If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

In addition, certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases and/or abate or reduce rent if a certain number of other tenants, and/or other tenants occupying a specified percentage of the total space, cease to operate at the applicable mortgaged property.  Further, certain of the tenant leases for the other mortgaged properties may permit affected tenants to terminate their leases if a tenant at an adjacent or nearby property terminates its lease or goes dark.  For example, with respect to the top 10 mortgage loans and the related tenants listed on Annex A-1 to this free writing prospectus:

●
With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Gateway Center Phase II, which secures a mortgage loan representing approximately 10.1% of the outstanding pool balance as of the cut-off date, the fourth largest tenant, Sports Authority, occupying approximately 5.6% of the net rentable area, may, subject to certain conditions, reduce its rent if less than 65% of the shopping center (excluding the tenant) is open and operating at the mortgaged property, and if such condition continues for a 12-month period, the tenant may elect to terminate its lease; and the fifth largest tenant, TJ Maxx, occupying approximately 5.5% of the net rentable area, may, subject to certain conditions, reduce its rent if both of JCPenney and ShopRite (or a qualified replacement retailer) are not open for business for 365 consecutive days, and if such condition continues for an additional 270 consecutive days, the tenant may elect to terminate its lease.

●
With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Beverly Connection, which secures a mortgage loan representing approximately 3.7% of the outstanding pool balance as of the cut-off date, the third largest tenant, Ross Dress For Less, occupying approximately 9.0% of the net rentable area, may, subject to certain conditions, reduce its rent if 50% of the shopping center and 25% of the leasable floor area of the second level of building in which the store is located have not been occupied by operating retailers for a 90-day period; and the fourth largest tenant, Nordstrom Rack, occupying approximately 8.8% of the net rentable area, may, subject to certain conditions, reduce its rent if less than two anchor tenants or 40% of the non-anchor tenants at the mortgaged property have not been open for a 12-month period, and if such closures continue for an additional 12-month period, the tenant may elect to terminate its lease.

In addition, certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases or abate rent prior to the stated lease expiration date for no reason after a specified period of time following commencement of the lease and/or solely upon notice to the landlord.

See “—Risks Related to Tenants—Certain Additional Risks Related to Tenants” in this free writing prospectus.

Any exercise of the foregoing termination rights could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  We cannot assure you that any vacated space could or would be re-let.  Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents.  See “—Risks Related to Tenants—Certain Additional Risks Related to Tenants” in this free writing prospectus.

Condominium Properties Have Special Risks

In the case of 1 of the mortgaged properties, representing approximately 9.7% of the outstanding pool balance as of the cut-off date, the related mortgage loan is secured, in whole or in part, by the related borrower’s fee simple ownership interest in one or more condominium units.

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws.  Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium.  In certain cases, the related borrower does not have a majority of votes on the condominium board.  For example, with respect to the top 20 mortgage loans the related borrower does not have a majority of votes on the condominium board:

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as InterContinental Miami, which secures a mortgage loan representing approximately 9.7% of the outstanding pool balance as of the cut-off date, the mortgaged property is subject to a condominium that consists of two units, a hotel unit which is the mortgaged property and an office unit.  The borrower does not control the condominium board but all decisions must be unanimous.

Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty.  Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.  In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements.  In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property.  Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure.  Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances.  For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners.  If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common.  This could cause an early and unanticipated prepayment of the mortgage loan.  There can be no assurance the proceeds from partition will be sufficient to satisfy borrower’s obligations under the mortgage loan.

Due to the nature of condominiums and a borrower’s ownership interest therein, a default on a mortgage loan secured by the borrower’s interest in one or more condominium units may not allow the related lender the same flexibility in realizing upon the underlying real property as is generally available with respect to non-condominium properties.  The rights of any other unit owners, the governing documents of the owners’ association and state and local laws applicable to condominiums must be considered and respected.  Consequently, servicing and realizing upon such collateral could subject the issuing entity to greater expense and risk than servicing and realizing upon collateral for other mortgage loans that are not condominiums.

Risks Related to Construction, Development, Redevelopment, Renovation and Repairs at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing, or are expected to undergo in the future, material construction, development, redevelopment, renovation or repairs.  For example, with respect to a mortgaged property that currently or is expected to undergo material construction, development, redevelopment, renovation or repairs and is a mortgaged property that (i) secures a mortgage loan that is one of the top 20 mortgage loans or (ii) where such related costs are anticipated to be more than 5% of the related mortgage loan cut-off date balance:

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Culver City Creative Office, which secures a mortgage loan representing approximately 4.8% of the outstanding pool balance as of the cut-off date, a new building, which represents approximately 8.1% of the total net rentable area on the mortgaged property, is currently under construction and it is anticipated that such construction will be complete by the end of the fourth quarter 2014.  The fourth largest tenant, Omelet, has signed a lease to occupy 100% of this new building upon completion of construction.  See “—Risks Related to Tenants” above.

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Weber Industrial Portfolio, which secures a mortgage loan representing approximately 2.2% of the outstanding pool balance as of the cut-off date, a new building is currently under construction at the mortgaged property identified on Annex A-1 as 417 & 433 West 164th Street and it is anticipated that such construction will be completed within six months of the mortgage loan closing.  The sole tenant at such mortgaged property, TCFI CP LLC, has signed a lease to occupy 100% of this new building upon completion of construction.  The borrower has reserved $1,900,000 for the completion of the tenant’s build-out at such mortgaged property.

We cannot assure you that any current or planned construction, redevelopment, renovation or repairs will be completed, that such construction, redevelopment, renovation or repairs will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan and/or the value of the related mortgaged property, which could affect the ability of the borrower to repay the related mortgage loan.

If the related borrower or tenant fails to pay the costs for work completed or material delivered in connection with such ongoing construction, redevelopment, renovation or repairs, the related mortgaged property may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.  The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or other users and, accordingly, could have a negative impact on net operating income.

Furthermore, in the event of a foreclosure on any mortgaged property following a default on a related mortgage loan, the special servicer will generally retain an independent contractor to operate the mortgaged property.  Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when default on the mortgage loan becomes imminent.  In addition, financing will generally be required to complete any such construction work, the availability of which may be particularly limited due to the issuing entity’s inability to incur debt.  The inability to complete such construction work may result in lower cash flows and less liquidation proceeds to the issuing entity than if such construction were able to be completed.

Competition May Adversely Affect the Performance of the Mortgaged Property

Borrowers, affiliates of borrowers, and property managers of mortgaged properties may currently own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located.  Property managers at the related mortgaged properties also may manage competing properties, including, without limitation, properties that may be situated near or even adjacent to the mortgaged properties.  None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near, the mortgaged properties.

Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties

With respect to certain mortgage loans, one or more tenants or another person may have (or the related mortgaged property may be subject to) a purchase option, a right of first refusal or right of first offer in the event a sale is contemplated, a right of first refusal to purchase a leasehold interest in the premises if the sale of the borrower’s leasehold interest is contemplated or an option to purchase all or a portion of the related mortgaged property, a reverter or revesting right and/or various similar rights.

For example, with respect to the top 20 mortgage loans:

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Gateway Center Phase II, which secures a mortgage loan representing approximately 10.1% of the outstanding pool balance as of the cut-off date, a portion of the mortgaged property is subject to a Land Disposition Agreement (the “LDA”) by and between The City of New York, acting by and through its Department of Housing Preservation and Development (the “City”), as seller, and the borrower’s sole member and predecessor-in-interest as owner of the mortgaged property (“Borrower Member”), as buyer, and the deed by which Borrower Member acquired a portion of the mortgaged property from the City (the “City Deed”), pursuant to which the Borrower Member agreed to complete certain construction on the mortgaged property. Upon the occurrence of certain defaults with respect thereto under the LDA or the City Deed, the City of New York has certain revesting or reverter rights to reacquire title to the property conveyed by the City Deed, which rights terminate upon issuance of a certificate of completion for the construction in accordance with the LDA. The City has entered into a subordination agreement with the lender.

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as InterContinental Miami, which secures a mortgage loan representing approximately 9.7% of the outstanding pool balance as of the cut-off date, the mortgaged property is subject to a management agreement with an initial term that terminates in April 2025, and has three 10-year extension terms, with IHG Management (Maryland), LLC, pursuant to which, the manager has a right of first offer to purchase the hotel if any member of the related hotel owner group attempts to sell the hotel to any purchaser and such right of first offer will survive the sale to any purchaser and bind each successive owner of the hotel.  In addition, pursuant to a subordination, non-disturbance and attornment agreement among lender, manager and the borrowers, lender has agreed, prior to the commencement of foreclosure action, to first offer the mortgage loan to the manager for a purchase price determined by lender but which can be equal to the total mortgage debt (the sum of principal, accrued and unpaid interest and default interest and protective advances). In addition, while the manager’s right of first offer to purchase the hotel does not apply to the sale of the hotel pursuant to a judicial foreclosure, it does apply to a consensual deed in lieu of foreclosure transaction.  Furthermore, upon the foreclosure of the mortgage loan, the manager has agreed to attorn to the purchaser of the hotel  provided that the purchaser is not a  “prohibited party” under the IHG management agreement. The IHG management agreement defines “prohibited party” as an entity that  (i) licenses, owns or controls a competing hotel brand, (ii) does not have adequate financial capability to own and operate the hotel in accordance with the requirements and standards set forth in  the management agreement, (iii) would adversely affect the ability of manager or its affiliates to obtain or retain any license or permit for the hotel or any other hotel then operated by manager or its affiliates, or does not generally have a reputation for integrity or success in the industry, or (iv) is a specially designated or blocked person.  In connection with a purchase by lender pursuant to a foreclosure or deed in lieu of foreclosure, so long as lender is an “institutional lender,” lender will not be required to satisfy clauses (i) or (iv) of such definition.

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Dollar General, which secures a mortgage loan representing approximately 3.4% of the outstanding pool balance as of the cut-off date, the single tenant has a right of first refusal to purchase the mortgaged property within 20 days of receipt of the borrower’s notice of a bona fide offer to purchase the mortgaged property. The right of first refusal will not apply to a disposition of the mortgaged property via foreclosure or deed-in-lieu of foreclosure.  The right of first refusal will not apply to any sale of the mortgaged property that occurs during the existence of an event of default under the related lease agreement.

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Myrtle Beach Marriott Resort & Spa, which secures a mortgage loan representing approximately 2.5% of the outstanding pool balance as of the cut-off date, the mortgaged property is subject to a franchise agreement with Marriott International, Inc., pursuant to which the franchisor has a right to purchase the hotel if the franchisee attempts to sell the hotel to a competitor of Marriott International.

●
With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as Weber Industrial Portfolio, representing approximately 2.2% of the outstanding pool balance as of the cut-off date, the sole tenant at the mortgaged properties identified on Annex A-1 to this free writing prospectus as 417 & 433 West 164th Street, 120-150 West 154th Street, 7051-7061 Patterson Drive or 529-531 Aldo Avenue (collectively, the “CA Portfolio Properties”) has a right of first refusal to purchase all of the CA Portfolio Properties, or the mortgaged properties located at 417 West 164th Street and 120, 128, 132 and 150 West 154th Street on a stand-alone basis, within 20 days after receipt of the borrower’s notice of intent to sell such mortgaged properties to a third party.  The right does not apply to a sale of the mortgaged property pursuant to a foreclosure or deed-in-lieu of foreclosure of the mortgage loan.  In addition, the tenant at the CA Portfolio Properties has the option to purchase all of the CA Portfolio Properties, or may purchase the mortgaged properties located at 417 West 164th Street and 120, 128, 132 and 150 West 154th Street on a stand-alone basis, at any time after April 7, 2015, subject to, among other things, the payment of a purchase price equal to the greater of (a) the then-current base rent payable by the tenant under its lease for the preceding 12 months applicable to the mortgaged properties that are subject to the purchase option, divided by 8% and (b) $27,500,000, subject to certain reductions based on mortgaged properties not included in the option to purchase and certain unfunded tenant improvement allowances, and subject to a 3% increase in the purchase price commencing on January 1, 2017 and on each January 1 thereafter.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Property Releases” in this free writing prospectus.

These rights, which may not be subordinated to the related mortgage, may impede the lender’s ability to sell the related mortgaged property at foreclosure or after acquiring the mortgaged property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged property.  Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of any mortgage loan seller, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans transferred by such mortgage loan seller could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon an opinion of counsel that the conveyance of the applicable mortgage loans to the depositor would generally be respected in the event of the bankruptcy or insolvency of the related mortgage loan seller, which opinion will be subject to various assumptions and qualifications, the depositor believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position.  Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates

Certain Environmental Laws May Negatively Impact a Borrower’s Ability To Repay a Mortgage Loan.  Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal, remediation or containment of hazardous or toxic substances on, under, in, or emanating from that property.  Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  For example, certain laws impose liability for release of asbestos containing materials into the air or require the removal or containment of the asbestos containing materials; polychlorinated biphenyls in hydraulic or electrical equipment are regulated as hazardous or toxic substances; and the U.S. Environmental Protection Agency has identified health risks associated with elevated radon gas levels in buildings.  In some states, contamination of a property may give rise to a lien on the property for payment of the costs of addressing the condition.  This lien may have priority over the lien of a pre-existing mortgage.  Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator.  In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the offsite locations where that person’s hazardous substances were disposed.  Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

Federal law requires owners of certain residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint.  Contracts for the purchase and sale of an interest in residential housing constructed prior to 1978 must contain a “Lead Warning Statement” that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint.  The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.  Property owners may be held liable for injuries to their tenants resulting from exposure to lead-based paint under common law and various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party.  The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the mortgaged property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the issuing entity) could be liable for the costs of responding to an environmental hazard.  See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

A Borrower May Be Required To Take Remedial Steps with Respect to Environmental Hazards at a Property.  In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property:

●	an environmental consultant investigated those conditions and recommended no further investigations or remedial action;

●	a responsible third party was identified as being responsible for the remedial action; or

●	the related originator of the subject mortgage loan generally required the related borrower to:

(a)      take investigative and/or remedial action;

(b)      carry out an operation and maintenance plan or other specific remedial action measures post-closing and/or to establish an escrow reserve in an amount sufficient for effecting that plan and/or the remedial action;

(c)      monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified by the environmental consultant;

(d)      obtain or seek a letter from the applicable regulatory authority stating that no further action was required;

(e)      obtain environmental insurance or provide an indemnity or guaranty from an individual or an entity (which may include the loan sponsor); or

(f)       the circumstance or condition has been remediated in all material respects.

See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition

The mortgage loan sellers have represented to the depositor that all of the mortgaged properties have had an environmental site assessment within the 8 months preceding the origination date of the related mortgage loan.  The mortgage loan sellers have represented to the depositor that to the extent a Phase II environmental site assessment was recommended, such Phase II environmental site assessment was conducted or other measures were taken, such as obtaining a lender’s environmental insurance policy.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” in this free writing prospectus.

There can be no assurance that any environmental site assessment, study or review or Phase I and/or Phase II environmental site assessment sampling revealed all possible environmental hazards or that all environmental matters that were revealed were or will be remediated or otherwise adequately addressed.  The environmental assessments relating to certain of the mortgage loans revealed the existence of various current and historical recognized environmental conditions, including: (i) the existence of friable or non-friable asbestos-containing materials, mold, lead-based paint, lead in drinking water, radon gas, leaking aboveground and/or underground storage tanks; (ii) the current or historical use as a dry cleaning operation, gas station, auto/truck repair operation, manufacturing facility, photo development operation, asphalt plant, oil company, and/or storage facility for large quantities of waste chemicals, fertilizers, pesticides, fuels and/or other regulated materials; and (iii) the presence of polychlorinated biphenyl contamination, soil and/or ground water contamination (or potential contamination) from onsite and/or off-site sources, elevated soil vapor concentrations, historic existence of natural gas wells or other material environmental conditions.  In some cases, particularly with respect to multifamily and manufactured housing community mortgaged properties, a property owner must disclose an environmental condition to potential tenants which may deter them from leasing the subject space.  The environmental assessments relating to certain of the mortgage loans may have revealed that the related mortgaged property was located in or near a superfund site.  For information regarding environmental site assessments at the mortgaged properties, see “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” below.

The mortgage loan sellers have informed us of the following potential environmental concerns:

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Gateway Center Phase II, which secures a mortgage loan representing approximately 10.1% of the outstanding pool balance as of the cut-off date, the Phase I environmental report dated June 18, 2014 recommended that (i) an open spill case relating to a release of approximately 20 gallons of diesel fuel on the mortgaged property be monitored until administrative closure is granted by the New York State Department of Environmental Conservation (“NYSDEC”); (ii) certain drums in the southern portion of the mortgaged property be provided with secondary containment or properly disposed of; and (iii) a closure report be submitted to the New York City Department of Environmental Protection (“NYCDEP”), as required per a Remedial Action Plan (“RAP”) approved by the NYCDEP and implemented at the mortgaged property in relation to the property’s historical use as a landfill.  The Phase I environmental report identifies an unrelated party as the party that is responsible for the open spill case and is required by the NYSDEC to submit a narrative cleanup report and manifest information; and, pursuant to the mortgage loan documents, the borrower and the related guarantor are required to seek closure for the mortgaged property under the RAP, and provide secondary containment for or to dispose of the drums.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 10 Clifton, which secures a mortgage loan representing approximately 0.8% of the outstanding pool balance as of the cut-off date, the related Phase I environmental site assessment (“ESA”) reported that historic fill related to a previous manufacturing facility at the Mortgaged Property resulted in soil and groundwater contamination. The contamination was discovered during a transfer of property ownership in 1998, and the Mortgaged Property has been under investigation by a Licensed Site Remediation Professional (“LSRP”) pursuant to the New Jersey Industrial Site Recovery Act (“ISRA”). A Remediation Agreement was executed by the New Jersey Department of Environmental Protection and the responsible party Lawson Mardon USA, Inc. (“LMU”). Investigation results to date indicate that that contamination is decreasing, and an evaluation pursuant to state guidelines ruled out vapor intrusion concern.  Remaining subsurface soil impacts are subject to engineering controls and deed restrictions.  LMU has posted a letter of credit in the amount of $530,000 as the ISRA Remediation Funding Source (“RFS”) for the remaining remediation work necessary to achieve No Further Action status, and the LSRP confirmed to the ESA that the RFS is adequate.  Additionally, prior to closing, the lender required that the related borrower receive and submit a current preliminary assessment report reviewed by an independent environmental attorney approved by the lender, in order to establish grounds for innocent purchaser protection pursuant to the New Jersey Spill Act. The lender also engaged a separate independent LSRP to provide a desktop review and cost analysis on the worst case estimated remaining remediation costs, which were estimated to range from approximately $195,000 to $400,000.

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In the case of the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as YNJ Hospitality Portfolio, which secures a mortgage loan representing approximately 0.7% of the outstanding pool balance as of the cut-off date, a Phase I environmental site assessment and a Phase II environmental site assessment in respect of the mortgaged property known as Comfort Inn Columbus identified an old underground fuel storage tank that remains at the mortgaged property and resulted in soil contamination. The environmental site assessments recommend removing the underground storage tank and related soil contamination at an estimated cost of $17,500, but also note that higher costs potentially could be incurred.  Pursuant to the loan agreement, the borrower covenanted to complete the necessary remedial work and 125% ($30,625) of the estimated amount was reserved.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Pacific Plaza, which secures a mortgage loan representing approximately 0.6% of the outstanding pool balance as of the cut-off date, the Phase I identified the current presence of a dry cleaner at the mortgaged property, which uses chemical solvents that can easily migrate into the subsurface.  In 2009, the dry cleaning tenant was issued a Notice to Comply by the South Coast Air Quality Management District for failure to properly store chemical solvent waste.  The Phase I recommended a Phase II environmental site assessment be conducted to assess potential impacts from the on-site dry cleaning facility.  The Phase II environmental site assessment identified elevated contamination levels in soil gas samples at the mortgaged property, and chemical solvents were detected in the soil gas above screening levels.  The Phase II environmental site assessment recommended contacting the appropriate regulatory agency to notify them of results, and further investigation to determine the lateral and vertical presence of chemical solvents in the soil gas.  An additional environmental assessment conducted on August 15, 2014, recommended a soil vapor extraction system be installed at the mortgaged property.  A $150,000 environmental reserve was established at the closing of the mortgage loan in connection with the costs of the installation of the soil vapor extraction system, and the borrower is required to install such system by March 10, 2015.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Plantation Village, which secures a mortgage loan representing approximately 0.3% of the outstanding pool balance as of the cut-off date, the Phase I environmental site assessment dated July 18, 2014 identified two recognized environmental conditions: (i) historic use of the mortgaged property as a pump station, and (ii) the property adjacent to the mortgaged property is identified as a LUST facility. The Phase I environmental site assessment recommends that vapor testing be performed at the mortgaged property to determine if any potential vapor impact has occurred due to historic operations. The party responsible for the environmental conditions, Kinder Morgan, has provided a full hold harmless and indemnity to the borrower, which flows with direct privity to the lender for a period of five years following a “No Further Action” declaration by the appropriate regulatory authority.  If the indemnity expires during the term of the mortgage loan, the borrower has covenanted to obtain an environmental impairment liability insurance policy for the remainder of the mortgage loan term plus an extended reporting period of up to 36 months, with limits of liability no less than $3,000,000 (provided, however, that if the annual premium for such policy exceeds $75,000, the borrower will only be obligated to purchase the maximum amount of coverage available at such cost) per incident and in the aggregate, and a deductible or self-insured retention of not more than $50,000 from an A.M. Best “A” rated insurance provider.

There can be no assurance that the reserve amounts will be sufficient to obtain “no further action” status, remediate any environmental conditions or to clean up the related mortgaged property.

With respect to the mortgaged properties identified in the bullets below, the related borrower obtained a lender’s environmental insurance policy in lieu of obtaining a Phase II environmental site assessment or providing an indemnity or guaranty from a sponsor in connection with the breach of environmental covenants in the related mortgage loan documents or in connection with a potential environmental concern.

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In the case of the mortgaged properties identified on Annex A-1 to this free writing prospectus as U-Haul Pool 3, which secures a mortgage loan representing approximately 2.5% of the outstanding pool balance as of the cut-off date, an environmental insurance policy was obtained in lieu of obtaining a Phase II environmental site assessment to address a number of environmental concerns that required remedial work, and in addition an environmental indemnity was obtained from the borrower sponsor.  The policy has a term of 10 years, a limit of $3,000,000 per claim and $10,000,000 in the aggregate and a deductible of $50,000. Premium amounts have been paid in full.

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In the case of the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as Weber Industrial Portfolio, which secures a mortgage loan representing approximately 2.2% of the outstanding pool balance as of the cut-off date, Phase I assessments conducted at the mortgaged properties identified on Annex A-1 as 417 & 433 West 164th Street, 120-150 West 154th Street, 7051-7061 Patterson Drive and 529-531 Aldo Avenue, identified environmental concerns at each of the related mortgaged properties related to the former and current use of such mortgaged properties, and recommended that Phase II environmental site assessments be conducted at each related mortgaged property.  In lieu of conducting a Phase II environmental site assessment at each of the 417 & 433 West 164th Street, 120-150 West 154th Street, 7051-7061 Patterson Drive and 529-531 Aldo Avenue mortgaged properties, the borrower obtained a Lender Environmental Collateral Protection and Liability insurance policy from Zurich North America subsidiary Steadfast Insurance Company (having a rating of “A+:XV” from A.M. Best Company and “AA-” from Fitch Ratings, Inc.). The policy has a term of 10 years with an optional extended reporting period of up to two years, a limit of $3,000,000 per claim and $9,000,000 in the aggregate and a deductible of $150,000. Premium amounts have been paid in full.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Metro Plaza, which secures a mortgage loan representing approximately 1.2% of the outstanding pool balance as of the cut-off date, the Phase I identified an incident report dated October 17, 1991, at which time a former tenant operating as a dry cleaner was found to have illegally disposed of chlorinated solvents relating to the dry cleaning operation into the building sewer. The Phase I recommended that additional investigation of the reported former dry cleaner be conducted.  In lieu of conducting a Phase II, the borrower obtained a Lender Environmental Collateral Protection and Liability insurance policy from Steadfast Insurance Company (having a rating of “A+:XV” from A.M. Best Company and “AA-” from Fitch Ratings, Inc.). The policy has a term of 10 years with an optional extended reporting period of up to three years, a limit of $2,000,000 per claim and in the aggregate and a deductible of $50,000. Premium amounts have been paid in full.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Van Ness Mixed Use, which secures a mortgage loan representing approximately 0.7% of the outstanding pool balance as of the cut-off date, the Phase I identified the former presence of an automotive repair operation at the mortgaged property until 2000, which included the use of hydraulic lifts, an exhaust trench, floor drains and automotive fluids, and the current presence of a dry cleaner at the mortgaged property since 1988.  The Phase I recommended that a Phase II environmental site assessment be conducted.  In lieu of conducting a Phase II, the borrower obtained a Lender Environmental Collateral Protection and Liability insurance policy from Steadfast Insurance Company (having a rating of “A+:XV” from A.M. Best Company and “AA-” from Fitch Ratings, Inc.). The policy has a term of 8 years, a limit of $2,000,000 per claim and in the aggregate and a deductible of $100,000. Premium amounts have been paid in full.

There can be no assurance that the policy amounts will be sufficient to remediate any environmental hazards or to clean up the related mortgaged property.

For more information regarding environmental considerations, see “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance

of Your Offered Certificates—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged property prior to acquiring title to the mortgaged property on behalf of the issuing entity or assuming its operation.  Such requirement may effectively preclude realization of the security for the related note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the issuing entity will become liable under any environmental law.  However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the issuing entity from potential liability under environmental laws.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date and Longer Amortization Schedules and Interest-Only Provisions May Increase Risk

With limited exception, the mortgage loans are non-amortizing or partially amortizing balloon loans or loans that provide incentives for the borrower to repay the loan by an anticipated repayment date.  Accordingly, most of the mortgage loans provide for substantial payments of principal to be due at their respective stated maturities or anticipated repayment dates, as applicable, and most of the mortgage loans that amortize have amortization schedules that are significantly longer than their respective terms.  Some of the mortgage loans provide for interest-only debt service payments for all or part of their respective terms.  A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment dates, as applicable, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all.  That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon or anticipated repayment date payment at maturity or on the related anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or such anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully amortizing mortgage loans.  This is because the borrower may be unable to repay the mortgage loan at that time.  In addition, fully-amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Balloon loans involve a greater risk to the lender than amortizing loans because a borrower’s ability to repay a balloon mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to effect a refinancing or sale will be affected by a number of factors as described in “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” in the prospectus.

In the case of the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Gateway Center Phase II, Harwood Center, 80 and 90 Maiden Lane, Beverly Connection and Myrtle Beach Marriott Resort & Spa, collectively representing approximately 26.1% of the outstanding pool balance as of the cut-off date, the balloon risk is enhanced by the existence of one or more companion loans.

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

The recent credit crisis and recent economic downturn resulted in tightened lending standards and a substantial reduction in capital available to refinance commercial mortgage loans at maturity.  These factors increased the risk that refinancing may not be available for commercial mortgage loans.  We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.  In addition, we cannot assure you that each borrower with an initial interest-only period will have the ability to make amortizing payments following the expiration of the initial interest-only period.

With respect to any loan with an anticipated repayment date, although the related borrower may have certain incentives to do so, the failure of such borrower to pay the loan in full on its anticipated repayment date will not be an event of default under the loan documents.

Neither we nor any of our affiliates nor any other seller or its affiliates will be obligated to refinance any mortgage loan underlying your certificates.  We cannot assure you that any borrower will have the ability to repay the remaining principal balances on the related maturity date or anticipated repayment date.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus.  See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” in the prospectus.

Risks Relating to Borrower Organization or Structure

With respect to the mortgage loan borrowers that are characterized as single purpose entities, in most cases, the mortgage loan documents generally contain covenants customarily employed to ensure that a borrower is a single purpose entity.  However, in many cases the borrowers are not required to observe all covenants that are typically required in order for them to be viewed under standard rating agency criteria as “special purpose entities.”  In most cases, the borrowers’ organizational documents or the terms of the mortgage loan documents typically limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness.  These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan.  However, we cannot assure you that the related borrowers will comply with these requirements.  In certain cases, the borrower is not a single purpose entity subject to such covenants. For example, in the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Marriott Atlanta Airport Gateway, representing approximately 7.2% of the outstanding pool balance as of the cut-off date, the borrower and fee owner of the mortgaged property is College Park Business and Industrial Development Authority (“BIDA”), a Georgia tax exempt development authority. It is not a single purpose entity. The lender was advised that under Georgia law, BIDA may not file for bankruptcy. AVR Gateway M LLC (“AVR Gateway”), a Delaware limited liability company and single purpose entity, has the exclusive right to develop and operate the mortgaged property pursuant to a Parcel Design, Development and Operating Agreement with BIDA, expiring in 2057. AVR Gateway has guaranteed all of the payments and obligations of BIDA under the mortgage loan documents.  Also, although a borrower may currently be characterized as a single purpose entity, such a borrower may have previously owned property other than (or otherwise engaged in activities unrelated to) the related mortgaged property and/or may not have observed all covenants and conditions which typically are required to view a borrower as a “single purpose entity.”  There can be no assurance that circumstances that arose when the borrower did not observe the required covenants will not impact the borrower or the related mortgaged property.  In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower.  One of the purposes of an independent director of the borrower (or of a special purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower’s own economic circumstances.  Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan.  Many of the mortgage loans with original principal balances below $25 million do not require the related borrowers to currently have independent directors.  The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Additionally, certain of the mortgage loans related to mortgaged properties located in Maryland may be structured with a borrower (that is directly obligated under the related note) that is different from the legal owner of the related mortgaged property. In such instances, the related property owner, although not obligated directly under the note, ordinarily agrees to guaranty all amounts payable by the related borrower under the related note and executes an indemnity deed of trust in favor of the lender to secure such guaranty.  In such instances, references to obligations and responsibilities of the “borrower” in this free writing prospectus, may apply to such property owner instead.  Although such indemnity deeds of trust executed prior to July 1, 2012 may have been exempt from mortgage recording tax under Maryland law, due to changes under Maryland law, indemnity deeds of trust executed on or after July 1, 2012 are not exempt from mortgage recording tax and the related property owners were required to pay all applicable Maryland recording tax at the time such mortgage loan was originated.  In certain cases, the property owners in those loans may choose to use the indemnity deed of trust structure to maintain their ability to attempt to take advantage of mortgage recording tax savings in the event Maryland mortgage recording tax law is revised to reinstitute the exemption.

In certain cases, a borrower may have a fund in its organizational structure, which fund has been organized to survive for a limited term.

See “Risk Factors—The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy” in the prospectus.

Tenancies in Common May Hinder Recovery

Seven (7) mortgage loans representing approximately 13.6% of the outstanding pool balance as of the cut-off date, have borrowers that own all or a part of the related mortgaged property as tenants-in-common. In a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property.  If such tenant-in-common borrower desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), the tenant-in-common borrower has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally.  As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment.  The bankruptcy, dissolution or action for partition by one or more of the tenant-in-common borrowers could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court will be reinstated), a material impairment in the property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  If a tenant-in-common borrower waived its right to partition, there can be no assurance that, if challenged, this waiver would be enforceable.

Risks Related to Additional Debt

The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender.  Generally, none of the depositor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan.  However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional debt secured by a mortgaged property with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” in this free writing prospectus.

The mortgage loans generally prohibit the borrower from incurring future unsecured debt that is not incurred in the ordinary course of business without the consent of the lender.  However, in general, any borrower that does not meet the single-purpose entity criteria may not be prohibited from incurring additional debt.  This additional debt may be secured by other property owned by such borrower.  Certain of these borrowers may have already incurred additional debt.  Also, in certain cases, co-mortgagors have executed the mortgage in order to encumber adjoining property or related property interests.  Such co-mortgagors may not be special purpose entities, and in such cases could have obligations, debt and activities unrelated to the mortgaged property.  In addition, the mortgage loan sellers have informed us that they are aware of actual or potential unsecured debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

Although the mortgage loans generally restrict the transfer or pledging of controlling general partnership and managing member interests in a borrower subject to certain exceptions, the terms of some mortgage loans permit, subject to certain limitations, among others, the transfer or pledge of (i) passive equity interests, such as limited partnership and non-managing membership interests in the related borrower, and/or (ii) less than a certain specified portion of the general partnership and managing membership interests in a borrower.  In addition, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine debt secured by pledges of their equity interests in such borrower.  In addition, the mortgage loan sellers have informed us that they are aware of existing or potential mezzanine debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower.  With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

Although the terms of the mortgage loans generally prohibit additional debt of the borrowers and debt secured by direct or indirect ownership interests in the borrowers, except as described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing,” it has not been confirmed whether or not any of the borrowers has incurred additional secured or unsecured debt, or has permitted encumbrances on the direct or indirect ownership interests in such borrowers.  There can be no assurance that the borrowers have complied with the restrictions on indebtedness contained in the related mortgage loan documents.

When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated, mezzanine or unsecured loans), the issuing entity is subjected to additional risk.  The borrower may have difficulty servicing and repaying multiple loans.  The existence of another loan generally makes it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan.  Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.  In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan, certain consent rights regarding, among other things, modifications of the related mortgage loan, certain consent rights regarding, among other things, annual budgets, leases and alterations with respect to the related mortgaged property and/or an option to purchase the mortgage loan after a default or transfer to special servicing pursuant to an intercreditor agreement.  The option to purchase the mortgage loan may cause an early prepayment of the related mortgage loan.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the issuing entity.  If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the issuing entity’s ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case.  The bankruptcy of another lender also may operate to stay foreclosure by the issuing entity.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

Furthermore, if another mortgage loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property or, in the case of a mezzanine loan, the related mezzanine lender may foreclose on its equity collateral or exercise its purchase rights, in each case, absent an agreement to the contrary, thereby causing a delay in payments, a change in control of the borrower and/or an involuntary repayment of the mortgage loan prior to its maturity date or its anticipated repayment date, as applicable.  The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.  In cases where the issuing entity is a party to any co-lender, intercreditor or similar agreement in connection with the additional debt described above, some provisions contained in that co-lender, intercreditor or similar agreement restricting another lender’s actions may not be enforceable by the trustee on behalf of the issuing entity.  If, in the event of the related borrower’s bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote the lender’s claim with respect to a bankruptcy proceeding, there could be a resulting impairment and/or delay in the trustee’s ability to recover with respect to the related borrower.

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action or any deficiency judgment proceedings.  In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender).  As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property.  This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.  A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien.  Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee, has certain special powers to avoid, subordinate or disallow debts.  In certain circumstances, the claims of the trustee, on behalf of the certificateholders, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases.  The federal bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the lender’s receipt of rents.  Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have a loan sponsor that has filed for bankruptcy protection more than ten years ago.  In all cases of which we are aware, the entity that was in bankruptcy has emerged from bankruptcy, although such entity may have emerged from bankruptcy within the last ten years.  Certain of the mortgage loans may have had a loan sponsor that filed (or a loan sponsor that caused an entity under its control to file) for bankruptcy protection within the last ten years.  See “—Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance” below.  We cannot assure you that, with respect to a loan sponsor that has filed (or has caused an entity under its control to file) for bankruptcy in the past, such loan sponsor will not be more likely than other loan sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related mortgage loan documents.  Nor can we assure you that the bankruptcies of loan sponsors have in all cases been disclosed to us.

Risks Related to Loan Sponsor Guaranties

Although the mortgage loans are considered to be non-recourse, some of the mortgage loans provide for recourse to a person or entity other than the borrower for certain carve-outs to the non-recourse provisions, such as fraud or other bad acts, among other things. In addition, in connection with the origination of certain mortgage loans, a borrower may have been permitted to provide a guaranty from its parent or loan sponsor in lieu of funding a reserve or providing an irrevocable letter of credit.

For example, with respect to the top 20 mortgage loans:

●
With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as 80 and 90 Maiden Lane, which secures a mortgage loan representing approximately 4.7% of the outstanding pool balance as of the cut-off date, the lease for the second largest tenant and the fourth largest tenant, Office of Children & Family Services and NYC Dept of Education, respectively, and the lease for one smaller tenant, which leases collectively represent approximately 13.1% of the net rentable area at the mortgaged property, consent of the related tenant is required in connection with an assignment of the leases.  The leases were assigned to the mortgage loan tenant-in-common borrowers (two of which are affiliates of the landlord under the related lease) but consent was not obtained.  The guarantors provided a rent guaranty related to these leases.

●
With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Beverly Connection, which secures a mortgage loan representing approximately 3.7% of the outstanding pool balance as of the cut-off date, the liability of the guarantors is not joint and several, and another individual (not one of the guarantors) has guaranteed certain full recourse items related to bankruptcy if such items occur as the result of the actions of one of the guarantors.  In addition, in connection with a “buy/sell” provision under the ground lease, the guarantors  have liability if the landlord under the ground lease (ground lessor) demands, pursuant to the ground lease, that the borrower either (A) make a true-up payment (with respect to additional rent under the ground lease) or (B) elect to buy or sell the leasehold interest in the mortgaged property and the borrower fails to either make the true-up payment, acquire the fee interest under the ground lease in accordance with the mortgage loan documents or obtain a release of the leasehold interest in the mortgaged property in accordance with the mortgage loan documents; provided that such recourse is limited to the outstanding principal balance of the mortgage loan, not to exceed the greater of (A) $39,000,000 and (B) 110% of the cost of a partial defeasance required to release the leasehold interest in the mortgaged property (and, without duplication of the foregoing amounts, the lender’s actual losses).

A loan sponsor on a guaranty in lieu of reserves will typically be an individual or operating entity; as such, it is capable of incurring liabilities, whether intentionally (such as incurring other debt) or unintentionally (such as being named in a lawsuit).  In addition, such individuals and entities are not restricted from filing for bankruptcy protection.  A loan sponsor on a guaranty may be a guarantor of obligations other than related to the mortgage loan. As such, the net worth of a guarantor may be significantly reduced over time.  It should also be noted that in most cases, the net worth of a guarantor is less than (and in most cases, significantly less than) the balance of the mortgage loan.  Notwithstanding any net worth requirements that may be contained in a guaranty, there can be no assurance that the net worth requirements are adequate to satisfy guaranteed risks.  Furthermore, there can be no assurance that a loan sponsor or guarantor will be willing or financially able to satisfy guaranteed obligations.  See “—Risks Related to Litigation and Condemnation” below.

It is common for non-recourse mortgage loans to provide for certain carveouts to the non-recourse provisions, such as for fraud and other bad acts, among other things.  Often, an individual or entity separate from the related borrower will provide a guaranty of payment with respect to the non-recourse carveouts.  In some cases, however, the recourse liability will be limited to an amount significantly less than the outstanding principal balance of the related mortgage loan.

It should also be noted that many of the non-recourse carveout guarantors with respect to mortgage loans in the mortgage pool are also guarantors, including non-recourse carve-out guarantors, with respect to mortgage loans that are not included in the mortgage pool and may also be guarantors of mezzanine loans related to mortgage loans in the mortgage pool and/or other mezzanine loans.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability and will be a significant factor affecting the revenues, expenses and value of a mortgaged property.  The property manager is generally responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotels and self storage facilities, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve the building’s value.  On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers.  In some cases a mortgaged property may be “self-managed” by the related borrower.  No representation or warranty can be made as to the skills or experience of any present or future managers.  Many of the property managers are affiliated with the borrower and, in some cases, such property managers may not manage any other properties.  Additionally, there can be no assurance that the related property manager will be in a financial condition to fulfill its management responsibilities throughout the terms of its respective management agreement.  See also “—Risks Related to Conflicts of Interest—Conflicts Between Property Managers and the Borrowers” in this free writing prospectus.

Risks of Inspections Relating to Property

With limited exception, licensed engineers or consultants inspected the mortgaged properties in connection with the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, there is no assurance that all conditions requiring repair or replacement were identified, or that any required repairs or replacements were effected.  Any engineering report or site inspection represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

World Events and Natural (or Other) Disasters Could Have an Adverse Impact on the Mortgaged Properties and Could Reduce the Cash Flow Available To Make Payments on the Certificates

The world-wide economic crisis has had a material impact on general economic conditions, consumer confidence and market liquidity.  The economic impact of the United States’ military operations in Afghanistan, Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material adverse effect on general economic conditions, consumer confidence, and market liquidity.  We can give no assurance as to the effect of these events on consumer confidence and the performance of the mortgage loans held by the issuing entity.  Any adverse impact resulting from these events would be borne by the holders of one or more classes of the certificates.  In addition, natural disasters, including earthquakes, floods and hurricanes, and other disasters also may adversely affect the real properties securing the mortgage loans that back your certificates.  For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or wildfires) than properties in other parts of the country and mortgaged properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country.  Hurricanes and related windstorms, floods, tornadoes and oil spills have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the Atlantic coast of the United States.  The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties.  We cannot assure you that any damage caused by hurricanes, windstorms, floods, tornadoes or other disasters would be covered by insurance.

Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties

Certain Risks Are Not Covered under Standard Insurance Policies.  In general (other than where the mortgage loan documents permit the borrower to rely on a tenant (including a ground tenant) or other third party (such as a condominium association, if applicable) to obtain the insurance coverage on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage loan documents.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this free writing prospectus.  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations).  Most policies typically do not cover any physical damage resulting from, among other things:

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	floods and other water related causes;

●	earth movement, including earthquakes, landslides and mudflows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates.  See “The Pooling and Servicing Agreement—Insurance Policies” in this free writing prospectus.

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against.  Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate.  For example:

●
in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●
in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●
with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●
if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

There Is No Assurance That Required Insurance Will Be Maintained.  There is no assurance that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard and subject to the discussion under “The Pooling and Servicing Agreement—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates) (such default, an “Acceptable Insurance Default”).  Additionally, if the related borrower fails to maintain such terrorism insurance coverage, neither the applicable master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such terrorism insurance coverage is not available for the reasons set forth in (a) or (b) of the preceding sentence.  Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate.  Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis.  If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover insurable risks at the related mortgaged property.

In some cases, the related borrower maintains one or more forms of insurance under blanket policies.  For example, with respect to 82 of the mortgaged properties, which collectively represent approximately 88.8% of the outstanding pool balance as of the cut-off date, certain insurance for the related mortgaged property (or, if applicable, some or all of the related mortgaged properties) is under a borrower’s blanket insurance policy.

When a mortgaged property is insured pursuant to a blanket policy, there is a risk that casualties at other properties insured under the same blanket policy can exhaust the available coverage and reduce the amount available to be paid in connection with a casualty at the subject mortgaged property.

In some cases, and frequently in the case of leased fee properties and properties with a single tenant, a significant tenant, a credit-rated tenant or a tenant with a rated parent or the tenant at a leased fee parcel, the related mortgage loan documents permit the related borrower to rely on self-insurance or other agreements (such as an agreement to rebuild or just continue paying rent in the event of a casualty) provided by a tenant or an affiliate thereof in lieu of an insurance policy or the insurance requirements are solely governed by the terms of a related long-term lease.  To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when the loss occurs.

Availability of Terrorism Insurance

Following the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies.  Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.  In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) through December 31, 2014.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by the TRIPRA at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

In July, 2014, the U.S. Senate approved a bill that would, among other things, extend the Terrorism Insurance Program until December 31, 2021.  The House of Representatives has its own version of the bill which has not yet been approved by the House of Representatives.  The current version of the bill that is under consideration by the House of Representatives would, among other things, extend the Terrorism Insurance Program until December 31, 2019.  Any final legislation, if passed into law, may be significantly different from TRIPRA.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon expiration of TRIPRA, or that any subsequent terrorism insurance legislation that is passed into law will not have an adverse impact on the mortgage loans or the performance of your certificates.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration.

If TRIPRA is not extended or renewed upon its expiration in 2014, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available).  In addition, to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA. We cannot assure you that such temporary program will create any long-term changes in the availability and cost of such insurance.

Certain Mortgage Loans Limit the Borrower’s Obligation To Obtain Terrorism Insurance.  In addition, certain of the mortgage loans contain limitations on the borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers maintain terrorism insurance in its entirety or only if such insurance is not available at commercially reasonable rates and/or if such insurance is not then being maintained for similarly situated properties in the area of the subject mortgaged property, or waiving such requirement altogether, (ii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount in order to obtain such terrorism insurance, (iii) if such terrorism insurance is not available from a “Qualified Carrier,” permitting the related borrower to obtain such terrorism insurance from the highest rated insurance company providing such terrorism coverage, (iv) permitting the related borrower to rely on terrorism insurance obtained by, or on self-insurance provided by, a tenant, or (v) permitting the related borrower to rely on the insurance requirements contained in a related long-term lease.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this free writing prospectus.

The various forms of insurance maintained with respect to any of the mortgaged properties, including property and casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy, covering other real properties, some of which may not secure mortgage loans in the issuing entity.  As a result of total limits under blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage available with respect to a mortgaged property securing one of the mortgage loans in the issuing entity and the amounts available could be insufficient to cover insured risks at such mortgaged property.

With respect to certain of the mortgage loans that we intend to include in the issuing entity, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive standard extended coverage casualty insurance but may not specify the nature of the specific risks required to be covered by these insurance policies.

With respect to certain of the mortgage loans, the standard extended coverage policy specifically excludes terrorism insurance from its coverage.  In certain of those cases, the related borrower obtained supplemental terrorism insurance.  In other cases, the lender did not require that terrorism insurance be maintained.

There Is No Assurance That Required Terrorism Insurance Will Be Maintained.  Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to consent of the directing holder (which is generally the holder of the majority interest of the most subordinate class then outstanding, as described under “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located.  Additionally, if the related borrower fails to maintain such insurance, neither the master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.  Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate.  Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis.  If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Appraisals and Market Studies Have Certain Limitations

An appraisal or other market analysis was conducted with respect to the mortgaged properties in connection with the origination or acquisition of the related mortgage loans.  The resulting estimates of value are the bases of the cut-off date loan-to-value ratios referred to in this free writing prospectus.  Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values.  There can be no assurance that another appraiser would not have arrived at a different evaluation, even if such appraiser used the same general approach to, and the same method of, appraising the mortgaged property.  Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal or market study was performed.  In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  In certain cases, appraisals may reflect “as-stabilized” values, reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.  Information regarding the appraised values of mortgaged properties available to the depositor as of the cut-off date is presented in Annex A-1 to this free writing prospectus for illustrative purposes only.  See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a “PILOT” program) or other tax abatement arrangements.  Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans or refinance the mortgage loans at maturity.  There are no assurances that any such program will continue for the duration of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.  For example:

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Gateway Center Phase II, which secures a mortgage loan representing approximately 10.1% of the outstanding pool balance as of the cut-off date, the loan sponsor is currently in the process of finalizing a 15 year Industrial & Commercial Abatement Program (“ICAP”) and successfully received a 25-year ICAP tax abatement on the Gateway Center Phase I property that ends in 2028. According to the sponsor, the Gateway Center Phase II property is located in an area designated as a special commercial abatement area (“SCAA”).  In general, projects in a SCAA qualify for a 25-year abatement.  The exception is where more than 25% of the floor area is used for retail purposes (in which case, the first 10% of the building’s floor area would qualify for a 25-year benefit, while the remaining retail space would qualify for a 15-year benefit).  Since the Gateway Center Phase II property’s leases are net leases, the tenants will directly benefit from the abatement as it will reduce their respective occupancy costs through the expiration of the abatement program in 2040. Real estate taxes were underwritten to the borrower’s 2014/2015 budget based on actual assessments.

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Marriott Atlanta Airport Gateway, which secures a mortgage loan representing approximately 7.2% of the outstanding pool balance as of the cut-off date, BIDA and AVR Gateway entered into a payment in lieu of taxes (“PILOT”) agreement, whereby AVR Gateway makes PILOT payments to BIDA, which partially support the payment of the PILOT bonds owned by BIDA.

Risks Related to Enforceability

All of the mortgages permit the lender to accelerate the debt upon default by the borrower.  The courts of all states will enforce acceleration clauses in the event of a material payment default, subject in some cases to a right of the court to revoke such acceleration and reinstate the mortgage loan if a payment default is cured.  The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if:

●	the exercise of those remedies would be inequitable or unjust; or

●	the circumstances would render the acceleration unconscionable.

Thus, a court may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable or if a material default is cured.

In addition, certain agreements entered into by a borrower or its affiliate may impede the lender’s exercise of its remedies. For example, in the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Marriott Atlanta Airport Gateway, which secures a mortgage loan representing approximately 7.2% of the outstanding pool balance as of the cut-off date, the borrower and fee owner of the mortgaged property, BIDA and AVR Gateway entered into (i) a Parcel Design, Development and Operating Agreement, whereby AVR Gateway is granted the exclusive right to develop and operate the mortgaged property and (ii) a PILOT agreement, whereby AVR Gateway makes PILOT payments to BIDA, which partially support the payment of the PILOT bonds owned by BIDA. In connection with a foreclosure of the mortgage loan, the lender is obligated to pay off or defease the outstanding amount of the PILOT bonds (currently approximately $28 million). The loan documents provide that the guarantor is liable for repayment (or defeasance) of the PILOT bonds upon foreclosure.

Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law.  Those provisions for charges and premiums also may constitute interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable.  There is no assurance that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.  Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, there is no assurance that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium.  In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents upon the Default and/or Bankruptcy of a Borrower

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security (typically under an assignment of leases and rents), while retaining a license to collect rents as long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  In certain jurisdictions, these assignments are typically not perfected as security interests until the lender takes actual possession of the property’s cash flow.  In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the mortgaged property and secures a judicial appointment of a receiver before becoming entitled to collect rents, in which case, the receiver, rather than the lender, would be entitled to collect the rents.  A receiver generally may not be appointed as a matter of right, and appointment of a receiver may be delayed or subject to a court’s approval.  In addition, as discussed above, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in the prospectus.

Risks Related to Mortgage Loans Secured by Multiple Properties

Six (6) mortgage loans, representing approximately 8.8% of the outstanding pool balance as of the cut-off date, are secured by more than one mortgaged property and/or are cross-collateralized and cross-defaulted with each other.  These arrangements are designed primarily to ensure that all of the collateral pledged to secure a multi-property mortgage loan, and the cash ﬂows generated by such properties, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness secured by such properties.  This arrangement thus seeks to reduce the risk that the inability of one or more of the mortgaged properties securing any such mortgage loans to generate net operating income sufficient to pay debt service, or a decline in the value of one or more such mortgaged properties, will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a multi-property mortgage loan.  Mortgage loans to co-borrowers or co-mortgagors secured by multiple properties or multiple parcels within a single mortgaged property could be challenged as a fraudulent conveyance by creditors of a borrower or mortgagor or by the representative of the bankruptcy estate of a borrower if a borrower or mortgagor were to become a debtor in a bankruptcy case.  Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and:

●	was insolvent or was rendered insolvent by such obligation or transfer,

●	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital, or

●	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that:

●
such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured, and

●
the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the mortgage loan, receive fair consideration or reasonably equivalent value for pledging such property for the benefit of the other borrower.

If the lien is avoided, the lender would lose the beneﬁts afforded by such lien.

Some of the multi-property mortgage loans are secured by mortgage liens on mortgaged properties located in different states.  Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state or country, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.  Therefore, the lender would experience delay in exercising remedies with respect to multi-property mortgage loans secured by properties located in more than one state or jurisdiction.

In addition, the amount of the mortgage lien encumbering any particular one of the mortgaged properties securing a multi-property mortgage loan is in some cases less than the full amount of the related mortgage loan, generally to minimize mortgage recording tax.  In these cases the mortgage may be limited to the allocated loan amount for the related mortgaged property or some other amount that is less than or equal to the appraised value of the mortgaged property at the time of origination.  This would limit the extent to which proceeds from the mortgaged property would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan.

State Law Limitations Entail Certain Risks

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws.  Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation.  Some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.  In the case of a mortgage loan secured by multiple mortgaged properties located in multiple states, the special servicer may be required to foreclose first on mortgaged properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws and may delay or otherwise limit the ability to realize on defaulted mortgage loans.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in the prospectus.  Foreclosure actions may also, in certain circumstances, subject the issuing entity to liability as a “lender-in-possession” or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower.  The special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

Two (2) mortgage loans, representing approximately 8.8% of the outstanding pool balance as of the cut-off date, are secured by a mortgage on (i) the borrower’s leasehold or subleasehold interest or interests, which may be a space lease or air rights lease, in the mortgaged property and not the related fee simple interest or (ii) the borrower’s leasehold interest or interests in a portion of the mortgaged property and the borrower’s fee simple interest in the remainder of the mortgaged property.

Below are examples of ground lease provisions that are not standard and that may expose investors to greater risks of default and loss than the typical provisions in more standard ground leases or ground lease estoppels. For example:

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With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Beverly Connection, which secures a mortgage loan representing approximately 3.7% of the outstanding pool balance as of the cut-off date, the ground lease that covers a portion of the mortgaged property contains a buy/sell provision, pursuant to which the lender may require the borrower to purchase or sell the ground lease parcel.  In addition, the borrower has a right of first refusal to acquire the ground lessor’s interest in the ground lease parcel and/or the ground lease in accordance with the procedures set forth in the ground lease.  See also “—Risks Related to Loan Sponsor Guaranties” and “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Property Releases” in this free writing prospectus.

Mortgage loans secured in whole or in part by a lien on the leasehold estate of the borrower are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold interest were to be terminated upon a lease default or in connection with a lessor or lessee bankruptcy, the leasehold mortgagee would lose its security in such leasehold interest.  Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and may contain certain other provisions beneficial to a mortgagee.

Upon the bankruptcy of a lessor or a lessee under a ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease), the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee generally has the right (pursuant to section 365(h) of the federal bankruptcy code) to remain in possession of its leased premises paying the rent required under the lease for the term of the lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease (although in certain cases a bankrupt lessor may obtain court approval to dispose of the related property free and clear of the lessee’s interest).  If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

Other concerns:

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A ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) may contain use restrictions that could adversely affect the ability of the related borrower to lease or sell the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

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The ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) may limit a leasehold mortgagee’s right to hold and/or control application of insurance and condemnation proceeds derived from the applicable mortgaged property.  Such proceeds, if not applied to restoration, may first go to compensate losses of the fee owner.  See mortgage loan seller representations #34 on Annex F to this free writing prospectus and the exceptions thereto on Annex G to this free writing prospectus.

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The terms of a ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) may provide that the rent payable under the related ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

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The terms of a ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) may limit the circumstances under which a leasehold mortgagee may obtain a new ground lease following a termination of the ground lease with the related borrower.  In addition, certain mortgaged properties rely on lease or licensing agreements with third parties which agreements are significant to the current operation of the mortgaged property and current cash flow.  For example, certain hospitality properties may rely on restaurant or night club tenants at the hospitality property for hotel occupancy.  See “Hospitality Properties Have Special Risks” above.  In addition, certain mortgaged properties may have characteristics or be located in locations which the related borrower benefits from utilizing public or other space, which space may require the borrower to enter into a lease or licensing agreement for its use.

Potential Absence of Attornment Provisions Entails Risks

As described in the prospectus under “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Rights Against Tenants May Be Limited If Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions,” there are risks related to the absence of attornment provisions.  Not all leases or subleases were reviewed to ascertain the existence of attornment or subordination provisions.  Accordingly, if a mortgaged property is located in a jurisdiction where an attornment provision is required to require the tenant to attorn and such mortgaged property is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.  This is particularly likely if such tenants were paying above market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the issuing entity will not have the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant).  If the lease contains provisions inconsistent with the mortgage loan documents (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.  In the event such a lease provision takes precedence over the provisions of the mortgage, such provision may reduce the value of the mortgaged property and may negatively impact your certificates.

Risks Related to Zoning Laws

As described in the prospectus under “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—If Mortgaged Properties Are Not in Compliance with Current Zoning Laws, Restoration Following a Casualty Loss May Be Limited,” there are risks related to zoning laws.  Certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.  Violations may be known to exist at a particular mortgaged property, but, except as disclosed below, the related mortgage loan sellers have informed us that, to their knowledge, there are no violations that they consider to be material to the value of the related mortgaged property or that they consider would have a likely negative impact upon your certificates.

Certain of the mortgaged properties have zoning violations or zoning restrictions based on current law related to use, floor area ratio, building separation, height, setbacks, parking or density.  Many of these mortgaged properties have been determined to be (i) legal non-conforming structures, which would be required to be rebuilt in accordance with current zoning requirements if there is a casualty greater than a certain threshold percentage of the property, or (ii) legal non-conforming uses, which would no longer be permitted if there is a casualty greater than a certain threshold percentage of the property or if there is an abandonment of the legal non-conforming use for a requisite period.  In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements.  However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

For example, with respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Culver City Creative Office, which secures a mortgage loan representing approximately 4.8% of the outstanding pool balance as of the cut-off date, the mortgaged property lies in an Alquist-Priolo earthquake zone.  The Alquist-Priolo Earthquake Fault Zoning Act is a California law that prohibits the construction of structures in an Alquist-Priolo earthquake zone across traces of active faults. The law is intended to  address the hazard of surface fault rupture and requires that, if a casualty were to occur at the mortgaged property and restoration equals or exceeds 50% of the value, the owner of the property would be required to rebuild the property to  all current building codes and reconstruction of the buildings at such property may also be subject to a discretionary approval by the city of Culver City.  An analysis made by lender’s seismic consultant (consisting of a review of geotechnical reports and Alquist-Priolo fault rupture studies) concluded that the potential for damage due to surface fault rupture at the mortgaged property is classified as low and noted the absence of any indication of fault displacement during the past 10,000 years.  As such, the consultant concluded that the fault is considered inactive as defined under the Alquist-Priolo legislation and therefore it is not expected that reconstruction of the existing buildings in their current footprints would be restricted by virtue of the mortgaged property lying in an Alquist-Priolo earthquake zone.  The seismic consultant’s report also noted that the buildings have been retrofitted with seismic upgrades that should improve the seismic performance beyond the expected performance of the original construction.  An analysis completed in connection with mortgage loan origination estimated the scenario expected loss for the mortgaged property at 11%.

Zoning protection insurance will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total collectible insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties may be subject to certain restrictions and/or operational requirements imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations especially in a situation where the mortgaged property does not represent the entire condominium building.

Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on borrowers’ rights to operate certain types of facilities within a prescribed radius.  Furthermore, certain mortgaged properties may be located on or near wetlands, which may limit future construction or renovation activities at a mortgaged property.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting such borrower’s ability to fulfill its obligations under the related mortgage loan.  See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Condominium Properties Have Special Risks” in this free writing prospectus.

Risks Related to Litigation and Condemnation

There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates related to the business of or arising outside the ordinary business of the borrowers, managers and affiliates, which litigation or proceedings could cause a delay or inability in the related borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan or otherwise in respect of the related mortgaged property or threaten a loan sponsor’s financial condition or control of the related borrower.  Such litigation could have a material adverse effect upon the related mortgage loans and could cause a delay in the distributions on your certificates or a mortgage loan default.  Therefore, we cannot assure you that this type of litigation will not have a material adverse effect on your certificates.

For example, we are aware of the following material litigation against the borrower or managing member of the borrower or the guarantor that may have a material impact on your certificates:

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Unique Thrift, which secures a mortgage loan representing approximately 0.6% of the outstanding pool balance as of the cut-off date, the guarantor (David N. Kloeber, Jr.) has an outstanding personal tax lien in excess of $3,000,000.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Marquis Pointe, which secures a mortgage loan representing approximately 0.4% of the outstanding pool balance as of the cut-off date, the county in which the mortgaged property is located is in the process of making improvements to an existing lift station.  In order to make these improvements, the county is condemning a portion of the mortgaged property to provide for a permanent easement and a temporary construction easement. The proposed condemnation does not impact any of the improvements at the mortgaged property.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property.  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance

Certain of the borrowers, principals of borrowers, guarantors, property managers and affiliates thereof have been a party to bankruptcy proceedings, mortgage loan defaults and restructurings, discounted payoffs, foreclosure proceedings, deed-in-lieu of foreclosure transactions or other material proceedings (including criminal proceedings) in the past.

We are aware of the following loan sponsors and/or non-recourse carveout guarantors that have been, or that have had interests in entities that were a party to bankruptcy proceedings in the past 10 years:

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With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Myrtle Beach Marriott Resort & Spa, representing approximately 2.5% of the outstanding pool balance as of the cut-off date, in 2007, one of the non-recourse carveout guarantors, Columbia Sussex Corporation, acquired the Tropicana casinos in both Las Vegas and Atlantic City through a separate entity, Tropicana Entertainment.  The New Jersey Casino Control Commission subsequently denied Tropicana Entertainment a gaming license, and as a result, the guarantor was unable to operate the Tropicana casino in Atlantic City.  Tropicana Entertainment filed for Chapter 11 bankruptcy and defaulted on the loans that financed the acquisition.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 1101 Fifth Avenue, which secures a mortgage loan representing approximately 1.5% of the outstanding pool balance as of the cut-off date, Mr. Thomas M. Monahan, one of the current sponsors for the loan, was the manager and developer of a property known as 33 San Pablo Avenue in San Rafael, California. The loan was declared to be in default in 2011. In December 2011, the borrowing company declared bankruptcy and the property was sold in June 2012. Funds from the sale were sufficient to satisfy the debt.  In addition, Mr. Monahan was the manager and developer of a property known as Drakes Cove Development in Larkspur, California, which failed to obtain refinancing in 2008 and which debt in respect thereof was fully satisfied in 2011 in exchange for the entire Drakes Cove development being transferred to Bank of America and Mr. Monahan making a cash payment to Bank of America.

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With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Mathews Crossing Phase I, representing approximately 1.2% of the outstanding pool balance as of the cut-off date, one of the mortgage loan sponsors sold his interest in a multifamily property prior to the related mortgage loan going into maturity default, and placed the borrowing entity into bankruptcy.  The bankruptcy court ordered a refinancing of the loan and the bankruptcy case was dismissed within 30 days.  In addition, this sponsor has been involved in other mortgage loan defaults, foreclosure proceedings and discounted payoffs that did not result in bankruptcy.

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With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Bloomingdale Palms, which secures a mortgage loan representing approximately 0.5% of the outstanding pool balance as of the cut-off date, the mortgaged property previously secured a construction loan related to the development of the mortgaged property.  The previous borrower (an affiliate of the sponsor) defaulted under the loan and the lender initiated foreclosure proceedings.  The previous borrower filed a chapter 11 bankruptcy petition and the mortgaged property was subject to the bankruptcy proceeding.  The previous borrower eventually paid off the construction loan at a discount. The proceeds of the mortgage loan refinanced the loan used to pay off the loan subject to the discounted payoff.

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With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Crestmont Apartments, representing approximately 0.5% of the outstanding pool balance as of the cut-off date, one of the mortgage loan sponsors, Patrick Holder, filed a bankruptcy petition in October 2009 and received a bankruptcy discharge in January 2010.  Mr. Holder filed for bankruptcy following default on two promissory notes in the amount of $400,000 each.  In addition, one of the other mortgage loan sponsors, Michael Walker, filed for bankruptcy in July 2003 and received a discharge in 2004.  Mr. Walker filed for bankruptcy following a debt incurred as a result of his 1989 divorce.

Other than as listed above, we are not aware of any borrower or principal of any borrower that has filed (or a sponsor that has caused an entity under its control to file) for bankruptcy protection within the last ten years. In some cases, this analysis is limited to equity owners that have at least a 20% or greater interest in the borrower due to the difficulty of confirming, in some instances, the identity of equity owners with a less than 20% interest in the related borrower.

In addition, we are aware of the following borrower, loan sponsors, guarantors, property managers or affiliates thereof that have been involved in other material legal proceedings in the past:

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With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Myrtle Beach Marriott Resort & Spa, representing approximately 2.5% of the outstanding pool balance as of the cut-off date, one of the non-recourse carveout guarantors, Columbia Sussex Corporation (“CSC”) is the sponsor of certain non-recourse loans that are currently in special servicing or in default outside of a securitization.  In 2005 CSC acquired a portfolio of fourteen hotel properties from Blackstone Group L.P., financed by a $1,100,000,000 loan from Bear Stearns Companies, Inc. and Bank of America Corporation (and sponsor equity). The debt included seven tiers of mezzanine debt, which Blackstone Group L.P. purchased. The debt matured in October 2010 with an outstanding balance of $1,030,000,000. The loan sponsor was unable to refinance or restructure the loan and agreed to a deed in lieu of foreclosure and transferred ownership of the portfolio back to Blackstone Group L.P.

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With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Van Ness Mixed Use, which secures a mortgage loan representing approximately 0.7% of the outstanding pool balance as of the cut-off date, Douglas Jemal, one of the non-recourse carveout guarantors and the president of the sponsor and property manager of the mortgaged property, was convicted of wire fraud in October 2006 in connection with the prosecution and guilty plea related to bribery charges concerning a former Washington, D.C. official. Mr. Jemal was sentenced in April 2007, required to pay a $175,000 fine and sentenced to five years of probation, which probation was terminated early by court order in July 2009. There can be no assurance that the foregoing past acts of Mr. Jemal will not have an adverse effect on the related mortgage loans, property management, the borrower or the mortgaged property.

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With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Marquis Pointe, representing approximately 0.4%  of the outstanding pool balance as of the cut-off date, the Securities and Exchange Commission filed suit in the U.S. District Court Middle District of Florida in 2014 against the guarantor of the mortgage loan alleging insider trading.  A settlement was reached and, on September 5, 2014, a final judgment was entered accepting the settlement and dismissing the suit.  The settlement agreement provided for disgorgement of profits and payment of a civil penalty.

In addition, in some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that were either in default at the time the related mortgage loan refinanced such defaulted loan or were restructured in connection with the refinancing of that prior loan with the related mortgage loan or the related mortgage loan was originated in connection with a discounted payoff, foreclosure or deed-in-lieu of foreclosure.  For example:

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The mortgaged property identified on Annex A-1 to this free writing prospectus as Harwood Center, which secures a mortgage loan representing approximately 5.1% of the outstanding pool balance as of the cut-off date, previously secured a loan that was subject to a mortgage loan modification in May 2011. Proceeds of the mortgage loan were used to refinance the prior modified loan in full.  When the modification agreement was complete, all loan payments were brought current.

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With respect to the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as ART Florida MF Portfolio IV, which secures the mortgage loan representing approximately 1.8% of the outstanding pool balance as of the cut-off date, the mortgaged properties were previously financed as part of a $1,050,000,000 loan secured by a 230 asset portfolio divided into three pools, of which the ART Florida MF Portfolio IV mortgaged properties were securitized in the MLMT 2007-C1 transaction. In 2010 the portfolio was moved to special servicing. The current sponsor acquired the portfolio in October 2011, and in December 2011, restructured two of three pools (with an original principal balance of $715,000,000) into an A Note of $500,500,000 and a B Note of $214,500,000 and modified the related loan documents to permit individual property releases. In February 2013 both notes were removed from special servicing. In connection with the mortgage loan origination, the eight ART Florida MF Portfolio IV mortgaged properties were released from the lien of the related prior mortgage and refinanced with the mortgage loan.

In addition, borrowers, principals of borrowers, property managers and affiliates thereof may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings).  There can be no assurance that any such proceedings will not negatively impact a borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan.  Such proceedings could have a material adverse effect upon distributions on your certificates.

If a borrower or a principal of a borrower or an affiliate of the foregoing has been a party to a bankruptcy, foreclosure or other proceeding or has been convicted of a crime in the past, we cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property.  We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates.

Often it is difficult to confirm the identity of owners of 20% or less of the equity in a borrower, which means that past issues may not be discovered as to such owners.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, such as zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act” in the prospectus.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Risks Related to Conflicts of Interest

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments” in this free writing prospectus.

Notwithstanding the foregoing, the master servicer, a subservicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a subservicer, the special servicer or any of their respective affiliates holds certificates or companion loans, or has financial interests in, or other financial dealings with, a borrower or a loan sponsor.  Each of these relationships may create a conflict of interest.  For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.  In general, no servicer is required to act in a manner more favorable to the certificates or any particular class of certificates.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans.  The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

Special Servicer May Be Directed To Take Actions

In connection with the servicing of the specially serviced loans, the special servicer may, at the direction of the directing holder, take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates.  The directing holder will be controlled by the controlling class certificateholders.  The directing holder (except with respect to any loan combination, to the extent the directing holder is the holder of a related companion loan) may have interests in conflict with those of all of some of the other certificateholders.  As a result, it is possible that the directing holder may influence the special servicer to take actions that conflict with the interests of certain classes of the certificates.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.  In addition, except as limited by certain conditions described under “The Servicers—Replacement of the Special Servicer,” for so long as a Control Termination Event is not continuing, the special servicer may be removed without cause by the directing holder, and, for so long as a Control Termination Event is continuing, the special servicer may be removed in accordance with procedures set forth under “The Servicers—Replacement of the Special Servicer” without cause at the direction of the holders of certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-G, Class V, Class R and Class LR certificates) (i) upon receipt of approval by certificateholders evidencing at least 75% of a quorum of certificateholders, which is the holders of certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances of the certificates) of the certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-G, Class V, Class R and Class LR certificates) or (ii) evidencing more than 50% of each class of “non-reduced certificates” (each class of certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-G, Class V, Class R and Class LR certificates) outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses) and considering each of the Class A-M, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-M, Class B or Class C trust component as a single “Class” for such purpose.  See “The Pooling and Servicing Agreement—The Directing Holder,” and “The Servicers—Replacement of the Special Servicer” in this free writing prospectus.  It is expected that Torchlight Investors LLC, on behalf of one or more managed funds or accounts, will be the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan), each serviced loan combination and the Harwood Center loan combination.

In addition, in certain circumstances with respect to each mortgage loan, following the occurrence, and during the continuance, of a Control Termination Event as described under “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus, the special servicer will be required to consult with the operating advisor and, in addition, the operating advisor may recommend the removal or replacement of the special servicer if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard.  As a result, it is possible that the directing holder or the operating advisor may influence the special servicer to take actions that conflict with the interests of certain classes of the certificates.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

The special servicer may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, other certificateholders or a companion loan holder (or an affiliate or a third-party representative of one or more of the preceding) or any person who has the right to replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of the special servicer in such capacity under the Pooling and Servicing Agreement and limitations on the right of such person to replace the special servicer in such capacity.

In the case of the Harwood Center loan combination which is serviced under the COMM 2014-UBS5 pooling and servicing agreement, the directing holder has consent and consultation rights over servicing matters and special servicer replacement rights with respect to the loan combination that are substantially similar to the consent and consultation rights and special servicer replacement rights of the directing holder with respect to the mortgage loans and serviced loan combinations serviced under the pooling and servicing agreement as further described under “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.  Consequently, conflicts of interest between the directly holder and the certificateholders exist with respect to the servicing of the Harwood Center loan combination that are similar as to those described above with respect to the other mortgage loans and serviced loan combinations.

You will be acknowledging and agreeing, by your purchase of certificates, that the directing holder: (i) may take or refrain from taking actions that favor the interests of the directing holder over the certificateholders; (ii) may have special relationships and interests that conflict with the interests of the certificateholders and (iii) will not be liable by reason of its having so acted or refrained from acting solely in the interests of the directing holder and that no certificateholder may take any action against the directing holder or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

The Servicing of the Myrtle Beach Marriott Resort & Spa Loan Combination Will Shift to Others

It is expected that the servicing of the Myrtle Beach Marriott Resort & Spa loan combination will be governed by the COMM 2014-LC17 pooling and servicing agreement only temporarily until such time as the Myrtle Beach Marriott Resort & Spa companion loan designated as note A1-1 is securitized in a separate securitization.  At that time, it is expected that servicing responsibilities for the Myrtle Beach Marriott Resort & Spa loan combination will shift to the master servicer and special servicer under such securitization and will be governed exclusively by the pooling and servicing agreement related to such securitization and the related intercreditor agreement.  Neither the closing date of such securitization nor the identity of such other master servicer or special servicer have been determined.  In addition, the provisions of the other pooling and servicing agreement have not been determined, although they will be required pursuant to the related intercreditor agreement to satisfy the requirements described under “Description of the Mortgage Pool—Loan Combinations—The Myrtle Beach Marriott Resort & Spa Loan Combination” in this free writing prospectus.  Prospective investors should be aware that they will not have any control over the identity of the other master servicer or special servicer, nor will they have any assurance as to the terms of the pooling and servicing agreement related to such securitization except to the extent of compliance with the requirements referred to in the previous sentence.  See “Description of the Mortgage Pool—Loan Combinations—The Myrtle Beach Marriott Resort & Spa Loan Combination” in this free writing prospectus.

If either the Myrtle Beach Marriott Resort & Spa mortgage loan or any related pari passu companion loan becomes specially serviced prior to the securitization of the pari passu companion loan designated as note A1-1, the COMM 2014-LC17 special servicer will be required to service and administer the Myrtle Beach Marriott Resort & Spa loan combination and any related REO property in the same manner as any other specially serviced loan or serviced REO property and will be entitled to all rights and compensation earned with respect to such loan combination as set forth under the COMM 2014-LC17 pooling and servicing agreement.  Prior to the securitization of the pari passu companion loan designated as Note A1-1, no other special servicer will be entitled to any such compensation or have such rights and obligations.  If the Myrtle Beach Marriott Resort & Spa loan combination is being specially serviced when the related pari passu companion loan designated as Note A1-1 is securitized, the COMM 2014-LC17 special servicer will be entitled to compensation for the period during which it acted as special servicer with respect to the Myrtle Beach Marriott Resort & Spa loan combination, as well as all surviving indemnity and other rights in respect of such special servicing role.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, an indirect wholly owned subsidiary of Park Bridge Financial LLC, has been appointed as the initial operating advisor.  See “The Operating Advisor” in this free writing prospectus.  With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced loan combination, if a Control Termination Event has occurred and is continuing, the operating advisor will be required to consult with the special servicer with respect to certain actions of the special servicer.  Additionally, with respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced loan combination, if a Control Termination Event has occurred and is continuing, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with any major decision, to the extent not prohibited by the related mortgage loan documents.  The operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender).  See “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus.

Notwithstanding the foregoing, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates issued in this offering or another offering, or acts as advisor to the owners of any such certificates, or has financial interests in or other financial dealings with a borrower or a parent of a borrower.  Furthermore, affiliates of the operating advisor may, from time to time, represent borrowers of loans that are not assets of the trust in restructuring discussions with various special servicers of commercial mortgage securitization transactions (including Torchlight Loan Services, LLC) where Park Bridge Lender Services LLC is not the operating advisor.  Each of these relationships may create a conflict of interest.

Additionally, the operating advisor or its affiliates may, in the future perform contract underwriting services and advisory services as well as service or special service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity.  Consequently, personnel of the operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans held by the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans held by the issuing entity.  This may pose inherent conflicts for the operating advisor.

Potential Conflicts of Interest of the Underwriters and Their Affiliates

The activities of the underwriters and their respective affiliates may result in certain conflicts of interest.  The underwriters and their respective affiliates may retain, or own in the future, certificates of various classes, and any voting rights allocable to those certificates could be exercised by them in a manner that could adversely impact the offered certificates.  Any of the underwriters and their affiliates may invest or take long or short positions in securities or instruments, including the offered certificates, that may be different from your position as an investor in your certificates.  If that were to occur, the interests of that underwriter or its affiliates may not be aligned with your interests in the offered certificates you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients.  Accordingly, the underwriters and their respective affiliates and various clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the offered certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the offered certificates.  Such transactions may result in the underwriters and their respective affiliates and/or their clients having long or short positions in such instruments.  Any such short positions will increase in value if the related securities or other instruments decrease in value.  Further, the underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more classes of the offered certificates.  The positions of the underwriters and their respective affiliates or their clients in such derivative transactions may increase in value if the offered certificates experience losses or decrease in value.  In conducting such activities, none of the underwriters or their respective affiliates will have any obligation to take into account the interests of the certificateholders or any possible effect that such activities could have on them.  The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders.  Additionally, none of the underwriters or their respective affiliates will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder.

In addition, the underwriters and their respective affiliates will have no obligation to monitor the performance of the offered certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the loan sponsors, tenants at the mortgaged properties and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the issuing entity, on the other hand.  German American Capital Corporation and its affiliates are playing several roles in this transaction.  Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, and German American Capital Corporation, a mortgage loan seller and a sponsor.  Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the underwriters, are affiliates of Cantor Commercial Real Estate Lending, L.P., a mortgage loan seller and sponsor, and Berkeley Point Capital LLC, a primary servicer.  UBS Securities LLC, an underwriter, is an affiliate of UBS Real Estate Securities Inc., a mortgage loan seller and a sponsor.  Natixis Securities Americas LLC, one of the underwriters, is an affiliate of Natixis Real Estate Capital LLC, a mortgage loan seller and sponsor.

See “Summary—Relevant Parties and Dates—Affiliates and Other Relationships” and “Certain Relationships and Related Transactions” in this free writing prospectus and “Method of Distribution (Underwriter Conflicts of Interest)” in the final prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

Torchlight Investors LLC, on behalf of one or more managed funds or accounts (the “B-Piece Buyer”), the anticipated investor in the Class E, Class F, Class G, Class H and Class V certificates, were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the assets. The asset pool as originally proposed by the sponsors was adjusted based on some of these requests. In some cases, a sponsor may individually agree with the B-Piece Buyer to adjust the amount payable to such sponsor from the net sale proceeds of the certificates purchased by the B-Piece Buyer based on the particular characteristics of certain of its mortgage loans.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates.  Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors.  In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the asset pool to diverge from those of other purchasers of the certificates.  The B-Piece Buyer performed due diligence solely for its own benefit.  The B-Piece Buyer has no liability to any person or entity for conducting its due diligence.  The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the certificates it holds or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms.  Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan.  The B-Piece Buyer’s acceptance of a mortgage loan does not constitute and may not be construed as an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyer or its designee will constitute the initial directing holder with respect to the mortgage loans (other than any non-serviced mortgage loans), serviced loan combinations and the Harwood Center loan combination and thus would have certain rights to direct and consult with the special servicer as described under “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the asset pool.

Related Parties May Acquire Certificates or Experience Other Conflicts

Related Parties’ Ownership of Certificates May Impact the Servicing of the Mortgage Loans and Affect Payments under the Certificates.  Affiliates of the depositor, the mortgage loan sellers, the master servicer or the special servicer may purchase a portion of the certificates.  The purchase of certificates could cause a conflict between the master servicer’s or the special servicer’s duties to the issuing entity under the pooling and servicing agreement and its interests as a holder of a certificate.  In addition, as described under “The Servicers—Replacement of the Special Servicer” in this free writing prospectus the directing holder generally has certain rights to remove the special servicer (but see the discussion with respect to the removal of the special servicer with respect to certain mortgage loans that are part of a loan combination under “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus) and appoint a successor, which may be an affiliate of such holder.  However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments” in this free writing prospectus.

Additionally, the master servicer or the special servicer may, especially if it or an affiliate holds a subordinate certificate, or has financial interests in or other financial dealings with a borrower or loan sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates offered in this free writing prospectus.  In addition, for instance, if the special servicer or an affiliate holds a subordinate certificate, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds.  The special servicer might also seek to reduce the potential for such losses by accelerating a mortgage loan earlier than necessary in order to avoid advance interest or additional expenses of the issuing entity.  Either action could result in less proceeds to the issuing entity than would be realized if alternate action had been taken.  In general, the servicers are not required to act in a manner more favorable to the certificates offered in this free writing prospectus or any particular class of certificates that are subordinate to the certificates offered in this free writing prospectus.

Conflicts of Interest May Arise in the Ordinary Course of the Servicers’ Businesses in Servicing the Mortgage Loans.  The master servicer and special servicer service and will, in the future, service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the issuing entity.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity.  Consequently, personnel of the master servicer and the special servicer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

Conflicts of Interest May Arise Due to the Activities of the Sponsors and their Respective Affiliates. The activities of the mortgage loan sellers or their affiliates may involve properties that are in the same markets as the mortgaged properties underlying the certificates.  In such cases, the interests of such mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the issuing entity, and decisions made with respect to those mortgaged properties may adversely affect the amount and timing of distributions with respect to the certificates.  Conflicts of interest may arise between the issuing entity and a particular mortgage loan seller or its affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such mortgage loan seller acquires any certificates.  In particular, if certificates held by a mortgage loan seller or an affiliate are part of a class that is or becomes the controlling class, the mortgage loan seller or its affiliate as a controlling class certificateholder would have the ability to influence certain actions of the special servicer under circumstances where the interests of the issuing entity conflict with the interests of the mortgage loan seller or its affiliates as acquirers, developers, operators, financers or sellers of real estate related assets.

Certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller, and/or the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) under, or properties securing, certain of the mortgage loans to be included in the issuing entity.  Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans or tenants (or their affiliates) at the mortgaged properties.

The sponsors and their affiliates (including certain of the underwriters) may benefit from this offering in a number of ways, some of which may be inconsistent with the interests of purchasers of the certificates.  The sponsors will sell the mortgage loans to the depositor.  To the extent unhedged or not completely hedged, these sales will reduce or eliminate the sponsor’s exposure to these mortgage loans by effectively transferring the sponsor’s exposure to the purchasers of the certificates.  The sponsors and their affiliates will be compensated in an amount based on, among other things, the offering price of the certificates and the amount of proceeds received from the sale of the certificates to investors.

Furthermore, the sponsors and their affiliates may benefit from a completed offering of the certificates because the offering would establish a market precedent and a valuation data point for securities similar to the certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to write up, avoid writing down or otherwise adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Conflicts Between Property Managers and the Borrowers

A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers.  In addition, substantially all of the property managers for the mortgaged properties (or their affiliates) manage or may in the future manage additional properties, including properties that may compete with the mortgaged properties.  Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties.  The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.  See “—Risks Related to the Mortgage Loans—Risks Related to Tenants—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” above for a description of conflicts between borrowers and affiliated tenants.

Conflicts Between Certificateholders and Holders of Companion Loans

With respect to the Gateway Center Phase II mortgage loan, representing approximately 10.1% of the outstanding pool balance as of the cut-off date, the related mortgaged property also secures two pari passu companion loans.  Wells Fargo Bank, National Association, the master servicer and the certificate administrator, currently holds the related companion loan designated as note A-2.  German American

Capital Corporation, a sponsor and a mortgage loan seller, currently holds the related companion loan designated as note A-3.  See “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

With respect to the Harwood Center mortgage loan, representing approximately 5.1% of the outstanding pool balance as of the cut-off date, the related mortgaged property also secures one companion loan.  The COMM 2014-UBS5 mortgage trust currently holds the related companion loan designated as note A-1.  See “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

With respect to the 80 and 90 Maiden Lane mortgage loan, representing approximately 4.7% of the outstanding pool balance as of the cut-off date, the related mortgaged property also secures one companion loan.  The COMM 2014-LC17 mortgage trust currently holds the related companion loan designated as note A-1.  The 80 and 90 Maiden Lane mortgage loan and its related pari passu companion loan will be serviced pursuant to the pooling and servicing agreement related to the COMM 2014-LC17 mortgage trust.  This other pooling and servicing agreement provides for a servicing arrangement that is similar but not identical to that under the pooling and servicing agreement for this transaction.  Certain decisions to be made with respect to the 80 and 90 Maiden Lane mortgage loan will require the approval of the related controlling class representative or such other party specified in the related intercreditor agreement or such pooling and servicing agreement.  As a result, you will have less control over the servicing of the 80 and 90 Maiden Lane mortgage loan than you would have if such mortgage loan were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement for this transaction.  See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

With respect to the Beverly Connection mortgage loan, representing approximately 3.7% of the outstanding pool balance as of the cut-off date, the related mortgaged property also secures three companion loans.  The GSMS 2014-GC24 mortgage trust currently holds the related companion loan designated as note A-1.  The JPMBB 2014-C23 mortgage trust currently holds the related companion loan designated as note A-3.  I&G Holding B-Lender 1 LLC currently holds the related subordinate companion loan.  The Beverly Connection mortgage loan and its related companion loans will be serviced pursuant to the pooling and servicing agreement related to the GSMS 2014-GC24 mortgage trust.  This other pooling and servicing agreement provides for a servicing arrangement that is similar but not identical to that under the pooling and servicing agreement for this transaction.  Certain decisions to be made with respect to the Beverly Connection mortgage loan will require the approval of the related directing holder which will initially be the holder of the related subordinate companion loan, and following a “control appraisal event”, the controlling class representative  of the GSMS 2014-GC24 mortgage trust or such other party specified in the related pooling and servicing agreement.  As a result, you will have less control over the servicing of the Beverly Connection mortgage loan than you would have if such mortgage loan were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement for this transaction.  See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

With respect to the Myrtle Beach Marriott Resort & Spa mortgage loan, representing approximately 2.5% of the outstanding pool balance as of the cut-off date, the related mortgaged property also secures two companion loans.  The COMM 2014-LC17 mortgage trust currently holds the related companion loan designated as note A-2.  Cantor Commercial Real Estate Lending, L.P., a sponsor and a mortgage loan seller, currently holds the related companion loan designated as note A1-1. See “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

The interests of the holders of the related companion loans (or their designee) entitled to exercise various rights with respect to the servicing of the related mortgage loan and the related companion loan may conflict with the interests of, and its decisions may adversely affect, the holders of one or more classes of offered certificates. No certificateholder may take any action against any holder of a companion loan (or its designee) for having acted solely in its respective interest.

The interests of the holders of the related companion loans (or their designee) entitled to exercise various rights with respect to the servicing of the related mortgage loan and the related companion loan may conflict with the interests of, and its decisions may adversely affect, the holders of one or more classes of offered certificates. No certificateholder may take any action against any holder of a companion loan (or its designee) for having acted solely in its respective interest.

Other Potential Conflicts of Interest

The special servicer may enter into one or more arrangements with the directing holder, a controlling class certificateholder, a companion loan holder or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment of such entity as special servicer under the pooling and servicing agreement and the related intercreditor agreement and limitations on such person’s right to replace the special servicer.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, German American Capital Corporation, a sponsor and mortgage loan seller, and Deutsche Bank Securities Inc., one of the underwriters) and certain other third party lenders provide warehouse financing to the Cantor Commercial Real Estate Lending, L.P. through various repurchase facilities. Some or all of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor, are (or will be prior to the Closing Date) subject to such repurchase facilities.  Proceeds received by Cantor Commercial Real Estate Lending, L.P. in connection with the contribution of mortgage loans to this securitization transaction will be applied among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties.  As of October 13, 2014 Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 5 of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor, representing approximately 9.9% of the outstanding pool balance as of the cut-off date (except that the number and dollar amount of loans subject to each of those repurchase facilities may increase or decrease prior to the issuance of the certificates).

Pursuant to certain interim servicing agreements between Cantor Commercial Real Estate Lending, L.P. and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 13 of the mortgage loans to be contributed to this securitization by Cantor Commercial Real Estate Lending, L.P., representing approximately 13.7% of the outstanding pool balance as of the cut-off date.  In addition, Wells Fargo Bank, National Association acts as interim custodian of the loan files for 17 of the mortgage loans, representing approximately 19.3% of the outstanding pool balance as of the cut-off date, that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor.

Pursuant to certain interim servicing agreements between German American Capital Corporation and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by German American Capital Corporation and those affiliates thereof, including, prior to their inclusion in the issuing entity, 6 of the mortgage loans to be contributed to this securitization by German American Capital Corporation, representing approximately 18.0% of the outstanding pool balance as of the cut-off date.

Berkeley Point Capital LLC, a primary servicer, performed certain due diligence services prior to the securitization closing date for Cantor Commercial Real Estate Lending, L.P., a sponsor and mortgage loan seller, with respect to certain of the mortgage loans to be contributed to the issuing entity by Cantor Commercial Real Estate Lending, L.P.

Wells Fargo Bank, National Association is acting as the master servicer, certificate administrator and custodian.

Wells Fargo Bank, National Association, which is acting as the master servicer, certificate administrator and custodian with respect to this transaction, is the COMM 2014-UBS5 master servicer, the COMM 2014-UBS5 certificate administrator and the COMM 2014-UBS5 custodian and Wilmington Trust, National Association, which is acting as the trustee with respect to this transaction, is the COMM 2014-UBS5 trustee, each under the COMM 2014-UBS5 pooling and servicing agreement, which includes the Harwood Center pari passu companion loan designated as Note A-1 and under which the Harwood Center loan combination is serviced.

Wells Fargo Bank, National Association, which is acting as the master servicer, certificate administrator and custodian with respect to this transaction, is the COMM 2014-LC17 master servicer, the COMM 2014-LC17 certificate administrator and the COMM 2014-LC17 custodian and Wilmington Trust, National Association, which is acting as the trustee with respect to this transaction, is the COMM 2014-LC17 trustee, each under the COMM 2014-LC17 pooling and servicing agreement, which includes the 80 and 90 Maiden Lane pari passu companion loan designated as Note A-1 and the Myrtle Beach Marriott Resort & Spa pari passu companion loan designated as A-2 and under which the 80 and 90 Maiden Lane loan combination and, prior to the securitization of the Myrtle Beach Marriott Resort & Spa pari passu companion loan designated as “Note A1-1”, the Myrtle Beach Marriott Resort & Spa loan combination are serviced.

Park Bridge Lender Services LLC, which is acting as the operating advisor with respect to the mortgage loans (other than a non-serviced mortgage loan) and any serviced loan combination in this transaction, is the COMM 2014-LC17 operating advisor under the COMM 2014-LC17 pooling and servicing agreement with respect to the serviced mortgage loans in that transaction, which includes the 80 and 90 Maiden Lane pari passu companion loan designated as Note A-1.

Wells Fargo Bank, National Association, which is acting as the master servicer, certificate administrator and custodian with respect to this transaction, is the GSMS 2014-GC24 certificate administrator, the GSMS 2014-GC24 trustee and the GSMS 2014-GC24 custodian under the GSMS 2014-GC24 pooling and servicing agreement, which includes the Beverly Connection pari passu companion loan designated as Note A-1 and under which the Beverly Connection loan combination is serviced.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as 2455 Alft, representing approximately 0.5% of the outstanding pool balance as of the cut-off date, and originated by Natixis Real Estate Capital LLC, 50% of the equity interest in the related borrower is owned by two individuals employed by Hanover Street Capital LLC (“Hanover”).  Hanover is a commercial real estate services provider owned by Situs Group, LLC and fully dedicated to servicing German American Capital Corporation, one of the loan sellers, and its affiliates.  Hanover provides due diligence, underwriting, and loan sourcing for Deutsche Bank’s commercial real estate conduit platform.

Risks Related to the Offered Certificates

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire commercial mortgage-backed securities, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.  For example:

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Articles 404 – 410 of the European Union Capital Requirements Regulation (Regulation (EU) No 575/2013) (“CRR”) applies, in general, to securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date where new assets are added or substituted after December 31, 2014.  The CRR restrict a credit institution and investment firm regulated in a Member State of the European Economic Area (“EEA”) and consolidated group affiliates thereof (each, an “Affected Investor”) from investing in a securitizations (as defined by the CRR) unless the originator, sponsor or original lender in respect of that securitization has explicitly disclosed to the Affected Investor that it will retain, on an ongoing basis, a material net economic interest of not less than 5 percent in that securitization in the manner contemplated by Article 405 of the CRR.  The CRR also requires that an Affected Investor be able to demonstrate that it has undertaken certain due diligence in respect of, amongst other things, the offered certificates it has acquired and the underlying exposures, and that procedures have been established for monitoring the performance of the underlying exposures on an on-going basis.  Failure to comply with one or more of the requirements set out in the CRR may result in the imposition of a penal capital charge with respect to the investment made in the securitization by an Affected Investor.

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Article 17 of the European Union Alternative Investment Fund Managers Directive (Directive 2011/61/EU) (as supplemented by Section 5 of Commission Delegated Regulation (EU) No 231/2013) contains requirements similar to those set out in Articles 404 – 410 of the CRR and applies to EEA regulated alternative investment fund managers. Similar requirements are also scheduled to apply in the future to investment in securitizations by EEA regulated UCITS fund managers and EEA regulated insurance and reinsurance undertakings.  For the purpose of this provision, all such requirements, together with the Articles 404 – 410 of the CRR, are referred to as the “Securitization Retention Requirements”).

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None of the sponsors, mortgage loan sellers or any other party to the transaction intends to retain a material net economic interest in the transaction in accordance with the Securitization Retention Requirements or take any other action (other than providing information relating to the offered certificates and the mortgage loans contained in this free writing prospectus and any other related offering document and any action any of such parties are required to take under the pooling and servicing agreement (including, without limitation, with respect to reporting described under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus)) which may be required by investors for the purposes of their compliance with the Securitization Retention Requirements.  This may have a negative impact on the regulatory capital position of affected investors and on the value and liquidity of the offered certificates in the secondary market.

●
The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States requires that federal banking agencies amend their regulations to remove reference to or reliance by national banks on credit agency ratings, including but not limited to those found in the federal banking agencies’ risk-based capital regulations.  New regulations have been proposed, some of which have been adopted as final rules while others remain pending.  Such regulations, when adopted and effective, may result in greater capital charges to financial institutions that own commercial mortgage-backed securities, or otherwise adversely affect the attractiveness of investments in commercial mortgage-backed securities for regulatory purposes.

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The Issuing Entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity.  The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”).  The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds.  The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014.  Conformance with the Volcker Rule and its implementing regulations is required by July 21, 2015 (subject to the possibility of up to two one-year extensions).  In the interim, banking entities must make good-faith efforts to conform their activities and investments to the Volcker Rule.  Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.  The general effects of the Volcker Rule remain uncertain.  Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in the offered certificates for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities.”

Accordingly, all prospective investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.  See “Legal Investment” in this free writing prospectus.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions.  If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge.

See “Annex B—Description of the Top 20 Mortgage Loans” to this free writing prospectus.

Risks Related to Prepayments and Repurchases of Mortgage Loans

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans.  For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults by borrowers and subsequent liquidations, application of escrow amounts to the reduction of a mortgage loan’s principal balance, or repurchases upon a mortgage loan seller’s breach of representations or warranties or failure to deliver certain required loan documents, the exercise of a purchase option by a mezzanine lender, if applicable, or a companion loan holder or purchases of defaulted mortgage loans.  See “—Risks Related to the Mortgage Loans—Risks Related to Additional Debt,” “Description of the Mortgage Pool—Additional Mortgage Loan Information—Definitions,” “Description of the Mortgage Pool—Loan Combinations”, “—Certain Terms and Conditions of the Mortgage Loans—Performance Escrows and Letters of Credit” and “—Other Financing,” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

In addition, although the borrowers of the anticipated repayment date loans may have certain incentives to prepay such mortgage loans on their anticipated repayment dates, we cannot assure you that the borrowers will be able to prepay the anticipated repayment date loans on their anticipated repayment dates.  The failure of a borrower to prepay an anticipated repayment date loan on its anticipated repayment date will not be an event of default under the terms of such mortgage loans, and, pursuant to the terms of the pooling and servicing agreement, neither the related master servicer nor the special servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay interest at an increased rate, other than requests for collection, until the scheduled maturity of the respective anticipated repayment date loan; provided that the related master servicer or the special servicer, as the case may be, may take action to enforce the trust’s right to apply excess cash flow to principal in accordance with the terms of the documents of the anticipated repayment date loans. See “—Risks Related to the Mortgage Loans—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date and Longer Amortization Schedules and Interest-Only Provisions May Increase Risk” in this free writing prospectus.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield.  Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield to maturity anticipated by you in making your investment in the offered certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of your certificates will depend on the terms of those certificates, more particularly:

●
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

See “Yield and Maturity Considerations” in this free writing prospectus.

Voluntary prepayments under certain mortgage loans require payment of a yield maintenance charge or prepayment premium unless the prepayment is made within a specified number of months of the stated maturity date or the anticipated repayment date, as applicable.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” and “—Property Releases” in this free writing prospectus.  Nevertheless, there is no assurance that the related borrowers will be deterred from prepaying their mortgage loans due to the existence of a yield maintenance charge or a prepayment premium.  There is no assurance that voluntary or involuntary prepayments will not occur.  The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans;

●	the length of any prepayment lock-out period;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the applicable yield maintenance charges or prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the related master servicer’s or special servicer’s ability to enforce those charges or premiums;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for partial or full prepayments in connection with a casualty or condemnation (regardless of whether the source of such prepayment includes funds of the borrower in addition to the casualty or condemnation proceeds) unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing.  In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to a breach of a representation or warranty or as a result of a document defect in the related mortgage file or a mezzanine lender, or, if applicable, a companion loan holder, exercises an option to purchase a mortgage loan under the circumstances set forth in the related mezzanine loan documents, intercreditor agreement or co-lender agreement, the purchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable.  Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

The Class X-A certificates will not be entitled to distributions of principal but instead will accrue interest on their notional balance.  Because the notional balance of the Class X-A certificates is based upon the outstanding certificate balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates and Class A-M trust component, the yield to maturity on the Class X-A certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the related mortgage loans to the extent allocated to such classes of certificates.  A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates. Investors in such class of certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, any sponsor, the mortgage loan seller, the depositor, the master servicer, the special servicer, the certificate administrator, the operating advisor, the trustee or any other person.  The primary assets of the issuing entity will be the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.  See “Description of the Offered Certificates—General” in this free writing prospectus.

Yield Considerations

The yield to maturity on any certificate offered in this free writing prospectus will depend on (i) the price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such offered certificate.  The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

●	the interest rate for such certificate;

●
the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

●	the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the issuing entity;

●
the timing and severity of any interest shortfalls resulting from prepayments, or other shortfalls resulting from special servicing compensation, interest on advances or other expenses of the issuing entity;

●	the timing and severity of any appraisal reductions; and

●	the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on such certificate.

The investment performance of the certificates offered in this free writing prospectus may be materially different from what you expected if the assumptions you made with respect to the factors listed above are incorrect.

Your certificates may be offered at a premium or discount.  If you purchased your certificates at a premium or discount, the yield to maturity on your certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment.  If you purchase your certificates at a discount (other than with respect to the Class X-A certificates), you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to maturity that is lower than your anticipated yield.  If you purchase your certificates at a premium or if you purchase Class X-A certificates, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to maturity that is lower than your anticipated yield.  The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.  Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your certificates.

The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by, equal to, or based on the weighted average net mortgage interest rate of the mortgage loans.  The pass-through rates on such certificates may be limited by, equal to, or based on the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.

If you purchase Class X-A certificates, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the related underlying mortgage loans.  Depending on the timing thereof, a payment of principal in reduction of the certificate balance of a class of certificates may result in a reduction in the total notional balance of the Class X-A certificates.  Accordingly, if principal payments on the related underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to any such class of certificates may be lower than that assumed at the time of purchase.  Your yield to maturity could also be adversely affected by the purchase or repurchase of a mortgage loan.  See “—Risks Related to Prepayments and Repurchases of Mortgage Loans” above in this free writing prospectus.

Any realized loss or shortfall on the Class A-M, Class B or Class C trust components will be experienced by the Class PEZ certificates to the extent of their percentage interest in such trust components.  See “Description of the Offered Certificates—Distributions—Realized Losses” in this free writing prospectus.

Optional Early Termination of the Issuing Entity May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the issuing entity.  We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination.  Accordingly, the holders of certificates affected by such a termination may suffer an adverse impact on the overall yield to maturity on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus.

A Mortgage Loan Seller May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the related mortgage loans sold by it to us.  Neither we nor any of our affiliates (except, in certain circumstances, for German American Capital Corporation, solely in its capacity as the mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so.  We cannot provide assurances that the mortgage loan seller will have the financial ability to effect such repurchases or substitutions.  In addition, the mortgage sellers may have various legal defenses available to them in connection with a repurchase or substitution obligation.  Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” within the meaning of section 860G(a)(3) of the Internal Revenue Code of 1986, as amended, may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax.  See “The Sponsors, Mortgage Loan Sellers and Originators” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove To Be Insufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects (other than a material breach that is related to a mortgage loan not being a “qualified mortgage” within the meaning of section 860G(a)(3) of the Internal Revenue Code of 1986, as amended), the related mortgage loan seller may make a loss of value payment to the issuing entity.  Upon its making such payment, the mortgage loan seller will be deemed to have cured the related material breach or material document defect in all respects.  Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for the related material breach or material document defect, there can be no assurance that such loss of value payment will fully compensate the issuing entity for such material breach or material document defect in all respects.  See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

Risks Related to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

●	the aggregate amount of distributions on the offered certificates;

●	their yield to maturity;

●	the rate of principal payments on the offered certificates; and

●	their weighted average life.

Losses on the mortgage loans will be allocated to the Class H, Class G, Class F, Class E and Class D certificates, the Class C trust component (and correspondingly, to the Class C certificates and the Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component), the Class B trust component (and correspondingly, to the Class B certificates and the Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) and the Class A-M trust component (and correspondingly, to the Class A-M certificates and the Class PEZ certificates pro rata based on their respective percentage interests in the Class A-M trust component), in that order, reducing amounts otherwise payable to each class. Any remaining losses will then be allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates and, with respect to interest losses only, the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates based on their respective entitlements pro rata. However, because the notional balance of the Class X-G certificates is based on the certificate balance of the Class H certificates, any losses allocated to such class of certificates will have the effect of simultaneously reducing the amount of interest to which the Class X-G certificates are entitled, notwithstanding that the Class X-G certificates are senior in right of payment to the Class H certificates. Similarly, any losses allocated to the Class G certificates will have the effect of simultaneously reducing the amount of interest to which the Class X-F certificates are entitled, notwithstanding that the Class X-F certificates are senior in right of payment to the Class G certificates. Similarly, any losses allocated to the Class F certificates will have the effect of simultaneously reducing the amount of interest to which the Class X-E certificates are entitled, notwithstanding that the Class X-E certificates are senior in right of payment to the Class F certificates. Similarly, any losses allocated to the Class E certificates will have the effect of simultaneously reducing the amount of interest to which the Class X-D certificates are entitled, notwithstanding that the Class X-D certificates are senior in right of payment to the Class E certificates. Similarly, any losses allocated to the Class D certificates will have the effect of simultaneously reducing the amount of interest to which the Class X-C certificates are entitled, notwithstanding that the Class X-C certificates are senior in right of payment to the Class D certificates. Similarly, any losses allocated to the Class B and Class C trust components will have the effect of simultaneously reducing the amount of interest to which the Class X-B certificates are entitled, notwithstanding that the Class X-B certificates are senior in right of payment to the Class B and Class C trust components. Similarly, any losses allocated to the Class A-M trust component will have the effect of simultaneously reducing the amount of interest to which the Class X-A certificates are entitled, notwithstanding that the Class X-A certificates are senior in right of payment to the Class A-M trust component.

Each class of certificates (other than the Class H, Class V, Class R and Class LR certificates) and the Class A-M, Class B and Class C trust components, are senior to certain other classes of certificates or trust components in respect of the right to receive distributions and the allocation of losses.  If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to such class, that class will suffer a loss equal to the full amount of such excess (up to the outstanding certificate balance of such class).

If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and if such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield.  Under certain extreme scenarios, such yield could be negative.  In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.  This may be so because those losses cause your certificates to have a higher interest in distributions of principal payments on the remaining mortgage loans than would otherwise have been the case.  The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless principal and interest advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Risks Related to Modification of Mortgage Loans with Balloon Payments

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement enables the special servicer to extend and modify the terms of mortgage loans (other than any non-serviced mortgage loan) that are in material default or as to which a default (including the failure to make a balloon payment) is reasonably foreseeable, subject, however, to the limitations described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments,” “—Realization Upon Mortgage Loans” and “—Modifications” in this free writing prospectus.  The master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan.  There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificate.  There can be no assurance that any extension or modification will increase the present value of recoveries in a given case.  Neither the master servicer nor the special servicer will have the ability to extend or modify any non-serviced mortgage loan, because the related non-serviced loan combination will be serviced by another master servicer and special servicer pursuant to a separate pooling and servicing agreement.  Any delay in the collection of a balloon payment that would otherwise be distributable in respect of a class of certificates offered in this free writing prospectus, whether such delay is due to borrower default or to modification of any non-serviced mortgage loan by the master servicer or special servicer servicing such non-serviced mortgage loan, will likely extend the weighted average life of such class of certificates.  See “Yield and Maturity Considerations” in this free writing prospectus and in the attached prospectus.

Risks Related to Certain Payments

To the extent described in this free writing prospectus, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the special servicer will be entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions and may lead to shortfalls in amounts otherwise distributable on your certificates.

Subject to certain conditions, the master servicer is entitled, under the pooling and servicing agreement, to receive, or to assign a portion of its master servicing fee referred to as the excess servicing strip.  If a master servicer resigns or is terminated as master servicer, it (or its assignee) would continue to be entitled to receive the excess servicing strip and would be paid that excess servicing strip, except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming the duties of the resigning or terminated master servicer with respect to the mortgage loans that it is servicing under the pooling and servicing agreement.  There can be no assurance that, following any resignation or termination of a master servicer, (a) any holder of the excess servicing strip would not dispute the determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the issuing entity would be able to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

Risks of Limited Liquidity and Market Value

The offered certificates will not be listed on any national securities exchange or traded on any automated quotation system of any registered national securities association, and there is currently no secondary market for the offered certificates.  While the underwriters have advised that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so.  There is no assurance that a secondary market for the offered certificates will develop.  Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates.  Lack of liquidity could result in a precipitous drop in the market value of the offered certificates.  In addition, the market value of the offered certificates at any time may be affected by many factors, including then-prevailing interest rates, and no representation is made by any person or entity as to the market value of any offered certificates at any time.

The Limited Nature of Ongoing Information May Make It Difficult for You To Resell Your Certificates

The primary source of ongoing information regarding your certificates, including information regarding the status of the related assets of the issuing entity, will be the periodic reports made available to you by the certificate administrator described in this free writing prospectus under the heading “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information”, and any reports with respect to the issuing entity filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.  We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source.  In addition, the depositor is not aware of any source through which price information about the certificates will be generally available on an ongoing basis.  The limited nature of the information regarding the certificates may adversely affect the liquidity of the certificates, even if a secondary market for the certificates becomes available.

Risks Related to Factors Unrelated to the Performance of the Certificates and the Mortgage Loans, Such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of the certificates offered in this free writing prospectus can decline even if those certificates and the mortgage loans are performing at or above your expectations.

The market value of the offered certificates will be sensitive to fluctuations in current interest rates.  However, a change in the market value of the offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of the offered certificates as a result of an equal but opposite movement in interest rates.

The market value of the offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.  The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial, multifamily and manufactured housing community mortgage loans, whether newly originated or held in portfolio, that are available for securitization.  A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities, limit the amount or types of commercial mortgage-backed securities that it may acquire, or require it to maintain increased capital or reserves as a result of its investment in commercial mortgage-backed securities;

●
investors’ perceptions regarding the commercial, multifamily and manufactured housing community real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income producing properties; and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial, multifamily and manufactured housing community real estate markets.

If you decide to sell any of your certificates, the ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for such certificates, and you may have to sell at discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans.  Pricing information regarding the certificates may not be generally available on an ongoing basis or on any particular date.

Credit Support May Not Cover All Types of Losses

Use of credit support will be subject to the conditions and limitations described in this free writing prospectus.  Moreover, such credit support may not cover all potential losses or risks.  For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties.  Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your certificates.

There Are Risks Relating to the Exchangeable Certificates

The characteristics of the Class PEZ certificates will reflect the characteristics of the Class A-M, Class B and Class C certificates.  The Class PEZ, Class A-M, Class B and Class C certificates are referred to in this free writing prospectus as “Exchangeable Certificates”.  As a result, the Class PEZ certificates will be subject to the same risks as the Class A-M, Class B and Class C certificates described in this free writing prospectus.  Investors are encouraged to consider a number of factors that will limit a certificateholder’s ability to exchange Exchangeable Certificates:

●	At the time of a proposed exchange, a certificateholder must own Exchangeable Certificates in the requisite exchange proportion to make the desired exchange.

●
A certificateholder that does not own Exchangeable Certificates in the requisite exchange proportion may be unable to obtain the necessary Exchangeable Certificates or may be able only to exchange the portion (if any) of its Exchangeable Certificates that represents an exchangeable proportion.  Another certificateholder may refuse to sell its certificates at a reasonable (or any price) or may be unable to sell them, or certificates may have been purchased or placed into other financial structures and thus may be unavailable.  Such circumstances may prevent you from obtaining Exchangeable Certificates in the proportions necessary to effect an exchange.

●
Exchanges will no longer be permitted following the date when the then current principal balance of the Class A-M trust component (and, correspondingly, the Class A-M certificates and, to the extent evidencing an interest in the Class A-M trust component, the Class PEZ certificates) is reduced to zero as a result of the payment in full of all interest and principal thereon.

●	Certificates may only be held in authorized denominations.

Subordination of the Class A-M, Class B and Class C Trust Components Will Affect the Timing of Distributions and the Application of Losses on the Class X-A, Class A-M, Class B, Class C and Class PEZ Certificates

As described in this free writing prospectus, if your certificates are Class A-M, Class B, Class C or Class PEZ certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-M certificates (and the holders of the Class PEZ certificates as holders of the Class A-M-PEZ percentage interest of the Class A-M trust component) and, if your certificates are Class C certificates, to those of the holders of the Class B certificates (and the holders of the Class PEZ certificates as holders of the Class B-PEZ percentage interest of the Class B trust component).  Because the notional amount of the Class X-A certificates is based upon the aggregate certificate principal balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates and the Class A-M trust component, the Class X-A certificates will be adversely affected by losses allocated to such classes of certificates or trust component. See “Description of the Offered Certificates” in this free writing prospectus.  As a result, you will generally bear the effect of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Disproportionate Benefits May Be Given to Certain Classes

Although subordination of certain classes of the non-offered certificates is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of the offered certificates, the amount of subordination will be limited and may decline under certain circumstances.  In addition, if principal payments on one or more classes of certificates are made in a specified order of priority, any related credit support may be exhausted before the principal of the later paid classes of certificates of such series has been repaid in full.  As a result, the impact of losses and shortfalls experienced with respect to the mortgage loans may fall disproportionately upon such later-paid classes of offered certificates.

The Amount of Credit Support Will Be Limited

The amount of any applicable credit support supporting one or more classes of certificates, including the subordination of one or more other classes of certificates, was determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage loans and certain other factors.  However, we cannot assure you that the loss experienced on the mortgage loans will not exceed such assumed levels.  See “Description of the Offered Certificates—General” and “—Subordination” in this free writing prospectus.  If the losses on the mortgage loans do exceed such assumed levels, you may be required to bear such additional losses.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the requirements of the Internal Revenue Code of 1986, as amended, for REMIC status during any taxable year, the Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter.  In such event, the issuing entity, including the Trust REMICs, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and some or all of the certificates may be treated as stock interests in those associations and not as debt instruments.  The Internal Revenue Code of 1986, as amended, authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely.  However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied.  While the U.S. Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this free writing prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates.  State and local income tax laws may differ substantially from the corresponding federal law, and this free writing prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may (i) attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the operating advisor, the sponsors, a related borrower or a mortgaged property or on some other basis, (ii) require nonresident holders of certificates to file returns in such jurisdiction and (iii) attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.  We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for that tax or penalty.

You should consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the certificates.

Certain Federal Tax Consideration Regarding Original Issue Discount

Certain classes of offered certificates may be issued with original issue discount for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with regard to the original issue discount.  See “Material Federal Income Tax Consequences” in this free writing prospectus and “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the attached prospectus.

Tax Considerations Related to Foreclosure

If the issuing entity acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally be required to retain an independent contractor to operate and manage the mortgaged property.

Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build outs, unless the construction was more than 10% completed when default on the mortgage loan becomes imminent.  Furthermore, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub tenant or allocable to a non-customary service and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax on such income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax.  No determination has been made whether any portion of the income from the mortgaged properties constitutes “rents from real property”.  In such event, the net proceeds available for distribution to certificateholders will be reduced.  The special servicer may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this free writing prospectus.

In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of the properties.  These state or local taxes may reduce net proceeds available for distribution with respect to the certificates.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

Revenue Procedure 2009-45, issued by Internal Revenue Service, eases the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced.  Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the Internal Revenue Service has issued final regulations under the REMIC provisions of the Internal Revenue Code of 1986, as amended, that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features.  The Internal Revenue Service has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions of the Internal Revenue Code of 1986, as amended.  Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Risks Relating to Lack of Certificateholder Control over the Issuing Entity

You generally do not have a right to vote, except with respect to certain amendments to the pooling and servicing agreement.  Furthermore, you will generally not have the right to make decisions concerning administration of the issuing entity.  The pooling and servicing agreement gives the master servicer, the special servicer, the trustee, the certificate administrator or the REMIC administrator, as applicable, certain decision-making authority concerning administration of the issuing entity.  These parties may make decisions different from those that holders of any particular class of the certificates offered in this free writing prospectus would have made, and these decisions may negatively affect those holders’ interests.

While there is an operating advisor with certain obligations in respect of reviewing the compliance of certain of the special servicer’s obligations under the pooling and servicing agreement, the operating advisor has no control or consultation rights over actions by the special servicer for so long as no Control Termination Event has occurred and is continuing.  In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty to act on behalf of the certificateholders or the issuing entity or in the best interest of any particular certificateholder.  It is not intended that the operating advisor act as a surrogate for the certificateholders.  Investors should not rely on the operating advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool may be subject to more risk with respect to the decreased diversity of the size of mortgage loans, geographic location and types of mortgaged properties and number and affiliation of borrowers, as described above under the headings “—Risks Related to the Mortgage Loans—Risks Related to Tenants—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks,” “—Risks Related to Mortgage Loan Concentration,” “—Risks Related to Borrower Concentration” and “—Geographic Concentration Exposes Investors to Greater Risk of Default and Loss” in this free writing prospectus.  Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority.  This is so because, subject to the payment of the Class A-SB and Class PEZ certificates as described in “Description of the Offered Certificates—Distributions” in this free writing prospectus, principal on the certificates is generally payable in sequential order of designation, and no class entitled to distribution of principal generally receives principal until the certificates balance(s) of the preceding class or classes entitled to receive principal have been reduced to zero.

Ratings of the Offered Certificates

Ratings assigned to the offered certificates by the rating agencies engaged by the depositor will be based, among other things, on the economic characteristics of the mortgaged properties and other relevant structural features of the transaction.  A security rating does not represent any assessment of the yield to maturity that a certificateholder may experience.  Ratings assigned to the offered certificates reflect only the views of the respective rating agencies as of the date such ratings are issued.  Future events could have an adverse impact on such ratings.  Ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information.  Ratings do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the offered certificates is determined on the basis of criteria established by each rating agency.  These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group.  However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the issuing entity.  As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis by the hired rating agencies and other nationally recognized statistical rating organizations, the rating agencies’ assumptions regarding the performance of the mortgage loans related to such commercial mortgage-backed securities were not, in all cases, correct.

With respect to each mortgage loan, certain actions provided for in the related loan agreement require, as a condition to taking such action, that a no downgrade confirmation be obtained from each rating agency.  In certain circumstances, this condition may be deemed to have been met or waived without such a no downgrade confirmation being obtained.  See the definition of “No Downgrade Confirmation” in this free writing prospectus.  In the event such an action is taken without a no downgrade confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  If you invest in the offered certificates, pursuant to the pooling and servicing agreement your acceptance of certificates will constitute an acknowledgment of, and agreement with, the procedures relating to no downgrade confirmations described under the definition of “No Downgrade Confirmation” in this free writing prospectus.

We are not obligated to maintain any particular rating with respect to any class of offered certificates.  The ratings initially assigned to the offered certificates by any or all of Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. and Kroll Bond Rating Agency, Inc. could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of such rating agencies.  Although these changes would not necessarily result from an event of default on any underlying mortgage loan, any adverse change to the ratings of any class of the offered certificates would likely have an adverse effect on the liquidity, market value and regulatory characteristics of those certificates.  See “Ratings” in this free writing prospectus.

Further, a ratings downgrade of any class of offered certificates below an investment grade rating by the rating agencies could affect the ability of a benefit plan or other investor to purchase or retain those certificates.  See “ERISA Considerations” and “Legal Investment” in this free writing prospectus.

The depositor has requested a rating on each class of the offered certificates from Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. and Kroll Bond Rating Agency, Inc. Nationally recognized statistical rating organizations that we have not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from the ratings assigned by a rating agency engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than the ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. and Kroll Bond Rating Agency, Inc. and certain other nationally recognized statistical rating organizations.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. and Kroll Bond Rating Agency, Inc. to rate the offered certificates, and did not select the other nationally recognized statistical rating organizations due, in part, to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of offered and non-offered certificates.  Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the offered certificates.  Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any such other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this free writing prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. and Kroll Bond Rating Agency, Inc. no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.  To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a no downgrade confirmation, the pooling and servicing agreement will address delivery of a no downgrade confirmation only from Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. and Kroll Bond Rating Agency, Inc.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this free writing prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors.  Where more than one significant risk factor is present, the risk of loss to an investor in the offered certificates may be significantly increased.

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

German American Capital Corporation

General

German American Capital Corporation (“GACC”) is a sponsor and a mortgage loan seller in this securitization transaction (in such capacity, “Sponsor”  or “Mortgage Loan Seller”).  Except with respect to the Mortgage Loan identified on Annex A-1 to this free writing prospectus as Gateway Center Phase II, which was co-originated by GACC and Wells Fargo Bank, National Association, and with respect to the Mortgage Loan identified on Annex A-1 to this free writing prospectus as Beverly Connection, which was co-originated by GACC, Citigroup Global Markets Realty Corp., JPMorgan Chase Bank, National Association and I&G Holding B-Lender 1 LLC, GACC or an affiliate of GACC originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans in this transaction.  GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation.  GACC is an affiliate of the Depositor, and Deutsche Bank Securities Inc., one of the Underwriters.  In addition, GACC currently holds one of the Gateway Center Phase II companion loans.  The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.  For more information regarding GACC, see “The Sponsor” in the prospectus.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors.  GACC originates loans primarily for securitization; however, GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates loans and aggregates and warehouses the loans pending sale via a commercial mortgage backed securities (“CMBS”) securitization.

GACC’s Securitization Program

GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for over ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC was the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., and (iii) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large ﬂoating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC originates both ﬁxed rate and ﬂoating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties.  The total amount of loans securitized by GACC from July 1, 2010 through September 30, 2014, is approximately $32.844 billion.

Generally, GACC has not purchased signiﬁcant amounts of mortgage loans for securitization; however it has purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future.  In the event GACC purchases loans for securitization, GACC will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with nationally recognized statistical rating organizations (“NRSROs”), other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization.  It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs.  Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to a Mortgage Loan Purchase Agreement, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex G to this free writing prospectus), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the Depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be.  The depositor will assign its rights under each mortgage loan purchase agreement to the issuing entity.  In addition, GACC has agreed to indemnify the depositor, the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates.  See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” and “—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

Review of GACC Mortgage Loans

Overview.  GACC, in its capacity as the Sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this free writing prospectus.  GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties.  The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”).  The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus, as further described below.  No sampling procedures were used in the review process.

Data Tape.  To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan.  The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan Documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the GACC during the underwriting process.  After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team.  The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. The Depositor, on behalf of GACC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this free writing prospectus regarding the GACC Mortgage Loans.  These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;

●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the GACC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each GACC Mortgage Loan originated by GACC, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents.  In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex F to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan documents that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel.  Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions.

GACC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 10 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex B—Description of the Top 20 Mortgage Loans or Groups” to this free writing prospectus.

Other Review Procedures.  With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy.  If GACC became aware of a significant natural disaster in the vicinity of any mortgaged property securing a GACC Mortgage Loan, GACC obtained information on the status of the mortgaged property from the related borrower to confirm no material damage to the mortgaged property.

With respect to the GACC Mortgage Loans originated by GACC, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—GACC’s Underwriting Standards,” as well as to identify any material deviations from those origination and underwriting criteria.  See “—GACC’s Underwriting Standards—Exceptions” below.

Findings and Conclusions.  Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this free writing prospectus is accurate in all material respects.  GACC also determined that the GACC Mortgage Loans were originated in accordance with GACC’s origination procedures and underwriting criteria, except as described below under “—GACC’s Underwriting Standards—Exceptions.”  GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

GACC’s Underwriting Standards

General.  GACC originates loans located in the United States that are secured by retail, multifamily, office, hospitality, industrial/warehouse and self storage properties.  All of the mortgage loans originated by GACC generally are originated in accordance with the underwriting criteria described below.  However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan.  This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis.  In connection with the origination of mortgage loans, GACC conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit.  Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches.  A member of the GACC underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market.  Unless otherwise specified in this free writing prospectus, all financial, occupancy and other information contained in this free writing prospectus is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval.  Prior to loan origination and closing, all mortgage loans must be approved by credit risk management officers (the number of which varies by loan size) in accordance with its credit policies.  The credit risk management officers may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. GACC’s underwriting standards as applied to first mortgage liens generally require, as-stabilized operating performance the following minimum debt service coverage ratios and maximum LTV ratios for each of the indicated property types:
Property Type	DSCR Guideline	LTV Ratio Guideline
Office	1.25x	75%
Retail	1.30x	75%
Multifamily	1.20x	75%
Manufactured Housing	1.25x	70%
Industrial/Warehouse	1.25x	75%
Self Storage	1.25x	70%
Hospitality	1.50x	70%

The debt service coverage ratio guidelines listed above are calculated based on underwritten net cash flow at origination.  Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this free writing prospectus may differ from the amount calculated at the time of origination and may be based on, for example, a net funded amount where a holdback reserve is held by the lender pending some future event.  In addition, with respect to certain mortgage loans originated by GACC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV ratio, if such subordinate or mezzanine debt is taken into account.  In addition, GACC’s underwriting guidelines generally permit a maximum amortization period of 30 years.  However, the mortgage loans originated by GACC may provide for interest-only payments until maturity, or for a specified period.  With respect to interest-only loans, such loans are generally underwritten to a minimum debt service coverage ratio of 1.20x and a maximum LTV ratio of 80% on all property types.  Moreover, in certain circumstances the actual debt service coverage ratios and LTV ratios for the mortgage loans originated or purchased by GACC and its affiliates may vary from the guidelines above, based on asset quality, sponsor equity, loan structure and other factors.  See “Description of the Mortgage Pool” in this free writing prospectus and Annex A-1 to this free writing prospectus.

Escrow Requirements.  GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.  In most cases where the property is covered by blanket insurance, insurance reserves will not be required.  In certain cases where the loan sponsor is an institutional or investment grade entity, or to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly, GACC may waive all escrow requirements.  In some cases, a borrower will be permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow.  Generally, the required escrows for mortgage loans originated by GACC are as follows:

Taxes and Insurance—Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premiums are required in order to provide lender with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

Replacement Reserves—Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

Office	$0.20 per square foot
Retail	$0.15 per square foot of in-line space
Multifamily	$250 per unit
Manufactured Housing	$50 per pad
Industrial/Warehouse	$0.10 per square foot
Self Storage	$0.15 per square foot
Hospitality	4% of gross revenue

Re-tenanting—Certain major tenants and a significant number of smaller tenants may have lease expirations within the loan term.  To mitigate this risk, reserves may be established to be funded either at closing and/or during the loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

Deferred Maintenance/Environmental Remediation—Generally, an initial deposit is required upon funding of the mortgage loan, in an amount equal to at least the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.  In some cases, borrowers are permitted to substitute environmental insurance policies, guarantees or other credit support in lieu of reserves for environmental remediation.

Third Party Reports.  In connection with underwriting commercial mortgage loans, GACC generally will perform the procedures and obtain the third party reports or other documents described in this free writing prospectus under “Description of the Mortgage Pool—Certain Underwriting Matters.”

Exceptions.  The GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 14, 2014.  GACC’s “Central Index Key” number is 0001541294.  The following table provides information regarding the demand, repurchase and replacement history with respect to the mortgage loans securitized by GACC during the period from and including January 1, 2011 to and including June 30, 2014:

% of principal balance	Check if Registered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected			Notes
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$		#	$	% of principal balance
Asset Class: Commercial Mortgage Pass-Through Certificates
GE Commercial Mortgage Corporation, Series 2007-C1 Trust (CIK # 0001395290)	X	German American Capital Corporation	34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78	(2)
Total by Issuing Entity			34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78
Total by Asset Class			34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78	(3)

(1)	The dollar amounts and percentages presented in this column are each as of the applicable securitization date.

(2)
The repurchase demand refers to the 1604 Broadway loan, which represented 0.68% of the outstanding principal balance of the asset pool as of the applicable securitization date.  The repurchase demand was rejected.  In the columns entitled “Assets That Were Subject of Demand” and “Demand Rejected,” the dollar amount and percentage presented are as of December 31, 2011.

(3)
In the columns entitled “Assets That Were Subject of Demand” and “Demand Rejected,” the percentages presented are in relation to the total outstanding principal balance of the related asset pool as of December 31, 2011.

UBS Real Estate Securities Inc.

General

UBS Real Estate Securities Inc., a Delaware corporation (“UBSRES”), a Sponsor and a Mortgage Loan Seller, is an affiliate of UBS Securities LLC, an Underwriter.  UBSRES originated or acquired certain Mortgage Loans sold to the Depositor by it.  UBSRES is an indirect subsidiary of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG, a Switzerland corporation, provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide.  UBS AG provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services.  It has global headquarters in Switzerland, regional headquarters in New York and London, and offices in additional locations throughout the world.

UBSRES has engaged in a variety of capital markets related activities, including purchases and sales of loan portfolios, sales of assets for inclusion in securitizations and origination and acquisition of loans and interests in such loans and the related servicing rights for sale, securitization and portfolio.  Currently, UBSRES originates commercial mortgage loans primarily for securitization or resale.

UBSRES’ Securitization Program

UBSRES engages in mortgage securitizations and other structured financing arrangements.  UBSRES has been engaged in the securitization of a variety of assets since 1983.  UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and has securitized an aggregate of approximately $20,833,686,264  multifamily and commercial mortgage loans since then.

UBSRES originates multifamily and commercial mortgage loans throughout the United States.  The multifamily and commercial mortgage loans originated or acquired and to be securitized by UBSRES include both small balance and large balance fixed-rate loans. The commercial mortgage loans that will be sold by UBSRES into a commercial loan securitization sponsored by UBSRES will have been or will be, as applicable, originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBSRES or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization.  In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBSRES works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, UBSRES will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this free writing prospectus in Annex G), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBSRES Mortgage Loans”) for which it acts as Mortgage Loan Seller, in connection with certain breaches of such representations and warranties or certain defects with respect such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject Mortgage Loan or such other standard as is described in the Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan from the Depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be.  See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in, and Annex F to, this free writing prospectus.

Neither UBSRES nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes.  Instead, UBSRES sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBSRES Mortgage Loans

Overview.  UBSRES, in its capacity as the Sponsor of the UBSRES Mortgage Loans, has conducted a review of the UBSRES Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the UBSRES Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBSRES’ affiliates (the “UBSRES Deal Team”).  The review procedures described below were employed with respect to all of the UBSRES Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus, as further described below.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the UBSRES Deal Team created a database of loan-level and property-level information relating to each UBSRES Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan Documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBSRES during the underwriting process.  After origination of each UBSRES Mortgage Loan, the UBSRES Deal Team updated the information in the database with respect to the UBSRES Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBSRES Deal Team, to the extent such updates were provided to, and deemed material by, the UBSRES Deal Team.

A data tape (the “UBSRES Data Tape”) containing detailed information regarding each UBSRES Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBSRES Data Tape was used by the UBSRES Deal Team to provide the numerical information regarding the UBSRES Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. UBSRES engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBSRES, relating to information in this free writing prospectus regarding the UBSRES Mortgage Loans.  These procedures included:

●	comparing the information in the UBSRES Data Tape against various source documents provided by UBSRES;

●
comparing numerical information regarding the UBSRES Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the information contained in the UBSRES Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the UBSRES Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  UBSRES engaged various law firms to conduct certain legal reviews of the UBSRES Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each UBSRES Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBSRES’ standard form loan documents.  In addition, origination counsel for each UBSRES Mortgage Loan reviewed UBSRES’ representations and warranties set forth on Annex G to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBSRES Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBSRES Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBSRES Mortgage Loans prepared by origination counsel, and (iii) assisting the UBSRES Deal Team in compiling responses to a due diligence questionnaire.  Securitization counsel also reviewed the property release provisions, if any, for each UBSRES Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Origination counsel also assisted in the preparation of the UBSRES Mortgage Loan summaries set forth in Annex B to this free writing prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan Documents.

Other Review Procedures.  With respect to any pending litigation that existed at the origination of any UBSRES Mortgage Loan, UBSRES requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  UBSRES conducted a search with respect to each borrower under a UBSRES Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBSRES Mortgage Loan.  If UBSRES became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBSRES Mortgage Loan, UBSRES obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBSRES Deal Team also consulted with UBSRES to confirm that the UBSRES Mortgage Loans were originated or reunderwritten in compliance with the origination and underwriting criteria described below under “—UBSRES’ Underwriting Standards,” as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions.  Based on the foregoing review procedures, UBSRES determined that the disclosure regarding the UBSRES Mortgage Loans in this free writing prospectus is accurate in all material respects.  UBSRES also determined that the UBSRES Mortgage Loans were originated in accordance with UBSRES’ origination procedures and underwriting criteria.  UBSRES attributes to itself all findings and conclusions resulting from the foregoing review procedures.

UBSRES’ Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBSRES with respect to multifamily and commercial mortgage loans originated or acquired by UBSRES.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors.  Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis.  UBSRES generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan.  The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches.  The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases.  UBSRES’ credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable.  Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  UBSRES assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval.  Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBSRES must be approved by a loan committee which includes senior personnel from

UBSRES or its affiliates.  The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.  UBSRES’ underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBSRES and payments on the loan based on actual principal and/or interest due on the loan.  However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.  For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBSRES may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy.  There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.  In addition, with respect to certain mortgage loans originated by UBSRES, there may exist subordinate mortgage debt or mezzanine debt.  Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt.  Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured.  It is possible that UBSRES may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition.  As part of the underwriting process, UBSRES will obtain the property assessments and reports described below:

(i)      Appraisals.  UBSRES will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.  In some cases, however, UBSRES may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii)     Environmental Assessment.  UBSRES will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan.  However, when circumstances warrant, UBSRES may utilize an update of a prior environmental assessment, a transaction screen or a desktop review.  Alternatively, UBSRES might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBSRES or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBSRES may require additional environmental testing, such as a Phase II environmental site assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

(i)      Engineering Assessment.  In connection with the origination process, UBSRES will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, UBSRES will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(ii)     Seismic Report.  Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance.  In connection with the origination of a multifamily or commercial mortgage loan, UBSRES will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements.  Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBSRES may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation.  UBSRES conducts a case by case analysis to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBSRES. Furthermore, UBSRES may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions. The UBSRES Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Repurchase Requests

UBSRES most recently filed a Form ABS-15G on August 2, 2014.  UBSRES’ Central Index Key is 0001541886.  With respect to the period from and including July 1, 2011 to and including September 30, 2014, UBSRES does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Litigation

UBSRES is currently engaged in litigation with respect to various legacy residential mortgage-backed securities transactions. Some litigants are seeking the repurchase of mortgage loans by UBSRES from certain residential mortgage securitization trusts, on the basis that the loans are allegedly in breach of contractual representations and warranties in governing transaction documents. Other litigants are alleging violations of federal and/or state securities or common law for alleged misrepresentations and omissions in offering documents in connection with the issuance and/or distribution of residential mortgage-backed securities. No assurance can be given that one or more of the foregoing actions will not result in material liability to UBSRES.

Cantor Commercial Real Estate Lending, L.P.

General

Cantor Commercial Real Estate Lending, L.P. (“CCRE Lending”) is a sponsor of, and a seller of certain mortgage loans (the “CCRE Mortgage Loans”) into, the securitization described in this free writing prospectus.  CCRE Lending is a Delaware limited partnership and an affiliate of Berkeley Point Capital LLC, a primary servicer, and Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the Underwriters.  CCRE Lending was formed in 2010.  Its general partner is Cantor Commercial Real Estate Holdings, LLC, and its limited partner is Cantor Commercial Real Estate Company, L.P. CCRE Lending’s executive offices are located at 110 East 59th Street, New York, New York 10022, telephone number (212) 938-5000.

According to its consolidated balance sheet (unaudited), as of June 30, 2014, Cantor Commercial Real Estate Company, L.P. and its consolidated subsidiaries (which include CCRE Lending) had total assets of approximately $1.648 billion, total liabilities of approximately $708 million and total partners’ equity of approximately $940 million.  As of June 30, 2014, Cantor Commercial Real Estate Company, L.P. is a party to agreements related to $1.760 billion of master repurchase facilities.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, German American Capital Corporation, a Sponsor and Mortgage Loan Seller, and Deutsche Bank Securities Inc., one of the Underwriters) and certain third party lenders provide these various repurchase facilities to affiliates of CCRE Lending (the “CCRE Financing Affiliates”) through various repurchase facilities.  Some or all of the CCRE Mortgage Loans are (or are expected to be prior to the Closing Date) subject to those repurchase facilities.  If such is the case at the time the Certificates are issued, then CCRE Lending will use the proceeds from its sale of the CCRE Mortgage Loans to the Depositor to, among other things, reacquire such CCRE Mortgage Loans from the related CCRE Financing Affiliate, and the related CCRE Financing Affiliate will, in turn, use the funds that it receives from CCRE Lending to, among other things, reacquire the warehoused CCRE Mortgage Loans from the repurchase agreement counterparties free and clear of any liens.  As of October 13, 2014, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 5 CCRE Mortgage Loans, representing approximately 9.9% of the Initial Outstanding Pool Balance.

CCRE Lending’s Loan Origination and Acquisition History

Since its founding in July 2010, CCRE Lending has originated or acquired approximately 833 fixed and floating rate commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $15.9 billion and has acted as a sponsor and mortgage loan seller on 35 fixed-rate and floating-rate commercial mortgage-backed securitization transactions.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by CCRE Lending will be sold to securitizations in which CCRE Lending acts as a sponsor.  CCRE Lending expects to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations.  CCRE Lending also expects to originate and acquire subordinate and mezzanine debt for investment, syndication or securitization.

Neither CCRE Lending nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against CCRE Lending for any losses or other claims in connection with the Certificates or the CCRE Mortgage Loans except in respect of the repurchase and substitution obligations for Material Document Defects or the Material Breaches of representations and warranties made by CCRE Lending in the related Mortgage Loan Purchase Agreement as described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

Review of CCRE Mortgage Loans

Overview.  CCRE Lending has conducted a review of the CCRE Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the CCRE Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals (the “CCRE Deal Team”).  The review procedures described below were employed with respect to all of the CCRE

Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this free writing prospectus, as further described below.  No sampling procedures were used in the review process.

Data Tape.  To prepare for securitization, members of the CCRE Deal Team created a data tape (the “CCRE Data Tape”) containing detailed loan-level and property-level information regarding each CCRE Mortgage Loan.  The CCRE Data Tape was compiled from, among other sources, the related Mortgage Loan Documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CCRE Lending during the underwriting process.  The CCRE Deal Team updated the information in the CCRE Data Tape with respect to the CCRE Mortgage Loans from time to time based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the CCRE Deal Team.  The CCRE Data Tape was used by the CCRE Deal Team in providing the numerical information regarding the CCRE Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. CCRE Lending engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CCRE Lending relating to information in this free writing prospectus regarding the CCRE Mortgage Loans.  These procedures included:

●	comparing the information in the CCRE Data Tape against various source documents provided by CCRE Lending that are described above under “—Data Tape”;

●	comparing numerical information regarding the CCRE Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the CCRE Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the CCRE Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  CCRE Lending engaged various law firms to conduct certain legal reviews of the CCRE Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each CCRE Mortgage Loan originated by CCRE Lending, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from CCRE Lending’s standard form loan documents.  In addition, origination counsel for each CCRE Mortgage Loan reviewed CCRE Lending’s representations and warranties set forth on Annex F to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the CCRE Mortgage Loans.  Such assistance included, among other things, a review of (i) a due diligence questionnaires completed by origination counsel and (ii) exceptions to representations and warranties compiled by origination counsel.  Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each CCRE Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each CCRE Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions.

CCRE Lending prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CCRE Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CCRE Mortgage Loans included in the next 10 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex B—Description of the Top 20 Mortgage Loans” in this free writing prospectus.

Other Review Procedures.  In connection with the origination of each CCRE Mortgage Loan, CCRE Lending conducted a search with respect to each borrower under the related CCRE Mortgage Loan to determine whether it filed for bankruptcy.  With respect to any material pending litigation that existed at the origination of any CCRE Mortgage Loan, CCRE Lending requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  If CCRE Lending became aware of a significant natural disaster in the vicinity of any mortgaged property securing a CCRE Mortgage Loan, CCRE Lending obtained information on the status of the mortgaged property from the related borrower to confirm no material damage to the mortgaged property.

With respect to the CCRE Mortgage Loans originated by CCRE Lending, the CCRE Deal Team also consulted with the applicable CCRE Mortgage Loan origination team to confirm that the CCRE Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—CCRE Lending’s Underwriting Standards”.

Findings and Conclusions.  Based on the foregoing review procedures, CCRE Lending determined that the disclosure regarding the CCRE Mortgage Loans in this free writing prospectus is accurate in all material respects.  CCRE Lending also determined that the CCRE Mortgage Loans were originated in accordance with CCRE Lending’s origination procedures and underwriting criteria.  CCRE Lending attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CCRE Lending’s Underwriting Standards

General.  CCRE Lending’s commercial mortgage loans are generally originated in accordance with the underwriting criteria described below; however, variations from these guidelines may be implemented as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by CCRE Lending.  Therefore, this general description of CCRE Lending’s underwriting standards is not intended as a representation that every CCRE Mortgage Loan complies entirely with all criteria set forth below.

Loan Analysis.  The credit underwriting process for each CCRE Lending loan is performed by a team comprised of real estate professionals that typically includes a senior member, originator, underwriter, transaction manager and loan closer.  This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.

A member of the CCRE Lending team or an agent of CCRE Lending is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CCRE Lending team or an affiliate of CCRE Lending, along with a third-party provider engaged by CCRE Lending, also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation.  Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the CCRE Lending team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CCRE Lending’s property-specific, cash flow underwriting guidelines.  Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees.  A complete credit committee package is prepared to summarize all of the above-referenced information.

Loan Approval.  All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of CCRE Lending and its affiliates among others.  After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended, request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Ratio.  CCRE Lending’s underwriting standards generally require a minimum debt service coverage ratio (“DSCR”) of 1.20x and maximum loan-to-value (“LTV”) ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each loan.  Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower, which when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters; namely, the DSCRs described above will be lower based on the inclusion of the payments related to such additional debt and the LTV ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each CCRE Mortgage Loan as reported in this free writing prospectus.  Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

Additional Debt.  Certain mortgage loans may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt.  It is possible that CCRE Lending or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

Amortization Requirements.  While CCRE Lending’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this free writing prospectus will reflect a calculation on the future (larger) amortizing loan payment.

Servicing.  Interim servicing for all CCRE Lending loans prior to securitization will typically be performed by an unaffiliated third party such as Wells Fargo Bank, National Association or Midland Loan Services, a Division of PNC Bank, National Association; however, primary servicing may be occasionally retained by certain qualified subservicers under established sub-servicing agreements with CCRE Lending, which may be retained post-securitization.  Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing.  From time to time, the original third-party servicer may retain primary servicing.

Assessments of Property Condition

As part of the underwriting process, the property assessments and reports described below will typically be obtained:

(i)      Appraisals.  Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.  In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii)     Environmental Assessment.  In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances.  Depending on the findings of the initial environmental assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental site assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

(iii)    Engineering Assessment.  In connection with the origination process, in most cases it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)    Seismic Report.  Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance.  The borrower is required to provide, and CCRE Lending or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance.  Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, CCRE Lending typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or substantially all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

The mortgage loan documents typically also require the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

The mortgage loan documents typically further require the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance.  In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, CCRE Lending may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CCRE Lending may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements.  Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation.  A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by CCRE Lending.  Furthermore, CCRE Lending may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.  In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by CCRE Lending are as follows:

●
Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

●
Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●
Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●
Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the CCRE Mortgage Loans, please see Annex A-1 to this free writing prospectus.

Exceptions.  The CCRE Mortgage Loans were originated in accordance with the underwriting standards.

Compliance with Rule 15Ga-1 under the Exchange Act

CCRE Commercial Mortgage Securities, L.P. (the “CCRE Depositor”), an affiliate of CCRE Lending through which certain of CCRE Lending’s prior securitization activity has been conducted, most recently filed a Form ABS-15G on February 14, 2012.  The CCRE Depositor’s Central Index Key is 0001515166.  With respect to the period from and including January 1, 2011 to and including September 30, 2014, the CCRE Depositor did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.  CCRE Lending most recently filed a Form ABS-15G on February 14, 2014.  CCRE Lending’s Central Index Key is 0001558761.  With respect to the period from and including January 1, 2011 to and including September 30, 2014, CCRE Lending did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Natixis Real Estate Capital LLC

General

Natixis Real Estate Capital LLC, a Delaware limited liability company (“NREC”), a sponsor and a mortgage loan seller, is an affiliate of Natixis Securities Americas LLC, one of the Underwriters.  NREC is a wholly owned subsidiary of Natixis North America LLC, a wholly owned subsidiary of Natixis S.A., a fully licensed bank under French law (“Natixis”).  The executive offices of NREC are located at 1251 Avenue of the Americas, New York, New York 10020.

Natixis is the corporate, investment and financial services arm of Groupe BPCE, the second largest banking group in France.  Natixis has three core businesses: wholesale banking (which includes advisory, capital markets, finance and global transaction banking), investment solutions (which includes asset management, insurance, private banking and private equity) and specialized financial services (which includes factoring, sureties and financial guarantees, leasing, consumer finance, film industry financing, employee savings schemes, payments and securities services).  Natixis, which is based in France, does business internationally.

NREC is a full-service commercial real estate lender that has been principally engaged in originating, purchasing and securitizing commercial mortgage loans.  NREC also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien commercial mortgage loans for securitization or resale, or for its own investment.

NREC’s Commercial Real Estate Securitization Program

One of NREC’s primary businesses is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for NREC’s securitization program.  NREC, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in the same year.  As of October 8, 2014, the total amount of commercial mortgage loans originated by NREC and its predecessors is in excess of $26.8 billion and the total amount of these loans that were securitized is in excess of $14.9 billion.

The commercial mortgage loans originated by NREC include both fixed- and floating-rate loans. NREC primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties.  NREC originates loans throughout the United States.

NREC originates or acquires mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization.  In coordination with Natixis North America LLC, and with other underwriters, NREC works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction.  NREC currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors.  Neither NREC nor any of its affiliates currently act as servicer of the mortgage loans in its securitizations.

Pursuant to a Mortgage Loan Purchase Agreement, NREC will make certain representations and warranties, subject to certain exceptions set forth therein (and attached as Annex G to this free writing prospectus), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the Depositor (the “NREC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject NREC Mortgage Loan or such other standard as is described in the related Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be.  The Depositor will assign its rights under each Mortgage Loan Purchase Agreement to the issuing entity.  In addition, NREC has agreed to indemnify the Depositor, the Underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates.  See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” and “—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

Review of NREC Mortgage Loans

Overview.  NREC, in its capacity as the Sponsor of the NREC Mortgage Loans, has conducted a review of the NREC Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the NREC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of NREC’s affiliates (the “NREC Deal Team”).  The review procedures described below were employed with respect to all of the NREC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus, as further described below.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the NREC Deal Team created a database of loan-level and property-level information relating to each NREC Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the NREC originators during the underwriting process.  After origination of each NREC Mortgage Loan, the NREC Deal Team updated the information in the database with respect to the NREC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the NREC Deal Team.

A data tape (the “NREC Data Tape”) containing detailed information regarding each NREC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The NREC Data Tape was used by the NREC Deal Team to provide certain numerical information regarding the NREC Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. NREC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by NREC, relating to information in this free writing prospectus regarding the NREC Mortgage Loans.  These procedures included:

●	comparing certain information in the NREC Data Tape against various source documents provided by NREC that are described above under “—Database”;

●	comparing numerical information regarding the NREC Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the NREC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the NREC Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  NREC engaged various law firms to conduct certain legal reviews of the NREC Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each NREC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from NREC’s standard form loan documents.  In addition, origination counsel for each NREC Mortgage Loan reviewed NREC’s representations and warranties set forth on Annex F to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the NREC Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain NREC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the NREC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the NREC Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each NREC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.  In addition, for each NREC Mortgage Loan originated by NREC or its affiliates, NREC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Other Review Procedures.  With respect to any pending litigation that existed at the origination of any NREC Mortgage Loan, NREC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  NREC conducted a search with respect to each borrower under a NREC Mortgage Loan to determine whether it filed for bankruptcy after origination of the NREC Mortgage Loan.  If NREC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a NREC Mortgage Loan, NREC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The NREC Deal Team also consulted with the NREC originators to confirm that the NREC Mortgage Loans were originated in compliance with the origination and underwriting criteria, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions.  Based on the foregoing review procedures, NREC determined that the disclosure regarding the NREC Mortgage Loans in this free writing prospectus is accurate in all material respects.  NREC also determined that the NREC Mortgage Loans were originated in accordance with NREC’s origination procedures and underwriting criteria.  NREC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

NREC’s Underwriting Standards

General.  Mortgage loans originated by NREC generally are originated in accordance with the underwriting guidelines described below.  Each lending situation is unique, however, and the facts and circumstances that surround a mortgage loan, such as the type, quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the guidelines below are applied to a specific loan.  The underwriting criteria are general and, in many cases, exceptions to one or more of the guidelines may be approved.  For example, if a mortgage loan exhibits any one of the following characteristics, variances from the general guidelines described below may be considered acceptable under the circumstances:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.  Accordingly, no representation is made that every mortgage loan will comply in all respects with the guidelines described below.

Loan Analysis.  The NREC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases.  The credit of the borrower and certain key principals of the borrower are examined for financial strength and character.  This analysis generally includes a review of historical financial statements, which are generally unaudited, historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches.  Depending on the type of real property involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process.  Generally, a member of the NREC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators.

Loan Approval.  Prior to commitment, all mortgage loans to be originated by NREC must be approved by a loan committee comprised of senior real estate professionals from NREC and its affiliates.  The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of a mortgage loan, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  NREC’s underwriting guidelines generally require a debt service coverage ratio that is not less than 1.20x and a loan-to-value ratio that does not exceed 80%.  However, exceptions to these guidelines may be approved based on the characteristics of the mortgage loan in question.  For example, NREC may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, NREC’s judgment of improved property performance in the future and/or other relevant factors.  With respect to certain mortgage loans originated by NREC, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination.  Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this free writing prospectus, and in Annex A-1, Annex A-2 and Annex B to this free writing prospectus, may differ from the amount calculated at the time of origination.  In addition, NREC’s underwriting guidelines generally permit a maximum amortization period of 30 years.  However, certain mortgage loans originated by NREC may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.  See “Description of the Mortgage Pool” in this free writing prospectus.

Escrow Requirements.  NREC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.  In some cases, NREC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and NREC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.  In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow.  NREC conducts a case-by-case analysis to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by NREC.

Generally, NREC requires escrows as follows:

●
Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly, or (iii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

●
Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, (iii) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, if applicable) is obligated to maintain the insurance, or (iv) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to,(i)  if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements or (ii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

●
Tenant Improvement/Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement/leasing commission reserve may be required to be funded either at loan origination or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, if (i) the tenant’s lease extends beyond the loan term, (ii) the rent for the space in question is considered below market, or (iii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value, or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●
Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the NREC Mortgage Loans, please see Annex A-1 to this free writing prospectus.

Third Party Reports.  In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the NREC Mortgage Loans, NREC generally considered the results of third party reports as described below.  In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

●
Appraisals—NREC’s underwriting guidelines generally require an independent appraisal of the subject property in connection with the origination of a mortgage loan, and that such appraisal be performed by a certified appraiser who is certified within the state in which the property is located.  In addition, the guidelines require that those appraisals comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989.

●
Environmental Assessments—NREC may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan.  However, when circumstances warrant, NREC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review.  Alternatively, NREC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint and lead in drinking water may be conducted only at multifamily rental properties and only when NREC or the environmental consultant believes that special circumstances warrant such an analysis.  Depending on the findings of the initial environmental assessment, NREC may require additional record searches or environmental testing, such as a Phase II environmental site assessment with respect to the subject real property.

●
Engineering Assessment—In connection with the origination process, NREC may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, NREC will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report—Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance.  In connection with the origination process, NREC generally examines whether the use and operation of the subject properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property.  Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted non-conforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, NREC will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by NREC to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in NREC’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance.

Exceptions.  The NREC Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

NREC most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the SEC on February 14, 2014.  NREC’s Central Index Key number is 0001542256.  With respect to the period from and including October 1, 2011 to and including September 30, 2014, NREC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

THE DEPOSITOR

The Depositor is Deutsche Mortgage & Asset Receiving Corporation (the “Depositor”).  The Depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates.  The principal executive offices of the Depositor are located at 60 Wall Street, New York, New York 10005.  The telephone number is (212) 250-2500.  The Depositor’s capitalization is nominal.  All of the shares of capital stock of the Depositor are held by DB U.S. Financial Markets Holding Corporation.

During the eight years ending September 30, 2014, the Depositor has acted as depositor with respect to public and private conduit or combined conduit/large loan commercial mortgage securitization transactions in an aggregate amount of approximately $88.680 billion.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans.  The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

The Depositor has minimal ongoing duties with respect to the Certificates and the Mortgage Loans.  The Depositor’s duties pursuant to the Pooling and Servicing Agreement include, without limitation, the duty (i) to appoint a successor Trustee in the event of the resignation or removal of the Trustee, (ii) to provide information in its possession to the Certificate Administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, (iii) to indemnify the Trustee, the Certificate Administrator and the Operating Advisor against certain expenses and liabilities resulting from the Depositor’s willful misconduct, bad faith, fraud or negligence, and (iv) to sign any distribution report on Form 10-D and current report on Form 8-K and annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the trust and review filings pursuant to the Exchange Act, prepared by the Certificate Administrator on behalf of the trust.  The Depositor is required under that certain Underwriting Agreement among the Depositor, Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., UBS Securities LLC, Natixis Securities Americas LLC, CastleOak Securities, L.P. and KeyBanc Capital Markets Inc. (collectively, the “Underwriters”), and German American Capital Corporation, to indemnify the Underwriters for certain securities law liabilities.

See “Certain Relationships and Related Transactions” in this free writing prospectus for a discussion with respect to the Depositor and certain affiliations, relationships and related transactions with other transaction parties.

THE ISSUING ENTITY

The issuing entity for the certificates will be COMM 2014-CCRE20 Mortgage Trust (the “Issuing Entity”).  The Issuing Entity is a New York common law trust that will be formed on the settlement date set for the offered certificates (the “Closing Date”) pursuant to the Pooling and Servicing Agreement.  The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO property, disposing of defaulted Mortgage Loans and REO property, issuing the Certificates, making distributions, providing reports to certificateholders and the other activities described in this free writing prospectus.  Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing funds in the collection account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Issuing Entity may not lend or borrow money, except that the Master Servicer and/or the Trustee, if applicable, may make advances to the Issuing Entity only to the extent that such party deems such advances to be recoverable from the related Mortgage Loan.  These advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth in this free writing prospectus under “The Pooling and Servicing Agreement—Amendment.”  The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.  A discussion of the duties of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer, including any discretionary activities performed by each of them, is set forth in this free writing prospectus under “The Trustee,” “The Certificate Administrator,” “The Operating Advisor,” “The Servicers—The Master Servicer”, “The Servicers—The Special Servicer” and “The Pooling and Servicing Agreement.”

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Collection Account and other accounts are invested.  The Issuing Entity has no present liabilities, but has potential liability relating to the two REMIC elections, its ownership of the Mortgage Loans and any REO Properties, and the indemnity obligations to the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.  The fiscal year of the Issuing Entity is the calendar year.  The Issuing Entity has no executive officers or a Board of Directors.  It acts through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.

The Depositor is contributing the Mortgage Loans to the Issuing Entity.  The Depositor is purchasing the Mortgage Loans from the Mortgage Loan Sellers, as described in this free writing prospectus under “Description of the Mortgage Pool—Sale of the Mortgage Loans.”

Since the Issuing Entity is a common law trust, it may not be eligible for relief under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), unless it can be characterized as a “business trust” for purposes of the Bankruptcy Code.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a “business trust.”  The Depositor has been formed to be a special purpose bankruptcy remote entity.  In connection with the sale of the Mortgage Loans from a Mortgage Loan

Seller to the Depositor and from the Depositor to the Issuing Entity, legal opinions are required to be rendered generally to the effect that:

(i)     Either (A) if such Mortgage Loan Seller were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) the Mortgage Loans and payments thereunder and proceeds thereof are not property of the estate of such Mortgage Loan Seller under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case involving such Mortgage Loan Seller is not applicable to payments on the Certificates or, if applicable, (B) if the Federal Deposit Insurance Corporation (the “FDIC”) were to be appointed receiver or conservator for such Mortgage Loan Seller pursuant to the Federal Deposit Insurance Act, as amended, a court after full consideration of all relevant factors would hold that the Mortgage Loans and payments thereunder and proceeds thereof are not subject to repudiation, reclamation, recovery, or recharacterization by the FDIC.

(ii)     If the Depositor were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the Mortgage Loans, and payments thereunder and proceeds thereof are not property of the estate of the Depositor under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case of the Depositor is not applicable to payments on the Certificates.

Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true.  Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions.  Accordingly, although the Depositor has been structured as a bankruptcy remote entity, and the transfer of the Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Issuing Entity has been structured as a sale, there can be no assurance that the Depositor will not be subject to a bankruptcy proceeding or that the sale of the Mortgage Loans will not be recharacterized as a pledge, with the result that the Depositor or Issuing Entity is deemed to be a creditor of the related Mortgage Loan Seller rather than an owner of the Mortgage Loans.  See “Risk Factors—Risks Related to the Mortgage Loans—The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans” in this free writing prospectus.

THE SERVICERS

Generally

The Pooling and Servicing Agreement provides for the appointment of both a Master Servicer and a Special Servicer.  Each of the Master Servicer and the Special Servicer will be required to service and administer the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and each Serviced Loan Combination for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments.”  The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Loan Combination to the extent such procedures are consistent with the Servicing Standard.

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement.  However, despite any such delegation, the Master Servicer and the Special Servicer will remain liable for their respective obligations.  Furthermore, each of the Master Servicer and the Special Servicer will be responsible for the acts and omissions of their subservicers, agents or attorneys.  Notwithstanding the foregoing, the Special Servicer is generally prohibited from delegating all of its obligations under the Pooling and Servicing Agreement to third parties.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”)  will act as the master servicer for all of the Mortgage Loans to be deposited into the Issuing Entity and the Serviced Companion Loans (in such capacity, the “Master Servicer”).  Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company.  Wells Fargo will also act as the Certificate Administrator, Paying Agent and Custodian.  On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company.  On March 20, 2010, Wachovia merged with and into Wells Fargo.  Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at Duke Energy Center, 550 South Tryon Street, 14th Floor, MAC D1086-120, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years.  Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS.  Wells Fargo reports to trustees and certificate administrators in the CREFC® format.  The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:
Commercial and Multifamily Mortgage Loans	As of 12/31/2011	As of 12/31/2012	As of 12/31/2013	As of 9/30/2014
By Approximate Number:	38,132	35,189	33,354	33,473
By Approximate Aggregate Unpaid Principal Balance (in billions):	$437.68	$428.52	$434.37	$457.87

Within this portfolio, as of September 30, 2014, are approximately 24,464 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $381.9 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.  In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors.  The properties securing loans in Wells Fargo’s servicing portfolio, as of September 30, 2014, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions.  This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.  The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2011	$ 340,642,112,537	$ 1,880,456,070	0.55%
Calendar Year 2012	$ 331,765,453,800	$ 2,133,375,220	0.64%
Calendar Year 2013	$ 346,011,017,466	$ 2,158,219,403	0.62%
YTD September 30, 2014	$ 368,794,050,097	$ 1,845,038,248	0.50%

*  “UPB” means unpaid principal balance, “P&I” means principal and interest advances, “PPA” means property protection advances and “YTD” means year-to-date.

Wells Fargo is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans.  Wells Fargo’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar
Primary Servicer	CPS1-	Above Average	MOR CS1
Master Servicer	CMS1-	Above Average	MOR CS1
Special Servicer	CSS2-	Above Average	MOR CS2

The long-term deposits of Wells Fargo are rated “AA-” by S&P, “Aa3” by Moody’s and “AA-” by Fitch.  The short-term deposits of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.  Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries.  Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies.  Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law.  Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion

Loans.  Wells Fargo monitors and reviews the performance of sub-servicers appointed by it.  Generally, all amounts received by Wells Fargo on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this free writing prospectus.  On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans.  On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loans, or otherwise.  To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Pursuant to certain interim servicing agreements between CCRE Lending and certain of its affiliates, on the one hand, and Wells Fargo, on the other hand, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by CCRE Lending and those affiliates thereof, including, prior to their inclusion in the Issuing Entity, certain of the CCRE Mortgage Loans.  There are currently no outstanding servicing advances made by Wells Fargo with regard to any CCRE Mortgage Loan that is serviced by Wells Fargo prior to its inclusion in the Issuing Entity.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Wells Fargo, on the other hand, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by GACC and those affiliates thereof, including, prior to their inclusion in the Issuing Entity, certain of the GACC Mortgage Loans.  There are currently no outstanding servicing advances made by Wells Fargo with regard to any GACC Mortgage Loan that is serviced by Wells Fargo prior to its inclusion in the Issuing Entity.

Wells Fargo expects to enter into an agreement with an affiliate of CCRE Lending that grants such affiliate the right to assume certain limited subservicing duties in the future with respect to the CCRE Strip Pool.

Wells Fargo will enter into a primary servicing agreement with Berkeley Point pursuant to which Berkeley Point will act as primary servicer with respect to one of the CCRE Mortgage Loans.

Wells Fargo will enter into one or more agreements with the Sponsors to purchase the servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans.

The foregoing information under this heading “—The Master Servicer” has been provided by Wells Fargo.

The Special Servicer

Torchlight Loan Services, LLC (“Torchlight”) will be appointed as the special servicer (the “Special Servicer”) and in such capacity will be responsible for the servicing and administration of the Specially Serviced Loans serviced REO Properties, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain major decisions and other transactions relating to non-Specially Serviced Loans, pursuant to the Pooling and Servicing Agreement.

Torchlight is a Delaware limited liability company. Its executive office is located at 475 Fifth Avenue, New York, New York 10017 and its principal special servicing office is located at 701 Brickell Avenue, Suite 2200, Miami, Florida 33131. Torchlight is wholly owned by Torchlight Investors LLC which through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

●	investing in high-yielding real estate loans;

●	investing in unrated and non-investment grade rated securities issued pursuant to CMBS transactions; and

●	distressed debt workout, through Torchlight, its nationally rated special servicing affiliate.

Torchlight has substantial experience in working out loans and has been engaged in servicing CMBS assets since December 2007. Torchlight’s then affiliated predecessor had been engaged in servicing CMBS assets since 1998. In the past five and a half years, Torchlight has resolved over $7.3 billion of U.S. commercial and multifamily loans.

The table below sets forth information about Torchlight’s portfolio of specially serviced commercial and multifamily mortgage loans as of the dates indicated:
CMBS Pools	As of 12/31/2011	As of 12/31/2012	As of 12/31/2013	As of 6/30/2014
By Approximate Number	23	27	32	32
Named Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance(1)	$27,600,000,000	$31,000,000,000	$33,400,000,000	$30,300,000,000
Actively Specially Serviced Portfolio By Approximate Number of Loans(2)	166	169	150	172
Actively Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance(2)	$3,100,000,000	$2,900,000,000	$2,200,000,000	$2,100,000,000

(1)	Includes all loans in Torchlight’s portfolio for which Torchlight is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.

(2)	Includes only those loans in the portfolio that, as of the specified date, are specially-serviced loans including REO.

As of June 30, 2014, there were 25 personnel involved in the special servicing of commercial real estate assets for Torchlight, of which 15 were dedicated to the special servicing business unit. As of June 30, 2014, Torchlight specially services a portfolio which included approximately 172 loans throughout the 50 United States, the District of Columbia and Puerto Rico with a then-current face value in excess of $2.13 billion, all of which are commercial or multifamily real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as those securing the mortgage loans backing the certificates. Accordingly, the assets that Torchlight services as well as assets owned by its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the mortgage loans for tenants, purchasers, financing and so forth. Torchlight does not service or manage any assets other than commercial and multifamily real estate assets.

Torchlight has developed policies and procedures for the performance of its special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Torchlight has recognized that technology can greatly improve its performance as a special servicer, and Torchlight’s Intranet based infrastructure provides improved controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for improved accuracy, efficiency, transparency, monitoring and controls.

Torchlight utilizes the services of certain independent contractors to augment its personnel.  Such services provided by independent contractors are included in the personnel numbers above.  Torchlight does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer and accordingly Torchlight does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement nor any material impact on the mortgage pool performance or the performance of the certificates.

Torchlight will not have primary responsibility for custody services of original documents evidencing the mortgage loans. On occasion, Torchlight may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Torchlight has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard. There are currently no legal proceedings pending; and no legal proceedings known to be contemplated by governmental authorities, against Torchlight or of which any of its property is the subject, which is material to the certificateholders. Torchlight is not an affiliate of the Depositor, the Sponsors, the Mortgage Loan Sellers, the Issuing Entity, the Master Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or any originator of any of the Mortgage Loans identified in this free writing prospectus.

There are no specific relationships involving or relating to this transaction or the securitized mortgage loans between Torchlight or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from the subject securitization transaction—between Torchlight or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years and that are material to an investor’s understanding of the offered certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which Torchlight was acting as special servicer has experienced an event of default as a result of any action or inaction performed by Torchlight as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by Torchlight with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which Torchlight was acting as special servicer.

From time to time, Torchlight and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Torchlight does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as special servicer.

Torchlight may enter into one or more arrangements with the applicable Directing Holder, Holders of Certificates of the Controlling Class, the Controlling Class Representative or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Torchlight’s appointment as special servicer under the Pooling and Servicing Agreement and any related intercreditor agreement and limitations on such person’s right to replace the special servicer.

The foregoing information concerning information under this heading “—The Special Servicer” has been provided by Torchlight.

Replacement of the Special Servicer

The Special Servicer may be removed with respect to any Mortgage Loan serviced by it, and a successor Special Servicer appointed, at any time, as follows:

(a)   if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed at the direction of the applicable Directing Holder;

(b)   if a Control Termination Event has occurred and is continuing the Special Servicer may be removed, in accordance with the procedures set forth below, at the written direction of (i) holders of Sequential Pay Certificates and Class PEZ Certificates evidencing at least 75% of a Certificateholder Quorum of Certificates or (ii) holders of Sequential Pay Certificates and Class PEZ Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates on an aggregate basis; and

(c)   if a Consultation Termination Event has occurred and is continuing, the Special Servicer may be removed, in accordance with the procedures set forth below, at the recommendation of the Operating Advisor and with a confirming vote by an affirmative vote of holders of Sequential Pay Certificates and Class PEZ Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account Realized Losses and the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates and Class PEZ Certificates on an aggregate basis.

The procedures for removing the Special Servicer if a Control Termination Event has occurred and is continuing will be as follows: upon (i) written direction of holders of Sequential Pay Certificates and Class PEZ Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates or Trust Component) of the Sequential Pay Certificates and Class PEZ Certificates requesting a vote to replace the Special Servicer with a new Special Servicer, (ii) payment by such holders, as applicable, to the Certificate Administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the Certificate Administrator in connection with administering such vote, and (iii) delivery by such holders, as applicable, to the Certificate Administrator of No Downgrade Confirmations (which No Downgrade Confirmations will be obtained at the expense of those holders of Certificates requesting such vote), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all Certificates in such regard.  Upon the written direction of (i) holders of Sequential Pay Certificates and Class PEZ Certificates evidencing at least 75% of a Certificateholder Quorum of Certificates or (ii) holders of Sequential Pay Certificates and Class PEZ Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates on an aggregate basis, in each case, within 180 days of the notice from the Certificate Administrator of the request for such vote, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the successor Special Servicer designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The Certificate Administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices on the Certificate Administrator’s website and each Certificateholder may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, with respect to each Mortgage Loan, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer.  In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation; setting forth the reasons supporting its position (along with any information the operating advisor considered relevant to its recommendation) and recommending a suggested replacement Special Servicer; provided that in no event should the information or any other content in such written recommendation contravene any provision of the Pooling and Servicing Agreement).  The Certificate Administrator will be required to notify each Certificateholder of the recommendation and post it on the Certificate Administrator’s internet website.  The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Sequential Pay Certificates and Class PEZ Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account any Realized Losses and the application of Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates and Class PEZ Certificates on an aggregate basis within 180 days from the date the Certificate Administrator posts such recommendation on its internet website.  If the Certificate Administrator receives a No Downgrade Confirmation from each of the Rating Agencies (and the successor Special Servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), the Trustee will then be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and to appoint the successor Special Servicer approved by the Certificateholders, provided such successor Special Servicer is subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees and other compensation, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The reasonable costs and expenses associated with obtaining No Downgrade Confirmations and administering the vote of the applicable Sequential Pay Certificates will be an additional expense of the Issuing Entity.  The Operating Advisor may not receive any fees, compensation or other remuneration from a Special Servicer or successor Special Servicer in connection with: (i) its obligations under the Pooling and Servicing Agreement or (ii) appointment or recommendation for replacement of any successor Special Servicer to become the Special Servicer.

In addition, the Depositor may direct the Trustee to terminate the Special Servicer upon 5 business days’ written notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement (subject to any applicable grace period).  In the event of such termination, for so long as no Consultation Termination Event has occurred and is continuing, the Controlling Class Representative will have the right to appoint a successor Special Servicer.

The appointment of a successor Special Servicer will be subject to a No Downgrade Confirmation.  In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of a current or former Operating Advisor.

Additionally, the Special Servicer may be replaced in the event that a Servicer Termination Event occurs with respect to such entity as described under “The Pooling and Servicing Agreement—Rights upon a Servicer Termination Event” in this free writing prospectus.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above, the holders of Certificates evidencing at least 75% of the aggregate Voting Rights (taking into account Realized Losses and the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Sequential Pay Certificates and the Class PEZ Certificates, on an aggregate basis.

“Non-Reduced Certificates” means any Class of Sequential Pay Certificates then outstanding for which (a)(1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such Class of Certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates; provided that for purposes of this definition, the Class A-M Certificates and the Class PEZ Component A-M will be considered as if they together constitute a single “Class” of Sequential Pay Certificates, the Class B Certificates and the

Class PEZ Component B will be considered as if they together constitute a single “Class” of Sequential Pay Certificates, the Class C Certificates and the Class PEZ Component C will be considered as if they together constitute a single “Class” of Sequential Pay Certificates, and the Class PEZ Certificates will be Non-Reduced Certificates only with respect to each component thereof that is part of a Class of Non-Reduced Certificates determined as described in this proviso.

In the case of the Harwood Center Loan Combination, the special servicer with respect to the Loan Combination under the COMM 2014-UBS5 Pooling and Servicing Agreement may be removed, and a successor special servicer appointed, by the Directing Holder and the Certificateholders as described under “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

The Primary Servicer

Berkeley Point Capital LLC

Berkeley Point Capital LLC, a Delaware limited liability company (“Berkeley Point”) will be appointed as primary servicer for the CCRE Mortgage Loan identified on Annex A-1 to this free writing prospectus as Towne Village, and in such capacity, will be responsible for the primary servicing and administration of this Mortgage Loan.

The principal executive offices of Berkeley Point are located at 4550 Montgomery Avenue, Suite 1100, Bethesda, Maryland 20814 and principal servicing office of Berkeley Point is located at One Beacon Street, 14th Floor, Boston, Massachusetts  02108 and its telephone number is (877) 526-3562. Berkeley Point is an affiliate under common control with CCRE Lending.

Berkeley Point serves as primary servicer in various transactions and has a primary servicer rating of “CPS2” from Fitch.  Berkeley Point also has a current special servicer rating of “CSS3+” from Fitch.

Berkeley Point is a commercial real estate finance company with a primary focus on multifamily and healthcare real estate loans. Berkeley Point, directly or through its affiliates, originates, sells, services and manages commercial real estate loans primarily for multifamily and healthcare properties across the United States through programs offered by Fannie Mae, Freddie Mac and FHA. Berkeley Point is a Fannie Mae DUS™, Freddie Mac Program Plus®, a MAP- and LEAN-approved FHA lender and servicer, and a Ginnie Mae issuer. Together with its predecessor entities, Berkeley Point has serviced commercial real estate loans originated under programs offered by Fannie Mae, Freddie Mac and FHA for approximately 25 years and has been the named special servicer on three Freddie Mac K-Series securitizations, the first in 2009 and one in 2013 and 2014.

As of September 30, 2014, Berkeley Point’s primary servicing portfolio was comprised of approximately 1,775 loans originated by Berkeley Point or its predecessors with an aggregate outstanding principal balance of approximately $26.9 billion, of which Berkeley Point is a primary servicer through sub-servicing agreements with master servicers on CMBS transactions for 147 loans in Freddie Mac K-Series securitizations with an aggregate outstanding principal balance of approximately $3.66 billion, and 4 commercial mortgage loans with an aggregate outstanding principal balance of approximately $302 million in other CMBS securitizations. Berkeley Point services and manages the remainder of its servicing portfolio pursuant to seller/servicer contracts and licenses with Fannie Mae, Freddie Mac and FHA.

The table below sets forth information about the various pools of loans primarily serviced by Berkeley as of the dates indicated:
CMBS Pools	As of 12/31/2011	As of 12/31/2012	As of 12/31/2013	As of 9/30/2014
By Number	15 pools (63 loans)	33 pools (95 loans)	46 pools (122 loans)	57 pools (151 loans)
Primary Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance	$1.3 billion	$2.2 billion	$3.1 billion	$3.96 billion

As of June 30, 2014, Berkeley Point had 64 personnel involved in the servicing and asset management of commercial real estate loans and CMBS pools, of which 55 were dedicated to the primary servicing business unit.

The commercial real estate loans that Berkeley Point originates and for which Berkeley Point provides servicing are generally multifamily but may include mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans backing the series COMM 2014-CCRE20 certificates. Accordingly, the assets that Berkeley Point services as well as assets originated and/or owned by it or its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.

Berkeley Point has developed policies and procedures for the performance of its servicing obligations in compliance with applicable USAP and Reg AB servicing standards. Technology can assist the performance of a servicer. Berkeley Point generally utilizes technology infrastructure to bolster and facilitate controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution and commercially appropriate standardization and automation to provide for improved accuracy, efficiency, transparency, monitoring and controls.

Berkeley Point may from time to time engage consultants to perform property inspections and to provide asset management on certain properties. Berkeley Point does not have any material primary advancing obligations with respect to the CMBS pools as to which it is a primary servicer, and accordingly Berkeley Point does not believe that its financial condition will have any adverse effect on the performance of its duties under the series COMM 2014- CCRE20 pooling and servicing agreement nor any material impact on the mortgage pool performance or the performance of the series COMM 2014-CCRE20 certificates.

Berkeley Point will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, Berkeley Point may have custody of certain of such documents as necessary for the performance of its duties with respect to underlying Mortgage Loans or otherwise. To the extent that Berkeley Point has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

Berkeley Point is not an affiliate of the Depositor, the Sponsors, the Issuing Entity, the Master Servicer, the Trustee or any originator other than CCRE Lending and any underwriter other than Cantor Fitzgerald & Co and CastleOak Securities, L.P. Other than its relationship with CCRE Lending, there are no specific relationships involving or relating to this transaction or the securitized mortgage loans between Berkeley Point or any of its affiliates, on the one hand, and the Depositor, the Sponsors or the Issuing Entity, on the other hand, that currently exist or that existed during the past two (2) years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from the subject securitization transaction—between Berkeley Point or any of its affiliates, on the one hand, and the Depositor, the Sponsors or the Issuing Entity, on the other hand, that currently exist or that existed during the past two (2) years and that are material to an investor’s understanding of the series COMM 2014-CCRE20 certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which Berkeley Point is acting as primary or special servicer has experienced an event of default as a result of any action or inaction performed by Berkeley Point in such capacity. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by Berkeley Point with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which Berkeley Point was acting as primary servicer or special servicer.

From time to time, Berkeley Point and its affiliates are parties to lawsuits and other legal proceedings by governmental authorities or other entities arising in the ordinary course of business. Berkeley Point does not believe that any such current lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as servicer or be material to a certificateholder.

The information set forth above under this heading “—Berkeley Point Capital LLC” has been provided by Berkeley Point and neither the Depositor nor any initial purchaser takes any responsibility for such information or makes any representation or warranty as to its accuracy or completeness.

Summary of Berkeley Point Primary Servicing Agreement

General. Berkeley Point will act as the primary servicer of 1 Mortgage Loan, representing approximately 0.4% of the Initial Outstanding Pool Balance, which is a certain mortgage loan to be transferred to the Depositor by CCRE Lending (the “BPC Serviced Loan”). Accordingly, Wells Fargo, as Master Servicer, and Berkeley Point, as primary servicer, will enter into a primary servicing agreement dated as of October 1, 2014 (the “BPC Primary Servicing Agreement”), pursuant to which Berkeley Point will be required to primary service the BPC Serviced Loan on behalf of the Master Servicer and the Trustee.  The BPC Primary Servicing Agreement will require Berkeley Point to comply in all material respects with all of the applicable terms and conditions of the Pooling and Servicing Agreement. The following summary describes certain provisions of the BPC Primary Servicing Agreement relating to the primary servicing and administration of the BPC Serviced Loan.

Summary of Certain Primary Servicing Duties. With respect to the BPC Serviced Loan, Berkeley Point, as primary servicer, will be responsible for performing the primary servicing of the BPC Serviced Loan in a manner consistent with the Pooling and Servicing Agreement and in accordance with the Servicing Standard. The primary servicing duties required under the BPC Primary Servicing Agreement will include:

●	maintaining the servicing file and releasing files upon payoff of the BPC Serviced Loan as approved by the Master Servicer,

●	making reasonable efforts to collect all payments called for under the terms and provisions of the BPC Serviced Loan and to follow the Servicing Standard with respect to such collection procedures,

●
establishing and maintaining escrow accounts into which all escrow payments for real estate taxes, assessments, insurance premiums and similar items received by Berkeley Point with respect to the BPC Serviced Loan are to be deposited and retained, and administering those escrow accounts in accordance with the related loan documents, including withdrawal of such amounts to effect payment of real estate taxes, assessments, insurance premiums and other items for which funds have been escrowed in the escrow accounts,

●
maintaining accurate records with respect to the mortgaged property securing the BPC Serviced Loan reflecting the status of taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums payable with respect thereto,

●
establishing and maintaining a primary servicer collection account for purposes of holding payments and other collections that it receives with respect to the BPC Serviced Loan and administering deposits into and withdrawals from that primary servicer collection account in a manner consistent with the obligations of the Master Servicer under the Pooling and Servicing Agreement in that regard,

●
remitting to the Master Servicer each month on the first business day following the Determination Date in that month, all amounts received with respect to the BPC Serviced Loan less any primary servicing fees and additional servicing compensation to which Berkeley Point is entitled as primary servicer, and less escrow and reserve payments,

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using commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower under the BPC Serviced Loan to maintain for the related mortgaged property the insurance coverage the Master Servicer is required to maintain for such mortgaged property under the Pooling and Servicing Agreement,

●
preparing and delivering to the Master Servicer monthly reports, including a monthly remittance report, certain of the reports and files in the CREFC® Investor Reporting Package and such other reports as reasonably requested by the Master Servicer from time to time,

●	using commercially reasonable efforts to obtain quarterly and other periodic operating statements and related rent rolls with respect to the mortgaged property securing the BPC Serviced Loan,

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performing inspections of the mortgaged property securing the BPC Serviced Loan at the frequency required of the Master Servicer under the Pooling and Servicing Agreement, and providing inspection reports to the Master Servicer,

●	maintaining errors and omissions insurance and an appropriate fidelity bond,

●
notifying the Master Servicer of any borrower requests or transactions with respect to the BPC Serviced Loan and performing certain duties of the Master Servicer with respect to such borrower requests or transactions; provided, however, that Berkeley Point will not approve or consummate any borrower request or transaction without obtaining the prior written consent of the Master Servicer,

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promptly notifying Master Servicer of any defaults under the BPC Serviced Loan, collection issues or customer issues; provided that Berkeley Point will not take any action with respect to enforcing such loans without the prior written approval of the Master Servicer, and

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with respect to all servicing responsibilities of the Master Servicer under the Pooling and Servicing Agreement that are not being performed by Berkeley Point under the BPC Primary Servicing Agreement, Berkeley Point will be required to reasonably cooperate with the Master Servicer to facilitate the timely performance of such servicing responsibilities.

Berkeley Point’s custodial responsibilities are limited to original letters of credit as long as it (i) has a vault or other adequate safety procedures in place satisfactory to the Master Servicer, in its sole discretion, or (ii) outsources such responsibility to a third party vendor satisfactory to the Master Servicer, who has a vault or other adequate safety procedures in place satisfactory to the Master Servicer, in its sole discretion.

Berkeley Point will provide to Master Servicer access to all the servicing files, mortgage loan files and servicing systems maintained by Berkeley Point with respect to the BPC Serviced Loan for audit and review. Berkeley Point will not take any action (whether or not authorized under the BPC Primary Servicing Agreement) as to which the Master Servicer has advised it in writing that such action if taken may result in the imposition of a tax on any portion of the Issuing Entity or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust. Berkeley Point will fully cooperate with the Master Servicer in connection with avoiding the imposition of a tax on any portion of the Issuing Entity or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

Berkeley Point will also timely provide such certifications, reports and registered public accountant attestations required by the BPC Primary Servicing Agreement or by the Master Servicer to permit it to comply with the Pooling and Servicing Agreement and the Depositor to comply with its Exchange Act reporting obligations.

Berkeley Point will have no obligation to make any principal and interest advance or, except for emergency advances, any servicing advances. Berkeley Point will not be permitted to make any Major Decisions or take any other action requiring the approval of the Master Servicer under the BPC Primary Servicing Agreement without the prior written approval of the Master Servicer.

Compensation. As compensation for its activities under the BPC Primary Servicing Agreement, the primary servicing fee will be paid only to the extent that the Master Servicer receives the servicing fee with respect to the BPC Serviced Loan under the Pooling and Servicing Agreement. Berkeley Point is not

entitled to any Prepayment Interest Excess. Berkeley Point will be entitled to such additional servicing compensation as set forth in the BPC Primary Servicing Agreement.

Berkeley Point will be required to promptly remit to the Master Servicer any additional servicing compensation or other amounts received by it that Berkeley Point is not entitled to retain. Except as otherwise provided, Berkeley Point will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the BPC Primary Servicing Agreement.

Indemnification; Limitation of Liability. Neither Berkeley Point nor any affiliates, directors, officers, employees, members, managers, representatives or agents (including sub-servicers) of Berkeley Point (the “BPC Parties”) will be under any liability to the Master Servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the BPC Primary Servicing Agreement, or for errors in judgment. However, this will not protect the BPC Parties against any breach of warranties or representations made in the BPC Primary Servicing Agreement, or against any liability that would otherwise be imposed on Berkeley Point by reason of its willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the BPC Primary Servicing Agreement for a breach of the Servicing Standard) in the performance of its duties under the BPC Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the BPC Primary Servicing Agreement. The BPC Parties will be indemnified by the Master Servicer against any loss, liability or expense (collectively, the “Losses”) incurred by Berkeley Point in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the BPC Primary Servicing Agreement resulting from the Master Servicer’s willful misconduct, bad faith, fraud, or negligence in the performance of duties under the BPC Primary Servicing Agreement or negligent disregard of its obligations under the BPC Primary Servicing Agreement.  The BPC Parties will be indemnified by the Issuing Entity, to the extent provided in the Pooling and Servicing Agreement, against any Losses incurred by Berkeley Point in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the BPC Primary Servicing Agreement, other than any Losses (i) that are specifically required to be borne by Berkeley Point without right of reimbursement pursuant to the terms of the BPC Primary Servicing Agreement or (ii) that are incurred by reason of (A) a breach of any representation or warranty by Berkeley Point or (B) willful misconduct, bad faith, fraud or negligence of Berkeley Point in the performance of duties under the BPC Primary Servicing Agreement or negligent disregard of obligations and duties under the BPC Primary Servicing Agreement; provided, however, that the indemnification described in this sentence will be strictly limited to any actual amount of indemnification received by the Master Servicer under the Pooling and Servicing Agreement as a result of pursuing the Issuing Entity on behalf of the Berkeley Point for such indemnification.

Berkeley Point will indemnify and hold harmless the Master Servicer and its directors, officers, representatives, members, managers, agents, employees or affiliates against any Losses incurred by the Master Servicer in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the BPC Primary Servicing Agreement, the Pooling and Servicing Agreement or the Certificates by reason of (1) any breach by Berkeley Point of a representation or warranty made by Berkeley Point in the BPC Primary Servicing Agreement or (2) any willful misconduct, bad faith, fraud or negligence by Berkeley Point in the performance of its obligations or duties under the BPC Primary Servicing Agreement or under the Pooling and Servicing Agreement or by reason of negligent disregard of such obligations and duties.

Resignation.  The BPC Primary Servicing Agreement will provide that Berkeley Point may not resign from the obligations and duties imposed on it thereunder except by mutual consent of Berkeley Point and the Master Servicer or upon the determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by Berkeley Point.

Termination. The BPC Primary Servicing Agreement will be terminated with respect to Berkeley Point if any of the following occurs:

●	the Master Servicer elects to terminate Berkeley Point following a BPC Primary Servicer Termination Event (as defined below) (except as provided in the following bullet);

●
immediately by the Master Servicer (or at the Depositor’s request to the extent the Depositor has the right to request termination of Berkeley Point under the Pooling and Servicing Agreement) pursuant to the final two bullets listed under BPC Primary Servicer Termination Events below;

●	upon resignation by Berkeley Point;

●	in the event the BPC Serviced Loan becomes a Specially Serviced Loan or is substituted, purchased or repurchased pursuant to the Pooling and Servicing Agreement; or

●
if the Master Servicer’s responsibilities and duties as Master Servicer under the Pooling and Servicing Agreement have been assumed by the trustee, and the trustee has the right to terminate Berkeley Point pursuant to the Pooling and Servicing Agreement.

“BPC Primary Servicer Termination Event”, includes any one of the following events:

●
any failure by Berkeley Point (i) to make a required deposit to the accounts maintained by Berkeley Point on the day and by the time such deposit was first required to be made, or (ii) to remit to the Master Servicer any amount required to be so deposited or remitted by Berkeley Point, which failure is not cured within 1 Business Day after such deposit or remittance is due;

●
any failure on the part of Berkeley Point to deliver to the Master Servicer certain certificates or reports specified in the BPC Primary Servicing Agreement subject to cure periods specified in the BPC Primary Servicing Agreement;

●
any failure by Berkeley Point duly to observe or perform in any material respect any of its other covenants or obligations under the BPC Primary Servicing Agreement, which failure continues unremedied for 25 days (12 days in the case of Berkeley Point’s failure to make a Property Advance or 40 days in the case of failure to pay the premium for any insurance policy required to be force placed Berkeley Point pursuant to BPC Primary Servicing Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to Berkeley Point by the Master Servicer; provided, if that failure is capable of being cured and Berkeley Point is diligently pursuing that cure, that 12-, 25- or 40-day period, as applicable, will be extended an additional 30 days;

●
any breach on the part of Berkeley Point of any representation or warranty in the BPC Primary Servicing Agreement which materially and adversely affects the interests of the Master Servicer or any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given Berkeley Point, by the Master Servicer; provided, if that breach is capable of being cured and Berkeley Point is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

●
certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to Berkeley Point and certain actions by or on behalf Berkeley Point indicating its insolvency or inability to pay its obligations;

●
any of Moody’s, DBRS or KBRA has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of Certificates or (B) placed one or more classes of Certificates on “watch status” in contemplation of possible rating downgrade or withdrawal (and such qualification, downgrade or withdrawal or “watch status” placement shall not have been withdrawn by Moody’s, DBRS or KBRA, as applicable, within 60 days of such actual knowledge by Berkeley Point) and, in the case of either of clauses (A) or (B), citing servicing concerns with the Master Servicer (because of actions of Berkeley Point) or Berkeley Point as the sole or a material factor in such rating action;

●	Berkeley Point ceases to have a commercial primary servicer rating of at least “CPS3” from Fitch and that rating is not reinstated within 60 days;

●
a Servicer Termination Event by the Master Servicer under the Pooling and Servicing Agreement, which Servicer Termination Event occurred as a result of the failure of Berkeley Point to perform any obligation required under the BPC Primary Servicing Agreement;

●
Berkeley Point shall assign or transfer or attempt to assign or transfer all or part of its rights and obligations under the BPC Primary Servicing Agreement except as permitted by the BPC Primary Servicing Agreement;

●
subject to the Pooling and Servicing Agreement and any applicable grace periods, any failure by Berkeley Point to comply with any of the requirements under Article X of the Pooling and Servicing Agreement applicable to Berkeley Point or the Master Servicer, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or the rules and regulations promulgated under the Exchange Act, at the time such report, certification or information is required under Article X of the Pooling and Servicing Agreement; or

●
subject to the Pooling and Servicing Agreement, any failure of Berkeley Point to comply with any and all requirements to deliver any items required by Items 1122 and 1123 of Regulation AB under any other pooling and servicing agreement relating to any other series of certificates offered by the Depositor.

Notwithstanding the foregoing, upon any termination of Berkeley Point, Berkeley Point will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will be required to cooperate fully with the Master Servicer to transition primary servicing of the BPC Serviced Loan to the Master Servicer or its designee.

The foregoing information set forth in this “—Summary of Berkeley Point Primary Servicing Agreement” section has been provided by Wells Fargo Bank, National Association, as Master Servicer.

THE TRUSTEE

Wilmington Trust, National Association (“WTNA”) (formerly called M&T Bank, National Association)  will act as trustee (in such capacity, the “Trustee”) on behalf of the Certificateholders pursuant to the Pooling and Servicing Agreement.  WTNA is a national banking association with trust powers incorporated in 1995.  WTNA’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890.  WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation.  Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions.  As of June 30, 2014, WTNA served as trustee on over 1,500 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $33 billion, of which approximately 39 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $13 billion.

The parties to this transaction may maintain banking and other commercial relationships with WTNA and its affiliates.  In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business.  WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as Trustee.

The foregoing information concerning the Trustee has been provided by WTNA.  WTNA does not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Trustee), the Certificates, the Mortgage Loans, this free writing prospectus (other than as to the accuracy of the information provided by the Trustee) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer.

The Trustee is required to at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and will not be an affiliate of the Master Servicer or the Special Servicer and (iii) (a) an institution whose long-term senior unsecured debt is rated at least (1) “A2” by Moody’s (or, in the case of WTNA, a long-term senior unsecured debt rating of at least “Baa2” by Moody’s if the Master Servicer has a long-term senior unsecured debt rating of at least “A2” by Moody’s and a short-term debt rating of at least “P-1” by Moody’s), (2) “A-” by Fitch, (3) if rated by KBRA, an equivalent rating from KBRA and (4) “AA (low)” by DBRS (or “A” by DBRS if the Trustee has a short-term debt rating of at least “R-1 (middle)” from DBRS) (or, in the case of WTNA, a long-term senior unsecured debt rating of at least “A (low)” by DBRS if the Master Servicer has a long-term senior unsecured debt rating of at least “A” by DBRS); provided that, with respect to each of the rating requirements in this clause (4) (including the parentheticals in this clause (4)), if the Trustee is not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs, and (b) whose short-term unsecured debt is rated at least “P-1” by Moody’s, “F1” by Fitch and, if rated by KBRA, an equivalent rating from KBRA, or has been assigned such other ratings as are acceptable to the Rating Agencies or has a fiscal agent that would be an eligible Trustee under the Pooling and Servicing Agreement.

The Depositor, the Underwriters, the Sponsors, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Operating Advisor and the Certificate Administrator may maintain banking and other commercial relationships with the Trustee and its affiliates.

The Pooling and Servicing Agreement provides that no provision of such agreement will be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that if no Servicer Termination Event has occurred and is continuing, the Trustee will be required to perform, and will be liable for, only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling and Servicing Agreement, the Trustee will be required to examine those documents and to determine whether they conform, on their face, to the requirements of that agreement.  Within 30 days after the occurrence of any Servicer Termination Event of which the Trustee has actual knowledge, the Trustee is required to promptly transmit by mail to the Depositor, the Certificate Administrator (who then is required to notify all Certificateholders) and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) notice of such occurrence, unless such Servicer Termination Event has been cured.

Certain Matters Regarding the Trustee

The Pooling and Servicing Agreement provides that the Trustee will not be liable for an error of judgment made in good faith by a responsible officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.  In addition, the Trustee will not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to at least 50% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).  If no Servicer Termination Event has occurred and is continuing, the Trustee will not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of Certificates entitled to greater than 25% of the Percentage Interests of each affected Class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Pooling and Servicing Agreement, the Trustee may require indemnity reasonably satisfactory to it from such requesting holders against such expense or liability as a condition to taking any such action.

The Trustee and any director, officer, employee, representative or agent of the Trustee, will be entitled to indemnification by the Issuing Entity, for any loss, liability damages, claims or unanticipated expenses (including reasonable attorneys’ fees) arising out of or incurred by the Trustee in connection with its participation in the transaction and any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee under the Pooling and Servicing Agreement.  However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence on the part of the Trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made in the Pooling and Servicing Agreement.

The Trustee will be entitled to execute any of its trusts or powers under the Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the Trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

The Trustee will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Mortgage Loan Sellers, the Directing Holder (if known to the Trustee) and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving such notice of resignation, the Depositor will be required to promptly appoint a successor Trustee, which successor will be, if no Control Termination Event has occurred and is continuing, reasonably acceptable to the Directing Holder.  If no successor Trustee has accepted an appointment within a specified period after the giving of notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor Trustee.

If at any time the Trustee ceases to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the Trustee, any public officer takes charge or control of the Trustee or its property, the Master Servicer or the Depositor will be authorized to remove the Trustee and appoint a successor Trustee.  In addition, holders of the Certificates entitled to at least 51% of the Voting Rights may, at any time, remove the Trustee under the Pooling and Servicing Agreement and appoint a successor Trustee.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Trustee will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable.  Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement; provided that no Trustee under the Pooling and Servicing Agreement will be personally liable by reason of any act or omission of any other trustee under the Pooling and Servicing Agreement.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.  Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive from the Issuing Entity all accrued and unpaid compensation and expenses and indemnity amounts through the date of termination, plus the reimbursement of all advances made by the Trustee and interest thereon as provided in the Pooling and Servicing Agreement.  In addition, if the Trustee is terminated without cause, the terminating party is required to pay all of the expenses of the Trustee, necessary to effect the transfer of its responsibilities to the successor trustee.  The Trustee will be required to bear all reasonable out of pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such Trustee.  Any successor trustee must have a combined capital and surplus of at least $50,000,000 and have a debt rating that satisfies certain criteria set forth in the Pooling and Servicing Agreement.

In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.

THE CERTIFICATE ADMINISTRATOR

Wells Fargo Bank, National Association (“Wells Fargo”), will act as the certificate administrator (in such capacity, the “Certificate Administrator”), custodian (in such capacity, the “Custodian”) and the paying agent (in such capacity, the “Paying Agent”) under the Pooling and Servicing Agreement.

Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.6 trillion in assets and 265,000 employees as of June 30, 2014, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The transaction parties and any Companion Loan holder may maintain banking and other commercial relationships with Wells Fargo and its affiliates.  Wells Fargo maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the Pooling and Servicing Agreement, the Certificate Administrator is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports, and for the preparation and filing of all REMIC and grantor trust tax returns and information on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity.  Wells Fargo has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997.  As of June 30, 2014, Wells Fargo was acting as securities administrator with respect to more than $195 billion of outstanding commercial mortgage-backed securities.

Wells Fargo is acting as custodian of the mortgage loan files pursuant and subject to the terms of the Pooling and Servicing Agreement.  In such capacity, Wells Fargo is responsible for holding and safeguarding the mortgage notes and other contents of the mortgage files on behalf of the Certificateholders.  Wells Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo maintains its commercial document custody facilities in Minneapolis, Minnesota.  As of June 30, 2014, Wells Fargo was acting as custodian of more than 80,000 commercial mortgage loan files.

Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a Sponsor and an affiliate of such Sponsor one or more of those mortgage loans may be included in the Issuing Entity.  The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo, in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, and an amended complaint on July 18, 2014, which included 8 additional RMBS trusts, for an alleged total of 284 RMBS trusts (together, the “complaint”). The complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank National Trust Company, Citibank, N.A., HSBC Bank USA, Bank of New York Mellon and U.S. Bank National Association) by certain of the institutional investor plaintiffs. The complaint against Wells Fargo Bank alleges the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s purported failure to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties concerning loan quality, failure to notify securityholders of purported events of default allegedly caused by breaches by mortgage loan servicers and purported failure to abide by appropriate standards of care following events of default. Relief sought includes money damages in an unspecified amount, reimbursement of certain expenses and equitable relief.  Other cases alleging similar causes of action have previously been filed against Wells Fargo Bank and other trustees by RMBS investors in other transactions.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on the trustee or the RMBS trusts. However, Wells Fargo denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

The foregoing information concerning the Certificate Administrator has been provided by Wells Fargo.  Wells Fargo does not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Certificate Administrator and Custodian), the Certificates, the Mortgage Loans, this free writing prospectus (other than as to the accuracy of the information provided by the Certificate Administrator and Custodian) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer.

Certain Matters Regarding the Certificate Administrator

The Certificate Administrator is required to at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicer or the Special Servicer and (iii) (a) an institution whose long-term senior unsecured debt is rated at least (1) “A2” by Moody’s, (2) “A” by Fitch, (3) if rated by KBRA, an equivalent rating from KBRA and (4) “AA(low)” by DBRS (or “A” by DBRS if the Certificate Administrator has a short-term debt rating of at least “R-1 (middle)” from DBRS); provided that, with respect to each of the rating requirements in this clause (1) (including the parenthetical in this clause (1)), if the Certificate Administrator is not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs, and (b) whose short-term unsecured debt is rated at least “P-1” by Moody’s, “F1” by Fitch and, if rated by KBRA, an equivalent rating from KBRA, or has been assigned such other ratings as are acceptable to the Rating Agencies or has a fiscal agent that would be an eligible Certificate Administrator under the Pooling and Servicing Agreement.

The Certificate Administrator makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Certificate Administrator), the Certificates, the Mortgage Loans, this free writing prospectus (other than as to the accuracy of the information provided by the Certificate Administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer.  The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Certificate Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith.

The Pooling and Servicing Agreement provides that the Certificate Administrator shall not be liable for an error of judgment made in good faith by a responsible officer of the Certificate Administrator, unless it shall be proved that the Certificate Administrator was negligent in ascertaining the pertinent facts.  In addition, the Certificate Administrator will not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to greater than 50% of the percentage interest of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Certificate Administrator, or exercising any trust or power conferred upon the Certificate Administrator, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).

The Certificate Administrator and any director, officer, employee, representative or agent of the Certificate Administrator, will be entitled to indemnification by the Issuing Entity for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the Certificate Administrator in connection with its participation in the transaction and any act or omission of the Certificate Administrator relating to the exercise and performance of any of the powers and duties of the Certificate Administrator (including in any capacities in which it serves, e.g., Paying Agent, REMIC administrator, Authenticating Agent, Custodian, Certificate Registrar and 17g-5 Information Provider) under the Pooling and Servicing Agreement.  However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Certificate Administrator pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence on the part of the Certificate Administrator in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the Certificate Administrator made in the Pooling and Servicing Agreement.

The Certificate Administrator will be entitled to perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents, nominees, custodians or attorneys, and the Certificate Administrator will not be relieved of any of its duties or obligations by virtue of the appointment of any agents, nominees, custodians or attorneys.

The Certificate Administrator will be the REMIC administrator and the 17g-5 Information Provider.

The Certificate Administrator will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Mortgage Loan Sellers and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website).  Upon receiving this notice of resignation, the Trustee will be required to promptly appoint a successor Certificate Administrator (which may be the Trustee).  If no successor Certificate Administrator shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Certificate Administrator may petition any court of competent jurisdiction to appoint a successor Certificate Administrator.  The Certificate Administrator will be required to bear all reasonable out of pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such Certificate Administrator.

In addition, certain provisions regarding the obligations and duties of the Certificate Administrator, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.

The Depositor may direct the Trustee to terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Trustee and Certificate Administrator Fee

As compensation for the performance of its routine duties, the Trustee and Certificate Administrator will be paid a fee (collectively, the “Trustee/Certificate Administrator Fee”).  The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of interest on each Mortgage Loan (prior to application of such interest payments to make payments on the certificates) and will accrue at a rate (the “Trustee/Certificate Administrator Fee Rate”), equal to 0.0038% per annum, and will be computed on the same accrual basis as interest accrues on the related Mortgage Loan and based on the Stated Principal Balance of the related Mortgage Loan as of the Due Date in the immediately preceding Collection Period.  The Trustee/Certificate Administrator Fee will be paid to the Certificate Administrator and the Certificate Administrator will be required to remit to the Trustee the trustee fee in accordance with the terms of the Pooling and Servicing Agreement from the Trustee/Certificate Administrator Fee.  In addition, the Trustee and Certificate Administrator will each be entitled to recover from the Issuing Entity all reasonable unanticipated expenses and disbursements incurred or made by such party in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misconduct, negligence, fraud or bad faith.

PAYING AGENT, CERTIFICATE REGISTRAR, CUSTODIAN AND AUTHENTICATING AGENT

The Certificate Administrator will be the paying agent (in that capacity, the “Paying Agent”).  In addition, the Certificate Administrator will initially serve as registrar (in that capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in that capacity, the “Authenticating Agent”).  The Certificate Administrator will be responsible for paying the fees of each such agent.  The Certificate Administrator will also act as the Custodian (in such capacity, the “Custodian”).

Based solely on the monthly loan information provided by the Master Servicer, the Certificate Administrator will calculate the amount of principal and interest to be paid to each class of Certificates on each Distribution Date.  In accordance with the Pooling and Servicing Agreement and based on the monthly loan information provided by the Master Servicer, the Certificate Administrator will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period.  In performing these obligations, the Certificate Administrator will be able to conclusively rely on the information provided to it by the Master Servicer, and the Certificate Administrator will not be required to recompute, recalculate or verify the information provided to it by the Master Servicer.  The Certificate Administrator is responsible for the preparation of all REMIC tax returns on behalf of the Issuing Entity.

The Custodian is responsible for holding and safeguarding the mortgage notes, the participation certificates and other contents of the Mortgage Loan files on behalf of the Trustee and the Certificateholders (other than with respect to any Non-Serviced Mortgage Loan).  The Custodian will hold such Mortgage Loan files exclusively for the use and benefit of the Issuing Entity.  The Custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid.  The disposition of the Mortgage Loan files will be governed by the Pooling and Servicing Agreement.

THE OPERATING ADVISOR

Park Bridge Lender Services LLC (the “Operating Advisor“), a New York limited liability company and an indirect, wholly-owned subsidiary of Park Bridge Financial LLC (“Park Bridge“), will act as operating advisor under the Pooling and Servicing Agreement with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and the Serviced Loan Combinations.  The principal offices of Park Bridge Lender Services LLC are located at 560 Lexington Avenue, 17th floor, New York, New York 10022 and its telephone number is (212) 230-9090.

Park Bridge is a privately held commercial real estate finance advisory firm headquartered in New York, New York.  Since its founding in 2009, Park Bridge and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments.  These engagements have included:  mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Lender Services LLC has acted as operating advisor or trust advisor for approximately $41.1 billion of commercial mortgage-backed securities securitizations issued in 40 transactions (excluding the COMM 2014-CCRE20 transaction) since January 2012.

Park Bridge’s technology platform is server-based with back-up, disaster-recovery, encryption and archival services performed by vendors and data centers that comply with industry and regulatory standards.

There are no legal proceedings pending against the Operating Advisor, or to which any property of the Operating Advisor is subject, that are material to the Certificateholders, nor does the Operating Advisor have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth in this free writing prospectus concerning the Operating Advisor has been provided by the Operating Advisor.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s rights, obligations, removal, replacement, resignation, transfer, and compensation are described under “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus.  Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

All the shares of capital stock of the Depositor are held by DB U.S. Financial Markets Holding Corporation.

GACC, a Sponsor and Mortgage Loan Seller, Deutsche Bank Securities Inc., one of the Underwriters, and the Depositor are affiliates of each other.

UBSRES, a Sponsor and a Mortgage Loan Seller, and UBS Securities LLC, an Underwriter, are affiliates of each other.

CCRE Lending, a Sponsor and Mortgage Loan Seller, Berkeley Point Capital LLC, a primary servicer, and Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the Underwriters, are affiliates of each other.

NREC, a Sponsor and Mortgage Loan Seller, and Natixis Securities Americas LLC, one of the Underwriters, are affiliates of each other.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, GACC, a Sponsor and Mortgage Loan Seller, and Deutsche Bank Securities Inc., one of the Underwriters), and certain other third party lenders provide warehouse financing to the CCRE Financing Affiliates through various repurchase facilities.  Some or all of the CCRE Mortgage Loans are (or are expected to be prior to the Closing Date) subject to those repurchase facilities.  Proceeds received by CCRE Lending in connection with the contribution of Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the warehoused CCRE Mortgage Loans and make payments to the repurchase agreement counterparties.  As of October 13, 2014, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 5 CCRE Mortgage Loans, which represents approximately 9.9% of the Initial Outstanding Pool Balance (except that the number and dollar amount of CCRE Mortgage Loans subject to each of those repurchase facilities may increase or decrease prior to the issuance of the Certificates).

Pursuant to certain interim servicing agreements between CCRE Lending and certain of its affiliates, on the one hand, and Wells Fargo, on the other hand, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by CCRE Lending and those affiliates thereof, including, prior to their inclusion in the Issuing Entity, 13 of the Mortgage Loans to be contributed to this securitization by CCRE Lending, representing approximately 13.7% of the Initial Outstanding Pool Balance.  In addition, Wells Fargo acts as interim custodian of the loan files for 17 of the Mortgage Loans, representing approximately 19.3% of the Initial Outstanding Pool Balance, that CCRE Lending will transfer to the Depositor.

Wells Fargo expects to enter into an agreement with an affiliate of CCRE Lending that grants such affiliate the right to assume certain limited subservicing duties with respect to the CCRE Strip Pool in the future.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Wells Fargo, on the other hand, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by GACC and those affiliates thereof, including, prior to their inclusion in the Issuing Entity, 6 of the Mortgage Loans to be contributed by GACC to this securitization, representing approximately 18.0% of the Initial Outstanding Pool Balance.

Berkeley Point, a primary servicer, performed certain due diligence services prior to the securitization Closing Date for CCRE Lending, with respect to certain of the Mortgage Loans to be contributed to the Issuing Entity by CCRE Lending.

Wells Fargo is acting as the Master Servicer, Certificate Administrator and Custodian.

Wells Fargo, which is acting as the Master Servicer, Certificate Administrator and Custodian with respect to this transaction, is the COMM 2014-UBS5 master servicer, the COMM 2014-UBS5 certificate administrator and the COMM 2014-UBS5 custodian and Wilmington Trust, National Association, which is acting as the trustee with respect to this transaction, is the COMM 2014-UBS5 trustee, each under the COMM 2014-UBS5 pooling and servicing agreement, which includes the Harwood Center Pari Passu Companion Loan designated as Note A-1 and under which the Harwood Center Loan Combination is serviced.

Wells Fargo, which is acting as the Master Servicer, Certificate Administrator and Custodian with respect to this transaction, is the COMM 2014-LC17 master servicer, the COMM 2014-LC17 certificate administrator and the COMM 2014-LC17 custodian and Wilmington Trust, National Association, which is acting as the trustee with respect to this transaction, is the COMM 2014-LC17 trustee, each under the COMM 2014-LC17 pooling and servicing agreement, which includes the 80 and 90 Maiden Lane Pari Passu Companion Loan designated as Note A-1 and the Myrtle Beach Marriott Resort & Spa Pari Passu companion loan designated as Note A-2 and under which the 80 and 90 Maiden Lane Loan Combination and, prior to the Myrtle Beach Marriott Resort & Spa Note A1-1 Securitization Date, the Myrtle Beach Marriott Resort & Spa Loan Combination are serviced.

Park Bridge Lender Services LLC, which is the Operating Advisor with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Loan Combination, is the COMM 2014-

LC17 operating advisor under the COMM 2014-LC17 pooling and servicing agreement with respect to the serviced mortgage loans in that transaction, which includes the 80 and 90 Maiden Lane Pari Passu Companion Loan designated as Note A-1.

Wells Fargo, which is acting as the Master Servicer, Certificate Administrator and Custodian with respect to this transaction, is the GSMS 2014-GC24 certificate administrator, the GSMS 2014-GC24 trustee and the GSMS 2014-GC24 custodian under the GSMS 2014-GC24 pooling and servicing agreement, which includes the Beverly Connection Pari Passu Companion Loan designated as Note A-1 and under which the Beverly Connection Loan Combination is serviced.

With respect to the Gateway Center Phase II Mortgage Loan, representing 10.1% of the Initial Outstanding Pool Balance, German American Capital Corporation currently holds the Gateway Center Phase II Pari Passu Companion Loan designated as Note A-3.

Wells Fargo Bank, National Association, which is acting as the Master Servicer, Certificate Administrator and Custodian, co-originated the Gateway Center Phase II Loan Combination and currently holds the Gateway Center Phase II Pari Passu Companion Loan designated as Note A-2.

With respect to the Myrtle Beach Marriott Resort & Spa Mortgage Loan, the directing holder of the Myrtle Beach Marriott Resort & Spa Loan Combination is the note A1-1 holder, which is currently Cantor Commercial Real Estate Lending, L.P., a Sponsor and a Mortgage Loan Seller.

DESCRIPTION OF THE MORTGAGE POOL

General

The Issuing Entity to be created by the Depositor will consist of a pool (the “Mortgage Pool”) of 64 fixed-rate mortgage loans (each such mortgage loan, a “Mortgage Loan,” and collectively, the “Mortgage Loans”) secured by first liens on 101 commercial, multifamily and manufactured housing community properties (each, a “Mortgaged Property,” and collectively, the “Mortgaged Properties”).  The Mortgage Pool has an aggregate principal balance as of the Cut-off Date of approximately $1,182,593,628 (the “Initial Outstanding Pool Balance”), subject to a variance of plus or minus 5.0%.  The principal balances of the Mortgage Loans as of the later of the related due date of such Mortgage Loan in October 2014 and the date of origination of such Mortgage Loan (the “Cut-off Date”) (each, a “Cut-off Date Balance”) will range from $3,000,000 to $120,000,000 and the average Cut-off Date Balance will be $18,478,025 subject to a variance of plus or minus 5.0%.  The calculations of the Initial Outstanding Pool Balance and the respective Cut-off Date Balances of the Mortgage Loans are based on the assumption that all scheduled payments of principal due with respect to the Mortgage Loans during October 2014 are timely made.  All numerical information provided in this free writing prospectus with respect to the Mortgage Loans is provided on an approximate basis.  All percentages of the Mortgage Pool referred to in this free writing prospectus without further description are approximate percentages of the Initial Outstanding Pool Balance.  Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate.  Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

The Gateway Center Phase II Loan Combination will be serviced by the Master Servicer and the Special Servicer pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement.

The Harwood Center Loan Combination will be serviced pursuant to the pooling and servicing agreement related to the COMM 2014-UBS5 mortgage trust and the related Intercreditor Agreement.

The 80 and 90 Maiden Lane Loan Combination will be serviced pursuant to the pooling and servicing agreement related to the COMM 2014-LC17 mortgage trust and the related Intercreditor Agreement.

The Beverly Connection Loan Combination will be serviced pursuant to the pooling and servicing agreement related to the GSMS 2014-GC24 mortgage trust and the related Intercreditor Agreement.

The Myrtle Beach Marriott Resort & Spa Loan Combination is currently being serviced by the COMM 2014-LC17 Master Servicer and the COMM 2014-LC17 Special Servicer pursuant to the COMM 2014-LC17 Pooling and Servicing Agreement and the related Intercreditor Agreement.  On and after the Myrtle Beach Marriott Resort & Spa Note A1-1 Securitization Date, the Myrtle Beach Marriott Resort & Spa Loan Combination will be serviced pursuant to, and by the master servicer and special servicer designated in, the pooling and servicing agreement entered into in connection with such other securitization and the related Intercreditor Agreement; however, Wells Fargo Bank, National Association will continue to act as the primary servicer for the Myrtle Beach Marriott Resort & Spa Loan Combination.

“Companion Loan” means each of the Gateway Center Phase II Companion Loans, the Harwood Center Companion Loan, the 80 and 90 Maiden Lane Companion Loan, the Beverly Connection Companion Loans and the Myrtle Beach Marriott Resort & Spa Companion Loans.

“Intercreditor Agreement” means each of the Gateway Center Phase II Intercreditor Agreement, the Harwood Center Intercreditor Agreement, the 80 and 90 Maiden Lane Intercreditor Agreement, the Beverly Connection Intercreditor Agreements and the Myrtle Beach Marriott Resort & Spa Intercreditor Agreement, as the context may require.

“Loan Combination” means each of the Gateway Center Phase II Loan Combination, the Harwood Center Loan Combination, the 80 and 90 Maiden Lane Loan Combination, the Beverly Connection Loan Combination and the Myrtle Beach Marriott Resort & Spa Loan Combination.

“Non-Serviced Companion Loan” means, with respect to any Non-Serviced Loan Combination, any related mortgage note not included in the Issuing Entity that is not serviced under the Pooling and Servicing Agreement. The Harwood Center Companion Loan, the 80 and 90 Maiden Lane Companion Loan, the Beverly Connection Companion Loans and the Myrtle Beach Marriott Resort & Spa Companion Loans are expected to be the only Non-Serviced Companion Loans.

“Non-Serviced Loan Combination” means any Loan Combination that is not serviced under the Pooling and Servicing Agreement that is divided into one or more notes, which includes a Mortgage Loan included in the Issuing Entity but serviced under another agreement and one or more mortgage notes not included in the Issuing Entity and serviced under another agreement.  References herein to a Non-Serviced Loan Combination refer to the aggregate indebtedness under the related notes.  The Harwood Center Loan Combination, the 80 and 90 Maiden Lane Loan Combination, the Beverly Connection Loan Combination and the Myrtle Beach Marriott Resort & Spa Loan Combination, will be the only Non-Serviced Loan Combinations.

“Non-Serviced Mortgage Loan” means, with respect to any Non-Serviced Loan Combination, a Mortgage Loan included in the Issuing Entity but serviced under another agreement.  The Harwood Center Mortgage Loan, the 80 and 90 Maiden Lane Mortgage Loan, the Beverly Connection Mortgage Loan and the Myrtle Beach Marriott Resort & Spa Mortgage Loan are expected to be the only Non-Serviced Mortgage Loans.

“Pari Passu Companion Loan” means, with respect to any Loan Combination, any related mortgage note not included in the Issuing Entity and that is generally payable on a pari passu basis with a Mortgage Loan included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement. The Gateway Center Phase II Companion Loans, the Harwood Center Companion Loan, the 80 and 90 Maiden Lane Companion Loan, the Beverly Connection Pari Passu Companion Loans and the Myrtle Beach Marriott Resort & Spa Companion Loans are expected to be the only Pari Passu Companion Loans.

 “Serviced Companion Loan” means, with respect to each Serviced Loan Combination, the related mortgage note(s) not included in the Issuing Entity that are serviced under the Pooling and Servicing Agreement and that are generally payable on a pari passu basis with a Mortgage Loan included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement.  The Gateway Center Phase II Companion Loans are expected to be the only Serviced Companion Loans related to the Issuing Entity.

“Serviced Loan Combination” means any Loan Combination serviced under the Pooling and Servicing Agreement, which includes a mortgage note that is included in the Issuing Entity and (a) one or more Subordinate Companion Loans not included in the Issuing Entity and/or (b) one or more pari passu mortgage notes not included in the Issuing Entity.  References herein to the Serviced Loan Combination refer to the aggregate indebtedness under the related notes.  The Gateway Center Phase II Loan Combination is expected to be the only Serviced Loan Combination related to the Issuing Entity.

“Serviced Pari Passu Companion Loan” means, with respect to any Serviced Loan Combination, any related mortgage note not included in the Issuing Entity that is serviced under the Pooling and Servicing Agreement and that is generally payable on a pari passu basis with a Mortgage Loan included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement.  The Gateway Center Phase II Companion Loans are expected to be the only Serviced Pari Passu Companion Loans related to the Issuing Entity.

“Subordinate Companion Loan” means with respect to any Loan Combination, any related subordinated note not included in the Issuing Entity, which is generally subordinated in right of payment to the related Mortgage Loan to the extent set forth in the related Intercreditor Agreement.  The Beverly Connection Subordinate Companion Loan will be a Subordinate Companion Loan, as the context may require.

Each Mortgage Loan is evidenced by one or more promissory notes (each, a “Note”) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”).  Each Mortgage Loan is secured by, among other things, a first mortgage lien on (i) the fee simple estate in an income producing real property, which would include Mortgaged Properties constituting the borrower’s leasehold interest or interests in the Mortgaged Property along with the corresponding fee interest of the ground lessor in such Mortgaged Property, or (ii) a combination of (i) and a leasehold estate in the Mortgaged Property and no Mortgage on the related fee estate, as set forth below:
Interest of Borrower Encumbered	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
Fee Simple(2)	99	$1,078,843,628	91.2%
Fee Simple/ Leasehold	2	$103,750,000	8.8%
Total	101	$1,182,593,628	100.0%

(1)
Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that relates to a Mortgage Loan secured by more than one Mortgaged Property is based on Allocated Loan Amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised values and/or square footage of each Mortgaged Property and/or each Mortgaged Property’s underwritten net cash flow).

(2)	May include Mortgage Loans secured by the borrower’s leasehold interest in the Mortgaged Property along with the corresponding fee interest of the ground lessor in such Mortgaged Property.

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.
Due Date	Default Grace Period Days	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Outstanding Pool Balance
6	0	54	$1,110,383,205	93.9%
5	0	10	$ 72,210,423	6.1%

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under each Mortgage Loan.  A grace period does not apply to a maturity date payment.  The information in the foregoing table is based on the related Mortgage Loan Documents.  Certain jurisdictions may impose a statutorily longer grace period.  See Annex A-1 to this free writing prospectus for information on the number of days before a payment default is an event of default under each Mortgage Loan.

The initial Due Date for 3 Mortgage Loans, which collectively represent approximately 2.9% of the Initial Outstanding Pool Balance, will be in December 2014. Therefore, the related Mortgage Loan Seller for each such Mortgage Loan will remit to the Depositor on the Closing Date a payment in an amount equal to 31 days of interest at the related Mortgage Rate on the Cut-off Date Balance of each of the related Mortgage Loans (collectively, the “Interest Deposit Amount“). The Interest Deposit Amount will be delivered to the Master Servicer on the Closing Date for deposit into the Collection Account and such amount, net of an amount accrued at the Administrative Fee Rate, will be included in the Available Funds for the Distribution Date in November 2014.

Security for the Mortgage Loans

None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, any Sponsor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee or any of their respective affiliates.  Each Mortgage Loan is or should be considered to be non-recourse.  In the event of a default under any Mortgage Loan, the lender’s remedies generally are limited to foreclosing against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as may have been pledged to secure such Mortgage Loan.  Each Mortgage Loan is secured by one or more Mortgages and an assignment of the related borrower’s (or with respect to any indemnity deed of trust structure, the related property owner’s) interest in the leases, rents, issues and profits of the related Mortgaged Properties.  For purposes of the information contained in this free writing prospectus, with respect to Mortgage Loans with an indemnity deed of trust structure, references to the borrower refer to the borrower or the property owner, as applicable.  In certain instances, additional collateral exists in the nature of letters of credit, partial indemnities or guaranties, or in the establishment and pledge of one or more reserve or escrow accounts (such accounts, “Reserve Accounts”).  In many cases, this additional collateral may be returned to the borrower prior to the related asset maturity date.

With limited exception, each Mortgage constitutes a first lien on a fee or leasehold or combination fee and/or leasehold interest in a Mortgaged Property, subject generally only to the following (collectively, “Permitted Encumbrances”) (i) liens for real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent and accruing interest or penalties, (ii) covenants, conditions, restrictions, rights of way, easements and other matters of public record acceptable to mortgage lending institutions generally, (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies, (iv) other matters to which like properties are commonly subject, (v) the rights of tenants, as tenants only, whether underground leases or space leases at the Mortgaged Property and (vi) mortgage liens for a Companion Loan.  However, in the case of some of the Mortgaged Properties, a related tenant, related property manager, adjacent property owner or other third party may have a purchase option, right of first refusal, right of first offer or right of first negotiation in connection with a purchase of, or a right to substitute, the subject Mortgaged Property, which right may be senior to the related Mortgage.  In addition, there may exist purchase money security interest that encumbers various fixtures at a Mortgaged Property.  Furthermore, under applicable state laws, certain after occurring liens and charges (such as liens for real estate taxes) may prime the mortgage encumbering a mortgaged property.  See “Risk Factors—Risks Related to the Mortgage Loans—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in this free writing prospectus.

Significant Mortgage Loans and Significant Obligors

The Mortgaged Property identified on Annex A-1 to this free writing prospectus as Gateway Center Phase II, securing a mortgage loan that represents 10.1% of the Initial Outstanding Pool Balance. See “Description of the Top 20 Mortgage Loans—Gateway Center Phase II” in Annex B to this free writing prospectus.

The following table sets forth information regarding the 10 largest Mortgage Loans, which represent, in the aggregate, approximately 53.9% of the Initial Outstanding Pool Balance.

Ten Largest Mortgage Loans

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Remaining Term	U/W NCF DSCR(1)		Cut-off Date LTV(1)	LTV Ratio at Maturity(1)	Cut-off Date U/W NOI Debt Yield(1)
Gateway Center Phase II(2)	$120,000,000	10.1%	4.2770%	119	1.75	x	66.5%	66.5%	7.8%
InterContinental Miami	$115,000,000	9.7%	3.9900%	119	3.51	x	53.7%	53.7%	16.6%
Marriott Atlanta Airport Gateway	$84,641,037	7.2%	4.6315%	119	1.56	x	72.6%	59.0%	11.1%
Harwood Center	$60,000,000	5.1%	4.7000%	117	1.36	x	72.6%	63.8%	9.3%
Culver City Creative Office(2)	$56,500,000	4.8%	4.4100%	120	1.40	x	73.4%	59.3%	8.9%
80 and 90 Maiden Lane	$55,000,000	4.7%	4.2645%	59	1.73	x	61.7%	61.7%	7.9%
Beverly Connection	$43,750,000	3.7%	4.6380%	118	1.51	x	67.3%	67.3%	7.3%
Dollar General	$39,650,000	3.4%	4.5965%	120	1.48	x	67.1%	54.4%	10.6%
Crowne Plaza Houston Katy Freeway	$33,00,000	2.8%	4.8745%	120	1.40	x	68.6%	56.2%	10.0%
Myrtle Beach Marriott Resort & Spa	$29,926,747	2.5%	4.6425%	118	1.62	x	69.7%	56.8%	11.3%
Total/Wtd. Avg.	$637,467,784	53.9%	4.4156%	114	1.92	x	66.1%	60.2%	10.5%

(1)
In the case of the Gateway Center Phase II Mortgage Loan, the Harwood Center Mortgage Loan, the 80 and 90 Maiden Lane Mortgage Loan, the Beverly Connection Mortgage Loan and the Myrtle Beach Marriott Resort & Spa Mortgage Loan, collectively representing approximately 26.1% of the Initial Outstanding Pool Balance, each of which has one or more Pari Passu Companion Loans, and in the case of the Beverly Connection Mortgage Loan, a Subordinate Companion Loan, that will not be included in the Issuing Entity, the debt service coverage ratio, loan-to-value ratio and debt yield for such Mortgage Loans have been calculated based on such Mortgage Loan that will be included in the Issuing Entity and the related Pari Passu Companion Loan(s) that will not be included in the Issuing Entity and excludes the related Subordinate Companion Loan.

(2)
In the case of the Gateway Center Phase II Mortgage Loan and the Culver City Creative Office Mortgage Loan, collectively representing approximately 14.9% of the Initial Outstanding Pool Balance, the Loan-To-Value Ratio for such mortgage loans has been calculated based on the “as-complete” appraised value of the related Mortgaged Properties.  For further description, see the definition of “Appraised Value” in “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

For a brief summary of the 20 largest Mortgage Loans (including the 10 Mortgage Loans described above) in the pool of Mortgage Loans, see Annex B to this free writing prospectus.

Sale of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Issuing Entity on or before the Closing Date from GACC, UBSRES, CCRE Lending, and NREC (collectively, the “Mortgage Loan Sellers” or the “Sponsors”), pursuant to four separate mortgage loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), each to be dated the Closing Date between the applicable Mortgage Loan Seller and the Depositor.  See “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

The number and total Cut-off Date Balances of the Mortgage Loans to be transferred to the Depositor by the respective Mortgage Loan Sellers are as follows:
Mortgage Loan Seller	Number of Mortgage Loans	Total Cut-off Date Principal Balance	% of Initial Outstanding Pool Balance
German American Capital Corporation	13	$465,053,806	39.3%
UBS Real Securities Inc.	20	$337,575,882	28.5%
Cantor Commercial Real Estate Lending, L.P.	21	$307,753,517	26.0%
Natixis Real Estate Capital LLC	10	$72,210,423	6.1%
Total	64	$1,182,593,628	100.0%

Except as indicated in the following sentence, each Mortgage Loan Seller or one of its affiliates originated (either directly or, in some cases, through table funding arrangements) each of the Mortgage Loans as to which it is acting as Mortgage Loan Seller.

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Gateway Center Phase II, representing approximately 10.1% of the Initial Outstanding Pool Balance, and as to which German American Capital Corporation is acting as Mortgage Loan Seller, was co-originated by German American Capital Corporation and Wells Fargo Bank, National Association.

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Beverly Connection, representing approximately 3.7% of the Initial Outstanding Pool Balance, and as to which German American Capital Corporation is acting as Mortgage Loan Seller, was co-originated by German American Capital Corporation, Citigroup Global Markets Realty Corp., JPMorgan Chase Bank, National Association and I&G Holding B-Lender 1 LLC.

Each Mortgage Loan Purchase Agreement will be governed by the laws of the State of New York.  Each party to a Mortgage Loan Purchase Agreement waives its right to a jury trial and consents to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to such Mortgage Loan Purchase Agreement.

Each of the Mortgage Loan Sellers will make certain representations and warranties with respect to each of the Mortgage Loans sold by it and, with respect to a breach of any such representation or warranty that materially and adversely affects (i) the value of a Mortgage Loan sold by it, (ii) the value of the related Mortgaged Property or (iii) the interests of the Trustee in such Mortgage Loan or the related Mortgaged Property, the related Mortgage Loan Seller generally will be required to cure such breach, repurchase the Mortgage Loan, substitute another mortgage loan for that Mortgage Loan or make a Loss of Value Payment.  See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

The information set forth in this free writing prospectus concerning the Mortgage Loan Sellers and the underwriting conducted by each such Mortgage Loan Seller with respect to the related Mortgage Loans, has been provided by the respective Mortgage Loan Sellers.

A description of the underwriting standards of each Mortgage Loan Seller is set forth above under “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Mortgage Loan Sellers taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

Certain Underwriting Matters

Environmental Site Assessments.  Environmental site assessments or updates of a previously conducted assessment based on information in an established database or study were conducted on all of the Mortgaged Properties within the 7-month period prior to the Cut-off Date.  In some cases these assessments or updates revealed the existence of material environmental conditions.  The Mortgage Loan Sellers have informed the Depositor that, except where disclosed otherwise in this free writing prospectus, where such conditions were identified:

●	the borrower has escrowed funds to effect remediation, and such funds are held or controlled by the related lender;

●
with respect to the presence of asbestos-containing materials, radon in indoor air, lead-based paint or lead in drinking water, an operations or maintenance plan has been required to be instituted (if such a plan is the only action recommended by the environmental consultant);

●
the condition has been remediated in all material respects and, if and as appropriate, a “no further action” letter was obtained from the applicable governmental regulatory authority (or the condition was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required);

●	environmental insurance with respect to such condition has been obtained;

●
a responsible party, not related to the borrower, has been identified as the responsible party and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or

●	a party related to the borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action.

For more information regarding environmental considerations, see “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this free writing prospectus.

With respect to certain of the Mortgaged Properties, the related borrower obtained a lender’s environmental insurance policy in lieu of obtaining a Phase II environmental site assessment or providing an indemnity or guaranty from a borrower sponsor in connection with the breach of environmental covenants in the related mortgage loan documents as described under “Risk Factors—Risks Related to the Mortgage Loans—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this free writing prospectus.

Some Mortgage Loans provide that the liability of the environmental indemnitors will terminate upon the satisfaction of certain conditions or as of a certain date.

Subject to certain conditions and exclusions, an environmental insurance policy generally insures the Issuing Entity against losses resulting from certain environmental conditions at the related Mortgaged Property during the applicable policy period.  Subject to certain conditions and exclusions and any deductible, the environmental insurance policies generally provide coverage against (i)(A) losses resulting from default under the applicable Mortgage Loan, up to the then outstanding principal balance and certain unpaid interest of the Mortgage Loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the Mortgaged Property during the policy period and, in some cases, no foreclosure of the Mortgaged Property has taken place; provided, however, that with respect to certain Mortgage Loans for which an environmental insurance policy was obtained, the coverage may be limited to the lesser of the outstanding loan balance and the costs of clean-up of environmental conditions, up to the applicable aggregate policy limit or (B) losses arising during the policy period for certain known and disclosed environmental conditions and new environmental conditions discovered during the policy period up to the policy limit; (ii) losses from third party claims against the lender during the policy period for bodily injury, property damage or loss of third party property value resulting from environmental conditions at or emanating from the Mortgaged Property up to the policy limit or loan balance, as applicable; and (iii) legal defense expenses in connection with the foregoing up to the policy limit or loan balance, as applicable.  See “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this free writing prospectus.

The information contained in this free writing prospectus regarding environmental conditions at the Mortgaged Properties is based on the environmental site assessments or the updates described in the first paragraph under this heading and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee or any of their respective affiliates.  There can be no assurance that the environmental site assessments or such updates, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.  For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this free writing prospectus.

Property Condition Assessments.  The Mortgage Loan Sellers have informed the Depositor that, inspections of all of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees (which may have been employees) of the related Mortgage Loan Seller or other originator within the 7-month period prior to the Cut-off Date.  Such inspections were commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems (in most cases) and the general condition of the site, buildings and other improvements located at a Mortgaged Property.  With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures.  The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment.  In some (but not all) instances, cash reserves were established with the lender to fund such deferred maintenance and/or replacement items.

In addition, in the case of certain Mortgage Loans, the related borrower is undertaking significant tenant improvements.  In some (but not all) instances, cash reserves were established with the lender to fund such tenant improvements.

Appraisals and Market Analysis.  The Mortgage Loan Sellers have informed the Depositor that, an appraisal or market analysis for all of the Mortgaged Properties was performed (or an existing appraisal was updated) on behalf of the related Mortgage Loan Seller within the 6-month period prior to the Cut-off Date.  Such appraisal contained a statement or was accompanied by a letter from the related appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date the appraisal was completed.  In general, such appraisals represent the analysis and opinion of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value.  There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and the same method of appraising the Mortgaged Property.  In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.  See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals and Market Studies Have Certain Limitations” in this free writing prospectus.

Property, Liability and Other Insurance.  In the case of each Mortgage Loan (except where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are otherwise governed by the terms of a related long-term lease), the related Mortgage Loan Documents generally require, or permit the lender to require, that:  (i) the related Mortgaged Property be insured by a property and casualty insurance policy in an amount (subject to a customary deductible) at least equal to the least of (a) the outstanding principal balance of the related Mortgage Loan (or, with respect to a Loan Combination, the outstanding principal balance of such Loan Combination), (b) 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or (c) with respect to certain Mortgage Loans, the full insurable actual cash value of the related Mortgaged Property; or (ii) the Mortgaged Property be insured by property insurance in such other amounts as was required by the related originators with, if applicable, appropriate endorsements to avoid the application of a co-insurance clause and without reduction in insurance proceeds for depreciation.  In general, the standard form of property and casualty insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

If any portion of the improvements to a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the “Federal Register” by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, then (except where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are otherwise governed by the terms of a related long-term lease) a flood insurance policy meeting the requirements of the then-current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan or, with respect to a Loan

Combination, the outstanding principal balance of such Loan Combination, (2) the maximum amount of insurance available for the related Mortgaged Property under the National Flood Insurance Act of 1968, as amended, and (3) 100% of the replacement cost of the improvements.  Notwithstanding the foregoing, in the case of a Mortgaged Property operated as a manufactured housing community, flood insurance may not have been obtained if the only uninsured improvements in the area identified as having special flood hazards are manufactured home pads.

In most cases (except in certain instances that include where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are governed by the terms of a related long-term lease), each Mortgage generally requires the related borrower to maintain (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property and (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income or gross receipts from the related Mortgaged Property for not less than six months (although some Mortgage Loans permit a shorter period).

With respect to each of the Mortgaged Properties (except in certain instances that include where the terrorism insurance coverage requirement has been waived, where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a  tenant or where the borrower’s requirements to maintain insurance are governed by the terms of a related long-term lease), if any of the required insurance policies contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts,” the related borrower is required to obtain and maintain terrorism coverage to cover such exclusions from a “Qualified Carrier” under the related loan agreement, or in the event that such terrorism coverage is not available from a “Qualified Carrier,” the related borrower is required to obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage subject, in many cases, to commercially reasonable rates.

With respect to certain of the Mortgage Loans, there are limitations on the amount of premium or amount of coverage that must be obtained by the borrower related specifically to terrorism insurance.  Many of the Mortgage Loans provide that the borrower is not required to spend, solely related to terrorism insurance, more than two times the amount of insurance premium payable at the time of the origination of the Mortgage Loan in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the related borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.  Certain Mortgage Loans may provide that the borrower is only required to maintain terrorism insurance so long as the lender determines that either (i) prudent owners of real estate comparable to the Mortgaged Property are maintaining such insurance or (ii) prudent institutional lenders to such owners are requiring that such owners maintain such insurance.

For a further discussion of limitations regarding terrorism insurance coverage on the Mortgaged Properties, see “Risk Factors—Risks Related to the Mortgage Loans—Availability of Terrorism Insurance” in this free writing prospectus.

In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, landslides and mudflow, vermin, nuclear reaction or war.  In addition, certain of the insurance policies may specifically exclude coverage for losses due to mold, certain acts of nature, terrorist activities or other insurable conditions or events.

In some cases, the related Mortgage Loan Documents permit the related borrower to rely on insurance obtained by a tenant in accordance with its lease, self-insurance or other agreements provided by a tenant in lieu of an insurance policy or the insurance requirements are solely governed by the terms of a related long-term lease.  See Representations and Warranties 16 and 29 on Annex F to this free writing prospectus and the exceptions thereto on Annex G to this free writing prospectus.

In some cases, required insurance is provided under a blanket policy that also insures properties that secure mortgage loans owned by the related sponsor that are not included in this securitization.  For example, with respect to 82 of the Mortgaged Properties, which collectively represent approximately 88.8% of the Initial Outstanding Pool Balance, certain insurance for the related Mortgaged Property (or, if applicable, some or all of the related Mortgaged Properties) is under a borrower’s blanket insurance policy.  With respect to certain of these Mortgage Loans, the related borrower may be required to make payments to an insurance reserve if the related Mortgaged Property is no longer covered by the blanket insurance policy.  The blanket insurance risk is magnified when affiliated loans in the same pool are covered by the same blanket policy.  Some Mortgaged Properties included in the Mortgage Pool may be insured pursuant to a blanket policy covering such Mortgaged Properties together with other properties owned directly or indirectly by the related loan sponsor that are not included in the Mortgage Pool.

See “Risk Factors—Risks Related to the Mortgage Loans—Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties” and “—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this free writing prospectus.

Certain Variances from the Underwriting Guidelines.  Certain of the Mortgage Loans may vary from the underwriting guidelines described under “The Sponsors, Mortgage Loan Sellers and Originators—German American Capital Corporation—GACC’s Underwriting Standards”, “—UBS Real Estate Securities Inc.—UBSRES’ Underwriting Standards”, “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards”, or “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards” as applicable, in this free writing prospectus.

Loan Combinations

The following table represents certain information regarding the Mortgage Loans with any related Companion Loan that comprise a Loan Combination:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Companion Loan(s) Cut-off Date Balance	Loan Combination Cut- off Date Balance		Loan Combination U/W NCF DSCR		Loan Combination Cut-off Date LTV Ratio		Loan Combination Cut-off Date U/W NOI Debt Yield		Additional Mezzanine Debt
Gateway Center Phase II	$120,000,000	$180,000,000	$300,000,000		1.75	x	66.5%		7.8%		None
Harwood Center	$60,000,000	$30,000,000	$90,000,000		1.36	x	72.6%		9.3%		None
80 and 90 Maiden Lane	$55,000,000	$90,000,000	$145,000,000		1.73	x	61.7%		7.9%		None
Beverly Connection	$43,750,000	$131,250,000	$210,000,000	(1)	1.17	x(1)	80.8	%(1)	6.1	%(1)	$21,000,000
Myrtle Beach Marriott Resort & Spa	$29,926,747	$85,790,009	$115,716,756		1.62	x	69.7%		11.3%		None

(1)	Includes the $35.0 million Cut-off Date Balance of the Beverly Connection Subordinate Companion Loan.

The Gateway Center Phase II Loan Combination

General.  The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Gateway Center Phase II, representing approximately 10.1% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $120,000,000 (the “Gateway Center Phase II Mortgage Loan”), is part of a loan combination comprised of three promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Gateway Center Phase II Mortgaged Property”).  The Gateway Center Phase II Mortgage Loan is evidenced by promissory note A-1.  The portion of the Gateway Center Phase II Loan Combination (as defined below) evidenced by (i) promissory note A-2, with a Cut-off Date Balance of $75,000,000, which is currently held by Wells Fargo Bank, National Association, and (ii) the promissory note A-3, with a Cut-off Date Balance of $105,000,000 which is currently held by GACC, a Sponsor and Mortgage Loan Seller, are referred to in this free writing prospectus as the “Gateway Center Phase II Companion Loans” and is pari passu in right of payment with the Gateway Center Phase II Mortgage Loan.  The Gateway Center Phase II Mortgage Loan and the Gateway Center Phase II Companion Loans are collectively referred to in this free writing prospectus as the “Gateway Center Phase II Loan Combination.”  The Gateway Center Phase II Companion Loans will not be transferred to the Issuing Entity and will not be part of the Mortgage Pool.

The holders of the Gateway Center Phase II Loan Combination (the “Gateway Center Phase II Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Gateway Center Phase II Noteholder (the “Gateway Center Phase II Intercreditor Agreement”).

Servicing.  The Gateway Center Phase II Loan Combination will be serviced by the Master Servicer and the Special Servicer pursuant to the terms of the Pooling and Servicing Agreement.  Subject to the terms of the Gateway Center Phase II Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Gateway Center Phase II Noteholder will be effected in accordance with the Pooling and Servicing Agreement.

Advancing.  The Master Servicer or the Trustee, as applicable, will be responsible for making:  (i) P&I Advances on the Gateway Center Phase II Mortgage Loan (but not on the Gateway Center Phase II Companion Loans) pursuant to the Pooling and Servicing Agreement, in each case, unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and (ii) Property Advances with respect to the Gateway Center Phase II Loan Combination, in each case unless a similar determination of nonrecoverability is made under the Pooling and Servicing Agreement.

Distributions.  The Gateway Center Phase II Intercreditor Agreement sets forth the respective rights of each of the Gateway Center Phase II Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the Gateway Center Phase II Loan Combination will be applied to the Gateway Center Phase II Mortgage Loan and the Gateway Center Phase II Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer and special servicer in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control.  The directing holder under the Gateway Center Phase II Intercreditor Agreement with respect to the Gateway Center Phase II Loan Combination will be the Controlling Class Representative.  Certain decisions to be made with respect to the Gateway Center Phase II Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the Pooling and Servicing Agreement, will require the approval of the Controlling Class Representative.

Pursuant to the terms of the Gateway Center Phase II Intercreditor Agreement, the Gateway Center Phase II Non-Controlling Note Holder will have the right to (i) receive copies of all notices, information and reports that the Special Servicer is required to provide to the Controlling Class Representative within the same time frame it is required to provide such notices, information and reports to the Controlling Class Representative and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the Gateway Center Phase II Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report.  The consultation right of the Gateway Center Phase II Non-Controlling Note Holder will expire 10 business days after the delivery by the Special Servicer of notice and information relating to the matter subject to consultation, whether or not the Gateway Center Phase II Non-Controlling Note Holder has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew.  Notwithstanding the Gateway Center Phase II Non-Controlling Note Holder’s consultation rights described above, the Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Gateway Center Phase II Mortgage Loan and the Gateway Center Phase II Companion Loans.

In addition to the consultation rights of the Gateway Center Phase II Non-Controlling Note Holder described above, the Gateway Center Phase II Non-Controlling Note Holder will have the right to annual conference calls with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, in which servicing issues related to the Gateway Center Phase II Loan Combination are discussed.

The “Gateway Center Phase II Non-Controlling Note Holder” “ means the holder of each of the Gateway Center Phase II Companion Loans (the rights of which will be exercised by, if any of the loans are included in a securitization, the party entitled under such securitization to exercise the rights under the related securitization servicing agreement.

Sale of Defaulted Mortgage Loan.  Pursuant to the terms of the Gateway Center Phase II Intercreditor Agreement, if the Gateway Center Phase II Loan Combination becomes a Defaulted Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, the Special Servicer will be required to sell the Gateway Center Phase II Mortgage Loan together with the Gateway Center Phase II Companion Loans as a single whole loan.

Appointment of Special Servicer.  The Controlling Class Representative will have the right, with or without cause, to replace the Special Servicer for the Gateway Center Phase II Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Gateway Center Phase II Non-Controlling Note Holders as long as such replacement special servicer is a “qualified servicer” (as described in the Gateway Center Phase II Intercreditor Agreement) and satisfies the other conditions set forth in the Pooling and Servicing Agreement.

The Harwood Center Loan Combination

General.  The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Harwood Center, representing approximately 5.1% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $60,000,000 (the “Harwood Center Mortgage Loan”), is part of a loan combination comprised of two promissory notes, each of which is secured by the same mortgage instruments on the same underlying Mortgaged Property (the “Harwood Center Mortgaged Property”).  The Harwood Center Mortgage Loan is evidenced by promissory note A-2.  The portion of the Harwood Center Loan Combination (as defined below) evidenced by promissory note A-1, with an original principal balance of $30,000,000, which is included in the COMM 2014-UBS5 securitization, is referred to in this free writing prospectus as the “Harwood Center Companion Loan” and is pari passu in right of payment with the Harwood Center Mortgage Loan.  The Harwood Center Mortgage Loan and the Harwood Center Companion Loan are collectively referred to in this free writing prospectus as the “Harwood Center Loan Combination.”  The Harwood Center Companion Loan will not be transferred to the Issuing Entity and will not be part of the Mortgage Pool.

The holders of the Harwood Center Loan Combination (the “Harwood Center Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Harwood Center Noteholder (the “Harwood Center Intercreditor Agreement”).

Servicing.  The Harwood Center Loan Combination is primary serviced by Wells Fargo Bank, National Association (in such capacity, the “COMM 2014-UBS5 Master Servicer”) and specially serviced by Rialto Capital Advisors, LLC (in such capacity, the “COMM 2014-UBS5 Special Servicer”) pursuant to the pooling and servicing agreement entered into among the Depositor, the COMM 2014-UBS5 Master Servicer, the COMM 2014-UBS5 Special Servicer, Wilmington Trust, National Association, as trustee (the “COMM 2014-UBS5 Trustee”), Wells Fargo Bank, National Association, as certificate administrator and custodian (the “COMM 2014-UBS5 Certificate Administrator”) and Situs Holdings, LLC, as operating advisor (the “COMM 2014-UBS5 Operating Advisor”) in connection with the COMM 2014-UBS5 securitization (into which the Harwood Center Companion Loan evidenced by Note A-1 has been deposited) (the “COMM 2014-UBS5 Pooling and Servicing Agreement”).  Subject to the terms of the Harwood Center Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Harwood Center Noteholder will be effected in accordance with the COMM 2014-UBS5 Pooling and Servicing Agreement and the Harwood Center Intercreditor Agreement.

Advancing.  The Master Servicer or the Trustee, as applicable, will be responsible for making P&I Advances on the Harwood Center Mortgage Loan (but not on the Harwood Center Companion Loan) pursuant to the Pooling and Servicing Agreement, in each case, unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance and will have no obligation to make Property Advances.

The COMM 2014-UBS5 Master Servicer or the COMM 2014-UBS5 Trustee, as applicable, will be obligated to make Property Advances with respect to the Harwood Center Loan Combination, in each case unless a similar determination of nonrecoverability is made under the COMM 2014-UBS5 Pooling and Servicing Agreement.

Distributions.  The Harwood Center Intercreditor Agreement sets forth the respective rights of each of the Harwood Center Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the Harwood Center Loan Combination will be applied to the Harwood Center Mortgage Loan and the Harwood Center Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the COMM 2014-UBS5 Master Servicer and the COMM 2014-UBS5 Special Servicer in accordance with the terms of the COMM 2014-UBS5 Pooling and Servicing Agreement and the Harwood Center Intercreditor Agreement).

Consultation and Control.  The directing holder under the Harwood Center Intercreditor Agreement with respect to the Harwood Center Loan Combination will be the Controlling Class Representative.  Certain decisions to be made with respect to the Harwood Center Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the Pooling and Servicing Agreement, will require the approval of the Controlling Class Representative.

Pursuant to the terms of the Harwood Center Intercreditor Agreement, the Harwood Center Non-Controlling Note Holder will have the right to (i) receive all asset status reports to the same extent as the Harwood Center Directing Holder and (ii) be consulted on a strictly non-binding basis with respect to certain major decisions and the implementation of any recommended actions outlined in an asset status report.  The consultation right of the Harwood Center Non-Controlling Note Holder will expire 10 business days after the delivery by the Special Servicer of notice and information relating to the matter subject to consultation, whether or not the Harwood Center Non-Controlling Note Holder has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew.  Notwithstanding the Harwood Center Non-Controlling Note Holder’s consultation rights described above, the Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Harwood Center Mortgage Loan and the Harwood Center Companion Loan.

In addition to the consultation rights of the Harwood Center Non-Controlling Note Holder described above, the Harwood Center Non-Controlling Note Holder will have the right to annual conference calls with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, in which servicing issues related to the Harwood Center Loan Combination are discussed.

 The “Harwood Center Non-Controlling Note Holder” means, the Harwood Center Companion Loan (the rights of which will be exercised by, for so long  as the loan is included in the COMM 2014-UBS5 securitization, the holders of certificates representing the specified interest in the class of certificates designated as the “controlling class” or the duly appointed representative of the holders of such certificates or such other party otherwise entitled under the COMM 2014-UBS5 Pooling and Servicing Agreement).

Sale of Defaulted Mortgage Loan.  Pursuant to the terms of the Harwood Center Intercreditor Agreement, if the Harwood Center Loan Combination becomes a Defaulted Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, the Special Servicer will be required to sell the Harwood Center Mortgage Loan together with the Harwood Center Companion Loan as a single whole loan.

Appointment of Special Servicer.  The Controlling Class Representative will have the right, with or without cause, to replace the Special Servicer for the Harwood Center Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Harwood Center Non-Controlling

Note Holders as long as such replacement special servicer is a “qualified servicer” (as described in the Harwood Center Intercreditor Agreement) and satisfies the other conditions set forth in the Pooling and Servicing Agreement.

The 80 and 90 Maiden Lane Loan Combination

General.  The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 80 and 90 Maiden Lane, representing approximately 4.7% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $55,000,000 (the “80 and 90 Maiden Lane Mortgage Loan”), is part of a loan combination comprised of two promissory notes, each of which is secured by the same mortgage instruments on the same underlying Mortgaged Property (the “80 and 90 Maiden Lane Mortgaged Property”).  The 80 and 90 Maiden Lane Mortgage Loan is evidenced by promissory note A-2.  The portion of the 80 and 90 Maiden Lane Loan Combination (as defined below) evidenced by promissory note A-1, with an original principal balance of $90,000,000, which is included in the COMM 2014-LC17 securitization, is referred to in this free writing prospectus as the “80 and 90 Maiden Lane Companion Loan” and is pari passu in right of payment with the 80 and 90 Maiden Lane Mortgage Loan.  The 80 and 90 Maiden Lane Mortgage Loan and the 80 and 90 Maiden Lane Companion Loan are collectively referred to in this free writing prospectus as the “80 and 90 Maiden Lane Loan Combination.”  The 80 and 90 Maiden Lane Companion Loan will not be transferred to the Issuing Entity and will not be part of the Mortgage Pool.

The holders of the 80 and 90 Maiden Lane Loan Combination (the “80 and 90 Maiden Lane Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each 80 and 90 Maiden Lane Noteholder (the “80 and 90 Maiden Lane Intercreditor Agreement”).

Servicing.  The 80 and 90 Maiden Lane Loan Combination is primary serviced by Wells Fargo Bank, National Association (in such capacity, the “COMM 2014-LC17 Master Servicer”) and specially serviced by LNR Partners, LLC (in such capacity, the “COMM 2014-LC17 Special Servicer”) pursuant to the pooling and servicing agreement entered into among the Depositor, the COMM 2014-LC17 Master Servicer, the COMM 2014-LC17 Special Servicer, Wilmington Trust, National Association, as trustee (the “COMM 2014-LC17 Trustee”), Wells Fargo Bank, National Association, as certificate administrator and custodian (the “COMM 2014-LC17 Certificate Administrator”) and Park Bridge Lender Services LLC, as operating advisor (the “COMM 2014-LC17 Operating Advisor”) in connection with the COMM 2014-LC17 securitization (into which the 80 and 90 Maiden Lane Companion Loan evidenced by Note A-1 has been deposited) (the “COMM 2014-LC17 Pooling and Servicing Agreement”).  Subject to the terms of the 80 and 90 Maiden Lane Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any 80 and 90 Maiden Lane Noteholder will be effected in accordance with the COMM 2014-LC17 Pooling and Servicing Agreement and the 80 and 90 Maiden Lane Intercreditor Agreement.

Advancing.  The Master Servicer or the Trustee, as applicable, will be responsible for making P&I Advances on the 80 and 90 Maiden Lane Mortgage Loan (but not on the 80 and 90 Maiden Lane Companion Loan) pursuant to the Pooling and Servicing Agreement, in each case, unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance and will have no obligation to make Property Advances.

The COMM 2014-LC17 Master Servicer or the COMM 2014-LC17 Trustee, as applicable, will be obligated to make Property Advances with respect to the 80 and 90 Maiden Lane Loan Combination, in each case unless a similar determination of nonrecoverability is made under the COMM 2014-LC17 Pooling and Servicing Agreement.

Distributions.  The 80 and 90 Maiden Lane Intercreditor Agreement sets forth the respective rights of each of the 80 and 90 Maiden Lane Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the 80 and 90 Maiden Lane Loan Combination will be applied to the 80 and 90 Maiden Lane Mortgage Loan and the 80 and 90 Maiden Lane Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the COMM 2014-LC17 Master Servicer and the COMM

2014-LC17 Special Servicer in accordance with the terms of the COMM 2014-LC17 Pooling and Servicing Agreement and the 80 and 90 Maiden Lane Intercreditor Agreement).

Consultation and Control.  The directing holder under the 80 and 90 Maiden Lane Intercreditor Agreement with respect to the 80 and 90 Maiden Lane Loan Combination will be the holder of the 80 and 90 Maiden Lane Companion Loan, the rights of which will be exercised by the controlling class representative or such other party specified in the COMM 2014-LC17 Pooling and Servicing Agreement (such party, the “COMM 2014-LC17 Directing Holder”).  Certain decisions to be made with respect to the 80 and 90 Maiden Lane Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the COMM 2014-LC17 Pooling and Servicing Agreement, will require the approval of the COMM 2014-LC17 Directing Holder.

Pursuant to the terms of the 80 and 90 Maiden Lane Intercreditor Agreement, the Controlling Class Representative and each other 80 and 90 Maiden Lane Non-Controlling Note Holder will have the right to (i) receive copies of all notices, information and reports that the COMM 2014-LC17 Special Servicer is required to provide to the COMM 2014-LC17 Directing Holder within the same time frame it is required to provide such notices, information and reports to the COMM 2014-LC17 Directing Holder and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the 80 and 90 Maiden Lane Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report.  The consultation right of 80 and 90 Maiden Lane Non-Controlling Note Holder will expire 10 business days after the delivery by the COMM 2014-LC17 Special Servicer of notice and information relating to the matter subject to consultation, whether or not such 80 and 90 Maiden Lane Non-Controlling Note Holder has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew.  Notwithstanding the 80 and 90 Maiden Lane Non-Controlling Note Holders’ consultation rights described above, the COMM 2014-LC17 Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 80 and 90 Maiden Lane Mortgage Loan and the 80 and 90 Maiden Lane Companion Loan.

In addition to the consultation rights of each 80 and 90 Maiden Lane Non-Controlling Note Holder described above, each 80 and 90 Maiden Lane Non-Controlling Note Holder will have the right to annual conference calls with the COMM 2014-LC17 Master Servicer or COMM 2014-LC17 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the COMM 2014-LC17 Master Servicer or COMM 2014-LC17 Special Servicer, as applicable, in which servicing issues related to the 80 and 90 Maiden Lane Loan Combination are discussed.

The “80 and 90 Maiden Lane Non-Controlling Note Holder” means, the holder of the 80 and 90 Maiden Lane Mortgage Loan, the rights of which will be exercised by, for so long as no Consultation Termination Event has occurred and is continuing, the Controlling Class Representative.

Sale of Defaulted Mortgage Loan.  Pursuant to the terms of the 80 and 90 Maiden Lane Intercreditor Agreement, if the 80 and 90 Maiden Lane Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the COMM 2014-LC17 Pooling and Servicing Agreement, the COMM 2014-LC17 Special Servicer will be required to sell the 80 and 90 Maiden Lane Mortgage Loan together with the 80 and 90 Maiden Lane Companion Loan as a single whole loan.  Each 80 and 90 Maiden Lane Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above.

Appointment of Special Servicer.  The COMM 2014-LC17 Directing Holder will have the right, with or without cause, to replace the COMM 2014-LC17 Special Servicer then acting with respect to the 80 and 90 Maiden Lane Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the 80 and 90 Maiden Lane Non-Controlling Note Holders as long as such replacement special servicer is a “qualified servicer” (as described in the 80 and 90 Maiden Lane Intercreditor Agreement) and satisfies the other conditions set forth in the COMM 2014-LC17 Pooling and Servicing Agreement.

The Beverly Connection Loan Combination

General.  The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Beverly Connection, representing approximately 3.7% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $43,750,000 (the “Beverly Connection Mortgage Loan”), is part of a loan combination comprised of four promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Beverly Connection Mortgaged Property”) as follows:

(a)      the Beverly Connection Mortgage Loan is evidenced by promissory note A-2, with an original principal balance of $43,750,000;

(b)      Pari Passu Companion Loans evidenced by (i) promissory note A-1, with an original principal balance of $87,500,000, which is currently held by GSMS 2014-GC24 mortgage trust and (ii) promissory note A-3, with an original principal balance of $43,750,000, which is currently held by the JPMBB 2014-C23 mortgage trust (collectively, the “Beverly Connection Pari Passu Companion Loans”); and

(c)      a Subordinate Companion Loan evidenced by promissory note B, with an original principal balance of $35,000,000 (the “Beverly Connection Subordinate Companion Loan”), which is currently held by I&G Holding B-Lender 1 LLC.

The Beverly Connection Mortgage Loan and the Beverly Connection Pari Passu Companion Loans are referred to in this free writing prospectus as the “Beverly Connection Senior Notes”.  The Beverly Connection Pari Passu Companion Loans and the Beverly Connection Subordinate Companion Loan are collectively referred to in this free writing prospectus as the “Beverly Connection Companion Loans”.  The Beverly Connection Mortgage Loan and the Beverly Connection Companion Loans are collectively referred to in this free writing prospectus as the “Beverly Connection Loan Combination”.  The Beverly Connection Senior Notes are pari passu in right of payment with one another and the Beverly Connection Subordinate Companion Loan is generally subordinate in right of payment to the Beverly Connection Senior Notes as and to the extent described in “—Distributions” below.  The Beverly Connection Companion Loans will not be transferred to the Issuing Entity and will not be part of the Mortgage Pool.

The holders of the Beverly Connection Senior Notes (collectively the “Beverly Connection Senior Noteholders”) and the holder of the Beverly Connection Subordinate Companion Loan (the “Beverly Connection Junior Noteholder”) have entered into co-lender agreements that set forth the respective rights of each of the holders of the Beverly Connection Loan Combination (the “Beverly Connection Intercreditor Agreements”).

Servicing.  The Beverly Connection Loan Combination is primary serviced by Midland Loan Services, a Division of PNC Bank, National Association (in such capacity, the “GSMS 2014-GC24 Master Servicer”) and specially serviced by LNR Partners, LLC (in such capacity, the “GSMS 2014-GC24 Special Servicer”) pursuant to the pooling and servicing agreement entered into among the Depositor, the GSMS 2014-GC24 Master Servicer, the GSMS 2014-GC24 Special Servicer, Wells Fargo Bank, National Association, as trustee (the “GSMS 2014-GC24 Trustee”), Wells Fargo Bank, National Association, as certificate administrator and custodian (the “GSMS 2014-GC24 Certificate Administrator”) and Situs Holdings, LLC, as operating advisor (the “GSMS 2014-GC24 Operating Advisor”) in connection with the GSMS 2014-GC24 securitization (into which the Beverly Connection Companion Loan evidenced by Note A-1 has been deposited) (the “GSMS 2014-GC24 Pooling and Servicing Agreement”).  Subject to the terms of the Beverly Connection Intercreditor Agreements, all decisions, consents, waivers, approvals and other actions on the part of any Beverly Connection Noteholders will be effected in accordance with the GSMS 2014-GC24 Pooling and Servicing Agreement and the Beverly Connection Intercreditor Agreements.

Advancing.  The Master Servicer or the Trustee, as applicable, will be responsible for making P&I Advances on the Beverly Connection Mortgage Loan (but not on the Beverly Connection Companion Loans) pursuant to the Pooling and Servicing Agreement, in each case, unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance and will have no obligation to make Property Advances.

The GSMS 2014-GC24 Master Servicer or the GSMS 2014-GC24 Trustee, as applicable, will be obligated to make Property Advances with respect to the Beverly Connection Loan Combination, in each case unless a similar determination of nonrecoverability is made under the GSMS 2014-GC24 Pooling and Servicing Agreement.

Distributions.  The Beverly Connection Intercreditor Agreement sets forth the respective rights of each of the Beverly Connection Senior Noteholders and the Beverly Connection Junior Noteholder and provides, in general, that the rights of the Beverly Connection Junior Noteholder to receive payments of interest, principal and other amounts are subordinate to the rights of the Beverly Connection Senior Noteholders to receive such amounts.  The Beverly Connection Senior Noteholders receive such amounts on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the GSMS 2014-GC24 Master Servicer and the GSMS 2014-GC24 Special Servicer in accordance with the terms of the GSMS 2014-GC24 Pooling and Servicing Agreement and the Beverly Connection Intercreditor Agreements).

Consultation and Control.  Prior to the occurrence and continuance of a Beverly Connection Control Appraisal Period, the consent of the holder of the Beverly Connection Subordinate Companion Loan is required for any Beverly Connection Major Decision; provided that the foregoing does not relieve the GSMS 2014-GC24 Master Servicer or the GSMS 2014-GC24 Special Servicer, as applicable, from complying with the servicing standard under the GSMS 2014-GC24 Pooling and Servicing Agreement or any applicable law, including the REMIC Provisions.  After the occurrence and during the continuance of a Beverly Connection Control Appraisal Period, the GSMS 2014-GC24 directing certificateholder (or similar entity) is the directing holder.

“Beverly Connection Major Decisions” means:

●      any substitution or release of real property collateral for the mortgage loan (other than substitutions or releases of immaterial and non-income producing real property collateral or in connection with a condemnation action) except as expressly permitted by the loan documents;

●      any waiver of or determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower);

●      any transfer of the Mortgaged Property or any portion of a Mortgaged Property, or any transfer of any direct or indirect ownership interest in the borrower to the extent the lender’s consent under the loan documents is required, except in connection with a pending or threatened condemnation;

●      any consent to incurrence of additional debt by a the borrower or mezzanine debt by a direct or indirect parent of a borrower, including any material modification of the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed in connection therewith and any material waiver of or amendment or modification to the terms of any such document or agreement, in each case to the extent the mortgagee’s approval is required by the loan documents;

●      approval of the termination or replacement of a property manager and/or modification, waiver or amendment of any management agreement, subordination, nondisturbance and attornment agreement or recognition agreement, in each case, to the extent the mortgagee’s approval is required by the loan documents;

●      any proposed or actual foreclosure upon or comparable conversion of the Mortgaged Property;

●      any amendment, modification or waiver, or any consent to an amendment, modification or waiver, of any monetary term (other than late fees and default interest but including, without limitation, the timing of payments and the acceptance of discounted pay-offs) or material non-monetary term of the mortgage loan or any extension of the maturity date of the mortgage loan;

●      following a default with respect to the mortgage loan or an event of default, any exercise of remedies, including the acceleration of the mortgage loan or initiation of judicial, bankruptcy or similar proceedings under the loan documents or with respect to the borrower or Mortgaged Property;

●      any sale of the mortgage loan for less than the repurchase price or any REO Property for less than the applicable allocated loan amount;

●      any determination to bring the Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the Mortgaged Property;

●      any modification, waiver or amendment of the Beverly Connection Intercreditor Agreement or any other intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Beverly Connection Mortgage Loan, or (B) an action to enforce rights with respect thereto;

●      any replacement of a property manager or any termination or replacement of any property management agreement for which the lender is required to consent or approve under the loan documents;

●      releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those permitted pursuant to the specific terms of the loan and for which there is no material lender discretion;

●      any acceptance of an assumption agreement releasing the borrower, guarantor or other obligor from liability other than pursuant to the specific terms of the loan documents and for which there is no discretion;

●      the execution, termination or renewal of any lease, to the extent lender approval is required under the loan documents and to the extent such lease constitutes a “material lease” under the loan documents, including entering into any subordination, non-disturbance and attornment agreement;

●      approving annual budgets for the Mortgaged Property with material increases in operating expenses or payments to affiliates of the borrower (excluding affiliated managers paid at fee rates agreed to at the origination); and

●      approving any material alteration at the Mortgaged Property (insofar as such approval is required of the lender under the loan documents).

The holder of the Beverly Connection Subordinate Companion Loan will have the right to cure certain defaults by the borrower (subject to the rights of the mezzanine lender under the related intercreditor agreement), and, prior to the occurrence of a Beverly Connection Control Appraisal Period, the right to approve certain modifications and consent to certain actions to be taken with respect to the Beverly Connection Loan Combination, each as more fully described below.  A “Beverly Connection Control Appraisal Period” will exist with respect to the Beverly Connection Loan Combination, if and for so long as (a)(1) the initial principal balance of such Beverly Connection Subordinate Companion Loan minus (2) the sum of (x) any payments of principal allocated to, and received on, the Beverly Connection Subordinate Companion Loan, (y) any appraisal reductions for the Beverly Connection Loan Combination that are allocated to the Beverly Connection Subordinate Companion Loan and (z) any losses realized with respect to the Mortgaged Property or the Beverly Connection Loan Combination that are allocated to the Beverly Connection Subordinate Companion Loan, is less than (b) 25% of the initial principal balance of the Subordinate Companion Loan. The holder of the Beverly Connection Subordinate Companion Loan also has the right to purchase the Beverly Connection Mortgage Loan and/or the Beverly Connection Pari Passu Companion Loans in certain instances as set forth below.

The controlling noteholder with respect to the Beverly Connection Loan Combination (initially the holder of the related Beverly Connection Subordinate Companion Loan) is entitled to avoid its Beverly Connection Control Appraisal Period caused by the application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation, delivery of additional collateral to the GSMS

2014-GC24 Master Servicer, the GSMS 2014-GC24 Special Servicer or the trustee under the GSMS 2014-GC24 Pooling and Servicing Agreement, in the amount of the Additional Collateral Amount and in the form of either (x) cash collateral or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the Beverly Connection Intercreditor Agreement. “Additional Collateral Amount” means an amount which, when added to the appraised value of the related Mortgaged Property would cause the applicable Beverly Connection Control Appraisal Period not to occur.

The “Beverly Connection Non-Controlling Note Holder” means, (i) the holder of the Beverly Connection Mortgage Loan (the rights of which will be exercised by, for so long as no Consultation Termination Event has occurred and is continuing, the Controlling Class Representative) and (ii) the holder of the Beverly Connection Companion Loan evidenced by Note A-3 (the rights of which will be exercised by, for so long  as the loan is included in the GSMS 2014-GC24 securitization, the holders of certificates representing the specified interest in the class of certificates designated as the “controlling class” or the duly appointed representative of the holders of such certificates or such other party otherwise entitled under the GSMS 2014-GC24 Pooling and Servicing Agreement).

Sale of Defaulted Mortgage Loan.  Pursuant to the terms of the Beverly Connection Intercreditor Agreements, if the Beverly Connection Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the GSMS 2014-GC24 Pooling and Servicing Agreement, the GSMS 2014-GC24 Special Servicer will be required to sell the Beverly Connection Mortgage Loan together with the Beverly Connection Companion Loans as a single whole loan.  Each Beverly Connection Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above.

Appointment of Special Servicer.  The GSMS 2014-GC24 Directing Holder will have the right, with or without cause, to replace the GSMS 2014-GC24 Special Servicer then acting with respect to the Beverly Connection Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Beverly Connection Non-Controlling Note Holders as long as such replacement special servicer is a “qualified servicer” (as described in the Beverly Connection Intercreditor Agreements) and satisfies the other conditions set forth in the GSMS 2014-GC24 Pooling and Servicing Agreement.

The Myrtle Beach Marriott Resort & Spa Loan Combination

General.  The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Myrtle Beach Marriott Resort & Spa, representing approximately 2.5% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $29,926,747 (the “Myrtle Beach Marriott Resort & Spa Mortgage Loan”), is part of a loan combination comprised of three promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Myrtle Beach Marriott Resort & Spa Mortgaged Property”).  The Myrtle Beach Marriott Resort & Spa Mortgage Loan is evidenced by promissory note A1-2.  The portion of the Myrtle Beach Marriott Resort & Spa Loan Combination (as defined below) evidenced by (i) promissory note A-2, with a Cut-off Date Balance of $54,865,703, which is included in the COMM 2014-LC17 securitization, and (ii) the promissory note A1-1, with a Cut-off Date Balance of $30,924,306 which is currently held by CCRE Lending, a Sponsor and Mortgage Loan Seller, are referred to in this free writing prospectus as the “Myrtle Beach Marriott Resort & Spa Companion Loans” and are pari passu in right of payment with the Myrtle Beach Marriott Resort & Spa Mortgage Loan.  The Myrtle Beach Marriott Resort & Spa Mortgage Loan and the Myrtle Beach Marriott Resort & Spa Companion Loans are collectively referred to in this free writing prospectus as the “Myrtle Beach Marriott Resort & Spa Loan Combination.”  The Myrtle Beach Marriott Resort & Spa Companion Loans will not be transferred to the Issuing Entity and will not be part of the Mortgage Pool.

The holders of the Myrtle Beach Marriott Resort & Spa Loan Combination (the “Myrtle Beach Marriott Resort & Spa Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Myrtle Beach Marriott Resort & Spa Noteholder (the “Myrtle Beach Marriott Resort & Spa Intercreditor Agreement”).

Servicing.  The Myrtle Beach Marriott Resort & Spa Loan Combination is currently being serviced by Wells Fargo Bank, National Association, as master servicer (the “COMM 2014-LC17 Master Servicer“),

and LNR Partners, LLC, as special servicer (the “COMM 2014-LC17 Special Servicer“), pursuant to the terms of the pooling and servicing agreement related to the COMM 2014-LC17 securitization (the “COMM 2014-LC17 Pooling and Servicing Agreement“).  From and after the date that promissory note A1-1 (the “Myrtle Beach Marriott Resort & Spa Note A1-1”) is included in a securitization trust (the “Myrtle Beach Marriott Resort & Spa Note A1-1 Securitization Date“), the Myrtle Beach Marriott Resort & Spa Loan Combination will be serviced (x) pursuant to the terms of the pooling and servicing agreement entered into in connection with the securitization of the Myrtle Beach Marriott Resort & Spa Note A1-1 (the “Myrtle Beach Marriott Resort & Spa Pooling and Servicing Agreement“) and, subject to the terms of the Myrtle Beach Marriott Resort & Spa Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Myrtle Beach Marriott Resort & Spa Noteholders will be effected in accordance with the Myrtle Beach Marriott Resort & Spa Pooling and Servicing Agreement and the Myrtle Beach Marriott Resort & Spa Intercreditor Agreement and (y) by the master servicer (the “Myrtle Beach Marriott Resort & Spa Master Servicer“) and the special servicer (the “Myrtle Beach Marriott Resort & Spa Special Servicer“) appointed pursuant to the Myrtle Beach Marriott Resort & Spa Pooling and Servicing Agreement; however, Wells Fargo Bank, National Association will continue to act as the primary servicer for the Myrtle Beach Marriott Resort & Spa Loan Combination.

Advancing.  The Master Servicer or the Trustee, as applicable, will be responsible for making P&I Advances on the Myrtle Beach Marriott Resort & Spa Mortgage Loan (but not on any Myrtle Beach Marriott Resort & Spa Companion Loan) pursuant to the Pooling and Servicing Agreement, in each case, unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance and will have no obligation to make Property Advances.

After the Myrtle Beach Marriott Resort & Spa Note A1-1 Securitization Date:

(a)      the Master Servicer or the Trustee, as applicable, will continue to be responsible for making P&I Advances on the Myrtle Beach Marriott Resort & Spa Mortgage Loan (but not on any Myrtle Beach Marriott Resort & Spa Companion Loan) pursuant to the Pooling and Servicing Agreement, unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and

(b)      the Myrtle Beach Marriott Resort & Spa Master Servicer or the trustee (the “Myrtle Beach Marriott Resort & Spa Trustee“), as applicable, under the Myrtle Beach Marriott Resort & Spa Pooling and Servicing Agreement will be obligated to make (i) any required principal and interest advances on the Myrtle Beach Marriott Resort & Spa Note A1-1 as required under the terms of the Myrtle Beach Marriott Resort & Spa Pooling and Servicing Agreement (but not on the Myrtle Beach Marriott Resort & Spa Mortgage Loan) and (ii) property advances with respect to the Myrtle Beach Marriott Resort & Spa Loan Combination, in each case unless a similar determination of nonrecoverability is made under the Myrtle Beach Marriott Resort & Spa Pooling and Servicing Agreement.

With respect to the Myrtle Beach Marriott Resort & Spa Mortgage Loan, each of the Master Servicer and the Trustee will be permitted to make its own determination that it has made a nonrecoverable P&I Advance on such Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to Myrtle Beach Marriott Resort & Spa Mortgage Loan independently of any determination made by the servicers of the Myrtle Beach Marriott Resort & Spa Companion Loans.  After the Myrtle Beach Marriott Resort & Spa Note A1-1 Securitization Date, if the Master Servicer determines that a proposed P&I Advance with respect to the Myrtle Beach Marriott Resort & Spa Mortgage Loan, if made, or any outstanding P&I Advance with respect to the Myrtle Beach Marriott Resort & Spa Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer will be required to provide the servicers of the Myrtle Beach Marriott Resort & Spa Companion Loans written notice of such determination, promptly and in any event within the time required by the Myrtle Beach Marriott Resort & Spa Intercreditor Agreement.  After the Myrtle Beach Marriott Resort & Spa Note A1-1 Securitization Date, if the Master Servicer receives written notice from any such servicer that it has determined, with respect to a Myrtle Beach Marriott Resort & Spa Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, such determination will not be binding on the Certificateholders, the Master Servicer or the Trustee; provided, however, the Master Servicer and the Trustee may conclusively rely on such determination.

Distributions.  The Myrtle Beach Marriott Resort & Spa Intercreditor Agreement sets forth the respective rights of each of the Myrtle Beach Marriott Resort & Spa Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the Myrtle Beach Marriott Resort & Spa Loan Combination will be applied to the Myrtle Beach Marriott Resort & Spa Mortgage Loan and the Myrtle Beach Marriott Resort & Spa Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer and special servicer in accordance with the terms of the COMM 2014-LC17 Pooling and Servicing Agreement, the Myrtle Beach Marriott Resort & Spa Pooling and Servicing Agreement and the Myrtle Beach Marriott Resort & Spa Intercreditor Agreement, as applicable).

Consultation and Control.  The directing holder under the Myrtle Beach Marriott Resort & Spa Intercreditor Agreement with respect to the Myrtle Beach Marriott Resort & Spa Loan Combination (such party, the “Myrtle Beach Marriott Resort & Spa Directing Holder”) will initially be the holder of the Myrtle Beach Marriott Resort & Spa Note A1-1, and from and after the Myrtle Beach Marriott Resort & Spa Note A1-1 Securitization Date, will be the controlling class representative or such other party specified in the Myrtle Beach Marriott Resort & Spa Pooling and Servicing Agreement.  Certain decisions to be made with respect to the Myrtle Beach Marriott Resort & Spa Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the COMM 2014-LC17 Pooling and Servicing Agreement or the Myrtle Beach Marriott Resort & Spa Pooling and Servicing Agreement, as applicable, will require the approval of the Myrtle Beach Marriott Resort & Spa Directing Holder.

Pursuant to the terms of the Myrtle Beach Marriott Resort & Spa Intercreditor Agreement, the Myrtle Beach Marriott Resort & Spa Non-Controlling Note Holder will have the right to (i) receive copies of all notices, information and reports that the COMM 2014-LC17 Special Servicer or, from and after the Myrtle Beach Marriott Resort & Spa Note A1-1 Securitization Date, the Myrtle Beach Marriott Resort & Spa Special Servicer is required to provide to the Myrtle Beach Marriott Resort & Spa Directing Holder within the same time frame it is required to provide such notices, information and reports to the Myrtle Beach Marriott Resort & Spa Directing Holder and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the Myrtle Beach Marriott Resort & Spa Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report.  The consultation right of the Myrtle Beach Marriott Resort & Spa Non-Controlling Note Holder will expire 10 business days after the delivery by such special servicer of notice and information relating to the matter subject to consultation, whether or not the Myrtle Beach Marriott Resort & Spa Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew.  Notwithstanding the Myrtle Beach Marriott Resort & Spa Non-Controlling Note Holder’s consultation rights described above, the COMM 2014-LC17 Special Servicer or Myrtle Beach Marriott Resort & Spa Special Servicer, as applicable, is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Myrtle Beach Marriott Resort & Spa Mortgage Loan and the Myrtle Beach Marriott Resort & Spa Companion Loans.

Notwithstanding the foregoing consultation rights, no direction or objection by the Myrtle Beach Marriott Resort & Spa Non-Controlling Note Holder may require or cause the COMM 2014-LC17 Master Servicer or the COMM 2014-LC17 Special Servicer, as applicable, or, from and after the Myrtle Beach Marriott Resort & Spa Note A1-1 Securitization Date, the Myrtle Beach Marriott Resort & Spa Master Servicer or the Myrtle Beach Marriott Resort & Spa Special Servicer, as applicable, to violate any provision of any related mortgage loan documents, applicable law, the COMM 2014-LC17 Pooling and Servicing Agreement or the Myrtle Beach Marriott Resort & Spa Pooling and Servicing Agreement, as applicable, the Myrtle Beach Marriott Resort & Spa Intercreditor Agreement or the REMIC provisions, including without limitation the applicable master servicer’s or special servicer’s obligation to act in accordance with the servicing standard, or expose the applicable master servicer, special servicer, paying agent, trust fund, certificate administrator or trustee to liability, or materially expand the scope of such master servicer’s or special servicer’s responsibilities under the COMM 2014-LC17 Pooling and Servicing Agreement or the Myrtle Beach Marriott Resort & Spa Pooling and Servicing Agreement, as applicable.

In addition to the consultation rights of the Myrtle Beach Marriott Resort & Spa Non-Controlling Note Holder described above, the Myrtle Beach Marriott Resort & Spa Non-Controlling Note Holder will have the right to annual conference calls with the COMM 2014-LC17 Master Servicer or COMM 2014-LC17 Special Servicer or, from and after the Myrtle Beach Marriott Resort & Spa Note A1-1 Securitization Date, the Myrtle Beach Marriott Resort & Spa Master Servicer or the Myrtle Beach Marriott Resort & Spa Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the COMM 2014-LC17 Master Servicer or COMM 2014-LC17 Special Servicer, or, from and after the Myrtle Beach Marriott Resort & Spa Note A1-1 Securitization Date, the Myrtle Beach Marriott Resort & Spa Master Servicer or the Myrtle Beach Marriott Resort & Spa Special Servicer, as applicable, in which servicing issues related to the Myrtle Beach Marriott Resort & Spa Loan Combination may be discussed.

The “Myrtle Beach Marriott Resort & Spa Non-Controlling Note Holder” means, (i) the holder of the Myrtle Beach Marriott Resort & Spa Mortgage Loan (the rights of which will be exercised by, for so long as no Consultation Termination Event has occurred and is continuing, the Controlling Class Representative) and (ii) the holder of the  Myrtle Beach Marriott Resort & Spa Companion Loan evidenced by Note A-2 (the rights of which will be exercised by, for so long  as the loan is included in the COMM 2014-LC17 securitization, the holders of certificates representing the specified interest in the class of certificates designated as the “controlling class” or the duly appointed representative of the holders of such certificates or such other party otherwise entitled under the COMM 2014-LC17 Pooling and Servicing Agreement).

Sale of Defaulted Mortgage Loan.  Pursuant to the terms of the Myrtle Beach Marriott Resort & Spa Intercreditor Agreement, if the Myrtle Beach Marriott Resort & Spa Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the COMM 2014-LC17 Pooling and Servicing Agreement or, after the Myrtle Beach Marriott Resort & Spa Note A1-1 securitization, pursuant to the Myrtle Beach Marriott Resort & Spa Pooling and Servicing Agreement, the COMM 2014-LC17 Special Servicer or, after the Myrtle Beach Marriott Resort & Spa Note A1-1 securitization, the Myrtle Beach Marriott Resort & Spa Special Servicer will be required to sell the Myrtle Beach Marriott Resort & Spa Mortgage Loan together with the Myrtle Beach Marriott Resort & Spa Companion Loans as a single whole loan.  The Myrtle Beach Marriott Resort & Spa Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above.

Appointment of Special Servicer.  The Myrtle Beach Marriott Resort & Spa Directing Holder will have the right, with or without cause, to replace the special servicer for the Myrtle Beach Marriott Resort & Spa Loan Combination and appoint a replacement special servicer for the Myrtle Beach Marriott Resort & Spa Loan Combination in lieu thereof without the consent of the Myrtle Beach Marriott Resort & Spa Non-Controlling Note Holders as long as such replacement special servicer is a “qualified servicer” (as described in the Myrtle Beach Marriott Resort & Spa Intercreditor Agreement) and satisfies the other conditions set forth in the applicable pooling and servicing agreement.

Additional Mortgage Loan Information

General.  The information in this free writing prospectus (including the Annexes to this free writing prospectus) set forth certain information with respect to the Mortgage Loans and Mortgaged Properties.  Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan, with principal balances adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date.  Information with respect to a Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on the Allocated Loan Amount for such Mortgaged Property.  With regard to the Mortgaged Properties located in California, Northern California properties have a zip code greater than 93600 and Southern California properties have a zip code less than or equal to 93600.  The statistics in the schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers.  Such information and operating statements were generally unaudited.  The sum of the amounts in any charts throughout this free writing prospectus, including the Annexes to this free writing prospectus, may not equal the indicated total under such column due to rounding.

Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles (“GAAP”) is not the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in this free writing prospectus and in the Annexes to this free writing prospectus.  In addition, Underwritten Net Cash Flow is not a substitute for, or comparable to, operating income (as determined in accordance with GAAP) as a measure of the results of a property’s operations or a substitute for cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity.  No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth in this free writing prospectus with respect to any Mortgaged Property intended to represent such future net cash flow.

 The ARD Loans. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Veterans Outpatient Clinic (the “ARD Loan”), representing approximately 1.3% of the Initial Outstanding Pool Balance, provides that if, after a certain date (the “Anticipated Repayment Date”), the related borrower has not prepaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”).  While interest at the Initial Rate will continue to accrue and be payable on a current basis on each ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law), only after the outstanding principal balance of such ARD Loan has been paid in full, at which time any Excess Interest actually collected will be paid to the holders of the Class V Certificates.  The foregoing features, to the extent applicable, are designed to increase the likelihood that each ARD Loan will be prepaid by the related borrower on or about the applicable Anticipated Repayment Date.  There can be no assurance that the borrower will pay the related ARD Loan in full on or near its Anticipated Repayment Date.

 “Excess Interest” with respect to an ARD Loan is the interest accrued at the related Revised Rate in respect of such ARD Loan after the related Anticipated Repayment Date in excess of the interest accrued at the Initial Rate in respect of such ARD Loan, plus any compound interest thereon at the related Revised Rate, to the extent permitted by applicable law.

 Definitions.  For purposes of this free writing prospectus, including the information presented in the Annexes to this free writing prospectus, the indicated terms have the following meanings:

(a)   “Administrative Fee Rate” for each Mortgage Loan is the percentage rate per annum set forth in Annex A-1 to this free writing prospectus for such Mortgage Loan that is payable in respect of the administration of such Mortgage Loan (which includes the applicable Servicing Fee Rate, Trustee/Certificate Administrator Fee Rate, Operating Advisor Fee Rate, CREFC® License Fee Rate and the fee rate paid to the subservicer, if any).

(b)   “ADR” means, for any hospitality property, average daily rate.

(c)   “Allocated Loan Amount” generally means, (a) with respect to any single Mortgaged Property that is the only real property collateral for the related Mortgage Loan, the total outstanding principal balance of such Mortgage Loan; and (b) with respect to any Mortgaged Property that is one of multiple Mortgaged Properties securing a Mortgage Loan, the portion of the total outstanding principal balance of such Mortgage Loan allocated to the subject Mortgaged Property in accordance with net cash flow, appraised value or otherwise in accordance with or as set forth in the related Mortgage Loan Documents.

(d)   “Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap year adjustments), provided that: (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity, the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments thereafter, 12 times the monthly payment of principal and interest payable during the amortization period.  Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap-year adjustments), subject to the proviso to the prior sentence.  In the case of the Gateway Center Phase II Mortgage Loan, the Harwood Center Mortgage Loan, the 80 and 90 Maiden Lane Mortgage Loan, the Beverly Connection Mortgage Loan and the Myrtle Beach Marriott Resort & Spa Mortgage Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, Annual Debt Service is calculated without regard to any related Subordinate Companion Loan).

(e)   “Appraised Value” means, for any Mortgaged Property, the appraised value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable Mortgage Loan Seller.  In certain cases, the appraisals state an “as-stabilized” value as well as an “as-complete” or “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction renovation or repairs at such Mortgaged Property.  In most such cases, the applicable Mortgage Loan Seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs.  No representation is made that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified.  In the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Gateway Center Phase II, which secures a Mortgage Loan representing approximately 10.1% of the Initial Outstanding Pool Balance, the LTV Ratio for such Mortgage Loan was calculated based on the “as-complete” appraised value of $451,000,000. The “as-is” appraised value is $443,000,000, which results in the Cut-off Date LTV and LTV Ratio at Maturity or ARD of 67.7% and 67.7%, respectively.  In the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Culver City Creative Office, which secures a Mortgage Loan representing approximately 4.8% of the Initial Outstanding Pool Balance, the LTV Ratio for such Mortgage Loan was calculated based on the “as-complete” appraised value of $77,000,000. The “as-is” appraised value is $74,000,000, which results in the Cut-off Date LTV and LTV Ratio at Maturity or ARD of 76.4% and 61.7%, respectively.

(f)    “Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

(g)   “CREFC® License Fee” means, with respect to each Mortgage Loan (including any REO Loan or any Mortgage Loan that has been defeased) for any related Interest Accrual Period, the amount of interest accrued during such related Interest Accrual Period at the related CREFC® License Fee Rate on the same balance, in the same manner and for the same number of days as interest at the applicable Mortgage Rate accrued with respect to such Mortgage Loan during such related Interest Accrual Period.

(h)   “CREFC® License Fee Rate” means 0.0005% per annum.

(i)    “Cut-off Date Loan-to-Value Ratio,” “Loan-to-Value Ratio,” “Cut-off Date LTV,” “Cut-off Date LTV Ratio,” “LTV Ratio” or “Current LTV” means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or Mortgaged Properties.  In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, Loan-to-Value Ratios were calculated with respect to such Mortgage Loan including any related Companion Loan (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, Loan-to-Value Ratios were calculated without regards to any related Subordinate Companion Loan).  In the case of certain of the Mortgage Loans, the Loan-to-Value Ratio for such Mortgage Loans has been calculated, in certain cases, based on the “as-complete” Appraised Value of the related Mortgaged Property, and in certain other cases, based on an Appraised Value that includes certain property that does not qualify as real property.  For further description, see the definition of “Appraised Value” above and Annex A-1 to this free writing prospectus and the footnotes thereto.

(j)    “Cut-off Date U/W NCF Debt Yield”, “Underwritten NCF Debt Yield “ or “U/W NCF Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow for such Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan.  In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, Cut-off Date U/W NCF Debt Yields were calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, Cut-off Date U/W NCF Debt Yields were calculated without regard to any related Subordinate Companion Loan).

(k)   “Cut-off Date U/W NOI Debt Yield,” “Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Operating Income for such Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan. In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt yields were calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, debt yields were calculated without regard to any related Subordinate Companion Loan).

(l)    “GLA” means gross leasable area.

(m)  “Interest Rate” means, with respect to any Mortgage Loan, the related Mortgage Rate, in each case without giving effect to a default rate or, in the case of an ARD Loan, the related Revised Rate.

(n)   “LTV Ratio at Maturity or ARD,” “Balloon LTV” or “Maturity Date LTV” means, with respect to any Mortgage Loan, (a) the Balloon Balance for such Mortgage Loan, divided by (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties.  In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, LTV Ratios at Maturity or ARD were calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, LTV Ratios at Maturity or ARD were calculated without regard to any related Subordinate Companion Loan).  In the case of an ARD Loan, the LTV Ratio at Maturity or ARD is calculated with respect to the related Balloon Balance on the related Anticipated Repayment Date.  In the case of certain of the Mortgage Loans, the LTV Ratio at Maturity or ARD for such Mortgage Loans has been calculated, in certain cases, based on the “as-complete” Appraised Value of the related Mortgaged Property, and in certain other cases, based on an Appraised Value that includes certain property that does not qualify as real property.  For further description, see the definition of “Appraised Value” above and Annex A-1 to this free writing prospectus and the footnotes thereto.

(o)   “MSA” means metropolitan statistical area.

(p)   “Net Operating Income” or “NOI,” with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the “NOI Date” specified).  In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) actual operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) actual fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments).  Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

(q)   “NRA” means net rentable area.

(r)    “Occupancy” means the percentage of Square Feet, Units, Rooms, Beds or Pads, as the case may be, of a Mortgaged Property that was occupied or leased as of or, in the case of certain properties, average Units or Rooms so occupied over a specified period ending on, a specified date (identified on Annex A-1 to this free writing prospectus as the “Occupancy As-of Date”).  The Occupancy may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property.  The Occupancy presented in this free writing prospectus may include unoccupied space leased to an affiliate of the borrower (including space master leased to an affiliate of the borrower to increase occupancy to a “stabilized level”) and space subject to build-out or other construction or renovation and “dark” space as to which the related tenant continues to pay rent.  The Occupancy may exclude area currently under renovation.  Information on Annex A-1 to this free writing prospectus concerning the “Largest Tenant,” “2nd Largest Tenant,” “3rd Largest Tenant,” “4th Largest Tenant” and “5th Largest Tenant” is presented as of the same date as of which the Occupancy is specified.

(s)   “RevPar” means, for any hospitality property, revenues per available room.

(t)    “Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail/office or other special purpose property, the square footage of the net rentable or leasable area.

(u)   “T-12” and “TTM” each means trailing 12 months.

(v)    “Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable.  Annex A-1 to this free writing prospectus indicates which Mortgage Loans is an ARD Loan.

(w)   “Underwritten Net Cash Flow,” “Underwritten NCF” or “U/W NCF,” with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by the estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable.  Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.

(x)   “Underwritten Net Operating Income,” “Underwritten NOI,” or “U/W NOI,” with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related Mortgage Loan Seller.  In general, it is the estimated U/W Revenue derived from the use and operation of such Mortgaged Property (in certain cases, however, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant) less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments).  The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth in this free writing prospectus.  Certain of such assumptions and subjective judgments of each Mortgage Loan Seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, the levels and stability of cash flows for properties with short term rentals (such as hospitality properties and self-storage facilities), commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced and/or a “free rent” period is still in effect, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the applicable Mortgage Loan Seller, the Master Servicer or the Special Servicer have control.  In certain cases, Net Operating Income includes rents paid on “dark” space by a tenant that has ceased operations at the subject mortgaged property prior to the end of its lease.  In some cases, the Underwritten Net Operating Income set forth in this free writing prospectus for any Mortgaged Property is higher, and may be materially higher, than the annual net operating income for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable Mortgage Loan Seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal, borrower budgets and/or local market information was the primary basis for the determination.  From that information, the applicable Mortgage Loan Seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), appraiser estimates, borrower budgets, material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (e.g., current rent roll information including newly signed leases (regardless of whether the tenant has taken occupancy), near term rent steps, expirations of “free rent” periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commissions and tenant improvement costs.  In certain cases, the applicable Mortgage Loan Seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable Mortgage Loan Seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information.  In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements.  In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income.  In certain cases with respect to certain credit rated tenants, or credit worthy tenants, the applicable Mortgage Loan Seller may have calculated Underwritten Net Operating Income based on certain adjustments to the rental income, such as using the average rent due under the related lease from such tenant over the Mortgage Loan or lease term.

(y)  “Units”, “Rooms”, “Pads” or “Beds” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing property, if any, the number of pads for manufactured homes or (d) in the case of a Mortgaged Property operated as student housing, the number of beds.

(z)  “U/W NCF DSCR,” “Underwritten NCF DSCR,” “Debt Service Coverage Ratio” or “DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.  In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, U/W NCF DSCRs were calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, U/W NCF DSCRs were calculated without regard to any related Subordinate Companion Loan).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term.  The Underwritten NCF DSCRs are presented in this free writing prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.  Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflect that ability.

(aa) “U/W NOI DSCR” or “Underwritten NOI DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.  In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, U/W NOI DSCRs were calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, U/W NOI DSCRs were calculated without regard to any related Subordinate Companion Loan).

The Underwritten NOI DSCRs are presented in this free writing prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.  Accordingly, no assurance can be given, and no representation is made, that the Underwritten NOI DSCRs accurately reflect that ability.  See the definition of “U/W NCF DSCR” in this free writing prospectus for more information regarding the evaluation of debt service coverage ratios.

(bb) “U/W Revenue” with respect to any Mortgage Loan, means the gross potential rent (or, in the case of a hospitality mortgaged property, room rent, food and beverage revenues and other hotel income), subject to the assumptions and subjective judgments of each Mortgage Loan Seller as described under the definition of “Underwritten Net Operating Income” in this free writing prospectus.

(cc) “U/W EGI” with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark-to-market, vacancy and collection loss.

Certain Terms and Conditions of the Mortgage Loans

Calculation of Interest.  All of the Mortgage Loans accrue interest on the basis of the actual number of days elapsed and a 360-day year.

Except in the case of the Mortgage Loan with an Anticipated Repayment Date, none of the Mortgage Loans provide for negative amortization or for the deferral of interest.

Amortization of Principal.  The Mortgage Loans provide for one or more of the following:

Thirty (30)  Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing approximately 40.9% of the Initial Outstanding Pool Balance, provide for payments of interest and principal as of the Cut-off Date and then have an expected Balloon Balance at the maturity date.

Eight (8)  Mortgage Loans, representing approximately 32.1% of the Initial Outstanding Pool Balance, are interest-only until the related maturity date.

Twenty-five (25) Mortgage Loans, representing approximately 24.4% of the Initial Outstanding Pool Balance, provide for payments of interest-only for a period of 11 months to 71 months following the Cut-off Date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan to maturity or ARD and therefore each has an expected Balloon Balance at the related maturity date or Anticipated Repayment Date.

One (1) Mortgage Loan, representing approximately 2.5% of the Initial Outstanding Pool Balance, is substantially fully amortizing. On the last payment date, the Mortgage Loan Documents require a payment of $444,135 (rather than the monthly debt service payment of $192,885).

One (1) ARD Loan, representing approximately 1.3% of the Initial Outstanding Pool Balance, provides for an increase in the interest rate after the applicable Anticipated Repayment Date.  The Excess Interest with respect to each ARD Loan will be deferred and will not be paid until the principal balance and all other amounts related to such ARD Loan have been paid.  Any amount received in respect of that deferred interest will be distributed to the holders of the Class V Certificates.  See “The Pooling and

Servicing Agreement—Accounts—Class V Distribution Account” in this free writing prospectus.  In addition, after the related Anticipated Repayment Date, all excess cash flow from the related Mortgaged Property will be applied to reduce the outstanding principal balance of the related ARD Loan until such balance is reduced to zero.

 Prepayment Provisions.  The Mortgage Loans generally permit voluntary prepayment without the payment of any penalty on the last 3 to 7 scheduled payment dates (through and including the maturity date or the Anticipated Repayment Date, as applicable, each an “Open Period”).  The Yield Maintenance Loans prohibit voluntary prepayment for a specified period from the Closing Date (a “Yield Maintenance Lock-Out Period”), all of the Prepayment Premium assets prohibit voluntary prepayment for a specified period from the Closing Date (a “Prepayment Premium Lock-Out Period”) and all of the Defeasance Loans prohibit Defeasance (as defined below) for at least two years from the Closing Date (a “Defeasance Lock-Out Period”, provided that under certain circumstances as noted in paragraph (a) below, a Defeasance Loan may permit prepayment with yield maintenance prior to the Defeasance Lock-Out Period, all of the Defeasance or Yield Maintenance Loans prohibit (unless otherwise noted in paragraph (c) below) voluntary prepayment for a specified period from the Closing Date (such lock-out period, a Yield Maintenance Lock-Out Period, or Defeasance Lock-Out Period, as applicable); any Yield Maintenance Lock-Out Period, Prepayment Premium Lock-Out Period or Defeasance Lock-Out Period are each referred to herein as a “Lock-Out Period”).  The weighted average Lock-Out Period remaining from the Cut-off Date for the Mortgage Loans is approximately 24 months.  The Lock-Out Period, if any, for each Mortgage Loan is set forth on Annex A-1 to this free writing prospectus under the heading “Prepayment Provisions (# of payments).”  Each Mortgage Loan restricts voluntary prepayments in one of the following ways:

(a)  Sixty (60) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 86.0% of the Initial Outstanding Pool Balance, permit defeasance only (not voluntary prepayment) after the expiration of a Lock-Out Period and prior to the related Open Period (such period, the “Defeasance Period”), which period is set forth on Annex A-1 to this free writing prospectus under the heading “Prepayment Provisions (# of payments).”  In the case of the Mortgage Loans that are secured by multiple Mortgaged Properties (other than through cross-collateralization) and permit partial defeasance, the Mortgage Loan Documents require, among other things, that the defeasance collateral be an amount equal to a specified percentage, generally 115% of the portion of the Allocated Loan Amount with respect to the Mortgaged Property that is to be released.

(b)  One (1) of the Mortgage Loans, representing approximately 9.7% of the Initial Outstanding Pool Balance, permits (i) voluntary prepayment of the Mortgage Loan accompanied by a Yield Maintenance Charge until the commencement of the Open Period for such Mortgage Loan or (ii) permits defeasance during the Defeasance Period.

(c)  Three (3) of the Mortgage Loans (the “Yield Maintenance Loans”), representing approximately 4.2% of the Initial Outstanding Pool Balance, permits voluntary prepayment of the Mortgage Loan accompanied by a Yield Maintenance Charge from the expiration of the applicable Lock-Out Period until the commencement of the Open Period for such Mortgage Loan (such period, in respect of such Yield Maintenance Loans, the “Yield Maintenance Period”).  With respect to the Yield Maintenance Loans, the Yield Maintenance Period is identified on Annex A-1 to this free writing prospectus under the heading “Prepayment Provisions (# of payments).”

With respect to the Yield Maintenance Loans, the yield maintenance charge (the “Yield Maintenance Charge”) will generally, subject to certain variations, be an amount (in all cases not less than 1.0% of the amount prepaid) equal to the present value of a series of payments, each equal to the Interest Payment Differential as of the date of prepayment and payable on each scheduled due date over the remaining original term of the prepaid Yield Maintenance Loans through and including the stated maturity date or the Anticipated Repayment Date or the date preceding the commencement of the Open Period, as applicable, discounted at the Reinvestment Yield (in some cases, converted to a monthly equivalent yield) as of the date of prepayment for the number of months remaining from such date of prepayment to each scheduled due date through and including the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the Open Period, as applicable.

The term “Interest Payment Differential” as used in the prior paragraph with respect to any prepaid Yield Maintenance Loan will generally equal (i) the positive difference, if any, of the mortgage interest rate minus the Reinvestment Yield as of the date of prepayment, divided by (ii) 12, and multiplied by (iii) the outstanding principal balance (or the portion thereof being prepaid) of the prepaid Yield Maintenance Loan on the date of prepayment, provided that the Interest Payment Differential will never be less than zero.

The term “Reinvestment Yield” as used in the prior two paragraphs with respect to any prepaid Yield Maintenance Loan will generally equal, depending on the Mortgage Loan, either: (a) the yield calculated by the lender by the linear interpolation of the yields, “as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date of prepayment, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the loan maturity date or the Anticipated Repayment Date or the date preceding the commencement of the Open Period, as applicable (and, as used in the second preceding paragraph, converted to a monthly compounded nominal yield); or (b) the lesser of (i) the yield on the U.S. Obligations with the same maturity date as the stated maturity date, the Anticipated Repayment Date or date preceding the commencement of the Open Period, as applicable, of the prepaid Yield Maintenance Loan or, if no such U.S. Obligations issue is available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with maturity dates (one prior to and one following) that are closest to the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the Open Period, as applicable, of the prepaid Yield Maintenance Loan or (ii) the yield on the U.S. Obligations with a term equal to the remaining average life of the prepaid Yield Maintenance Loan or, if no such U.S. Obligations are available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the prepaid Yield Maintenance Loan with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date of prepayment set forth in borrower’s notice of repayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

The term “U.S. Obligations” as used in the prior paragraph shall mean, in general, securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, not subject to prepayment, call or early redemption, (2) other non-callable “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8)(ii), or (3) such other instruments as set forth in the related Mortgage Loan Documents.

Notwithstanding the foregoing, Yield Maintenance Charges payable (if at all) in connection with an involuntary prepayment (such as a prepayment resulting from a liquidation following a default) may be calculated in a manner that varies from those described above.

“Prepayment Premium” generally means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a Principal Prepayment on, or other early collection of principal of, that Mortgage Loan.  In most cases, a Prepayment Premium will equal a specified percentage of the amount prepaid, which percentage may decline over time for any particular Mortgage Loan.

Prepayment Premiums and Yield Maintenance Charges are distributable as described in this free writing prospectus under “Description of the Offered Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges.”

Most of the Mortgage Loans permit voluntary prepayment without the payment of a Yield Maintenance Charge or any Prepayment Premium during an “open period” that commences a specified number of payments prior to and including the stated maturity date (or, in the case of an ARD Loan, the related Anticipated Repayment Date), as set forth in Annex A-1 to this free writing prospectus.

Furthermore, certain Mortgage Loans may permit prepayments (with the payment of Prepayment Premiums or Yield Maintenance Charges) even during a Lock-Out Period in connection with (i) a property release, or (ii) a severance of cross-collateralization including in connection with the sale of a Mortgaged Property and the assumption of the related Mortgage Loan or allocable portion thereof.

All of the Mortgage Loans that permit voluntary prepayments require that the prepayment be made on the Due Date or, if on a different date, that any prepayment be accompanied by the interest that would accrue through but excluding the next Due Date.

Unless a Mortgage Loan is relatively near its stated maturity date (or Anticipated Repayment Date, as applicable) or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the Mortgage Loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or Prepayment Premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property.  The Yield Maintenance Charge or Prepayment Premium provision of a Mortgage Loan creates an economic disincentive for the borrower to prepay its Mortgage Loan voluntarily and, accordingly, the related borrower may elect not to prepay its Mortgage Loan.  However, we cannot assure you that the imposition of a Yield Maintenance Charge or Prepayment Premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a Mortgage Loan.  The Mortgage Loans generally do not require the payment of Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a casualty or condemnation.  Certain of the Mortgage Loans may require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with an acceleration of the related Mortgage Loan.  There can be no assurance that the related borrowers will pay the Prepayment Premiums or Yield Maintenance Charges.  See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

In the case of most of the Mortgage Loans, if an award or loss resulting from an event of condemnation or casualty is less than a specified percentage of the original principal balance of the Mortgage Loan, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property.  In other circumstances, the Mortgage Loans provide generally that in the event of a condemnation or casualty, the lender may apply the condemnation award or insurance proceeds to the repayment of debt, without payment of a Prepayment Premium or a Yield Maintenance Charge.

Certain Mortgage Loans provide that if casualty or condemnation proceeds are applied to partially prepay the Mortgage Loan, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance or an allocated portion of the Mortgage Loan.  In such event, generally no Prepayment Premium or Yield Maintenance Charge would be required to be paid.

Some of the Mortgage Loans are sometimes additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios.  In some cases, a Mortgage Loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with partial condemnations or partial casualty losses, property releases or partial prepayment of a Mortgage Loan with a holdback amount via application of the related holdback reserves, cash reserves or letter of credit due to the failure to satisfy performance triggers.  For additional information, see Annex A-1 to this free writing prospectus.

Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or a Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” in this free writing prospectus and

“Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

Property Releases.  Certain of the Mortgage Loans contain provisions that permit the related borrower to obtain a release of all or a portion of the Mortgaged Property or Mortgaged Properties from the lien of the Mortgage securing such Mortgage Loan.

All of the Defeasance Loans permit the applicable borrower, after the Defeasance Lock-Out Period, to obtain a release of the Mortgaged Property from the lien of the related Mortgage (“Defeasance” or, the option to cause a Defeasance, the “Defeasance Option”); provided that, among other conditions, (a) no event of default exists; (b) the borrower pays on a Due Date or, in the case of certain Defeasance Loans, any other date, provided that the interest payable through the next Due Date is paid, (the “Release Date”) (i) all principal due on such Due Date and all interest accrued and unpaid on the principal balance of the Note (or, with respect to a partial Defeasance, a portion of the Note) to and including the Release Date and (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all related Mortgage Loan Documents; and (c) the borrower delivers “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) or such other securities as permitted by the Internal Revenue Code of 1986, as amended (the “Code”) with respect to a Defeasance, that are acceptable to the Rating Agencies (the “Defeasance Collateral”) in an amount sufficient to make all scheduled payments of principal and interest on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date (or the related Anticipated Repayment Date, if applicable), or in certain cases, through the date on which the Mortgage Loan is freely prepayable, in amounts equal to the scheduled payments due on such dates under (or, in the case of the final such date, to pay in full) the Mortgage Loan or the defeased amount thereof in the case of a partial Defeasance.  In addition, in connection with a Defeasance, the related borrower is generally required to (i) pay any reasonable costs and expenses incurred in connection with the Defeasance and (ii) deliver a security agreement granting the lender a first priority lien on the Defeasance Collateral.  Certain of the Defeasance Loans secured by multiple Mortgaged Properties (not including cross-collateralized Mortgage Loans) or secured by an individual Mortgaged Property with an identifiable parcel or parcels permit the release from the lien of the related mortgage of such individual Mortgaged Property or  portion of the Mortgaged Property, provided, among other things, (i) and (ii) (listed in the prior sentence) are satisfied and the borrower delivers Defeasance Collateral in an amount sufficient to defease and, as described above, to make payments on, that portion of the subject Defeasance Loans at least equal to a specified percentage (generally 100% to 125%) of the Allocated Loan Amount for such Mortgaged Property or portion of such Mortgaged Property to be released from the lien of the related Mortgage.  With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period is at least two years from the Closing Date.  In certain cases a borrower may post Defeasance Collateral sufficient to make payments through the related maturity date or related Anticipated Repayment Date, as applicable, and thereafter prepay the Mortgage Loan after the date upon which the related Mortgage Loan is freely prepayable, in which case the remaining Defeasance Collateral will be returned to the borrower.

In some cases, the borrower under a defeased loan will be a successor borrower, which entity will assume the obligations of the borrower exercising a Defeasance Option and the original borrower will be released from its obligations under the related Mortgage Loan Documents.  If a Mortgage Loan is partially defeased and the successor borrower assumes the borrower’s obligations, the related Note will generally be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” in this free writing prospectus.

 In addition to the release of a Mortgaged Property (or portion thereof) by substitution of such Mortgaged Property for Defeasance Collateral, certain of the Mortgage Loans permit the release or substitution of a Mortgaged Property or portion thereof as follows:

(a)        The release of a portion of a Mortgaged Property (including, in certain cases, a release of development rights such as “air rights” or “mineral rights”), where, in each such case, such release property is vacant, non-income producing or was given no material value in connection with loan origination and underwriting criteria (although the release property may be developed following the release).  For example:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Bloomingdale Palms, representing approximately 0.5% of the Initial Outstanding Pool Balance, the borrower may obtain the release of an unimproved portion of the Mortgaged Property upon satisfaction of certain conditions set forth in the loan documents, including (a) that the borrower provide at least 60 days’ prior written notice of such release and (b) the satisfaction of customary REMIC requirements.

(b)        The release of a Mortgaged Property, subject to the satisfaction of certain release conditions, including payment of the outstanding loan balance, plus a Yield Maintenance Charge.  See “Annex A-1—Certain Characteristics of the Mortgage Loans” for the Yield Maintenance Loans.

(c)        The release of a portion of a Mortgaged Property (or release of all of a single Mortgaged Property that secures a multi-property Mortgage Loan), subject to satisfaction of certain release conditions, including payment of the outstanding loan balance or Allocated Loan Amount, as applicable, plus, in some cases, a Yield Maintenance Charge.  For example:

●
In the case of the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Weber Industrial Portfolio, which secures a Mortgage Loan representing approximately 2.2% of the Initial Outstanding Pool Balance, at any time after April 7, 2015, in connection with the exercise of any purchase option by the tenant at any of the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as 417 & 433 West 164th Street, 120-150 West 154th Street, 7051-7061 Patterson Drive or 529-531 Aldo Avenue (collectively, the “CA Portfolio Properties”), the borrower may obtain the release of such Mortgaged Property, provided that, among other things, (i) the borrower prepays an amount equal to a yield maintenance premium, plus (a) if all CA Portfolio Properties are released, an amount equal to the greater of (1) 95% of net sales proceeds and (2) 200% of the allocated loan amount applicable to the CA Portfolio Properties, or (b) if one or more, but not all, of the CA Portfolio Properties are released, an amount equal to the lesser of (1) 300% of the allocated loan amount for the released Mortgaged Properties and (2) the greater of (x) 100% of the allocated loan amount for the released Mortgaged Properties and (y) the lowest amount necessary to pay down the outstanding principal balance of the Mortgage Loan such that, after giving effect to such release, the loan-to-value ratio is no greater than 10% as of the date that such release is consummated, (ii) after giving effect to such release, (a) the debt service coverage ratio after such release is greater than 1.50x, (b) the loan-to-value ratio is less than 56% and (c) the debt yield is not less than 11.5% (provided that, in the case of clause (b) or (c), the borrower may prepay an amount such that, after payment of such amount, clause (b) and clause (c) are satisfied, plus yield maintenance on such amount) and (iii) customary REMIC requirements are satisfied.  See “Risk Factors—Risks Related to the Mortgage Loans—Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties” in this free writing prospectus.

(d)        The release of all or a portion of the Mortgaged Property for reasons unique to the specific Mortgage Loan terms.  For example:

●
In the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Beverly Connection, which secures a Mortgage Loan representing approximately 3.7% of the Initial Outstanding Pool Balance, with respect to the ground lease parcel (the “Beverly Connection II Parcel”), the ground lease provides that if the average rent for any three consecutive lease years is less than $650,000 in “1986 dollars” (which term is described in the ground lease documents), the ground lessor may offer the applicable borrower the option to either (i) purchase the ground lessor’s fee interest in the Beverly Connection II Parcel for a price equal to the sum of (a) the lesser of (x) $8,000,000 and (y) the ground lessor’s estimate of the value of its interest in the Beverly Connection II Parcel (the “Estimated Value”), and (b) 50% of the amount by which the Estimated Value exceeds $11,000,000; provided that such 50% figure is increased by 1.5% annually for each full calendar year after December 31, 2052 (the “Ground Lessor’s Proportionate Share”) or (ii) sell its leasehold interest in Beverly Connection II Parcel for a price equal to the Estimated Value, reduced by the Ground Lessor’s Proportionate Share.  In the event the ground lessor chooses to exercise this “buy/sell” option, the borrower has 30 days to either (a) pay the ground lessor an amount equal to the difference, in “1986 dollars” between the average rent payable over the preceding three lease years and $650,000 or (b) elect, by written notice to the ground lessor, either (1) to purchase the ground lessor’s interest in the Beverly Connection II Parcel, subject to the ground lease, or (2) to sell its leasehold interest in the Beverly Connection II Parcel, subject to the ground lease.  In the event the borrower elects to sell its leasehold interest in the Beverly Connection II Parcel, the borrower is permitted to obtain a release of this parcel in connection with such a sale, provided the following conditions, among others, are satisfied: (i) prepayment of the mezzanine loan in an amount which, when applied to reduce the outstanding balance of the mezzanine loan, will result in an aggregate debt yield of at least 6.5%, an aggregate debt service coverage ratio of at least 1.25x and an aggregate loan-to-value ratio of not greater than 75% (in each case, based on the Beverly Connection Loan Combination, together with the mezzanine debt) and (ii) partial defeasance in an amount equal to the greater of (A) the net sales proceeds from the sale of the leasehold interest pursuant to the buy/sell provision in the Beverly Connection II Parcel, (B) 125% of the leasehold allocated loan amount of $31,500,000 and (C) the amount which, if applied to reduce the principal balance of the Beverly Connection Loan Combination, would result in a mortgage-only debt yield of at least 7.25%, a mortgage-only debt service coverage ratio of at least 1.40x and a loan-to-value ratio of not greater than 70%; provided that in the event the release is required prior to the expiration of the defeasance lockout period, the borrower will be required to prepay such amount that would have been defeased in connection with a defeasance (as described above), plus the payment of the applicable yield maintenance premium.  In addition, in connection with such release, the lender may require the borrower to prepay (instead of defease) a portion of one or more of the notes, in the amount that would have been defeased in connection with a partial defeasance plus the payment of the applicable yield maintenance premium.  See also “Risk Factors—Risks Related to the Mortgage Loans—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in this free writing prospectus.

Addition of Real Property to the Mortgaged Property.  Certain of the Mortgage Loans provide for the addition of real property to the Mortgaged Property.  For example:

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Gateway Center Phase II, which secures a mortgage loan representing approximately 10.1% of the outstanding pool balance as of the cut-off date, the borrower has the right to purchase the JC Penney parcel in the event JC Penney, the largest tenant occupying approximately 20.6% of the net rentable area at the mortgaged property under a lease with an expiration date of September 26, 2034, discontinues its operations for more than 365 consecutive days (the “Dark Period”), and (i) the tenant does not, during the Dark Period, provide notice to the borrower that it intends to open, (or cause to be opened) a commercial operation at the leased premises within 1 year following the expiration of the Dark Period or (ii) having sent such notice, such the tenant does not actually commence operations.  The purchase price will be an amount approximately equal  to the fair market value of the tenant’s leasehold interest plus the fair market value of the improvements or construction costs, plus the unamortized balance of the tenant’s prepaid rent.

●
In the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as U-Haul Pool 3, which secures a Mortgage Loan representing approximately 2.5% of the Initial Outstanding Pool Balance, the related borrowers may acquire properties adjacent to an existing mortgaged property for expansion purposes, provided that, among other conditions, the borrowers provide the lender with a clean environmental report, updated title and survey, evidence that the to be acquired property (i) is insured in accordance with the loan documents and (ii) was acquired for cash (i.e. without the incurrence of any debt).  In addition, the borrower is required to take all actions necessary to encumber the newly acquired property by the lien of the mortgage on the related mortgaged property. In addition, a related borrower may enter into operating leases with respect to storage facilities that may be acquired by an affiliate of the borrowers in the vicinity of an existing mortgaged property, provided that, among other conditions: (i) such facility is operated as a remote, unstaffed facility related to an existing mortgaged property, (ii) the borrowers deliver a clean environmental report, a current survey and evidence that the property is insured in accordance with the loan documents and (iii) the related borrower and affiliate enter into an operating lease which provides that (a) in the event that the debt service coverage ratio for the loan is less than 1.30x, any rent, taxes and insurance due by the borrowers under the operating lease will be abated and (b) if the lender forecloses or accepts a deed-in-lieu of foreclosure on the related mortgaged property, the lender will have the option to terminate the operating lease.

Escrows.  Certain (but not all) of the Mortgage Loans provide for monthly escrows to cover property taxes, insurance premiums, ground lease payments and ongoing capital replacements.  For information regarding certain escrows, see Annex A-1 to this free writing prospectus.  In general, no escrow for real estate taxes, ground rents or insurance premiums would be required for any portion of a Mortgaged Property to the extent that a tenant or ground tenant has agreed to pay the real estate taxes and (if applicable) ground rents on, and either self-insure or maintain insurance coverage with respect to, the related Mortgaged Property.  In addition, in certain cases such escrows are not required to be paid by the borrower, provided the borrower satisfies certain conditions and/or is not in default under the related Mortgage Loan Documents.  Additionally, in certain cases, the borrower may be permitted to provide a letter of credit in lieu of funding an escrow.

Other Financing.

The applicable Mortgage Loan Sellers have informed the Depositor that they are aware of the following existing or future permitted indebtedness secured by a Mortgaged Property that also secures a Mortgage Loan:

●
In the case of the Gateway Center Phase II Mortgage Loan, representing approximately 10.1% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures the Gateway Center Phase II Companion Loans.  See “Description of the Mortgage Pool—Loan Combinations—The Gateway Center Phase II Loan Combination” in this free writing prospectus.

●
In the case of the Harwood Center Mortgage Loan, representing approximately 5.1% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures the Harwood Center Companion Loan.  See “Description of the Mortgage Pool—Loan Combinations—The Harwood Center Loan Combination” in this free writing prospectus.

●
In the case of the 80 and 90 Maiden Lane Mortgage Loan, representing approximately 4.7% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures the 80 and 90 Maiden Lane Companion Loan.  See “Description of the Mortgage Pool—Loan Combinations—The 80 and 90 Maiden Lane Loan Combination” in this free writing prospectus.

●
In the case of the Beverly Connection Mortgage Loan, representing approximately 3.7% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures the Beverly Connection Companion Loans.  See “Description of the Mortgage Pool—Loan Combinations—The Beverly Connection Loan Combination” in this free writing prospectus.

●
In the case of the Myrtle Beach Marriott Resort & Spa Mortgage Loan, representing approximately 2.5% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures the Myrtle Beach Marriott Resort & Spa Companion Loans.  See “Description of the Mortgage Pool—Loan Combinations—The Myrtle Beach Marriott Resort & Spa Loan Combination” in this free writing prospectus.

The Mortgage Loans generally prohibit the related borrower from incurring secured or unsecured indebtedness, other than trade payables and other debt incurred in the ordinary course of business, including for furniture, fixtures and equipment; however, certain Mortgage Loans permit unsecured indebtedness as follows:

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Aloft Hotel Brickell, which secures a mortgage loan representing approximately 1.4% of the outstanding pool balance as of the cut-off date, the borrower is jointly and severally liable with the affiliated property manager under a key money note (the “Key Note”) with an original balance of $850,000 that is due to the franchisor in connection with the hotel franchise agreement.  Under the Key Note, the principal automatically amortizes in equal monthly installments without payment over a period of 20 years. Prior to the occurrence of an event of default under the franchise agreement, no interest accrues.  Upon the occurrence of an event of default under the franchise agreement, the Key Note begins to accrue interest at 18% and the franchisor has the right to accelerate the debt.  If the hotel franchise agreement is terminated any time before June 1, 2033, the borrower and the affiliated property manager are obligated under the Key Note to pay an amount equal to $850,000 multiplied by a fraction where (i) the numerator is the number of months from the termination date until June 1, 2033 and (ii) the denominator is the number of months in the amortization period, plus accrued interest, if any.  If the hotel franchise agreement is terminated in accordance with a termination right that may be exercised effective on June 1, 2023 (the “Ten Year Option”), the borrower is obligated to pay $425,000 for the unamortized portion of the principal (with no payment of interest).  The lender is required to assume any obligations under the Key Note in the event the lender forecloses on the mortgaged property and enters into a new franchise agreement with the franchisor, provided that the lender will not be obligated to pay $425,000 in the event the franchisor exercises the Ten Year Option.

In addition, the direct or indirect parents of certain borrowers may have material indebtedness that is not secured by the mortgaged property, in addition to trade payables and other debt incurred in the ordinary course of business, including for furniture, fixtures and equipment.  For example, in the case of the Gateway Center Phase II Mortgage Loan, representing approximately 10.1% of the outstanding pool balance as of the cut-off date, in order to preserve certain tax credits allocated in connection with the development of the Mortgaged Property, an affiliate of the sponsor, Gateway Leverage Lender, LLC, made loans to (a) Gateway USBDCE Investment Fund, LLC, a 99.99% member in USBCDE Sub-CDE 83, LLC (“USB CDE”), itself a 0.13% member in Gateway Center Properties Phase II, LLC (“Borrower Member”), the sole member of the borrower and borrower’s predecessor-in-interest as owner of the Gateway Center Phase II Property, and (b) Gateway Related Investment Fund, LLC, a 99.99% member in RCDG Sub-CDE III, LLC (“Related CDE”), itself a 0.63% member in Borrower Member, in an aggregate amount equal to $30,501,077. At the same time, the Borrower Member obtained loans from Related CDE and USB CDE in an aggregate amount equal to $30,501,077.  See “Annex B—Description of the Top 20 Mortgage Loans–Gateway Center Phase II” to this free writing prospectus.”

The Mortgage Loan Documents generally prohibit the pledge or transfer of the related Mortgaged Property or the controlling ownership interests in the related borrower above certain percentage thresholds without lender consent (which, in some cases, may not be unreasonably withheld), other than certain specified transfers, including but not limited to:

●	transfers related to family and estate planning,

●	transfers related to the death or physical or mental disability of an equity holder,

●	transfers of a passive interest or less than a controlling interest in the borrower,

●
transfers to borrower affiliates or to other existing members, partners, shareholders or other equity holders in the borrower and their respective affiliates and/or family members, as applicable, or between holders of tenant-in-common interests in the Mortgaged Property,

●	transfers in connection with mergers, consolidations and similar transactions involving affiliated companies,

●	transfers (including mergers, consolidations and similar transactions) involving publicly traded entities,

●	transfers of stock listed on a nationally recognized stock exchange,

●	transfers among affiliated borrowers with respect to any multi-property Mortgage Loans,

●	transfers which consolidate tenant-in-common ownership into one or more surviving tenant-in-common borrowers,

●	transfers of tenant-in-common interests to third parties, subject in some cases to lender approval if such transfers are in excess of specified thresholds,

●	transfers to a pre-approved person or entity or an entity controlled by a pre-approved person or entity,

●
transfers to any person or entity so long as certain specified persons or entities, or persons or entities satisfying specified criteria, remain in control or acquire control of the day-to-day operations of the borrower,

●
transfers to certain qualifying entities, which entities generally are required to satisfy, or be under the control of other entities that satisfy, specified criteria, such as net worth and/or experience related tests and satisfy conditions specified in the Mortgage Loan Documents but for which lender consent may not be required,

●	transfers related to the foreclosure of existing or permitted mezzanine debt,

●	transfers as to which a No Downgrade Confirmation is obtained, or

●
other transfers customarily acceptable to prudent commercial, multifamily and manufactured housing community mortgage lending institutions with respect to comparable property and transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan Documents.

Also, to the extent Mortgage Loan Documents permit mezzanine debt or to the extent a non-controlling equity holder in the borrower is entitled to a preferred return on its investment, under certain circumstances, a transfer of a controlling interest in the borrower to the holder of the mezzanine debt or the preferred equity holder may occur without lender consent and such transfer would not trigger the “due-on-sale” provision in the related Mortgage Loan Documents.

In addition, in the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Harwood Center, which secures a mortgage loan representing approximately 5.1% of the outstanding pool balance as of the cut-off date, borrower has requested the lender’s consent in connection with a proposed transfer of a 25% indirect interest in the borrower, which proposed transfer includes, without limitation, a preferred investment in the amount of $6,500,000 with a required monthly payment of a 9.5% current preferred return and a mandatory redemption date occurring in September 2024.  Such request is pending review of the COMM 2014-UBS5 master servicer.

Certain Mortgage Loans permit the borrower’s parent to pledge direct or indirect ownership interests in the borrower in connection with corporate financing arrangements, provided that such financing is also secured by a significant number of assets other than such ownership interests in the borrower.

The Mortgage Loan Sellers have notified the Depositor that they are aware of the following existing mezzanine debt:
Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Inter- creditor Agreement	Total Debt Cut- off Date LTV	Total Debt U/W NCF DSCR	Total Debt U/W NOI Debt Yield
Beverly Connection(1)	$43,750,000	3.7%	$21,000,000	8.5000%	8/6/2024	Yes	88.8%	1.00x	5.6%
CSRA MOB Portfolio II	$13,830,000	1.2%	$1,725,000	14.0000%	10/6/2024	Yes	78.6%	1.10x	8.6%

(1)	The Mortgage Loan documents permit the existing mezzanine loan to be refinanced or a new subordinate mezzanine loan to be created as described below.

Each mezzanine loan related to the above described Mortgage Loans is generally subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative rights and priorities between the holders of the related Mortgage Loan and the related mezzanine loan.  The intercreditor agreements generally provide, among other things, that (a) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (b) upon the occurrence of an event of default under the related Mortgage Loan beyond any applicable notice and cure period provided for in the applicable intercreditor agreement, the related Mortgage Loan lender will be entitled to receive all payments that are due or that will become due under the related Mortgage Loan from funds that are derived from the mortgaged property before the related mezzanine lender will be permitted to receive payments under the related mezzanine loan from funds that are derived from the mortgaged property (however, in some cases, the mezzanine loan may be prepaid while the subject mortgage loan remains outstanding and/or the mezzanine lender will be permitted to receive payments from funds distributed to the related mezzanine loan borrower to the extent such distribution was not in violation of the related Mortgage Loan Documents), (c) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, (d) upon the occurrence of an event of default under the related mezzanine loan documents, subject to certain conditions, the related mezzanine loan lender may foreclose upon the pledged equity interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (e) if an event of default occurs under the related Mortgage Loan, the related Mortgage Loan is accelerated, an enforcement action has been commenced and is continuing under the related Mortgage Loan, a bankruptcy proceeding has been commenced against the Mortgage Loan borrower, or the related Mortgage Loan becomes a specially serviced loan as a result of certain events of default under the related Mortgage Loan, then the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and certain other amounts due thereon, plus any protective advances made by the related Mortgage Loan lender or its servicer and any interest thereon or on any monthly debt service advances, but generally excluding any late charges, default interest, exit fees, spread maintenance or yield maintenance charges and prepayment premiums, and (f) an event of default under the Mortgage Loan will trigger an event of default under the mezzanine loan.  The holder of each mezzanine loan also has consent rights over certain modifications of the related Mortgage Loan prior to an event of default under the related Mortgage Loan and certain limited consent rights over modifications of the related Mortgage Loan entered into in connection with a workout following an event of default under the related Mortgage Loan.  The holder of each mezzanine loan may also have certain consent rights with respect to annual budgets, leases and alterations with respect to the related Mortgaged Property, the replacement of the property manager for the Mortgaged Property transfers and pledges of the Mortgage Loan to non-qualified entities.  In addition, the Mortgage Loan lender may be prohibited under the intercreditor agreement from accepting a deed-in-lieu of foreclosure from the borrower until it has provided the mezzanine lender with prior written notice of such intention and given the mezzanine lender the opportunity to purchase the Mortgage Loan for a specified period of time prior to acceptance of such deed at the purchase price set forth in the immediately preceding clause (e).  Upon completion of a foreclosure of a mezzanine loan, the non-recourse carveout guarantor for the related Mortgage Loan may be released from liability under its related guaranty.

With respect to the Mortgage Loans listed in the chart below, the related Mortgage Loan Sellers have informed us that the direct and/or indirect equity owners of the borrower are permitted to pledge their interest in the related borrower as security for a mezzanine loan, subject to the satisfaction of conditions contained in the related Mortgage Loan Documents, including, among other things, a combined maximum loan-to-value ratio and a combined minimum debt service coverage ratio and, in certain cases, minimum combined debt yield as listed below:
Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Debt Yield
Gateway Center Phase II(1)	$120,000,000	10.1%	Yes	1.27x	66.5%	NAP
Harwood Center	$ 60,000,000	5.1%	Yes	1.10x	85.0%	NAP
Beverly Connection(2)	$ 43,750,000	3.7%	Yes	1.20x	80.0%	6.50%
Weber Industrial Portfolio(3)	$ 26,500,000	2.2%	Yes	1.35x	67.0%	NAP
Two Park Central	$ 18,450,000	1.6%	Yes	1.30x	75.0%	9.00%
Brafferton Shopping Center	$ 17,200,000	1.5%	Yes	1.81x	70.0%	10.62%
Van Ness Mixed Use(4)	$ 8,000,000	0.7%	Yes	1.34x	71.4%	7.90%
Hampton Inn St. Petersburg	$ 7,459,425	0.6%	Yes	1.50x	80.0%	11.00%
Springhill Suites Bolingbrook	$ 7,000,000	0.6%	Yes	1.40x	70.0%	11.00%
Groves at Fountain Park	$ 4,600,000	0.4%	Yes	1.20x	85.0%	NAP

(1)
The principal amount of the mezzanine loan cannot exceed the lesser of (x) $50,000,000 and (y) the amount that would result in the Combined Minimum DSCR and Combined Maximum LTV as set forth above.  In addition, a mezzanine loan is not permitted until after the third anniversary of the Mortgage Loan.

(2)
The Mortgage Loan documents permit (i) the existing mezzanine loan (described above) to be refinanced or (ii) the creation of a new subordinate mezzanine loan, in each case, in connection with the borrower’s acquisition of the fee interest underlying the ground lease for a portion of the Mortgaged Property, provided that the principal amount of such refinanced mortgage loan or subordinate mezzanine loan does not exceed the lesser of (x) 30% of the purchase price under the ground lease and (y) the amount that satisfies the Combined Minimum DSCR, Combined Maximum LTV and Combined Debt Yield as set forth above.

(3)	A mezzanine loan is not permitted until after 60 days following the Closing Date.
(4)
A one-time mezzanine loan is permitted, subject to a maximum principal amount of $1,200,000, and provided that the managing member of the borrower’s equity interests may not be pledged as collateral for such mezzanine loan.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above.  The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan Documents.  Except as disclosed under this “—Other Financing” subsection, we are not aware of any other mezzanine debt affecting borrowers under the Mortgage Loans that we intend to include in the Issuing Entity.

Certain risks relating to additional debt are described in “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Additional Debt” in this free writing prospectus.

Performance Escrows and Letters of Credit.  In connection with the origination of certain Mortgage Loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage or occupancy-related levels.  The related Mortgage Loan Documents generally provide that such funds will be released to the related borrower upon the satisfaction of certain conditions and the Special Servicer will in some cases be entitled to review the determination by the Master Servicer that such conditions have or have not been satisfied.  Additionally, such Mortgage Loans may permit that such funds be applied to reduce the principal balance of the related Mortgage Loan if such conditions are not met or to fund shortfalls in debt service.  This will have the same effect on the Certificates as a partial prepayment of such Mortgage

Loan.  For additional information, see Annex A-1 to this free writing prospectus.  See also “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” in this free writing prospectus.  If such conditions are not satisfied and the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, generally, the Master Servicer will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related Mortgage Loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard.  If such funds are applied to reduce the principal balance of the Mortgage Loan, the Issuing Entity would experience an early prepayment that may adversely affect the yield to maturity on your Certificates.  In some cases, the related Mortgage Loan Documents do not require payment of a yield maintenance charge or prepayment premium in connection with such prepayment.  In addition, certain other Mortgage Loans have performance escrows or letters of credit, however, these Mortgage Loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related Mortgage Loan unless there is an event of default.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions.  The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses that, in each case, generally permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property (other than as permitted in the Mortgage Loan Documents) without the consent of the lender (which, in some cases, may not be unreasonably withheld).  See “—Other Financing” above for a discussion of certain permitted transfers and encumbrances of a Mortgaged Property or an interest in a borrower.  The Pooling and Servicing Agreement requires the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans, but subject to the rights of the Directing Holder and after consultation with the Operating Advisor to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus), to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.  Certain of the Mortgage Loans provide that the lender may condition an assumption of the Mortgage Loan on the receipt of an assumption fee, which in some cases may be up to one percent (or larger) of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption.  The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Mortgage Loans Subject to Government Assistance Programs.  Certain of the Mortgage Loans may be secured now or in the future by Mortgaged Properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Code in respect of various units within the Mortgaged Property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development.  The Depositor gives no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan.  For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Multifamily Properties Have Special Risks” in this free writing prospectus.  For example:

●
In the case of the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as ART Florida MF Portfolio IV, which secures a Mortgage Loan representing approximately 1.8% of the Initial Outstanding Pool Balance, approximately 35% of the units at the Old Archer Court Mortgaged Property are currently occupied by tenants that rely on rent subsidies under the Section 8 housing choice voucher rental assistance program as part of the HUD-Veterans Affairs Supportive Housing program.

●
In the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Crestmont Apartments, which secures a Mortgage Loan representing approximately 0.5% of the Initial Outstanding Pool Balance, approximately 9% of the units at the Mortgaged Property rely on rent subsidies under the Section 8 tenant based assistance program of the U.S. Department of Housing and Urban Development.

●
In the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Marquis Pointe, which secures a Mortgage Loan representing approximately 0.4% of the Initial Outstanding Pool Balance, a portion of the units rely on rent subsidies under the Section 8 tenant based assistance under the housing choice voucher program of the U.S. Department of Housing and Urban Development.  The Mortgage Loan documents provide that base rent payable for leases entered into in connection with such program cannot exceed 5% of the gross income of the Mortgaged Property.

Delinquency.  As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date.

Borrower Concentrations. Three (3) groups of Mortgage Loans have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the 3 largest groups representing approximately 4.2%, 1.9%, and 1.5%, respectively, of the Initial Outstanding Pool Balance.  See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Borrower Concentration” in this free writing prospectus.

Single-Tenant Mortgaged Properties.  Twenty-one (21) Mortgaged Properties, representing approximately 10.4% of the Initial Outstanding Pool Balance by Allocated Loan Amount (excluding any leased fee property as to which the land, but not the improvements (not collateral), are ground leased to a single tenant), are 100.0% leased to a single tenant.  Each of those Mortgaged Properties is generally subject to a single space lease, which in some cases has a primary lease term that expires on or after the maturity date of the related Mortgage Loan, but in other cases does not.  See Annex A-1 to this free writing prospectus for Mortgage Loan maturity dates and the lease expiration dates.  In addition, certain of these leases may have termination options that are prior to the maturity date of the related Mortgage Loan.

Geographic Location.  The Mortgaged Properties are located throughout 26 states and the District of Columbia, with the largest concentration by Initial Outstanding Pool Balance located in Florida.  See “Mortgaged Properties by State and/or Location” in Annex A-2 to this free writing prospectus and “Summary—The Mortgage Pool—Characteristics of The Mortgage Pool—Property Locations” in this free writing prospectus for a table setting forth information about the jurisdictions with the greatest concentrations of Mortgaged Properties.

Loan Purpose.  Forty (40) of the Mortgage Loans, representing approximately 65.9% of the Initial Outstanding Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan. Twenty-two (22) of the Mortgage Loans, representing approximately 27.2% of the Initial Outstanding Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.  One (1) Mortgage Loan, representing approximately 4.7% of the Initial Outstanding Pool Balance, was originated in connection with the borrower’s recapitalization.  One (1) Mortgage Loan, representing approximately 2.2% of the Initial Outstanding Pool Balance, was originated in connection with the borrower’s refinance of certain of the Mortgaged Properties within the related portfolio and acquisition of certain of the Mortgaged Properties within the related portfolio.  In several cases, the refinancing of a Mortgaged Property with a Mortgage Loan resulted in cash being paid to the related borrower to the extent that the related Mortgage Loan exceeded the amount of the prior loan, refinancing costs and required reserves and escrows.

Loans Underwritten Based on Projections.  Fourteen (14) of the Mortgaged Properties, representing approximately 12.8% of the Initial Outstanding Pool Balance (by Allocated Loan Amount), (i) construction or major renovation was completed within 12 calendar months prior to the Cut-off Date and the related Mortgaged Property has no prior operating history or (ii) the borrower or an affiliate acquired such Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related Mortgage Loan Seller with historical financial information for such acquired property.

Modified Loans.  As of the Cut-off Date, none of the Mortgage Loans were modified due to a delinquency or impending delinquency.

Delaware Statutory Trusts May Hinder Recovery

With respect to the mortgage loan identified on Annex A-1 to this free writing prospectus as CSRA MOB Portfolio II, representing 1.2% of the initial outstanding pool balance, the related borrower is a Delaware statutory trust.  A Delaware statutory trust is restricted in its ability to actively operate a property.  Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee for the related borrower.  The master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents.  In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

Changes in Mortgage Pool Characteristics

The description in this free writing prospectus, including Annex A-1 and Annex A-2 to this free writing prospectus, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date.  Prior to the issuance of the Certificates, a Mortgage Loan may be removed from inclusion in the securitization transaction described in this free writing prospectus if the Depositor deems such removal necessary or appropriate or if it is prepaid.  This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this free writing prospectus.

A Current Report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the SEC.  In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K, and, if such removal or any other event results in any material pool characteristic of the actual Mortgage Pool differing by 5% or more (other than by reason of the mortgage loans converting into cash in accordance with their terms) from the description of the Mortgage Pool in the final prospectus supplement filed with the SEC, such Form 8-K will be filed no later than four business days after the initial issuance of the Offered Certificates.  Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

DESCRIPTION OF THE OFFERED CERTIFICATES
General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of the following classes (each, a “Class”) to be designated as (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G and Class H Certificates (collectively, the “Regular Certificates”), (ii) the Class A-M, Class B, Class PEZ and Class C Certificates (collectively, the “Exchangeable Certificates”), (iii) the Class V Certificates and (iv) the Class R and Class LR Certificates (collectively, the “Residual Certificates” and, together with the Regular Certificates and the Class V Certificates and the Exchangeable Certificates, the “Certificates”).  Only the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class PEZ and Class C Certificates (the “Offered Certificates”) are offered hereby.  The Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class H, Class V, Class R and Class LR Certificates (the “Private Certificates”) are not offered hereby.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of, among other things:  (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date (excluding the CCRE Strip); (ii) the Issuing Entity’s interest in any Mortgaged Property acquired on behalf of the Issuing Entity and, if applicable, the holders of the

Companion Loans, through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an “REO Property” and any such property serviced by the Special Servicer pursuant to the Pooling and Servicing Agreement, a “Serviced REO Property”); (iii) the Collection Account (or any custodial account in respect of a Serviced Companion Loan), the Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account and any account established in connection with REO Properties (an “REO Account”); (iv) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties, to the extent of the Issuing Entity’s interests therein; (v) the Depositor’s rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (vi) the Interest Deposit Amount (net of an amount accrued at the Administrative Fee Rate) and (vii) all of the lender’s right, title and interest in the Reserve Accounts and lock box accounts, in each case, to the extent of the Issuing Entity’s interests therein.

Upon initial issuance, the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (collectively, the “Sequential Pay Certificates”, and each, a “Sequential Pay Certificate”) and the Class PEZ Certificates will have the following aggregate principal balances (each, a “Certificate Balance”), in each case, subject to a variance of plus or minus 5.0%:

Class	Initial Certificate Balance		Approximate Percentage of Initial Certificate Balance	Approximate Initial Credit Support
Offered Certificates
A-1	$57,053,000		4.824%	30.000	%(1)
A-2	$99,016,000		8.373%	30.000	%(1)
A-SB	$79,067,000		6.686%	30.000	%(1)
A-3	$275,000,000		23.254%	30.000	%(1)
A-4	$317,679,000		26.863%	30.000	%(1)
A-M(2)	$63,564,000	(3)	5.375%	24.625%
B(2)	$57,652,000	(3)	4.875%	19.750%
PEZ(2)	$199,563,000	(3)	16.875%	13.125	%(1)
C(2)	$78,347,000	(3)	6.625%	13.125	%(1)
Non-Offered Certificates(4)
D	$60,608,000		5.125%	8.000%
E	$26,608,000		2.250%	5.750%
F	$11,826,000		1.000%	4.750%
G	$17,739,000		1.500%	3.250%
H	$38,434,627		3.250%	0.000%

(1)
Represents the approximate initial credit support for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, in the aggregate.  The initial subordination levels for the Class C and Class PEZ Certificates are equal to the subordination level of the underlying Class C Trust Component, which will have an initial outstanding balance on the Closing Date of $78,347,000.

(2)
Up to the full Certificate Balance of the Class A-M, Class B and Class C Certificates may be exchanged for Class PEZ Certificates, and Class PEZ Certificates may be exchanged for up to the full Certificate Balance of the Class A-M, Class B and Class C Certificates, in each case, only in the proportions and the manner described under “—Exchanges of Exchangeable Certificates” in this free writing prospectus.

(3)
On the Closing Date, the Issuing Entity will issue the Class A-M, Class B and Class C Trust Components, which will have outstanding principal balances (which principal balances are referred to in this free writing prospectus as “Certificate Balances”) on the Closing Date of $63,654,000, $57,652,000 and $78,347,000, respectively. The Exchangeable Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such Trust Components.  Each Class of the Class A-M, Class B and Class C Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-M, Class B and Class C Trust Components, respectively.  The Class PEZ Certificates will, at all times, represent a beneficial interest in the remaining percentages of the outstanding principal balances of the Class A-M, Class B and Class C Trust Components.  Following any exchange of Class A-M, Class B and Class C Certificates for Class PEZ Certificates or any exchange of Class PEZ Certificates for Class A-M, Class B and Class C Certificates as described herein, the percentage interest of the outstanding principal balances of the Class A-M, Class B and Class C Trust Components that is represented by the Class A-M, Class B, Class PEZ and Class C Certificates will be increased or decreased accordingly.  The initial Certificate Balance of each of the Class A-M, Class B and Class C Certificates represents the Certificate Balance of such Class without giving effect to any exchange.  The initial Certificate Balance of the Class PEZ Certificates is equal to the aggregate of the initial Certificate Balances of the Class A-M, Class B and Class C Certificates, representing the maximum Certificate Balance of the Class PEZ Certificates that could be issued in an exchange.  The Certificate Balances of the Class A-M, Class B and Class C Certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the Certificate Balance of the Class PEZ Certificates issued on the Closing Date.

(4)	The Classes of Certificates set forth below (the “Non-Offered Certificates”) in the table are not offered by this free writing prospectus.

The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G Certificates will each have a notional balance (the “Notional Balance”), which is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

The Notional Balance of the Class X-A Certificates will equal the aggregate Certificate Balances of each of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and the Class A-M Trust Component outstanding from time to time.  In general, the Certificate Balance of each such Class of Certificates or such Trust Component will constitute a separate component of the Notional Balance of the Class X-A Certificates.  The total initial Notional Balance of the Class X-A Certificates will be approximately $891,379,000.

The Notional Balance of the Class X-B Certificates will equal the aggregate Certificate Balances of the Class B and Class C Trust Components outstanding from time to time.  In general, the Certificate Balance of each such Trust Component will constitute a separate component of the Notional Balance of the Class X-B Certificates.  The total initial Notional Balance of the Class X-B Certificates will be approximately $135,999,000.

The Notional Balance of the Class X-C Certificates will equal the Certificate Balance of the Class D Certificates outstanding from time to time.  In general, the Certificate Balance of such Class of Certificates will constitute the component of the Notional Balance of the Class X-C Certificates.  The total initial Notional Balance of the Class X-C Certificates will be approximately $60,608,000.

The Notional Balance of the Class X-D Certificates will equal the Certificate Balance of the Class E Certificates outstanding from time to time.  In general, the Certificate Balance of such Class of Certificates will constitute the component of the Notional Balance of the Class X-D Certificates.  The total initial Notional Balance of the Class X-D Certificates will be approximately $26,608,000.

The Notional Balance of the Class X-E Certificates will equal the Certificate Balance of the Class F Certificates outstanding from time to time.  In general, the Certificate Balance of such Class of Certificates will constitute the component of the Notional Balance of the Class X-E Certificates.  The total initial Notional Balance of the Class X-E Certificates will be approximately $11,826,000.

The Notional Balance of the Class X-F Certificates will equal the Certificate Balance of the Class G Certificates outstanding from time to time.  In general, the Certificate Balance of such Class of Certificates will constitute the component of the Notional Balance of the Class X-F Certificates.  The total initial Notional Balance of the Class X-F Certificates will be approximately $17,739,000.

The Notional Balance of the Class X-G Certificates will equal the Certificate Balance of the Class H Certificates outstanding from time to time.  In general, the Certificate Balance of such Class of Certificates will constitute the component of the Notional Balance of the Class X-G Certificates.  The total initial Notional Balance of the Class X-G Certificates will be approximately $38,434,627.

The initial Certificate Balances of the Class A-M, Class B and Class C Certificates represent the Certificate Balances of such Classes without regard to any exchanges of Exchangeable Certificates for Class PEZ Certificates.  The initial Certificate Balance of the Class PEZ Certificates represents the maximum Certificate Balance of the Class PEZ Certificates that could be issued in an exchange.  As discussed in this free writing prospectus, the Class PEZ Certificates will only receive distributions of principal and interest that are distributable to the percentage interests in the Class A-M, Class B and Class C Trust Components represented by the Class PEZ Certificates.  See “—Distributions” in this free writing prospectus.

The Class V, Class R and Class LR Certificates will not have Certificate Balances or Notional Balances.

The Certificate Balance of any Class of Sequential Pay Certificates or Trust Component outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans in the Mortgage Pool and the other assets in the Mortgage Pool; provided, however, that in the event that Realized Losses previously allocated to a Class of Sequential Pay Certificates or Trust Component in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance thereof to zero, such Class of Sequential Pay Certificates or Trust Component may receive distributions in respect of such recoveries in accordance with the priorities set forth under “—Distributions—Payment Priorities” below.

The respective Certificate Balance of each Class of Sequential Pay Certificates and Trust Component will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates or Trust Component.

The Notional Balance of the Class X-A Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and the Class A-M Trust Component.  The Notional Balance of the Class X-B Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balances of the Class B and Class C Trust Components.  The Notional Balance of the Class X-C Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class D Certificates.  The Notional Balance of the Class X-D Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class E Certificates.  The Notional Balance of the Class X-E Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class F Certificates.  The Notional Balance of the Class X-F Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class G Certificates.  The Notional Balance of the Class X-G Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class H Certificates.

The “Class A-M Percentage Interest” means, the quotient of the Certificate Balance of the Class A-M Certificates divided by the Certificate Balance of the Class A-M Trust Component.  As of the Closing Date, the Class A-M Percentage Interest is expected to be      %.

“Class A-M Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC designated as “REMIC Regular Interest A-M,” with an initial Pass-Through Rate equal to      %.  The Class A-M Certificates will represent beneficial ownership of the Class A-M Percentage Interest of the Class A-M Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class A-M-PEZ Percentage Interest of the Class A-M Trust Component.  The Class A-M Trust Component will be held in the Grantor Trust.

The “Class A-M-PEZ Percentage Interest” means 100.0% minus the Class A-M Percentage Interest.  As of the Closing Date, the Class A-M-PEZ Percentage Interest is expected to be      %.

The “Class B Percentage Interest” means, the quotient of the Certificate Balance of the Class B Certificates divided by the Certificate Balance of the Class B Trust Component.  As of the Closing Date, the Class B Percentage Interest is expected to be      %.

“Class B Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC designated as “REMIC Regular Interest B,” with an initial Pass-Through Rate equal to      %.  The Class B Certificates will represent beneficial ownership of the Class B Percentage Interest of the Class B Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class B-PEZ Percentage Interest of the Class B Trust Component.  The Class B Trust Component will be held in the Grantor Trust.

The “Class B-PEZ Percentage Interest” means 100.0% minus the Class B Percentage Interest.  As of the Closing Date, the Class B-PEZ Percentage Interest is expected to be      %.

The “Class C Percentage Interest” means, the quotient of the Certificate Balance of the Class C Certificates divided by the Certificate Balance of the Class C Trust Component.  As of the Closing Date, the Class C Percentage Interest is expected to be      %.

“Class C Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC designated as “REMIC Regular Interest C,” with an initial Pass-Through Rate equal to      %.  The Class C

Certificates will represent beneficial ownership of the Class C Percentage Interest of the Class C Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class C-PEZ Percentage Interest of the Class C Trust Component.  The Class C Trust Component will be held in the Grantor Trust.

The “Class C-PEZ Percentage Interest” means 100.0% minus the Class C Percentage Interest.  As of the Closing Date, the Class C-PEZ Percentage Interest is expected to be      %.

 “Class PEZ Component” means any of the Class PEZ Component A-M, Class PEZ Component B or Class PEZ Component C.

“Class PEZ Component A-M” means the portion of the Class A-M Trust Component equal to the Class A-M-PEZ Percentage Interest of the Class A-M Trust Component.

“Class PEZ Component B” means the portion of the Class B Trust Component equal to the Class B-PEZ Percentage Interest of the Class B Trust Component.

“Class PEZ Component C” means the portion of the Class C Trust Component equal to the Class C-PEZ Percentage Interest of the Class C Trust Component.

“Trust Component” means any of the Class A-M Trust Component, Class B Trust Component or Class C Trust Component.

Exchanges of Exchangeable Certificates

Exchanges

Groups of Class A-M, Class B and Class C Certificates may be exchanged for Class PEZ Certificates and vice versa, in whole or in part, as described more fully below. This process may occur repeatedly.  However, exchanges will no longer be permitted following the date when the then-current Certificate Balance of the Class A-M Trust Component (and, correspondingly, the Class A-M Certificates and, to the extent evidencing an interest the Class A-M Trust Component, the Class PEZ Certificates) is reduced to zero as a result of the payment in full of all interest and principal thereon.

Following the Closing Date, Class A-M, Class B and Class C Certificates that collectively evidence  a uniform Tranche Percentage Interest in each Trust Component (such Certificates in the aggregate, an “Exchangeable Proportion”) may be exchangeable on the books of DTC for Class PEZ Certificates that represent the same Tranche Percentage Interest in each Trust Component as the Certificates to be surrendered, and any Class PEZ Certificates shall be exchangeable on the books of DTC for Class A-M, Class B and Class C Certificates that evidence the same Tranche Percentage Interest in each Trust Component as the Class PEZ Certificates to be surrendered.  For these purposes, the “Tranche Percentage Interest” of any Certificate in relation to a Trust Component is the ratio, expressed as a percentage, of (a) the Certificate Balance of that Certificate (or, in the case of a Class PEZ Certificate, the component thereof with the same letter designation as that Trust Component) to (b) the outstanding Certificate Balance of that Trust Component.

There will be no limitation on the number of exchanges authorized under the exchange provisions of the Pooling and Servicing Agreement.  In all cases, however, an exchange may not occur if the face amount of the Certificates to be received in the exchange would not represent an authorized denomination for the relevant Class as described under “—Delivery, Form and Denomination” in this free writing prospectus.  In addition, the Depositor will have the right to make or cause exchanges on the Closing Date pursuant to instructions delivered to the Certificate Administrator on the Closing Date.

The various amounts distributable on the Class PEZ Certificates on each Distribution Date in respect of Interest Accrual Amounts, Interest Shortfalls, Principal Distribution Amounts, reimbursements of Realized Losses, Yield Maintenance Charges and Excess Liquidation Proceeds allocated to any of the respective Tranche Percentage Interests in the Class A-M, Class B and Class C Trust Components represented by the Class PEZ Certificates will be so distributed in a single, aggregate distribution to the

Holders of the Class PEZ Certificates on such Distribution Date.  In addition, the Class PEZ Certificates will be allocated the aggregate amount of Realized Losses, Net Prepayment Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) corresponding to the Tranche Percentage Interests in the Class A-M, Class B and Class C Trust Components represented by the Class PEZ Certificates.  See “—Distributions” in this free writing prospectus.

For a discussion of the federal income tax consequences of the acquisition, ownership and disposition of the Class PEZ Certificates, see “Material Federal Income Tax Consequences—Taxation of the Exchangeable Certificates” in this free writing prospectus.

Procedures and Fees

If a Certificateholder wishes to exchange Class A-M, Class B and Class C Certificates for Class PEZ Certificates, or Class PEZ Certificates for Class A-M, Class B and Class C Certificates, such Certificateholder must notify the Certificate Administrator by e-mail at the e-mail address specified on the Certificate Administrator’s website no later than 3 business days prior to the proposed date of such exchange (the “Exchange Date”). The Exchange Date can be any business day other than the first or last business day of the month.  In addition, the Certificateholder must provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP numbers of the Exchangeable Certificates to be exchanged and received, the Certificate Balance of the Exchangeable Certificates to be exchanged, the Certificateholder’s DTC participant number and the proposed Exchange Date.  The Certificateholder and the Certificate Administrator will utilize the “deposit and withdrawal system” at DTC to effect the exchange.

The aggregate principal and interest entitlements of the Certificates received will equal the aggregate entitlements of principal and interest of the Certificates surrendered.  The notice of exchange will become irrevocable on the 2nd business day before the proposed Exchange Date.

The first distribution on an Exchangeable Certificate received pursuant to an exchange will be made in the month following the month of exchange to the Certificateholder of record as of the applicable Record Date for such Certificate.  Neither the Certificate Administrator nor the Depositor will have any obligation to ensure the availability of the applicable Certificates to accomplish any exchange.

Distributions

Method, Timing and Amount.  Distributions on the Certificates will be made on the fourth business day following the Determination Date in each month, commencing in November 2014 (each, a “Distribution Date”).  All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs (the “Record Date”).  Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Paying Agent with wiring instructions at least five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder.  The final distribution on any Offered Certificates will be made in like manner, but only upon presentment and surrender of such Certificate at the location specified in the notice to the holder of that Certificate of such final distribution.  All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.  The “Percentage Interest” evidenced by any Certificate (other than the Class V, Class R and Class LR Certificates) is equal to the initial Certificate Balance or Notional Balance thereof as of the Closing Date divided by the initial Certificate Balance or Notional Balance of the related Class and with respect to the Class V, Class R and Class LR Certificates is equal to the percentage interest set forth on the face of the Certificate.  For these purposes on any date of determination, the “initial certificate or notional balance” of any Exchangeable Certificate received in an exchange will be determined as if the Certificate were part of the related Class on the Closing Date, the “initial certificate or notional balance” of any Certificate surrendered in an exchange will be determined as if the Certificate were not part of the related Class on the Closing Date and the initial Certificate Balance or Notional Balance, as applicable, of the related Class of Exchangeable Certificates will be determined as if the Class consisted only of the Certificates composing the Class on that date of determination.

 The aggregate distribution to be made with respect to the Certificates on any Distribution Date will equal the Available Funds.  The “Available Funds” for any Distribution Date will be the sum of the following amounts (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any, but excluding Excess Liquidation Proceeds) received by or on behalf of the Master Servicer in the Collection Period relating to such Distribution Date; (ii) all P&I Advances made by the Master Servicer or the Trustee, as applicable, in respect of the Mortgage Loans as of such Distribution Date; (iii) all other amounts received by the Master Servicer in such Collection Period and required to be deposited in the Collection Account by the Master Servicer as described in this free writing prospectus under “The Pooling and Servicing Agreement—Accounts”; (iv) without duplication, any late Monthly Payments on or in respect of the Mortgage Loans received after the end of the Collection Period relating to such Distribution Date but prior to the close of business on the business day prior to the Master Servicer Remittance Date; (v) any amounts representing Prepayment Interest Shortfalls remitted by the Master Servicer to the appropriate Collection Account (as described under “—Prepayment Interest Shortfalls” below); (vi) with respect to the Initial Distribution Date, the Interest Deposit Amount (net of an amount accrued at the Administrative Fee Rate); and (vii)  for the Distribution Date occurring in each March of each calendar year (or February if the final Distribution Date occurs in such month), the Withheld Amounts then on deposit in the Interest Reserve Account as described under “The Pooling and Servicing Agreement—Accounts—Interest Reserve Account” below, but excluding the following (in no order of priority):

(a)   all amounts permitted to be used to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for previously unreimbursed Advances and Workout-Delayed Reimbursement Amounts with interest thereon as described in this free writing prospectus under “The Pooling and Servicing Agreement—Advances”;

(b)   the aggregate amount of the Servicing Fee, the Trustee/Certificate Administrator Fee, Operating Advisor Fee, any Operating Advisor Consulting Fees (to the extent that such fee is actually received from the related borrower), CREFC® License Fee, fees for primary servicing functions and the other servicing compensation (e.g., Net Prepayment Interest Excess, Net Default Interest, late payment fees (to the extent not applied to the reimbursement of interest on Advances and certain expenses, as provided in the Pooling and Servicing Agreement), Workout Fees, Liquidation Fees, assumption fees, Modification Fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees payable to the Master Servicer and the Special Servicer), Permitted Special Servicer/Affiliate Fees and the Special Servicing Fee (and other amounts payable to the Special Servicer as described in this free writing prospectus under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation”), together with interest on Advances to the extent provided in the Pooling and Servicing Agreement, and reinvestment earnings on payments received with respect to the Mortgage Loans (that the Master Servicer or the Special Servicer are entitled to receive as additional servicing compensation), in each case in respect of such Distribution Date;

(c)   all amounts representing scheduled Monthly Payments due after the related Due Date;

(d)   to the extent permitted by the Pooling and Servicing Agreement, that portion of net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee, Servicing Compensation, special servicing compensation, Trustee/Certificate Administrator Fee, CREFC® License Fee and Operating Advisor Fee, to which the Master Servicer, the Special Servicer, any subservicer, the Certificate Administrator, the Operating Advisor, CREFC® and/or the Trustee are entitled;

(e)   all amounts representing certain fees and expenses, including indemnity amounts, reimbursable or payable to the Master Servicer, the Special Servicer, the Certificate Administrator (in

all of its capacities under the Pooling and Servicing Agreement), the Operating Advisor, CREFC® or the Trustee (in all of its capacities under the Pooling and Servicing Agreement) and other amounts permitted to be retained or withdrawn by the Master Servicer pursuant to the Pooling and Servicing Agreement in respect of various items, including interest on Advances as provided in the Pooling and Servicing Agreement;

(f)   Prepayment Premiums and Yield Maintenance Charges;

(g)  any interest or investment income on funds on deposit in the Collection Account or any interest on permitted investments in which such funds may be invested;

(h)  all amounts received with respect to each Mortgage Loan previously replaced, purchased or repurchased from the Issuing Entity pursuant to the Pooling and Servicing Agreement or a Mortgage Loan Purchase Agreement during the related Collection Period and subsequent to the date as of which such Mortgage Loan was replaced, purchased or repurchased;

(i)   the amount reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on the Lower-Tier REMIC or the Upper-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement;

(j)   with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, in either case, unless such Distribution Date is the final Distribution Date, the Withheld Amounts to be deposited in the Interest Reserve Account in accordance with the Pooling and Servicing Agreement as described in this free writing prospectus under “The Pooling and Servicing Agreement—Accounts”;

(k)  Excess Interest; and

(l)   the CCRE Strip.

The “Monthly Payment” with respect to any Mortgage Loan or Serviced Loan Combination (other than any REO Loan) and any Due Date, is the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any balloon payment (but not excluding any constant Monthly Payment due on a Balloon Loan), which is payable by the related borrower on such Due Date under the related Note if applicable, allocable to such Mortgage Loan.  The Monthly Payment with respect to an REO Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement and on the assumption that all other amounts, if any, due thereunder are paid when due.

A “Balloon Loan” is any Mortgage Loan (or Serviced Loan Combination) that requires a payment of principal on the maturity date in excess of its constant Monthly Payment.

“Unscheduled Payments” are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by a Mortgage Loan Seller due to a breach of a representation or warranty made by it or as a result of a document defect in the mortgage file or the purchase price paid by the parties described in this free writing prospectus under “The Pooling and Servicing Agreement—Optional Termination” and “—Realization Upon Mortgage Loans,” any shortfall amount paid in connection with the substitution of any Mortgage Loan as described in this free writing prospectus under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution,” and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments received by the Master Servicer (but excluding Prepayment Premiums and Yield Maintenance Charges, if any) during such Collection Period.  See “Yield and Maturity Considerations—Yield Considerations—Certain Relevant Factors” in this free writing prospectus.

“Net REO Proceeds” with respect to any Serviced REO Property are all revenues received by the Special Servicer with respect to such Serviced REO Property, net of any insurance premiums, taxes,

assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

“Principal Prepayments” are payments of principal made by a borrower on a Mortgage Loan or Serviced Companion Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

The “Collection Period” with respect to any Distribution Date and each Mortgage Loan, is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs.

The “CCRE Strip” with respect to any Due Date is an amount equal to a portion of interest accrued on the Stated Principal Balance of each Mortgage Loan that is part of the CCRE Strip Pool during the related Interest Accrual Period at a fixed rate of 0.0200% per annum (the “CCRE Strip Rate”).  Such amount will be computed on the same accrual basis as interest accrues on the related Mortgage Loans.  With respect to each Collection Period, amounts collected in respect of the CCRE Strip Pool will be allocated to the CCRE Strip prior to being allocated to Available Funds.  In the event of an interest shortfall on any Mortgage Loan in the CCRE Strip Pool on any Due Date that causes a shortfall in the CCRE Strip, such shortfall (other than any shortfall resulting from (i) a full Principal Prepayment or a balloon payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as applicable, prior to the Due Date for such Mortgage Loan in the related Collection Period) will be carried forward to future Due Dates and any funds available with respect to the related Mortgage Loan in the CCRE Strip Pool will be used to reimburse such shortfall and to pay the current amount of the CCRE Strip prior to allocation of any such amounts to Available Funds.

The “CCRE Strip Pool” will consist of each CCRE Mortgage Loan (other than the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Pacific Plaza, Hatteras Island Plaza, Towne Village, Roebuck Center and New Highlands Self Storage, representing in the aggregate approximately 2.1% of the Initial Outstanding Pool Balance).

If, in connection with any Distribution Date, the Certificate Administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report of the Master Servicer or the Special Servicer, or any other monthly payment, balloon payment or prepayment expected to be or which is paid on the last two business days preceding such Distribution Date, and the related borrower fails to make any such payments at such time, the Certificate Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date, but there can be no assurance that DTC can do so. The Trustee, the Certificate Administrator (in any of its capacities), the Operating Advisor, the Master Servicer and the Special Servicer will not be liable or held responsible for any resulting delay (or claims by DTC resulting therefrom) in the making of such distribution to Certificateholders.  In addition, if the Certificate Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid/mitigate such expenses, as a consequence of a borrower failing to make such payments, the Certificate Administrator will be entitled to reimbursement from the Issuing Entity.  Any such reimbursement will constitute an expense of the Issuing Entity.

The “Determination Date” is the sixth day of each calendar month, or if such sixth day is not a business day, then the next business day, commencing in November 2014.

“Net Default Interest” with respect to any Mortgage Loan and any Distribution Date, any Default Interest accrued on such Mortgage Loan during the preceding Collection Period, less amounts required to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, interest on the related Advances on the related Mortgage Loan at the Advance Rate and to reimburse the Issuing Entity for certain additional expenses of the Issuing Entity on the related Mortgage Loan (including Special Servicing Fees, Workout Fees and Liquidation Fees).

“Default Interest” with respect to any Mortgage Loan or Serviced Companion Loan is interest accrued on such Mortgage Loan or Serviced Companion Loan (other than Excess Interest) at the excess of (i) the related Default Rate over (ii) the related Mortgage Rate.

The “Default Rate” with respect to any Mortgage Loan or Serviced Companion Loan is the per annum rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan following any event of default on such Mortgage Loan or Serviced Companion Loan, including a default in the payment of a Monthly Payment or a balloon payment.

Payment Priorities.  As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Certificates (other than the Class PEZ, Class V, Class R or Class LR Certificates) and any Trust Component is an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class or Trust Component on the related Certificate Balance or Notional Balance, as applicable, outstanding immediately prior to such Distribution Date minus the amount of any Net Prepayment Interest Shortfall allocated to such Class or Trust Component with respect to such Distribution Date.  Calculations of interest due in respect of the Certificates (other than the Class PEZ, Class V, Class R or Class LR Certificates) and each Trust Component will be made on the basis of a 360-day year consisting of twelve 30-day months.

“Appraisal Reduction Amount” is the amount described under “—Appraisal Reductions” below.

The “Interest Accrual Period” in respect of each Class of Certificates (other than the Class PEZ, Class V, Class R or Class LR Certificates) and any Trust Component for each Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Certificates (other than the Class PEZ, Class V, Class R or Class LR Certificates) or Trust Component is any shortfall in the amount of interest required to be distributed on such Class or Trust Component on such Distribution Date.  No interest accrues on Interest Shortfalls.

The “Pass-Through Rate” for any Class of Certificates (other than the Class PEZ, Class V, Class R or Class LR Certificates) and any Trust Component is the per annum rate at which interest accrues on such Class of Certificates or Trust Components during any Interest Accrual Period.  The Pass-Through Rates for the Class A-M Certificates and the Class A-M Trust Component will, at all times, be the same.  The Pass-Through Rates for the Class B Certificates and the Class B Trust Component will, at all times, be the same.  The Pass-Through Rates for the Class C Certificates and the Class C Trust Component will, at all times, be the same.  The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will equal one of (i) a fixed per annum rate, (ii) the Weighted Average Net Mortgage Pass-Through Rate, (iii) a rate equal to the lesser of a specified pass-through rate and the Weighted Average Net Mortgage Pass-Through Rate, or (iv) the Weighted Average Net Mortgage Pass-Through Rate less a specified rate.

The Pass-Through Rate applicable to the Class X-A Certificates for the initial Distribution Date will equal approximately        % per annum.  The Pass-Through Rate applicable to the Class X-A Certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-A Strip Rates”) at which interest accrues from time to time on the respective components of the total Notional Balance of the Class X-A Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and Class A-M Trust Component, respectively.  The applicable Class X-A Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the

Pass-Through Rate for such Distribution Date for the Class of Certificates or Trust Component that comprises such component.

The Pass-Through Rate applicable to the Class X-B Certificates for the initial Distribution Date will equal approximately        % per annum.  The Pass-Through Rate applicable to the Class X-B Certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-B Strip Rates”) at which interest accrues from time to time on the components of the total Notional Balance of the Class X-B Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class B or Class C Trust Components, respectively.  The applicable Class X-B Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Trust Component that comprises such component.

The Pass-Through Rate applicable to the Class X-C Certificates for the initial Distribution Date will equal approximately        % per annum.  The Pass-Through Rate applicable to the Class X-C Certificates for each Distribution Date will equal the strip rate (the “Class X-C Strip Rate”) at which interest accrues from time to time on the component of the total Notional Balance of the Class X-C Certificates outstanding immediately prior to the related Distribution Date.  The component will have a component notional balance that corresponds to the Certificate Balance of the Class D Certificates.  The Class X-C Strip Rate for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class D Certificates.

The Pass-Through Rate applicable to the Class X-D Certificates for the initial Distribution Date will equal approximately        % per annum.  The Pass-Through Rate applicable to the Class X-D Certificates for each Distribution Date will equal the strip rate (the “Class X-D Strip Rate”) at which interest accrues from time to time on the component of the total Notional Balance of the Class X-D Certificates outstanding immediately prior to the related Distribution Date.  The component will have a component notional balance that corresponds to the Certificate Balance of the Class E Certificates.  The Class X-D Strip Rate for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class E Certificates.

The Pass-Through Rate applicable to the Class X-E Certificates for the initial Distribution Date will equal approximately        % per annum.  The Pass-Through Rate applicable to the Class X-E Certificates for each Distribution Date will equal the strip rate (the “Class X-E Strip Rate”) at which interest accrues from time to time on the component of the total Notional Balance of the Class X-E Certificates outstanding immediately prior to the related Distribution Date.  The component will have a component notional balance that corresponds to the Certificate Balance of the Class F Certificates.  The Class X-E Strip Rate for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class F Certificates.

The Pass-Through Rate applicable to the Class X-F Certificates for the initial Distribution Date will equal approximately        % per annum.  The Pass-Through Rate applicable to the Class X-F Certificates for each Distribution Date will equal the strip rate (the “Class X-F Strip Rate”) at which interest accrues from time to time on the component of the total Notional Balance of the Class X-F Certificates outstanding immediately prior to the related Distribution Date.  The component will have a component notional balance that corresponds to the Certificate Balance of the Class G Certificates.  The Class X-F Strip Rate for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class G Certificates.

The Pass-Through Rate applicable to the Class X-G Certificates for the initial Distribution Date will equal approximately        % per annum.  The Pass-Through Rate applicable to the Class X-G Certificates for each Distribution Date will equal the strip rate (the “Class X-G Strip Rate”) at which interest accrues from time to time on the component of the total Notional Balance of the Class X-G Certificates outstanding immediately prior to the related Distribution Date.  The component will have a component notional balance that corresponds to the Certificate Balance of the Class H Certificates.  The Class X-G Strip Rate for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class H Certificates.

The Class PEZ Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-M, Class B and Class C Trust Components represented by the Class PEZ Certificates.

Each of the Class V, Class R and Class LR Certificates will not have a Pass-Through Rate.  The Class V Certificates will not be entitled to distributions in respect of interest other than Excess Interest.

The “Weighted Average Net Mortgage Pass-Through Rate” for any Distribution Date is a per annum rate equal to a fraction (expressed as a percentage), the numerator of which is the sum for all Mortgage Loans of the product of (i) the Net Mortgage Pass-Through Rate of each such Mortgage Loan as of its respective Due Date in the month preceding the month in which such Distribution Date occurs and (ii) the Stated Principal Balance of each such Mortgage Loan as of the immediately preceding Distribution Date, and the denominator of which is the sum of the Stated Principal Balances of all Mortgage Loans as of the immediately preceding Distribution Date.

The “Net Mortgage Pass-Through Rate” with respect to any Mortgage Loan or Serviced Companion Loan and any Distribution Date is the per annum rate equal to the Mortgage Rate for such Mortgage Loan or Serviced Companion Loan for the related Interest Accrual Period, minus, for any such Mortgage Loan or Serviced Companion Loan, the Administrative Fee Rate, with respect to any Non-Serviced Mortgage Loan, minus the related Non-Serviced Mortgage Loan Primary Servicing Fee Rate and, in the case of the Mortgage Loans or Serviced Companion Loans that are part of the CCRE Strip Pool, minus the CCRE Strip Rate.  For purposes of calculating the Weighted Average Net Mortgage Pass-Through Rate, the Net Mortgage Pass-Through Rate for any Mortgage Loan or Serviced Companion Loan will be determined without taking into account any modification, waiver or amendment of the terms of the related Mortgage Loan or Serviced Companion Loan, whether agreed to by the Master Servicer or the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.  For purposes of calculating the Pass-Through Rates on the Certificates (other than the Class PEZ, Class V, Class R or Class LR Certificates) or the Trust Components, the Net Mortgage Pass-Through Rate of each Mortgage Loan or Serviced Companion Loan that accrues interest on an actual/360 basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan or Serviced Companion Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest accrued in respect of the Mortgage Loan or Serviced Companion Loan during the one-month period at the related Net Mortgage Pass-Through Rate; provided, however, that with respect to such Mortgage Loans, the Net Mortgage Pass-Through Rate for the one-month period (1) prior to the Distribution Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (unless the related Distribution Date is the final Distribution Date) will be determined exclusive of the Withheld Amounts from that month, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date) (commencing in 2015), will be determined inclusive of the Withheld Amounts from the immediately preceding February, and, if applicable, January.  The Net Mortgage Pass-Through Rate will not be reduced by any Operating Advisor Fee Rate following the termination of the Operating Advisor as described in this free writing prospectus under “The Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause”.

The “Mortgage Rate” with respect to each Mortgage Loan or Serviced Companion Loan and any Interest Accrual Period is the annual rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan during such period (in the absence of a default), as set forth in the related Note from time to time, without regard to any Default Interest or any Excess Interest (the initial Mortgage Rate is set forth on Annex A-1 to this free writing prospectus).

“Non-Serviced Mortgage Loan Primary Servicing Fee Rate” with respect to any Non-Serviced Mortgage Loan means the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing fee rate (other than those payable to the applicable special servicer).

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following items without duplication:

(a)   the principal component of all scheduled Monthly Payments (other than balloon payments) due on the Mortgage Loans on the related Due Date (if received during the related Collection Period or advanced);

(b)   the principal component of all Assumed Scheduled Payments due on the related Due Date (if received during the related Collection Period or advanced) with respect to any Mortgage Loan that is delinquent in respect of its balloon payment;

(c)   the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Issuing Entity in connection with the breach of a representation or warranty or a document defect in the related mortgage file or purchased from the Issuing Entity as described in this free writing prospectus under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution,” “—Sale of Defaulted Mortgage Loans and Serviced REO Properties” and “—Optional Termination”;

(d)   the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

(e)   the principal component of all balloon payments and any other principal payment on any Mortgage Loan received on or after the maturity date thereof, to the extent received during the related Collection Period;

(f)    all other Principal Prepayments received in the related Collection Period; and

(g)   any other full or partial recoveries in respect of principal of the Mortgage Loans, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period, net of any related outstanding P&I Advances allocable to principal, but including any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period as described under “The Pooling and Servicing Agreement—Accounts” in this free writing prospectus;

as reduced by any (1) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances, the Serviced Loan Combinations, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and (2) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances, the Serviced Loan Combinations, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided that, in the case of clauses (1) and (2) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances, the related Serviced Loan Combination, are subsequently recovered on the related Mortgage Loan or, with respect to Property Advances, the related Serviced Loan Combination, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Assumed Scheduled Payment” with respect to any Mortgage Loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due) will be an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date (or the portion thereof not received) based on the constant Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note and the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate), if any, assuming such balloon payment has not become due after giving effect to any prior modification, and (b) interest at the Mortgage Rate for such Mortgage Loan minus the applicable Servicing Fee Rate (including, the Non-Serviced Mortgage Loan Primary Servicing Fee Rate).

An “REO Loan” is any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) or Serviced Loan Combination as to which the related Mortgaged Property has become an REO Property.

Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount	Frequency	Source of Payment
Fees
Master Servicing Fee(1)/Master Servicer
The Stated Principal Balance of each Mortgage Loan or Serviced Companion Loan multiplied by the Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan or Serviced Companion Loan.
		Monthly	Payment of interest on the related Mortgage Loan or Serviced Companion Loan.

Additional Master Servicing Compensation(2)/Master Servicer	Prepayment interest excess (to the extent any excess exceeds the amount of any Prepayment Interest Shortfalls).	From time to time	Any actual prepayment interest excess.

Additional Master Servicing Compensation(3)/Master Servicer
All late payment fees and Net Default Interest accrued on Mortgage Loans that are not Specially Serviced Loans to the extent collected by the Issuing Entity and not used to pay first, interest on advances on the related Mortgage Loan, and then, certain additional expenses of the Issuing Entity on the related Mortgage Loan.
		From time to time	The related fees.

100% of any Modification Fees on Mortgage Loans that are not Specially Serviced Loans (but only 50% of such fees where the consent of the Special Servicer is required).

100% of defeasance fees.

100% of any assumption fees on all Mortgage Loans that are not Specially Serviced Loans (but only 50% of such fees where the consent of the Special Servicer is required) and 100% of any assumption application fees on all Mortgage Loans that are not Specially Serviced Loans.

100% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on all Mortgage Loans that are not Specially Serviced Loans (but only 50% of such fees where the consent of the Special Servicer is required).

Type/Recipient	Amount	Frequency	Source of Payment

100% of any amounts collected for checks returned for insufficient funds.

Special Servicing Fee/Special Servicer	100% of defeasance fees.	Monthly
First out of collections on the related Mortgage Loan and then from general collections in the collection account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Workout Fee(2)/Special Servicer
100% of any assumption fees on all Mortgage Loans that are not Specially Serviced Loans (but only 50% of such fees where the consent of the Special Servicer is required) and 100% of any assumption application fees on all Mortgage Loans that are not Specially Serviced Loans.
		Monthly	The related collection of principal or interest.

Liquidation Fee(2)/Special Servicer
100% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on all Mortgage Loans that are not Specially Serviced Loans (but only 50% of such fees where the consent of the Special Servicer is required).
		Upon receipt of Liquidation Proceeds	The related Liquidation Proceeds.

Additional Special Servicing Compensation(2)/ Special Servicer
All late payment fees and Net Default Interest accrued on Specially Serviced Loans to the extent collected by the Issuing Entity and not used to pay first, interest on advances on the related Mortgage Loan, and then, certain additional expenses of the Issuing Entity on the related Mortgage Loan.
		From time to time	The related fees.

100% of any Modification Fees on Specially Serviced Loans.

50% of any Modification Fees on Mortgage Loans that are not Specially Serviced Loans where the consent of the Special Servicer is required.

100% of any assumption fees and 100% of assumption application fees on Specially Serviced Loans.

50% of any assumption fees on Mortgage Loans that are not Specially Serviced Loans where the consent of the Special Servicer is required.

100% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on Specially Serviced Loans.

Type/Recipient	Amount	Frequency	Source of Payment

50% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on Mortgage Loans that are not Specially Serviced Loans where the consent of the Special Servicer is required.

	All interest or other income earned on deposits in any REO Account.	Monthly	The investment income.

Trustee/Certificate Administrator Fee/Trustee and Certificate Administrator	The Trustee/Certificate Administrator Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans calculated on the same basis as interest accrues on the Mortgage Loan.	Monthly	Payment of interest on the related Mortgage Loan.

Operating Advisor Fee/Operating Advisor	The Operating Advisor Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans calculated on the same basis as interest accrued on the Mortgage Loan.	Monthly	Payment of interest on the related Mortgage Loan.

Operating Advisor Consulting Fee/Operating Advisor
A fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan.
		From time to time	Paid by related borrower.

CREFC® License Fee
Amount of interest accrued during an Interest Accrual Period at the CREFC® License Fee Rate on the same balance, in the same manner and for the same number of days as interest at the applicable Mortgage Rate accrued with respect to each Mortgage Loan during the related Interest Accrual Period.
		Monthly	Payment of interest on the related Mortgage Loan.

Expenses

Reimbursement of Property Advances(4)/Master Servicer and Special Servicer/Trustee	To the extent of funds available, the amount of any Property Advances.	From time to time
Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Interest on Property Advances(4)/Master Servicer and Special Servicer/Trustee	At Advance Rate.	When Advance is reimbursed
First from late payment charges and Default Interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Type/Recipient	Amount	Frequency	Source of Payment

Reimbursement of P&I Advances/Master Servicer/Trustee	To the extent of funds available, the amount of any P&I Advances.	From time to time
Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Interest on P&I Advances/Master Servicer/Trustee	At Advance Rate.	When Advance is reimbursed
First from late payment charges and Default Interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Expenses, including without limitation, indemnification expenses(4)/Trustee, Certificate Administrator, Operating Advisor, Master Servicer and Special Servicer	Amounts for which the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer are entitled to indemnification or reimbursement.	Per occurrence or time of claim	General collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations, or the Distribution Account.

Expenses of the Issuing Entity not Advanced (may include environmental remediation, appraisals, expenses of operating REO Property and any independent contractor hired to operate REO Property)(4)	Based on third party charges.	From time to time
First from income on the related REO Property, if applicable, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)
With respect to each Non-Serviced Mortgage Loan, each other master servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate equal to (i) 0.0050% per annum with respect to the Harwood Center Mortgage Loan, (ii) 0.0025% per annum with respect to the 80 and 90 Maiden Lane Mortgage Loan, (iii) 0.0050% per annum with respect to the Beverly Connection Mortgage Loan and (iv) for the Myrtle Beach Marriott Resort & Spa, such amount will be set forth in the related pooling and servicing agreement on and after the Myrtle Beach Marriott Resort & Spa Note A-1 Securitization Date.

(2)
In general, with respect to each Non-Serviced Mortgage Loan, we anticipate that the related other master servicer and other special servicer will be entitled to receive fees with respect to such Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described in the table.  For example, the workout and liquidation fees for a Non-Serviced Mortgage Loan may be subject to higher caps or no caps.  The rights to compensation for such parties will be governed by the applicable other pooling and servicing agreement.  See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

(3)
Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement.  The allocations between an other master servicer and an other special servicer pursuant to an other pooling and servicing agreement may be different.

(4)
In general, with respect to each Non-Serviced Mortgage Loan, we anticipate that the related other master servicer, other special servicer, other operating advisor, other certificate administrator and other trustee will be entitled to receive reimbursement and/or indemnification with respect to, or allocable to, such Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described in the table.  See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

Pursuant to the Pooling and Servicing Agreement, any successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled.  If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses.  The Pooling and Servicing Agreement does not provide for any successor Trustee to receive compensation in excess of that paid to its predecessor Trustee.

Additionally, under the Pooling and Servicing Agreement, CCRE Lending will be entitled to receive the CCRE Strip on each Mortgage Loan in the CCRE Strip Pool, which is not part of Available Funds, on each Master Servicer Remittance Date.  CCRE Lending will be entitled to assign all or any portion of its right to receive the CCRE Strip at any time.  On a monthly basis, the Master Servicer is required to distribute from the Collection Account to CCRE Lending, or its successors and assigns, the CCRE Strip with respect to the related Collection Period.  The CCRE Strip will be subordinate to the Servicing Fee and special servicing compensation.  In the event of an interest shortfall (other than a Prepayment Interest Shortfall) on any Mortgage Loan that is part of the CCRE Strip Pool on any Due Date that causes a shortfall in the related CCRE Strip, such shortfall will be carried forward to a future Due Date and any funds available with respect to the Mortgage Loan that created such shortfall will be used to reimburse such shortfall and to pay the current amount of the CCRE Strip prior to allocation of any such amounts to Available Funds.

Distribution of Available Funds

On each Distribution Date, prior to the Crossover Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Accrual Amount for such Classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective aggregate unpaid Interest Shortfalls previously allocated to such Classes;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, in reduction of the Certificate Balances thereof, in the following priority:

(1)
first, to the Class A-SB Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB Certificates has been reduced to the Planned Principal Balance as set forth on Annex A-3 for such Distribution Date;

(2)
then, to the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-SB Certificates pursuant to clause (1) above) for such Distribution Date, until the Certificate Balance of the Class A-1 Certificates has been reduced to zero;

(3)
then, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1 and Class A-SB Certificates pursuant to clauses (1) and (2) above) for such Distribution Date, until the Certificate Balance of the Class A-2 Certificates has been reduced to zero;

(4)
then, to the Class A-3 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2 and Class A-SB Certificates pursuant to clauses (1), (2) and (3) above) for such Distribution Date, until the Certificate Balance of the Class A-3 Certificates has been reduced to zero;

(5)
then, to the Class A-4 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2, Class A-SB and Class A-3 Certificates pursuant to clauses (1), (2), (3) and (4) above) for such Distribution Date, until the Certificate Balance of the Class A-4 Certificates has been reduced to zero; and

(6)
then, to the Class A-SB Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates pursuant to clauses (1), (2), (3), (4) and (5) above) for such Distribution Date, until the Certificate Balance of the Class A-SB Certificates has been reduced to zero;

Fourth, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to, and pro rata based upon, the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Fifth, concurrently, to the Class A-M Certificates, in respect of interest, up to an amount equal to the Class A-M Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class A-M Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class A-M-PEZ Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class A-M Trust Component, pro rata in proportion to their respective percentage interests in the Class A-M Trust Component;

Sixth, concurrently, to the Class A-M Certificates, in respect of interest, up to an amount equal to the Class A-M Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the Class A-M Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class A-M-PEZ Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the Class A-M Trust Component, pro rata in proportion to their respective percentage interests in the Class A-M Trust Component;

Seventh, concurrently, to the Class A-M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class A-M Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class A-M-PEZ Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class A-M Trust Component, until the Certificate Balance of the Class A-M Trust Component is reduced to zero;

Eighth, concurrently, to the Class A-M Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class A-M Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the Class A-M Trust Component, and to the Class PEZ Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class A-M-PEZ Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the Class A-M Trust Component, pro rata in proportion to their respective percentage interests in the Class A-M Trust Component;

Ninth, concurrently, to the Class B Certificates, in respect of interest, up to an amount equal to the Class B Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class B Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class B-PEZ Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class B Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Tenth, concurrently, to the Class B Certificates, in respect of interest, up to an amount equal to the Class B Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the

Class B Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class B-PEZ Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the Class B Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Eleventh, concurrently, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class B Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class B-PEZ Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class B Trust Component, until the Certificate Balance of the Class B Trust Component is reduced to zero;

Twelfth, concurrently, to the Class B Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class B Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the Class B Trust Component, and to the Class PEZ Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class B-PEZ Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the Class B Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Thirteenth, concurrently, to the Class C Certificates, in respect of interest, up to an amount equal to the Class C Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class C Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class C-PEZ Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class C Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Fourteenth, concurrently, to the Class C Certificates, in respect of interest, up to an amount equal to the Class C Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the Class C Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class C-PEZ Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the Class C Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Fifteenth, concurrently, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class C Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class C-PEZ Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class C Trust Component, until the Certificate Balance of the Class C Trust Component is reduced to zero;

Sixteenth, concurrently, to the Class C Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class C Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the Class C Trust Component, and to the Class PEZ Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class C-PEZ Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the Class C Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Seventeenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Eighteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Nineteenth, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twentieth, to the Class D Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-first, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-second, to the Class E Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-third, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-fourth, to the Class E Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-fifth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-sixth, to the Class F Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-seventh, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-eighth, to the Class F Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-ninth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirtieth, to the Class G Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-first, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Thirty-second, to the Class G Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirty-third, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirty-fourth, to the Class H Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-fifth, to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Thirty-sixth, to the Class H Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

Thirty-seventh, to the Class R and Class LR Certificates as specified in the Pooling and Servicing Agreement.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, regardless of the allocation of principal payments described in priority Third above, the Principal Distribution Amount for such Distribution Date will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero.  The “Crossover Date” is the Distribution Date on which the Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates) and Class PEZ Certificates is (or will be) reduced to zero.  None of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F or Class X-G Certificates will be entitled to any distribution of principal.

Distribution of Excess Interest

On each Distribution Date, the Certificate Administrator is required to distribute from the Class V Distribution Account any Excess Interest received with respect to any ARD Loan during the related Collection Period to the holders of the Class V Certificates.

Class A-SB Planned Principal Balance

On each Distribution Date prior to the Crossover Date, the Class A-SB Certificates have priority with respect to receiving distributions of principal to reduce the Class A-SB Certificate Balance to the Planned Principal Balance for such Distribution Date as described in “—Distribution of Available Funds” in this free writing prospectus.  The “Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex A-3 to this free writing prospectus.  These balances were calculated using, among other things, the Modeling Assumptions.  Based on the Modeling Assumptions, the Certificate Balance of the Class A-SB Certificates on each Distribution Date would be reduced to the balance indicated for the related Distribution Date on Annex A-3.  We cannot assure you, however, that the Mortgage Loans will perform in conformity with the Modeling Assumptions or that the Certificate Balance of the Class A-SB Certificates on any Distribution Date will equal the balance that is specified for that Distribution Date on Annex A-3.  In general, once the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero.

Prepayment Premiums and Yield Maintenance Charges

On any Distribution Date, Prepayment Premiums and Yield Maintenance Charges collected in respect of Mortgage Loans during the related Collection Period will be required to be distributed by the Certificate Administrator to the holders of the Class A-1 through Class D Certificates (other than the Exchangeable Certificates) and the Trust Components (and correspondingly to (1) the Class A-M and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-M Trust Component, (2) the Class B and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component and (3) the Class C and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component) in the following manner:  such holders will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class of Certificates or such Trust Component on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1 through Class D Certificates (other than the Exchangeable Certificates) and the Trust Components on such Distribution Date; (b) the Base Interest Fraction for the related principal prepayment on such Class of Certificates or such Trust Component; and (c) the aggregate amount of the Prepayment Premiums or the Yield Maintenance Charges, as applicable, collected on such principal prepayment during the related Collection Period.

Any Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period remaining after such distributions described in the preceding paragraph (the “IO Group YM Distribution Amount”) will be allocated in the following manner:

(a)   first, to the Class X-A Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and the Class A-M Trust Component on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(b)   second, to the Class X-B Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class B and Class C Trust Components on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(c)   third, to the Class X-C Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the amount of principal distribution to Class D Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(d)   fourth, to the Class X-D Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the amount of principal distribution to Class E Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(e)   fifth, to the Class X-E Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the amount of principal distribution to Class F Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(f)    sixth, to the Class X-F Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the amount of principal distribution to Class G Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(g)   seventh, to the Class X-G Certificates, the IO Group YM Distribution Amount remaining after such distribution to the holders of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates described in (a), (b), (c), (d), (e) and (f) above.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for any of the Class A-1 through Class D Certificates (other than the Exchangeable Certificates) or any Trust Component will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates or such Trust Component exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, then the Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be one.

The yield rate with respect to any prepaid Mortgage Loan will be equal to the yield rate stated in the related loan documents, or if none is stated, will be the yield rate which, when compounded monthly, is equivalent to the yield, on the U.S. Treasury primary issue with a maturity date closest to the maturity date or Anticipated Repayment Date, as applicable, for the prepaid Mortgage Loan.  In the event that there are: (a) two or more U.S. Treasury issues with the same coupon, the issue with the lower yield will be selected and (b) two or more U.S. Treasury issues with maturity dates equally close to the maturity date or Anticipated Repayment Date, as applicable, for such prepaid Mortgage Loan, the issue with the earlier maturity date will be selected.

In the case of each Serviced Loan Combination, Prepayment Premiums or Yield Maintenance Charges actually collected in respect of such Serviced Loan Combination will be allocated in the proportions described in the applicable intercreditor agreement.  See “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

Application Priority of Mortgage Loan Collections or Loan Combination Collections

Absent express provisions in the related Mortgage Loan Documents (and, with respect to each Serviced Loan Combination, the related intercreditor agreement), all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Loan Combination, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related intercreditor agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest at the Advance Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity;

Second, as a recovery of Nonrecoverable Advances and any interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously allocated to principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and Default Interest and Excess Interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Loan Combination) exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Loan Combination) in the manner permitted by such REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Loan Combination, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related intercreditor agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously allocated to principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and Default Interest and Excess Interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Assumed Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Balance, as the case may be, of that Class of Certificates would be reduced to zero based on the assumptions and calculations set forth below.  The Assumed Final Distribution Date with respect to each Class of Offered Certificates is set forth on the cover of this free writing prospectus.

The Assumed Final Distribution Dates set forth on the cover of this free writing prospectus were calculated without regard to any delays in the collection of balloon payments and without regard to the events of delinquencies or defaults.  Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth on the cover of this free writing prospectus were calculated on the basis of a 0% CPR and based on the Modeling Assumptions (as defined in this free writing prospectus under “Yield and Maturity Considerations—Weighted Average Life”).  Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed that scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s).  The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.  Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the Issuing Entity.

The Class V, Class R and Class LR Certificates will each not have a Certificate Balance, Notional Balance, Assumed Final Distribution Date or rating.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in November 2047.

Realized Losses

The Certificate Balances of each Class of Sequential Pay Certificates (other than the Exchangeable Certificates) and each Trust Component will be reduced without distribution on any Distribution Date to the extent of any Realized Loss allocated to the applicable Class on such Distribution Date.  As referred to in this free writing prospectus, “Realized Loss” with respect to any Distribution Date means the amount, if any, by which the aggregate Certificate Balance of the Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be

Nonrecoverable Advances), immediately following the Determination Date preceding such Distribution Date.  Any such Realized Losses will be applied to the Classes of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components in the following order, until the Certificate Balance of each such Class is reduced to zero:  first, to the Class H Certificates, second, to the Class G Certificates, third, to the Class F Certificates, fourth, to the Class E Certificates, fifth, to the Class D Certificates, sixth, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), seventh, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), eighth, to the Class A-M Trust Component (and correspondingly, to the Class A-M Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-M Trust Component), and finally, pro rata, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, based on their respective Certificate Balances.  Any amounts recovered in respect of any such amounts previously allocated as Realized Losses will be distributed to the Classes of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components in reverse order of allocation of such Realized Losses.

Shortfalls in Available Funds resulting from the following expenses will be allocated in the same manner as Realized Losses:

●	interest on Advances (to the extent not covered by Default Interest and late payment fees);

●	additional servicing compensation (including the Special Servicing Fee);

●	extraordinary expenses of the Issuing Entity and other additional expenses of the Issuing Entity;

●	a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers; or

●	a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under “The Pooling and Servicing Agreement—Modifications” in this free writing prospectus or otherwise.

Net Prepayment Interest Shortfalls, as described under “—Prepayment Interest Shortfalls,” below, will be allocated to, and be deemed distributed to, each Class of Certificates (other than the Class V, Class R and Class LR Certificates), pro rata, based upon amounts distributable in respect of interest to each such Class (without giving effect to any such allocation of Net Prepayment Interest Shortfall).

The Notional Balance of the Class X-A Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and the Class A-M Trust Component included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.  The Notional Balance of the Class X-B Certificates will be reduced to the extent of all reductions in the Certificate Balances of the Class B and Class C Trust Components included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.  The Notional Balance of the Class X-C Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class D Certificates included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.  The Notional Balance of the Class X-D Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class E Certificates included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.  The Notional Balance of the Class X-E Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class F Certificates included in the calculation of the Notional Balance of such Class of

Certificates on the related Distribution Date, as set forth above, as a result of write offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.  The Notional Balance of the Class X-F Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class G Certificates included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.  The Notional Balance of the Class X-G Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class H Certificates included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.

The “Stated Principal Balance” of each Mortgage Loan, Serviced Companion Loan or Serviced Loan Combination will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution and after application of all scheduled payments of principal and interest due on or before the related Due Date in the month of substitution, whether or not received), as reduced (to not less than zero) on each Distribution Date by (i) all payments or other collections (or P&I Advances in lieu thereof) of principal of such Mortgage Loan, Serviced Companion Loan or Serviced Loan Combination that have been distributed to the Certificateholders on such Distribution Date or Serviced Companion Loan noteholders on the related servicer remittance date or applied to any other payments required under the Pooling and Servicing Agreement or related intercreditor agreement on or prior to such Distribution Date and (ii) any principal forgiven by the Special Servicer (or with respect to any Non-Serviced Mortgage Loan, by the other applicable special servicer) and other principal losses realized in respect of such Mortgage Loan, Serviced Companion Loan or Serviced Loan Combination during the related Collection Period (or with respect to any Non-Serviced Mortgage Loan, other principal losses realized in respect of such Non-Serviced Mortgage Loan during the related Collection Period as determined in accordance with the terms of the related servicing agreement).

With respect to any Non-Serviced Mortgage Loan, any additional trust expenses under the servicing agreement governing such Non-Serviced Mortgage Loan that are similar to those expenses resulting in Realized Losses and that relate to such Non-Serviced Mortgage Loan are to be paid out of collections on, and other proceeds of, such Non-Serviced Mortgage Loan and the related Companion Loan, thereby potentially resulting in a loss to the Issuing Entity.

Prepayment Interest Shortfalls

For any Distribution Date, a “Prepayment Interest Shortfall” will arise with respect to any Mortgage Loan or Serviced Companion Loan if (i) a borrower makes a Principal Prepayment in full or in part or a balloon payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as applicable, and the date such payment was made or amounts received (or, in the case of a balloon payment, the date through which interest thereon accrues) occurred after the Determination Date in the calendar month preceding such Distribution Date but prior to the Due Date for such Mortgage Loan or Serviced Companion Loan in the related Collection Period.  Such a shortfall arises because the amount of interest that accrues on the amount of such Principal Prepayment, the principal portion of a balloon payment or prepayment due to the receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as the case may be, will be less than the corresponding amount of interest accruing on the Regular Certificates and the Trust Components, and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor, CREFC® and the Master Servicer.  In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest (excluding the Excess Interest) that would have accrued at the Net Mortgage Pass-Through Rate on the Stated Principal Balance of such Mortgage Loan or Serviced Companion Loan for the one-month period ending on such Due Date if such Principal Prepayment, balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds had not been made over (b) the aggregate interest (excluding the Excess Interest) that did so accrue (at the Net Mortgage Pass-Through Rate) through the date such payment was made.

In any case in which a Principal Prepayment in full or in part, a balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds is made during any Collection Period after the Due Date for a Mortgage Loan or Serviced Companion Loan in the related Collection Period and on or prior to the related Determination Date, a “Prepayment Interest Excess” will arise since the amount of interest (excluding the Excess Interest) which accrues on the amount of such Principal Prepayment, the principal portion of a balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds will exceed the corresponding amount of interest accruing on the Regular Certificates and the Trust Components, and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor, CREFC® and the Master Servicer.

If, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan, a Specially Serviced Loan or a previously Specially Serviced Loan with respect to which the Special Servicer has waived or amended the prepayment restrictions such that the related borrower is not required to prepay on a Due Date or pay interest that would have accrued on the amount prepaid through and including the last day of the interest accrual period occurring following the date of such prepayment) or related Serviced Pari Passu Companion Loan, the Master Servicer accepts a voluntary Principal Prepayment (other than (i) in connection with the payment of insurance proceeds or condemnation proceeds unless the Master Servicer did not apply the proceeds thereof in accordance with the terms of the related Mortgage Loan Documents and such failure caused the shortfall, (ii) subsequent to a default under the related Mortgage Loan Documents (provided that the Master Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iii) at the request of or with the consent of the Special Servicer or, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder, or (iv) pursuant to applicable law or a court order) resulting in a Prepayment Interest Shortfall, then that Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Lower-Tier Distribution Account (or, in the case of a Prepayment Interest Shortfall with respect to a Serviced Pari Passu Companion Loan, remit to the holder of the Serviced Companion Loan a pro rata portion of the following amount allocated to that Serviced Loan Combination), without any right of reimbursement therefor, a cash payment (the “Master Servicer Prepayment Interest Shortfall Amount”), in an amount equal to the lesser of (x) the aggregate amount of those Prepayment Interest Shortfalls incurred in connection with such voluntary Principal Prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loans serviced by it (other than a Specially Serviced Loan) during the related Collection Period, and (y) the aggregate of (A) the portion of its Master Servicing Fee (calculated for this purpose at 0.0050% (0.50 basis points per annum) that is being paid in such Collection Period with respect to the Mortgage Loans or Serviced Pari Passu Companion Loans serviced by it (other than a Non-Serviced Mortgage Loan or a Specially Serviced Loan) and (B) all Prepayment Interest Excess received during the related Collection Period on the Mortgage Loans or Serviced Companion Loans (other than a Non-Serviced Mortgage Loan or a Specially Serviced Loan) serviced by the Master Servicer; provided that if any Prepayment Interest Shortfall occurs with respect to any Mortgage Loan as a result of the Master Servicer’s failure to enforce the related Mortgage Loan Documents (other than in connection with (a) a Non-Serviced Mortgage Loan, (b) a Specially Serviced Loan, (c) a previously Specially Serviced Loan with respect to which the Special Servicer has waived or amended the prepayment restriction such that the related borrower is not required to prepay on a Due Date or pay interest that would have accrued on the amount prepaid through and including the last day of the interest accrual period occurring following the date of such prepayment or (d) the circumstances covered in clauses (i), (ii), (iii) or (iv) above), the Master Servicer Prepayment Interest Shortfall Amount will be equal to the entire Prepayment Interest Shortfall with respect to that Mortgage Loan.  The Master Servicer’s obligation to pay the Master Servicer Prepayment Interest Shortfall Amount, and the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls against those amounts, will not be cumulative.  No Master Servicer Prepayment Interest Shortfall Amount will be required to be made by the Master Servicer in respect of the CCRE Strip.

“Net Prepayment Interest Shortfall” means with respect to the Mortgage Loans or Serviced Companion Loans serviced by the Master Servicer, the aggregate Prepayment Interest Shortfalls in excess of the Master Servicer Prepayment Interest Shortfall Amount.  The Net Prepayment Interest Shortfall will generally be allocated to each Class of Regular Certificates and the Trust Components, pro rata, based on interest amounts distributable (without giving effect to any such allocation of Net

Prepayment Interest Shortfall) to each such Class.  Any Net Prepayment Interest Shortfall allocated to the Class C Trust Component will be allocated pro rata to the Class C Certificates and the Class PEZ Certificates based on their respective percentage interests in the Class C Trust Component.  Any Net Prepayment Interest Shortfall allocated to the Class B Trust Component will be allocated pro rata to the Class B Certificates and the Class PEZ Certificates based on their respective percentage interests in the Class B Trust Component.  Any Net Prepayment Interest Shortfall allocated to the Class A-M Trust Component will be allocated pro rata to the Class A-M Certificates and the Class PEZ Certificates based on their respective percentage interests in the Class A-M Trust Component.

Net Prepayment Interest Shortfalls with respect to the Mortgage Loans that are part of the CCRE Strip Pool will be allocated pro rata to the CCRE Strip, on the one hand, and to Available Funds (for distribution to the Classes of Regular Certificates and the Trust Components), on the other hand, on the basis of the amount accrued on the CCRE Strip, on the one hand, and on the related Mortgage Loans that are part of the CCRE Strip Pool, net of the CCRE Strip, on the other hand.

To the extent that the Prepayment Interest Excess for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans serviced by the Master Servicer exceeds the Master Servicer Prepayment Interest Shortfall Amounts for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans serviced by the Master Servicer as of any Distribution Date, such excess amount (the “Net Prepayment Interest Excess”) will be payable to the Master Servicer as additional compensation.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F or Class X-G Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-M, Class B, Class PEZ, Class C, Class D, Class E, Class F, Class G and Class H Certificates (collectively, the “Subordinate Certificates”) to receive distributions of interest and principal with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F or Class X-G Certificates.  Each Class of Subordinate Certificates (other than the Class H Certificates) will be likewise protected by the subordination of each Class of Certificates with a lower payment priority, subject to the payment allocation priority of the Exchangeable Certificates as described under “Description of the Offered Certificates—Distributions” in this free writing prospectus.  This subordination will be effected in two ways:  (i) by the preferential right of the holders of a Class of Regular Certificates and the Trust Components (and thus, the Exchangeable Certificates) to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Class or Trust Component on such date prior to any distribution being made on such Distribution Date in respect of any Classes or Trust Components subordinate to such Class or Trust Components, and (ii) by the allocation of Realized Losses as described under “Description of the Offered Certificates—Distributions—Realized Losses” in this free writing prospectus.  No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

Allocation of principal distributions to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce.  Thus, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates by the Subordinate Certificates.

Appraisal Reductions

Upon an Appraisal Reduction Event (described below), an Appraisal Reduction Amount will be calculated.  An “Appraisal Reduction Event” with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, the earliest of (i) the date on which such Mortgage Loan or Serviced Loan Combination becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to such Mortgage Loan or Loan Combination, (iii) receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination, (iv) the date on which the Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination becomes a Serviced REO Property, and (v) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer within 30 days after the default, who will be required to promptly deliver a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing)), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Loan Combination, and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Holder consents, an Appraisal Reduction Event will not occur until 60 days beyond the related maturity date, unless extended by the Special Servicer in accordance with the Mortgage Loan Documents or the Pooling and Servicing Agreement; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Loan Combination), an Appraisal Reduction Event will not occur until the earlier of (1) one hundred twenty (120) days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination as to which an Appraisal Reduction Event has occurred will be an amount calculated by the Master Servicer (and if no Consultation Termination Event has occurred and is continuing in consultation with the Directing Holder, and, if a Control Termination Event has occurred and is continuing, in consultation with the Operating Advisor to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus) by the first Determination Date following the date the Master Servicer receives from the Special Servicer the required appraisal or the Special Servicer’s Small Loan Appraisal Estimate (and thereafter by the first Determination Date following any material change in the amounts set forth in the following equation) equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan or Serviced Loan Combination over (b) the excess of (i) the sum of (A) 90% of the sum of the appraised values (net of any prior mortgage liens) of the related Mortgaged Properties securing such Mortgage Loan or Serviced Loan Combination as determined by Updated Appraisals obtained by the Special Servicer (the costs of which shall be paid by the Master Servicer as a Property Advance) minus any downward adjustments the Special Servicer deems appropriate in accordance with the Servicing Standard (without implying any duty to do so) based upon its review of the appraisal and any other information it may deem appropriate or, in the case of a Mortgage Loan or Serviced Loan Combination having a Stated Principal Balance under $2,000,000, 90% of the sum of the Small Loan Appraisal Estimates of the related Mortgaged Properties, as described below, plus (B) all escrows and reserves (other than escrows and reserves for taxes and insurance) plus (C) all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Loan Combination (whether paid or then payable by any insurance company or government authority) over (ii) the sum of (without duplication) (A) to the extent not previously advanced by the Master Servicer or the

Trustee, all unpaid interest on such Mortgage Loan or Serviced Loan Combination at a per annum rate equal to the Mortgage Rate (or with respect to the applicable Serviced Loan Combination, the weighted average of its Mortgage Rates), (B) all unreimbursed Property Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage Loan or Serviced Loan Combination, (C) any other unpaid additional expenses of the Issuing Entity in respect of such Mortgage Loan or Serviced Loan Combination and (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums (net of any escrows or reserves therefor) that have not been the subject of an Advance by the Master Servicer or the Trustee, as applicable, and (E) all other amounts due and unpaid with respect to such Mortgage Loan or Serviced Loan Combination that, if not paid by the related borrower, would result in a shortfall in distributions to the Certificateholders, except for Prepayment Premiums and Yield Maintenance Charges payable due to an acceleration of such Mortgage Loan or Serviced Loan Combination following a default thereunder; provided, that if the Special Servicer has not received an appraisal, Updated Appraisal or Small Loan Appraisal Estimate within 60 days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within 30 days of the Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan or Serviced Loan Combination until an Updated Appraisal or Small Loan Appraisal Estimate is received and the Appraisal Reduction Amount is recalculated.

Within 60 days after an Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within 30 days of the Appraisal Reduction Event) (i) with respect to Mortgage Loans (other than a Non-Serviced Mortgage Loan) or an applicable Serviced Loan Combination having a Stated Principal Balance of $2,000,000 or higher, the Special Servicer will be required to order and use commercially reasonable efforts to obtain an Updated Appraisal, and (ii) for Mortgage Loans (other than a Non-Serviced Mortgage Loan) or an applicable Serviced Loan Combination having a Stated Principal Balance under $2,000,000, the Special Servicer will be required, at its option, (A) to provide its good faith estimate (a “Small Loan Appraisal Estimate”) of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an Updated Appraisal to calculate an Appraisal Reduction Amount for such Mortgage Loans or applicable Serviced Loan Combination, or (B) to order and use commercially reasonable efforts to obtain an Updated Appraisal.  On the first Distribution Date occurring on or after the delivery of such an Updated Appraisal or completion of such Small Loan Appraisal Estimate, as applicable, the Master Servicer will be required to adjust the Appraisal Reduction Amount to take into account such Updated Appraisal or Small Loan Appraisal Estimate, as applicable, obtained from the Special Servicer.

Other than with respect to a Non-Serviced Mortgage Loan, contemporaneously with the earliest of (i) the effective date of any modification of the maturity date or extended maturity date, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Serviced Loan Combination or any other term thereof, any extension of the maturity date or extended maturity date of a Mortgage Loan or Serviced Loan Combination or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan or Serviced Loan Combination; (ii) the occurrence of an Appraisal Reduction Event; (iii) a default in the payment of a balloon payment for which an extension has not been granted; or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the Special Servicer will be required to use commercially reasonable efforts to obtain an Updated Appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent MAI appraiser (an “Updated Appraisal”) or a Small Loan Appraisal Estimate, as applicable, in each case within 60 days of such request, provided that, the Special Servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 9 months old.  The Special Servicer will be required to update, every 9 months, each Small Loan Appraisal Estimate or Updated Appraisal for so long as the related Mortgage Loan or Serviced Loan Combination remains specially serviced.

Each Serviced Loan Combination will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such Serviced Loan Combination.  Any appraisal reduction with respect to a Serviced Loan Combination will be allocated first, to the related Subordinate Companion Loan, if any, in accordance with the terms of the related intercreditor agreement to notionally reduce the related outstanding principal balance to zero, and then, pro rata, to the related Mortgage Loan and the related Pari Passu Companion Loan, if any.

In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, the amount to be advanced by the Master Servicer with respect to delinquent payments of interest for such Mortgage Loan will be reduced as described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates or Trust Components then outstanding (i.e., in respect of the Mortgage Loans, first, to the Class H Certificates, then, to the Class G Certificates, then, to the Class F Certificates, then, to the Class E Certificates, then, to the Class D Certificates, then, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then, to the Class A-M Trust Component (and correspondingly, to the Class A-M Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-M Trust Component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F or Class X-G Certificates).

For purposes of determining the Controlling Class (and whether a Control Termination Event has occurred and is continuing) and determining the Voting Rights of the related Classes for purposes of removal of the Special Servicer, Appraisal Reduction Amounts allocated to the Mortgage Loans will be allocated to each class of Sequential Pay Certificates and the Trust Components in reverse sequential order to notionally reduce the Certificate Balances until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H Certificates, then, to the Class G Certificates, then, to the Class F Certificates, then, to the Class E Certificates, then, to the Class D Certificates, then, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then, to the Class A-M Trust Component (and correspondingly, to the Class A-M Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-M Trust Component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates).  With respect to any Appraisal Reduction Amount calculated for purposes of determining the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

The holders of the majority (by Certificate Balance) of any Class of Control Eligible Certificates whose aggregate Certificate Balance, as notionally reduced by Appraisal Reduction Amounts allocated thereto, is less than 25% of the initial Certificate Balance of such Class (such class, an “Appraised-Out Class”) as a result of an allocation of an Appraisal Reduction Amount in respect of such Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”) and the Special Servicer is required to use its commercially reasonable efforts to obtain an appraisal from an appraiser that is a Member of the Appraisal Institute (“MAI”) reasonably acceptable to the Special Servicer within 60 days from receipt of the Requesting Holders’ written request.  Any Appraised-Out Class for which the Requesting Holders are challenging the Appraisal Reduction Amount determination will not exercise any rights of the Controlling Class until such time, if any, as such Class is reinstated as the Controlling Class and the rights of the Controlling Class will be exercised by the most senior Control Eligible Certificates, if any, during such period.

In addition, the Requesting Holders of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which an Appraisal Reduction Event has occurred if an event has occurred at, or with regard to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its Appraised Value, and the Special Servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the Special Servicer within 60 days from receipt of the Requesting Holders’ written request; provided that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at, or with regard to, the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the Appraised Value of the related Mortgaged Property or Mortgaged Properties.  The right of the holders of an Appraised-Out Class to require the Special Servicer to order an additional appraisal as described in this paragraph will be limited to no more frequently than once in any 9-month period with respect to any Mortgage Loan.

Upon receipt of an appraisal requested by holders of an Appraised-Out Class as described above, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so warranted is required to direct the Master Servicer, and the Master Servicer will be required, to recalculate such Appraisal Reduction Amount based upon such additional appraisal.  If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class.

Appraisals that are permitted to be obtained by the Special Servicer at the request of holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

No Appraisal Reduction Amount will exist as to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination or the related REO Property after the related Mortgage Loan or Serviced Loan Combination has been paid in full, liquidated, repurchased or otherwise removed from the Issuing Entity.  In addition, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination as to which an Appraisal Reduction Event has occurred, such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination will no longer be subject to the Appraisal Reduction Amount if (a) such Mortgage Loan or Serviced Loan Combination has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan) and (b) no other Appraisal Reduction Event has occurred and is continuing.

An appraisal for any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated every 9 months for so long as an Appraisal Reduction Event exists.

Each Non-Serviced Mortgage Loan is subject to provisions in the related pooling and servicing agreement governing such mortgage loan relating to appraisal reductions that are substantially similar but not identical to the provisions set forth above.  The existence of an appraisal reduction in respect of a Non-Serviced Mortgage Loan will proportionately reduce the Master Servicer’s or the Trustee’s, as the case may be, obligation to make P&I Advances on the Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for current distributions to the holders of the most subordinate Class or Classes of Certificates.  If the Master Servicer or the Trustee do not receive notice of an appraisal reduction event and the related appraisal reduction amount with respect to a Non-Serviced Mortgage Loan, it will have no obligation to proportionately reduce the amount of any principal and interest advance required to be made by the Master Servicer or the Trustee for such Non-Serviced Mortgage Loan.  With respect to a Non-Serviced Mortgage Loan, the Appraisal Reduction Amount will be the amount calculated by the applicable servicer in accordance with and pursuant to the terms of the related pooling and servicing agreement.  With respect to any Non-Serviced Companion Loan that has already been securitized prior to the Closing Date, the Master Servicer, on behalf of the Issuing Entity, will be required to notify the master servicer and the trustee under the other pooling and servicing agreement that governs the servicing of the related Non-Serviced Mortgage Loan that (a) such Non-Serviced Mortgage Loan is included in this trust and (b) upon (i) the existence of an appraisal reduction event and/or (ii) the related calculation of any appraisal reduction amount (or receipt of notice of any such calculation), such master servicer is required to provide to the Master Servicer (who will promptly provide to the Special Servicer and, prior to a Consultation Termination Event, the Directing Holder) and the Trustee prompt notice of the existence of any such appraisal reduction event and/or any such appraisal reduction amount once calculated.  With respect to any Serviced Companion Loan, the Master Servicer will be required under the Pooling and Servicing Agreement to notify the master servicer and the trustee under the pooling and servicing agreement governing the trust which holds such Serviced Companion Loan of the existence of an appraisal reduction event and related appraisal reduction amount, which notice will be deemed delivered if the Master Servicer includes such event and/or amount in its respective monthly statements provided to the other master servicer and other trustee as required under the Pooling and Servicing Agreement.

A “Modified Mortgage Loan” is any Specially Serviced Loan which has been modified by the Special Servicer in a manner that:  (a) reduces or delays the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan or Serviced Loan Combination); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the value of the security for such Mortgage Loan or Serviced Companion Loan or reduces the likelihood of timely payment of amounts due thereon.

Delivery, Form and Denomination

The Offered Certificates will be issuable in registered form, in minimum denominations (other than with respect to the Class PEZ Certificates) of Certificate Balance or Notional Balance, as applicable, of (i) $10,000 with respect to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B and Class C Certificates and multiples of $1 in excess thereof and (ii) $100,000 with respect to the Class X-A Certificates and in multiples of $1 in excess thereof.  The Class PEZ Certificates do not have a minimum denomination.  However, in connection with an exchange of Class A-M, Class B and Class C Certificates for Class PEZ Certificates and vice versa, each of the Class A-M, Class B and Class C Certificates exchanged (in the case of the Class A-M, Class B or Class C Certificates, whether surrendered or received) in such exchange will be required to be in denominations no smaller than the minimum denominations described above.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC.  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described in the prospectus under “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”  Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme (“Clearstream”) and Euroclear participating organizations, the “Participants”), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants.  The Certificate

Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

A “Certificateholder” under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Master Servicer, the Special Servicer, the Trustee (in its individual capacity), the Certificate Administrator, a manager of a Mortgaged Property, a borrower or an affiliate of any such party (which determination will be based upon such party’s representations in an Investor Certification submitted by such party, upon which the Certificate Registrar will be entitled to conclusively rely) will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided that (a) for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Master Servicer, Special Servicer or Operating Advisor or an affiliate thereof will be deemed to be outstanding if such amendment does not relate to the increase in compensation or material reduction in obligations of the Master Servicer, Special Servicer, Operating Advisor or affiliate thereof (other than solely in its capacity as Certificateholder), in which case such Certificates shall be deemed not to be outstanding; (b) subject to clause (c) below, for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Loan, any Certificates beneficially owned by the Special Servicer or an affiliate thereof will be deemed not to be outstanding; (c) for the purpose of exercising its rights as a member of the Controlling Class or as the Directing Holder (if applicable), any Certificate beneficially owned by the Master Servicer, the Special Servicer or an affiliate thereof will be deemed outstanding; and (d) for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or, subject to the execution of an Investor Certification, a prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee).  See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.  For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex C to this free writing prospectus.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures.  If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants.  In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Certificate Administrator through the Participants who in turn will receive them from DTC.  Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC.  DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Euroclear or holders of Offered Certificates.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates.  Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates.  Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg as a professional depository.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time.  None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

The information herein concerning DTC, Clearstream and Euroclear and their book entry systems has been obtained by the Depositor from DTC, Clearstream and Euroclear and other sources that the Depositor believes to be reliable.

Definitive Certificates

Definitive Certificates will be delivered to beneficial owners of the Offered Certificates (“Certificate Owners”) (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the book-entry certificates, and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates.

Upon the occurrence of any of the events described in clauses (i) or (ii) in the immediately preceding paragraph, the Certificate Administrator is required to notify all affected Certificateholders (through DTC and related DTC Participants) of the availability through DTC of Definitive Certificates.  Upon delivery of Definitive Certificates, the Trustee, the Certificate Administrator, the Certificate Registrar and the Master Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement (“Holders”).  Distributions of principal and interest on the Definitive Certificates will be made by the Certificate Administrator directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling and Servicing Agreement.

Upon the occurrence of any of the events described in clauses (i) or (ii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder’s legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested.  The Certificate Administrator will be appointed as the initial Certificate Registrar.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the Certificate Administrator (a “Certifying Certificateholder”) or the Master Servicer, the Certificate Registrar will furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the requesting party.

Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will mail a special notice to all Certificateholders at their respective addresses appearing on the certificate register stating that the requesting Certificateholder wishes to be contacted by other Certificateholders, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the requesting Certificateholder.  The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

Retention of Certain Certificates by Affiliates of Transaction Parties

Affiliates of the Mortgage Loan Sellers, the Depositor, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer may retain certain Classes of Certificates.  Any such party will have the right to dispose of such Certificates at any time.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.  The yield on any Offered Certificate will depend on:  (i) the Pass-Through Rate in effect from time to time for that Certificate; (ii) the price paid for that Certificate and the rate and timing of payments of principal on that Certificate; and (iii) the aggregate amount of distributions on that Certificate.

Pass-Through Rate.  The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will be the rate specified in the definition of the “Pass-Through Rate” in the “Description of the Offered Certificates—Distributions” in this free writing prospectus.  The Class PEZ Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-M, Class B and Class C Trust Components represented by the Class PEZ Certificates.  The yield to maturity on the Offered Certificates will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, and liquidations of Mortgage Loans following default and repurchases of Mortgage Loans.  Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Pass-Through Rates could result in a reduction in the Weighted Average Net Mortgage Pass-Through Rate, thereby, to the extent that the rate applicable to a particular Class of Offered Certificates is not a fixed rate, reducing the Pass-Through Rate on such Class of Offered Certificates.

See “Yield and Maturity Considerations” in the prospectus, “Description of the Offered Certificates” and “Description of the Mortgage Pool” in this free writing prospectus and “—Rate and Timing of Principal Payments” below.

Rate and Timing of Principal Payments.  The yield to maturity to holders of the Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans (including Principal Prepayments on the Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations).  The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof or the dates on which balloon payments and the rate and timing of Principal Prepayments (including payments on the Anticipated Repayment Date for the ARD Loan) and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, property releases, or purchases of Mortgage Loans out of the Issuing Entity).  Prepayments and, assuming the respective stated maturity dates or Anticipated Repayment Dates thereof have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Sequential Pay Certificates and the Class PEZ Certificates of amounts that otherwise would have been distributed over the remaining terms of the Mortgage Loans.  Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates and the Class PEZ Certificates) while workouts are negotiated or foreclosures are completed.  See “The Pooling and Servicing Agreement—Amendment” and “—Modifications,” in this free writing prospectus and “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Foreclosure” in the prospectus.  Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular.  The

Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

See “Risk Factors—Risks Related to the Mortgage Loans—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date and Longer Amortization Schedules and Interest-Only Provisions May Increase Risk” in this free writing prospectus.  In addition, although the borrowers under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, the Depositor makes no assurance that any borrower will be able to prepay any ARD Loan on its Anticipated Repayment Date.  The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and, pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of such ARD Loan; provided that the applicable Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust’s right to apply excess cash flow to principal in accordance with the terms of the related Mortgage Loan Documents.  See “Risk Factors—Risks Related to the Mortgage Loan—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date and Longer Amortization Schedules and Interest-Only Provisions May Increase Risk” in this free writing prospectus.

With respect to the Class A-SB Certificates, the extent to which the planned principal balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates remain outstanding.  As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans if the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates are not outstanding.

The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance of such Certificate.  An investor should consider, in the case of an Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield.  In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity.  As a result, the effect on an investor’s yield to maturity of principal payments on such investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Losses and Shortfalls.  The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans.  Except as described herein, losses and other shortfalls on the Mortgage Loans will generally be allocated to Class H, Class G, Class F, Class E and Class D Certificates, the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component) and the Class A-M Trust Component (and correspondingly, to the Class A-M Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-M Trust Component), in that order, reducing amounts otherwise payable to each Class, and any remaining losses will then be allocated to the C Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, and, with respect to interest losses only, the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F or Class X-G Certificates based on their respective entitlements pro rata.  Further, any Net Prepayment Interest Shortfall for each Distribution Date will be allocated on such Distribution Date among each Class of Regular Certificates and the Trust

Components, pro rata, in accordance with the respective Interest Accrual Amounts for each such Class of Certificates or such Trust Component for such Distribution Date (without giving effect to any such allocation of Net Prepayment Interest Shortfall).

Certain Relevant Factors.  The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, prepayment lock-out periods, and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool” in this free writing prospectus and “Risk Factors” and “Yield and Maturity Considerations—Yield and Prepayment Considerations” in the prospectus.

The rate of prepayment on a Mortgage Loan is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan.  If a Mortgage Loan is not in a Lock-Out Period, the Prepayment Premium or Yield Maintenance Charge, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the Mortgage Loan as part of a refinancing thereof.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus.

The yield on any Class of Certificates whose Pass-Through Rate is affected by the Weighted Average Net Mortgage Pass-Through Rate or the Class PEZ Certificates (if the Pass-Through Rate of any Trust Component is affected by the Weighted Average Net Mortgage Pass-Through Rate) could also be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates, since those Classes bear interest at a rate limited by, equal to, or based on the weighted average of the net mortgage interest rates on the Mortgage Loans.  The Pass-Through Rates on such Certificates may be limited by, equal to, or based on the weighted average of the net mortgage interest rates on the Mortgage Loans even if principal prepayments do not occur.

Delay in Payment of Distributions.  Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 10 days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Interest.  As described under “Description of the Offered Certificates—Distributions” in this free writing prospectus, if the portion of the Available Funds to be distributed in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the respective Interest Accrual Amount for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds.  Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Weighted Average Life

The weighted average life of a Sequential Pay Certificate or Class PEZ Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor.  For purposes of this free writing prospectus, the weighted average life of a Sequential Pay Certificate or Class PEZ Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate.  Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage

Loans is paid or otherwise collected or advanced and the extent to which such payments, collections or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs.  If the balloon payment on a Balloon Loan having a Due Date after the Determination Date in any month is received on the stated maturity date thereof, the excess of such payment over the related Assumed Scheduled Payment will not be included in the Available Funds until the Distribution Date in the following month.  Therefore, the weighted average life of the Sequential Pay Certificates and the Class PEZ Certificates may be extended.

Prepayments on mortgage loans may be measured by a prepayment standard or model.  The model used in this free writing prospectus is the Constant Prepayment Rate (“CPR”) model.  The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate.  As used in each of the following sets of tables with respect to any particular Class, the column headed “0%” assumes that none of the Mortgage Loans is prepaid before maturity or, with respect to an ARD Loan, the Anticipated Repayment Date.  The columns headed “25%,” “50%,” “75%,” and “100%” assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Lock-Out Period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages.  There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Lock-Out Period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Lock-Out Period will not prepay as a result of involuntary liquidations upon default or otherwise.

The tables set forth on Annex D to this free writing prospectus indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class X-A Certificates) that would be outstanding after the Distribution Date in each of the months shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates.  The tables have been prepared on the basis of the information set forth in this free writing prospectus under “Description of the Mortgage Pool—Additional Mortgage Loan Information” and on Annex A-1 to this free writing prospectus and the following assumptions (collectively, the “Modeling Assumptions”):

(a)   the initial Certificate Balance, Notional Balance and the Pass-Through Rate for each Class of Certificates are as set forth in this free writing prospectus;

(b)   the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan’s Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan;

(c)   all scheduled Monthly Payments (including balloon payments) are assumed to be timely received on the first calendar day of each month commencing in November 2014;

(d)   there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts applied to the Mortgage Loans, there are no casualties or condemnations affecting the Mortgaged Properties and no holdback amounts are applied to reduce the principal balance of any Mortgage Loan;

(e)   prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) except to the extent modified below by the assumption lettered (l);

(f)    all Mortgage Loans accrue interest under the method specified in Annex A-1 to this free writing prospectus.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus;

(g)   no party exercises its right of optional termination described in this free writing prospectus and no party that is entitled to under the Pooling and Servicing Agreement will exercise its option to purchase all of the Mortgage Loans and thereby cause an early termination of the Issuing Entity;

(h)   no Mortgage Loan will be repurchased by the related Mortgage Loan Seller for a breach of a representation or warranty or a document defect in the mortgage file and no purchase option holder (permitted to buy out a Mortgage Loan under the related Mortgage Loan Documents, any intercreditor agreement, co-lender agreement or the Pooling and Servicing Agreement) will exercise its option to purchase such Mortgage Loan;

(i)    no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;

(j)    there are no additional expenses of the Issuing Entity;

(k)   distributions on the Certificates are made on the 10th calendar day in each month, commencing in November 2014;

(l)    no prepayments are received as to any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, if any, Defeasance Period, if any, Yield Maintenance Period, if any, or Prepayment Premium Lock-Out Period, if any;

(m)  no partial prepayments are received as to any Mortgage Loan in connection with a partial release of the related Mortgaged Property or Mortgaged Properties securing such Mortgage Loan;

(n)   the Closing Date is October 30, 2014;

(o)   each ARD Loan is paid in full on its Anticipated Repayment Date;

(p)   with respect to each Mortgage Loan, the primary servicing fee, the Master Servicing Fee, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee and the CREFC® License Fee accrue on the same basis as interest accrues on such Mortgage Loan and with respect to each Non-Serviced Mortgage Loan, separate servicing fees as set forth in the related servicing agreement are calculated on the same basis as interest accrues on the related Loan Combination; and

(q)   with respect to 3 Mortgage Loans, representing approximately 2.9% of the Initial Outstanding Pool Balance, each of which has an initial Due Date in December 2014, the related Mortgage Loan Seller will remit to the Depositor on the Closing Date an amount equal to 31 days of interest at the related Mortgage Rate on the Cut-off Date Balance of each of the related Mortgage Loans, which represents the interest accrued for the Interest Accrual Period relating to the first Distribution Date in November 2014.  Such funds will be delivered by the Depositor to the Master Servicer on the Closing Date for deposit into the Collection Account and such amount, net of an amount accrued at the Administrative Fee Rate, will be included in the Available Funds for the Distribution Date in November 2014.

To the extent that the Mortgage Loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth in Annex D to this free writing prospectus, the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class PEZ and Class C Certificates may mature earlier or later than indicated by the tables.  It is highly unlikely that the Mortgage Loans will prepay or perform in accordance with the Modeling Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Modeling Assumptions or at the same rate.  In particular, certain of the Mortgage Loans may not permit voluntary partial Principal Prepayments or may permit the application of certain holdback amounts as a repayment of principal if certain conditions are not satisfied.  In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the tables set forth on Annex D to this free writing prospectus.  Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages.  In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables in this free writing prospectus, or that the aggregate purchase prices of the Offered Certificates will be as assumed.  Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Based on the Modeling Assumptions, the tables set forth in Annex D to this free writing prospectus indicate the resulting weighted average lives of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class PEZ and Class C Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after the Closing Date and each of the Distribution Dates shown under the applicable assumptions at the indicated CPR percentages.

Certain Price/Yield Tables

The tables set forth on Annex E to this free writing prospectus show the corporate bond equivalent (“CBE”) yield, and weighted average life in years with respect to each Class of Offered Certificates.

The yields set forth on the tables set forth on Annex E to this free writing prospectus were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover of this free writing prospectus from and including October 1, 2014 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Certificates and consequently does not purport to reflect the return on any investment in such Classes of Certificates when such reinvestment rates are considered.  Purchase prices are interpreted as a percentage of the initial Certificate Balance of the specified Class and are exclusive of accrued interest.

Yield Sensitivity of the Class X-A Certificates

The yield to maturity of the Class X-A Certificates will be especially sensitive to the prepayment, repurchase, default and loss experience on the related Mortgage Loans, which prepayment, repurchase, default and loss experience may fluctuate significantly from time to time.  A rapid rate of principal payments will have a material negative effect in varying degrees on the yield to maturity of the Class X-A Certificates.  There can be no assurance that the Mortgage Loans will prepay at any particular rate.  Prospective investors in the Class X-A Certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

The table corresponding to the Class X-A Certificates set forth on Annex E to this free writing prospectus indicates the sensitivity of the pre-tax yield to maturity on such class of the certificates to various CPR percentages on the related Mortgage Loans by projecting the monthly aggregate payments of interest on such Class of Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Modeling Assumptions.  It was further assumed that the purchase price of such Class of Certificates is as specified in the related table interpreted as a percentage of the initial Notional Balance (without accrued interest).  Any differences between such assumptions and the actual characteristics and performance of the related Mortgage Loans and of such Class of Certificates may result in yields to maturity being different from those shown in such table.  Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields to maturity in varying prepayment scenarios.

The pre-tax yields to maturity set forth in the table corresponding to the Class X-A Certificates set forth on Annex E to this free writing prospectus were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on such Class of Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed aggregate purchase price plus accrued interest at the initial Pass-Through Rate for such Class of Certificates from and including October 1, 2014 to but excluding the Closing Date, and by converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account shortfalls in the collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on such Class of Certificates (and accordingly does not purport to reflect the return on any investment in such Class of Certificates when such reinvestment rates are considered).

Notwithstanding the assumed prepayment rates reflected in the table corresponding to the Class X-A Certificates set forth on Annex E to this free writing prospectus, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern.  For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on such Class of Certificates is likely to differ from those shown in such table, even if all of the related Mortgage Loans prepay at the indicated CPR percentages over any given time period or over the entire life of the Certificates.

There can be no assurance that the Mortgage Loans will prepay in accordance with the Modeling Assumptions at any particular rate or that the yield to maturity on the Class X-A Certificates will conform to the yields described in this free writing prospectus.  Investors are encouraged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios.  Investors in the Class X-A Certificates should fully consider the risk that a rapid rate of prepayments on the related Mortgage Loans could result in the failure of such investors to fully recover their investments.

In addition, holders of any of the Class X-A Certificates generally have rights to relatively larger portions of interest payments on the related Mortgage Loans with higher Mortgage Rates; thus, the yield to maturity on such Class of Certificates will be materially and adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of October 1, 2014 (the “Pooling and Servicing Agreement”), entered into by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor.

Reference is made to the prospectus for important information in addition to that set forth in this free writing prospectus regarding the terms of the Pooling and Servicing Agreement and the terms and conditions of the Offered Certificates.  The Certificate Administrator will make an electronic copy of the Pooling and Servicing Agreement available to prospective or actual holders of Offered Certificates on its website.

Special Note Regarding the Myrtle Beach Marriott Resort & Spa Loan Combination

Prior to the Myrtle Beach Marriott Resort & Spa Note A1-1 Securitization Date, the Myrtle Beach Marriott Resort & Spa Loan Combination will be serviced pursuant to the COMM 2014-LC17 Pooling and Servicing Agreement.  As described under ‘‘Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Myrtle Beach Marriott Resort & Spa Loan Combination Will Shift to Others” in this free writing prospectus, on and after the Myrtle Beach Marriott Resort & Spa Note A1-1 Securitization Date, the Myrtle Beach Marriott Resort & Spa Loan Combination will be serviced pursuant to the Myrtle Beach Marriott Resort & Spa Pooling and Servicing Agreement, and the provisions of the Myrtle Beach Marriott Resort & Spa Pooling and Servicing Agreement may be different than the terms of the COMM 2014-LC17 Pooling and Servicing Agreement, although the Myrtle Beach Marriott Resort & Spa Loan Combination

will still need to be serviced in compliance with the requirements of the related Myrtle Beach Marriott Resort & Spa Intercreditor Agreement, as described under “Description of the Mortgage Pool—Loan Combinations—The Myrtle Beach Marriott Resort & Spa Loan Combination” in this free writing prospectus.

Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments

The Pooling and Servicing Agreement generally requires the Master Servicer (with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Loan Combinations that are not Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans (other than any Non-Serviced Mortgage Loan) and REO Loans) (in each case, directly or through one or more sub-servicers) to diligently service and administer the applicable Mortgage Loans (other than any Non-Serviced Mortgage Loan, which will be serviced pursuant to separate servicing agreements), Serviced Loan Combinations, Specially Serviced Loans and REO Loans for which each is responsible, in the best interests of and for the benefit of the Certificateholders and, with respect to each applicable Serviced Loan Combination, for the benefit of the holders of the related Serviced Companion Loans (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender, as determined by the Master Servicer or the Special Servicer, as the case may be, in the exercise of its reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the applicable Mortgage Loan Documents, the related intercreditor agreement, if any, and, to the extent consistent with the foregoing:

●	in accordance with the higher of the following standards of care:

1.
the same manner in which, and with the same care, skill, prudence and diligence with which such servicer services and administers similar mortgage loans for other third party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial, multifamily and manufactured housing community mortgage loan servicers servicing their own mortgage loans with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or Serviced Loan Combinations or, in the case of Defaulted Mortgage Loans and defaulted Serviced Loan Combinations, the maximization of timely recovery of principal and interest on a net present value basis on the applicable Mortgage Loans or Serviced Loan Combinations, and the best interests of the Issuing Entity and the Certificateholders and, with respect to any applicable Serviced Loan Combinations, the holders of the related Serviced Companion Loans (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender, as determined by the Master Servicer or the Special Servicer, as the case may be, in the exercise of its reasonable judgment), taking into account the costs to Certificateholders or Serviced Companion Loan holders of any Master Servicer or Special Servicer compensation; and

2.
the same care, skill, prudence and diligence with which such servicer services and administers commercial, multifamily and manufactured housing community mortgage loans owned, if any, by it with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or Serviced Loan Combinations or, in the case of Defaulted Mortgage Loans and defaulted Serviced Loan Combination, the maximization of timely recovery of principal and interest on a net present value basis on the applicable Mortgage Loans or Serviced Loan Combinations, and the best interests of the Issuing Entity and the Certificateholders and, with respect to any applicable Serviced Loan Combination, the holders of the related Serviced Companion Loans (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender, as determined by the Master Servicer or the Special Servicer, as the case may be, in the exercise of its reasonable judgment), taking into account the costs to Certificateholders or Serviced Companion Loan holders of any Master Servicer or Special Servicer compensation;

●	but without regard to any potential conflict of interest arising from:

1.
any relationship that such servicer or any affiliate of it, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing;

2.	t the ownership of any Certificate, any interest in any Companion Loan or any mezzanine loan related to a Mortgage Loan by such servicer or any affiliate of it;

3.	the Master Servicer’s obligation to make Advances;

4.	such servicer’s right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

5.	the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by such servicer or any affiliate of such servicer, as applicable;

6.	any debt that such servicer or any affiliate of such servicer, as applicable, has extended to any borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing); and

7.
any obligation of the Master Servicer, or an affiliate thereof, to repurchase or substitute for a Mortgage Loan as Mortgage Loan Seller (if the Master Servicer or any affiliate thereof is a Mortgage Loan Seller) (the foregoing, collectively referred to as the “Servicing Standard”).

For descriptions of the servicing of the Gateway Center Phase II Mortgage Loan, the Harwood Center Mortgage Loan, the 80 and 90 Maiden Lane Mortgage Loan, the Beverly Connection Mortgage Loan and the Myrtle Beach Marriott Resort & Spa Mortgage Loan, see “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers (including primary servicers), contractors, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys.  Notwithstanding the foregoing, the Special Servicer will not be permitted to enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without, for so long as no Control Termination Event has occurred and is continuing, the consent of the Directing Holder, except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

The Master Servicer may enter into an agreement with an affiliate of CCRE Lending that grants such affiliate the right to assume certain limited sub-servicing duties in the future with respect to the CCRE Strip Pool.

The Pooling and Servicing Agreement provides that neither the Master Servicer, the Special Servicer nor any of their respective affiliates, directors, officers, employees, members, managers, representatives or agents will have any liability to the Issuing Entity, the Certificateholders or Serviced Companion Loan holders for taking any action or refraining from taking any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment.  The foregoing provision would not protect either of the Master Servicer or the Special Servicer against any breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the Pooling and Servicing Agreement for a breach of the Servicing Standard) in the performance of its duties or by reason of its negligent disregard of obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans and to follow the Servicing Standard with respect to such collection procedures.  Consistent with the above, the Master Servicer or the Special Servicer may, in its discretion, waive any late payment fee or default interest in connection with any delinquent Monthly Payment or balloon payment with respect to any Mortgage Loan or Serviced Companion Loan it is servicing.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan Documents or, in the event the Mortgage Loan Documents are silent, by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale of a Defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar non-defaulted debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or Updated Appraisal).

Notwithstanding anything in the Pooling and Servicing Agreement or in any Intercreditor Agreement to the contrary, no direction or objection by the holder of a Serviced Companion Loan may require or cause the Master Servicer or the Special Servicer, as applicable, to violate any provision of any Mortgage Loan, applicable law, the Pooling and Servicing Agreement, any Intercreditor Agreement or the REMIC provisions, including without limitation the Master Servicer’s or Special Servicer’s obligation to act in accordance with the Servicing Standard, or expose the Master Servicer, the Special Servicer, the Depositor, the Paying Agent, the Issuing Entity, a Mortgage Loan Seller, the Operating Advisor, the Certificate Administrator or the Trustee to liability, or materially expand the scope of the Master Servicer’s or Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

The Directing Holder

For so long as no Control Termination Event has occurred and is continuing, the Directing Holder will be entitled to advise (1) the Special Servicer, with respect to all Specially Serviced Loans, (2) the Special Servicer, with respect to non-Specially Serviced Loans, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and (3) the Special Servicer, with respect to all Mortgage Loans for which an extension of maturity is being considered by the Special Servicer or by the Master Servicer, subject to consent or deemed consent of the Special Servicer.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Directing Holder, or due to any failure to approve an action by the Directing Holder, or due to an objection by the Directing Holder that would (1) cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan Documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related intercreditor agreements or the REMIC provisions of the Code, (2) expose the Master Servicer, the Special Servicer, the Depositor, the Paying Agent, the Issuing Entity, the Operating Advisor, the Certificate Administrator (in any of its capacities), the Custodian or the Trustee or their respective affiliates to any claim, suit or liability or (3) materially expand the scope of the Master Servicer or Special Servicer’s responsibilities under the Pooling and Servicing Agreement or cause the Master Servicer or the Special Servicer to act or fail to act, in a manner that is not in the best interests of the Certificateholders.

Except as otherwise described in the succeeding paragraphs below, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer and (b) for so long as no Control Termination Event has occurred and is continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Directing Holder has objected in writing within ten (or thirty with respect to clause (j) below) business days after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the Special Servicer within the ten-day (or thirty-day) period, the Directing Holder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(a)   any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combinations as come into and continue in default;

(b)   any modification, consent to a modification or waiver of any monetary term (other than late payment charges or Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding the timing or acceptance related to late payment charges or Default Interest) of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination or any extension of the maturity date of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination;

(c)   any sale of a Defaulted Mortgage Loan (that is not a Non-Serviced Mortgage Loan), an REO Property (in each case, other than in connection with the termination of the Issuing Entity as described under “—Optional Termination” in this free writing prospectus) or a Defaulted Mortgage Loan that is a Non-Serviced Mortgage Loan that the Special Servicer is permitted to sell in accordance with the Pooling and Servicing Agreement, in each case for less than the applicable Repurchase Price;

(d)   any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(e)   any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination or any consent to either of the foregoing, other than as required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination and for which there is no material lender discretion;

(f)    any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination or any consent to such a waiver or consent to a transfer of the Mortgaged Property or direct or indirect interests in the borrower (including any interests in any applicable mezzanine borrower) or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(g)   any property management company changes for which the lender is required to consent or approve under the Mortgage Loan Documents (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination with a Stated Principal Balance greater than $2,500,000) or franchise changes for which the lender is required to consent or approve under the Mortgage Loan Documents (with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination);

(h)   releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination and for which there is no material lender discretion;

(i)    any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination other than pursuant to the specific terms of such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination and for which there is no lender discretion;

(j)    any determination of an Acceptable Insurance Default;

(k)   the determination of the Special Servicer pursuant to clause (iii) or clause (vii) of the definition of “Specially Serviced Loan”;

(l)    any acceleration of a Mortgage Loan or Serviced Loan Combination following a default or an event of default with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan Documents or with respect to the related mortgagor or Mortgaged Property; and

(m)  any modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender, holder of a Companion Loan or other subordinate debt holder related to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Loan Combination, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

provided, further, that if the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to any applicable Serviced Loan Combination, the holders of any related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender) and the Special Servicer has made a reasonable effort to contact the Directing Holder, the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response.

In the case of the Harwood Center Loan Combination serviced under the COMM 2014-UBS5 Pooling and Servicing Agreement, the Directing Holder will have consent and consultation rights with respect to the Harwood Center Loan Combination under the COMM 2014-UBS5 Pooling and Servicing Agreement that are substantially similar to the consent and consultation rights of the Directing Holder with respect to the Mortgage Loans and Serviced Loan Combinations serviced under the Pooling and Servicing Agreement as further described under “—Servicing of the Non-Serviced Mortgage Loans” above.

In the case of any Loan Combination, so long as the related Companion Loan holder is the “directing holder” with respect to the Loan Combination, such Companion Loan holder may have consent rights with respect to certain servicing matters set forth under “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

For the avoidance of any doubt, the Master Servicer and the Special Servicer (each in such capacity) may not make or be obligated to make any Major Decisions with respect to any Non-Serviced Mortgage Loans and the Controlling Class Representative (except in the case of the Harwood Center Loan Combination) will have no consent rights regarding Major Decisions with respect to any Non-Serviced Mortgage Loans under the Pooling and Servicing Agreement other than effectuating and consenting to the sale of a Defaulted Mortgage Loan that is a Non-Serviced Mortgage Loan under the limited circumstance set forth in clause (c) of the definition of “Major Decision” above.

With respect to any Mortgage Loan or Serviced Loan Combination other than a Non-Serviced Loan Combination, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the Special Servicer will not be required to obtain the consent of the Directing Holder for any of the foregoing actions but will be required to consult with the Directing Holder in connection with any Major Decision (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the Master Servicer or the Special Servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Holder.  Such consultation will not be binding on the Special Servicer.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Loan Combination, if a Control Termination Event has occurred and is continuing (and without regard to the occurrence and continuance of a Consultation Termination Event), the Special Servicer will be required to consult with the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Operating Advisor.  Such consultation will not be binding on the Special Servicer.

With respect to the Gateway Center Phase II Loan Combination, the Harwood Center Loan Combination, the 80 and 90 Maiden Lane Loan Combination, the Beverly Connection Loan Combination and the Myrtle Beach Marriott Resort & Spa Loan Combination, the Gateway Center Phase II Non-Controlling Note Holders, the Harwood Center Non-Controlling Note Holders, the 80 and 90 Maiden Lane Non-Controlling Note Holders, the Beverly Connection Non-Controlling Note Holders and the Myrtle Beach Marriott Resort & Spa Non-Controlling Note Holders, respectively, will each have certain non-binding consultation rights with respect to the servicing of the related Loan Combination as provided in the related intercreditor agreement and described under “Description of the Mortgage Pool—Loan Combinations—The Gateway Center Phase II Loan Combination—Consultation and Control”, “Description of the Mortgage Pool—Loan Combinations—The Harwood Center Combination—Consultation and Control”, “Description of the Mortgage Pool—Loan Combinations—The 80 and 90 Maiden Lane Loan Combination—Consultation and Control”, “Description of the Mortgage Pool—Loan Combinations—The Beverly Connection Loan Combination—Consultation and Control” and “Description of the Mortgage Pool—Loan Combinations—The Myrtle Beach Marriott Resort & Spa Loan Combination—Consultation and Control” in this free writing prospectus.

The “Directing Holder” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), any Serviced Loan Combination or the Harwood Center Loan Combination, the Controlling Class Representative.

The initial Directing Holder for the Mortgage Loans (other than any Non-Serviced Mortgage Loan), Serviced Loan Combinations and the Harwood Center Loan Combination is expected to be Torchlight Investors LLC, on behalf of one or more managed funds or accounts.  The Directing Holder will be responsible for its own expenses.

At any time more than 50% of the Percentage Interest of the Controlling Class Certificateholders direct the Certificate Administrator in writing to hold an election for a Controlling Class Representative, the Certificate Administrator is required to hold such election as soon as practicable at the expense of such requesting Certificateholders.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or a representative thereof) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the Certificate Registrar from time to time; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a written notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, then the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Controlling Class Representative.

The initial Controlling Class Representative will be Torchlight Investors LLC, on behalf of one or more managed funds or accounts, and the Certificate Registrar and the other parties to the Pooling and Servicing Agreement will be entitled to assume that entity or any successor Controlling Class Representative selected thereby and notified to the Certificate Registrar in writing is the Controlling Class Representative on behalf of the B-Piece Buyer, as holder (or beneficial owner) of each Class of Control Eligible Certificates, until the Certificate Registrar receives (a) notice of a replacement Controlling Class Representative from a majority of the Controlling Class Certificateholders by Certificate Balance or (b) notice that the B-Piece Buyer is no longer the holder (or beneficial owner) of a majority of the applicable Class of Control Eligible Certificates due to a transfer of those Certificates (or a beneficial ownership interest in those Certificates).  In the event of clause (b) above, if no successor Controlling Class Representative is then identified to the Certificate Registrar and the other parties to the Pooling and Servicing Agreement, then there will be deemed to be no Controlling Class Representative for purposes of the Pooling and Servicing Agreement until such time as the Certificate Registrar and the other parties to the Pooling and Servicing Agreement receive notice of a successor Controlling Class Representative.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Registrar to the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such class, at least equal to 25% of the initial Certificate Balance of that Class or if no class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates.  The Controlling Class as of the Closing Date will be the Class H Certificates.

A “Consultation Termination Event” will occur with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), any Serviced Loan Combination or the Harwood Center Loan Combination at any date on which (i) no Class of Control Eligible Certificates exists that has a Certificate Balance that is at least equal to 25% of the initial Certificate Balance of that Class or (ii) such Consultation Termination Event is deemed to occur as described in this section.

If a Consultation Termination Event has occurred and is continuing, the Directing Holder will have no consultation or consent rights under the Pooling and Servicing Agreement (or, in the case of the Harwood Center Loan Combination, under the COMM 2014-UBS5 Pooling and Servicing Agreement) and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder.  However, the Directing Holder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

The Master Servicer, Special Servicer, Certificate Administrator, Operating Advisor or Trustee may request that the Certificate Registrar determine which Class of Certificates is the then-current Controlling Class and the Certificate Registrar must thereafter provide such information to the requesting party.  The Master Servicer, Special Servicer, Trustee or Operating Advisor may also request that the Certificate Administrator provide, and the Certificate Administrator must so provide (1) to the extent reasonably available, a list of the holders (or beneficial owners, if applicable) of the Controlling Class and (2) confirmation as to whether a Control Termination Event or Consultation Termination Event has occurred in the 12 months preceding any such request or any other period specified in such request.  Any expenses incurred in connection with obtaining the information described in clause (1) above will be at the expense of the requesting party, except that if (i) such expenses arise in connection with an event as to which the Directing Holder (or Controlling Class Representative) has review, consent or consultation rights with respect to an action taken by, or report prepared by, the requesting party pursuant to the Pooling and Servicing Agreement and (ii) the requesting party has not been notified of the identity of the Directing Holder (or Controlling Class Representative) or reasonably believes that the identity of the Directing Holder (or Controlling Class Representative) has changed, then such expenses will be at the expense of the Issuing Entity.  The Master Servicer, Special Servicer, the Trustee and the Operating Advisor may each rely on any such list so provided.

The Certificate Administrator, and the other parties to the Pooling and Servicing Agreement, will be entitled to assume that the identity of the Directing Holder has not changed absent notice of a replacement of the Directing Holder by a majority of the Controlling Class, or the resignation of the then current Directing Holder.

The “Control Eligible Certificates” will be any of the Class E, Class F, Class G and Class H Certificates.

A “Control Termination Event” will occur with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), any Serviced Loan Combination, or the Harwood Center Loan Combination at any date on which (i) no Class of Control Eligible Certificates exists that has a Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts allocable to such class) that is at least equal to 25% of the initial Certificate Balance of that Class or (ii) such Control Termination Event is deemed to occur as described in this free writing prospectus.

If a Control Termination Event has occurred and is continuing, the Directing Holder will have no right to consent to any action taken or not taken by any party to the Pooling and Servicing Agreement (or, in the case of the Harwood Center Loan Combination, the COMM 2014-UBS5 Pooling and Servicing Agreement), but if no Consultation Termination Event has occurred and is continuing, the Directing Holder will remain entitled to receive any notices, reports or information to which it is entitled pursuant to the Pooling and Servicing Agreement (or, in the case of the Harwood Center Loan Combination, the COMM 2014-UBS5 Pooling and Servicing Agreement) and the Master Servicer, Special Servicer and any other applicable party will be required to consult with the Directing Holder in connection with any action to be taken or refrained from taking to the extent set forth in the Pooling and Servicing Agreement (or, in the case of the Harwood Center Loan Combination, the COMM 2014-UBS5 Pooling and Servicing Agreement).

The Directing Holder has certain rights to remove and replace the Special Servicer as described under “The Servicers—Replacement of the Special Servicer” in this free writing prospectus.  With respect to the Harwood Center Loan Combination, the Directing Holder has certain rights to remove and replace the COMM 2014-UBS5 Special Servicer as described under “—Servicing of the Non-Serviced Mortgage Loans” below.

Notwithstanding anything to the contrary described in this free writing prospectus, at any time when the Class E Certificates are the Controlling Class, the holder of more than 50% of the Class E Certificates, by Certificate Balance, may waive its right to act as, or appoint a representative to act as, the Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative, by irrevocable written notice delivered to the Depositor, Certificate Administrator, Certificate Registrar, Trustee, Master Servicer, Special Servicer and Operating Advisor. Any such waiver will remain effective with respect to such Holder and the Class E Certificates until such time as that Certificateholder has (i) sold a majority of the Class E Certificates (by Certificate Balance) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E Certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect controlling interest in the Class E Certificates.  During such waiver period a Consultation Termination Event will be deemed to exist and the rights of the Controlling Class to appoint a Controlling Class Representative and the rights of the Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).  Following any transfer of more than 50% of the Class E Certificates, the successor holder of more than 50% of the Class E Certificates, if the Class E Certificates are the Controlling Class, by Certificate Balance, will again have the rights to act as, or appoint a representative to act as, the Controlling Class Representative or to exercise any of the rights of the Controlling Class Representative without regard to any prior waiver by the predecessor Certificateholder.  The successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No successor Certificateholder described above will have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class E Certificates if such Mortgage Loan had not also become a Corrected Mortgage Loan prior to such acquisition unless and until such Mortgage Loan becomes a Corrected Mortgage Loan.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Registrar and to notify the Certificate Registrar of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of a Controlling Class Representative or the resignation or removal of a Controlling Class Representative.  Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Registrar when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns.  Upon receipt of such notice, the Certificate Registrar will be required to notify the Special Servicer, the Master Servicer, the Certificate Administrator, the

Depositor, the Operating Advisor, the Trustee and each Serviced Companion Loan noteholder of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the Issuing Entity, any party to the Pooling and Servicing Agreement, the Certificateholders or any other person for any action taken, or for refraining from the taking of any action or for errors in judgment.  However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, or bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Holder:

(a)   may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates or Companion Loan noteholders;

(b)   may act solely in the interests of the holders of the Controlling Class (or in the case of a Loan Combination, the holders of any related Companion Loan);

(c)   does not have any liability or duties to the holders of any Class of Certificates (other than the Controlling Class);

(d)   may take actions that favor the interests of the Directing Holder or one or more Classes of the Certificates including the Holders of the Controlling Class (or, in the case of a Loan Combination, one or more Companion Loan noteholders) over the interests of the Holders of one or more Classes of Certificates and other Companion Loan noteholders; and

(e)   will have no liability whatsoever to any Certificateholder (other than to a Controlling Class Certificateholder, to the extent the Controlling Class Representative is the Directing Holder), the Issuing Entity or any Companion Loan noteholder, any party to the Pooling and Servicing Agreement or any other person (including any borrower under a Mortgage Loan) for having so acted as set forth in clauses (a) through (d) above, and no Certificateholder or Companion Loan noteholder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal thereof for having so acted.

The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement or any intercreditor agreements, will not result in any liability on the part of the Master Servicer or the Special Servicer.

The Operating Advisor

General

The Operating Advisor will act solely as a contracting party to the extent described in this free writing prospectus and as set forth under the Pooling and Servicing Agreement, will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder.  The Operating Advisor will not be charged with changing the outcome on any particular Specially Serviced Loan.  By purchasing a Certificate, Certificateholders acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the Operating Advisor’s participation is to provide additional oversight relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.  Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder.  The duties of the Operating Advisor will terminate, without cost or expense to the Operating Advisor, (1) if there are no Classes of Certificates outstanding other than the Control Eligible Certificates, the Class X-D, Class X-E, Class X-F, Class X-G, Class V, Class R and Class LR Certificates, or (2) upon termination of the Issuing Entity.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Relating to Lack of Certificateholder Control over the Issuing Entity” in this free writing prospectus.

Role of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, unless a Control Termination Event has occurred and is continuing, the Operating Advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the Special Servicer:

(a)   promptly reviewing information available to Privileged Persons on the Certificate Administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement;

(b)   promptly reviewing each Final Asset Status Report; and

(c)   reviewing any Appraisal Reduction Amount and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the Operating Advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the Controlling Class Representative of such error).

The Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease changes and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement and will have no obligations with respect to any Non-Serviced Mortgage Loan.

Role of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, while a Control Termination Event has occurred and is continuing, the Operating Advisor’s obligations will consist of the following:

(a)   the Operating Advisor will be required to consult (on a non-binding basis) with the Special Servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Holder” and “—Special Servicing—Asset Status Report” in this free writing prospectus;

(b)   the Operating Advisor will be required in connection with the preparation of the Operating Advisor’s annual report to generally review the Special Servicer’s operational practices in respect of Specially Serviced Loans in order to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Loans, each in accordance with the Operating Advisor Standard, as described under “—Annual Report” below;

(c)   the Operating Advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the Special Servicer.  In connection with the foregoing,

(i)      after the calculation but prior to the utilization by the Special Servicer, the Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor;

(ii)      if the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)     if the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will be required to promptly notify the Certificate Administrator and the Certificate Administrator will be required to examine the calculations and supporting materials provided by the Special Servicer and the Operating Advisor and determine which calculation is to apply; and

(d)   the Operating Advisor will be required to prepare an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination was a Specially Serviced Loan during the prior calendar year) to be provided to the Trustee, the Master Servicer, the Rating Agencies, the Certificate Administrator (and made available through the Certificate Administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below.

The Operating Advisor will be required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception.  Each party to the Pooling and Servicing Agreement that received Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, the Controlling Class Representative and the Directing Holder other than pursuant to a Privileged Information Exception.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.  It is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Loan Combination, for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Loan holders constituted a single lender), and not to any particular Class of Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment).

“Privileged Information” means (i) any correspondence or other communications between the Directing Holder and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of a Directing Holder under the Pooling and Servicing Agreement or any related intercreditor agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Operating Advisor, as evidenced by an opinion of counsel delivered to each of the Special Servicer, the Directing Holder with respect to such Mortgage Loan, the Certificate Administrator and the Trustee), required by law to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the Special Servicer to the Directing Holder, which does not include any communication (other than the related Asset Status Report) between the Special Servicer and the Directing Holder with respect to such Specially Serviced Loan; provided that no Asset Status Report will be considered to be a Final Asset Status Report unless, if no Control Termination Event has occurred and is continuing, the Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent in respect of such action, or has been deemed to approve or consent to such action or the Asset Status Report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

Annual Report

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, if a Control Termination Event has occurred and is continuing, based on the Operating Advisor’s review of any annual compliance statement, Assessment of Compliance (as defined in the prospectus), Attestation Report (as defined in the prospectus), Asset Status Report and other information (other than any communications between the Directing Holder and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor (if any Mortgage Loans (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination were Specially Serviced Loans during the prior calendar year) will prepare an annual report to be provided to the Master Servicer, the Trustee, the Rating Agencies, the Certificate Administrator (and made available through the Certificate Administrator’s website), the holders of any applicable Companion Loan and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans during the prior calendar year.

The Special Servicer and the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing) must be given an opportunity to review any annual report produced by the Operating Advisor at least 5 business days prior to its delivery to the Trustee and the Certificate Administrator; provided that the Operating Advisor will have no obligation to consider any comments to such annual report that are provided by the Special Servicer or Directing Holder, as applicable.

In each such annual report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Loans.  Each annual report will be required to comply with the confidentiality requirements described in this free writing prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Replacement of the Special Servicer

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and

Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of the Special Servicer in the manner described in “The Servicers—Replacement of the Special Servicer” in this free writing prospectus.

Termination of the Operating Advisor For Cause

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)      any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement or to the Operating Advisor, the Certificate Administrator and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)      any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c)      any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Operating Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(e)      the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)       the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by DBRS, Inc. (“DBRS”), Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”), Moody’s Investors Service, Inc. (“Moody’s”), Morningstar Credit Ratings, LLC (“Morningstar”) or Standard & Poor’s Ratings Services (“S&P”), (including, in the case of Park Bridge Lender Services LLC, this transaction) but has not been special servicer on a transaction for which DBRS, KBRA, Fitch, Moody’s, Morningstar or S&P has qualified, downgraded or withdrawn its rating or ratings of, one or more class of certificates for such transaction citing servicing concerns with the special servicer as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iii) that is not the Depositor, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Controlling Class Representative, the Directing Holder, a depositor, servicer or special servicer with respect to the securitization of a Companion Loan, or an affiliate of the Depositor, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Controlling Class Representative or the Directing Holder, a depositor, servicer or special servicer with respect to the securitization of a Companion Loan and (iv) that has not been paid by any Special Servicer or successor Special Servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor Special Servicer to become the Special Servicer.

Rights upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs then, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, either (i) the Trustee may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Certificates (considering each of the Class A-M, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose), the Trustee will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination (including accrued and unpaid compensation) and indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee or the Certificate Administrator delivers such written notice of termination to the Operating Advisor, upon the written direction of holders of Certificates evidencing not less than 25% of the Voting Rights of each Class of Certificates (considering each of the Class A-M, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose), the Trustee will be required to, appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee.  If the Trustee is acting as the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor.  The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Master Servicer, the Special Servicer and the Certificate Administrator (and the Certificate Administrator will be required to promptly provide such notice to the Controlling Class Representative, each Serviced Companion Loan and each Certificateholder) within one business day of such appointment.  The Operating Advisor may not at any time be the Depositor, the Master Servicer, the Special Servicer, a Mortgage Loan Seller or an affiliate of any of them.  The appointment of the successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates.  Upon any termination of the Operating Advisor and appointment of a successor Operating Advisor, the Trustee will, as soon as possible, be required to give written notice of the termination and appointment to the Rating Agencies, the Special Servicer, the Master Servicer, the Certificate Administrator, the Depositor, the Controlling Class Representative (but only for so long as no Consultation Termination Event has occurred and is continuing), any Serviced Companion Loan noteholder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Certificates evidencing not less than 15% of the aggregate Voting Rights requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will be required to promptly provide written notice of such request to all Certificateholders and the Operating Advisor by posting such notice on its internet website and by mailing such notice to all Certificateholders.  Upon the written direction of holders of more than 50% of the Voting Rights of the Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Certificates exercise their right to vote), the Trustee will be required to terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement by written notice to the Operating Advisor (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination).  The Certificate Administrator will be required to include on each Distribution Date Statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices.

In addition, if there are no Classes of Certificates outstanding other than the Control Eligible Certificates, the Class X-D, Class X-E, Class X-F, Class X-G, Class V, Class R and Class LR Certificates, all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to such termination, including accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) will terminate without the payment of any termination fee.  If the Operating Advisor is terminated pursuant to the foregoing, then no replacement Operating Advisor will be appointed.

Resignation of the Operating Advisor

The Operating Advisor has the right to resign without cost or expense on or after any date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The Operating Advisor will provide all of the parties to the Pooling and Servicing Agreement and the Controlling Class Representative 30 days prior written notice of any such resignation.  If the Operating Advisor resigns pursuant to the foregoing, then no replacement Operating Advisor will be appointed.  The resigning Operating Advisor will be entitled to, and subject, to any rights and obligations that accrued under the Pooling and Servicing Agreement prior to the date of any such resignation (including accrued and unpaid compensation) and any indemnification rights arising out of events occurring prior to its resignation.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan), will accrue at a rate equal to the applicable Operating Advisor Fee Rate with respect to each such Mortgage Loan on the Stated Principal Balance of the related Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” for each Interest Accrual Period is a per annum rate equal to (a) with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan and the Gateway Center Phase II Mortgage Loan), 0.00196% and (b) with respect to the Gateway Center Phase II Mortgage Loan, 0.00613%.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights.  The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 or, such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan; provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.  The Operating Advisor Consulting Fee is not payable on any Non-Serviced Loan Combination.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower.  If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related loan documents.  The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but in no event shall take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Advances

The Master Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”) an amount (each such amount, a “P&I Advance”) equal to the amount not received in respect of the Monthly Payment or Assumed Scheduled Payment (in each case, net of related Servicing Fees, and, in the case of any Non-Serviced Mortgage Loan, net of servicing fees payable to the securitization that services any Non-Serviced Loan Combination and, in the case of the Mortgage Loans that are part of the CCRE Strip Pool, net of the CCRE Strip) on a Mortgage Loan that was delinquent as of the close of business on the immediately preceding Due Date and which delinquent payment has not been received as of the business day immediately preceding the Master Servicer Remittance Date, or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Assumed Scheduled Payment not received that was due prior to the maturity date (in each case, net of related Servicing Fees, servicing fees payable to the securitization that services any Non-Serviced Loan Combination and, in the case of the Mortgage Loans that are part of the CCRE Strip Pool, net of the related Servicing Fees, servicing fees payable to the securitization that services any Non-Serviced Loan Combination and the CCRE Strip); provided, however, that the Master Servicer will not be required to make an Advance to the extent it determines that such Advance (with interest on such Advance at the Advance Rate) would not be ultimately recoverable from collections on the related Mortgage Loan as described below.  In addition, neither the Master Servicer nor the Trustee will make an Advance to the extent that such party determines, or has received written notice from the Special Servicer that the Special Servicer determines, that such Advance would not be ultimately recoverable from collections on the related Mortgage Loan.  Interest (at the Advance Rate) on P&I Advances will accrue from the date such Advance is made.

P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled to such interest and principal, rather than to guarantee or insure against losses.  Neither the Master Servicer nor the Trustee will be required or permitted to make a P&I Advance for Default Interest or balloon payments.  The Special Servicer will not be required or permitted to make any Advance.  The amount of interest required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan as of the immediately preceding Determination Date, less any Appraisal Reduction Amounts allocable to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of such Determination Date.

With respect to each Non-Serviced Mortgage Loan, the Master Servicer, the Special Servicer and the Trustee will each be permitted to make its own determination that the Master Servicer or Trustee has made a nonrecoverable P&I Advance on such Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such Mortgage Loan independently of any determination made by the servicer of any related Companion Loan.  If the Master Servicer or the Special Servicer, as applicable, determines that a proposed P&I Advance with respect to a Non-Serviced Mortgage Loan, if made, or any outstanding P&I Advance with respect to such Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer or the Special Servicer will be required to provide the servicer of the related Companion Loan written notice of such determination, promptly and in any event within the time permitted by the applicable intercreditor agreement.  If the Master Servicer receives written notice from any such servicer that it has determined, with respect to any related Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, such determination will not be binding on the Certificateholders, the Master Servicer or the Trustee; provided, however, with respect to any Non-Serviced Loan Combination, the Master Servicer and the Trustee may conclusively rely on such determination.

With respect to each Mortgage Loan that is part of a Loan Combination, the Master Servicer will be entitled to reimbursement for a P&I Advance, first, from amounts that would have been allocable to the holder of the related Subordinate Companion Loan, if any, second, from the amounts that would have been allocable to the holder of the related Mortgage Loan, and then, if such P&I Advance is a Nonrecoverable Advance, from general collections of the Issuing Entity either immediately or, if it elects, over time in accordance with the terms of the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Trustee will be required to make principal or interest advances with respect to any delinquent payment amounts due on any Companion Loan.

In addition to P&I Advances, the Master Servicer will also be obligated (subject to a nonrecoverability determination or the other limitations described in the Pooling and Servicing Agreement and except with respect to a Non-Serviced Mortgage Loan) to make advances (“Property Advances”, and together with P&I Advances, “Advances”) to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or to protect, manage and maintain each related Mortgaged Property.  The Master Servicer will also be obligated to make Property Advances with respect to Serviced Loan Combinations.  See “Description of the Mortgage Pool—Loan Combinations—The Gateway Center Phase II Loan Combination—Advancing” in this free writing prospectus. With respect to any Non-Serviced Loan Combination, the applicable servicer under the related pooling and servicing agreement will be obligated to make property advances with respect to such Non-Serviced Loan Combination.  See “—Servicing of the Non-Serviced Mortgage Loans”, “Description of the Mortgage Pool—Loan Combinations”, “—The Harwood Center Loan Combination—Advancing”, “—The 80 and 90 Maiden Lane Loan Combination—Advancing” and “—The Beverly Connection Loan Combination—Advancing” and “Description of the Mortgage Pool—Loan Combinations—The Myrtle Beach Marriott Resort & Spa Loan Combination—Advancing” in this free writing prospectus.

With respect to a nonrecoverable property advance on a Non-Serviced Loan Combination, the applicable servicer with respect to the Non-Serviced Mortgage Loan will be entitled to reimbursement first, from amounts that would have been allocable to the holder of the related Subordinate Companion Loan, if any, second, from amounts that would have been allocable to the Non-Serviced Mortgage Loan and any related Non-Serviced Loan Combination is serviced, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, from general collections of the issuing entity formed pursuant to the pooling and servicing agreement under which such non-serviced pari passu Loan Combination is serviced; provided that the applicable servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holders of the related Mortgage Loan and related other Companion Loan(s) and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Mortgage Loan and related other Companion Loan(s) from the Issuing Entity, as the holder of the related Mortgage Loan and the holders of the related other Companion Loan(s).

With respect to a Property Advance on a Serviced Loan Combination, the Master Servicer will be entitled to reimbursement first, from amounts that would have been allocable to the holder of the related Mortgage Loan and any related Serviced Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the Property Advance is a Nonrecoverable Advance, from general collections of the Issuing Entity; provided that the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holders of the related Companion Loan(s) and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Pari Passu Companion Loans from the holders of such Pari Passu Companion Loans.

To the extent that the Master Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a recoverability determination, will make such required Advance pursuant to the terms of the Pooling and Servicing Agreement.  The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer and shall be bound by any nonrecoverability determination of the Special Servicer.  The Trustee, as back-up advancer, will be required to have a combined capital and surplus of at least $50,000,000 and have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement.

Except as otherwise discussed in this section relating to Property Advances made with respect to Loan Combinations, the Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance, together with all accrued and unpaid interest on that Advance at the Advance Rate, (i) from late payments on the related Mortgage Loan paid by the borrower, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the related Specially Serviced Loan or the related Mortgaged Property or other collections relating to the Mortgage Loan or (iii) upon determining in accordance with the Servicing Standard (with respect to the Master Servicer) or in its reasonable judgment (with respect to the Trustee) that the Advance is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

The Master Servicer and the Trustee will each be entitled to receive interest on Advances at a per annum rate equal to the Prime Rate (the “Advance Rate”) (i) from the amount of Default Interest on the related Mortgage Loan (or Loan Combination, with respect to Property Advances) paid by the borrower, (ii) from late payment fees on the related Mortgage Loan (or Loan Combination, with respect to Property Advances) paid by the borrower, and (iii) upon determining in accordance with the Servicing Standard that the amounts described in the preceding two clauses are insufficient to pay such interest, then, from any other amounts from time to time on deposit in the Collection Account (provided that, in the case of interest on a Property Advance with respect to a Serviced Loan Combination, the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the holders of such Companion Loans).  The Master Servicer will be authorized to pay itself or the Trustee, as applicable, such interest monthly prior to any payment to holders of Certificates.  If the interest on such Advance is not recovered from Default Interest and late payment charges on such Mortgage Loan (or Loan Combination, with respect to Property Advances), then a shortfall will result which will have the same effect as a Realized Loss.  The “Prime Rate” is the rate, for any day, set forth as such in the “Money Rates” section of The Wall Street Journal, Eastern Edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or disposition of the related REO Properties.  The Advances are subject to the Master Servicer’s or the Trustee’s, as applicable, determination that such Advances are recoverable.

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the Master Servicer determines that a Property Advance of such amounts would not be recoverable, that Master Servicer will be required to notify the Trustee, the Certificate Administrator and the Special Servicer of such determination.  Upon receipt of such notice, the Master Servicer (with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Loan Combination that is not a Specially Serviced Loan) and the Special Servicer (with respect to any Specially Serviced Loan or REO Property) will be required to determine (with the reasonable assistance of the Master Servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Companion Loan, the holder of the related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender).  If the Master Servicer or the Special Servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and, in the case of a Serviced Companion Loan, the related Serviced Companion Loan noteholder, the Special Servicer (in the case of a determination by the Special Servicer) will be required to direct the Master Servicer to make such payment, who will then be required to make such payment from the Collection Account (or, with respect to a Serviced Loan Combination, the related custodial account) to the extent of available funds.

Recovery of Advances.  Subject to the conditions or limitations set forth in the Pooling and Servicing Agreement, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance and interest at the Advance Rate made out of its own funds from any amounts collected in respect of a Mortgage Loan or REO Loan (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, from any amounts collected in respect of such Serviced Loan Combination) as to which that Advance was made, whether in the form of late payments, insurance proceeds, and condemnation proceeds, liquidation proceeds, REO proceeds or otherwise from the Mortgage Loan or REO Loan (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, from any amounts collected in respect of such Serviced Loan Combination) (“Related Proceeds”) prior to distributions on the Certificates.  Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any Advance that it or the Special Servicer determines (in the case of the Special Servicer, if no Consultation Termination Event has occurred and is continuing, in consultation with the Controlling Class Representative) in accordance with the Servicing Standard (with respect to the Master Servicer and the Special Servicer) and in its good faith business judgment (with respect to the Trustee) would, if made, not be ultimately recoverable (including interest on the Advance at the Advance Rate) out of Related Proceeds (a “Nonrecoverable Advance”).  Any such determination with respect to the recoverability of Advances by the Master Servicer, the Trustee or the Special Servicer, must be evidenced by an officer’s certificate delivered to the Depositor, the Certificate Administrator, the Operating Advisor, the Special Servicer, any related Serviced Pari Passu Companion Loan holder(s), the Controlling Class Representative (but only if no Consultation Termination Event has occurred and is continuing), and the Trustee and, in the case of the Trustee, delivered to the Depositor, the Certificate Administrator, any related Serviced Pari Passu Companion Loan holder(s), the Controlling Class Representative (but only if no Consultation Termination Event has occurred and is continuing), the Operating Advisor, the Master Servicer and the Special Servicer, setting forth such nonrecoverability determination and the considerations of such party forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rents rolls, occupancy status, property inspections and other information used by such party to make such determination, together with any existing appraisal or Updated Appraisal); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Master Servicer, the Operating Advisor, the Certificate Administrator, any related Serviced Pari Passu Companion Loan holder(s), the Controlling Class Representative (but only if no Consultation Termination Event has occurred and is continuing), the Trustee and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) notice of such determination, together with the officer’s certificate and supporting information referred to above.  Any such determination will be conclusive and binding on the Master Servicer, the Special Servicer and the Trustee.

Subject to the discussion in this section relating to Property Advances made with respect to the Loan Combinations, each of the Master Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Collection Account (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, first, out of general funds on deposit in the custodial account related to such Serviced Loan Combination and then, out of general funds on deposit in the Collection Account), in each case, first, from principal collections and then, from interest and other collections.  If the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance at the Advance Rate) for such time as is required to reimburse such excess portion from principal for a period not to exceed 12 months (with the consent of the Directing Holder, for so long as no Control Termination Event has occurred and is continuing, for any deferral in excess of 6 months).  At any time after such determination, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the Mortgage Pool immediately.  The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party to the Pooling and Servicing Agreement, or a violation of any fiduciary duty owed to the Certificateholders by any party to the Pooling and Servicing Agreement.  In addition, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan, REO Loan or a Serviced Loan Combination, as applicable, is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) with respect to a Mortgage Loan or any Serviced Loan Combination which includes a Serviced Pari Passu Companion Loan, first, only out of principal collections in the Collection Account (provided that, with respect to a Property Advance relating to a Serviced Loan Combination, the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Serviced Pari Passu Companion Loans from the holders of such Serviced Pari Passu Companion Loans), less any amounts applied to reimbursement of any nonrecoverable Advances or interest thereon and second, only upon a determination by the Master Servicer, the Special Servicer or the Trustee, as applicable, that either (a) such amounts will not ultimately be recoverable from late collections of interest and principal or any other recovery on or in respect of the related Mortgage Loan or REO Loan or (b) such Workout-Delayed Reimbursement Amounts would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on all of the Mortgage Loans and the REO Properties, from general collections in the Collection Account, taking into account the factors listed below in making this determination.  In making a nonrecoverability determination, such person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans, the recovery of which, at the time of such consideration, is being deferred or delayed by the Master Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Property Advance or P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which is or may be being deferred or delayed and (ii) consider (among other things) the obligations of the borrower under the terms of the related Mortgage Loan (or Serviced Loan Combination, as applicable) as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries.  In addition, any such person may update or change its recoverability determinations at any time (but not reverse any other person’s determination that an Advance constitutes or would constitute a Nonrecoverable Advance) and (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) may obtain, at the expense of the Issuing Entity (and, in the case of a Serviced Loan Combination, such expense shall be allocated in accordance with the allocation provisions of the related intercreditor agreement), any analysis, appraisals or market value estimates or other information for such purposes.  Absent bad faith, any such determination will be conclusive and binding on the Certificateholders and, with respect to Property Advances, the holders of the related Serviced Companion Loan(s).  The Trustee will be entitled to rely conclusively on and be bound by any nonrecoverability determination of the Master Servicer or the Special Servicer, as applicable, and the Master Servicer will be entitled to rely conclusively on  and be bound by any nonrecoverability determination of the Special Servicer.  Nonrecoverable Advances allocated to the Mortgage Loans

(including with respect to any Mortgage Loan that is part of a Loan Combination, as described above) will represent a portion of the losses to be borne by the Certificateholders.

In addition, the Master Servicer, the Special Servicer and the Trustee, as applicable, will be required to consider Unliquidated Advances in respect of prior Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Advances.  Neither the Master Servicer nor the Trustee will be required to make any principal or interest advances with respect to delinquent amounts due on any Companion Loan.  Any requirement of the Master Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

“Unliquidated Advance” means any Advance previously made by a party to the Pooling and Servicing Agreement that has been previously reimbursed, as between the person that made the Advance under the Pooling and Servicing Agreement, on the one hand, and the Issuing Entity, on the other, as part of a Workout-Delayed Reimbursement Amount, as applicable, but that has not been recovered from the related borrower or otherwise from collections on or the proceeds of the Mortgage Loan, the applicable Serviced Loan Combination or Serviced REO Property in respect of which the Advance was made.

Accounts

Collection Account.  The Master Servicer will establish and maintain one or more segregated accounts (collectively, the “Collection Account”) pursuant to the Pooling and Servicing Agreement, and will be required to deposit into the Collection Account (or, with respect to each Serviced Loan Combination, a separate custodial account, which may be a sub-account of the Collection Account) all payments in respect of the Mortgage Loans or Serviced Loan Combinations, as applicable, other than amounts permitted to be withheld by the Master Servicer or amounts to be deposited into any Reserve Account.

Distribution Account.  The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Distribution Account”) in its own name for the benefit of the Trustee, for the benefit of the Certificateholders.  With respect to each Distribution Date, the Master Servicer will remit on or before the Master Servicer Remittance Date to the Certificate Administrator, and the Certificate Administrator will deposit into the Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date an amount of immediately available funds equal to the sum of (i) the Available Funds (including all P&I Advances) and (ii) the Trustee/Certificate Administrator Fee.  To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Distribution Account as described in this free writing prospectus.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Interest Reserve Account.  The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Interest Reserve Account”) in its own name for the benefit of the Trustee, for the benefit of the Certificateholders (other than with respect to the Class V Certificates).  The Interest Reserve Account may be a subaccount of the Distribution Account.  The Certificate Administrator will be required to deposit into the Interest Reserve Account, with respect to each Mortgage Loan that accrues interest based on the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days, on each Distribution Date occurring in February and each Distribution Date occurring in any January, which occurs in a year that is not a leap year, unless such Distribution Date is the final Distribution Date, an amount equal to one (1) day’s interest at the related Net Mortgage Pass-Through Rate on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited, “Withheld Amounts”).

REO Accounts.  Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

Class V Distribution Account.  The Certificate Administrator is required to establish and maintain the “Class V Distribution Account” in its own name, for the benefit of the holders of the Class V Certificates.

The Class V Distribution Account may be a subaccount of the Distribution Account.  On each Distribution Date, the Certificate Administrator is required to distribute from the Class V Distribution Account any Excess Interest received with respect to any ARD Loan during the related Collection Period to the holders of the Class V Certificates.

Exchangeable Distribution Account.  The Certificate Administrator is required to establish and maintain the “Exchangeable Distribution Account” in its own name for the benefit of the holders of the Class PEZ Certificates.  The Exchangeable Distribution Account may be a sub-account of the Distribution Account.  None of the Offered Certificates will represent ownership interests in such account.

The Certificate Administrator will also be deemed to establish and maintain one or more segregated non-interest-bearing accounts or sub-accounts for the “Lower-Tier Distribution Account,” the “Upper-Tier Distribution Account”  and the “Excess Liquidation Proceeds Account,” each in its own name for the benefit of the Trustee, for the benefit of the Certificateholders.  The Lower-Tier Distribution Account and the Upper-Tier Distribution Account may be subaccounts of the Distribution Account.

The Collection Account, the separate custodial account for each Serviced Loan Combination, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and the Exchangeable Distribution Account will be held in the name of the Trustee (or the Master Servicer on behalf of the Trustee or Certificate Administrator for the benefit of the Trustee) on behalf of the holders of Certificates and, in the case of the separate custodial account for a Serviced Loan Combination, the holder of the related Serviced Companion Loan; and with respect to the Lower-Tier Distribution Account, for the benefit of the Trustee as the holder of the related uncertificated regular interests.  Each of the Collection Account, the separate custodial account for each Serviced Loan Combination, any REO Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and the Exchangeable Distribution Account will be (or will be a sub-account of) (i) an account or accounts maintained with a depository institution or trust company the short-term unsecured debt obligations or commercial paper of which are rated at least “P-1” by Moody’s, “F1” by Fitch, at least the equivalent by KBRA (if then rated by KBRA) and “R-1 (middle)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s, Fitch and/or KBRA)), in the case of accounts in which deposits have a maturity of 30 days or less or, in the case of accounts in which deposits have a maturity of more than 30 days, the long-term unsecured debt obligations of which are rated at least “A2” by Moody’s, “A” by Fitch, at least the equivalent by KBRA (if then rated by KBRA) and “A” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s, Fitch and/or KBRA)), (ii) an account or accounts maintained with Wells Fargo Bank, National Association, a wholly owned subsidiary of Wells Fargo & Co., so long as it meets the eligibility standards of the Certificate Administrator set forth in the Pooling and Servicing Agreement, (iii) a segregated trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company (which, subject to the remainder of this clause (iii), may include the Certificate Administrator or the Trustee) acting in its fiduciary capacity which institution or trust company is rated at least “A2” by Moody’s and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority and to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations, Section 9.10(b) and the long-term unsecured debt obligations of which are rated at least “Baa3” by Moody’s, (iv) such other account or accounts that, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (i)-(iii) above, with respect to which a No Downgrade Confirmation has been obtained from each Rating Agency for which the minimum ratings set forth in the applicable clause is not satisfied with respect to such account or (vi) any other account as to which the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation from each Rating Agency, which may be an account maintained by or with the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer.

With respect to each of the accounts, the party that maintains such account (i.e., the Master Servicer, with respect to the Collection Account, the Certificate Administrator with respect to the Distribution Account, the Interest Reserve Account, the Class V Distribution Account, the Excess Liquidation

Proceeds Account and the Exchangeable Distribution Account, and the Special Servicer with respect to any REO Account) shall be the party with the right and obligation to make disbursements from such account.  The Certificate Administrator will have the right to invest the funds in the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and the Exchangeable Distribution Account, the Master Servicer will have the right to invest the funds in the Collection Account and the separate custodial account for each Serviced Loan Combination, and the Special Servicer will have the right to invest the funds in any REO Account, in each case, in certain short-term high quality investments maturing on the business day prior to the date such funds are required to be applied pursuant to the Pooling and Servicing Agreement.  The Certificate Administrator, the Master Servicer or the Special Servicer (as applicable) will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds other than losses resulting from investments directed by or on behalf of a borrower or that result from the insolvency of any financial institution that was an eligible institution under the terms of the Pooling and Servicing Agreement at the time the investment was made and 30 days prior to such insolvency.  The transaction accounts and account activity conducted by the Master Servicer, Special Servicer or Certificate Administrator with respect to any account maintained by it will not be independently verified by any other person or entity.

The Master Servicer may make withdrawals from the Collection Account (and the separate custodial account for each Serviced Loan Combination), to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-On-Sale Clauses.  In most cases, the Mortgage Loans (and the Serviced Loan Combinations) contain provisions in the nature of “due-on-sale” clauses (including, without limitation, sales or transfers of Mortgaged Properties (in full or part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owners), which by their terms, subject to any exceptions in the related Mortgage Loan Documents, (a) provide that the Mortgage Loans (or the Serviced Loan Combinations) will (or may at the lender’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property (or the related borrower or its owners), (b) provide that the Mortgage Loans (or the Serviced Loan Combinations) may not be assumed without the consent of the related lender in connection with any such sale or other transfer or (c) provide that such Mortgage Loans (or the Serviced Loan Combinations) may be assumed or transferred without the consent of the lender provided certain conditions are satisfied.  Neither the Master Servicer (with respect to non-Specially Serviced Loans (other than Non-Serviced Mortgaged Loans)) nor the Special Servicer (with respect to Specially Serviced Loans) will be required to enforce any such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or if the Master Servicer (with respect to non-Specially Serviced Loans (other than Non-Serviced Mortgaged Loans) and with the consent of the Special Servicer) or the Special Servicer (with respect to Specially Serviced Loans) determines, subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus, that the enforcement of such provision is reasonably likely to result in meritorious legal action by the borrower or (y) subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus, the Master Servicer (with the consent of the Special Servicer) or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate or other applicable discount rate), than would enforcement of such clause.  If the Master Servicer or the Special Servicer, as applicable, determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) in the case of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination described in clause (c) of this paragraph, that the conditions to sale or transfer have been satisfied, the Master Servicer or the Special Servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon and to release the original borrower; provided that (a) the credit status of the prospective transferee is in compliance with the Master Servicer’s or the Special Servicer’s servicing standards and criteria and the terms of the related Mortgage and (b) the Master Servicer or the Special Servicer, as applicable, has received a No Downgrade Confirmation (and, if the affected Mortgage Loan is part of a Serviced Loan Combination, a No Downgrade Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan (“Companion Loan Securities”)) from Moody’s, Fitch, DBRS or KBRA with respect to any Mortgage Loan or group of cross-collateralized Mortgage Loans that represent one of the ten largest Mortgage Loans or group of cross-collateralized Mortgage Loans based on Stated Principal Balance.  To the extent not precluded by the Mortgage Loan Documents, the Master Servicer or the Special Servicer, as applicable, may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution.  However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity; provided that in the case of a Serviced Loan Combination the Special Servicer, or the Master Servicer at the direction of the Special Servicer, will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to such Serviced Pari Passu Companion Loans from the holders of such Serviced Pari Passu Companion Loans.  No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under “—Realization Upon Mortgage Loans” and “—Modifications” below.

Due-On-Encumbrance Clauses.  In most cases, the Mortgage Loans (and the Serviced Loan Combinations) contain provisions in the nature of a “due-on-encumbrance” clause which by their terms, subject to any exceptions in the related Mortgage Loan Documents, (a) provide that the related Mortgage Loan (or the Serviced Loan Combinations) will (or may at the lender’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or any ownership interest in the borrower (including, unless specifically permitted, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners), (b) require the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners) or (c) provide that such Mortgaged Property may be further encumbered without the consent of the lender (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners), provided certain conditions are satisfied.  Neither the Master Servicer (with respect to non-Specially Serviced Loans (other than Non-Serviced Mortgaged Loans)) nor the Special Servicer (with respect to Specially Serviced Loans) will be required to enforce such due-on-encumbrance clauses and in connection therewith, will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if, subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus, the Master Servicer (with the consent of Special Servicer) or the Special Servicer, as applicable, (A)  determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Issuing Entity or the holder of any Serviced Companion Loan, if applicable, or that in the case of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination described in clause (c) of this paragraph, that the conditions to further encumbrance have been satisfied and (B) receives a prior No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) from Moody’s, Fitch, DBRS or KBRA with respect to any Mortgage Loan that represents one of the ten largest Mortgage Loans based on Stated Principal Balance.  To the extent not precluded by the Mortgage Loan Documents, neither the Master Servicer nor the Special Servicer may approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance.  However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity; provided that in the case of a Serviced Loan Combination the Special Servicer, or the Master Servicer at the direction of the Special Servicer, will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to such Serviced Pari Passu Companion Loans from the holders of such Serviced Pari Passu Companion Loan.  Neither the Master

Servicer nor the Special Servicer will be responsible for enforcing a “due-on-sale” or a “due-on-encumbrance” clause with respect to any Non-Serviced Mortgage Loan.

Inspections

The Master Servicer (or, with respect to any Specially Serviced Loan and Serviced REO Property, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) at such times and in such manner as is consistent with the Servicing Standard, but in any event is required to inspect each Mortgaged Property securing a Note, with a Stated Principal Balance (or in the case of a Mortgage Loan secured by more than one Mortgaged Property, having an Allocated Loan Amount) of (a) $2,000,000 or more at least once every 12 months commencing in 2015 and (b) less than $2,000,000 at least once every 24 months, commencing in 2016 (or at such decreased frequency as each Rating Agency shall have provided a No Downgrade Confirmation relating to the Certificates and Companion Loan Securities, if any); provided, however, that if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination becomes a Specially Serviced Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan or Serviced Loan Combination becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan; provided, further, that the Master Servicer will not be required to inspect a Mortgaged Property that has been inspected in the previous 6 months.  The reasonable cost of each such inspection performed by the Special Servicer will be paid by the Master Servicer as a Property Advance or if such Property Advance would not be recoverable, as an expense of the Issuing Entity including out of general collections.  With respect to a Serviced Loan Combination, the costs described in the preceding sentence above that relate to the applicable Serviced Loan Combination will be paid out of amounts on deposit in the separate custodial account maintained with respect to such Serviced Loan Combination (allocated in accordance with the expense allocation provision of the related Intercreditor Agreement).  If funds in the applicable custodial account relating to a Serviced Loan Combination are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account; provided that the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Serviced Pari Passu Companion Loans from the holders of such Serviced Pari Passu Companion Loans.  The Master Servicer or the Special Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged Property, or any visible material waste committed on the Mortgaged Property.  Inspection of the Mortgaged Properties securing any Non-Serviced Mortgage Loan will be conducted by the other servicers appointed under, and performed in accordance with the terms of, the servicing agreements governing such Non-Serviced Mortgage Loan.

Insurance Policies

In the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, as applicable (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property and any Non-Serviced Mortgage Loan), the Master Servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain the following insurance coverage (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the Master Servicer will be required to itself cause to be maintained) for the related Mortgaged Property: (a) except where the Mortgage Loan Documents permit a borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of the improvements securing the Mortgage Loan or Serviced Loan Combination, as applicable, and (ii) the Stated Principal Balance of the Mortgage Loan or Serviced Loan Combination, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and (b) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan Documents.

Notwithstanding the foregoing, (i) the Master Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless the Trustee has an insurable interest and such insurance policy was (x) in effect at the time of the origination of such Mortgage Loan or Serviced Loan Combination, as applicable, or (y) required by the related Mortgage Loan Documents and is available at commercially reasonable rates; provided that the Master Servicer will be required to require the related borrower to maintain such insurance in the amount, in the case of clause (x), maintained at origination, and in the case of clause (y), required by such Mortgage Loan or Serviced Loan Combination, as applicable, to the extent such amounts are available at commercially reasonable rates and to the extent the Trustee has an insurable interest:

(i)              if and to the extent that any Mortgage Loan Document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Master Servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the Pooling and Servicing Agreement;

(ii)             the Master Servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided that this will not limit the Master Servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the Pooling and Servicing Agreement;

(iii)            except as provided below, in no event will the Master Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage to the extent that the failure of such borrower to maintain insurance coverage is an Acceptable Insurance Default (as determined by the Special Servicer subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” above in this free writing prospectus);

(iv)            to the extent the Master Servicer itself is required to maintain insurance that the borrower does not maintain, the Master Servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the Issuing Entity as lender has an insurable interest thereon; and

(v)             any explicit terrorism insurance requirements contained in the related Mortgage Loan Documents are required to be enforced by the Master Servicer in accordance with the Servicing Standard (unless the Special Servicer and, if no Control Termination Event has occurred and is continuing, the Directing Holder, have consented to a waiver (including a waiver to permit the Master Servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan Documents) in writing of that provision in accordance with the Servicing Standard).

With respect to each Serviced REO Property, the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement (subject to the right of the Special Servicer to direct the Master Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Master Servicer will be required to make that Property Advance (subject to the recoverability determination and Property Advance procedures described above under “—Advances” in this free writing prospectus)) to the extent reasonably available at commercially reasonable rates and to the extent the Trustee has an insurable interest (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan (other than a Non-Serviced Mortgage Loan), REO Loan or Serviced Loan Combination, as applicable, (or such greater amount of coverage required by the related Mortgage Loan Documents (unless such amount is not available or if no Control Termination

Event has occurred and is continuing, the Directing Holder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months.  However, the Special Servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at a commercially reasonable rates and consistent with the Servicing Standard.

If either (x) the Master Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Loan Combinations and the Serviced REO Properties, as applicable, as to which it is the Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the Master Servicer or Special Servicer (or, in each case, its corporate parent) has long-term unsecured debt obligations that are rated not lower than “A2” by Moody’s, “A-” by Fitch, its equivalent by KBRA (if then rated by KBRA) and “A (low)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s, Fitch and/or KBRA)), and the Master Servicer or the Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or Serviced REO Properties, as applicable.  Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, that maintains such policy will be required, if there shall not have been maintained on any Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, to promptly deposit into the Collection Account (or, with respect to a Serviced Loan Combination, the related separate custodial account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Serviced Loan Combination (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

The costs of the insurance premiums incurred by the Master Servicer or the Special Servicer may be recovered by the Master Servicer or the Special Servicer, as applicable, from reimbursements received from the related borrower or, if the borrower does not pay those amounts, as a Property Advance (to the extent that such Property Advances are recoverable advances) as set forth in the Pooling and Servicing Agreement.  However, even if such Property Advance would be a nonrecoverable advance, the Master Servicer or the Special Servicer, as applicable, may make such payments using funds held in the Collection Account (or, with respect to a Serviced Loan Combination, the related separate custodial account) or may be permitted to make such Property Advance, subject to certain conditions set forth in the Pooling and Servicing Agreement.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans or the Serviced Loan Combinations, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

Assignment of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Issuing Entity on or before the Closing Date from the Mortgage Loan Sellers pursuant to four separate mortgage loan purchase agreements (the “Mortgage Loan Purchase Agreements”).  See “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the Depositor’s rights and remedies against the Mortgage Loan Sellers in respect of breaches of representations and warranties regarding the Mortgage Loans, to the Trustee for the benefit of the holders of the Certificates.  On or prior to the Closing Date, the Depositor will deliver to the Custodian, the Note and certain other documents and instruments (the “Mortgage Loan Documents”) with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination.  The Custodian will hold such documents in trust for the benefit of the holders of the Certificates.  The Custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of defects therein to the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Directing Holder (but for so long as no Consultation Termination Event has occurred and is continuing) and the related Mortgage Loan Seller.

Each of the Mortgage Loan Sellers will, or will retain a third party vendor (which may be the Trustee or the Custodian) to, complete the assignment and recording or filing of the related Mortgage Loan Documents to the Trustee for the benefit of the Certificateholders.  Each Mortgage Loan Seller will be required to effect (at its expense) the assignment and recordation or filing of the related Mortgage Loan Documents until the assignment and recordation or filing of all Mortgage Loan Documents has been completed.

Representations and Warranties; Repurchase; Substitution

In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Mortgage Loan Sellers to the Depositor in the Mortgage Loan Purchase Agreements.

Each of the Mortgage Loan Sellers will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth on Annex F to this free writing prospectus, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to the exceptions set forth in Annex G to this free writing prospectus.  In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of the Certificateholders, all of the representations and warranties described in Annex F to this free writing prospectus made by the Mortgage Loan Sellers to the Depositor in the Mortgage Loan Purchase Agreements.

The Pooling and Servicing Agreement requires that the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee and the Custodian notify each other, the affected Mortgage Loan Seller and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing) promptly upon discovery or receipt of notice of any failure by any party to deliver Mortgage Loan Documents in a timely manner, any defect in any document constituting a part of the mortgage file (as described in the Pooling and Servicing Agreement) or any breach of any representation or warranty referred to in the preceding paragraph that, in each case, materially and adversely affects the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee in such Mortgage Loan or the related Mortgaged Property (each, a “Material Document Defect” or a “Material Breach”, as the case may be).  Each of the Mortgage Loan Purchase Agreements provides that, with respect to any such Mortgage Loan, within 90 days following its receipt of such notice from the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Custodian (or, in the case of a Material Breach or Material Document Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), within 90 days of the Mortgage Loan Seller or any party to the Pooling and Servicing Agreement discovering such Material Breach or Material Document Defect), the affected Mortgage Loan Seller must either (a) cure such breach or defect in all material respects, (b) repurchase such Mortgage Loan at an amount equal to the sum of (1) the outstanding principal balance of the Mortgage Loan as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan at the related Mortgage Rates in effect from time to time, to but not including the Due Date in the month of purchase, but excluding any yield maintenance or other prepayment penalty, (3) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate and all Special

Servicing Fees and Workout Fees allocable to the Mortgage Loan (and, in the case of a Non-Serviced Mortgage Loan, unpaid fees payable to the applicable other servicer or trustee allocable to such Mortgage Loan), (4) any Liquidation Fee allocable to the Mortgage Loan, as specified below in “—Special Servicing—Special Servicing Compensation,” (5) all additional expenses of the Issuing Entity allocable to such Mortgage Loan and (6) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any such expenses arising out of the enforcement of the repurchase obligation (such price, the “Repurchase Price”) or (c) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan (a “Replacement Mortgage Loan”) for the affected Mortgage Loan (the “Removed Mortgage Loan”) and pay any shortfall amount equal to the excess of the Repurchase Price of the Removed Mortgage Loan calculated as of the date of substitution over the Stated Principal Balance of the Replacement Mortgage Loan as of the date of substitution; provided that the applicable Mortgage Loan Seller generally has an additional 90-day period (as set forth in the Pooling and Servicing Agreement) to cure the Material Document Defect or Material Breach if such Material Document Defect or Material Breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such Material Document Defect or Material Breach is not related to the Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).  See “—Servicing Compensation and Payment of Expenses” below in this free writing prospectus.  Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a material defect.

If (x) there exists a breach of any representation or warranty on the part of a Mortgage Loan Seller as set forth in, or made pursuant to, representation 30 or 32 described in Annex F to this free writing prospectus relating to fees and expenses payable by the borrower associated with the exercise of a defeasance option, a waiver of a “due-on-sale” provision or a “due-on-encumbrance” provision or the release of any Mortgaged Property, and (y) the related Mortgage Loan Documents specifically prohibit the Master Servicer or Special Servicer from requiring the related borrower to pay such fees and expenses, then the applicable Mortgage Loan Seller may cure such breach by transferring to the Collection Account, within 90 days of notice of such breach from the Master Servicer or the Special Servicer, the amount of any such fees and expenses borne by the Trust that are the basis of such breach.  Upon its making such deposit, the Mortgage Loan Seller will be deemed to have cured such breach in all respects.  Provided such payment is made, this paragraph describes the sole remedy available to the Trust regarding any such breach, regardless of whether it constitutes a Material Breach, and the applicable Mortgage Loan Seller will not be obligated to repurchase or otherwise cure such breach.

Notwithstanding the foregoing, if there is a Material Breach or Material Document Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan Documents and the applicable Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each applicable Rating Agency has provided a No Downgrade Confirmation.

In lieu of a Mortgage Loan Seller repurchasing, substituting or curing a Material Breach or Material Document Defect, to the extent that the Mortgage Loan Seller and the Special Servicer on behalf of the Issuing Entity (with the consent of the Directing Holder for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the Mortgage Loan Seller to the Special Servicer on behalf of the Issuing Entity that would be deemed sufficient to compensate the Issuing Entity for a Material Breach or Material Document Defect (a “Loss of Value Payment”), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment.  Upon its making such payment, the Mortgage Loan Seller will be deemed to have cured the related Material Breach or Material Document Defect in all respects.  A Loss of Value Payment may not be made with respect to a Material Document Defect or Material Breach that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).

A “Qualified Substitute Mortgage Loan” is a Mortgage Loan that, among other things: (i) has an outstanding Stated Principal Balance that is not more than the outstanding Stated Principal Balance of the related Removed Mortgage Loan, (ii) accrues interest at a rate of interest at least equal to that of the related Removed Mortgage Loan, (iii) has a remaining term to stated maturity of not greater than, and not more than two years less than, the remaining term to stated maturity of the related Removed Mortgage Loan, (iv) is approved, for so long as no Control Termination Event has occurred and is continuing, by the Directing Holder and (v) the Trustee and the Certificate Administrator have received a prior No Downgrade Confirmation.

The obligations of the Mortgage Loan Sellers to repurchase, substitute, cure or make a Loss of Value Payment described in the second, third, fourth and fifth preceding paragraphs constitute the sole remedies available to holders of Certificates or the Trustee for a document defect in the related mortgage file or a breach of a representation or warranty by the related Mortgage Loan Seller with respect to any Mortgage Loan.  None of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee will be obligated to purchase or substitute a Mortgage Loan if a Mortgage Loan Seller defaults on its obligation to repurchase, substitute or cure, and no assurance can be given that a Mortgage Loan Seller will fulfill such obligations.  See the discussion of the respective Mortgage Loan Sellers under “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.  If such obligation is not met as to a Mortgage Loan that is not a “qualified mortgage” within the meaning of Code Section 860G(a)(3), the Upper-Tier REMIC or the Lower-Tier REMIC may fail to qualify to be treated as a REMIC for federal income tax purposes.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing, asset management or (solely with respect to the Operating Advisor) commercial mortgage surveillance, portfolio, provided that certain conditions are satisfied, including obtaining a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities).  The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, will be required to pay all reasonable costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such party.  The Pooling and Servicing Agreement provides that none of the Master Servicer, the Special Servicer or the Operating Advisor may otherwise resign from their obligations and duties as the Master Servicer, the Special Servicer or the Operating Advisor thereunder, except upon either (a) the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Certificate Administrator, (b) the appointment of a successor as described in the first sentence of this paragraph or (c) solely with respect to the Operating Advisor, under the conditions described above under “—The Operating Advisor—Resignation of the Operating Advisor”.  No such resignation may become effective until the Trustee or a successor Master Servicer, Special Servicer or Operating Advisor, as the case may be, has assumed the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer, Special Servicer or Operating Advisor would have been entitled.  If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor will be treated as Realized Losses.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor, or any affiliate, director, officer, employee, member, manager, representatives or agent (including subservicers) of the Depositor, the Master Servicer, the

Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity, the holders of Certificates, any Serviced Companion Loan Holders, any party to the Pooling and Servicing Agreement or any third party beneficiary for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement (including actions taken or not taken at the direction of the Directing Holder), or for errors in judgment; provided that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor or any affiliate, representative, member, manager, director, officer employee or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be protected against any breach of its respective representations and warranties made in the Pooling and Servicing Agreement or any liability that would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Master Servicer, the Special Servicer or the Operating Advisor, by reason of any specific liability imposed for a breach of the Servicing Standard or the Operating Advisor Standard, as applicable) in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder.  The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and any affiliate, director, officer, employee, member, manager, representatives or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability or expense incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder or (ii) in the case of the Depositor and any of its directors, officers, representatives, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.

With respect to a Serviced Loan Combination, the expenses, costs and liabilities described in the preceding sentence above that relate to the applicable Serviced Loan Combination will be paid out of amounts on deposit in the separate custodial account maintained with respect to such Serviced Loan Combination (allocated in accordance with the expense allocation provision of the related Intercreditor Agreement).  If funds in the applicable custodial account relating to a Serviced Loan Combination are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account; provided that the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the holders of such Companion Loan.

The Pooling and Servicing Agreement will also provide that the servicer and the special servicer of the Harwood Center Mortgage Loan will be entitled to indemnification by the Issuing Entity and held harmless against the Issuing Entity’s pro rata share of any claims, losses, penalties, fines, forfeitures, legal fees and any other costs, liabilities, fees and expenses, incurred in connection with the related other pooling and servicing agreement or the Pooling and Servicing Agreement that relate solely to its servicing of the Harwood Center Loan Combination (but excluding any such losses allocable to the related Companion Loans); provided, however, that such indemnification will not extend to any loss, liability or expense incurred by such party by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties under such other pooling and servicing agreement or by reason of negligent disregard of obligations and duties under such other pooling and servicing agreement.

The Pooling and Servicing Agreement will also provide that the servicer and the special servicer of the 80 and 90 Maiden Lane Mortgage Loan will be entitled to indemnification by the Issuing Entity and held harmless against the Issuing Entity’s pro rata share of any claims, losses, penalties, fines, forfeitures, legal fees and any other costs, liabilities, fees and expenses, incurred in connection with the related other pooling and servicing agreement or the Pooling and Servicing Agreement that relate solely to its servicing of the 80 and 90 Maiden Lane Loan Combination (but excluding any such losses allocable to the related Companion Loans); provided, however, that such indemnification will not extend to any loss, liability or expense incurred by such party by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties under such other pooling and servicing agreement or by reason of negligent disregard of obligations and duties under such other pooling and servicing agreement.

The Pooling and Servicing Agreement will also provide that the servicer and the special servicer of the Beverly Connection Mortgage Loan will be entitled to indemnification by the Issuing Entity and held harmless against the Issuing Entity’s pro rata share of any claims, losses, penalties, fines, forfeitures, legal fees and any other costs, liabilities, fees and expenses, incurred in connection with the related other pooling and servicing agreement or the Pooling and Servicing Agreement that relate solely to its servicing of the Beverly Connection Loan Combination (but excluding any such losses allocable to the related Companion Loans); provided, however, that such indemnification will not extend to any loss, liability or expense incurred by such party by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties under such other pooling and servicing agreement or by reason of negligent disregard of obligations and duties under such other pooling and servicing agreement.

The Pooling and Servicing Agreement will also provide that the servicer and the special servicer of the Myrtle Beach Marriott Resort & Spa Mortgage Loan will be entitled to indemnification by the Issuing Entity and held harmless against the Issuing Entity’s pro rata share of any claims, losses, penalties, fines, forfeitures, legal fees and any other costs, liabilities, fees and expenses, incurred in connection with the related other pooling and servicing agreement or the Pooling and Servicing Agreement that relate solely to its servicing of the Myrtle Beach Marriott Resort & Spa Loan Combination (but excluding any such losses allocable to the related Companion Loans); provided, however, that such indemnification will not extend to any loss, liability or expense incurred by such party by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties under such other pooling and servicing agreement or by reason of negligent disregard of obligations and duties under such other pooling and servicing agreement.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability not recoverable from the Issuing Entity.  Each of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates and Companion Loan Securities, as applicable, thereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to be reimbursed therefor from the Collection Account (or with respect to a Serviced Loan Combination, first from the related separate custodial account, as described in the second preceding paragraph) no later than 60 days after submitting such expenses or costs for reimbursement.

The management, prosecution, defense and/or settlement of claims and litigation relating to any Mortgage Loan brought against the Issuing Entity or any party to the Pooling and Servicing Agreement will generally be handled by the Master Servicer and the Special Servicer; subject to certain rights of the Trustee to appear in any such action to which it is a named party and the rights of certain parties to the Pooling and Servicing Agreement to indemnification for certain costs or liabilities arising from such litigation, all as more specifically provided for in the Pooling and Servicing Agreement.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.  In the event the Depositor undertakes any such action, it will be reimbursed by the Issuing Entity from the Collection Account (or with respect to a Serviced Loan Combination, to the extent such reimbursement is allocable to such Serviced Loan Combination, first from the related custodial account), to the extent not recoverable from the Master Servicer or Special Servicer, as applicable.  Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

Any person into which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, will be the successor of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor under the Pooling and Servicing Agreement if each of the Rating Agencies then rating any Certificates has provided a No Downgrade Confirmation (and each rating agency then rating any Companion Loan Securities has provided a No Downgrade Confirmation); provided, however, none of the Depositor, Master Servicer, Special Servicer or Operating Advisor shall be required to obtain a No Downgrade Confirmation from any Rating Agency if (x) the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, as applicable, is merged into or consolidated with a Qualified Affiliate or transfers all or substantially all of its assets to a Qualified Affiliate or (y) the Master Servicer or the Special Servicer enters into a merger and the Master Servicer or the Special Servicer, as applicable, is the surviving entity.

A “Qualified Affiliate” is any person (a) that is organized and doing business under the laws of any state of the United States or the District of Columbia, (b) that is in the business of performing the duties of a servicer of mortgage loans, and (c) as to which 50% or greater of its outstanding voting stock or equity ownership interest are directly or indirectly owned by the Master Servicer or the Special Servicer, as applicable, or by any person or persons who directly or indirectly own equity ownership interests in the Master Servicer or the Special Servicer, as applicable.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)      with respect to the Master Servicer only, any failure by the Master Servicer (i) to make a required deposit to the Collection Account or to the separate custodial account for any Loan Combination on the day and by the time such deposit was first required to be made, which failure is not remedied within two business days, (ii) to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Master Servicer determines that such P&I Advance would not be recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the Master Servicer does not timely make such remittances to the Certificate Administrator, the Master Servicer will be required to pay the Certificate Administrator for the account of the Certificate Administrator interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made) or (iii) to remit to any holder of a Serviced Companion Loan, as and when required by the Pooling and Servicing Agreement or the related intercreditor agreement, any amount required to be so remitted which failure continues for two business days;

(b)      with respect to the Special Servicer only, any failure by the Special Servicer to deposit into the REO Account at or within the time such deposit is required to be made and such failure continues unremedied for two business days, or to remit to the Master Servicer for deposit in the Collection Account (or, in the case of a Serviced Loan Combination, the related custodial account) any such remittance required to be made, under the Pooling and Servicing Agreement; provided, however, that the failure of the Special Servicer to remit such remittance to the Master Servicer will not be a Servicer Termination Event if such failure is remedied within two business days and if the Special Servicer has compensated the Master Servicer for any loss of income (at the Advance Rate) on such amount suffered by the Master Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Issuing Entity for any resulting advance interest due to the Master Servicer;

(c)      any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (15 days in the case of the Master Servicer’s failure to make a Property Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the Master Servicer or the Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement or by the Certificateholders of any Class, evidencing Percentage Interests aggregating not less than 25% of such Class or by a holder of any affected Serviced Companion Loan; provided, if that failure is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 15-, 30- or 45-day period, as applicable, will be extended an additional 30 days;

(d)      any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders or holder of a Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any Class evidencing Percentage Interests aggregating not less than 25% of such Class or by a holder of any affected Serviced Companion Loan; provided, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)      certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, as applicable, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)       Moody’s, DBRS or KBRA has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on “watch status” in contemplation of possible rating downgrade or withdrawal (and such qualification, downgrade or withdrawal or “watch status” placement shall not have been withdrawn by Moody’s, DBRS or KBRA, as applicable, within 60 days of such actual knowledge by the Master Servicer or Special Servicer, as applicable), and, in case of either of clause (A) or (B) above, citing servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or a material factor in such rating action;

(g)      with respect to the Master Servicer, the Master Servicer ceases to have a commercial master servicer rating of at least “CMS3” from Fitch and that rating is not reinstated within 60 days or, with respect to the Special Servicer, the Special Servicer ceases to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days, as the case may be; and

(h)      so long as the Issuing Entity is subject to Exchange Act reporting requirements, any failure by the Master Servicer or Special Servicer, as applicable, to deliver to the Trustee and the Certificate Administrator (i) an annual certification regarding such servicer’s compliance with the terms of the Pooling and Servicing Agreement, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment by the time required under the Pooling and Servicing Agreement after any applicable grace period or (ii) any Exchange

Act reporting items that a primary servicer, sub-servicer or servicing function participant (such entity, the “Sub-Servicing Entity”) retained by the Master Servicer or Special Servicer, as applicable (but excluding any Sub-Servicing Entity which the Master Servicer or Special Servicer has been directed to retain by a Sponsor or Mortgage Loan Seller) is required to deliver (after any applicable grace period) (any Sub-Servicing Entity will be terminated if it defaults in accordance with the provision of this clause (h)).

Rights upon a Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer, as applicable, occurs and is continuing, then the Trustee may, and at the written direction of (1) the holders of Certificates evidencing at least 25% of the aggregate Voting Rights, (2) in the case of the Special Servicer, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder, or (3) the Depositor (with respect to clause (h) of the definition of “Servicer Termination Events”), the Trustee will be required to, terminate all of the rights (other than certain rights to indemnification, compensation and (in certain limited circumstances) the excess servicing strip as provided in the Pooling and Servicing Agreement) and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer, as the case may be, under the Pooling and Servicing Agreement.  In the case of a Servicer Termination Event pursuant to clauses (f) and (g) of the definition thereof, the Certificate Administrator will be required to notify Certificateholders and Serviced Companion Loan noteholders of such Servicer Termination Event and request whether such Certificateholders and, if applicable, such Serviced Companion Loan noteholders favor such termination.  Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the Pooling and Servicing Agreement.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the Master Servicer affects a Serviced Companion Loan and the Master Servicer is not otherwise terminated or (b) if a nationally recognized statistical rating organization (“NRSRO”), as that term is defined in Section 3(a)(62) of the Exchange Act, engaged to rate a Companion Loan Security qualifies, downgrades or withdraws its rating of such Companion Loan Security, citing servicing concerns with the Master Servicer as the sole or a material factor in such rating action and that rating action is not withdrawn within 60 days, and regardless of whether such event constitutes a Servicer Termination Event, then the holder of such Serviced Companion Loan will be entitled to request that the Trustee direct the Master Servicer to appoint a sub-servicer (or if the related Serviced Loan Combination is currently being sub-serviced, then the Trustee may direct the Master Servicer to replace such sub-servicer with a new sub-servicer but only if such original sub-servicer is in default (beyond any applicable cure periods) under the related sub-servicing agreement, and the Master Servicer will be permitted to terminate the sub-servicing agreement due to such default) that will be responsible for servicing the related Serviced Loan Combination; provided, that the Trustee will be required to direct the Master Servicer to obtain a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) (at the expense of the requesting party) with respect to the appointment of such sub-servicer.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the Special Servicer affects a Serviced Companion Loan and the Special Servicer is not otherwise terminated or (b) if an NRSRO engaged to rate a Companion Loan Security qualifies, downgrades or withdraws its rating of such Companion Loan Security, citing servicing concerns with the Special Servicer as the sole or a material factor in such rating action and that rating action is not withdrawn within 60 days, and regardless of whether such event constitutes a Servicer Termination Event, then the holder of such Serviced Companion Loan will be entitled to direct that the Trustee terminate the Special Servicer with respect to the related Serviced Loan Combination only, but no other Mortgage Loan.

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled.  If the Trustee is unwilling or unable so to act, or holders of Certificates evidencing (i) in the case of the Master Servicer, at least 25% of the aggregate Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative, or (ii) in the case of the Special Servicer, at least 25% of the aggregate Voting Rights (or, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder) so request, or, with respect to a Serviced Loan Combination, if an affected Serviced Companion Loan noteholder so requests, or if the Trustee is not an “approved” servicer by any of the rating agencies for mortgage pools similar to the one held by the Issuing Entity, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution that, for so long as no Control Termination Event has occurred and is continuing, has been approved by the Directing Holder (which approval shall not be unreasonably withheld in the case of the appointment of a successor Master Servicer) to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee must obtain a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities).  Pending such appointment, the Trustee is obligated to act in such capacity unless the Trustee is prohibited by law from so acting.  The Trustee and any such successor may agree upon the servicing compensation to be paid; provided that no such compensation may be in excess of that permitted to the terminated Master Servicer or Special Servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated Master Servicer or Special Servicer, additional amounts may be paid to such successor and such amounts in excess of that permitted the terminated Master Servicer or Special Servicer shall be treated as Realized Losses.  All reasonable costs and expenses of the Trustee (including the cost of obtaining a No Downgrade Confirmation and any applicable indemnity) or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the mortgage files to the successor Master Servicer or Special Servicer and amending the Pooling and Servicing Agreement to reflect such succession are required to be paid by the predecessor Master Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses.  If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Trustee or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the Issuing Entity; provided that the terminated Master Servicer or Special Servicer shall not thereby be relieved of its liability for such expenses.

No Certificateholder or holder of a Serviced Companion Loan, as applicable, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder or such holder of a Serviced Companion Loan, as applicable, previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless such holder of a Serviced Companion Loan or the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class, as applicable, have made written request of the Trustee to institute such proceeding in its capacity as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such security or indemnity reasonably satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, failed or refused to institute such proceeding.

Neither the Trustee nor the Certificate Administrator will have any obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee or the Certificate Administrator, as applicable security or indemnity reasonably satisfactory to the Trustee or the Certificate Administrator, as applicable, against the costs, expenses and liabilities which may be incurred in connection with such action.

Notwithstanding the foregoing discussion in this “—Rights upon a Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the events described in clause (f) under “—Servicer Termination Events” above, the Master Servicer will have the right, at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a successor Master Servicer in connection with whose appointment a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) has been provided, in accordance with the terms set forth in the Pooling and Servicing Agreement, including that any successor Master Servicer fulfill the ratings requirements for successor Master Servicer set forth in the Pooling and Servicing Agreement.

In addition, the Depositor may direct the Trustee to terminate the Master Servicer upon 5 business days’ written notice if the Master Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement (subject to any applicable grace period).

Waivers of Servicer Termination Events and Operating Advisor Termination Events

A Servicer Termination Event or Operating Advisor Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates and each Serviced Companion Loan noteholder adversely affected by such Servicer Termination Event or Operating Advisor Termination Event, except (a) a Servicer Termination Event under clause (h) of the definition of “Servicer Termination Events” may be waived only with the consent of the Depositor and (b) a default in making any required deposits to or payments from the Collection Account, any Serviced Loan Combination custodial account or the Lower-Tier Distribution Account or in remitting payments as received, in each case in accordance with the Pooling and Servicing Agreement.

Amendment

The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the holders of Certificates or holders of any Companion Loans:

(a)      to cure any ambiguity or to correct any error;

(b)      to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements herein (or in the private placement memorandum relating to the Private Certificates) made with respect to the Certificates, the Issuing Entity or the Pooling and Servicing Agreement or to correct or supplement any provisions in the Pooling and Servicing Agreement which may be defective or inconsistent with any other provisions in the Pooling and Servicing Agreement;

(c)      to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings then assigned to each Class of Certificates or Companion Loan Securities (provided that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement);

(d)      to amend or supplement a provision, or to supplement any provisions in the Pooling and Servicing Agreement to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change, in each case, which will not adversely affect in any material respect the interests of any Certificateholder or holder of a Serviced Companion Loan not consenting thereto, as evidenced in writing by an opinion of counsel or, if solely affecting any Certificateholder or holder of a Serviced Companion Loan, in respect of which a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) has been obtained;

(e)      to modify the procedures set forth in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 under the Exchange Act (“Rule 17g-5”); and

(f)       in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement (A) to the extent necessary to effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) to modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A); provided that any amendment pursuant to this clause (f) will be at the sole cost and expense of the Depositor.

Any amendment described above may not (a) materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent or (b) adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan noteholder not consenting thereto, as evidenced in the case of clauses (c) through (e) above by (x) an opinion of counsel or (y) solely in the case of a Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency.  The Pooling and Servicing Agreement requires that no such amendment shall cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes.

In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that  the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, In Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012) and Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012)).  These rulings are contrary to more than three decades of market practice and Securities and Exchange Commission practice, as well as guidance provided by the Division of Corporation Finance as posted on the Securities and Exchange Commission’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”) regarding the TIA, Section 304(a)(2) (which guidance was updated on May 3, 2012 to note the first of these rulings referred to above and to state that the “staff is considering CDI 202.01 in light of this ruling”).  See also Harbor Financial, Inc. 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988).  If any of these rulings by the lower courts is affirmed on appeal, or if there is a change by the Division of Corporation Finance of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA.  Depending on the circumstances, rulings by lower courts similar to the foregoing cases, as well as litigation involving the Pooling and Servicing Agreement, could also result in its being required to be qualified under the TIA.  It is expected that the Depositor, in consultation with the Trustee, will perform on an ongoing basis an analysis as to whether the TIA applies to the Pooling and Servicing Agreement.

In the event that subsequent to the date of this free writing prospectus the Depositor, upon consultation with the Trustee, has determined that the TIA does apply to the Pooling and Servicing Agreement or that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended without the consent of any Certificateholder to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement. Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase

Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the consent of the holders of Certificates evidencing at least 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby and the holders of any Serviced Companion Loan affected thereby and the holders of any Non-Serviced Companion Loan affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; provided that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to the holder of any Serviced Companion Loan, without the consent of the holder of such Serviced Companion Loan; (ii) alter the obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance or alter the Servicing Standard or Operating Advisor Standard set forth in the Pooling and Servicing Agreement without the consent of the holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan noteholders; (iii) change the percentages of Voting Rights or Percentage Interests of holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement; or (iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, in each case, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby and consent of the holder of any affected Serviced Companion Loan.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or if applicable, the holder of any affected Serviced Companion Loan, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an opinion of counsel (obtained at the expense of the Issuing Entity), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

In addition, notwithstanding the foregoing, no amendment of the Pooling and Servicing Agreement may be made (i) which adversely affects the rights, including (without limitation) as a third-party beneficiary under the Pooling and Servicing Agreement, and/or obligations of any Mortgage Loan Seller, initial purchaser or Underwriter without its written consent or (ii) which adversely affects (as determined by the applicable Companion Loan noteholder in good faith) the rights and/or obligations of any Companion Loan noteholder without its written consent.

No Downgrade Confirmation

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Mortgage Loan Documents or other provisions of the Pooling and Servicing Agreement, if any action under such Mortgage Loan Documents or the Pooling and Servicing Agreement requires a No Downgrade Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such No Downgrade Confirmation has made a request to any Rating Agency for such No Downgrade Confirmation and, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for No Downgrade

Confirmation, then (i) such Requesting Party will be required to confirm (without providing notice to the 17g-5 Information Provider) that the applicable Rating Agency has received the No Downgrade Confirmation request, and, if it has not, promptly request the related No Downgrade Confirmation again and (ii) if there is no response to either such No Downgrade Confirmation request within 5 business days of such second request or such Rating Agency has responded in a manner that indicates it is neither reviewing such request nor waiving the requirement for No Downgrade Confirmation, (x) with respect to any condition in any Mortgage Loan Document requiring such No Downgrade Confirmation, or with respect to any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Loans), as applicable) will be required to determine, in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in the best interests of the Certificateholders and, in the case of a Serviced Loan Combination, Certificateholders and any holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender), and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) determines that such action would be in the best interest of such parties, then the requirement for a No Downgrade Confirmation will be deemed not to apply (provided that with respect to defeasance, release or substitution of any collateral relating to any Mortgage Loan, any No Downgrade Confirmation requirement with respect to which the Master Servicer or Special Servicer would have been required to make the determination above will be deemed not to apply regardless of any such determination by the Requesting Party (or, if the Requesting Party is the related borrower, the Master Servicer or Special Servicer, as applicable) (it being understood that the Requesting Party (or the Master Servicer or the Special Servicer, as applicable) will in any event review the other conditions required under the related Mortgage Loan Documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a No Downgrade Confirmation) have been satisfied)), and (y) with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be deemed to be satisfied if (i) the incoming master servicer or special servicer, as applicable, confirms in writing that Moody’s and/or DBRS, as applicable, has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a CMBS transaction serviced by the applicable servicer prior to the time of determination, if Moody’s and/or DBRS, as applicable, is the non-responding Rating Agency, (ii) with respect to the Master Servicer, the successor Master Servicer has a commercial master servicer rating of at least “CMS3” from Fitch or, with respect to the Special Servicer, the successor Special Servicer has a commercial special servicer rating of at least “CSS3” from Fitch, as the case may be; or (iii) the incoming master servicer or special servicer, as applicable, confirms in writing that KBRA has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a CMBS transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a No Downgrade Confirmation from each of the Rating Agencies.  In the event an action otherwise requires a No Downgrade Confirmation from each of the Rating Agencies, in absence of such No Downgrade Confirmation, there can be no assurance that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

Any No Downgrade Confirmation requests made by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, pursuant to the Pooling and Servicing Agreement, will be required to be made in writing, which writing must contain a cover page indicating the nature of the No Downgrade Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request.  Such written No Downgrade Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to promptly post such request to the 17g-5 Information Provider’s website).

The Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee will be permitted (but not required) to orally communicate with the Rating Agencies regarding any Mortgage Loan, any Loan Combination, any Certificateholder, any holder of a Companion Loan, any Mortgaged Property or any REO Property, provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place.  The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the Pooling and Servicing Agreement.  All other information required to be delivered to the Rating Agencies pursuant to the Pooling and Servicing Agreement or requested by the Rating Agencies, will first be provided to the 17g-5 Information Provider in electronic format, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the Pooling and Servicing Agreement.

“No Downgrade Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event so specified will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates if then rated by the Rating Agency; provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the No Downgrade Confirmation is sought will be deemed to satisfy the requirement for the No Downgrade Confirmation from the Rating Agency with respect to such matter and the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may proceed with the contemplated action(s) as if it had received the No Downgrade Confirmation.  At any time during which no Certificates are rated by a Rating Agency, no No Downgrade Confirmation will be required from that Rating Agency.  With respect to any matter affecting any Serviced Companion Loan, any No Downgrade Confirmation shall also refer to the NRSROs then rating the securities representing an interest in such Serviced Companion Loan and such NRSRO’s respective ratings of such securities.

Evidence of Compliance

The Certificate Administrator, Custodian, Master Servicer and Special Servicer will be required to provide an annual certification regarding their compliance with the terms of the Pooling and Servicing Agreement.  In addition, the Trustee, Certificate Administrator, Custodian, Operating Advisor, Master Servicer and Special Servicer will be required to provide an annual assessment of compliance and accountant’s attestation report regarding their compliance with the terms of the Pooling and Servicing Agreement.  Notwithstanding the foregoing, the Trustee will not be required to deliver an assessment of compliance with respect to any periods during which there was no Relevant Servicing Criteria applicable to it.  See “Description of the Pooling Agreements—Evidence as to Compliance” in the prospectus.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the “Voting Rights”) shall be allocated among the holders of the respective Classes of Certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-G, Class V, Class R and Class LR Certificates) in proportion to the Certificate Balances of their Certificates, and 2% of the Voting Rights will be allocated pro rata, based on their respective Notional Balances at the time of determination, among the holders of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F or Class X-G Certificates; provided that for purposes of such allocations, the Class A-M Certificates and the Class PEZ Component A-M of the Class PEZ Certificates will be considered as if they together constitute a single “Class”, the Class B Certificates and the Class  PEZ Component B of the Class PEZ Certificates will be considered as if they together constitute a single “Class”, the Class C Certificates and the Class PEZ Component C of the Class PEZ Certificates will be considered as if they together constitute a single “Class”.  Voting Rights will be allocated to the Class PEZ Certificates only with respect to each component thereof that is part of a Class of Certificates determined as described in the proviso to the preceding sentence.  Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.  No Voting Rights will be allocated to the Class V, Class R or Class LR Certificates.  Non-U.S. holders of Exchangeable Certificates will be required to irrevocably appoint a “U.S. person” (for federal income tax purposes) to vote on any matter requiring the vote of such non-U.S. holder.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the Pooling and Servicing Agreement, the Special Servicer, on behalf of the Trustee, may, in accordance with the terms and provisions of the Pooling and Servicing Agreement, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.  The Special Servicer is not permitted, however, to cause the Trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Issuing Entity) that:

(a)      such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Loan Combination, the related Serviced Companion Loan noteholders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan noteholders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and

(b)      there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Loan Combination, the related Serviced Companion Loan noteholders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan noteholders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Issuing Entity will become liable for a material adverse environmental condition at the Mortgaged Property.  However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Issuing Entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the Issuing Entity, the Special Servicer, on behalf of the Issuing Entity, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year in which the Issuing Entity acquires such Mortgaged Property, unless (i) the Internal Revenue Service grants or has not denied an extension of time to sell such property or (ii) the Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the Issuing Entity beyond such period will not result in the imposition of a tax on the Issuing Entity or cause the Issuing Entity (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner.  If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Issuing Entity, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times and that income from the operation or the sale of such property does not result in the receipt by the Issuing Entity of any income from non-permitted assets as described in Code Section 860F(a)(2)(B) with respect to such property.  If the Issuing Entity acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Issuing Entity, generally will be required to retain an independent contractor to manage and operate such property.  The independent contractor generally will be permitted to perform construction (including renovation) on an REO Property only if the construction was more than 10% completed at the time default on the related mortgage loan became imminent.  The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as a Serviced REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Issuing Entity’s net after-tax proceeds from such property.  Generally, neither of the Trust REMICs will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent, if any, on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to an REO Property owned by the Trust would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Properties, such as any hotels operated on the Mortgaged Properties or rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year.  Any of the foregoing types of income will instead constitute “net income from foreclosure property” within the meaning of the REMIC Regulations (such tax referred to in this free writing prospectus as the “REO Tax”), which would be taxable to the Lower-Tier REMIC, as applicable, at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes.  After the Special Servicer reviews the operation of such property and consults with the Certificate Administrator to determine the Issuing Entity’s federal income tax reporting position with respect to income it is anticipated that the Issuing Entity would derive from such property, the Special Servicer could determine, pursuant to the Pooling and Servicing Agreement, that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of any REO Tax.  The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.  Any REO Tax imposed on the Issuing Entity’s income from an REO Property would reduce the amount available for distribution to Certificateholders.  Certificateholders are advised to consult their own tax advisors regarding the possible imposition of the REO Tax in connection with the operation of commercial REO Properties by REMICs.  The Special Servicer will be required to sell any REO Property acquired on behalf of the Issuing Entity within the time period and in the manner described below under “—Sale of Defaulted Mortgage Loans and Serviced REO Properties” in this free writing prospectus.

Under the Pooling and Servicing Agreement, the Special Servicer is required to establish and maintain one or more REO Accounts, to be held for the benefit of the Trustee for the benefit of the Certificateholders and with respect to a Serviced Loan Combination, the related Serviced Companion Loan noteholders, for the retention of revenues and insurance proceeds derived from each Serviced REO Property.  The Special Servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any Serviced REO Property, but only to the extent of amounts on deposit in the REO Account relate to such Serviced REO Property.  To the extent that amounts in the REO Account in respect of any Serviced REO Property are insufficient to make such payments, the Master Servicer is required to make a Property Advance, unless the Master Servicer or Special Servicer determines such Property Advance would be nonrecoverable.  Within one business day following the end of each Collection Period, the Special Servicer is required to deposit all amounts received in respect of each Serviced REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided that the Special Servicer may retain in the REO Account permitted reserves.

Under the Pooling and Servicing Agreement, the Certificate Administrator is required to establish and maintain an Excess Liquidation Proceeds Account, in its own name for the benefit of the Trustee for the benefit of the Certificateholders.  Upon the disposition of any Serviced REO Property as described above, to the extent that Liquidation Proceeds (net of related liquidation expenses of such Mortgage Loan or Serviced Loan Combination or related Serviced REO Property) exceed the amount that would have been received if a principal payment and all other amounts due with respect to such Mortgage Loan and any related Serviced Companion Loan have been paid in full on the Due Date immediately following the date on which proceeds were received (such excess being “Excess Liquidation Proceeds”), such amount will be deposited in the Excess Liquidation Proceeds Account for distribution as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loans and Serviced REO Properties

If the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders or, in the case of a Serviced Loan Combination, Certificateholders and any holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender) to attempt to sell a Defaulted Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, the Special Servicer will be required to use reasonable efforts to solicit offers for each Defaulted Mortgage Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to realize a fair price. In the case of certain Non-Serviced Mortgage Loans, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Loan Combination, the Special Servicer will be entitled to sell (with the consent of the Directing Holder prior to a Control Termination Event) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders.  The Special Servicer is required to accept the first cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan.  If multiple offers are received during the period designated by the Special Servicer for receipt of offers, the Special Servicer is required to select the highest offer.  The Special Servicer is required to give the Trustee, the Certificate Administrator, the Master Servicer, the Operating Advisor and the Directing Holder 10 business days’ prior written notice of its intention to sell any such Defaulted Mortgage Loan.  Neither the Trustee nor any of its affiliates may make an offer for or purchase any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the highest offeror is a person other than an Interested Person.  In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, Updated Appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person, then the Trustee will be required to determine whether the cash offer constitutes a fair price.  In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or Updated Appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a narrative appraisal.  The cost of any such Updated Appraisal or narrative appraisal will be covered by, and will be reimbursable as, a Property Advance.  The Trustee will be permitted to retain, at the expense of the related Interested Person, an independent third party to determine such fair price and will be permitted to conclusively rely on the opinion of such third party’s determination.  Any costs and fees of the Trustee in connection with an offer by an Interested Person and the Trustee’s duties therewith will be reimbursable by such Interested Person.  No offer from an Interested Person will constitute a fair price unless it is the highest offer received.

The Special Servicer is required to use reasonable efforts to solicit offers for each Serviced REO Property on behalf of the Certificateholders and the holder of any related Serviced Companion Loan and to sell each Serviced REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer if the Special Servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the Certificateholders and the holder of any related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender, and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and the holder of any related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender.

If the Gateway Center Phase II Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer will be required to sell such Mortgage Loan together with each related Pari Passu Companion Loan as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the Pooling and Servicing Agreement.

With respect to any Serviced Companion Loan, the related Serviced Pari Passu Companion Loan noteholder will have the right (to the extent set forth in the related intercreditor agreement) to consult with the Special Servicer in connection with the sale of the related Loan Combination as one whole loan after the related Mortgage Loan has become a Defaulted Mortgage Loan.

If the Myrtle Beach Marriott Resort & Spa Mortgage Loan becomes a Defaulted Mortgage Loan, the COMM 2014-LC17 Special Servicer (or, on or after the Myrtle Beach Marriott Resort & Spa Note A1-1 Securitization Date, the Myrtle Beach Marriott Resort & Spa Special Servicer) will be required to sell such Mortgage Loan together with the related Pari Passu Companion Loans as notes evidencing one whole loan, in accordance with the provisions of the Myrtle Beach Marriott Resort & Spa Pooling and Servicing Agreement and the related Intercreditor Agreement.

In addition, with respect to any Non-Serviced Mortgage Loan, if such mortgage loan has become a defaulted mortgage loan under the related pooling and servicing agreement, the special servicer under the related pooling and servicing agreement will generally have the right to sell such mortgage loan together with the related companion loan as notes evidencing one whole loan.  The Controlling Class Representative (if no Control Termination Event has occurred and is continuing) will have the right (to the extent set forth in the related intercreditor agreement) to consult with the applicable special servicer in connection with such sale.

A “Defaulted Mortgage Loan” is a Mortgage Loan or Serviced Loan Combination that is delinquent at least 60 days in respect of its Monthly Payments or more than 60 days delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan Documents and without regard to any acceleration of payments under the Mortgage Loan or Serviced Loan Combination.

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Directing Holder, any Companion Loan Holder, any Certificateholder, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities.

Modifications

The Pooling and Servicing Agreement will permit (a) as to Mortgage Loans that are not Specially Serviced Loans, the Master Servicer (subject to the Special Servicer’s consent, except as provided below) or (b) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the rights of the Directing Holder and, in the case of the Special Servicer, after consultation with the Operating Advisor to the extent described above under “—The Operating Advisor” in this free writing prospectus, to modify, waive or amend any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan or Serviced Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Mortgage Loan Documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation shall exclude the value of personal property and going concern value, if any.

In no event, however, may the Master Servicer or the Special Servicer extend the maturity of any Mortgage Loan, Serviced Loan Combination or Specially Serviced Loan to a date occurring later than the earlier of (A) five years prior to the Distribution Date in November 2047 and (B) if the Mortgage Loan, Serviced Loan Combination or Specially Serviced Loan is secured solely or primarily by a ground lease (or, with respect to a leasehold interest where the borrower is the lessee and that is a space lease or an air rights lease, such space lease or air rights lease), the date 20 years prior to the expiration of the term of such ground lease (or, with respect to a leasehold interest where the borrower is the lessee and that is a space lease or an air rights lease, such space lease or air rights lease) (or 10 years prior to the expiration of such lease if the Master Servicer or the Special Servicer, as applicable, gives due consideration to the remaining term of the ground lease (or, with respect to a leasehold interest where the borrower is the lessee and that is a space lease or an air rights lease, such space lease or air rights lease) and such extension is in the best interest of the Certificateholders and if a Serviced Companion Loan is involved, the holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender) and, if no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder).

In addition, neither the Master Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, which collateral constitutes real property, unless the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation.

The consent of the Special Servicer is required to any modification, waiver or amendment with regard to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination that is not a Specially Serviced Loan (other than certain non-material modifications, waivers or amendments), and the Special Servicer will also be required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any such modification, waiver or amendment, to the extent described under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus.

The Special Servicer is also required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus.  When the Special Servicer’s consent is required with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), the Master Servicer shall promptly provide the Special Servicer with written notice of any request for modification, waiver or amendment accompanied by the Master Servicer’s recommendation and analysis and any and all information in the Master Servicer’s possession that the Special Servicer may reasonably request to grant or withhold such consent.  When the Special Servicer’s consent is required under the Pooling and Servicing Agreement, such consent will be deemed given 15 business days (or, in connection with an Acceptable Insurance Default, 90 days) after receipt (unless earlier objected to) by the Special Servicer from the Master Servicer of the Master Servicer’s written analysis and recommendation with respect to such proposed action together with such other information reasonably required by the Special Servicer.  With respect to all Specially Serviced Loans and non-Specially Serviced Loans, the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer, and prior to itself taking such an action, the written consent of the Directing Holder, which consent will be deemed given 10 business days (or, in connection with an Acceptable Insurance Default, 30 days) after receipt (unless earlier objected to) by the Directing Holder of the Master Servicer’s and/or Special Servicer’s, as applicable, written analysis and recommendation with respect to such waiver together with such other information reasonably required by the Directing Holder.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Directing Holder (other than during the period when a Consultation Termination Event has occurred and is continuing), the Operating Advisor (only if a Control Termination Event has occurred and is continuing), the Depositor and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), in writing, of any modification, waiver, material consent or amendment of any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan and the date of the modification and deliver a copy to the Custodian for deposit in the related mortgage file, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within 10 business days) following the execution of the agreement.

For any performing Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Loan Combination, and subject to the rights of the Special Servicer, the Directing Holder (as described above under “—The Directing Holder” in this free writing prospectus), as applicable, the Master Servicer, without the consent of the Special Servicer, the Directing Holder or the Operating Advisor, as applicable, will be responsible to determine whether to consent to or approve any request by a borrower with respect to:

(a)      approving routine leasing activity with respect to any lease for less than the lesser of (A)  30,000 square feet and (B) 30% of the net rentable area of the related Mortgaged Property;

(b)      approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less than quarterly and within 60 days after the end of the calendar quarter;

(c)      approving annual budgets for the related Mortgaged Property; provided that no such budget (i) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (ii) provides for the payment of any material expenses to any affiliate of the borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

(d)      subject to other restrictions in this free writing prospectus regarding Principal Prepayments, waiving any provision of a Mortgage Loan or Serviced Loan Combination requiring a specified number of days’ notice prior to a Principal Prepayment;

(e)      approving non-material modifications, consents or waivers (other than modifications, consents or waivers specifically prohibited under this “—Modifications” section) in connection with a defeasance permitted by the terms of the Pooling and Servicing Agreement, and subject to certain conditions, including in certain cases, delivery of an opinion of counsel (which opinion of counsel will be an expense of the borrower) to the effect that such modification, waiver or consent would not cause either Trust REMIC to fail to qualify as a REMIC under the Code or result in a “prohibited transaction” under the REMIC provisions of the Code or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes;

(f)       approving consents with respect to non-material rights-of-way and non-material easements and consent to subordination of the related Mortgage Loan to such non-material rights-of-way or easements; provided that the Master Servicer has determined in accordance with the Servicing Standard that such right-of-way or easement does not materially interfere with the then-current use of the related Mortgaged Property or the security intended to be provided by the related Mortgage and will not have a material adverse effect on the value of such Mortgaged Property;

(g)      granting waivers of minor covenant defaults (other than financial covenants);

(h)      as permitted under the Mortgage Loan Documents, payment from any escrow or reserve, or approving disbursements of any earnout or holdback amounts in accordance with the related Mortgage Loan Documents, except (i) releases of any escrows, reserve accounts or letters of credit held as performance escrows or reserves unless required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion or (ii) releases of earnout or holdback amount applicable to certain Mortgage Loans identified in the Pooling and Servicing Agreement;

(i)       approving a change of the property manager at the request of the related borrower so long as (i) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties, and (ii) the subject Mortgage Loan does not have an outstanding principal balance in excess of the lesser of $5,000,000 or 2% of the then aggregate principal balance of the Mortgage Loans; and

(j)       any non-material modifications, waivers or amendments not provided for in clauses (a) through (i) above, which are necessary to cure any ambiguities or to correct scrivener’s errors in the terms of the related Mortgage Loan.

See also “—The Directing Holder” and “—The Operating Advisor” above in this free writing prospectus for a description of the Directing Holder’s and the Operating Advisor’s rights with respect to modifications, waivers and amendments and reviewing and approving the Asset Status Report.

Optional Termination

Any holder of Certificates owning a majority of the Percentage Interest of the then Controlling Class, and, if such holder does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1.0% of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date.  Any such party may be an affiliate of the Sponsor, Depositor, Issuing Entity or other related party at the time it exercises such right.  The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the sum of, without duplication, (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Issuing Entity as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Issuing Entity as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees and other servicing compensation, Trustee/Certificate Administrator Fees, CREFC® License Fees, Operating Advisor Fees, and unpaid expenses of and indemnity amounts owed by the Issuing Entity.  The Issuing

Entity may also be terminated in connection with an exchange by the Sole Certificateholder of all the then outstanding Certificates (excluding the Class R and Class LR Certificates) (provided that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class X-A, Class X-B, Class B, Class PEZ, Class C and Class D Certificates and the Trust Components are no longer outstanding) if the Sole Certificateholder: compensates the Certificate Administrator for the amount of investment income the Certificate Administrator would have earned if the outstanding Certificate Balance of the then outstanding Certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-G, Class R and Class LR Certificates) were on deposit with the Certificate Administrator as of the first day of the current calendar month and the Sole Certificateholder pays to the Master Servicer an amount equal to (i) the product of (a) the Prime Rate, (b) the aggregate Certificate Balance of the then outstanding Certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-G, Class R and Class LR Certificates) as of the date of the exchange and (c) three, divided by (ii) 360; provided, further, that if the Sole Certificateholder has taken only an assignment of the Voting Rights of the Class X-D, Class X-E, Class X-F and Class X-G Certificates, the holders of the Class X-D, Class X-E, Class X-F and Class X-G Certificates will be entitled to receive a cash payment in consideration for an exchange of their Certificates.  Following such termination, no further amount shall be payable on the Certificates, regardless of whether any recoveries are received on the REO Properties.  Notice of any such termination is required to be given promptly by the Certificate Administrator by letter to the Certificateholders with a copy to the Master Servicer, the Special Servicer, the Operating Advisor, the Mortgage Loan Sellers, the Trustee and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website).  Notice to the Certificateholders will be given at their addresses shown in the Certificate Registrar not more than 30 days, and not less than ten days, prior to the anticipated termination date.  With respect to any book-entry Certificates, such notice will be mailed to DTC and beneficial owners of Certificates will be notified to the extent provided in the procedures of DTC and its participants.

“Sole Certificateholder” is any Certificateholder (or Certificateholders, provided they act in unanimity) holding 100% of the then outstanding Certificates (including Certificates with Certificate Balances that have been actually or notionally reduced by any Realized Losses or Appraisal Reduction Amounts, but excluding the Class V, Class R and Class LR Certificates) or an assignment of the Voting Rights thereof; provided that the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates and the Trust Components have been reduced to zero; provided, further, that if the Certificateholders of the Class X-D, Class X-E, Class X-F and Class X-G Certificates have assigned all of the Voting Rights of the Class X-D, Class X-E, Class X-F and Class X-G Certificates to the Holder of 100% of the then outstanding Class E, Class F, Class G and Class H Certificates, then “Sole Certificateholder” means the Certificateholder of 100% of the Class E, Class F, Class G and Class H Certificates.

Servicing Compensation and Payment of Expenses

Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be entitled to withdraw the Servicing Fee for the Mortgage Loans and Serviced Companion Loans from the Collection Account (and with respect to each Serviced Loan Combination, the related separate custodial account).  The “Servicing Fee” with respect to each Mortgage Loan (which also includes the Master Servicing Fee, any fees for primary servicing and sub-servicing functions payable to the Master Servicer and any primary servicer and sub-servicer) will be payable monthly and will accrue at a percentage rate per annum (the “Servicing Fee Rate”) equal to the Administrative Fee Rate set forth on Annex A-1 to this free writing prospectus under the heading “Administrative Fee Rate,” less the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the CREFC® License Fee Rate.  The Servicing Fee will be retained by the Master Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan, and to the extent any Servicing Fee remains unpaid at the liquidation of the related Mortgage Loan, from general collections in the Collection Account.  The “Master Servicing Fee” will be payable monthly and will accrue at a rate per annum (the “Master Servicing Fee Rate”) that is a component of the Servicing Fee Rate.

The Master Servicer will also be entitled to retain as additional servicing compensation for the Mortgage Loans that it is servicing (together with the Master Servicing Fee, “Servicing Compensation”)

(i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans that it is servicing (and with respect to each Serviced Loan Combination, the related separate custodial account) and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan Documents); (ii) to the extent permitted by applicable law and the related Mortgage Loan Documents, 100% of any Modification Fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans (50% where consent of the Special Servicer is required), 100% of any defeasance fees, 100% of assumption fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans (50% where consent of the Special Servicer is required), 100% of loan service transaction fees, beneficiary statement charges, demand fees or similar items (but not including Prepayment Premiums or Yield Maintenance Charges) on all Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans (50% where consent of the Special Servicer is required), 100% of assumption application fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans; (iii) Net Prepayment Interest Excess, if any; (iv) 100% of charges for checks returned for insufficient funds; and (v) Net Default Interest and any late payment fees that accrued during a Collection Period on any Mortgage Loans (and the related Serviced Companion Loans, if applicable) that are not Specially Serviced Loans to the extent collected by the Issuing Entity and remaining after application thereof to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity relating to such Mortgage Loan.  In addition, provided that a Non-Serviced Mortgage Loan is not in special servicing, the Master Servicer will be entitled to any Net Default Interest and any late payment fees collected by the servicer of the Non-Serviced Mortgage Loan that are allocated to the Non-Serviced Mortgage Loan (in accordance with the related intercreditor agreement and the related servicing agreement) during a collection period remaining after application thereof to reimburse interest on P&I Advances on such Non-Serviced Mortgage Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity with respect to such Non-Serviced Mortgage Loan, if applicable, as provided in the Pooling and Servicing Agreement.  The Master Servicer will not be entitled to the amounts specified in clauses (ii) and (iv) of this paragraph with respect to a Non-Serviced Mortgage Loan.  If a Mortgage Loan is a Specially Serviced Loan, the Special Servicer will be entitled to the full amount of any and all Modification Fees, or assumption fees or any other fees, as described below under “—Special Servicing.”  With respect to each Non-Serviced Mortgage Loan, the servicing fees of the related servicer will accrue on the same basis as interest accrues on the related Loan Combination.

If the Master Servicer resigns or is terminated as the Master Servicer, then it will be entitled to retain the related excess servicing strip, except to the extent that any portion of such excess servicing strip is needed to compensate any replacement Master Servicer for assuming the duties of the Master Servicer, as the Master Servicer under the Pooling and Servicing Agreement.  In the event that the Master Servicer resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of the Master Servicer as a primary servicer under the Pooling and Servicing Agreement.  The initial Master Servicer will be entitled to transfer any such excess servicing strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination.

In connection with the Master Servicer Prepayment Interest Shortfall Amount, the Master Servicer will be obligated to reduce its Servicing Compensation as provided in this free writing prospectus under “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls.”

The Master Servicer will pay all of its overhead expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement to the extent and as described in the Pooling and Servicing Agreement).  The Certificate Administrator will withdraw monthly from the Distribution Account the Trustee/Certificate Administrator Fee payable to the Trustee and the Certificate Administrator, as well as any other amounts due and owing to the Certificate Administrator or the Trustee, as the case may be, from the Issuing Entity.

If the Myrtle Beach Marriott Resort & Spa Loan Combination becomes a specially serviced loan prior to the Myrtle Beach Marriott Resort & Spa Note A1-1 Securitization Date, then the Myrtle Beach Marriott

Resort & Spa Loan Combination will be specially serviced under and in accordance with the COMM 2014-LC17 Pooling and Servicing Agreement and the COMM 2014-LC17 Special Servicer will be entitled to receive the special servicing compensation for the Myrtle Beach Marriott Resort & Spa Loan Combination under the COMM 2014-LC17 Pooling and Servicing Agreement.  Prior to the Myrtle Beach Marriott Resort & Spa Note A1-1 Securitization Date, no other special servicer will be entitled to any such compensation or have such rights and obligations.  On and after the Myrtle Beach Marriott Resort & Spa Note A1-1 Securitization Date, the Myrtle Beach Marriott Resort & Spa Loan Combination will be serviced under the Myrtle Beach Marriott Resort & Spa Pooling and Servicing Agreement.  After such securitization, the Myrtle Beach Marriott Resort & Spa Loan Combination will no longer be serviced pursuant to the COMM 2014-LC17 Pooling and Servicing Agreement.  If the Myrtle Beach Marriott Resort & Spa Loan Combination is being specially serviced when the Myrtle Beach Marriott Resort & Spa Note A1-1 is securitized, the COMM 2014-LC17 Special Servicer will be entitled to compensation for the period during which it acted as special servicer with respect to such Loan Combination, including its share of any liquidation or workout fees and its share of any additional servicing compensation as well as all surviving indemnity and other rights in respect of such special servicing role.

Special Servicing

The Special Servicer.  For a description of the Special Servicer, see “The Servicers—The Special Servicer” in this free writing prospectus.

Servicing Transfer Event.  The duties of the Special Servicer generally relate to Specially Serviced Loans and to any Serviced REO Property.  The Pooling and Servicing Agreement will define a “Specially Serviced Loan” and such term is defined in this free writing prospectus to include any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) or Serviced Companion Loan with respect to which:

(i)              either (x) with respect to any Mortgage Loan or Serviced Companion Loan, other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan or Serviced Companion Loan at its maturity date or, if the maturity date of such Mortgage Loan or Serviced Companion Loan has been extended in accordance with the Pooling and Servicing Agreement, a payment default occurs on such Mortgage Loan or Serviced Companion Loan at its extended maturity date or (y) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, that if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer, who shall promptly deliver a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing) within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Holder consents, a Servicing Transfer Event will not occur until 60 days beyond the related maturity date, unless extended by the Special Servicer in accordance with the Mortgage Loan Documents, the Pooling and Servicing Agreement and any related Intercreditor Agreement; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date or extended maturity date and (2) the termination of the refinancing commitment;

(ii)              any Monthly Payment (other than a balloon payment) or any amount due on a monthly basis as an escrow payment or reserve funds, is 60 days or more delinquent;

(iii)              the Master Servicer or the Special Servicer (and, in the case of a determination by the Special Servicer, for so long as no Control Termination Event has occurred and is continuing,

with the consent of the Directing Holder and, with respect to any Serviced Loan Combination, in consultation with the related Serviced Companion Loan noteholders to the extent provided for in the related intercreditor agreement) determines in its reasonable business judgment, exercised in accordance with the Servicing Standard, that (x) a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or (y) any other default that is likely to impair the use or marketability of the related Mortgaged Property or the value of the Mortgaged Property as security for the Mortgage Loan or, if applicable, Serviced Companion Loan, is reasonably foreseeable or there is a significant risk of such default, which monetary or other default, in either case, would likely continue unremedied beyond the applicable grace period (or, if no grace period is specified, for a period of 60 days) and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a balloon payment, for at least 30 days;

(iv)              the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs;

(v)              the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property;

(vi)              the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(vii)             a default, of which the Master Servicer or the Special Servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder and, with respect to any Serviced Loan Combination, in consultation with the related Serviced Companion Loan noteholders to the extent provided for in the related Intercreditor Agreement) materially and adversely affects the interests of the Certificateholders or any holder of a Serviced Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan Documents for such Mortgage Loan or Serviced Companion Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

(viii)            the Master Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each of clause (i) through (viii), a “Servicing Transfer Event”).

A Servicing Transfer Event with respect to a Serviced Loan Combination will generally be delayed if the holder of any related Subordinate Companion Loan is making all cure payments required by the related intercreditor agreement or Pooling and Servicing Agreement, as applicable.  If applicable, see “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

With respect to each Non-Serviced Loan Combination, if a “servicing transfer event” (or an equivalent event) exists with respect to the related Non-Serviced Companion Loan under the related servicing agreement, then a servicing transfer event under such related servicing agreement will also be deemed to exist with respect to the related Non-Serviced Mortgage Loan.  If a Servicing Transfer Event exists with respect to a Mortgage Loan included in a Serviced Loan Combination, then it will also be deemed to exist with respect to the related Serviced Companion Loan.  The Loan Combinations are intended to always be serviced or specially serviced, as the case may be, together.

A Mortgage Loan or Serviced Loan Combination will cease to be a Specially Serviced Loan (each, a “Corrected Mortgage Loan”) (A) with respect to the circumstances described in clauses (i) and (ii) above, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Monthly Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured (as determined by the Special Servicer in accordance with the Servicing Standard) or waived by the Special Servicer; provided in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan.

Asset Status Report.  The Special Servicer will prepare a report (the “Asset Status Report”) for each Mortgage Loan and each Serviced Loan Combination that becomes a Specially Serviced Loan not later than 30 days after the servicing of such Mortgage Loan or such Serviced Loan Combination is transferred to the Special Servicer.  Each Asset Status Report will be delivered to the Master Servicer, the related Directing Holder (only for so long as no Consultation Termination Event has occurred and is continuing), the Operating Advisor (but only if a Control Termination Event has occurred and is continuing), the Controlling Class Representative and the 17g-5 Information Provider (who will be required to promptly post such report to the 17g-5 Information Provider’s website), in the case of each Serviced Loan Combination, the holder of the related Serviced Companion Loan, and upon request, the Underwriters.

For so long as no Control Termination Event has occurred and is continuing, if the Directing Holder does not disapprove of an Asset Status Report within 10 business days, the Directing Holder will be deemed to have approved the Asset Status Report and the Special Servicer will implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the Pooling and Servicing Agreement, the applicable Mortgage Loan Documents or any related intercreditor agreement.  If, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder disapproves such Asset Status Report within such 10 business day period, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 business days after such disapproval.  For so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will revise such Asset Status Report until the Directing Holder fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders (and with respect to a Serviced Loan Combination, the holder of the related Serviced Companion Loan, as a collective whole as if such Certificateholders and Companion Loan holder constituted a single lender).  In any event, for so long as a Control Termination Event has not occurred and is not continuing, if the Directing Holder does not approve an Asset Status Report within 60 business days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report if consistent with the Servicing Standard.  The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Directing Holder may have.  Notwithstanding the foregoing, with respect to any Non-

Serviced Mortgage Loan, and subject to the provisions of the related Other Pooling and Servicing Agreement, the Directing Holder will be entitled to a comparable Asset Status Report.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), if a Control Termination Event has occurred and is continuing, each of the Operating Advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder will be entitled to consult with the Special Servicer and propose alternative courses of action in respect of any Asset Status Report and the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor.  The Special Servicer may revise the Asset Status Reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor and the Directing Holder.

In the case of the Harwood Center Loan Combination serviced under the COMM 2014-UBS5 Pooling and Servicing Agreement, the Directing Holder will have approval and consultation rights with respect to any asset status report prepared by the COMM 2014-UBS5 Special Servicer with respect to the Harwood Center Loan Combination that are substantially similar to the approval and consultation rights of the Directing Holder with respect to the Mortgage Loans and Serviced Loan Combinations serviced under the Pooling and Servicing Agreement as further described under “—Servicing of the Non-Servicer Mortgage Loans” in this free writing prospectus.

Special Servicing Compensation.  Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees for the Mortgage Loans that it is special servicing including the Special Servicing Fee, the Workout Fee and the Liquidation Fee.  The Special Servicer will not be entitled to retain any portion of the Excess Interest paid on any ARD Loan.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Loan at a rate equal to 0.25% per annum of the Stated Principal Balance of such Specially Serviced Loan or REO Loan, as applicable.  The special servicer with respect to each Non-Serviced Loan Combination will accrue a comparable special servicing fee with respect to each Non-Serviced Loan Combination pursuant to the  related servicing agreement.

A “Workout Fee” will in general be payable with respect to each Corrected Mortgage Loan and will be payable by the Issuing Entity out of each collection of interest and principal (including scheduled payments, prepayments (provided that a repurchase or substitution by a Mortgage Loan Seller of a Mortgage Loan due to a Material Document Defect or a Material Breach will not be considered a prepayment for purposes of this definition), balloon payments and payments at maturity, but excluding late payment charges, Default Interest and Excess Interest) received on the related Specially Serviced Loan that becomes a Corrected Mortgage Loan, for so long as it remains a Corrected Mortgage Loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a Specially Serviced Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any Corrected Mortgage Loan if and to the extent that the Corrected Mortgage Loan became a Specially Serviced Loan under clause (iii) of the definition of “Specially Serviced Loan” and no event of default actually occurs, unless the Mortgage Loan or Serviced Companion Loan is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement or the Mortgage Loan subsequently qualifies as a Specially Serviced Loan for a reason other than under clause (iii) of the definition of “Specially Serviced Loan”; provided, further that if a Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related collection of principal and interest is received within 3 months following the related maturity date as a result of the related Mortgage Loan or Serviced Companion Loan being refinanced or otherwise repaid in full, the Special Servicer will not be entitled to collect a Workout Fee out of the proceeds received in connection with such workout if such fee would reduce the amount available for distributions to Certificateholders, but the Special Servicer may collect from the related borrower and retain (x) a workout fee, (y) such other fees as are provided for in the related Mortgage Loan Documents and (z) other appropriate fees in connection with such workout.  In addition, notwithstanding the foregoing, the total amount of Workout Fees payable by the Issuing Entity with respect to a Corrected Mortgage Loan and with respect to any particular workout (assuming, for the purposes of this calculation, that such Corrected Mortgage Loan continues to perform throughout its term in accordance with the terms of the related workout) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Corrected Mortgage Loan; provided that the Special Servicer will be entitled to collect such Workout Fees from the Issuing Entity until such time it has been fully paid such reduced amount.  In addition, the Workout Fee will be subject to the cap described below.

The Workout Fee with respect to any such Corrected Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or Serviced Loan Combination again becomes a Corrected Mortgage Loan.

If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to each Corrected Mortgage Loan during the period that it had responsibility for servicing such Corrected Mortgage Loan (or for any Specially Serviced Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special Servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Corrected Mortgage Loan ceases to be payable in accordance with the preceding paragraph.

The special servicer with respect to each Non-Serviced Loan Combination will accrue a comparable workout fee with respect to such Non-Serviced Loan Combination pursuant to the related pooling and servicing agreement, although there may be a higher cap (or no cap) on such fee.

A “Liquidation Fee” will be payable by the Issuing Entity to the Special Servicer, except as otherwise described below, with respect to (i) each Specially Serviced Loan or REO Loan, (ii) each Mortgage Loan repurchased by a Mortgage Loan Seller or (iii) each Defaulted Mortgage Loan that is a Non-Serviced Mortgage Loan sold by the Special Servicer in accordance with the Pooling and Servicing Agreement, in each case, as to which the Special Servicer obtains a full, partial or discounted payoff from the related borrower, a loan purchaser or Mortgage Loan Seller, as applicable, and, except as otherwise described below, with respect to any Specially Serviced Loan or REO Property as to which the Special Servicer recovered any proceeds (“Liquidation Proceeds”).  The Liquidation Fee will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds (exclusive of any portion of such amount that represents penalty charges) and (2) $1,000,000; provided the total amount of a Liquidation Fee payable by the Issuing Entity with respect to any Specially Serviced Loan, REO Loan or Mortgage Loan in connection with any particular liquidation (or partial liquidation) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Specially Serviced Loan, REO Loan or Mortgage Loan.  In addition, the Liquidation Fee will be subject to the cap described below.

The special servicer with respect to each Non-Serviced Loan Combination will accrue a comparable liquidation fee with respect to such Non-Serviced Loan Combination pursuant to the related pooling and servicing agreement (other than a Liquidation Fee with respect to the repurchase of a Non-Serviced Mortgage Loan included in the Issuing Entity), although there may be a higher cap (or no cap) on such fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

●
the purchase of any Defaulted Mortgage Loan by the Special Servicer or the Directing Holder or any of their affiliates if within 90 days after the transfer of the Defaulted Mortgage Loan to special servicing,

●	the purchase of all of the Mortgage Loans (other than an REO Loan) and all property acquired in respect of any Mortgage Loan by the Sole Certificateholder, the Certificateholder owning a majority of the Percentage Interest of the then Controlling Class, the Special Servicer or the Master Servicer in connection with the termination of the Issuing Entity,

●
a repurchase or replacement of a Mortgage Loan by a Mortgage Loan Seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement,

●
with respect to any Mortgage Loan that is subject to mezzanine indebtedness the purchase of such Mortgage Loan by the holder of the related mezzanine loan within 90 days after the first time that such holder’s option to purchase such Mortgage Loan becomes exercisable, provided, however, that even if the purchase occurs before such expiration, the Liquidation Fee will be payable to the extent paid by, and collected from, the related borrower or the mezzanine lender,

●
with respect to a Serviced Companion Loan that is subject to another securitization, (A) a repurchase or replacement of such Serviced Companion Loan by the applicable mortgage loan seller due to a breach of a representation or warranty or a document defect under the related mortgage loan purchase agreement related to the pooling and servicing agreement for the trust that owns such Serviced Companion Loan prior to the expiration of the cure period (including any applicable extension thereof) set forth therein or (B) a purchase of such Serviced Companion Loan pursuant to a clean-up call or similar liquidation under the pooling and servicing agreement for the trust that owns such Serviced Companion Loan,

●
a Loss of Value Payment by a Mortgage Loan Seller, if such payment is made prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement, and

●
if a Mortgage Loan or Serviced Loan Combination becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related Liquidation Proceeds are received within 3 months following the related maturity date as a result of the related Mortgage Loan or Serviced Loan Combination being refinanced or otherwise repaid in full (provided that the Special Servicer may collect from the related borrower and retain (x) a liquidation fee, (y) such other fees as are provided for in the related Mortgage Loan Documents and (z) other appropriate fees in connection with such liquidation).

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest.  The Special Servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Loan.

If the Special Servicer resigns or is terminated, and prior or subsequent to such resignation or termination, either (A) a Specially Serviced Loan was liquidated or modified pursuant to an action plan submitted by the initial Special Servicer and approved (or deemed approved) by the Directing Holder or the Special Servicer has determined to grant a forbearance, or (B) a Specially Serviced Loan being monitored by the Special Servicer subsequently became a Corrected Mortgage Loan, then in either such event the Special Servicer (and not the successor special servicer) will be paid the related Workout Fee or Liquidation Fee, as applicable.

The total amount of Workout Fees and Liquidation Fees that are payable by the Issuing Entity with respect to each Mortgage Loan, Serviced Loan Combination or REO Loan throughout the period such Mortgage Loan or the Mortgage Loan relating to such Serviced Loan Combination (or REO Loan) is an asset of the Issuing Entity will be subject to an aggregate cap of $1,000,000.  For the purposes of determining whether any such cap has been reached with respect to a Special Servicer and a Mortgage Loan, Serviced Loan Combination or REO Loan, only the Workout Fees and Liquidation Fees paid to such Special Servicer with respect to such Mortgage Loan, Serviced Loan Combination or REO Loan will be taken into account, and any Workout Fees or Liquidation Fees for any other Mortgage Loans, Serviced

Loan Combinations or REO Loans will not be taken into account (and any Workout Fees or Liquidation Fees paid to a predecessor or successor special servicer will also not be taken into account).

In addition, the Special Servicer will also be entitled to retain, as additional servicing compensation:

●
100% of any Modification Fees related to Specially Serviced Loans (and 50% of such Modification Fees on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans when consent of the Special Servicer is required),

●
100% of any assumption fees and consent fees on Specially Serviced Loans (and 50% of such assumption fees on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans when consent of the Special Servicer is required),

●	100% of assumption application fees on Specially Serviced Loans,

●
100% of loan service transaction fees, beneficiary statement charges, demand fees or similar items (but not including Prepayment Premiums or Yield Maintenance Charges) on Specially Serviced Loans (and 50% of such fees, charges and items on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans when consent of the Special Servicer is required),

●	any interest or other income earned on deposits in the REO Accounts, and

●
Net Default Interest and any late payment fees that accrued during a Collection Period on any Specially Serviced Loan to the extent collected by the Issuing Entity and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Specially Serviced Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity with respect to such Specially Serviced Loan; provided, however, that with respect to a Mortgage Loan that has a related Serviced Companion Loan, Net Default Interest and late payment fees will be allocated as provided in and subject to the terms of the related intercreditor agreement and the applicable pooling and servicing agreement.

In addition, provided that a Non-Serviced Mortgage Loan is in special servicing, the Special Servicer will be entitled to any Net Default Interest and any late payment fees collected by the servicer that is servicing the Non-Serviced Mortgage Loan and that are allocated to the Non-Serviced Mortgage Loan (but only if and to the extent such amounts are not payable to the servicer that is servicing the Non-Serviced Mortgage Loan pursuant to the terms of the related pooling and servicing agreement and any related intercreditor agreement) in accordance with the related intercreditor agreement and the related servicing agreement during a collection period remaining after application thereof to reimburse interest on P&I Advances and to reimburse the Issuing Entity for certain expenses of the Issuing Entity, if applicable, as provided in the Pooling and Servicing Agreement.

The special servicer with respect to each Non-Serviced Loan Combination will accrue comparable fees with respect to such Non-Serviced Loan Combination pursuant to the related servicing agreement.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, restructures, extends, amends or waives any term of the related Mortgage Loan Documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all assumption fees, consent fees, assumption application fees, defeasance fees and similar fees).  For each modification, restructure, extension, waiver or amendment in connection with the working out of a Specially Serviced Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan or Serviced Companion Loan on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment); provided that no aggregate cap exists in connection with the amount of Modification Fees which may be collected from the borrower with respect to any Specially Serviced Loan or REO Loan.

“Offsetting Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Loan Combination or REO Loan and with respect to any Workout Fee or Liquidation Fee payable by the Issuing Entity, any and all Modification Fees collected by the Special Servicer as additional servicing compensation, but only to the extent that (1) such Modification Fees were earned and collected by the Special Servicer (A) in connection with the workout or liquidation (including partial liquidation) of a Specially Serviced Loan or REO Loan as to which the subject Workout Fee or Liquidation Fee became payable or (B) in connection with any workout of a Specially Serviced Loan that closed within the prior 18 months (determined as of the closing day of the workout or liquidation as to which the subject Workout Fee or Liquidation Fee became payable) and (2) such Modification Fees were earned in connection with a modification, restructure, extension, waiver or amendment of such Mortgage Loan, Serviced Loan Combination or REO Loan at a time when such Mortgage Loan, Serviced Loan Combination or REO Loan was a Specially Serviced Loan.

The Pooling and Servicing Agreement will provide that, with respect to each Collection Period, the Special Servicer must deliver or cause to be delivered to the Master Servicer within one (1) business day following the Determination Date, and the Master Servicer will, to the extent it has received, deliver to the Certificate Administrator, without charge and on the same day as the Master Servicer is required to deliver the CREFC® Investor Reporting Package, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period; provided, however, that no report regarding Disclosable Special Servicer Fees will be required to be delivered if there are no Disclosable Special Servicer Fees for the related Collection Period.  Such report may omit any such information that has previously been delivered to the Certificate Administrator by the Master Servicer or the Special Servicer.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Loan Combination or Serviced REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates) received or retained by the Special Servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination and any purchaser of any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Loan Combination or Serviced REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, if applicable, the management or disposition of any Serviced REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than to the extent otherwise included in the Distribution Date Statement for the applicable period; provided that any compensation and other remuneration that the Master Servicer or the Certificate Administrator is permitted to receive or retain pursuant to the terms of the Pooling and Servicing Agreement in connection with its respective duties in such capacity as master servicer or certificate administrator under the Pooling and Servicing Agreement will not be Disclosable Special Servicer Fees.

The Pooling and Servicing Agreement will provide that the Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Loan Combination and any purchaser of any Mortgage Loan, Serviced Companion Loan or Serviced REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Loan Combination, if applicable), the management or disposition of any Serviced REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than Permitted Special Servicer/Affiliate Fees, compensation and other remuneration expressly provided for in the Pooling and Servicing Agreement.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions and fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Loan Combination or Serviced REO Property.

Master Servicer and Special Servicer Permitted To Buy Certificates

The Master Servicer and the Special Servicer are permitted to purchase any Class of Certificates.  Such a purchase by the Master Servicer or Special Servicer could cause a conflict relating to the Master Servicer’s or Special Servicer’s duties pursuant to the Pooling and Servicing Agreement and the Master Servicer’s or Special Servicer’s interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates.  The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer will administer the Mortgage Loans or Serviced Loan Combinations in accordance with the Servicing Standard, without regard to ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate thereof.

Servicing of the Non-Serviced Mortgage Loans

Pursuant to the terms of the related intercreditor agreement, each Non-Serviced Mortgage Loan will be serviced and administered pursuant to a separate pooling and servicing agreement, which will contain servicing provisions substantially similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement.  None of the Master Servicer, the Special Servicer or the Trustee will have any obligation or authority to supervise any other servicer, special servicer or trustee under the pooling and servicing agreement entered into in connection with any Non-Serviced Loan Combination, and no such party will have any obligation or authority to make Property Advances with respect to any Non-Serviced Mortgage Loan.  The obligation of the Master Servicer, Special Servicer or Certificate Administrator, as applicable, to provide information and collections and make debt service advances to the Trustee, the Certificate Administrator and the Certificateholders with respect to any Non-Serviced Mortgage Loan is dependent upon its receipt of the corresponding information and collections from the master servicer or special servicer under the applicable other securitization.

Each other pooling and servicing agreement related to a Non-Serviced Mortgage Loan contains terms and conditions that are customary for securitization transactions involving assets similar to the Non-Serviced Mortgage Loans and that are otherwise (i) required by the Code relating to the tax elections of the trust fund for the related Non-Serviced Companion Loan, (ii) required by law or changes in any law, rule or regulation or (iii) requested by the rating agencies rating the securitization of the related Non-Serviced Companion Loan.  Such terms include, without limitation:

●
Each other master servicer and each other special servicer must satisfy customary servicer rating criteria and each other master servicer and each other special servicer are subject to servicer termination events, which may be different than those in the Pooling and Servicing Agreement.

●	Each other master servicer will be entitled to receive a primary servicing fee on the related Non-Serviced Mortgage Loan.

●
Except as described below with respect to the Harwood Center Loan Combination, for so long as no control termination event or similar event under each other pooling and servicing agreement is continuing, the directing holder or equivalent party under such other pooling and servicing agreement, or the related representative on its behalf, will have the right to terminate the related other special servicer, with or without cause, and appoint itself or an affiliate or another person as the successor special servicer.

●
Except as described below with respect to the Harwood Center Loan Combination, each other pooling and servicing agreement may make a provision for a vote of certificateholders of the other securitization to terminate the related other special servicer, and for the appointment of a successor special servicer, at the written direction of holders of principal balance certificates under such agreement evidencing a certain percentage of the voting rights of such certificates.

●
Except as described below with respect to the Harwood Center Loan Combination. For so long as a consultation termination event or similar event under each other pooling and servicing agreement is continuing, if the related other trust advisor determines that the related other special servicer is not performing its duties under such other pooling and servicing agreement in accordance with the related servicing standard, such other trust advisor has the right to recommend the replacement of such other special servicer.

●
The provisions of any other pooling and servicing agreement may vary from the Pooling and Servicing Agreement with respect to time periods and timing matters, terminology, allocation of ministerial duties between multiple servicers or other service providers, and notice or rating agency communication and confirmation requirements.

In addition, with respect to the Beverly Connection Loan Combination, under the GSMS 2014-GC24 Pooling and Servicing Agreement:

●
Special servicing fees, workout fees and liquidation fees payable under the GSMS 2014-GC24 Pooling and Servicing Agreement are generally calculated in a manner and at rates similar, but not necessarily identical, to the corresponding fees under the Pooling and Servicing Agreement.  However, workout fees and liquidation fees may not be subject to any caps and may be subject to a minimum fee.  In addition, any party to the GSMS 2014-GC24 Pooling and Servicing Agreement that makes a property advance with respect to the Beverly Connection Loan Combination may be entitled to reimbursement for that advance, with interest at a prime lending rate, in a manner similar to the reimbursement of Property Advances on the Loan Combinations serviced under the Pooling and Servicing Agreement.  However, the extent to which items with respect to the Beverly Connection Loan Combination that are the equivalent of default interest, late payment charges, assumption fees and/or modification fees may be applied to offset special servicing compensation, interest on advances and/or other expenses may be less (and perhaps materially less) than is the case under the Pooling and Servicing Agreement.

●
Additional servicing compensation with respect to the Beverly Connection Loan Combination may be allocated between the master servicer and the special servicer under the GSMS 2014-GC24 Pooling and Servicing Agreement in proportions that are different than the proportions allocated between the Master Servicer and Special Servicer in the case of Mortgage Loans serviced under the Pooling and Servicing Agreement.

●
The servicing transfer events that would cause the Beverly Connection Loan Combination to become specially serviced are may not be identical to the corresponding provisions under the Pooling and Servicing Agreement.

●	The conditions that would require an appraisal may differ in some respects from the conditions that would result in an Appraisal Reduction Event under the Pooling and Servicing Agreement.

●
The concepts of “major decisions” and “special servicer decisions” (or, in each case, the equivalent) in the GSMS 2014-GC24 Pooling and Servicing Agreement may not be identical to those in the Pooling and Servicing Agreement.

In addition, with respect to the Harwood Center Loan Combination, under the COMM 2014-UBS5 Pooling and Servicing Agreement:

●
For so long as no Control Termination Event has occurred and is continuing, the Directing Holder (the Controlling Class Representative for the COMM 2014-CCRE20 Certificates) will be entitled to advise (1) the COMM 2014-UBS5 Special Servicer, with respect to the Harwood Center Loan Combination when it is a “specially serviced loan” under the terms of the COMM 2014-UBS5 Pooling and Servicing Agreement, (2) the COMM 2014-UBS5 Special Servicer, with respect to with respect to the Harwood Center Loan Combination when it is not a “specially serviced loan”, as to all matters for which the COMM 2014-UBS5 Master Servicer must obtain the consent or deemed consent of the COMM 2014-UBS5 Special Servicer or for which the COMM 2014-UBS5

Special Servicer will process, and (3) the COMM 2014-UBS5 Special Servicer, with respect to the Harwood Center Loan Combination if an extension of maturity is being considered by the COMM 2014-UBS5 Special Servicer or by the COMM 2014-UBS5 Master Servicer.

In addition, for so long as no Control Termination Event has occurred and is continuing, the COMM 2014-UBS5 Special Servicer will not be permitted to consent to the COMM 2014-UBS5 Master Servicer’s taking, nor will the COMM 2014-UBS5 Special Servicer itself be permitted to take, any “major decisions” set forth in the COMM 2014-UBS5 Pooling and Servicing Agreement (which are substantially similar to the Major Decisions described in this free writing prospectus) (the “COMM 2014-UBS5 Major Decisions”), as to which the Directing Holder has objected in writing, subject to substantially the same procedures, limitations, qualifications and requirements described in this free writing prospectus with respect to the Directing Holder’s exercise of consent rights over Major Decisions with respect to Mortgage Loans and Serviced Loan Combinations serviced under the Pooling and Servicing Agreement.

If a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the COMM 2014-UBS5 Special Servicer will be required to consult with the Directing Holder in connection with any COMM 2014-UBS5 Major Decision (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the COMM 2014-UBS5 Master Servicer or the COMM 2014-UBS5 Special Servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Holder.  Such consultation will not be binding on the COMM 2014-UBS5 Special Servicer.

If a Control Termination Event has occurred and is continuing (and without regard to the occurrence and continuance of a Consultation Termination Event), the COMM 2014-UBS5 Special Servicer will be required to consult with the COMM 2014-UBS5 Operating Advisor in connection with any COMM 2014-UBS5 Major Decision and to consider alternative actions recommended by the COMM 2014-UBS5 Operating Advisor.  Such consultation will not be binding on the COMM 2014-UBS5 Special Servicer.

In addition, the related Non-Controlling Note Holder will have certain non-binding consultation rights with respect to the servicing of the Harwood Center Loan Combination as provided in the related Intercreditor Agreement and described under “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

Neither the COMM 2014-UBS5 Master Servicer nor the COMM 2014-UBS5 Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Directing Holder, or due to any failure to approve an action by the Directing Holder, or due to an objection by the Directing Holder that would (1) cause either the COMM 2014-UBS5 Master Servicer or the COMM 2014-UBS5 Special Servicer to violate applicable law, the related Mortgage Loan Documents, the COMM 2014-UBS5 Pooling and Servicing Agreement (including the “servicing standard”), any related Intercreditor Agreement or the REMIC provisions of the Code, (2) expose the COMM 2014-UBS5 Master Servicer, the COMM 2014-UBS5 Special Servicer, the Depositor, the issuing entity for the COMM 2014-UBS5 securitization, the COMM 2014-UBS5 Operating Advisor, the COMM 2014-UBS5 Certificate Administrator, the custodian under the COMM 2014-UBS5 Pooling and Servicing Agreement, the COMM 2014-UBS5 Trustee or a mortgage loan seller in the COMM 2014-UBS5 securitization or their respective affiliates to any claim, suit or liability, or (3) materially expand the scope of the COMM 2014-UBS5 Master Servicer or COMM 2014-UBS5 Special Servicer’s responsibilities under the COMM 2014-UBS5 Pooling and Servicing Agreement or cause the COMM 2014-UBS5 Master Servicer or the COMM 2014-UBS5 Special Servicer to act or fail to act, in a manner that is not in the best interests of the COMM 2014-UBS5 Certificateholders.

●	For so long as no Control Termination Event has occurred and is continuing, the Directing Holder will have the right to approve of an asset status report prepared by the COMM 2014-UBS5

Special Servicer with respect to the Harwood Center Loan Combination, subject to substantially the same procedures, limitations, qualifications and requirements described in this free writing prospectus with respect to the Directing Holder’s exercise of approval rights over Asset Status Reports with respect to Mortgage Loans and Serviced Loan Combinations serviced under the Pooling and Servicing Agreement.

If a Control Termination Event has occurred and is continuing, each of the COMM 2014-UBS5 Operating Advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder, will be entitled to consultation rights with respect to any asset status report prepared by the COMM 2014-UBS5 Special Servicer, subject to substantially the same procedures, limitations, qualifications and requirements described in this free writing prospectus with respect to the Operating Advisor’s and the Directing Holder’s exercise of consultation rights over Asset Status Reports with respect to Mortgage Loans and Serviced Loan Combinations serviced under the Pooling and Servicing Agreement.

●
The COMM 2014-UBS5 Special Servicer with respect to the Harwood Center Loan Combination under the COMM 2014-UBS5 Pooling and Servicing Agreement may be removed and a successor special servicer appointed, at any time, as follows:

(a)      if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the COMM 2014-UBS5 Special Servicer with respect to the Harwood Center Loan Combination may be removed at the direction of the  Directing Holder (the Controlling Class Representative for the COMM 2014-CCRE20 Certificates);

(b)      if a Control Termination Event has occurred and is continuing the COMM 2014-UBS5 Special Servicer with respect to the Harwood Center Loan Combination may be removed, in accordance with procedures that are substantially the same as the procedures applicable to the removal of the Special Servicer under Pooling and Servicing Agreement under similar circumstances, at the written direction of (i) holders of Sequential Pay Certificates and Class PEZ Certificates evidencing at least 75% of a Certificateholder Quorum of Certificates or (ii) holders of Sequential Pay Certificates and Class PEZ Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates on an aggregate basis; and

(c)      if a Consultation Termination Event has occurred and is continuing, the COMM 2014-UBS5 Special Servicer with respect to the Harwood Center Loan Combination may be removed, in accordance with procedures that are substantially the same as the procedures applicable to the removal of the Special Servicer under similar circumstances, at the recommendation of the COMM 2014-UBS5 Operating Advisor and with a confirming vote by an affirmative vote of holders of Sequential Pay Certificates and Class PEZ Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account Realized Losses and the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates and Class PEZ Certificates on an aggregate basis.

●
The COMM 2014-UBS5 Operating Advisor will have substantially the same duties and obligations  with respect to the Harwood Center Loan Combination pursuant to the COMM 2014-UBS5 Pooling and Servicing Agreement that the Operating Advisor has with respect to Mortgage Loans and Serviced Loan Combinations serviced under the Pooling and Servicing Agreement.

See “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to make available to the general public on the Certificate Administrator’s website a statement (a “Distribution Date Statement”) based upon information provided by the Master Servicer and Special Servicer (and in certain cases only to the extent received from the Master Servicer or Special Servicer, as applicable) and delivered to the Certificate Administrator and the information required to be prepared by the Certificate Administrator, in accordance with CRE Finance Council (“CREFC®”) guidelines as of the Closing Date setting forth, among other things:

(a)         the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

(b)         the aggregate amount of the distribution on the Distribution Date to the holders of each Class of Sequential Pay Certificates and the Class V and Class PEZ Certificates in reduction of the Certificate Balance of those Certificates;

(c)         the aggregate amount of the distribution on the Distribution Date to the holders of each Class of Sequential Pay Certificates and the Class PEZ Certificates allocable to the Interest Accrual Amount and Interest Shortfalls;

(d)         the aggregate amount of Advances made in respect of the Distribution Date and the amount of interest paid on Advances since the prior Distribution Date (including, to the extent material, the general use of funds advanced and general source of funds for reimbursements);

(e)         the aggregate amount of compensation paid to the Trustee, the Certificate Administrator, the Operating Advisor, CREFC® and servicing compensation paid to the Master Servicer and the Special Servicer for the related Determination Date and any other fees or expenses accrued and paid from the Issuing Entity;

(f)          the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(g)         the number (as of the related and the next preceding Determination Date), and the aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate (and interest rates by distributional groups or ranges) of the Mortgage Loans as of the related Determination Date;

(h)         the number and aggregate Stated Principal Balance of the Mortgage Loans or Serviced Loan Combinations (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) that are specially serviced but that are not delinquent, or (E) current, but not specially serviced, as to which foreclosure proceedings have been commenced, but not REO Property;

(i)          (i) the Available Funds for the Distribution Date, (ii) the total amount of all principal and/or interest distributions, as well as any other distributions (other than Yield Maintenance Charges), properly made on or in respect of any Class of Regular Certificates and any Trust Component and with respect to such Distribution Date, and (iii) any other cash flows received on the Mortgage Loans and applied to pay fees and expenses (including the components of the Available Funds, or such other cash flows);

(j)          the amount of the distribution on the Distribution Date to the holders of any Class of Regular Certificates or any Trust Component allocable to Prepayment Premiums and Yield Maintenance Charges;

(k)         the accrued Interest Accrual Amount in respect of each Class of Regular Certificates and any Trust Component for such Distribution Date and the aggregate amount of the CCRE Strip for such Distribution Date;

(l)          the Pass-Through Rate for each Class of Regular Certificates and Trust Component for the Distribution Date and the next succeeding Distribution Date;

(m)        the Principal Distribution Amount for the Distribution Date;

(n)         the aggregate Certificate Balance or aggregate Notional Balance, as the case may be, of each Class of Certificates (other than the Class V, Class R and Class LR Certificates) immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Realized Loss on the Distribution Date;

(o)         the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each Class of Regular Certificates immediately following the Distribution Date;

(p)         the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis; and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis;

(q)         the number and related principal balances of any Mortgage Loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the Collection Period or that have cumulatively become material over time);

(r)          the amount of any remaining unpaid Interest Shortfalls for each Class of Regular Certificates and each Trust Component as of the Distribution Date;

(s)         a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment (other than liquidation proceeds and insurance proceeds) during the related Collection Period and the amount of principal prepayment occurring, together with the aggregate amount of principal prepayments made during the related Collection Period;

(t)         a loan-by-loan listing of any Mortgage Loan which was defeased since the previous Determination Date;

(u)         the amount of the distribution to the holders of each Class of Certificates on the Distribution Date attributable to reimbursement of Realized Losses;

(v)         as to any Mortgage Loan repurchased by a Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, (A) the loan number of the related Mortgage Loan and (B) the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;

(w)         the amount on deposit in each of the Interest Reserve Account and the Excess Liquidation Proceeds Account before and after giving effect to the distribution made on such Distribution Date (and any material account activity since the prior Distribution Date);

(x)         the then-current credit support levels for each Class of Sequential Pay Certificates and each Trust Component;

(y)         the original and then-current ratings of each Class of Certificates (other than the Class V, Class R and Class LR Certificates);

(z)         with respect to any REO Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, latest Debt Service Coverage Ratio and the current Stated Principal Balance;

(aa)       the value of any REO Property included in the Issuing Entity as of the related Determination Date, on an loan-by-loan basis, based on the most recent appraisal or valuation;

(bb)       with respect to any Serviced REO Property sold or otherwise disposed of during the related Collection Period and for which a final recovery determination has been made, (A) the Realized Loss attributable to the related Mortgage Loan, (B) the amount of sale proceeds and other amounts, if any, received in respect of such Serviced REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date, (C) the date of the final recovery determination and (D) the balance of the Excess Liquidation Proceeds Account for such Distribution Date;

(cc)       the amount of the distribution on the Distribution Date to the holders of the Class V Certificates and the Residual Certificates;

(dd)       material breaches of Mortgage Loan representations and warranties or any covenants under the Pooling and Servicing Agreement of which the Certificate Administrator has received or delivered written notice;

(ee)       the identity of the Operating Advisor;

(ff)         the amount of Realized Losses, certain expenses of the Issuing Entity and Interest Shortfalls, if any, incurred with respect to the Mortgage Loans during the related Collection Period and in the aggregate for all prior Collection Periods (except to the extent reimbursed or paid);

(gg)       an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period;

(hh)       the identity of the Controlling Class;

(ii)         the identity of the Controlling Class Representative; and

(jj)         such other information and in such form as will be specified in the Pooling and Servicing Agreement.

In addition, the Certificate Administrator may make certain other information and reports (including the collection of reports specified by the CREFC® (or any successor organization reasonably acceptable to the Certificate Administrator and the Master Servicer) known as the “CREFC® Investor Reporting Package”) related to the Mortgage Loans available to Privileged Persons, to the extent that the Certificate Administrator receives relevant information and loan-related reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement.  The Certificate Administrator will not make any representations or warranties as to the accuracy or completeness of any information provided by it that was based; in whole or in part, on information received from third parties, and may disclaim responsibility for the Certificate Administrator’s website.  The Certificate Administrator may require registration and acceptance of a disclaimer and a confidentiality agreement.  Neither the Certificate Administrator nor the Master Servicer will be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

Information Available Electronically

The Pooling and Servicing Agreement requires that the Certificate Administrator make available to any Privileged Person (provided that the free writing prospectus, the final prospectus supplement that relates to the Offered Certificates, the Distribution Date Statements and the SEC filings referred to below will be made available to the general public, and provided, further, that any Privileged Person that is a borrower, a manager of a Mortgaged Property, an affiliate of the foregoing or an agent of any borrower will only be entitled to access documents made available to the general public), via the Certificate Administrator’s website, among other things, the following items, in each case to the extent received by or, in certain cases, prepared by, the Certificate Administrator:

(a)      the following “deal documents”:

●	the final prospectus supplement that relates to the Offered Certificates;

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file delivered to the Certificate Administrator by the Master Servicer;

(b)      the following SEC filings:

●	any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the EDGAR system;

(c)      the following “periodic reports”:

●	the Distribution Date Statements;

●	the reports included in the CREFC® Investor Reporting Package, other than the CREFC® loan setup file (provided they are prepared or received by the Certificate Administrator); and

●	the annual reports prepared by the Operating Advisor;

(d)      the following “additional documents”:

●	summaries of Final Asset Status Reports delivered to the Certificate Administrator in electronic format; and

●
any appraisal, Phase I environmental assessment, Phase II environmental site assessment, seismic report and property condition report relating to the Mortgaged Properties (or updates thereof) delivered to the Certificate Administrator in electronic format;

(e)      the following “special notices”:

●
all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this free writing prospectus;

●
notice of (i) any request by at least 25% of the Certificates to terminate and replace the Special Servicer, (ii) any request by at least 15% of the Voting Rights of the Certificates to terminate and replace the Operating Advisor, (iii) any recommendation of the Operating Advisor to replace the Special Servicer;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the Certificates;

●	all notices of the occurrence of any Servicer Termination Events received by the Certificate Administrator;

●
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee);

●	officer’s certificates and other documentation supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the Issuing Entity;

●	any notice of the occurrence and continuance of a Control Termination Event;

●	any notice of the occurrence and continuance of a Consultation Termination Event;

●	any Assessment of Compliance (as defined in the prospectus) delivered to the Certificate Administrator; and

●	any Attestation Reports (as defined in the prospectus) delivered to the Certificate Administrator;

(f)      the “Investor Q&A Forum”; and

(g)     solely to Certificateholders and beneficial owners of Certificates, the “Investor Registry.”

The Certificate Administrator may require a recipient of any of the information set forth above to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where (a) Certificateholders and beneficial owners of Certificates may (i) submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, (ii) submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports, the Mortgage Loans or the Mortgaged Properties (other than any Non-Serviced Mortgage Loan or related Mortgaged Property) and (iii) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such annual reports and (b) Privileged Persons may view previously submitted inquiries and related answers.  The Certificate Administrator will forward such inquiries to the appropriate parties and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the applicable pooling and servicing agreement.  The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that (i) the question is beyond the scope outlined above, (ii) answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, would be in violation of applicable law, the Pooling and Servicing Agreement or the Mortgage Loan Documents, would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor the Master Servicer or the Special Servicer, as applicable, or (iii) it is otherwise not advisable to answer such inquiry, in which case the Certificate Administrator will not post the related inquiry.  In addition, no party is permitted to post or otherwise disclose information known to such party to be Privileged Information as part of its response to any inquiry.  The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at www.ctslink.com.  The 17g-5 Information Provider’s website will initially be located under the Certificate Administrator’s website under the “NRSRO” tab related to the Certificates.  Access will be provided by the Certificate Administrator and the 17g-5 Information Provider, as the case may be, to such persons upon its receipt from such person of an Investor Certification or NRSRO Certification in the forms attached to the Pooling and Servicing Agreement, which forms will also be located on and submitted electronically via the Certificate Administrator’s website or the 17g-5 Information Provider’s website, as applicable.  In connection with providing access to the Certificate Administrator’s website and the 17g-5 Information Provider’s website, the Certificate Administrator and/or the 17g-5 Information Provider may require registration and the acceptance of a disclaimer.  The Certificate Administrator and the 17g-5 Information Provider, as the case may be, will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. Neither the Certificate Administrator nor the 17g-5 Information Provider make any representations or warranties as to the accuracy or completeness of documents or information posted to its respective website and neither party will assume any responsibility for them.  In addition, the Certificate Administrator and the 17g-5 Information Provider, as the case may be, may disclaim responsibility for any such document or information for which it is not the original source.  Assistance in using the Certificate Administrator’s website and the 17g-5 Information Provider’s website can be obtained by calling the Certificate Administrator’s customer service desk at (866) 846-4526.

“Privileged Person” means the Depositor, Underwriters, the initial purchasers, the Master Servicer, the Special Servicer, each noteholder of a Serviced Companion Loan, the Controlling Class Representative (but only for so long as no Consultation Termination Event has occurred and is continuing), the Trustee, the Sponsors, the Certificate Administrator, the Operating Advisor, a designee of the Depositor, any person who provides the Certificate Administrator with an Investor Certification and any NRSRO that delivers an NRSRO Certification to the 17g-5 Information Provider, which Investor Certification and NRSRO Certification may be submitted electronically via the Certificate Administrator’s website or the 17g-5 Information Provider’s website, as applicable; provided that in no event may a borrower, a manager of a Mortgaged Property, an affiliate, principal, partner, member, joint venture, limited partner, employee, representative, director, advisor or investor in any of the foregoing or an agent of any of the foregoing be considered a Privileged Person.

“Investor Certification” means a certificate representing that the person executing the certificate (1) is a Certificateholder, a beneficial owner of a Certificate or a prospective purchaser of a Certificate that, in the case of an Offered Certificate, has received a copy of the final prospectus supplement and the prospectus and (2) is not a borrower, a manager of a Mortgaged Property or an affiliate, principal, partner, member, joint venture, limited partner, employee, representative, director, advisor or investor in any of the foregoing or an agent of any of the foregoing substantially in the form attached to the Pooling and Servicing Agreement or as electronically available on the Certificate Administrator’s website.

“NRSRO Certification” means a certification (a) executed by an NRSRO in favor of the 17g-5 Information Provider substantially in the form attached to the Pooling and Servicing Agreement or (b) provided electronically and executed by an NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website that, in each case, states that such NRSRO is a Rating Agency hired to provide ratings on the Certificates, or that such NRSRO has access to the 17g-5 website for the Issuing Entity, has provided the 17g-5 Information Provider with the appropriate certifications under Rule 17g-5(e), and will treat all information obtained from the 17g-5 Information Provider’s website as confidential.

“17g-5 Information Provider” means the Certificate Administrator.

Other Information

The Pooling and Servicing Agreement will require that the Certificate Administrator make available at its offices, during normal business hours, for review by any Privileged Person, originals or copies of, among other things, the following items (to the extent such items are in its possession) (except to the extent not permitted by applicable law or under any of the related Mortgage Loan Documents):

(a)      any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

(b)      the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail “sales information,” if any, received from the Master Servicer or the Special Servicer with respect to each Mortgaged Property;

(c)      the mortgage files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan or Serviced Loan Combination entered into or consented to by the Master Servicer and/or the Special Servicer and delivered to the Certificate Administrator; and

(d)      any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Certificate Administrator may require a Privileged Person to execute a confidentiality agreement prior to granting access to the information described above.  Copies of any and all of the foregoing items will be available upon request at the expense of the requesting party from the Certificate Administrator to the extent such documents are in the Certificate Administrator’s possession.

The Certificate Administrator will make available all Distribution Date Statements, CREFC® reports and supplemental notices (provided they are received by the Certificate Administrator) to certain financial modeling firms (including BlackRock Financial Management, Inc., Bloomberg Financial Markets, L.P., Thomson Reuters Corporation, Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation and Markit LLC) in accordance with the provisions of the Pooling and Servicing Agreement.

Master Servicer’s Reports

The Master Servicer is required to deliver to the Certificate Administrator prior to each Distribution Date (beginning November 2014), and the Certificate Administrator is to make available to any Privileged Person on its website certain reports and data files that are part of the CREFC® Investor Reporting Package.

Subject to the receipt of necessary information from any subservicer, reports will be made available electronically in the form of the standard CREFC® reports; provided, however, the Certificate Administrator will provide Certificateholders (at the expense of such Certificateholders) with a written copy of such report upon request.  The information that pertains to Specially Serviced Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer no later than the related Determination Date.  Absent manifest error, none of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable.

The Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be indemnified by the Issuing Entity against any loss, liability or expense incurred in connection with any claim or legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan or Serviced Loan Combination and reasonably relied upon by such party.

The Master Servicer is also required to deliver periodically to the Trustee, Certificate Administrator, the Operating Advisor, the Underwriters, the initial purchasers, the 17g-5 Information Provider (who will promptly post such materials to the 17g-5 Information Provider’s website) and the holders of Serviced Companion Loans the following materials, of which the CREFC® Operating Statement Analysis Report and CREFC® NOI Adjustment Worksheet are required to be delivered in electronic format and any items relating to such report or worksheet may be delivered in electronic or paper format:

(a)      Within 30 days after receipt of a quarterly operating statement, if any, commencing within 30 days of receipt of such quarterly operating statement for the quarter ending March 31, 2015, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Specially Serviced Loan and REO Loan (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Loan or REO Loan), “CREFC® Operating Statement Analysis Report” together with copies of the related operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, only to the extent received by the Special Servicer) for such Mortgaged Property or REO Property as of the end of such calendar quarter; provided that, to the extent the annual CREFC® Operating Statement Analysis Report is delivered as described under clause (b) below, then such delivery will satisfy the requirement under this clause (a) to deliver a quarterly CREFC® Operating Statement Analysis Report for the quarter ending June 30 of each year, commencing in 2016;

provided, however, that, with respect to any obligation of the Master Servicer or Special Servicer, as applicable, to provide a quarterly analysis or update, such quarterly analysis or update with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines.

(b)      Annually, on or before June 30 of each year, commencing in 2016, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Specially Serviced Loan and REO Loan (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Loan or REO Loan), a CREFC® Operating Statement Analysis Report together with copies of the related operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, only to the extent received by the Special Servicer) for such Mortgaged Property or REO Property for the current trailing 12 months, if available, or year-to-date; provided, however, that, with respect to any obligation of the Master Servicer or Special Servicer, as applicable, to provide a year end analysis or update, such analysis or update will not be required to the extent such analysis or updated is not required to be provided in the then-current applicable CREFC® guidelines.

(c)      Within 45 days of receipt by the Master Servicer (or within 60 days of receipt by the Special Servicer with respect to any Specially Serviced Loan or Serviced REO Property) of annual year-end operating statements, if any (in each case, commencing with the statements for year-end 2015), with respect to any Mortgaged Property (except with respect to any Non-Serviced Mortgage Loan) or Serviced REO Property, a “CREFC® NOI Adjustment Worksheet” for such Mortgaged Property or Serviced REO Property (with the annual year-end operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year-end net operating income or net cash flow and debt service coverage numbers used by the Master Servicer or the Special Servicer in the other reports referenced above.

Upon request for receipt of any such items from any Rating Agency, the Master Servicer shall forward such items to the 17g-5 Information Provider (who will promptly post such requested item to the 17g-5 Information Provider’s website).

In addition, within a reasonable period of time after the end of each calendar year, the Certificate Administrator is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be reasonably required to enable such Certificateholders to prepare their federal income tax returns.  The Certificate Administrator will also make available information regarding the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Issuing Entity.

Exchange Act Filings

The Issuing Entity will file Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (if applicable) Current Reports on Form 8-K with the SEC regarding the Certificates, to the extent, and for such time, as it shall be required to do so pursuant to Rule 15d-22 under the Exchange Act.  Such reports will be filed under the name “Deutsche Mortgage & Asset Receiving Corp.”  (SEC File No. 333-193376).  Members of the public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Members of the public may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that internet site is http://www.sec.gov.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The Pooling and Servicing Agreement will be governed by the laws of the State of New York.  Each party to the Pooling and Servicing Agreement will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the Pooling and Servicing Agreement.  Additionally each party to the Pooling and Servicing Agreement will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the Pooling and Servicing Agreement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules.  The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation could apply retroactively.  This discussion reflects the applicable provisions of the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury.  Investors are encouraged to consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and are encouraged to review the discussions under the heading “Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

Two separate real estate mortgage investment conduit (“REMIC”) elections (the “Lower-Tier REMIC” and the “Upper-Tier REMIC,” and collectively, the “Trust REMICs”) will be made with respect to the designated portions of the Issuing Entity.  The Lower-Tier REMIC will hold the Mortgage Loans (other than the Excess Interest and the CCRE Strip) and certain other assets, will issue certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and will issue the Class LR Certificates as the sole class of residual interests in the Lower-Tier REMIC.  The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G and Class H Certificates and the Class A-M, Class B and Class C Trust Components as regular interests in the Upper-Tier REMIC and the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions.  Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement, the COMM 2014-UBS5 Pooling and Servicing Agreement, the COMM 2014-LC17 Pooling and Servicing Agreement, the GSMS 2014-GC24 Pooling and Servicing Agreement and, on and after the Myrtle Beach Marriott Resort & Spa Note A1-1 Securitization Date, the Myrtle Beach Marriott Resort & Spa Pooling and Servicing Agreement, and each Intercreditor Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the Depositor:  (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter; (b) each Lower-Tier Regular Interest will constitute a “regular interest” in the Lower-Tier REMIC, and each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G and Class H Certificates and the Class A-M, Class B and Class C Trust Components will constitute a “regular interest” in the Upper-Tier REMIC; and (c) the Class LR Certificates will evidence the sole Class of “residual interests” in the Lower-Tier REMIC, and the Class R Certificates will evidence the sole class of “residual interests” in the Upper-Tier REMIC.  In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, (i) the portions of the Issuing Entity consisting of (a) the Class A-M, Class B and Class C Trust Components (and related amounts in the Exchangeable Distribution Account) and (b) the Excess Interest (and related amounts in the Class V Distribution Account) will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, (ii) the Class A-M Certificates will represent a undivided beneficial interests in the Class A-M Percentage Interest of the Class A-M Trust Component, the Class B Certificates will represent undivided beneficial interests in the Class B Percentage Interest of the Class B Trust Component, the Class C Certificates will represent undivided beneficial interests in the Class C Percentage Interest of the Class C Trust Component and, in each case, related amounts in the Exchangeable Distribution Account, (iii) the Class PEZ Certificates will represent undivided beneficial interests in the Class A-M-PEZ Percentage Interest, the Class B-PEZ Percentage Interest and the Class C-PEZ Percentage Interest of the Class A-M, Class B and Class C Trust Components, respectively, and related amounts in the Exchangeable Distribution Account and (iv) the Class V Certificates will represent undivided beneficial interests in the Excess Interest and the Class V Distribution Account.

Tax Status of Offered Certificates

Each Class of Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) to the extent described in the prospectus under the heading “Federal Income Tax Consequences For REMIC Certificates—Status of REMIC Certificates.”  Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), but only in the proportion that the applicable Trust REMIC’s basis in the related Mortgage Loans secured by multifamily properties relates to the Trust REMIC’s total basis in the Mortgage Loans.  As of the Closing Date, 15 of the Mortgaged Properties, representing approximately 5.9% of the Initial Outstanding Pool Balance, are multifamily properties.  Certificateholders should consult their own tax advisors as to whether the foregoing percentage or some other percentage applies to their Certificates.  Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).  In addition, Mortgage Loans that have been defeased with U.S. Treasury obligations or other “government securities” will not qualify for the foregoing tax treatments.  Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3).

Taxation of Offered Certificates

General.  The Offered Certificates will represent, and, in the case of the Exchangeable Certificates, will represent beneficial ownership interests of all or a portion of one or more, regular interests in the Upper-Tier REMIC.  For the purposes of the following discussion, the treatment described applies to a Class PEZ Certificateholder’s interest in the Class A-M, Class B and Class C Trust Components and also applies to the Class A-M, Class B and Class C Certificateholder’s interest in the related Trust Component.  See “—Taxation of the Exchangeable Certificates” below.  In general, interest, original issue discount and market discount on an Offered Certificate will be treated as ordinary income to the holder of an Offered Certificate (an “Offered Certificateholder”), and principal payments on an Offered Certificate will be treated as a return of capital to the extent of the Offered Certificateholder’s basis in the Offered Certificate.  The Offered Certificates will represent newly originated debt instruments for federal income tax purposes.  Offered Certificateholders must use the accrual method of accounting with regard to the Offered Certificates, regardless of the method of accounting otherwise used by such Offered Certificateholders.

Original Issue Discount.  Holders of Offered Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.  The Internal Revenue Service has issued temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act.  Offered Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Certificates.  Investors are encouraged to consult their own tax advisors about the discussions in this free writing prospectus and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Certificates.  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Each Offered Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in an Offered Certificateholder’s income.  The total amount of original issue discount on an Offered Certificate is the excess of the “stated redemption price at maturity” of the Offered Certificate over its “issue price.”  The issue price of a class of Offered Certificates is the first price at which a substantial amount of Offered Certificates of such class is sold to investors (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Offered Certificates for which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date.  The issue price of the Offered Certificates also includes the amount paid by an initial Certificateholder of such class for accrued interest that relates to a period prior to the issue date of such class of Offered Certificates.  The stated redemption price at maturity of an Offered Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments.  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Certificate, it is possible that no interest on any class of Offered Certificates will be treated as qualified stated interest.  However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Certificates (other than the Class X-A Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR; provided that it is assumed that each ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”).  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Based on the foregoing, it is anticipated that the Class      Certificates will be issued with original issue discount and that the Class      Certificates will be issued with a de minimis amount of original issue discount for federal income tax purposes.

In addition, it is anticipated that the Certificate Administrator will treat the Class X-A Certificates as having no qualified stated interest.  Accordingly, such Class will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over its issue price (including interest accrued prior to the Closing Date).  Any “negative” amounts of original issue discount on the Class X-A Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently.  Holders of Class X-A Certificates may be entitled to a deduction for a loss (which may be a capital loss) to the extent it becomes certain that such Certificateholders will not recover a portion of their basis in such Class, assuming no further prepayments.  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Premium.  An Offered Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus.  It is anticipated that the Class      Certificates will be issued at a premium for federal income tax purposes.

Yield Maintenance Charges and Prepayment Premiums.  Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the Offered Certificates as described in “Description of the Offered Certificates—Distributions—Prepayment

Premiums and Yield Maintenance Charges” in this free writing prospectus.  It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of the Offered Certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Certificate Administrator’s actual receipt of the Yield Maintenance Charges and Prepayment Premium.  Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of an Offered Certificate.  The Internal Revenue Service may disagree with these positions.  Certificateholders are encouraged to consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Taxation of the Exchangeable Certificates

The portion of the Issuing Entity comprised of the Trust Components will be classified as a grantor trust under subpart E, part I of subchapter J of the Code, and each Exchangeable Certificate (other than any Class PEZ Certificate) will represent an undivided beneficial interest in the Trust Component underlying that Exchangeable Certificate (such as the Class A-M Trust Component in the case of a Class A-M Certificate, the Class B Trust Component in the case of a Class B Certificate and the Class C Trust Component in the case of a Class C Certificate).  Each Exchangeable Certificate (other than any Class PEZ Certificate) will therefore represent a beneficial ownership interest in a regular interest issued by the Upper-Tier REMIC and the income tax consequences to the holder of an Exchangeable Certificate (other than any Class PEZ Certificate) with respect to the underlying Trust Component will be the same as the income tax consequences to a holder of an Offered Certificate, as described herein.

The Class PEZ Certificates will represent beneficial ownership interests in all three of the Trust Components, but each Trust Component will be taxable as a separate regular interest for federal income tax purposes, and the holder of a Class PEZ Certificate must account separately for its interest in each Trust Component.  The income tax consequences of holding a Class PEZ Certificate with respect to each of the three Trust Components will therefore be the same as the income tax consequences to the holder of three separate and individual Offered Certificates, as described herein.  See “Taxation of Offered Certificates” above.  A purchaser must allocate its basis in the Class PEZ Certificates among the interests in each Trust Component in accordance with their relative fair market values as of the time of acquisition.  Similarly, on the sale of such Class PEZ Certificate, the Holder must allocate the amount received on the sale among the interests in each Trust Component in accordance with their relative fair market values as of the time of sale.  Prospective beneficial owners of the Class PEZ Certificates should consult their tax advisors as to the appropriate method of accounting for their interest in the Class PEZ Certificates.

The exchange of the requisite proportions of the Class A-M, Class B and Class C Exchangeable Certificates for the Class PEZ Exchangeable Certificates, and the exchange of the Class PEZ Exchangeable Certificates for the requisite proportions of the Class A-M, Class B and Class C Exchangeable Certificates will not be taxable.

Further Information; Taxation of Foreign Investors

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or is a foreign estate or trust, see “Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this free writing prospectus, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential purchasers are encouraged to consult their own tax advisors with respect to the various state and local tax consequences of investment in the Offered Certificates.

ERISA CONSIDERATIONS

The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Code Section 4975 (each, an “ERISA Plan”), or a governmental plan (as defined in Section 3(32) of ERISA) or other plan that is subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, together with any ERISA Plan, a “Plan”), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code or Similar Law.  There are certain exemptions issued by the U.S. Department of Labor (the “Department”) that may be applicable to an investment by a Plan in the Certificates.  The Department has granted substantially identical administrative exemptions to Deutsche Bank Securities Inc., Department Final Authorization Number 97-03E, and to Cantor Fitzgerald & Co., Department Final Authorization Number 2011-05E, each as amended by Prohibited Transaction Exemption 2013-08, (collectively, the “Exemption”) for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters.  The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by an ERISA Plan of certain certificates, such as the Offered Certificates, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations; provided that the conditions and requirements of the Exemption are satisfied.  The Depositor expects that the Exemption generally will apply to the Offered Certificates.  The assets described in the Exemption include mortgage loans such as the Mortgage Loans.  However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

(a)      the acquisition of Offered Certificates by an ERISA Plan is on terms (including the price for the Certificates) that are at least as favorable to the ERISA Plan as they would be in an arm’s length transaction with an unrelated party;

(b)      the Offered Certificates acquired by the ERISA Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”);

(c)      the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an Underwriter;

(d)      the sum of all payments made to and retained by Underwriters in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Certificates.  The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity represents not more than the fair market value of such Mortgage Loans.  The sum of all payments made to and retained by the Master Servicer and any other servicer represents not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

(e)      the ERISA Plan investing in the Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings required by the Exemption and the Depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency.  Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date.  As of the Closing Date, the third general condition set forth above will be satisfied.  In addition, the Depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates.  A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied.

The Issuing Entity must also meet the following requirements:

(a)      the corpus of the Issuing Entity must consist solely of assets of the type that have been included in other investment pools;

(b)      certificates in such other investment pools must have been rated in one of the four highest rating categories by at least one Exemption Rating Agency for at least one year prior to the ERISA Plan’s acquisition of the Offered Certificates pursuant to the Exemption; and

(c)      certificates evidencing interests in such other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan’s acquisition of the Offered Certificates pursuant to the Exemption.

The Depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the ERISA Plan purchaser or the ERISA Plan fiduciary making the decision to purchase any such Offered Certificates.

If all of the conditions of the Exemption are met, then whether or not an ERISA Plan’s assets would be deemed to include an ownership interest in the Mortgage Loans in the Issuing Entity, the acquisition, holding and resale by ERISA Plans of the Offered Certificates with respect to which the conditions were met would be exempt from the prohibited transaction provisions of ERISA and the Code to the extent indicated in the Exemption.

Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if an ERISA Plan fiduciary causes the ERISA Plan to acquire certificates in a trust holding receivables, loans or obligations on which the fiduciary (or its affiliate) is an obligor; provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each Class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Issuing Entity is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Issuing Entity; (c) the ERISA Plan’s investment in certificates of any Class does not exceed twenty-five percent of all of the certificates of that Class outstanding at the time of the acquisition; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the ERISA Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

Some of the relief provided by the Exemption does not apply to the purchasing or holding of Offered Certificates by ERISA Plans sponsored by the Depositor, the Trustee, any Underwriter, the Master Servicer, the Special Servicer, any obligor with respect to Mortgage Loans included in the Issuing Entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the Issuing Entity, any party considered a “sponsor” within the meaning of the Exemption, or any affiliate of such parties (the “Restricted Group”).

Any fiduciary of an ERISA Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the general fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment.  A fiduciary of a Plan that is not subject to ERISA or Section 4975 of the Code should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.  See “Certain ERISA Considerations” in the prospectus.

The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

No class of the Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any ratings downgrade of any class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.

The Issuing Entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity.  The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this free writing prospectus).

See “Legal Investment” in the prospectus.

LEGAL MATTERS

The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.  Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

RATINGS

It is a condition to the issuance of the Offered Certificates that each Class of the Offered Certificates be rated as follows by Moody’s, Fitch, DBRS and KBRA (together, the “Rating Agencies”):
	Moody’s	Fitch	DBRS	KBRA
Class A-1	Aaa(sf)	AAAsf	AAA(sf)	AAA(sf)
Class A-2	Aaa(sf)	AAAsf	AAA(sf)	AAA(sf)
Class A-SB	Aaa(sf)	AAAsf	AAA(sf)	AAA(sf)
Class A-3	Aaa(sf)	AAAsf	AAA(sf)	AAA(sf)
Class A-4	Aaa(sf)	AAAsf	AAA(sf)	AAA(sf)
Class X-A	NR	AAAsf	AAA(sf)	AAA(sf)
Class A-M	Aa1(sf)	AAAsf	AAA(sf)	AAA(sf)
Class B	Aa3(sf)	AA+sf	AA(sf)	AA+(sf)
Class PEZ	NR	A-sf	A(low)(sf)	A-(sf)
Class C	NR	A-sf	A(low)(sf)	A-(sf)

Each of the Rating Agencies will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding.  Fees for such ratings surveillance by Moody’s, Fitch, DBRS and KBRA are expected to be paid by the Depositor.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates.  Changes affecting the Mortgaged Properties, the Sponsors, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question.  A securities rating on mortgage pass-through certificates does not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (whether voluntary or involuntary) on the related mortgage loans, the degree to which such payments might differ from those originally anticipated or the extent to which the related certificateholders might experience any net prepayment interest shortfalls.  The security ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield.  In addition, ratings on mortgage pass-through certificates do not address the likelihood, timing or frequency of the receipt of prepayment premiums or default interest.  In general, the ratings address credit risk and not prepayment risk.

In addition, a security rating does not represent any assessment of the yield to maturity that investors may experience or whether investors might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the related mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses.  In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates.  The Notional Balance of the Class X-A Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary.  The securities ratings do not address the timing or magnitude of reductions of such Notional Balance, but only the obligation to distribute interest timely on each such Notional Balance as so reduced from time to time.  A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A certificates might not fully recover their initial investment in the event of delinquencies or defaults, prepayments (both voluntary (to the extent permitted) and involuntary), or losses in respect of the mortgage loans. As described in this free writing prospectus, the amounts payable with respect to the Class X-A certificates consist only of interest. If the mortgage loans were to prepay in the initial month, with the result that the holders of the Class X-A certificates receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class X-A certificates. The notional amounts of the Class X-A certificates on which interest is calculated may be reduced by the allocation of realized losses and principal prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such notional amount, but only the obligation to pay interest timely on the notional amount, as so reduced from time to time.  Therefore, the securities ratings of the Class X-A Certificates should be evaluated independently from similar ratings on other types of securities.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to certain NRSROs.  Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate certain classes of the Offered Certificates, and did not select the other NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates and Non-Offered Certificates.  Had the Depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Offered Certificates.  Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor.  If unsolicited ratings are issued, there is no assurance that they will not be different from the ratings of the Offered Certificates and, if lower, they may have an adverse impact on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO, or is no longer qualified to rate the Offered Certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” in this free writing prospectus.

With respect to each Mortgage Loan, certain actions provided for in the related loan agreement require, as a condition to taking such action, that a No Downgrade Confirmation be obtained from each applicable rating agency.  In certain circumstances, this condition may be deemed to have been met or waived without such a No Downgrade Confirmation being obtained.  See the definition of “No Downgrade Confirmation” in this free writing prospectus.  In the event such an action is taken without a No Downgrade Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Certificates will constitute an acknowledgment of, and agreement with, the procedures relating to No Downgrade Confirmations described under the definition of “No Downgrade Confirmation” in this free writing prospectus.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

LEGAL ASPECTS OF MORTGAGE LOANS IN FLORIDA, CALIFORNIA, NEW YORK AND TEXAS

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in Florida (representing approximately 18.1% of the Initial Outstanding Pool Balance (by Allocated Loan Amount)), California (representing approximately 14.9% of the Initial Outstanding Pool Balance (by Allocated Loan Amount)), New York (representing approximately 14.8% of the Initial Outstanding Pool Balance (by Allocated Loan Amount)) and Texas (representing approximately 10.1% of the Initial Outstanding Pool Balance (by Allocated Loan Amount)), which are general in nature.  This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

Mortgage loans involving real property in Florida are secured by mortgages, and foreclosures are accomplished by judicial foreclosure.  There is no power of sale in Florida.  After an action for foreclosure is commenced and the lender secures a final judgment, such judgment will provide that the property be sold at a public sale at the courthouse (or on-line depending on the county) if the full amount of the judgment is not paid prior to the scheduled sale.  Fla Statute 45.031 requires that foreclosure sale be held no earlier than 20 (but not more than 35) days after the judgment is entered.  However, given the backlog of foreclosure cases in many counties, it is not unusual for foreclosure sales to be held later than the 35 day period specified in the statute. After the foreclosure judgment is entered and prior to the foreclosure sale, a notice of sale must be published once a week for two (2) consecutive weeks in the county in which the property is located.  There is no right of redemption after the filing of the clerk’s certificate at the conclusion of the foreclosure sale.  However, a certificate of title transferring title to the foreclosed property is not issued until 10 days after the foreclosure sale, and challenges to the foreclosure sale are permitted within that 10-day period.  Issuance of a certificate of title is sometimes delayed beyond the 10-day period due to a backlog of foreclosure cases.  Florida does not have a “one action rule” or “anti-deficiency legislation,” and deficiency judgments are permitted to the extent not prohibited by the applicable loan documents.  Subsequent to a foreclosure sale, however, a lender is generally required to prove the value of the property as of the date of foreclosure sale in order to recover a deficiency.  Further, Florida law limits any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the final judgment amount (which generally equals the amount of outstanding debt plus attorneys’ fees and other collection costs) over the fair market value of the property at the time of the judicial sale.  In limited circumstances, the lender may have a receiver appointed during the pendency of the foreclosure action.

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity.   This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt.  A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”.  Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness.  Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors.  California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Mortgage loans in New York are generally secured by mortgages on the related real estate.  Foreclosure of a mortgage is usually accomplished in judicial proceedings.  After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action.  The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale.  Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction.  There is no right of redemption after the foreclosure of sale.  In certain circumstances, deficiency judgments may be obtained.  Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure.  Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas.  A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues.  The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action.  It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness.  In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located.  Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale.  The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin.  To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time.  If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located.  Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure.  Any action for deficiency must be brought within two years of the foreclosure sale.  If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

INDEX OF DEFINED TERMS

17g-5 Information Provider	340	Beverly Connection Mortgage Loan	202
2010 PD Amending Directive	xi, xii	Beverly Connection Mortgaged Property	202
80 and 90 Maiden Lane Companion		Beverly Connection Non-Controlling
Loan	200	Note Holder	205
80 and 90 Maiden Lane Intercreditor		Beverly Connection Pari Passu
Agreement	200	Companion Loans	202
80 and 90 Maiden Lane Loan		Beverly Connection Senior Noteholders	202
Combination	200	Beverly Connection Senior Notes	202
80 and 90 Maiden Lane Mortgage Loan	200	Beverly Connection Subordinate
80 and 90 Maiden Lane Mortgaged		Companion Loan	202
Property	200	BIDA	91
80 and 90 Maiden Lane Non-Controlling		Borrower Member	83, 222
Note Holder	201	BPC Parties	176
80 and 90 Maiden Lane Noteholders	200	BPC Primary Servicer Termination
Acceptable Insurance Default	99	Event	177
Additional Collateral Amount	205	BPC Primary Servicing Agreement	174
Administrative Fee Rate	209	B-Piece Buyer	116
ADR	209	CBE	271
Advance Rate	290	CCRE Data Tape	150
Advances	289	CCRE Deal Team	149
Affected Investor	122	CCRE Depositor	156
Allocated Loan Amount	209	CCRE Financing Affiliates	149
Annual Debt Service	209	CCRE Lending	149
Anticipated Repayment Date	209	CCRE Mortgage Loans	149
Appraisal Reduction Amount	237, 258	CCRE Strip	236
Appraisal Reduction Event	258	CCRE Strip Pool	236
Appraised Value	210	CCRE Strip Rate	236
Appraised-Out Class	260	CCRE Transferred Loan	174
ARD Loan	209	Certificate Administrator	181
Asset Status Report	325	Certificate Balance	229
Assumed Final Distribution Date	253	Certificate Balances	229
Assumed Scheduled Payment	240	Certificate Owners	265
Authenticating Agent	184	Certificate Registrar	184, 263
Automatic Termination	viii	Certificateholder	263
Available Funds	234	Certificateholder Quorum	171
AVR Gateway	91	Certificates	228
Balloon Balance	210	Certifying Certificateholder	265
Balloon Loan	235	City	83
Balloon LTV	211	City Deed	83
Bankruptcy Code	163	Class	228
Base Interest Fraction	250	Class A-M Percentage Interest	231
Beds	213	Class A-M Trust Component	231
Berkeley Point	172	Class A-M-PEZ Percentage Interest	231
Beverly Connection Companion Loans	202	Class B Percentage Interest	231
Beverly Connection Control Appraisal		Class B Trust Component	231
Period	204	Class B-PEZ Percentage Interest	231
Beverly Connection II Parcel	220	Class C Percentage Interest	231
Beverly Connection Intercreditor		Class C Trust Component	231
Agreements	202	Class C-PEZ Percentage Interest	232
Beverly Connection Junior Noteholder	202	Class PEZ Component	232
Beverly Connection Loan Combination	202	Class PEZ Component A-M	232
Beverly Connection Major Decisions	203	Class PEZ Component B	232

Class PEZ Component C	232	Crossover Date	249
Class V Distribution Account	293	CRR	122
Class X-A Strip Rates	237	CSC	110
Class X-B Strip Rates	238	Current LTV	210
Class X-C Strip Rate	238	Custodian	181, 184
Class X-D Strip Rate	238	Cut-off Date	187
Class X-E Strip Rate	238	Cut-off Date Balance	187
Class X-F Strip Rate	238	Cut-off Date Loan-to-Value Ratio	210
Class X-G Strip Rate	239	Cut-off Date LTV	210
Clearstream	45, 262	Cut-off Date LTV Ratio	210
Clearstream Participants	264	Cut-off Date U/W NCF Debt Yield	211
Closing Date	163	Cut-off Date U/W NOI Debt Yield	211
CMBS	138	Dark Period	220
Code	218	DBRS	285
Collection Account	293	Debt Service Coverage Ratio	213
Collection Period	236	Default Interest	237
COMM 2014-LC17 Certificate		Default Rate	237
Administrator	200	Defaulted Mortgage Loan	317
COMM 2014-LC17 Directing Holder	201	Defeasance	218
COMM 2014-LC17 Master Servicer	200	Defeasance Collateral	218
COMM 2014-LC17 Master Servicer	205	Defeasance Loans	215
COMM 2014-LC17 Operating Advisor	200	Defeasance Lock-Out Period	215
COMM 2014-LC17 Pooling and		Defeasance Option	218
Servicing Agreement	200	Defeasance Period	215
COMM 2014-LC17 Pooling and		Definitive Certificate	262
Servicing Agreement	206	Department	347
COMM 2014-LC17 Special Servicer	200	Depositaries	263
COMM 2014-LC17 Special Servicer	206	Depositor	162
COMM 2014-LC17 Trustee	200	Determination Date	236
COMM 2014-UBS5 Certificate		Directing Holder	278
Administrator	198	Disclosable Special Servicer Fees	330
COMM 2014-UBS5 Major Decisions	333	Distribution Account	293
COMM 2014-UBS5 Master Servicer	198	Distribution Date	233
COMM 2014-UBS5 Operating Advisor	198	Distribution Date Statement	334
COMM 2014-UBS5 Pooling and		DMARC	138
Servicing Agreement	198	Dodd-Frank Act	122
COMM 2014-UBS5 Special Servicer	198	DSCR	152, 213
COMM 2014-UBS5 Trustee	198	DTC	45
Companion Loan	188	Due Date	189
Companion Loan Securities	296	EEA	122
complaint	182	Eligible Operating Advisor	285
Consultation Termination Event	11, 279	ERISA	347
Control Eligible Certificates	279	ERISA Plan	347
Control Termination Event	10, 279	ESA	87
Controlling Class	279	Euroclear	45
Controlling Class Certificateholder	279	Euroclear Participants	264
Controlling Class Representative	278	Excess Interest	209
Corrected Mortgage Loan	325	Excess Liquidation Proceeds	316
CPR	269	Excess Liquidation Proceeds Account	294
CREFC®	335	Exchange Act	143
CREFC® Investor Reporting Package	337	Exchange Date	233
CREFC® License Fee	210	Exchangeable Certificates	131, 228
CREFC® License Fee Rate	210	Exchangeable Distribution Account	294
CREFC® NOI Adjustment Worksheet	342	Exchangeable Proportion	232
CREFC® Operating Statement Analysis		Exemption	347
Report	341	Exemption Rating Agency	347

FDIC	164	Interest Deposit Amount	190
FETL	xii	Interest Payment Differential	216
FIEL	xii	Interest Rate	211
Final Asset Status Report	284	Interest Reserve Account	293
Financial Promotion Order	x	Interest Shortfall	237
Fitch	285	Interested Person	317
Form 8-K	228	Investment Company Act	i, 45, 349
FPO Persons	x	Investor Certification	340
FSCMA	xiii	Investor Q&A Forum	339
FSMA	x	Investor Registry	339
GAAP	209	IO Group YM Distribution Amount	250
GACC	138	ISRA	87
GACC Data Tape	139	Issuing Entity	163
GACC Deal Team	139	KBRA	285
GACC Mortgage Loans	139	Key Note	222
Gateway Center Phase II Companion		LDA	83
Loans	196	Liquidation Fee	327
Gateway Center Phase II Intercreditor		Liquidation Proceeds	327
Agreement	197	LMU	87
Gateway Center Phase II Loan		Loan Combination	188
Combination	196	Loan-to-Value Ratio	210
Gateway Center Phase II Mortgage		Lock-Out Period	215
Loan	196	Loss of Value Payment	301
Gateway Center Phase II Mortgaged		Losses	176
Property	196	Lower-Tier Distribution Account	294
Gateway Center Phase II Non-		Lower-Tier Regular Interests	343
Controlling Note Holder	198	Lower-Tier REMIC	41, 343
Gateway Center Phase II Noteholders	197	LSRP	87
GLA	211	LTV	152
Grantor Trust	344	LTV Ratio	210
GSMS 2014-GC24 Certificate		LTV Ratio at Maturity or ARD	211
Administrator	202	MAI	260
GSMS 2014-GC24 Master Servicer	202	Major Decision	276
GSMS 2014-GC24 Operating Advisor	202	Master Servicer	165
GSMS 2014-GC24 Pooling and		Master Servicer Prepayment Interest
Servicing Agreement	202	Shortfall Amount	256
GSMS 2014-GC24 Special Servicer	202	Master Servicer Remittance Date	288
GSMS 2014-GC24 Trustee	202	Master Servicing Fee	321
Hanover	121	Master Servicing Fee Rate	321
Harwood Center Companion Loan	198	Material Breach	300
Harwood Center Intercreditor		Material Document Defect	300
Agreement	198	Maturity Date LTV	211
Harwood Center Loan Combination	198	Modeling Assumptions	269
Harwood Center Mortgage Loan	198	Modification Fees	329
Harwood Center Mortgaged Property	198	Modified Mortgage Loan	262
Harwood Center Non-Controlling Note		Monthly Payment	235
Holder	199	Moody’s	285
Harwood Center Noteholders	198	Morningstar	285
Holders	265	Mortgage	189
ICAP	102	Mortgage Loan	187
Indirect Participants	263	Mortgage Loan Documents	300
Initial Outstanding Pool Balance	187	Mortgage Loan Purchase Agreement	191
Initial Rate	209	Mortgage Loan Purchase Agreements	299
Intercreditor Agreement	188	Mortgage Loan Seller	138
Interest Accrual Amount	237	Mortgage Loan Sellers	191
Interest Accrual Period	237	Mortgage Loans	187

Mortgage Pool	187	NREC Deal Team	157
Mortgage Rate	239	NREC Mortgage Loans	157
Mortgaged Properties	187	NRSRO	307
Mortgaged Property	187	NRSRO Certification	340
MSA	211	NRSROs	139
Myrtle Beach Marriott Resort & Spa		NYCDEP	87
Companion Loans	205	NYSDEC	87
Myrtle Beach Marriott Resort & Spa		Occupancy	212
Directing Holder	207	Occupancy As-of Date	212
Myrtle Beach Marriott Resort & Spa		Offered Certificateholder	344
Intercreditor Agreement	205	Offered Certificates	228
Myrtle Beach Marriott Resort & Spa		Offsetting Modification Fees	330
Loan Combination	205	OID Regulations	344
Myrtle Beach Marriott Resort & Spa		Open Period	215
Master Servicer	206	Operating Advisor	185
Myrtle Beach Marriott Resort & Spa		Operating Advisor Consulting Fee	287
Mortgage Loan	205	Operating Advisor Fee	287
Myrtle Beach Marriott Resort & Spa		Operating Advisor Fee Rate	287
Mortgaged Property	205	Operating Advisor Standard	283
Myrtle Beach Marriott Resort & Spa		Operating Advisor Termination Event	285
Non-Controlling Note Holder	208	P&I Advance	288
Myrtle Beach Marriott Resort & Spa		Pads	213
Note A1-1	206	Pari Passu Companion Loan	188
Myrtle Beach Marriott Resort & Spa		Park Bridge	185
Note A1-1 Securitization Date	206	Participants	262
Myrtle Beach Marriott Resort & Spa		Pass-Through Rate	237, 266
Noteholders	205	Paying Agent	181,184
Myrtle Beach Marriott Resort & Spa		PCIS Persons	x
Pooling and Servicing Agreement	206	Percentage Interest	233
Myrtle Beach Marriott Resort & Spa		Permitted Encumbrances	190
Special Servicer	206	Permitted Special Servicer/Affiliate Fees	330
Myrtle Beach Marriott Resort & Spa		PILOT	102
Trustee	206	Plan	347
Natixis	156	Planned Principal Balance	249
Net Default Interest	236	PML	154
Net Mortgage Pass-Through Rate	239	Pooling and Servicing Agreement	272
Net Operating Income	211	PRC	xii
Net Prepayment Interest Excess	257	Prepayment Assumption	345
Net Prepayment Interest Shortfall	256	Prepayment Interest Excess	256
Net REO Proceeds	235	Prepayment Interest Shortfall	255
No Downgrade Confirmation	313	Prepayment Premium	216
NOI	211	Prepayment Premium Lock-Out Period	215
NOI Date	211	Prime Rate	290
Non-Offered Certificates	229	Principal Distribution Amount	240
Nonrecoverable Advance	291	Principal Prepayments	236
Non-Reduced Certificates	171	Private Certificates	228
Non-Serviced Companion Loan	188	Privileged Information	283
Non-Serviced Loan Combination	188	Privileged Information Exception	284
Non-Serviced Mortgage Loan	188	Privileged Person	340
Non-Serviced Mortgage Loan Primary		Promotion of Collective Investment
Servicing Fee Rate	240	Schemes Exemptions Order	x
Note	189	Property Advances	289
Notional Balance	230	Prospectus Directive	xi
NRA	211	Qualified Affiliate	305
NREC	156	Qualified Substitute Mortgage Loan	302
NREC Data Tape	158	RAP	87

Rated Final Distribution Date	21, 253	SMMEA	349
Rating Agencies	350	Sole Certificateholder	321
REA	71	Special Servicer	168
Realized Loss	253	Special Servicing Fee	326
Record Date	233	Specially Serviced Loan	323
Regular Certificates	228	Sponsor	138
Reinvestment Yield	216	Sponsors	191
Related CDE	222	Sq. Ft.	212
Related Proceeds	291	Square Feet	212
Release Date	218	Stated Principal Balance	255
Relevant Implementation Date	xi	Subordinate Certificates	257
Relevant Member State	xi	Subordinate Companion Loan	189
Relevant Persons	x	Sub-Servicing Entity	307
REMIC	343	T-12	212
REMIC Regulations	343	Ten Year Option	222
Removed Mortgage Loan	301	Term to Maturity	212
REO Account	229	Terms and Conditions	265
REO Loan	241	TIA	310
REO Property	229	TIA Applicability Determination	310
REO Tax	315	Title IV Financial Aid	59
Replacement Mortgage Loan	301	Torchlight	168
Repurchase Price	301	Tranche Percentage Interest	232
Requesting Holders	260	TRIPRA	99
Requesting Party	311	Trust Component	232
Reserve Accounts	190	Trust REMIC	41
Residual Certificates	228	Trust REMICs	343
Restricted Group	349	Trustee	178
Restricted Party	284	Trustee/Certificate Administrator Fee	184
Revised Rate	209	Trustee/Certificate Administrator Fee
RevPar	212	Rate	184
RFS	87	TTM	212
RMBS	182	U.S. Obligations	216
Rooms	213	U/W EGI	214
Rule 17g-5	309	U/W NCF	212
Rules	264	U/W NCF Debt Yield	211
S&P	285	U/W NCF DSCR	213
SCAA	102	U/W NOI	212
SEC	143	U/W NOI Debt Yield	211
Securities Act	341	U/W NOI DSCR	214
Securitization Retention Requirements	122	U/W Revenue	214
SEL	154	UBSRES	144
Sequential Pay Certificate	229	UBSRES Data Tape	145
Sequential Pay Certificates	229	UBSRES Deal Team	145
Serviced Companion Loan	188	UBSRES Mortgage Loans	144
Serviced Loan Combination	189	Underwriters	163
Serviced Pari Passu Companion Loan	189	Underwritten NCF	212
Serviced REO Property	229	Underwritten NCF Debt Yield	211
Servicer Termination Events	305	Underwritten NCF DSCR	213
Servicing Compensation	321	Underwritten Net Cash Flow	212
Servicing Fee	321	Underwritten Net Operating Income	212
Servicing Fee Rate	321	Underwritten NOI	212
Servicing Standard	274	Underwritten NOI Debt Yield	211
Servicing Transfer Event	324	Underwritten NOI DSCR	214
SF	212	Units	213
Similar Law	347	Unliquidated Advance	293
Small Loan Appraisal Estimate	259	Unscheduled Payments	235

Updated Appraisal	259	Withheld Amounts	293
Upper-Tier Distribution Account	294	Workout Fee	326
Upper-Tier REMIC	41, 343	Workout-Delayed Reimbursement
USB CDE	222	Amount	292
Volcker Rule	123	WTNA	178
Voting Rights	313	Yield Maintenance Charge	215
Wachovia	165	Yield Maintenance Loans	215
Weighted Average Net Mortgage		Yield Maintenance Lock-Out Period	215
Pass-Through Rate	239	Yield Maintenance Period	215
Wells Fargo	165, 181

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

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COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage	Mortgage		Cut-off		General	Detailed
Property			Initial Pool	# of	Loan	Loan	Original	Date	Maturity	Property	Property	Interest
Flag	ID	Property Name	Balance	Properties	Originator(1)	Seller(2)	Balance($)(3)(4)	Balance($)(3)(4)	or ARD Balance($)(5)	Type	Type	Rate
Loan	1	Gateway Center Phase II(29)(32)	10.1%	1	GACC/WF	GACC	120,000,000	120,000,000	120,000,000	Retail	Anchored	4.2770%
Loan	2	InterContinental Miami	9.7%	1	GACC	GACC	115,000,000	115,000,000	115,000,000	Hospitality	Full Service	3.9900%
Loan	3	Marriott Atlanta Airport Gateway	7.2%	1	UBSRES	UBSRES	84,750,000	84,641,037	68,829,946	Hospitality	Full Service	4.6315%
Loan	4	Harwood Center(29)(32)	5.1%	1	UBSRES	UBSRES	60,000,000	60,000,000	52,765,575	Office	CBD	4.7000%
Loan	5	Culver City Creative Office	4.8%	1	GACC	GACC	56,500,000	56,500,000	45,656,982	Office	CBD	4.4100%
Loan	6	80 and 90 Maiden Lane(29)	4.7%	1	CCRE	CCRE	55,000,000	55,000,000	55,000,000	Office	CBD	4.2645%
Loan	7	Beverly Connection(29)(30)(31)(32)	3.7%	1	CGMRC/GACC/JPM	GACC	43,750,000	43,750,000	43,750,000	Retail	Anchored	4.6380%
Loan	8	Dollar General	3.4%	1	UBSRES	UBSRES	39,650,000	39,650,000	32,165,311	Industrial	Warehouse/Distribution	4.5965%
Loan	9	Crowne Plaza Houston Katy Freeway	2.8%	1	CCRE	CCRE	33,000,000	33,000,000	27,021,792	Hospitality	Full Service	4.8745%
Loan	10	Myrtle Beach Marriott Resort & Spa(29)	2.5%	1	CCRE	CCRE	30,000,000	29,926,747	24,375,374	Hospitality	Full Service	4.6425%
Loan	11	U-Haul Pool 3(28)	2.5%	17	GACC	GACC	30,000,000	29,924,365	444,135	Self Storage	Self Storage	4.6900%
Property	11.01	U-Haul Center Normandy	0.3%	1	GACC	GACC	3,418,456	3,409,837		Self Storage	Self Storage
Property	11.02	U-Haul Center Up-Town	0.3%	1	GACC	GACC	3,052,192	3,044,497		Self Storage	Self Storage
Property	11.03	U-Haul Center Springdale	0.2%	1	GACC	GACC	2,777,495	2,770,492		Self Storage	Self Storage
Property	11.04	U-Haul Court Waterbury	0.2%	1	GACC	GACC	2,319,666	2,313,818		Self Storage	Self Storage
Property	11.05	U-Haul Center Longview	0.2%	1	GACC	GACC	2,228,101	2,222,484		Self Storage	Self Storage
Property	11.06	U-Haul Court Horsham	0.2%	1	GACC	GACC	2,197,579	2,192,039		Self Storage	Self Storage
Property	11.07	U-Haul Center South Cobb	0.2%	1	GACC	GACC	2,075,491	2,070,258		Self Storage	Self Storage
Property	11.08	U-Haul Center East Tampa	0.2%	1	GACC	GACC	1,800,794	1,796,254		Self Storage	Self Storage
Property	11.09	U-Haul of York	0.2%	1	GACC	GACC	1,785,533	1,781,031		Self Storage	Self Storage
Property	11.10	U-Haul Spring Valley	0.1%	1	GACC	GACC	1,678,706	1,674,474		Self Storage	Self Storage
Property	11.11	U-Haul Center Riverside	0.1%	1	GACC	GACC	1,129,311	1,126,464		Self Storage	Self Storage
Property	11.12	U-Haul Dixie Highway	0.1%	1	GACC	GACC	1,068,267	1,065,574		Self Storage	Self Storage
Property	11.13	U-Haul Eastbrook	0.1%	1	GACC	GACC	976,702	974,240		Self Storage	Self Storage
Property	11.14	U-Haul Southwest	0.1%	1	GACC	GACC	976,702	974,240		Self Storage	Self Storage
Property	11.15	U-Haul Center Killeen	0.1%	1	GACC	GACC	973,649	971,194		Self Storage	Self Storage
Property	11.16	U-Haul Center Holt Avenue	0.1%	1	GACC	GACC	869,875	867,681		Self Storage	Self Storage
Property	11.17	U-Haul Parsons Avenue	0.1%	1	GACC	GACC	671,482	669,789		Self Storage	Self Storage
Loan	12	DoubleTree Beachwood	2.4%	1	CCRE	CCRE	28,500,000	28,500,000	21,326,725	Hospitality	Full Service	5.0200%
Loan	13	Weber Industrial Portfolio(28)(32)	2.2%	12	CCRE	CCRE	26,500,000	26,500,000	19,505,259	Industrial	Various	5.6665%
Property	13.01	417 & 433 West 164th Street	0.5%	1	CCRE	CCRE	5,325,000	5,325,000		Industrial	Warehouse/Distribution
Property	13.02	7200 Jack Newell Blvd. S.	0.4%	1	CCRE	CCRE	4,212,000	4,212,000		Industrial	Warehouse/Distribution
Property	13.03	120-150 West 154th Street	0.3%	1	CCRE	CCRE	3,381,000	3,381,000		Industrial	Warehouse/Distribution
Property	13.04	2801 N Earl Rudder Freeway	0.3%	1	CCRE	CCRE	3,168,000	3,168,000		Industrial	Flex
Property	13.05	529-531 Aldo Avenue	0.2%	1	CCRE	CCRE	2,475,000	2,475,000		Industrial	Warehouse/Distribution
Property	13.06	7051-7061 Patterson Drive	0.2%	1	CCRE	CCRE	2,242,500	2,242,500		Industrial	Warehouse/Distribution
Property	13.07	11500 Iron Bridge Road	0.2%	1	CCRE	CCRE	2,010,000	2,010,000		Industrial	Warehouse/Distribution
Property	13.08	9750 & 9758 Doctor Perry Rd.	0.1%	1	CCRE	CCRE	960,000	960,000		Industrial	Warehouse/Distribution
Property	13.09	285 Independence Drive	0.1%	1	CCRE	CCRE	855,000	855,000		Industrial	Warehouse/Distribution
Property	13.10	13341 Kingston Avenue	0.1%	1	CCRE	CCRE	713,375	713,375		Industrial	Warehouse/Distribution
Property	13.11	4235 US Hwy 421	0.1%	1	CCRE	CCRE	681,250	681,250		Industrial	Warehouse/Distribution
Property	13.12	8469 Burton Lane	0.0%	1	CCRE	CCRE	476,875	476,875		Industrial	Warehouse/Distribution
Loan	14	444 Lafayette Road	2.0%	1	UBSRES	UBSRES	24,100,000	24,100,000	19,624,985	Office	CBD	4.7085%
Loan	15	ART Florida MF Portfolio IV	1.8%	8	CCRE	CCRE	21,400,000	21,400,000	18,793,589	Multifamily	Garden	4.6410%
Property	15.01	Indian Ridge	0.3%	1	CCRE	CCRE	4,000,000	4,000,000		Multifamily	Garden
Property	15.02	Oak Ridge	0.3%	1	CCRE	CCRE	3,300,000	3,300,000		Multifamily	Garden
Property	15.03	Whispering Pines	0.3%	1	CCRE	CCRE	3,200,000	3,200,000		Multifamily	Garden
Property	15.04	Sanford Court	0.2%	1	CCRE	CCRE	2,900,000	2,900,000		Multifamily	Garden
Property	15.05	Shadow Ridge	0.2%	1	CCRE	CCRE	2,300,000	2,300,000		Multifamily	Garden
Property	15.06	Jefferson Way	0.2%	1	CCRE	CCRE	2,200,000	2,200,000		Multifamily	Garden
Property	15.07	Driftwood	0.2%	1	CCRE	CCRE	2,000,000	2,000,000		Multifamily	Garden
Property	15.08	Old Archer Court	0.1%	1	CCRE	CCRE	1,500,000	1,500,000		Multifamily	Garden
Loan	16	Main Street Marketplace	1.6%	1	GACC	GACC	19,000,000	19,000,000	16,047,657	Retail	Anchored	4.5700%
Loan	17	Two Park Central(32)	1.6%	1	GACC	GACC	18,450,000	18,450,000	14,912,712	Office	Suburban	4.4900%
Loan	18	1101 Fifth Avenue	1.5%	1	Natixis	Natixis	18,000,000	18,000,000	18,000,000	Office	CBD	4.3610%
Loan	19	Brafferton Shopping Center(32)	1.5%	1	GACC	GACC	17,200,000	17,200,000	15,319,371	Retail	Anchored	4.2150%
Loan	20	Aloft Hotel Brickell	1.4%	1	GACC	GACC	17,000,000	17,000,000	17,000,000	Hospitality	Limited Service	4.8600%
Loan	21	Veterans Outpatient Clinic	1.3%	1	UBSRES	UBSRES	15,075,000	15,075,000	14,604,600	Office	Medical	4.5880%
Loan	22	Metro Plaza(28)	1.2%	1	CCRE	CCRE	14,175,000	14,175,000	11,465,806	Retail	Unanchored	4.5115%
Loan	23	Mathews Crossing Phase I	1.2%	1	CCRE	CCRE	14,000,000	14,000,000	12,080,447	Multifamily	Garden	4.8950%
Loan	24	CSRA MOB Portfolio II(31)	1.2%	2	CCRE	CCRE	13,830,000	13,830,000	11,908,047	Office	Various	4.8096%
Property	24.01	API Headquarters	0.8%	1	CCRE	CCRE	9,080,303	9,080,303		Office	Suburban
Property	24.02	Virginia Women’s Center	0.4%	1	CCRE	CCRE	4,749,697	4,749,697		Office	Medical
Loan	25	Charleston Square	1.0%	1	UBSRES	UBSRES	12,075,000	12,075,000	10,631,680	Retail	Anchored	4.7550%
Loan	26	Grand Central Place	0.9%	1	UBSRES	UBSRES	11,000,000	10,984,845	8,816,558	Retail	Anchored	4.2500%

A-1-1

COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage	Mortgage		Cut-off		General	Detailed
Property			Initial Pool	# of	Loan	Loan	Original	Date	Maturity	Property	Property	Interest
Flag	ID	Property Name	Balance	Properties	Originator(1)	Seller(2)	Balance($)(3)(4)	Balance($)(3)(4)	or ARD Balance($)(5)	Type	Type	Rate
Loan	27	A-1 Self Storage	0.9%	1	CCRE	CCRE	11,000,000	10,971,769	8,862,144	Self Storage	Self Storage	4.3955%
Loan	28	Superstition Springs	0.9%	1	UBSRES	UBSRES	10,500,000	10,500,000	9,640,806	Industrial	Flex	4.7030%
Loan	29	Montgomery Crossing	0.9%	1	UBSRES	UBSRES	10,400,000	10,400,000	9,097,675	Retail	Anchored	4.4720%
Loan	30	520 Lafayette Road	0.9%	1	UBSRES	UBSRES	10,180,000	10,180,000	8,289,724	Office	CBD	4.7085%
Loan	31	10 Clifton	0.8%	1	Natixis	Natixis	10,012,500	10,012,500	9,151,516	Industrial	Flex	4.4200%
Loan	32	674-678 West Maude	0.8%	1	GACC	GACC	10,000,000	10,000,000	8,554,150	Office	CBD	4.5600%
Loan	33	500 Lafayette Road	0.8%	1	UBSRES	UBSRES	9,870,000	9,870,000	8,037,286	Office	CBD	4.7085%
Loan	34	Marquis Vista Apartments	0.7%	1	UBSRES	UBSRES	8,750,000	8,750,000	7,468,914	Multifamily	Garden	4.4800%
Loan	35	Freeway Junction Shopping Center	0.7%	1	CCRE	CCRE	8,150,000	8,150,000	6,979,408	Retail	Anchored	4.6035%
Loan	36	Van Ness Mixed Use(28)(32)	0.7%	1	CCRE	CCRE	8,000,000	8,000,000	7,298,212	Mixed Use	Retail/Parking	4.3110%
Loan	37	YNJ Hospitality Portfolio	0.7%	2	Natixis	Natixis	7,800,000	7,786,264	5,763,609	Hospitality	Limited Service	4.6800%
Property	37.01	Holiday Inn Express London	0.4%	1	Natixis	Natixis	4,317,857	4,310,253		Hospitality	Limited Service
Property	37.02	Comfort Inn Columbus	0.3%	1	Natixis	Natixis	3,482,143	3,476,011		Hospitality	Limited Service
Loan	38	Unique Thrift	0.6%	1	Natixis	Natixis	7,600,000	7,581,659	6,187,114	Retail	Anchored	4.7000%
Loan	39	Hampton Inn St. Petersburg(32)	0.6%	1	GACC	GACC	7,500,000	7,459,425	5,452,934	Hospitality	Limited Service	4.2500%
Loan	40	Pacific Plaza	0.6%	1	CCRE	CCRE	7,010,000	7,010,000	5,867,360	Retail	Unanchored	4.7015%
Loan	41	Springhill Suites Bolingbrook(32)	0.6%	1	CCRE	CCRE	7,000,000	7,000,000	6,526,444	Hospitality	Limited Service	4.3895%
Loan	42	Union Hills Village	0.6%	1	GACC	GACC	6,850,000	6,850,000	6,850,000	Retail	Anchored	3.9600%
Loan	43	Westview Shopping Center	0.6%	1	UBSRES	UBSRES	6,600,000	6,600,000	5,308,790	Retail	Anchored	4.3500%
Loan	44	Hatteras Island Plaza	0.5%	1	CCRE	CCRE	6,300,000	6,300,000	5,103,782	Retail	Anchored	4.5565%
Loan	45	Savoy Retail	0.5%	1	Natixis	Natixis	6,000,000	6,000,000	5,389,294	Retail	Anchored	4.6420%
Loan	46	443 Lafayette Road	0.5%	1	UBSRES	UBSRES	5,950,000	5,950,000	4,845,172	Office	CBD	4.7085%
Loan	47	Bloomingdale Palms	0.5%	1	UBSRES	UBSRES	5,900,000	5,900,000	5,077,561	Retail	Unanchored	4.7920%
Loan	48	Crestmont Apartments	0.5%	1	UBSRES	UBSRES	5,800,000	5,800,000	5,410,157	Multifamily	Garden	4.4280%
Loan	49	2455 Alft	0.5%	1	Natixis	Natixis	5,750,000	5,750,000	5,061,568	Industrial	Flex	4.7450%
Loan	50	6801 Lake Worth Road	0.4%	1	Natixis	Natixis	5,250,000	5,250,000	4,392,993	Office	Suburban	4.6920%
Loan	51	Towne Village	0.4%	1	CCRE	CCRE	5,200,000	5,200,000	3,857,291	Multifamily	Senior Housing	4.7820%
Loan	52	Marquis Pointe	0.4%	1	UBSRES	UBSRES	5,000,000	5,000,000	4,600,862	Multifamily	Garden	4.8525%
Loan	53	Westpoint Pines	0.4%	1	UBSRES	UBSRES	5,000,000	5,000,000	4,482,831	Multifamily	Garden	4.5470%
Loan	54	Jacksonville Medical Centers	0.4%	2	CCRE	CCRE	4,800,000	4,800,000	3,926,955	Office	Medical	4.8500%
Property	54.01	103rd Street	0.2%	1	CCRE	CCRE	2,658,346	2,658,346		Office	Medical
Property	54.02	University Boulevard S	0.2%	1	CCRE	CCRE	2,141,654	2,141,654		Office	Medical
Loan	55	Groves at Fountain Park(32)	0.4%	1	Natixis	Natixis	4,600,000	4,600,000	3,825,467	Multifamily	Garden	4.4900%
Loan	56	Plantation Village	0.3%	1	UBSRES	UBSRES	4,100,000	4,100,000	3,351,628	Retail	Unanchored	4.8240%
Loan	57	Grand Plaza	0.3%	1	CCRE	CCRE	4,060,000	4,060,000	3,284,032	Retail	Unanchored	4.5115%
Loan	58	315 Pacific Avenue	0.3%	1	Natixis	Natixis	4,000,000	4,000,000	4,000,000	Office	CBD	4.2200%
Loan	59	Rite Aid Kerman CA	0.3%	1	GACC	GACC	3,925,000	3,920,016	3,195,092	Retail	Unanchored	4.7000%
Loan	60	Roebuck Center	0.3%	1	CCRE	CCRE	3,500,000	3,500,000	2,598,084	Retail	Anchored	4.8010%
Loan	61	Rite Aid Woodhaven	0.3%	1	CCRE	CCRE	3,430,000	3,430,000	2,549,797	Retail	Single Tenant	4.8400%
Loan	62	Shoppes at Avery Corner	0.3%	1	Natixis	Natixis	3,230,000	3,230,000	2,843,600	Retail	Shadow Anchored	4.7500%
Loan	63	New Highlands Self Storage	0.3%	1	CCRE	CCRE	3,000,000	3,000,000	2,439,270	Self Storage	Self Storage	4.6660%
Loan	64	Meadowbrook Manor Estates	0.3%	1	UBSRES	UBSRES	3,000,000	3,000,000	2,856,080	Manufactured Housing Community	Manufactured Housing Community	6.2040%

A-1-2

COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of				Interest	Original	Remaining	Original	Remaining
Property			Initial Pool	Total	Additional	Administrative	Accrual	Term to	Term to	Amortization	Amortization
Flag	ID	Property Name	Balance	Strip	Strip	Fee Rate(6)	Basis	Maturity or ARD	Maturity or ARD	Term	Term
Loan	1	Gateway Center Phase II(29)(32)	10.1%	0.02043%	0.00000%	0.02043%	Actual/360	120	119	0	0
Loan	2	InterContinental Miami	9.7%	0.01626%	0.00000%	0.01626%	Actual/360	120	119	0	0
Loan	3	Marriott Atlanta Airport Gateway	7.2%	0.01626%	0.00000%	0.01626%	Actual/360	120	119	360	359
Loan	4	Harwood Center(29)(32)	5.1%	0.01430%	0.00000%	0.01430%	Actual/360	120	117	360	360
Loan	5	Culver City Creative Office	4.8%	0.01626%	0.00000%	0.01626%	Actual/360	120	120	360	360
Loan	6	80 and 90 Maiden Lane(29)	4.7%	0.03180%	0.02000%	0.01180%	Actual/360	60	59	0	0
Loan	7	Beverly Connection(29)(30)(31)(32)	3.7%	0.01430%	0.00000%	0.01430%	Actual/360	120	118	0	0
Loan	8	Dollar General	3.4%	0.03126%	0.00000%	0.03126%	Actual/360	120	120	360	360
Loan	9	Crowne Plaza Houston Katy Freeway	2.8%	0.03626%	0.02000%	0.01626%	Actual/360	120	120	360	360
Loan	10	Myrtle Beach Marriott Resort & Spa(29)	2.5%	0.03180%	0.02000%	0.01180%	Actual/360	120	118	360	358
Loan	11	U-Haul Pool 3(28)	2.5%	0.01626%	0.00000%	0.01626%	Actual/360	240	239	240	239
Property	11.01	U-Haul Center Normandy	0.3%
Property	11.02	U-Haul Center Up-Town	0.3%
Property	11.03	U-Haul Center Springdale	0.2%
Property	11.04	U-Haul Court Waterbury	0.2%
Property	11.05	U-Haul Center Longview	0.2%
Property	11.06	U-Haul Court Horsham	0.2%
Property	11.07	U-Haul Center South Cobb	0.2%
Property	11.08	U-Haul Center East Tampa	0.2%
Property	11.09	U-Haul of York	0.2%
Property	11.10	U-Haul Spring Valley	0.1%
Property	11.11	U-Haul Center Riverside	0.1%
Property	11.12	U-Haul Dixie Highway	0.1%
Property	11.13	U-Haul Eastbrook	0.1%
Property	11.14	U-Haul Southwest	0.1%
Property	11.15	U-Haul Center Killeen	0.1%
Property	11.16	U-Haul Center Holt Avenue	0.1%
Property	11.17	U-Haul Parsons Avenue	0.1%
Loan	12	DoubleTree Beachwood	2.4%	0.03626%	0.02000%	0.01626%	Actual/360	120	120	300	300
Loan	13	Weber Industrial Portfolio(28)(32)	2.2%	0.03626%	0.02000%	0.01626%	Actual/360	121	121	282	282
Property	13.01	417 & 433 West 164th Street	0.5%
Property	13.02	7200 Jack Newell Blvd. S.	0.4%
Property	13.03	120-150 West 154th Street	0.3%
Property	13.04	2801 N Earl Rudder Freeway	0.3%
Property	13.05	529-531 Aldo Avenue	0.2%
Property	13.06	7051-7061 Patterson Drive	0.2%
Property	13.07	11500 Iron Bridge Road	0.2%
Property	13.08	9750 & 9758 Doctor Perry Rd.	0.1%
Property	13.09	285 Independence Drive	0.1%
Property	13.10	13341 Kingston Avenue	0.1%
Property	13.11	4235 US Hwy 421	0.1%
Property	13.12	8469 Burton Lane	0.0%
Loan	14	444 Lafayette Road	2.0%	0.01626%	0.00000%	0.01626%	Actual/360	120	120	360	360
Loan	15	ART Florida MF Portfolio IV	1.8%	0.03626%	0.02000%	0.01626%	Actual/360	120	120	360	360
Property	15.01	Indian Ridge	0.3%
Property	15.02	Oak Ridge	0.3%
Property	15.03	Whispering Pines	0.3%
Property	15.04	Sanford Court	0.2%
Property	15.05	Shadow Ridge	0.2%
Property	15.06	Jefferson Way	0.2%
Property	15.07	Driftwood	0.2%
Property	15.08	Old Archer Court	0.1%
Loan	16	Main Street Marketplace	1.6%	0.01626%	0.00000%	0.01626%	Actual/360	120	118	360	360
Loan	17	Two Park Central(32)	1.6%	0.01626%	0.00000%	0.01626%	Actual/360	120	120	360	360
Loan	18	1101 Fifth Avenue	1.5%	0.01626%	0.00000%	0.01626%	Actual/360	120	120	0	0
Loan	19	Brafferton Shopping Center(32)	1.5%	0.03626%	0.00000%	0.03626%	Actual/360	120	119	360	360
Loan	20	Aloft Hotel Brickell	1.4%	0.01626%	0.00000%	0.01626%	Actual/360	120	118	0	0
Loan	21	Veterans Outpatient Clinic	1.3%	0.01626%	0.00000%	0.01626%	Actual/360	60	59	360	360
Loan	22	Metro Plaza(28)	1.2%	0.03626%	0.02000%	0.01626%	Actual/360	120	120	360	360
Loan	23	Mathews Crossing Phase I	1.2%	0.03626%	0.02000%	0.01626%	Actual/360	120	119	360	360
Loan	24	CSRA MOB Portfolio II(31)	1.2%	0.03626%	0.02000%	0.01626%	Actual/360	120	120	360	360
Property	24.01	API Headquarters	0.8%
Property	24.02	Virginia Women’s Center	0.4%
Loan	25	Charleston Square	1.0%	0.01626%	0.00000%	0.01626%	Actual/360	120	120	360	360
Loan	26	Grand Central Place	0.9%	0.01626%	0.00000%	0.01626%	Actual/360	120	119	360	359

A-1-3

COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of				Interest	Original	Remaining	Original	Remaining
Property			Initial Pool	Total	Additional	Administrative	Accrual	Term to	Term to	Amortization	Amortization
Flag	ID	Property Name	Balance	Strip	Strip	Fee Rate(6)	Basis	Maturity or ARD	Maturity or ARD	Term	Term
Loan	27	A-1 Self Storage	0.9%	0.03626%	0.02000%	0.01626%	Actual/360	120	118	360	358
Loan	28	Superstition Springs	0.9%	0.06126%	0.00000%	0.06126%	Actual/360	120	120	360	360
Loan	29	Montgomery Crossing	0.9%	0.01626%	0.00000%	0.01626%	Actual/360	120	119	360	360
Loan	30	520 Lafayette Road	0.9%	0.01626%	0.00000%	0.01626%	Actual/360	120	120	360	360
Loan	31	10 Clifton	0.8%	0.01626%	0.00000%	0.01626%	Actual/360	120	119	360	360
Loan	32	674-678 West Maude	0.8%	0.01626%	0.00000%	0.01626%	Actual/360	120	120	360	360
Loan	33	500 Lafayette Road	0.8%	0.01626%	0.00000%	0.01626%	Actual/360	120	120	360	360
Loan	34	Marquis Vista Apartments	0.7%	0.01626%	0.00000%	0.01626%	Actual/360	120	120	360	360
Loan	35	Freeway Junction Shopping Center	0.7%	0.03626%	0.02000%	0.01626%	Actual/360	120	119	360	360
Loan	36	Van Ness Mixed Use(28)(32)	0.7%	0.03626%	0.02000%	0.01626%	Actual/360	60	60	360	360
Loan	37	YNJ Hospitality Portfolio	0.7%	0.01626%	0.00000%	0.01626%	Actual/360	120	119	300	299
Property	37.01	Holiday Inn Express London	0.4%
Property	37.02	Comfort Inn Columbus	0.3%
Loan	38	Unique Thrift	0.6%	0.01626%	0.00000%	0.01626%	Actual/360	120	118	360	358
Loan	39	Hampton Inn St. Petersburg(32)	0.6%	0.05626%	0.00000%	0.05626%	Actual/360	120	117	300	297
Loan	40	Pacific Plaza	0.6%	0.06626%	0.00000%	0.06626%	Actual/360	120	120	360	360
Loan	41	Springhill Suites Bolingbrook(32)	0.6%	0.03626%	0.02000%	0.01626%	Actual/360	60	59	360	360
Loan	42	Union Hills Village	0.6%	0.04626%	0.00000%	0.04626%	Actual/360	60	59	0	0
Loan	43	Westview Shopping Center	0.6%	0.07126%	0.00000%	0.07126%	Actual/360	120	120	360	360
Loan	44	Hatteras Island Plaza	0.5%	0.06126%	0.00000%	0.06126%	Actual/360	120	120	360	360
Loan	45	Savoy Retail	0.5%	0.01626%	0.00000%	0.01626%	Actual/360	120	120	360	360
Loan	46	443 Lafayette Road	0.5%	0.01626%	0.00000%	0.01626%	Actual/360	120	120	360	360
Loan	47	Bloomingdale Palms	0.5%	0.01626%	0.00000%	0.01626%	Actual/360	120	119	360	360
Loan	48	Crestmont Apartments	0.5%	0.01626%	0.00000%	0.01626%	Actual/360	120	119	360	360
Loan	49	2455 Alft	0.5%	0.01626%	0.00000%	0.01626%	Actual/360	120	120	360	360
Loan	50	6801 Lake Worth Road	0.4%	0.01626%	0.00000%	0.01626%	Actual/360	120	120	360	360
Loan	51	Towne Village	0.4%	0.08126%	0.00000%	0.08126%	Actual/360	120	120	300	300
Loan	52	Marquis Pointe	0.4%	0.07126%	0.00000%	0.07126%	Actual/360	60	60	360	360
Loan	53	Westpoint Pines	0.4%	0.01626%	0.00000%	0.01626%	Actual/360	120	120	360	360
Loan	54	Jacksonville Medical Centers	0.4%	0.03626%	0.02000%	0.01626%	Actual/360	121	121	360	360
Property	54.01	103rd Street	0.2%
Property	54.02	University Boulevard S	0.2%
Loan	55	Groves at Fountain Park(32)	0.4%	0.01626%	0.00000%	0.01626%	Actual/360	120	119	360	360
Loan	56	Plantation Village	0.3%	0.06126%	0.00000%	0.06126%	Actual/360	120	120	360	360
Loan	57	Grand Plaza	0.3%	0.03626%	0.02000%	0.01626%	Actual/360	120	120	360	360
Loan	58	315 Pacific Avenue	0.3%	0.01626%	0.00000%	0.01626%	Actual/360	120	120	0	0
Loan	59	Rite Aid Kerman CA	0.3%	0.01626%	0.00000%	0.01626%	Actual/360	120	119	360	359
Loan	60	Roebuck Center	0.3%	0.07126%	0.00000%	0.07126%	Actual/360	120	120	300	300
Loan	61	Rite Aid Woodhaven	0.3%	0.03626%	0.02000%	0.01626%	Actual/360	120	120	300	300
Loan	62	Shoppes at Avery Corner	0.3%	0.01626%	0.00000%	0.01626%	Actual/360	120	120	360	360
Loan	63	New Highlands Self Storage	0.3%	0.08126%	0.00000%	0.08126%	Actual/360	121	121	360	360
Loan	64	Meadowbrook Manor Estates	0.3%	0.01626%	0.00000%	0.01626%	Actual/360	60	60	360	360

A-1-4

COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
											Pari Passu	Pari Passu
			% of		First				Monthly	Annual	Companion Loan	Companion Loan
Property			Initial Pool	Origination	Payment	Maturity	ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt
Flag	ID	Property Name	Balance	Date	Date(7)	or ARD Date(5)	(Yes/No)(5)	Maturity Date(5)	Service($)(8)	Service($)(8)	Service($)	Service($)
Loan	1	Gateway Center Phase II(29)(32)	10.1%	08/14/2014	10/06/2014	09/06/2024	No	09/06/2024	433,640	5,203,683	650,460	7,805,525
Loan	2	InterContinental Miami	9.7%	08/29/2014	10/06/2014	09/06/2024	No	09/06/2024	387,686	4,652,229
Loan	3	Marriott Atlanta Airport Gateway	7.2%	08/28/2014	10/06/2014	09/06/2024	No	09/06/2024	436,063	5,232,756
Loan	4	Harwood Center(29)(32)	5.1%	07/11/2014	08/06/2014	07/06/2024	No	07/06/2024	311,183	3,734,192	155,591	1,867,096
Loan	5	Culver City Creative Office	4.8%	09/09/2014	11/06/2014	10/04/2024	No	10/04/2024	283,264	3,399,165
Loan	6	80 and 90 Maiden Lane(29)	4.7%	08/14/2014	10/06/2014	09/06/2019	No	09/06/2019	198,171	2,378,051	324,280	3,891,356
Loan	7	Beverly Connection(29)(30)(31)(32)	3.7%	07/08/2014	09/06/2014	08/06/2024	No	08/06/2024	171,442	2,057,307	514,327	6,171,922
Loan	8	Dollar General	3.4%	09/12/2014	11/06/2014	10/06/2024	No	10/06/2024	203,181	2,438,167
Loan	9	Crowne Plaza Houston Katy Freeway	2.8%	10/01/2014	11/06/2014	10/06/2024	No	10/06/2024	174,629	2,095,544
Loan	10	Myrtle Beach Marriott Resort & Spa(29)	2.5%	07/29/2014	09/06/2014	08/06/2024	No	08/06/2024	154,556	1,854,675	443,061	5,316,734
Loan	11	U-Haul Pool 3(28)	2.5%	08/27/2014	10/06/2014	09/06/2034	No	09/06/2034	192,885	2,314,625
Property	11.01	U-Haul Center Normandy	0.3%
Property	11.02	U-Haul Center Up-Town	0.3%
Property	11.03	U-Haul Center Springdale	0.2%
Property	11.04	U-Haul Court Waterbury	0.2%
Property	11.05	U-Haul Center Longview	0.2%
Property	11.06	U-Haul Court Horsham	0.2%
Property	11.07	U-Haul Center South Cobb	0.2%
Property	11.08	U-Haul Center East Tampa	0.2%
Property	11.09	U-Haul of York	0.2%
Property	11.10	U-Haul Spring Valley	0.1%
Property	11.11	U-Haul Center Riverside	0.1%
Property	11.12	U-Haul Dixie Highway	0.1%
Property	11.13	U-Haul Eastbrook	0.1%
Property	11.14	U-Haul Southwest	0.1%
Property	11.15	U-Haul Center Killeen	0.1%
Property	11.16	U-Haul Center Holt Avenue	0.1%
Property	11.17	U-Haul Parsons Avenue	0.1%
Loan	12	DoubleTree Beachwood	2.4%	09/17/2014	11/06/2014	10/06/2024	No	10/06/2024	166,940	2,003,285
Loan	13	Weber Industrial Portfolio(28)(32)	2.2%	10/07/2014	11/06/2014	11/06/2024	No	11/06/2024	170,223	2,042,679
Property	13.01	417 & 433 West 164th Street	0.5%
Property	13.02	7200 Jack Newell Blvd. S.	0.4%
Property	13.03	120-150 West 154th Street	0.3%
Property	13.04	2801 N Earl Rudder Freeway	0.3%
Property	13.05	529-531 Aldo Avenue	0.2%
Property	13.06	7051-7061 Patterson Drive	0.2%
Property	13.07	11500 Iron Bridge Road	0.2%
Property	13.08	9750 & 9758 Doctor Perry Rd.	0.1%
Property	13.09	285 Independence Drive	0.1%
Property	13.10	13341 Kingston Avenue	0.1%
Property	13.11	4235 US Hwy 421	0.1%
Property	13.12	8469 Burton Lane	0.0%
Loan	14	444 Lafayette Road	2.0%	09/19/2014	11/06/2014	10/06/2024	No	10/06/2024	125,115	1,501,378
Loan	15	ART Florida MF Portfolio IV	1.8%	10/06/2014	11/06/2014	10/06/2024	No	10/06/2024	110,231	1,322,770
Property	15.01	Indian Ridge	0.3%
Property	15.02	Oak Ridge	0.3%
Property	15.03	Whispering Pines	0.3%
Property	15.04	Sanford Court	0.2%
Property	15.05	Shadow Ridge	0.2%
Property	15.06	Jefferson Way	0.2%
Property	15.07	Driftwood	0.2%
Property	15.08	Old Archer Court	0.1%
Loan	16	Main Street Marketplace	1.6%	07/15/2014	09/06/2014	08/06/2024	No	08/06/2024	97,062	1,164,745
Loan	17	Two Park Central(32)	1.6%	09/24/2014	11/06/2014	10/06/2024	No	10/06/2024	93,374	1,120,486
Loan	18	1101 Fifth Avenue	1.5%	10/01/2014	11/05/2014	10/05/2024	No	10/05/2024	66,324	795,882
Loan	19	Brafferton Shopping Center(32)	1.5%	08/21/2014	10/06/2014	09/06/2024	No	09/06/2024	84,262	1,011,139
Loan	20	Aloft Hotel Brickell	1.4%	07/28/2014	09/06/2014	08/06/2024	No	08/06/2024	69,806	837,675
Loan	21	Veterans Outpatient Clinic	1.3%	08/28/2014	10/06/2014	09/06/2019	Yes	09/06/2029	77,173	926,077
Loan	22	Metro Plaza(28)	1.2%	09/17/2014	11/06/2014	10/06/2024	No	10/06/2024	71,920	863,034
Loan	23	Mathews Crossing Phase I	1.2%	08/11/2014	10/06/2014	09/06/2024	No	09/06/2024	74,259	891,110
Loan	24	CSRA MOB Portfolio II(31)	1.2%	09/25/2014	11/06/2014	10/06/2024	No	10/06/2024	72,641	871,693
Property	24.01	API Headquarters	0.8%
Property	24.02	Virginia Women’s Center	0.4%
Loan	25	Charleston Square	1.0%	09/25/2014	11/06/2014	10/06/2024	No	10/06/2024	63,025	756,304
Loan	26	Grand Central Place	0.9%	08/29/2014	10/06/2014	09/06/2024	No	09/06/2024	54,113	649,361

A-1-5

COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
											Pari Passu	Pari Passu
			% of		First				Monthly	Annual	Companion Loan	Companion Loan
Property			Initial Pool	Origination	Payment	Maturity	ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt
Flag	ID	Property Name	Balance	Date	Date(7)	or ARD Date(5)	(Yes/No)(5)	Maturity Date(5)	Service($)(8)	Service($)(8)	Service($)	Service($)
Loan	27	A-1 Self Storage	0.9%	07/15/2014	09/06/2014	08/06/2024	No	08/06/2024	55,054	660,654
Loan	28	Superstition Springs	0.9%	09/12/2014	11/06/2014	10/06/2024	No	10/06/2024	54,476	653,711
Loan	29	Montgomery Crossing	0.9%	09/05/2014	10/06/2014	09/06/2024	No	09/06/2024	52,522	630,269
Loan	30	520 Lafayette Road	0.9%	09/19/2014	11/06/2014	10/06/2024	No	10/06/2024	52,849	634,192
Loan	31	10 Clifton	0.8%	09/04/2014	10/05/2014	09/05/2024	No	09/05/2024	50,257	603,084
Loan	32	674-678 West Maude	0.8%	09/23/2014	11/06/2014	10/06/2024	No	10/06/2024	51,026	612,308
Loan	33	500 Lafayette Road	0.8%	09/19/2014	11/06/2014	10/06/2024	No	10/06/2024	51,240	614,880
Loan	34	Marquis Vista Apartments	0.7%	09/24/2014	11/06/2014	10/06/2024	No	10/06/2024	44,231	530,772
Loan	35	Freeway Junction Shopping Center	0.7%	09/04/2014	10/06/2014	09/06/2024	No	09/06/2024	41,798	501,571
Loan	36	Van Ness Mixed Use(28)(32)	0.7%	09/19/2014	11/06/2014	10/06/2019	No	10/06/2019	39,641	475,697
Loan	37	YNJ Hospitality Portfolio	0.7%	08/21/2014	10/05/2014	09/05/2024	No	09/05/2024	44,156	529,868
Property	37.01	Holiday Inn Express London	0.4%
Property	37.02	Comfort Inn Columbus	0.3%
Loan	38	Unique Thrift	0.6%	07/31/2014	09/05/2014	08/05/2024	No	08/05/2024	39,416	472,998
Loan	39	Hampton Inn St. Petersburg(32)	0.6%	07/01/2014	08/06/2014	07/06/2024	No	07/06/2024	40,630	487,564
Loan	40	Pacific Plaza	0.6%	09/17/2014	11/06/2014	10/06/2024	No	10/06/2024	36,363	436,354
Loan	41	Springhill Suites Bolingbrook(32)	0.6%	08/28/2014	10/06/2014	09/06/2019	No	09/06/2019	35,010	420,118
Loan	42	Union Hills Village	0.6%	08/28/2014	10/06/2014	09/06/2019	No	09/06/2019	22,919	275,028
Loan	43	Westview Shopping Center	0.6%	10/03/2014	11/06/2014	10/06/2024	No	10/06/2024	32,856	394,267
Loan	44	Hatteras Island Plaza	0.5%	10/02/2014	11/06/2014	10/06/2024	No	10/06/2024	32,133	385,596
Loan	45	Savoy Retail	0.5%	10/01/2014	11/05/2014	10/05/2024	No	10/05/2024	30,909	370,913
Loan	46	443 Lafayette Road	0.5%	09/19/2014	11/06/2014	10/06/2024	No	10/06/2024	30,889	370,672
Loan	47	Bloomingdale Palms	0.5%	09/11/2014	10/06/2014	09/06/2024	No	09/06/2024	30,927	371,121
Loan	48	Crestmont Apartments	0.5%	09/08/2014	10/06/2014	09/06/2024	No	09/06/2024	29,140	349,682
Loan	49	2455 Alft	0.5%	10/01/2014	11/05/2014	10/05/2024	No	10/05/2024	29,977	359,729
Loan	50	6801 Lake Worth Road	0.4%	09/12/2014	11/05/2014	10/05/2024	No	10/05/2024	27,203	326,439
Loan	51	Towne Village	0.4%	09/16/2014	11/06/2014	10/06/2024	No	10/06/2024	29,742	356,903
Loan	52	Marquis Pointe	0.4%	09/30/2014	11/06/2014	10/06/2019	No	10/06/2019	26,392	316,706
Loan	53	Westpoint Pines	0.4%	09/12/2014	11/06/2014	10/06/2024	No	10/06/2024	25,474	305,689
Loan	54	Jacksonville Medical Centers	0.4%	10/08/2014	11/06/2014	11/06/2024	No	11/06/2024	25,329	303,951
Property	54.01	103rd Street	0.2%
Property	54.02	University Boulevard S	0.2%
Loan	55	Groves at Fountain Park(32)	0.4%	08/28/2014	10/05/2014	09/05/2024	No	09/05/2024	23,280	279,362
Loan	56	Plantation Village	0.3%	09/12/2014	11/06/2014	10/06/2024	No	10/06/2024	21,571	258,850
Loan	57	Grand Plaza	0.3%	09/17/2014	11/06/2014	10/06/2024	No	10/06/2024	20,599	247,190
Loan	58	315 Pacific Avenue	0.3%	10/01/2014	11/05/2014	10/05/2024	No	10/05/2024	14,262	171,144
Loan	59	Rite Aid Kerman CA	0.3%	08/29/2014	10/06/2014	09/06/2024	No	09/06/2024	20,357	244,278
Loan	60	Roebuck Center	0.3%	09/29/2014	11/06/2014	10/06/2024	No	10/06/2024	20,057	240,683
Loan	61	Rite Aid Woodhaven	0.3%	09/26/2014	11/06/2014	10/06/2024	No	10/06/2024	19,733	236,796
Loan	62	Shoppes at Avery Corner	0.3%	09/17/2014	11/05/2014	10/05/2024	No	10/05/2024	16,849	202,191
Loan	63	New Highlands Self Storage	0.3%	10/07/2014	11/06/2014	11/06/2024	No	11/06/2024	15,498	185,975
Loan	64	Meadowbrook Manor Estates	0.3%	09/17/2014	11/06/2014	10/06/2019	No	10/06/2019	18,382	220,582

A-1-6

COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Remaining			Crossed
Property			Initial Pool	Interest Only		Cash	With	Related	Underwritten	Underwritten
Flag	ID	Property Name	Balance	Period	Lockbox(9)	Management(10)	Other Loans	Borrower	NOI DSCR(8)(11)(12)	NCF DSCR(8)(11)(12)
Loan	1	Gateway Center Phase II(29)(32)	10.1%	119	Hard	In Place	No		1.81x	1.75x
Loan	2	InterContinental Miami	9.7%	119	Soft Springing Hard	Springing	No		4.10x	3.51x
Loan	3	Marriott Atlanta Airport Gateway	7.2%		Springing Hard	Springing	No		1.79x	1.56x
Loan	4	Harwood Center(29)(32)	5.1%	33	Hard	Springing	No		1.50x	1.36x
Loan	5	Culver City Creative Office	4.8%		Hard	Springing	No		1.48x	1.40x
Loan	6	80 and 90 Maiden Lane(29)	4.7%	59	Springing Hard	Springing	No		1.83x	1.73x
Loan	7	Beverly Connection(29)(30)(31)(32)	3.7%	118	Hard	In Place	No		1.56x	1.51x
Loan	8	Dollar General	3.4%		Hard	In Place	No		1.72x	1.48x
Loan	9	Crowne Plaza Houston Katy Freeway	2.8%		Hard	Springing	No		1.57x	1.40x
Loan	10	Myrtle Beach Marriott Resort & Spa(29)	2.5%		Hard	Springing	No		1.82x	1.62x
Loan	11	U-Haul Pool 3(28)	2.5%		Soft	Springing	No		1.46x	1.41x
Property	11.01	U-Haul Center Normandy	0.3%
Property	11.02	U-Haul Center Up-Town	0.3%
Property	11.03	U-Haul Center Springdale	0.2%
Property	11.04	U-Haul Court Waterbury	0.2%
Property	11.05	U-Haul Center Longview	0.2%
Property	11.06	U-Haul Court Horsham	0.2%
Property	11.07	U-Haul Center South Cobb	0.2%
Property	11.08	U-Haul Center East Tampa	0.2%
Property	11.09	U-Haul of York	0.2%
Property	11.10	U-Haul Spring Valley	0.1%
Property	11.11	U-Haul Center Riverside	0.1%
Property	11.12	U-Haul Dixie Highway	0.1%
Property	11.13	U-Haul Eastbrook	0.1%
Property	11.14	U-Haul Southwest	0.1%
Property	11.15	U-Haul Center Killeen	0.1%
Property	11.16	U-Haul Center Holt Avenue	0.1%
Property	11.17	U-Haul Parsons Avenue	0.1%
Loan	12	DoubleTree Beachwood	2.4%		Hard	Springing	No		1.53x	1.28x
Loan	13	Weber Industrial Portfolio(28)(32)	2.2%	1	Soft Springing Hard	Springing	No		1.42x	1.34x
Property	13.01	417 & 433 West 164th Street	0.5%
Property	13.02	7200 Jack Newell Blvd. S.	0.4%
Property	13.03	120-150 West 154th Street	0.3%
Property	13.04	2801 N Earl Rudder Freeway	0.3%
Property	13.05	529-531 Aldo Avenue	0.2%
Property	13.06	7051-7061 Patterson Drive	0.2%
Property	13.07	11500 Iron Bridge Road	0.2%
Property	13.08	9750 & 9758 Doctor Perry Rd.	0.1%
Property	13.09	285 Independence Drive	0.1%
Property	13.10	13341 Kingston Avenue	0.1%
Property	13.11	4235 US Hwy 421	0.1%
Property	13.12	8469 Burton Lane	0.0%
Loan	14	444 Lafayette Road	2.0%		Hard	In Place	No	Yes - A	2.02x	1.87x
Loan	15	ART Florida MF Portfolio IV	1.8%	36	Soft	Springing	No		1.64x	1.49x
Property	15.01	Indian Ridge	0.3%
Property	15.02	Oak Ridge	0.3%
Property	15.03	Whispering Pines	0.3%
Property	15.04	Sanford Court	0.2%
Property	15.05	Shadow Ridge	0.2%
Property	15.06	Jefferson Way	0.2%
Property	15.07	Driftwood	0.2%
Property	15.08	Old Archer Court	0.1%
Loan	16	Main Street Marketplace	1.6%	16	Hard	Springing	No		1.59x	1.41x
Loan	17	Two Park Central(32)	1.6%		Hard	In Place	No		2.01x	1.75x
Loan	18	1101 Fifth Avenue	1.5%	120	Hard	Springing	No	Yes - B	2.16x	2.04x
Loan	19	Brafferton Shopping Center(32)	1.5%	47	Springing Hard	Springing	No		1.95x	1.82x
Loan	20	Aloft Hotel Brickell	1.4%	118	Springing Hard	Springing	No		3.65x	3.28x
Loan	21	Veterans Outpatient Clinic	1.3%	35	Hard	Springing	No		1.51x	1.49x
Loan	22	Metro Plaza(28)	1.2%		Springing Soft	Springing	No	Yes - C	1.47x	1.39x
Loan	23	Mathews Crossing Phase I	1.2%	23	Soft Springing Hard	Springing	No		1.44x	1.28x
Loan	24	CSRA MOB Portfolio II(31)	1.2%	24	Hard	Springing	No		1.54x	1.41x
Property	24.01	API Headquarters	0.8%
Property	24.02	Virginia Women’s Center	0.4%
Loan	25	Charleston Square	1.0%	36	Hard	In Place	No		1.47x	1.32x
Loan	26	Grand Central Place	0.9%		Springing Hard	Springing	No		2.05x	1.71x

A-1-7

COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Remaining			Crossed
Property			Initial Pool	Interest Only		Cash	With	Related	Underwritten	Underwritten
Flag	ID	Property Name	Balance	Period	Lockbox(9)	Management(10)	Other Loans	Borrower	NOI DSCR(8)(11)(12)	NCF DSCR(8)(11)(12)
Loan	27	A-1 Self Storage	0.9%		Springing Hard	Springing	No		2.03x	1.98x
Loan	28	Superstition Springs	0.9%	60	Springing Hard	Springing	No		1.80x	1.61x
Loan	29	Montgomery Crossing	0.9%	35	Springing Hard	Springing	No		1.68x	1.57x
Loan	30	520 Lafayette Road	0.9%		Hard	In Place	No	Yes - A	1.94x	1.75x
Loan	31	10 Clifton	0.8%	59	Hard	Springing	No		1.54x	1.42x
Loan	32	674-678 West Maude	0.8%	24	Springing Hard	Springing	No		1.57x	1.39x
Loan	33	500 Lafayette Road	0.8%		Hard	In Place	No	Yes - A	2.47x	2.26x
Loan	34	Marquis Vista Apartments	0.7%	24	Springing Soft	Springing	No		1.50x	1.34x
Loan	35	Freeway Junction Shopping Center	0.7%	23	Springing Hard	Springing	No		1.98x	1.76x
Loan	36	Van Ness Mixed Use(28)(32)	0.7%		Hard	In Place	No		1.38x	1.34x
Loan	37	YNJ Hospitality Portfolio	0.7%		Hard	Springing	No		1.74x	1.55x
Property	37.01	Holiday Inn Express London	0.4%
Property	37.02	Comfort Inn Columbus	0.3%
Loan	38	Unique Thrift	0.6%		Hard	Springing	No		1.50x	1.48x
Loan	39	Hampton Inn St. Petersburg(32)	0.6%		Springing Hard	Springing	No		2.77x	2.42x
Loan	40	Pacific Plaza	0.6%	12	Springing Hard	Springing	No		1.30x	1.27x
Loan	41	Springhill Suites Bolingbrook(32)	0.6%	11	Hard	Springing	No		2.27x	2.02x
Loan	42	Union Hills Village	0.6%	59	Hard	Springing	No		3.37x	3.01x
Loan	43	Westview Shopping Center	0.6%		Hard	Springing	No		2.22x	2.02x
Loan	44	Hatteras Island Plaza	0.5%		Springing Hard	Springing	No		1.55x	1.40x
Loan	45	Savoy Retail	0.5%	48	Hard	Springing	No		1.66x	1.52x
Loan	46	443 Lafayette Road	0.5%		Hard	In Place	No	Yes - A	1.90x	1.68x
Loan	47	Bloomingdale Palms	0.5%	23	Hard	Springing	No		1.48x	1.42x
Loan	48	Crestmont Apartments	0.5%	71	Springing Soft	Springing	No		1.57x	1.43x
Loan	49	2455 Alft	0.5%	36	Springing Hard	Springing	No		1.61x	1.47x
Loan	50	6801 Lake Worth Road	0.4%	12	Hard	Springing	No		1.79x	1.67x
Loan	51	Towne Village	0.4%		Soft	Springing	No		1.73x	1.67x
Loan	52	Marquis Pointe	0.4%		Hard	Springing	No		1.57x	1.34x
Loan	53	Westpoint Pines	0.4%	48	Springing Soft	Springing	No		1.83x	1.58x
Loan	54	Jacksonville Medical Centers	0.4%	1	Soft	Springing	No		1.78x	1.68x
Property	54.01	103rd Street	0.2%
Property	54.02	University Boulevard S	0.2%
Loan	55	Groves at Fountain Park(32)	0.4%	11	Soft	Springing	No		1.75x	1.51x
Loan	56	Plantation Village	0.3%		Springing Hard	Springing	No		1.65x	1.54x
Loan	57	Grand Plaza	0.3%		Springing Soft	Springing	No	Yes - C	1.50x	1.42x
Loan	58	315 Pacific Avenue	0.3%	120	Hard	Springing	No	Yes - B	2.90x	2.89x
Loan	59	Rite Aid Kerman CA	0.3%		Hard	Springing	No		1.91x	1.83x
Loan	60	Roebuck Center	0.3%		Springing Hard	Springing	No		2.22x	1.78x
Loan	61	Rite Aid Woodhaven	0.3%		Hard	Springing	No		1.47x	1.41x
Loan	62	Shoppes at Avery Corner	0.3%	36	Hard	Springing	No		1.36x	1.32x
Loan	63	New Highlands Self Storage	0.3%	1	Springing Hard	Springing	No		1.60x	1.54x
Loan	64	Meadowbrook Manor Estates	0.3%	12	Hard	Springing	No		1.71x	1.62x

A-1-8

COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of					FIRREA	Cut-Off
Property			Initial Pool	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV	LTV Ratio at
Flag	ID	Property Name	Balance	Period(13)	Date	Value ($)(14)	As-of Date	(Yes/No)	Ratio(11)(12)(14)	Maturity or ARD(11)(12)(14)
Loan	1	Gateway Center Phase II(29)(32)	10.1%	0	6	451,000,000	10/01/2014	Yes	66.5%	66.5%
Loan	2	InterContinental Miami	9.7%	0	6	214,000,000	06/23/2014	Yes	53.7%	53.7%
Loan	3	Marriott Atlanta Airport Gateway	7.2%	0	6	116,600,000	06/12/2014	Yes	72.6%	59.0%
Loan	4	Harwood Center(29)(32)	5.1%	0	6	124,000,000	06/02/2014	Yes	72.6%	63.8%
Loan	5	Culver City Creative Office	4.8%	0	6	77,000,000	10/01/2014	Yes	73.4%	59.3%
Loan	6	80 and 90 Maiden Lane(29)	4.7%	0	6	235,000,000	07/01/2014	Yes	61.7%	61.7%
Loan	7	Beverly Connection(29)(30)(31)(32)	3.7%	0	6	260,000,000	06/11/2014	Yes	67.3%	67.3%
Loan	8	Dollar General	3.4%	0	6	59,100,000	07/16/2014	Yes	67.1%	54.4%
Loan	9	Crowne Plaza Houston Katy Freeway	2.8%	0	6	48,100,000	06/24/2014	Yes	68.6%	56.2%
Loan	10	Myrtle Beach Marriott Resort & Spa(29)	2.5%	0	6	166,000,000	06/27/2014	Yes	69.7%	56.8%
Loan	11	U-Haul Pool 3(28)	2.5%	0	6	49,070,000	Various	Yes	61.0%	0.9%
Property	11.01	U-Haul Center Normandy	0.3%			5,700,000	06/13/2014	Yes
Property	11.02	U-Haul Center Up-Town	0.3%			5,000,000	06/18/2014	Yes
Property	11.03	U-Haul Center Springdale	0.2%			4,550,000	06/20/2014	Yes
Property	11.04	U-Haul Court Waterbury	0.2%			3,800,000	06/23/2014	Yes
Property	11.05	U-Haul Center Longview	0.2%			3,650,000	06/24/2014	Yes
Property	11.06	U-Haul Court Horsham	0.2%			3,600,000	06/23/2014	Yes
Property	11.07	U-Haul Center South Cobb	0.2%			3,400,000	06/19/2014	Yes
Property	11.08	U-Haul Center East Tampa	0.2%			2,825,000	06/19/2014	Yes
Property	11.09	U-Haul of York	0.2%			2,925,000	06/23/2014	Yes
Property	11.10	U-Haul Spring Valley	0.1%			2,700,000	06/18/2014	Yes
Property	11.11	U-Haul Center Riverside	0.1%			1,850,000	06/17/2014	Yes
Property	11.12	U-Haul Dixie Highway	0.1%			1,750,000	06/19/2014	Yes
Property	11.13	U-Haul Eastbrook	0.1%			1,600,000	06/23/2014	Yes
Property	11.14	U-Haul Southwest	0.1%			1,600,000	06/23/2014	Yes
Property	11.15	U-Haul Center Killeen	0.1%			1,595,000	06/19/2014	Yes
Property	11.16	U-Haul Center Holt Avenue	0.1%			1,425,000	06/20/2014	Yes
Property	11.17	U-Haul Parsons Avenue	0.1%			1,100,000	06/17/2014	Yes
Loan	12	DoubleTree Beachwood	2.4%	0	6	40,000,000	08/01/2014	Yes	71.3%	53.3%
Loan	13	Weber Industrial Portfolio(28)(32)	2.2%	0	6	38,270,000	Various	Yes	69.2%	51.0%
Property	13.01	417 & 433 West 164th Street	0.5%			7,100,000	08/12/2014	Yes
Property	13.02	7200 Jack Newell Blvd. S.	0.4%			5,850,000	08/12/2014	Yes
Property	13.03	120-150 West 154th Street	0.3%			4,830,000	08/12/2014	Yes
Property	13.04	2801 N Earl Rudder Freeway	0.3%			4,400,000	08/15/2014	Yes
Property	13.05	529-531 Aldo Avenue	0.2%			3,300,000	08/15/2014	Yes
Property	13.06	7051-7061 Patterson Drive	0.2%			2,990,000	08/15/2014	Yes
Property	13.07	11500 Iron Bridge Road	0.2%			3,350,000	08/18/2014	Yes
Property	13.08	9750 & 9758 Doctor Perry Rd.	0.1%			1,600,000	08/15/2014	Yes
Property	13.09	285 Independence Drive	0.1%			1,425,000	08/04/2014	Yes
Property	13.10	13341 Kingston Avenue	0.1%			1,300,000	08/18/2014	Yes
Property	13.11	4235 US Hwy 421	0.1%			1,250,000	08/14/2014	Yes
Property	13.12	8469 Burton Lane	0.0%			875,000	08/15/2014	Yes
Loan	14	444 Lafayette Road	2.0%	0	6	34,100,000	07/22/2014	Yes	70.7%	57.6%
Loan	15	ART Florida MF Portfolio IV	1.8%	0	6	32,740,000	Various	Yes	65.4%	57.4%
Property	15.01	Indian Ridge	0.3%			5,600,000	08/02/2014	Yes
Property	15.02	Oak Ridge	0.3%			4,500,000	08/28/2014	Yes
Property	15.03	Whispering Pines	0.3%			5,500,000	08/22/2014	Yes
Property	15.04	Sanford Court	0.2%			5,000,000	09/02/2014	Yes
Property	15.05	Shadow Ridge	0.2%			3,300,000	09/02/2014	Yes
Property	15.06	Jefferson Way	0.2%			2,940,000	09/02/2014	Yes
Property	15.07	Driftwood	0.2%			3,500,000	08/28/2014	Yes
Property	15.08	Old Archer Court	0.1%			2,400,000	08/22/2014	Yes
Loan	16	Main Street Marketplace	1.6%	0	6	30,500,000	08/01/2014	Yes	62.3%	52.6%
Loan	17	Two Park Central(32)	1.6%	0	6	24,600,000	05/14/2014	Yes	75.0%	60.6%
Loan	18	1101 Fifth Avenue	1.5%	0	5	31,700,000	07/14/2014	Yes	56.8%	56.8%
Loan	19	Brafferton Shopping Center(32)	1.5%	0	6	23,500,000	07/25/2014	Yes	73.2%	65.2%
Loan	20	Aloft Hotel Brickell	1.4%	0	6	34,000,000	05/19/2014	Yes	50.0%	50.0%
Loan	21	Veterans Outpatient Clinic	1.3%	0	6	20,100,000	06/02/2014	Yes	75.0%	72.7%
Loan	22	Metro Plaza(28)	1.2%	0	6	20,250,000	07/05/2014	Yes	70.0%	56.6%
Loan	23	Mathews Crossing Phase I	1.2%	0	6	19,180,000	06/25/2014	Yes	73.0%	63.0%
Loan	24	CSRA MOB Portfolio II(31)	1.2%	0	6	19,800,000	Various	Yes	69.8%	60.1%
Property	24.01	API Headquarters	0.8%			13,000,000	05/23/2014	Yes
Property	24.02	Virginia Women’s Center	0.4%			6,800,000	07/22/2014	Yes
Loan	25	Charleston Square	1.0%	0	6	16,100,000	05/25/2014	Yes	75.0%	66.0%
Loan	26	Grand Central Place	0.9%	0	6	18,000,000	04/22/2014	Yes	61.0%	49.0%

A-1-9

COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of					FIRREA	Cut-Off
Property			Initial Pool	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV	LTV Ratio at
Flag	ID	Property Name	Balance	Period(13)	Date	Value ($)(14)	As-of Date	(Yes/No)	Ratio(11)(12)(14)	Maturity or ARD(11)(12)(14)
Loan	27	A-1 Self Storage	0.9%	0	6	19,900,000	06/02/2014	Yes	55.1%	44.5%
Loan	28	Superstition Springs	0.9%	0	6	14,100,000	07/25/2014	Yes	74.5%	68.4%
Loan	29	Montgomery Crossing	0.9%	0	6	14,100,000	08/19/2014	Yes	73.8%	64.5%
Loan	30	520 Lafayette Road	0.9%	0	6	14,300,000	07/22/2014	Yes	71.2%	58.0%
Loan	31	10 Clifton	0.8%	0	5	13,600,000	07/26/2014	Yes	73.6%	67.3%
Loan	32	674-678 West Maude	0.8%	0	6	13,750,000	07/25/2014	Yes	72.7%	62.2%
Loan	33	500 Lafayette Road	0.8%	0	6	14,100,000	07/22/2014	Yes	70.0%	57.0%
Loan	34	Marquis Vista Apartments	0.7%	0	6	11,800,000	08/14/2014	Yes	74.2%	63.3%
Loan	35	Freeway Junction Shopping Center	0.7%	0	6	10,900,000	07/09/2014	Yes	74.8%	64.0%
Loan	36	Van Ness Mixed Use(28)(32)	0.7%	0	6	11,200,000	06/27/2014	Yes	71.4%	65.2%
Loan	37	YNJ Hospitality Portfolio	0.7%	0	5	11,200,000	06/19/2014	Yes	69.5%	51.5%
Property	37.01	Holiday Inn Express London	0.4%			6,200,000	06/19/2014	Yes
Property	37.02	Comfort Inn Columbus	0.3%			5,000,000	06/19/2014	Yes
Loan	38	Unique Thrift	0.6%	0	5	10,600,000	06/16/2014	Yes	71.5%	58.4%
Loan	39	Hampton Inn St. Petersburg(32)	0.6%	0	6	16,500,000	06/09/2014	Yes	45.2%	33.0%
Loan	40	Pacific Plaza	0.6%	0	6	10,650,000	05/09/2014	Yes	65.8%	55.1%
Loan	41	Springhill Suites Bolingbrook(32)	0.6%	0	6	10,600,000	05/01/2014	Yes	66.0%	61.6%
Loan	42	Union Hills Village	0.6%	0	6	11,500,000	07/28/2014	Yes	59.6%	59.6%
Loan	43	Westview Shopping Center	0.6%	0	6	11,300,000	06/13/2014	Yes	58.4%	47.0%
Loan	44	Hatteras Island Plaza	0.5%	0	6	8,425,000	07/27/2014	Yes	74.8%	60.6%
Loan	45	Savoy Retail	0.5%	0	5	8,000,000	07/02/2014	Yes	75.0%	67.4%
Loan	46	443 Lafayette Road	0.5%	0	6	8,500,000	07/22/2014	Yes	70.0%	57.0%
Loan	47	Bloomingdale Palms	0.5%	0	6	8,650,000	08/05/2014	Yes	68.2%	58.7%
Loan	48	Crestmont Apartments	0.5%	0	6	8,030,000	08/04/2014	Yes	72.2%	67.4%
Loan	49	2455 Alft	0.5%	0	5	7,900,000	09/03/2014	Yes	72.8%	64.1%
Loan	50	6801 Lake Worth Road	0.4%	0	5	7,000,000	08/02/2014	Yes	75.0%	62.8%
Loan	51	Towne Village	0.4%	0	6	8,900,000	08/13/2014	Yes	58.4%	43.3%
Loan	52	Marquis Pointe	0.4%	0	6	7,830,000	08/11/2014	Yes	63.9%	58.8%
Loan	53	Westpoint Pines	0.4%	0	6	7,280,000	07/02/2014	Yes	68.7%	61.6%
Loan	54	Jacksonville Medical Centers	0.4%	0	6	6,410,000	06/04/2014	Yes	74.9%	61.3%
Property	54.01	103rd Street	0.2%			3,550,000	06/04/2014	Yes
Property	54.02	University Boulevard S	0.2%			2,860,000	06/04/2014	Yes
Loan	55	Groves at Fountain Park(32)	0.4%	0	5	6,440,000	08/08/2014	Yes	71.4%	59.4%
Loan	56	Plantation Village	0.3%	0	6	5,550,000	07/02/2014	Yes	73.9%	60.4%
Loan	57	Grand Plaza	0.3%	0	6	6,500,000	07/01/2014	Yes	62.5%	50.5%
Loan	58	315 Pacific Avenue	0.3%	0	5	7,400,000	07/28/2014	Yes	54.1%	54.1%
Loan	59	Rite Aid Kerman CA	0.3%	0	6	7,800,000	07/01/2014	Yes	50.3%	41.0%
Loan	60	Roebuck Center	0.3%	0	6	5,300,000	06/09/2014	Yes	66.0%	49.0%
Loan	61	Rite Aid Woodhaven	0.3%	0	6	5,000,000	08/07/2014	Yes	68.6%	51.0%
Loan	62	Shoppes at Avery Corner	0.3%	0	5	4,325,000	07/31/2014	Yes	74.7%	65.7%
Loan	63	New Highlands Self Storage	0.3%	0	6	4,250,000	08/05/2014	Yes	70.6%	57.4%
Loan	64	Meadowbrook Manor Estates	0.3%	0	6	4,200,000	08/14/2014	Yes	71.4%	68.0%

A-1-10

COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool
Flag	ID	Property Name	Balance	Address	City	County	State	Zip Code
Loan	1	Gateway Center Phase II(29)(32)	10.1%	550 Gateway Drive	Brooklyn	Kings	NY	11217
Loan	2	InterContinental Miami	9.7%	100 Chopin Plaza	Miami	Miami-Dade	FL	33131
Loan	3	Marriott Atlanta Airport Gateway	7.2%	2020 Convention Center Concourse	College Park	Clayton	GA	30337
Loan	4	Harwood Center(29)(32)	5.1%	1999 Bryan Street	Dallas	Dallas	TX	75201
Loan	5	Culver City Creative Office	4.8%	3520-3528, 3530-3536, 3540A-3542A Hayden Avenue and 8536 National Boulevard	Culver City	Los Angeles	CA	90232
Loan	6	80 and 90 Maiden Lane(29)	4.7%	80 and 90 Maiden Lane	New York	New York	NY	10038
Loan	7	Beverly Connection(29)(30)(31)(32)	3.7%	100 North La Cienega Boulevard	Los Angeles	Los Angeles	CA	90048
Loan	8	Dollar General	3.4%	1900 Cardinal Drive	Fulton	Callaway	MO	65251
Loan	9	Crowne Plaza Houston Katy Freeway	2.8%	7611 Katy Freeway	Houston	Harris	TX	77024
Loan	10	Myrtle Beach Marriott Resort & Spa(29)	2.5%	8400 Costa Verde Drive	Myrtle Beach	Horry	SC	29572
Loan	11	U-Haul Pool 3(28)	2.5%	Various	Various	Various	Various	Various
Property	11.01	U-Haul Center Normandy	0.3%	5481 Normandy Boulevard	Jacksonville	Duval	FL	32205
Property	11.02	U-Haul Center Up-Town	0.3%	4055 North Broadway Street	Chicago	Cook	IL	60613
Property	11.03	U-Haul Center Springdale	0.2%	806 Twin City Avenue	Springdale	Washington	AR	72764
Property	11.04	U-Haul Court Waterbury	0.2%	169 Meriden Road	Waterbury	New Haven	CT	06708
Property	11.05	U-Haul Center Longview	0.2%	364 Oregon Way	Longview	Cowlitz	WA	98632
Property	11.06	U-Haul Court Horsham	0.2%	1418 Easton Road	Horsham	Montgomery	PA	19044
Property	11.07	U-Haul Center South Cobb	0.2%	2416 South Cobb Drive	Smyrna	Cobb	GA	30080
Property	11.08	U-Haul Center East Tampa	0.2%	5806 North 56th Street	Tampa	Hillsborough	FL	33610
Property	11.09	U-Haul of York	0.2%	1104 Roosevelt Avenue	York	York	PA	17404
Property	11.10	U-Haul Spring Valley	0.1%	8400 Two Notch Road	Columbia	Richland	SC	29223
Property	11.11	U-Haul Center Riverside	0.1%	2400 Riverside Drive	Danville	Danville City	VA	24540
Property	11.12	U-Haul Dixie Highway	0.1%	4425 Dixie Highway	Elsmere	Kenton	KY	41018
Property	11.13	U-Haul Eastbrook	0.1%	3815 28th Street Southeast	Grand Rapids	Kent	MI	49512
Property	11.14	U-Haul Southwest	0.1%	3165 South Westmoreland Road	Dallas	Dallas	TX	75233
Property	11.15	U-Haul Center Killeen	0.1%	102 East Veterans Memorial Boulevard	Killeen	Bell	TX	76541
Property	11.16	U-Haul Center Holt Avenue	0.1%	1512 West Holt Avenue	Pomona	Los Angeles	CA	91768
Property	11.17	U-Haul Parsons Avenue	0.1%	1211 Parsons Avenue	Columbus	Franklin	OH	43206
Loan	12	DoubleTree Beachwood	2.4%	3663 Park East Drive	Beachwood	Cuyahoga	OH	44122
Loan	13	Weber Industrial Portfolio(28)(32)	2.2%	Various	Various	Various	Various	Various
Property	13.01	417 & 433 West 164th Street	0.5%	417 & 433 West 164th Street	Carson	Los Angeles	CA	90248
Property	13.02	7200 Jack Newell Blvd. S.	0.4%	7200 Jack Newell Boulevard	Fort Worth	Tarrant	TX	76118
Property	13.03	120-150 West 154th Street	0.3%	120-150 West 154th Street	Gardena	Los Angeles	CA	90248
Property	13.04	2801 N Earl Rudder Freeway	0.3%	2801 North Earl Rudder Freeway	Bryan	Brazos	TX	77803
Property	13.05	529-531 Aldo Avenue	0.2%	529-531 Aldo Avenue	Santa Clara	Santa Clara	CA	95054
Property	13.06	7051-7061 Patterson Drive	0.2%	7051-7061 Patterson Drive	Garden Grove	Orange	CA	92841
Property	13.07	11500 Iron Bridge Road	0.2%	11500 Iron Bridge Road	Chester	Chesterfield	VA	23831
Property	13.08	9750 & 9758 Doctor Perry Rd.	0.1%	9750 & 9758 Doctor Perry Road	Ijamsville	Frederick	MD	21754
Property	13.09	285 Independence Drive	0.1%	285 Independence Drive	Winchester	Frederick	VA	22602
Property	13.10	13341 Kingston Avenue	0.1%	13341 Kingston Avenue	Chester	Chesterfield	VA	23836
Property	13.11	4235 US Hwy 421	0.1%	4235 US Highway 421	Currie	Pender	NC	28435
Property	13.12	8469 Burton Lane	0.0%	8469 Burton Lane	Upper Marlboro	Prince George’s	MD	20772
Loan	14	444 Lafayette Road	2.0%	444 Lafayette Road	St. Paul	Ramsey	MN	55101
Loan	15	ART Florida MF Portfolio IV	1.8%	Various	Various	Various	FL	Various
Property	15.01	Indian Ridge	0.3%	2924 Miccosukee Road	Tallahassee	Leon	FL	32308
Property	15.02	Oak Ridge	0.3%	1600 South Highway 27	Clermont	Lake	FL	34711
Property	15.03	Whispering Pines	0.3%	4591 Whispering Pines Lane	Fort Pierce	St. Lucie	FL	34982
Property	15.04	Sanford Court	0.2%	3291 South Sanford Avenue	Sanford	Seminole	FL	32773
Property	15.05	Shadow Ridge	0.2%	2424 Southwest Tharpe Street	Tallahassee	Leon	FL	32303
Property	15.06	Jefferson Way	0.2%	409 Jefferson Avenue	Orange Park	Clay	FL	32065
Property	15.07	Driftwood	0.2%	91 West 11th Street	Atlantic Beach	Duval	FL	32233
Property	15.08	Old Archer Court	0.1%	3001 SW Archer Road	Gainesville	Alachua	FL	32608
Loan	16	Main Street Marketplace	1.6%	300 Main Street	Nashua	Hillsborough	NH	03060
Loan	17	Two Park Central(32)	1.6%	5301 Central Avenue Northeast and 300 San Mateo Boulevard Northeast	Albuquerque	Bernalillo	NM	87108
Loan	18	1101 Fifth Avenue	1.5%	1101 Fifth Avenue	San Rafael	Marin	CA	94901
Loan	19	Brafferton Shopping Center(32)	1.5%	305-325 Garrisonville Road	Stafford	Stafford	VA	22554
Loan	20	Aloft Hotel Brickell	1.4%	1001 Southwest 2nd Avenue	Miami	Miami-Dade	FL	33130
Loan	21	Veterans Outpatient Clinic	1.3%	8033 Ray Mears Boulevard	Knoxville	Knoxville	TN	37919
Loan	22	Metro Plaza(28)	1.2%	126-198 South Vermont Avenue	Los Angeles	Los Angeles	CA	90004
Loan	23	Mathews Crossing Phase I	1.2%	8090 Atlantic Boulevard	Jacksonville	Duval	FL	32211
Loan	24	CSRA MOB Portfolio II(31)	1.2%	Various	Various	Various	Various	Various
Property	24.01	API Headquarters	0.8%	1550 Innovation Way	Hartford	Washington	WI	53027
Property	24.02	Virginia Women’s Center	0.4%	7515 Right Flank Road	Mechanicsville	Hanover	VA	23116
Loan	25	Charleston Square	1.0%	6600 West Hypoluxo Road	Lake Worth	Palm Beach	FL	33467
Loan	26	Grand Central Place	0.9%	2835 Old US Highway 27	Somerset	Pulaski	KY	42501

A-1-11

COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool
Flag	ID	Property Name	Balance	Address	City	County	State	Zip Code
Loan	27	A-1 Self Storage	0.9%	345 10th Street	Jersey City	Hudson	NJ	07302
Loan	28	Superstition Springs	0.9%	7307 & 7427 East Hampton Avenue	Mesa	Maricopa	AZ	85209
Loan	29	Montgomery Crossing	0.9%	4400-4420 Wyoming Boulevard Northeast	Albuquerque	Bernalillo	NM	87111
Loan	30	520 Lafayette Road	0.9%	520 Lafayette Road	St. Paul	Ramsey	MN	55101
Loan	31	10 Clifton	0.8%	10 Clifton Boulevard	Clifton	Passaic	NJ	07011
Loan	32	674-678 West Maude	0.8%	674-678 West Maude Avenue	Sunnyvale	Santa Clara	CA	94085
Loan	33	500 Lafayette Road	0.8%	500 Lafayette Road	St. Paul	Ramsey	MN	55101
Loan	34	Marquis Vista Apartments	0.7%	3324 Valley Brook Place	Decatur	DeKalb	GA	30033
Loan	35	Freeway Junction Shopping Center	0.7%	3797-3879 Georgia Highway 138 Southeast	Stockbridge	Clayton	GA	30281
Loan	36	Van Ness Mixed Use(28)(32)	0.7%	4215 Connecticut Avenue NW	Washington	District of Columbia	DC	20008
Loan	37	YNJ Hospitality Portfolio	0.7%	Various	Various	Various	OH	Various
Property	37.01	Holiday Inn Express London	0.4%	100 Holiday Trail Northeast	London	Madison	OH	43140
Property	37.02	Comfort Inn Columbus	0.3%	650 South High Street	Columbus	Franklin	OH	43215
Loan	38	Unique Thrift	0.6%	112-122 Broad Street	Elizabeth	Union	NJ	07201
Loan	39	Hampton Inn St. Petersburg(32)	0.6%	80 Beach Drive Northeast	St. Petersburg	Pinellas	FL	33701
Loan	40	Pacific Plaza	0.6%	2382, 2390 and 2396 Crenshaw Boulevard	Torrance	Los Angeles	CA	90501
Loan	41	Springhill Suites Bolingbrook(32)	0.6%	125 Remington Boulevard	Bolingbrook	Will	IL	60440
Loan	42	Union Hills Village	0.6%	18631 North 19th Avenue	Phoenix	Maricopa	AZ	85016
Loan	43	Westview Shopping Center	0.6%	3305-3501 Olton Road	Plainview	Hale	TX	79072
Loan	44	Hatteras Island Plaza	0.5%	41934 NC Highway	Avon	Dare	NC	27915
Loan	45	Savoy Retail	0.5%	8511-8521 Liberty Road	Randallstown	Baltimore	MD	21133
Loan	46	443 Lafayette Road	0.5%	443 Lafayette Road	St. Paul	Ramsey	MN	55101
Loan	47	Bloomingdale Palms	0.5%	11104-11110 Bloomingdale Avenue	Riverview	Hillsborough	FL	33578
Loan	48	Crestmont Apartments	0.5%	708 Woodward Way	Arlington	Tarrant	TX	76011
Loan	49	2455 Alft	0.5%	2455 Alft Lane	Elgin	Kane	IL	60124
Loan	50	6801 Lake Worth Road	0.4%	6801 & 6805 Lake Worth Road	Greenacres	Palm Beach	FL	33467
Loan	51	Towne Village	0.4%	200 Community Drive	Avon Lake	Lorain	OH	44012
Loan	52	Marquis Pointe	0.4%	1313 Stone Mill Way	Stone Mountain	DeKalb	GA	30083
Loan	53	Westpoint Pines	0.4%	3000 Las Vegas Trail	Fort Worth	Tarrant	TX	76116
Loan	54	Jacksonville Medical Centers	0.4%	Various	Jacksonville	Duval	FL	Various
Property	54.01	103rd Street	0.2%	7685 103rd Street	Jacksonville	Duval	FL	32210
Property	54.02	University Boulevard S	0.2%	3604 University Boulevard South	Jacksonville	Duval	FL	32216
Loan	55	Groves at Fountain Park(32)	0.4%	2773 Citizens Place	Columbus	Franklin	OH	43232
Loan	56	Plantation Village	0.3%	1468 Lafayette Parkway	LaGrange	Troup	GA	30241
Loan	57	Grand Plaza	0.3%	130 East Grand Avenue	El Segundo	Los Angeles	CA	90245
Loan	58	315 Pacific Avenue	0.3%	315 Pacific Avenue	San Francisco	San Francisco	CA	94111
Loan	59	Rite Aid Kerman CA	0.3%	478 South Madera Avenue	Kerman	Fresno	CA	93630
Loan	60	Roebuck Center	0.3%	9060-9098 Parkway East	Birmingham	Jefferson	AL	35206
Loan	61	Rite Aid Woodhaven	0.3%	25050 Allen Road	Woodhaven	Wayne	MI	48183
Loan	62	Shoppes at Avery Corner	0.3%	2694-2698 Highway 77	Panama City	Bay	FL	32401
Loan	63	New Highlands Self Storage	0.3%	2385 E.F. Griffin Road	Bartow	Polk	FL	33830
Loan	64	Meadowbrook Manor Estates	0.3%	7280 West Mount Morris Road	Flushing	Genesee	MI	48433

A-1-12

COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

						Net		Loan per Net
			% of			Rentable Area	Units	Rentable Area
Property			Initial Pool	Year	Year	(SF/Units/	of	(SF/Units/	Prepayment Provisions
Flag	ID	Property Name	Balance	Built	Renovated	Rooms/Pads)	Measure	Rooms/Pads) ($)(11)(12)	(# of payments)(16)
Loan	1	Gateway Center Phase II(29)(32)	10.1%	2014	NAP	602,164	Sq. Ft.	498	L(25), D(90), O(5)
Loan	2	InterContinental Miami	9.7%	1982	2008 - 2013	641	Rooms	179,407	YM1(25), D or YM1(88), O(7)
Loan	3	Marriott Atlanta Airport Gateway	7.2%	2010	NAP	403	Rooms	210,027	L(25), D(91), O(4)
Loan	4	Harwood Center(29)(32)	5.1%	1982	2014	723,963	Sq. Ft.	124	L(27), D(89), O(4)
Loan	5	Culver City Creative Office	4.8%	1946	2014	157,491	Sq. Ft.	359	L(24), D(92), O(4)
Loan	6	80 and 90 Maiden Lane(29)	4.7%	1810, 1912	1986, 1988, 2004, 2013	552,064	Sq. Ft.	263	L(25), D(31), O(4)
Loan	7	Beverly Connection(29)(30)(31)(32)	3.7%	1948	1998, 2008, 2012	334,566	Sq. Ft.	523	L(26), D(90), O(4)
Loan	8	Dollar General	3.4%	1999	NAP	1,125,576	Sq. Ft.	35	L(24), D(91), O(5)
Loan	9	Crowne Plaza Houston Katy Freeway	2.8%	1981	2012	207	Rooms	159,420	L(24), D(93), O(3)
Loan	10	Myrtle Beach Marriott Resort & Spa(29)	2.5%	2003	2011	405	Rooms	285,720	L(26), D(90), O(4)
Loan	11	U-Haul Pool 3(28)	2.5%	Various	Various	368,944	Sq. Ft.	81	L(25), D(211), O(4)
Property	11.01	U-Haul Center Normandy	0.3%	1958-1984	NAP	42,226	Sq. Ft.	81
Property	11.02	U-Haul Center Up-Town	0.3%	1960	1975	12,637	Sq. Ft.	241
Property	11.03	U-Haul Center Springdale	0.2%	1983	NAP	50,867	Sq. Ft.	54
Property	11.04	U-Haul Court Waterbury	0.2%	1953, 1980	NAP	15,570	Sq. Ft.	149
Property	11.05	U-Haul Center Longview	0.2%	1978	2014	31,980	Sq. Ft.	69
Property	11.06	U-Haul Court Horsham	0.2%	1950	1983, 1994, 1997	16,901	Sq. Ft.	130
Property	11.07	U-Haul Center South Cobb	0.2%	1980	NAP	22,564	Sq. Ft.	92
Property	11.08	U-Haul Center East Tampa	0.2%	1959 & 1994	NAP	27,637	Sq. Ft.	65
Property	11.09	U-Haul of York	0.2%	1959	1990	21,342	Sq. Ft.	83
Property	11.10	U-Haul Spring Valley	0.1%	1990	NAP	30,800	Sq. Ft.	54
Property	11.11	U-Haul Center Riverside	0.1%	1948	NAP	18,287	Sq. Ft.	62
Property	11.12	U-Haul Dixie Highway	0.1%	1978	2002	13,569	Sq. Ft.	79
Property	11.13	U-Haul Eastbrook	0.1%	1962	NAP	15,505	Sq. Ft.	63
Property	11.14	U-Haul Southwest	0.1%	1968, 1981	NAP	13,825	Sq. Ft.	70
Property	11.15	U-Haul Center Killeen	0.1%	1969	NAP	14,230	Sq. Ft.	68
Property	11.16	U-Haul Center Holt Avenue	0.1%	1959	NAP	10,660	Sq. Ft.	81
Property	11.17	U-Haul Parsons Avenue	0.1%	1949	NAP	10,344	Sq. Ft.	65
Loan	12	DoubleTree Beachwood	2.4%	1977	2013, 2014	404	Rooms	70,545	L(24), D(93), O(3)
Loan	13	Weber Industrial Portfolio(28)(32)	2.2%	Various	Various	282,536	Sq. Ft.	94	L(24), YM1(94), O(3)
Property	13.01	417 & 433 West 164th Street	0.5%	1967	1994	31,360	Sq. Ft.	170
Property	13.02	7200 Jack Newell Blvd. S.	0.4%	2001	2014	48,300	Sq. Ft.	87
Property	13.03	120-150 West 154th Street	0.3%	1955	1984	27,620	Sq. Ft.	122
Property	13.04	2801 N Earl Rudder Freeway	0.3%	2007	NAP	26,156	Sq. Ft.	121
Property	13.05	529-531 Aldo Avenue	0.2%	1973	2003	15,744	Sq. Ft.	157
Property	13.06	7051-7061 Patterson Drive	0.2%	1979	1989	18,600	Sq. Ft.	121
Property	13.07	11500 Iron Bridge Road	0.2%	1986	2012	44,300	Sq. Ft.	45
Property	13.08	9750 & 9758 Doctor Perry Rd.	0.1%	2009	NAP	8,340	Sq. Ft.	115
Property	13.09	285 Independence Drive	0.1%	2007	NAP	9,600	Sq. Ft.	89
Property	13.10	13341 Kingston Avenue	0.1%	1973	NAP	11,440	Sq. Ft.	62
Property	13.11	4235 US Hwy 421	0.1%	1973	NAP	35,496	Sq. Ft.	19
Property	13.12	8469 Burton Lane	0.0%	2014	NAP	5,580	Sq. Ft.	85
Loan	14	444 Lafayette Road	2.0%	1919	2006	282,565	Sq. Ft.	85	L(24), D(92), O(4)
Loan	15	ART Florida MF Portfolio IV	1.8%	Various	2011-2014	625	Units	34,240	L(24), D(92), O(4)
Property	15.01	Indian Ridge	0.3%	1981	2011-2014	96	Units	41,667
Property	15.02	Oak Ridge	0.3%	1985	2011-2014	63	Units	52,381
Property	15.03	Whispering Pines	0.3%	1986	2011-2014	108	Units	29,630
Property	15.04	Sanford Court	0.2%	1979	2011-2014	106	Units	27,358
Property	15.05	Shadow Ridge	0.2%	1983	2011-2014	62	Units	37,097
Property	15.06	Jefferson Way	0.2%	1987	2011-2014	56	Units	39,286
Property	15.07	Driftwood	0.2%	1985	2011-2014	62	Units	32,258
Property	15.08	Old Archer Court	0.1%	1977	2011-2014	72	Units	20,833
Loan	16	Main Street Marketplace	1.6%	1960 - 1968	2008	269,584	Sq. Ft.	70	L(26), D(90), O(4)
Loan	17	Two Park Central(32)	1.6%	1960, 1975	1994, 2006	261,284	Sq. Ft.	71	L(24), D(92), O(4)
Loan	18	1101 Fifth Avenue	1.5%	1998	NAP	77,425	Sq. Ft.	232	L(24), D(93), O(3)
Loan	19	Brafferton Shopping Center(32)	1.5%	1979	1997, 2009	94,142	Sq. Ft.	183	L(25), D(91), O(4)
Loan	20	Aloft Hotel Brickell	1.4%	2013	NAP	160	Rooms	106,250	L(36), YM2(80), O(4)
Loan	21	Veterans Outpatient Clinic	1.3%	1980	2007; 1009	80,275	Sq. Ft.	188	L(25), D(31), O(4)
Loan	22	Metro Plaza(28)	1.2%	1986	NAP	57,991	Sq. Ft.	244	L(24), D(92), O(4)
Loan	23	Mathews Crossing Phase I	1.2%	1971	2013	487	Units	28,747	L(25), D(92), O(3)
Loan	24	CSRA MOB Portfolio II(31)	1.2%	Various	NAP	93,822	Sq. Ft.	147	L(24), D(93), O(3)
Property	24.01	API Headquarters	0.8%	2004	NAP	73,756	Sq. Ft.	123
Property	24.02	Virginia Women’s Center	0.4%	2013	NAP	20,066	Sq. Ft.	237
Loan	25	Charleston Square	1.0%	1998	NAP	85,219	Sq. Ft.	142	L(24), D(92), O(4)
Loan	26	Grand Central Place	0.9%	1987	NAP	290,501	Sq. Ft.	38	L(25), D(91), O(4)

A-1-13

COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

						Net		Loan per Net
			% of			Rentable Area	Units	Rentable Area
Property			Initial Pool	Year	Year	(SF/Units/	of	(SF/Units/	Prepayment Provisions
Flag	ID	Property Name	Balance	Built	Renovated	Rooms/Pads)	Measure	Rooms/Pads) ($)(11)(12)	(# of payments)(16)
Loan	27	A-1 Self Storage	0.9%	1880	1980	105,113	Sq. Ft.	104	L(26), D(91), O(3)
Loan	28	Superstition Springs	0.9%	1999; 2007	NAP	100,704	Sq. Ft.	104	L(24), D(92), O(4)
Loan	29	Montgomery Crossing	0.9%	1969	NAP	93,242	Sq. Ft.	112	L(25), D(91), O(4)
Loan	30	520 Lafayette Road	0.9%	1923	1986	152,944	Sq. Ft.	67	L(24), D(92), O(4)
Loan	31	10 Clifton	0.8%	1961	2004	144,014	Sq. Ft.	70	L(25), D(92), O(3)
Loan	32	674-678 West Maude	0.8%	1975	2013	39,311	Sq. Ft.	254	L(24), D(91), O(5)
Loan	33	500 Lafayette Road	0.8%	1900	1984	140,440	Sq. Ft.	70	L(24), D(92), O(4)
Loan	34	Marquis Vista Apartments	0.7%	1983	NAP	250	Units	35,000	L(24), D(92), O(4)
Loan	35	Freeway Junction Shopping Center	0.7%	1988	1993, 2005	156,834	Sq. Ft.	52	L(25), D(92), O(3)
Loan	36	Van Ness Mixed Use(28)(32)	0.7%	1935	NAP	20,131	Sq. Ft.	397	L(24), D(30), O(6)
Loan	37	YNJ Hospitality Portfolio	0.7%	Various	Various	120	Rooms	64,886	L(25), D(92), O(3)
Property	37.01	Holiday Inn Express London	0.4%	1998	2007	61	Rooms	70,660
Property	37.02	Comfort Inn Columbus	0.3%	1967	2009	59	Rooms	58,915
Loan	38	Unique Thrift	0.6%	1930	2007-2008	45,452	Sq. Ft.	167	L(26), D(91), O(3)
Loan	39	Hampton Inn St. Petersburg(32)	0.6%	2003	2013	91	Rooms	81,972	L(27), D(89), O(4)
Loan	40	Pacific Plaza	0.6%	1992	NAP	23,438	Sq. Ft.	299	L(24), D(92), O(4)
Loan	41	Springhill Suites Bolingbrook(32)	0.6%	2000	2012	82	Rooms	85,366	L(25), D(30), O(5)
Loan	42	Union Hills Village	0.6%	1988	NAP	110,188	Sq. Ft.	62	L(25), D(30), O(5)
Loan	43	Westview Shopping Center	0.6%	1985	NAP	126,473	Sq. Ft.	52	L(24), YM1(92), O(4)
Loan	44	Hatteras Island Plaza	0.5%	1988	1998	76,097	Sq. Ft.	83	L(24), D(92), O(4)
Loan	45	Savoy Retail	0.5%	1967	2004	43,508	Sq. Ft.	138	L(24), D(92), O(4)
Loan	46	443 Lafayette Road	0.5%	1919	1988	103,958	Sq. Ft.	57	L(24), D(92), O(4)
Loan	47	Bloomingdale Palms	0.5%	2007; 2008; 2012	NAP	23,357	Sq. Ft.	253	L(25), D(91), O(4)
Loan	48	Crestmont Apartments	0.5%	1979	2012-2014	188	Units	30,851	L(25), D(91), O(4)
Loan	49	2455 Alft	0.5%	2000	NAP	65,544	Sq. Ft.	88	L(24), D(92), O(4)
Loan	50	6801 Lake Worth Road	0.4%	1979	2014	59,137	Sq. Ft.	89	L(24), D(93), O(3)
Loan	51	Towne Village	0.4%	1999	2013	80	Units	65,000	L(24), D(93), O(3)
Loan	52	Marquis Pointe	0.4%	1973	NAP	276	Units	18,116	L(24), D(33), O(3)
Loan	53	Westpoint Pines	0.4%	1969	NAP	263	Units	19,011	L(24), D(89), O(7)
Loan	54	Jacksonville Medical Centers	0.4%	Various	Various	25,300	Sq. Ft.	190	L(24), D(94), O(3)
Property	54.01	103rd Street	0.2%	2006	NAP	15,000	Sq. Ft.	177
Property	54.02	University Boulevard S	0.2%	1970	2010	10,300	Sq. Ft.	208
Loan	55	Groves at Fountain Park(32)	0.4%	1971	NAP	264	Units	17,424	L(25), D(91), O(4)
Loan	56	Plantation Village	0.3%	2006	NAP	24,547	Sq. Ft.	167	L(24), D(92), O(4)
Loan	57	Grand Plaza	0.3%	1989	NAP	15,790	Sq. Ft.	257	L(24), D(92), O(4)
Loan	58	315 Pacific Avenue	0.3%	1908	1998	12,213	Sq. Ft.	328	L(24), D(93), O(3)
Loan	59	Rite Aid Kerman CA	0.3%	2010	NAP	18,240	Sq. Ft.	215	L(25), D(91), O(4)
Loan	60	Roebuck Center	0.3%	1959	2005	152,243	Sq. Ft.	23	L(24), D(92), O(4)
Loan	61	Rite Aid Woodhaven	0.3%	2008	NAP	14,564	Sq. Ft.	236	L(24), D(93), O(3)
Loan	62	Shoppes at Avery Corner	0.3%	2008	NAP	8,750	Sq. Ft.	369	L(24), D(92), O(4)
Loan	63	New Highlands Self Storage	0.3%	2006	NAP	72,025	Sq. Ft.	42	L(24), D(94), O(3)
Loan	64	Meadowbrook Manor Estates	0.3%	1971	NAP	401	Pads	7,481	L(24), D(32), O(4)

A-1-14

COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of					Second Most	Second	Second	Second	Third Most
Property			Initial Pool	Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating
Flag	ID	Property Name	Balance	Statements Date	EGI ($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date
Loan	1	Gateway Center Phase II(29)(32)	10.1%
Loan	2	InterContinental Miami	9.7%	T-12 7/31/2014	68,189,687	48,777,326	19,412,360	12/31/2013	63,696,570	45,755,272	17,941,298	12/31/2012
Loan	3	Marriott Atlanta Airport Gateway	7.2%	T-12 7/31/2014	30,289,308	20,889,513	9,399,795	12/31/2013	29,403,357	20,396,320	9,007,037	12/31/2012
Loan	4	Harwood Center(29)(32)	5.1%	T-12 6/30/2014	14,709,948	6,484,818	8,225,130	12/31/2013	13,777,255	6,105,011	7,672,244	12/31/2012
Loan	5	Culver City Creative Office	4.8%	T-12 3/31/2014	5,513,585	1,327,308	4,186,277	12/31/2013	5,254,136	1,385,011	3,869,125	12/31/2012
Loan	6	80 and 90 Maiden Lane(29)	4.7%	12/31/2013	15,794,929	8,021,524	7,773,405	12/31/2012	18,051,375	7,083,898	10,967,477	12/31/2011
Loan	7	Beverly Connection(29)(30)(31)(32)	3.7%	T-12 5/31/2014	17,010,978	6,513,762	10,497,216	12/31/2013	15,316,987	6,044,614	9,272,373	12/31/2012
Loan	8	Dollar General	3.4%	T-12 7/31/2014	4,136,316		4,136,316	12/31/2013	4,136,000		4,136,000	12/31/2012
Loan	9	Crowne Plaza Houston Katy Freeway	2.8%	T-12 8/31/2014	8,687,788	5,306,891	3,380,898	12/31/2013	7,750,538	4,704,135	3,046,403
Loan	10	Myrtle Beach Marriott Resort & Spa(29)	2.5%	T-12 6/30/2014	28,458,386	15,356,579	13,101,807	12/31/2013	28,856,635	15,452,172	13,404,463	12/31/2012
Loan	11	U-Haul Pool 3(28)	2.5%	T-12 4/30/2014	5,409,520	1,831,660	3,577,859	12/31/2013	5,150,070	1,813,891	3,336,179	12/31/2012
Property	11.01	U-Haul Center Normandy	0.3%	T-12 4/30/2014	731,477	167,679	563,799	12/31/2013	624,890	158,571	466,320	12/31/2012
Property	11.02	U-Haul Center Up-Town	0.3%	T-12 4/30/2014	458,476	158,079	300,397	12/31/2013	458,672	158,266	300,406	12/31/2012
Property	11.03	U-Haul Center Springdale	0.2%	T-12 4/30/2014	422,799	118,559	304,239	12/31/2013	408,498	121,051	287,447	12/31/2012
Property	11.04	U-Haul Court Waterbury	0.2%	T-12 4/30/2014	437,716	121,857	315,859	12/31/2013	400,920	122,934	277,986	12/31/2012
Property	11.05	U-Haul Center Longview	0.2%	T-12 4/30/2014	385,943	127,927	258,015	12/31/2013	335,406	126,340	209,066	12/31/2012
Property	11.06	U-Haul Court Horsham	0.2%	T-12 4/30/2014	346,774	120,335	226,439	12/31/2013	316,141	124,438	191,703	12/31/2012
Property	11.07	U-Haul Center South Cobb	0.2%	T-12 4/30/2014	340,073	92,116	247,956	12/31/2013	332,407	95,265	237,143	12/31/2012
Property	11.08	U-Haul Center East Tampa	0.2%	T-12 4/30/2014	371,793	113,042	258,751	12/31/2013	358,261	102,887	255,374	12/31/2012
Property	11.09	U-Haul of York	0.2%	T-12 4/30/2014	267,477	103,664	163,813	12/31/2013	276,704	98,093	178,611	12/31/2012
Property	11.10	U-Haul Spring Valley	0.1%	T-12 4/30/2014	303,579	131,085	172,494	12/31/2013	315,159	129,314	185,846	12/31/2012
Property	11.11	U-Haul Center Riverside	0.1%	T-12 4/30/2014	214,229	77,086	137,143	12/31/2013	209,967	66,472	143,495	12/31/2012
Property	11.12	U-Haul Dixie Highway	0.1%	T-12 4/30/2014	209,529	80,799	128,730	12/31/2013	211,719	87,567	124,152	12/31/2012
Property	11.13	U-Haul Eastbrook	0.1%	T-12 4/30/2014	266,179	112,429	153,750	12/31/2013	248,491	108,728	139,762	12/31/2012
Property	11.14	U-Haul Southwest	0.1%	T-12 4/30/2014	177,888	82,528	95,361	12/31/2013	186,188	84,027	102,161	12/31/2012
Property	11.15	U-Haul Center Killeen	0.1%	T-12 4/30/2014	170,913	86,023	84,890	12/31/2013	187,201	83,714	103,487	12/31/2012
Property	11.16	U-Haul Center Holt Avenue	0.1%	T-12 4/30/2014	142,043	64,021	78,022	12/31/2013	118,154	70,930	47,224	12/31/2012
Property	11.17	U-Haul Parsons Avenue	0.1%	T-12 4/30/2014	162,631	74,431	88,201	12/31/2013	161,290	75,295	85,996	12/31/2012
Loan	12	DoubleTree Beachwood	2.4%	T-12 6/30/2014	12,975,597	9,901,494	3,074,103	12/31/2013	13,462,117	10,225,120	3,236,997	12/31/2012
Loan	13	Weber Industrial Portfolio(28)(32)	2.2%
Property	13.01	417 & 433 West 164th Street	0.5%
Property	13.02	7200 Jack Newell Blvd. S.	0.4%
Property	13.03	120-150 West 154th Street	0.3%
Property	13.04	2801 N Earl Rudder Freeway	0.3%
Property	13.05	529-531 Aldo Avenue	0.2%
Property	13.06	7051-7061 Patterson Drive	0.2%
Property	13.07	11500 Iron Bridge Road	0.2%
Property	13.08	9750 & 9758 Doctor Perry Rd.	0.1%
Property	13.09	285 Independence Drive	0.1%
Property	13.10	13341 Kingston Avenue	0.1%
Property	13.11	4235 US Hwy 421	0.1%
Property	13.12	8469 Burton Lane	0.0%
Loan	14	444 Lafayette Road	2.0%	T-12 6/30/2014	5,303,094	2,492,429	2,810,665	12/31/2013	5,217,749	2,641,416	2,576,333	12/31/2012
Loan	15	ART Florida MF Portfolio IV	1.8%	T-12 6/30/2014	3,938,612	1,905,470	2,033,142	12/31/2013	3,690,012	1,937,424	1,752,589
Property	15.01	Indian Ridge	0.3%	T-12 6/30/2014	601,298	253,759	347,539	12/31/2013	593,327	268,370	324,957
Property	15.02	Oak Ridge	0.3%	T-12 6/30/2014	498,996	183,974	315,022	12/31/2013	480,808	176,261	304,547
Property	15.03	Whispering Pines	0.3%	T-12 6/30/2014	615,735	295,110	320,625	12/31/2013	581,636	319,328	262,308
Property	15.04	Sanford Court	0.2%	T-12 6/30/2014	643,146	370,785	272,361	12/31/2013	555,657	373,271	182,386
Property	15.05	Shadow Ridge	0.2%	T-12 6/30/2014	402,856	179,273	223,583	12/31/2013	391,035	183,309	207,726
Property	15.06	Jefferson Way	0.2%	T-12 6/30/2014	372,013	163,734	208,279	12/31/2013	354,222	167,701	186,521
Property	15.07	Driftwood	0.2%	T-12 6/30/2014	410,561	224,207	186,354	12/31/2013	380,323	209,665	170,658
Property	15.08	Old Archer Court	0.1%	T-12 6/30/2014	394,007	234,628	159,379	12/31/2013	353,004	239,519	113,485
Loan	16	Main Street Marketplace	1.6%	12/31/2013	2,911,609	1,126,625	1,784,984	12/31/2012	2,736,581	1,110,621	1,625,960	12/31/2011
Loan	17	Two Park Central(32)	1.6%	T-12 6/30/2014	4,220,237	1,840,286	2,379,951	12/31/2013	4,101,620	2,024,219	2,077,401	12/31/2012
Loan	18	1101 Fifth Avenue	1.5%	T-12 6/30/2014	2,202,930	803,400	1,399,530	12/31/2013	2,384,447	751,631	1,632,816	12/31/2012
Loan	19	Brafferton Shopping Center(32)	1.5%	12/31/2013	2,291,319	422,928	1,868,391	12/31/2012	2,366,375	402,841	1,963,534	12/31/2011
Loan	20	Aloft Hotel Brickell	1.4%	T-12 8/31/2014	6,814,371	4,280,874	2,533,497
Loan	21	Veterans Outpatient Clinic	1.3%	T-12 6/30/2014	1,609,440	131,126	1,478,314	12/31/2013	1,609,444	130,805	1,478,639	12/31/2012
Loan	22	Metro Plaza(28)	1.2%	T-12 4/30/2014	1,734,463	417,771	1,316,692	12/31/2013	1,811,274	418,710	1,392,564	12/31/2012
Loan	23	Mathews Crossing Phase I	1.2%	T-9 5/31/2014 Annualized	2,788,715	1,560,597	1,228,118
Loan	24	CSRA MOB Portfolio II(31)	1.2%
Property	24.01	API Headquarters	0.8%	12/31/2013	977,191		977,191	12/31/2012	958,030		958,030	12/31/2011
Property	24.02	Virginia Women’s Center	0.4%
Loan	25	Charleston Square	1.0%	T-12 6/30/2014	1,601,362	513,282	1,088,080	12/31/2013	1,538,386	534,599	1,003,787	12/31/2012
Loan	26	Grand Central Place	0.9%	T-12 6/30/2014	1,491,806	267,118	1,224,688	12/31/2013	1,508,461	270,584	1,237,877	12/31/2012

A-1-15

COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of					Second Most	Second	Second	Second	Third Most
Property			Initial Pool	Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating
Flag	ID	Property Name	Balance	Statements Date	EGI ($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date
Loan	27	A-1 Self Storage	0.9%	T-12 4/30/2014	2,092,923	549,546	1,543,377	12/31/2013	2,063,940	563,970	1,499,970	12/31/2012
Loan	28	Superstition Springs	0.9%	T-12 7/31/2014	1,254,185	278,755	975,430	12/31/2013	1,149,593	261,154	888,439	12/31/2012
Loan	29	Montgomery Crossing	0.9%	T-12 6/30/2014	1,296,422	336,279	960,143	12/31/2013	1,353,848	352,292	1,001,556	12/31/2012
Loan	30	520 Lafayette Road	0.9%	T-12 6/30/2014	2,844,416	1,740,861	1,103,555	12/31/2013	2,775,060	1,700,881	1,074,179	12/31/2012
Loan	31	10 Clifton	0.8%					12/31/2013	1,444,200	526,791	917,409	12/31/2012
Loan	32	674-678 West Maude	0.8%	12/31/2013	954,629	244,190	710,439
Loan	33	500 Lafayette Road	0.8%	T-12 6/30/2014	2,949,632	1,503,480	1,446,153	12/31/2013	2,888,090	1,481,555	1,406,534	12/31/2012
Loan	34	Marquis Vista Apartments	0.7%	T-12 8/31/2014	1,693,427	851,417	842,010	12/31/2013	1,641,610	883,784	757,827
Loan	35	Freeway Junction Shopping Center	0.7%	T-12 4/30/2014	1,208,321	321,383	886,938	12/31/2013	1,241,410	303,422	937,988	12/31/2012
Loan	36	Van Ness Mixed Use(28)(32)	0.7%	T-12 7/31/2014	834,860	269,558	565,302	12/31/2013	860,934	263,899	597,035	12/31/2012
Loan	37	YNJ Hospitality Portfolio	0.7%	T-12 5/31/2014	2,524,774	1,596,085	928,689	12/31/2013	2,396,872	1,508,744	888,128	12/31/2012
Property	37.01	Holiday Inn Express London	0.4%	T-12 5/31/2014	1,327,616	831,804	495,812	12/31/2013	1,241,338	804,730	436,608	12/31/2012
Property	37.02	Comfort Inn Columbus	0.3%	T-12 5/31/2014	1,197,158	764,281	432,877	12/31/2013	1,155,534	704,014	451,520	12/31/2012
Loan	38	Unique Thrift	0.6%	T-12 5/31/2014	1,103,519	381,091	722,428	12/31/2013	1,109,019	373,145	735,874	12/31/2012
Loan	39	Hampton Inn St. Petersburg(32)	0.6%	T-12 4/30/2014	3,838,648	2,724,061	1,114,587	12/31/2013	3,727,462	2,710,275	1,017,187	12/31/2012
Loan	40	Pacific Plaza	0.6%	12/31/2013	746,371	222,627	523,744
Loan	41	Springhill Suites Bolingbrook(32)	0.6%	T-12 6/30/2014	2,620,492	1,664,787	955,705	12/31/2013	2,486,078	1,580,944	905,134	12/31/2012
Loan	42	Union Hills Village	0.6%	T-12 4/30/2014	1,396,465	412,338	984,127	12/31/2013	1,154,345	458,623	695,722	12/31/2012
Loan	43	Westview Shopping Center	0.6%	T-12 8/31/2014	1,110,379	182,386	927,993	12/31/2013	1,109,726	181,950	927,776	12/31/2012
Loan	44	Hatteras Island Plaza	0.5%	T-12 6/30/2014	751,778	230,655	521,123	12/31/2013	720,183	242,564	477,618	12/31/2012
Loan	45	Savoy Retail	0.5%	T-12 5/31/2014	801,172	252,469	548,703	12/31/2013	691,403	246,864	444,539	12/31/2012
Loan	46	443 Lafayette Road	0.5%	T-12 6/30/2014	1,659,463	1,093,150	566,313	12/31/2013	1,617,861	1,079,522	538,339	12/31/2012
Loan	47	Bloomingdale Palms	0.5%	T-12 6/30/2014	718,014	168,259	549,756	12/31/2013	702,562	174,282	528,280
Loan	48	Crestmont Apartments	0.5%	T-12 7/31/2014	1,240,684	845,188	395,496	12/31/2013	931,220	692,637	238,583	12/31/2012
Loan	49	2455 Alft	0.5%	T-12 7/31/2014	479,228	239,505	239,723	12/31/2013	463,933	238,257	225,676	12/31/2012
Loan	50	6801 Lake Worth Road	0.4%	T-12 6/30/2014	877,117	426,671	450,446	12/31/2013	893,356	443,647	449,709	12/31/2012
Loan	51	Towne Village	0.4%	T-12 7/31/2014	1,237,476	617,189	620,287	12/31/2013	1,172,985	593,247	579,738	12/31/2012
Loan	52	Marquis Pointe	0.4%	T-12 8/31/2014	1,501,525	1,211,457	290,068	12/31/2013	1,361,677	1,163,833	197,845	12/31/2012
Loan	53	Westpoint Pines	0.4%	T-12 6/30/2014	1,872,883	1,299,333	573,550	12/31/2013	1,780,852	1,244,458	536,394	12/31/2012
Loan	54	Jacksonville Medical Centers	0.4%	T-12 6/30/2014	266,290	97,021	169,269	12/31/2013	186,075	82,853	103,222	12/31/2012
Property	54.01	103rd Street	0.2%	T-12 6/30/2014	137,814	42,912	94,902	12/31/2013	89,720	51,850	37,870	12/31/2012
Property	54.02	University Boulevard S	0.2%	T-12 6/30/2014	128,476	54,109	74,367	12/31/2013	96,355	31,003	65,352	12/31/2012
Loan	55	Groves at Fountain Park(32)	0.4%	T-12 7/31/2014	1,643,202	1,180,058	463,144	12/31/2013	1,580,212	1,065,141	515,071	12/31/2012
Loan	56	Plantation Village	0.3%	T-12 7/31/2014	558,859	115,837	443,023	12/31/2013	566,034	124,724	441,310	12/31/2012
Loan	57	Grand Plaza	0.3%	12/31/2013	549,477	112,530	436,947
Loan	58	315 Pacific Avenue	0.3%	T-12 7/31/2014	539,845	41,020	498,825	12/31/2013	537,138	30,596	506,542	12/31/2012
Loan	59	Rite Aid Kerman CA	0.3%	T-12 6/30/2014	517,908		517,908	12/31/2013	516,408		516,408	12/31/2012
Loan	60	Roebuck Center	0.3%	T-12 4/30/2014	700,278	191,253	509,025	12/31/2013	585,736	181,511	404,225	12/31/2012
Loan	61	Rite Aid Woodhaven	0.3%	12/31/2013	376,666		376,666	12/31/2012	376,666		376,666	12/31/2011
Loan	62	Shoppes at Avery Corner	0.3%	T-12 7/31/2014	335,054	61,145	273,909	12/31/2013	343,659	62,468	281,191	12/31/2012
Loan	63	New Highlands Self Storage	0.3%	T-12 6/30/2014	504,668	202,257	302,411	12/31/2013	462,530	213,739	248,791	12/31/2012
Loan	64	Meadowbrook Manor Estates	0.3%	T-12 6/30/2014	944,821	645,678	299,143	12/31/2013	1,015,310	639,063	376,247	12/31/2012

A-1-16

COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Third	Third	Third
Property			Initial Pool	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten
Flag	ID	Property Name	Balance	EGI($)	Expenses($)	NOI($)	Debt Yield(11)(12)	Debt Yield(11)(12)	Revenue($)	EGI($)	Expenses($)	NOI ($)
Loan	1	Gateway Center Phase II(29)(32)	10.1%				7.8%	7.6%	24,786,716	28,394,908	4,856,899	23,538,009
Loan	2	InterContinental Miami	9.7%	54,935,792	40,969,190	13,966,602	16.6%	14.2%	37,852,778	68,189,687	49,128,928	19,060,759
Loan	3	Marriott Atlanta Airport Gateway	7.2%	27,970,524	20,227,097	7,743,427	11.1%	9.6%	16,243,697	30,289,308	20,919,276	9,370,032
Loan	4	Harwood Center(29)(32)	5.1%	12,352,966	5,997,166	6,355,799	9.3%	8.5%	12,583,647	15,145,993	6,731,687	8,414,306
Loan	5	Culver City Creative Office	4.8%	5,046,221	1,209,564	3,836,656	8.9%	8.4%	5,386,078	6,587,932	1,544,987	5,042,945
Loan	6	80 and 90 Maiden Lane(29)	4.7%	17,188,266	7,211,150	9,977,116	7.9%	7.5%	18,392,204	19,225,483	7,767,513	11,457,970
Loan	7	Beverly Connection(29)(30)(31)(32)	3.7%	10,123,594	6,016,050	4,107,543	7.3%	7.1%	18,482,366	19,964,913	7,133,351	12,831,563
Loan	8	Dollar General	3.4%	4,136,000		4,136,000	10.6%	9.1%	4,136,321	5,351,903	1,159,589	4,192,315
Loan	9	Crowne Plaza Houston Katy Freeway	2.8%				10.0%	8.9%	6,961,128	8,687,788	5,402,139	3,285,650
Loan	10	Myrtle Beach Marriott Resort & Spa(29)	2.5%	27,199,934	14,830,679	12,369,255	11.3%	10.1%	17,348,916	28,458,386	15,393,259	13,065,127
Loan	11	U-Haul Pool 3(28)	2.5%	4,870,927	1,834,882	3,036,045	11.3%	10.9%	4,695,155	5,366,790	1,985,839	3,380,950
Property	11.01	U-Haul Center Normandy	0.3%	535,282	163,216	372,066			502,895	716,806	198,635	518,171
Property	11.02	U-Haul Center Up-Town	0.3%	468,653	162,522	306,131			354,850	458,476	163,680	294,796
Property	11.03	U-Haul Center Springdale	0.2%	365,492	125,501	239,990			419,646	422,799	120,083	302,716
Property	11.04	U-Haul Court Waterbury	0.2%	334,239	131,729	202,510			238,656	435,122	125,584	309,538
Property	11.05	U-Haul Center Longview	0.2%	324,292	119,055	205,237			384,886	385,943	131,716	254,227
Property	11.06	U-Haul Court Horsham	0.2%	314,022	121,590	192,432			329,068	346,774	127,492	219,282
Property	11.07	U-Haul Center South Cobb	0.2%	330,985	97,335	233,650			313,024	340,073	95,129	244,943
Property	11.08	U-Haul Center East Tampa	0.2%	321,511	104,090	217,421			374,033	371,793	136,020	235,774
Property	11.09	U-Haul of York	0.2%	275,841	113,664	162,177			256,166	267,773	106,873	160,901
Property	11.10	U-Haul Spring Valley	0.1%	335,031	139,951	195,080			299,718	303,579	148,894	154,686
Property	11.11	U-Haul Center Riverside	0.1%	194,325	66,372	127,953			196,759	205,100	78,319	126,780
Property	11.12	U-Haul Dixie Highway	0.1%	190,203	87,853	102,351			180,949	209,529	100,216	109,313
Property	11.13	U-Haul Eastbrook	0.1%	228,702	108,121	120,581			172,610	258,829	116,520	142,309
Property	11.14	U-Haul Southwest	0.1%	186,578	81,227	105,351			180,632	177,888	82,666	95,222
Property	11.15	U-Haul Center Killeen	0.1%	209,594	79,062	130,532			185,615	161,633	83,625	78,007
Property	11.16	U-Haul Center Holt Avenue	0.1%	112,306	64,767	47,539			163,654	142,043	78,067	63,976
Property	11.17	U-Haul Parsons Avenue	0.1%	143,871	68,826	75,045			141,995	162,631	92,323	70,308
Loan	12	DoubleTree Beachwood	2.4%	12,205,997	9,414,642	2,791,355	10.8%	9.0%	9,562,102	12,975,597	9,901,494	3,074,103
Loan	13	Weber Industrial Portfolio(28)(32)	2.2%				10.9%	10.3%	3,432,845	3,692,550	800,564	2,891,986
Property	13.01	417 & 433 West 164th Street	0.5%						646,177	774,401	170,457	603,944
Property	13.02	7200 Jack Newell Blvd. S.	0.4%						596,988	490,039	129,430	360,608
Property	13.03	120-150 West 154th Street	0.3%						387,701	497,334	137,189	360,145
Property	13.04	2801 N Earl Rudder Freeway	0.3%						323,288	393,586	91,013	302,573
Property	13.05	529-531 Aldo Avenue	0.2%						337,492	362,607	44,199	318,407
Property	13.06	7051-7061 Patterson Drive	0.2%						229,649	294,734	81,527	213,207
Property	13.07	11500 Iron Bridge Road	0.2%						298,700	297,175	37,585	259,590
Property	13.08	9750 & 9758 Doctor Perry Rd.	0.1%						149,350	146,349	33,115	113,234
Property	13.09	285 Independence Drive	0.1%						123,600	122,549	16,881	105,667
Property	13.10	13341 Kingston Avenue	0.1%						118,450	91,832	13,478	78,354
Property	13.11	4235 US Hwy 421	0.1%						139,050	138,566	32,656	105,910
Property	13.12	8469 Burton Lane	0.0%						82,400	83,380	13,032	70,348
Loan	14	444 Lafayette Road	2.0%	5,066,501	2,112,397	2,954,104	12.6%	11.7%	5,052,577	5,478,990	2,441,147	3,037,844
Loan	15	ART Florida MF Portfolio IV	1.8%				10.2%	9.2%	4,203,360	4,084,602	1,909,850	2,174,752
Property	15.01	Indian Ridge	0.3%						668,376	644,486	255,055	389,431
Property	15.02	Oak Ridge	0.3%						481,104	509,112	184,277	324,835
Property	15.03	Whispering Pines	0.3%						661,140	632,424	295,611	336,813
Property	15.04	Sanford Court	0.2%						747,636	671,790	371,645	300,145
Property	15.05	Shadow Ridge	0.2%						418,536	413,696	179,598	234,098
Property	15.06	Jefferson Way	0.2%						363,120	386,416	164,166	222,250
Property	15.07	Driftwood	0.2%						441,540	426,520	224,686	201,834
Property	15.08	Old Archer Court	0.1%						421,908	400,158	234,813	165,345
Loan	16	Main Street Marketplace	1.6%	3,132,555	1,081,802	2,050,753	9.7%	8.7%	3,000,437	3,087,435	1,237,644	1,849,791
Loan	17	Two Park Central(32)	1.6%	4,123,893	2,096,080	2,027,813	12.2%	10.6%	4,697,836	4,108,018	1,858,394	2,249,623
Loan	18	1101 Fifth Avenue	1.5%	2,554,148	714,604	1,839,544	9.5%	9.0%	2,887,162	2,481,204	765,555	1,715,649
Loan	19	Brafferton Shopping Center(32)	1.5%	2,087,959	435,623	1,652,336	11.5%	10.7%	2,105,269	2,392,819	422,736	1,970,083
Loan	20	Aloft Hotel Brickell	1.4%				18.0%	16.1%	6,845,519	7,809,457	4,753,091	3,056,366
Loan	21	Veterans Outpatient Clinic	1.3%	1,609,444	132,592	1,476,852	9.3%	9.2%	1,609,444	1,561,161	162,184	1,398,977
Loan	22	Metro Plaza(28)	1.2%	1,671,726	410,268	1,261,458	8.9%	8.5%	1,491,329	1,715,967	450,134	1,265,834
Loan	23	Mathews Crossing Phase I	1.2%				9.1%	8.2%	2,860,044	2,913,541	1,633,397	1,280,144
Loan	24	CSRA MOB Portfolio II(31)	1.2%				9.7%	8.9%	1,482,301	1,384,905	41,547	1,343,358
Property	24.01	API Headquarters	0.8%	939,245		939,245			1,016,670	965,836	28,975	936,861
Property	24.02	Virginia Women’s Center	0.4%						465,632	419,068	12,572	406,496
Loan	25	Charleston Square	1.0%	1,522,791	648,935	873,856	9.2%	8.3%	1,230,231	1,670,377	556,997	1,113,380
Loan	26	Grand Central Place	0.9%	1,366,738	262,453	1,104,284	12.1%	10.1%	1,449,524	1,602,180	273,633	1,328,547

A-1-17

COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Third	Third	Third
Property			Initial Pool	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten
Flag	ID	Property Name	Balance	EGI($)	Expenses($)	NOI($)	Debt Yield(11)(12)	Debt Yield(11)(12)	Revenue($)	EGI($)	Expenses($)	NOI ($)
Loan	27	A-1 Self Storage	0.9%	1,911,113	641,406	1,269,707	12.2%	11.9%	1,651,670	2,038,294	696,448	1,341,846
Loan	28	Superstition Springs	0.9%	1,175,297	246,282	929,015	11.2%	10.0%	1,198,463	1,487,612	314,020	1,173,593
Loan	29	Montgomery Crossing	0.9%	1,337,413	391,532	945,881	10.2%	9.5%	1,087,647	1,399,413	339,820	1,059,594
Loan	30	520 Lafayette Road	0.9%	3,336,395	1,359,095	1,977,300	12.1%	10.9%	2,633,226	2,929,029	1,698,094	1,230,935
Loan	31	10 Clifton	0.8%	1,339,345	454,020	885,325	9.3%	8.5%	1,031,495	1,447,423	516,892	930,531
Loan	32	674-678 West Maude	0.8%				9.6%	8.5%	1,033,104	1,208,499	245,412	963,087
Loan	33	500 Lafayette Road	0.8%	2,817,395	1,194,569	1,622,825	15.4%	14.0%	2,726,132	3,016,003	1,495,504	1,520,499
Loan	34	Marquis Vista Apartments	0.7%				9.1%	8.1%	1,663,056	1,806,102	1,008,082	798,020
Loan	35	Freeway Junction Shopping Center	0.7%	1,278,985	322,791	956,194	12.2%	10.8%	1,056,858	1,325,419	332,460	992,958
Loan	36	Van Ness Mixed Use(28)(32)	0.7%	817,686	244,122	573,564	8.2%	8.0%	613,355	913,088	255,441	657,646
Loan	37	YNJ Hospitality Portfolio	0.7%	2,350,917	1,504,406	846,511	11.9%	10.6%	2,524,667	2,524,667	1,600,592	924,075
Property	37.01	Holiday Inn Express London	0.4%	1,150,852	775,050	375,802			1,327,528	1,327,528	814,692	512,836
Property	37.02	Comfort Inn Columbus	0.3%	1,200,065	729,356	470,709			1,197,139	1,197,139	785,900	411,239
Loan	38	Unique Thrift	0.6%	1,073,458	563,156	510,302	9.4%	9.2%	794,050	1,003,996	293,908	710,088
Loan	39	Hampton Inn St. Petersburg(32)	0.6%	4,067,615	2,773,017	1,294,598	18.1%	15.8%	3,924,776	4,288,199	2,937,889	1,350,309
Loan	40	Pacific Plaza	0.6%				8.1%	7.9%	633,958	830,087	262,589	567,497
Loan	41	Springhill Suites Bolingbrook(32)	0.6%	2,257,218	1,433,856	823,362	13.6%	12.1%	2,581,667	2,620,492	1,667,089	953,403
Loan	42	Union Hills Village	0.6%	1,090,072	480,376	609,696	13.5%	12.1%	1,291,003	1,388,972	462,367	926,605
Loan	43	Westview Shopping Center	0.6%	1,036,918	183,258	853,661	13.3%	12.1%	974,729	1,091,845	214,646	877,199
Loan	44	Hatteras Island Plaza	0.5%	786,426	239,120	547,307	9.5%	8.6%	745,474	823,806	227,082	596,725
Loan	45	Savoy Retail	0.5%	720,349	239,061	481,288	10.3%	9.4%	872,969	868,860	253,854	615,006
Loan	46	443 Lafayette Road	0.5%	1,867,806	808,170	1,059,637	11.9%	10.4%	1,568,168	1,764,734	1,059,198	705,536
Loan	47	Bloomingdale Palms	0.5%				9.3%	8.9%	546,600	727,984	179,679	548,305
Loan	48	Crestmont Apartments	0.5%	251,678	588,171	-336,493	9.5%	8.6%	1,254,312	1,389,828	839,341	550,487
Loan	49	2455 Alft	0.5%	498,437	223,555	274,882	10.1%	9.2%	750,492	804,185	223,639	580,546
Loan	50	6801 Lake Worth Road	0.4%	932,285	451,361	480,924	11.1%	10.4%	868,263	1,003,521	418,941	584,580
Loan	51	Towne Village	0.4%	1,029,643	648,383	381,260	11.9%	11.5%	1,318,653	1,237,476	618,735	618,741
Loan	52	Marquis Pointe	0.4%	1,607,546	1,185,202	422,344	10.0%	8.5%	1,714,404	1,748,595	1,250,857	497,738
Loan	53	Westpoint Pines	0.4%	1,802,996	1,302,009	500,987	11.2%	9.7%	2,300,020	2,019,648	1,460,071	559,577
Loan	54	Jacksonville Medical Centers	0.4%	166,669	88,131	78,538	11.3%	10.6%	703,000	664,572	124,222	540,351
Property	54.01	103rd Street	0.2%	74,786	59,299	15,487			405,000	384,750	87,513	297,238
Property	54.02	University Boulevard S	0.2%	91,883	28,832	63,051			298,000	279,822	36,709	243,113
Loan	55	Groves at Fountain Park(32)	0.4%	1,482,954	975,253	507,701	10.6%	9.2%	1,611,588	1,678,652	1,190,540	488,112
Loan	56	Plantation Village	0.3%	488,529	120,624	367,905	10.4%	9.7%	478,516	546,467	119,384	427,083
Loan	57	Grand Plaza	0.3%				9.1%	8.7%	473,009	520,221	150,452	369,769
Loan	58	315 Pacific Avenue	0.3%	443,039	67,357	375,682	12.4%	12.4%	554,470	554,648	57,659	496,989
Loan	59	Rite Aid Kerman CA	0.3%	515,158		515,158	11.9%	11.4%	518,158	539,198	72,221	466,977
Loan	60	Roebuck Center	0.3%	572,127	208,653	363,474	15.3%	12.2%	784,945	742,052	207,343	534,709
Loan	61	Rite Aid Woodhaven	0.3%	376,666		376,666	10.1%	9.7%	376,666	357,833	10,735	347,098
Loan	62	Shoppes at Avery Corner	0.3%	350,287	55,478	294,809	8.5%	8.3%	302,893	341,738	66,949	274,789
Loan	63	New Highlands Self Storage	0.3%	428,959	176,957	252,002	9.9%	9.5%	509,073	529,469	232,296	297,173
Loan	64	Meadowbrook Manor Estates	0.3%	968,071	670,436	297,635	12.6%	11.9%	920,760	961,941	585,018	376,923

A-1-18

COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease	Ground Lease
Flag	ID	Property Name	Balance	Reserves($)	TI/LC($)	NCF ($)	Interest(15)(17)(18)	Expiration(18)	Extension Terms	Largest Tenant(19)(21)(22)(23)
Loan	1	Gateway Center Phase II(29)(32)	10.1%	93,461	673,142	22,771,407	Fee Simple			JC Penney
Loan	2	InterContinental Miami	9.7%	2,727,587		16,333,172	Fee Simple			NAP
Loan	3	Marriott Atlanta Airport Gateway	7.2%	1,211,572		8,158,460	Fee Simple			NAP
Loan	4	Harwood Center(29)(32)	5.1%	144,793	626,736	7,642,778	Fee Simple/Leasehold	5/1/2077; 9/1/2077; 11/1/2077	None	Omnicom Group Inc.
Loan	5	Culver City Creative Office	4.8%	23,624	268,457	4,750,864	Fee Simple			RealD
Loan	6	80 and 90 Maiden Lane(29)	4.7%	82,810	552,064	10,823,096	Fee Simple			NY Dept of Investigation
Loan	7	Beverly Connection(29)(30)(31)(32)	3.7%	93,802	334,566	12,403,195	Fee Simple/Leasehold	12/31/2085	None	CityTarget
Loan	8	Dollar General	3.4%	337,673	243,599	3,611,043	Fee Simple			Dollar General Corporation
Loan	9	Crowne Plaza Houston Katy Freeway	2.8%	347,512		2,938,138	Fee Simple			NAP
Loan	10	Myrtle Beach Marriott Resort & Spa(29)	2.5%	1,422,919		11,642,207	Fee Simple			NAP
Loan	11	U-Haul Pool 3(28)	2.5%	125,037		3,255,914	Fee Simple
Property	11.01	U-Haul Center Normandy	0.3%	14,311		503,861	Fee Simple			NAP
Property	11.02	U-Haul Center Up-Town	0.3%	4,283		290,513	Fee Simple			NAP
Property	11.03	U-Haul Center Springdale	0.2%	17,239		285,477	Fee Simple			NAP
Property	11.04	U-Haul Court Waterbury	0.2%	5,277		304,261	Fee Simple			NAP
Property	11.05	U-Haul Center Longview	0.2%	10,838		243,389	Fee Simple			NAP
Property	11.06	U-Haul Court Horsham	0.2%	5,728		213,554	Fee Simple			NAP
Property	11.07	U-Haul Center South Cobb	0.2%	7,647		237,296	Fee Simple			NAP
Property	11.08	U-Haul Center East Tampa	0.2%	9,366		226,407	Fee Simple			NAP
Property	11.09	U-Haul of York	0.2%	7,233		153,668	Fee Simple			NAP
Property	11.10	U-Haul Spring Valley	0.1%	10,438		144,247	Fee Simple			NAP
Property	11.11	U-Haul Center Riverside	0.1%	6,198		120,583	Fee Simple			NAP
Property	11.12	U-Haul Dixie Highway	0.1%	4,599		104,714	Fee Simple			NAP
Property	11.13	U-Haul Eastbrook	0.1%	5,255		137,055	Fee Simple			NAP
Property	11.14	U-Haul Southwest	0.1%	4,685		90,537	Fee Simple			NAP
Property	11.15	U-Haul Center Killeen	0.1%	4,823		73,185	Fee Simple			NAP
Property	11.16	U-Haul Center Holt Avenue	0.1%	3,613		60,364	Fee Simple			NAP
Property	11.17	U-Haul Parsons Avenue	0.1%	3,506		66,803	Fee Simple			NAP
Loan	12	DoubleTree Beachwood	2.4%	519,024		2,555,079	Fee Simple			NAP
Loan	13	Weber Industrial Portfolio(28)(32)	2.2%	42,380	113,014	2,736,592	Fee Simple
Property	13.01	417 & 433 West 164th Street	0.5%	4,704	12,544	586,696	Fee Simple			TCFI CP, LLC
Property	13.02	7200 Jack Newell Blvd. S.	0.4%	7,245	19,320	334,043	Fee Simple			Utility Fleet Sales, Ltd.
Property	13.03	120-150 West 154th Street	0.3%	4,143	11,048	344,954	Fee Simple			TCFI CP, LLC
Property	13.04	2801 N Earl Rudder Freeway	0.3%	3,923	10,462	288,187	Fee Simple			Utility Fleet Sales, Ltd.
Property	13.05	529-531 Aldo Avenue	0.2%	2,362	6,298	309,748	Fee Simple			TCFI CP, LLC
Property	13.06	7051-7061 Patterson Drive	0.2%	2,790	7,440	202,977	Fee Simple			TCFI CP, LLC
Property	13.07	11500 Iron Bridge Road	0.2%	6,645	17,720	235,225	Fee Simple			C.W. Wright Construction Company, Inc.
Property	13.08	9750 & 9758 Doctor Perry Rd.	0.1%	1,251	3,336	108,647	Fee Simple			C.W. Wright Construction Company, Inc.
Property	13.09	285 Independence Drive	0.1%	1,440	3,840	100,387	Fee Simple			C.W. Wright Construction Company, Inc.
Property	13.10	13341 Kingston Avenue	0.1%	1,716	4,576	72,062	Fee Simple			C.W. Wright Construction Company, Inc.
Property	13.11	4235 US Hwy 421	0.1%	5,324	14,198	86,387	Fee Simple			Coastal Power and Electric, Inc.
Property	13.12	8469 Burton Lane	0.0%	837	2,232	67,279	Fee Simple			C.W. Wright Construction Company, Inc.
Loan	14	444 Lafayette Road	2.0%	61,638	166,814	2,809,392	Fee Simple			Department of Human Services
Loan	15	ART Florida MF Portfolio IV	1.8%	202,525		1,972,227	Fee Simple
Property	15.01	Indian Ridge	0.3%	26,400		363,031	Fee Simple			NAP
Property	15.02	Oak Ridge	0.3%	19,341		305,494	Fee Simple			NAP
Property	15.03	Whispering Pines	0.3%	41,472		295,341	Fee Simple			NAP
Property	15.04	Sanford Court	0.2%	35,934		264,211	Fee Simple			NAP
Property	15.05	Shadow Ridge	0.2%	18,724		215,374	Fee Simple			NAP
Property	15.06	Jefferson Way	0.2%	17,920		204,330	Fee Simple			NAP
Property	15.07	Driftwood	0.2%	19,406		182,428	Fee Simple			NAP
Property	15.08	Old Archer Court	0.1%	23,328		142,017	Fee Simple			NAP
Loan	16	Main Street Marketplace	1.6%	53,917	151,774	1,644,100	Fee Simple			Shaw’s
Loan	17	Two Park Central(32)	1.6%	65,321	221,795	1,962,508	Fee Simple			NM Children, Youth & Families
Loan	18	1101 Fifth Avenue	1.5%	11,614	77,425	1,626,610	Fee Simple			Ragghianti Freitas, LLP
Loan	19	Brafferton Shopping Center(32)	1.5%	14,121	115,287	1,840,675	Fee Simple			Sport & Health Clubs
Loan	20	Aloft Hotel Brickell	1.4%	312,378		2,743,988	Fee Simple			NAP
Loan	21	Veterans Outpatient Clinic	1.3%	16,055		1,382,922	Fee Simple			Veterans Administration
Loan	22	Metro Plaza(28)	1.2%	8,699	57,991	1,199,144	Fee Simple			Seafood City
Loan	23	Mathews Crossing Phase I	1.2%	135,386		1,144,758	Fee Simple			NAP
Loan	24	CSRA MOB Portfolio II(31)	1.2%	18,764	98,513	1,226,080	Fee Simple
Property	24.01	API Headquarters	0.8%	14,751	77,444	844,666	Fee Simple			API Software, Inc.
Property	24.02	Virginia Women’s Center	0.4%	4,013	21,069	381,414	Fee Simple			Virginia Women’s Center, Inc.
Loan	25	Charleston Square	1.0%	25,566	88,978	998,837	Fee Simple			Winn Dixie
Loan	26	Grand Central Place	0.9%	75,530	145,076	1,107,940	Fee Simple			Hobby Lobby

A-1-19

COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease	Ground Lease
Flag	ID	Property Name	Balance	Reserves($)	TI/LC($)	NCF ($)	Interest(15)(17)(18)	Expiration(18)	Extension Terms	Largest Tenant(19)(21)(22)(23)
Loan	27	A-1 Self Storage	0.9%	36,958		1,304,888	Fee Simple			NAP
Loan	28	Superstition Springs	0.9%	18,127	100,485	1,054,980	Fee Simple			GC Services, LP
Loan	29	Montgomery Crossing	0.9%	13,986	57,664	987,943	Fee Simple			Michael’s Crafts
Loan	30	520 Lafayette Road	0.9%	35,177	86,421	1,109,337	Fee Simple			Pollution Control Agency
Loan	31	10 Clifton	0.8%	18,722	57,606	854,203	Fee Simple			Polymer Technologies
Loan	32	674-678 West Maude	0.8%	7,862	102,084	853,140	Fee Simple			AliphCom
Loan	33	500 Lafayette Road	0.8%	35,110	98,750	1,386,639	Fee Simple			Department of Natural Resources
Loan	34	Marquis Vista Apartments	0.7%	86,273		711,747	Fee Simple			NAP
Loan	35	Freeway Junction Shopping Center	0.7%	31,367	78,418	883,173	Fee Simple			Goodwill #508
Loan	36	Van Ness Mixed Use(28)(32)	0.7%	9,224	10,066	638,357	Fee Simple			Domaine DC, LLC
Loan	37	YNJ Hospitality Portfolio	0.7%	100,987		823,088	Fee Simple
Property	37.01	Holiday Inn Express London	0.4%	53,101		459,735	Fee Simple			NAP
Property	37.02	Comfort Inn Columbus	0.3%	47,886		363,353	Fee Simple			NAP
Loan	38	Unique Thrift	0.6%	9,090		700,998	Fee Simple			Apogee NY LLC dba Unique Thrift
Loan	39	Hampton Inn St. Petersburg(32)	0.6%	171,528		1,178,781	Fee Simple			NAP
Loan	40	Pacific Plaza	0.6%	3,516	11,719	552,262	Fee Simple			Providence Urgent Care
Loan	41	Springhill Suites Bolingbrook(32)	0.6%	104,820		848,583	Fee Simple			NAP
Loan	42	Union Hills Village	0.6%	16,530	81,936	828,139	Fee Simple			Epic Stores, Inc.
Loan	43	Westview Shopping Center	0.6%	25,295	53,567	798,338	Fee Simple			United Supermarket
Loan	44	Hatteras Island Plaza	0.5%	16,788	41,092	538,845	Fee Simple			Food Lion #685
Loan	45	Savoy Retail	0.5%	6,526	43,508	564,972	Fee Simple			Family Dollar
Loan	46	443 Lafayette Road	0.5%	35,346	48,457	621,734	Fee Simple			Department of Labor and Industry
Loan	47	Bloomingdale Palms	0.5%	4,671	18,331	525,303	Fee Simple			SunTrust Bank
Loan	48	Crestmont Apartments	0.5%	51,888		498,599	Fee Simple			NAP
Loan	49	2455 Alft	0.5%	15,731	34,547	530,268	Fee Simple			T Mobile
Loan	50	6801 Lake Worth Road	0.4%	8,871	29,569	546,141	Fee Simple			Transcend Media Solutions
Loan	51	Towne Village	0.4%	21,760		596,981	Fee Simple			NAP
Loan	52	Marquis Pointe	0.4%	73,140		424,598	Fee Simple			NAP
Loan	53	Westpoint Pines	0.4%	76,072		483,505	Fee Simple			NAP
Loan	54	Jacksonville Medical Centers	0.4%	5,060	25,300	509,991	Fee Simple
Property	54.01	103rd Street	0.2%	3,000	15,000	279,238	Fee Simple			Family Medicine & Rehab
Property	54.02	University Boulevard S	0.2%	2,060	10,300	230,753	Fee Simple			Creative Marketing Enterprise
Loan	55	Groves at Fountain Park(32)	0.4%	66,000		422,112	Fee Simple			NAP
Loan	56	Plantation Village	0.3%	5,167	23,298	398,618	Fee Simple			Verizon Wireless
Loan	57	Grand Plaza	0.3%	2,366	15,770	351,633	Fee Simple			Chase #143067
Loan	58	315 Pacific Avenue	0.3%	1,832		495,157	Fee Simple			Sutherland Gold Group, LLC
Loan	59	Rite Aid Kerman CA	0.3%	2,736	17,101	447,140	Fee Simple			Rite Aid
Loan	60	Roebuck Center	0.3%	30,449	76,122	428,139	Fee Simple			United Veterans Associates
Loan	61	Rite Aid Woodhaven	0.3%	2,913	10,195	333,990	Fee Simple			Rite Aid
Loan	62	Shoppes at Avery Corner	0.3%	875	6,562	267,352	Fee Simple			AT&T Mobility
Loan	63	New Highlands Self Storage	0.3%	10,804		286,369	Fee Simple			NAP
Loan	64	Meadowbrook Manor Estates	0.3%	20,050		356,873	Fee Simple			NAP

A-1-20

COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool		Lease			Lease			Lease
Flag	ID	Property Name	Balance	SF	Expiration(20)	2nd Largest Tenant(19)(22)(23)	SF	Expiration(20)	3rd Largest Tenant(19)(22)(23)	SF	Expiration(20)
Loan	1	Gateway Center Phase II(29)(32)	10.1%	124,168	08/17/2034	ShopRite	89,774	08/22/2034	Burlington Coat Factory	73,864	08/24/2029
Loan	2	InterContinental Miami	9.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	3	Marriott Atlanta Airport Gateway	7.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	4	Harwood Center(29)(32)	5.1%	334,952	12/31/2019	Jacobs Engineering Group	80,373	04/30/2025	GSA - Department of Education	61,949	03/31/2015
Loan	5	Culver City Creative Office	4.8%	28,199	07/30/2025	Media Navi (M-GO)	20,480	03/31/2016	Wild Card Media	18,091	08/31/2018
Loan	6	80 and 90 Maiden Lane(29)	4.7%	107,668	07/31/2025	Office of Children & Family Services	45,924	12/31/2015	United Cerebral Palsy	30,121	08/31/2023
Loan	7	Beverly Connection(29)(30)(31)(32)	3.7%	99,937	01/31/2029	Marshalls	34,239	09/30/2021	Ross Dress for Less	29,973	01/31/2021
Loan	8	Dollar General	3.4%	1,125,576	06/30/2022	NAP	NAP	NAP	NAP	NAP	NAP
Loan	9	Crowne Plaza Houston Katy Freeway	2.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	10	Myrtle Beach Marriott Resort & Spa(29)	2.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	11	U-Haul Pool 3(28)	2.5%
Property	11.01	U-Haul Center Normandy	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.02	U-Haul Center Up-Town	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.03	U-Haul Center Springdale	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.04	U-Haul Court Waterbury	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.05	U-Haul Center Longview	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.06	U-Haul Court Horsham	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.07	U-Haul Center South Cobb	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.08	U-Haul Center East Tampa	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.09	U-Haul of York	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.10	U-Haul Spring Valley	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.11	U-Haul Center Riverside	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.12	U-Haul Dixie Highway	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.13	U-Haul Eastbrook	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.14	U-Haul Southwest	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.15	U-Haul Center Killeen	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.16	U-Haul Center Holt Avenue	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.17	U-Haul Parsons Avenue	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	12	DoubleTree Beachwood	2.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	13	Weber Industrial Portfolio(28)(32)	2.2%
Property	13.01	417 & 433 West 164th Street	0.5%	31,360	10/07/2029	NAP	NAP	NAP	NAP	NAP	NAP
Property	13.02	7200 Jack Newell Blvd. S.	0.4%	48,300	10/06/2024	NAP	NAP	NAP	NAP	NAP	NAP
Property	13.03	120-150 West 154th Street	0.3%	27,620	10/07/2029	NAP	NAP	NAP	NAP	NAP	NAP
Property	13.04	2801 N Earl Rudder Freeway	0.3%	26,156	10/06/2024	NAP	NAP	NAP	NAP	NAP	NAP
Property	13.05	529-531 Aldo Avenue	0.2%	15,744	10/07/2029	NAP	NAP	NAP	NAP	NAP	NAP
Property	13.06	7051-7061 Patterson Drive	0.2%	18,600	10/07/2029	NAP	NAP	NAP	NAP	NAP	NAP
Property	13.07	11500 Iron Bridge Road	0.2%	44,300	12/31/2020	NAP	NAP	NAP	NAP	NAP	NAP
Property	13.08	9750 & 9758 Doctor Perry Rd.	0.1%	8,340	12/31/2020	NAP	NAP	NAP	NAP	NAP	NAP
Property	13.09	285 Independence Drive	0.1%	9,600	12/31/2020	NAP	NAP	NAP	NAP	NAP	NAP
Property	13.10	13341 Kingston Avenue	0.1%	11,440	12/31/2020	NAP	NAP	NAP	NAP	NAP	NAP
Property	13.11	4235 US Hwy 421	0.1%	35,496	12/31/2020	NAP	NAP	NAP	NAP	NAP	NAP
Property	13.12	8469 Burton Lane	0.0%	5,580	12/31/2020	NAP	NAP	NAP	NAP	NAP	NAP
Loan	14	444 Lafayette Road	2.0%	280,172	12/31/2021	Signature Dining	2,393	12/31/2050	NAP	NAP	NAP
Loan	15	ART Florida MF Portfolio IV	1.8%
Property	15.01	Indian Ridge	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.02	Oak Ridge	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.03	Whispering Pines	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.04	Sanford Court	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.05	Shadow Ridge	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.06	Jefferson Way	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.07	Driftwood	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.08	Old Archer Court	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	16	Main Street Marketplace	1.6%	61,328	02/28/2024	Ocean State	38,462	09/30/2024	Work Out World 206	34,138	03/30/2015
Loan	17	Two Park Central(32)	1.6%	76,942	01/31/2019	NM Taxation & Revenue - A&C	61,182	03/31/2020	NM Department of Health	29,289	01/01/2016
Loan	18	1101 Fifth Avenue	1.5%	8,572	09/30/2018	Ciatti Company, LLC	5,968	11/30/2018	Friedlander, Cherwon & Capper, LLP	5,752	06/30/2015
Loan	19	Brafferton Shopping Center(32)	1.5%	43,520	11/30/2023	Nextcare Urgent Care	5,251	11/30/2020	Escape Salon & Day Spa	4,800	12/31/2015
Loan	20	Aloft Hotel Brickell	1.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	21	Veterans Outpatient Clinic	1.3%	51,195	09/16/2029	Design One, Inc.	2,000	07/18/2064	NAP	NAP	NAP
Loan	22	Metro Plaza(28)	1.2%	9,721	04/30/2017	Auto Zone #5220-01-01	8,006	11/30/2016	Viva Bargain Center	6,433	03/31/2019
Loan	23	Mathews Crossing Phase I	1.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	24	CSRA MOB Portfolio II(31)	1.2%
Property	24.01	API Headquarters	0.8%	73,756	10/31/2025	NAP	NAP	NAP	NAP	NAP	NAP
Property	24.02	Virginia Women’s Center	0.4%	20,066	01/31/2027	NAP	NAP	NAP	NAP	NAP	NAP
Loan	25	Charleston Square	1.0%	53,803	04/29/2018	S & S Bagels Corp	4,200	08/31/2018	Amtrust Bank, NY Community Bank	4,060	08/31/2023
Loan	26	Grand Central Place	0.9%	55,028	02/28/2022	Kroger	48,000	08/31/2017	Dunham’s Sports	44,895	01/31/2017

A-1-21

COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool		Lease			Lease			Lease
Flag	ID	Property Name	Balance	SF	Expiration(20)	2nd Largest Tenant(19)(22)(23)	SF	Expiration(20)	3rd Largest Tenant(19)(22)(23)	SF	Expiration(20)
Loan	27	A-1 Self Storage	0.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	28	Superstition Springs	0.9%	43,870	11/30/2020	Norwegian Cruise Line	27,947	05/20/2024	Diamondback Gymnastics	10,800	05/31/2016
Loan	29	Montgomery Crossing	0.9%	21,380	04/30/2022	Vitamin Cottage Natural Food Markets, Inc.	18,298	12/31/2018	Party City of Albuquerque	13,875	01/31/2018
Loan	30	520 Lafayette Road	0.9%	152,944	09/30/2022	NAP	NAP	NAP	NAP	NAP	NAP
Loan	31	10 Clifton	0.8%	85,976	12/31/2023	Stanley Steamer International, Inc.	20,162	03/31/2020	Renal Center of Passaic LLC	14,100	01/06/2019
Loan	32	674-678 West Maude	0.8%	39,311	07/31/2019	NAP	NAP	NAP	NAP	NAP	NAP
Loan	33	500 Lafayette Road	0.8%	140,440	06/30/2019	NAP	NAP	NAP	NAP	NAP	NAP
Loan	34	Marquis Vista Apartments	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	35	Freeway Junction Shopping Center	0.7%	36,015	07/31/2021	Northern Tool & Equipment	29,270	10/31/2015	Ollie’s Bargain Outlet	25,575	08/31/2021
Loan	36	Van Ness Mixed Use(28)(32)	0.7%	9,124	09/30/2022	7-Eleven, Inc.	3,085	01/31/2021	Sushi Para, Co	2,638	07/31/2021
Loan	37	YNJ Hospitality Portfolio	0.7%
Property	37.01	Holiday Inn Express London	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	37.02	Comfort Inn Columbus	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	38	Unique Thrift	0.6%	41,082	12/31/2029	BH Forever Jeans, Inc.	2,570	06/30/2019	M & M Furniture LLC	1,800	07/31/2018
Loan	39	Hampton Inn St. Petersburg(32)	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	40	Pacific Plaza	0.6%	7,096	01/31/2016	Dollar Loan Center	1,556	06/30/2016	Cash for Gold	1,550	10/31/2014
Loan	41	Springhill Suites Bolingbrook(32)	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	42	Union Hills Village	0.6%	24,036	09/30/2023	Blast Fitness	23,000	01/31/2023	We Love Kids Child Care	12,640	11/30/2019
Loan	43	Westview Shopping Center	0.6%	35,545	10/31/2015	Speciality Retailers, Inc. / Bealls for her	30,660	04/30/2019	Burk’s Outlet	22,596	01/31/2017
Loan	44	Hatteras Island Plaza	0.5%	35,560	6/30/2024	Dollar Tree Stores, Inc.	8,184	6/30/2016	Beach Pharmacy II, Ltd	3,600	4/30/2017
Loan	45	Savoy Retail	0.5%	10,741	06/30/2022	Identity Lounge	3,320	09/23/2022	Children We Care	2,738	04/30/2018
Loan	46	443 Lafayette Road	0.5%	103,958	09/30/2022	NAP	NAP	NAP	NAP	NAP	NAP
Loan	47	Bloomingdale Palms	0.5%	4,895	01/21/2028	Luna’s Mexican Restaurant	4,000	12/31/2015	Taco Bell	2,412	08/11/2032
Loan	48	Crestmont Apartments	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	49	2455 Alft	0.5%	47,020	09/30/2024	CAFCU	8,503	12/31/2019	NAP	NAP	NAP
Loan	50	6801 Lake Worth Road	0.4%	7,101	01/31/2015	Maureen Whelihan, MD, PA	3,091	08/31/2019	Dr. Wolfe	2,185	01/31/2019
Loan	51	Towne Village	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	52	Marquis Pointe	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	53	Westpoint Pines	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	54	Jacksonville Medical Centers	0.4%
Property	54.01	103rd Street	0.2%	9,000	06/30/2029	Total Lab Care, LLC	3,500	06/30/2029	Prime Pharmacy, LLC	2,500	06/30/2029
Property	54.02	University Boulevard S	0.2%	2,700	04/30/2029	Sleep Care Centers of America	2,500	09/15/2015	Family Medicine & Rehab	2,000	12/31/2029
Loan	55	Groves at Fountain Park(32)	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	56	Plantation Village	0.3%	4,150	01/31/2017	Moe’s Southwest Grill	2,450	04/30/2017	Bedzzz Express	2,276	11/30/2017
Loan	57	Grand Plaza	0.3%	6,000	06/30/2019	Express Employment Professionals	1,900	11/30/2017	Siam Bay Restaurant	1,400	01/31/2018
Loan	58	315 Pacific Avenue	0.3%	12,213	09/30/2019	NAP	NAP	NAP	NAP	NAP	NAP
Loan	59	Rite Aid Kerman CA	0.3%	17,340	05/31/2030	H&R Block Enterprises, LLC	900	07/31/2022	NAP	NAP	NAP
Loan	60	Roebuck Center	0.3%	65,343	08/31/2017	United States Post Office	19,215	08/31/2016	Nu Wear Fine Men’s Clothing	14,986	07/31/2017
Loan	61	Rite Aid Woodhaven	0.3%	14,564	02/28/2029	NAP	NAP	NAP	NAP	NAP	NAP
Loan	62	Shoppes at Avery Corner	0.3%	3,500	05/31/2018	BB&T Bank	2,750	01/31/2025	OneBlood / Florida Blood Services	2,500	10/31/2018
Loan	63	New Highlands Self Storage	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	64	Meadowbrook Manor Estates	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-22

COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool			Lease			Lease		Occupancy
Flag	ID	Property Name	Balance	4th Largest Tenant(19)(22)(23)	SF	Expiration(20)	5th Largest Tenant(20)(22)(23)	SF	Expiration(20)	Occupancy	As-of Date
Loan	1	Gateway Center Phase II(29)(32)	10.1%	Sports Authority	33,593	10/07/2026	TJ Maxx	32,922	08/21/2024	99.5%	09/09/2014
Loan	2	InterContinental Miami	9.7%	NAP	NAP	NAP	NAP	NAP	NAP	83.6%	07/31/2014
Loan	3	Marriott Atlanta Airport Gateway	7.2%	NAP	NAP	NAP	NAP	NAP	NAP	74.5%	07/31/2014
Loan	4	Harwood Center(29)(32)	5.1%	GSA - Government Accountability Office	49,446	02/28/2018	Cantey & Hanger	25,648	02/28/2021	84.0%	06/01/2014
Loan	5	Culver City Creative Office	4.8%	Omelet	12,730	11/30/2019	Anonymous Content	11,145	12/31/2021	97.9%	09/04/2014
Loan	6	80 and 90 Maiden Lane(29)	4.7%	NYC Dept of Education	26,474	07/31/2020	Catholic Charities of NY	26,438	04/30/2029	94.1%	04/30/2014
Loan	7	Beverly Connection(29)(30)(31)(32)	3.7%	Nordstrom Rack	29,491	09/30/2024	Saks & Company	27,024	07/31/2025	98.4%	06/30/2014
Loan	8	Dollar General	3.4%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/06/2014
Loan	9	Crowne Plaza Houston Katy Freeway	2.8%	NAP	NAP	NAP	NAP	NAP	NAP	71.2%	08/31/2014
Loan	10	Myrtle Beach Marriott Resort & Spa(29)	2.5%	NAP	NAP	NAP	NAP	NAP	NAP	68.1%	06/30/2014
Loan	11	U-Haul Pool 3(28)	2.5%							89.0%	04/30/2014
Property	11.01	U-Haul Center Normandy	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	94.6%	04/30/2014
Property	11.02	U-Haul Center Up-Town	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	87.2%	04/30/2014
Property	11.03	U-Haul Center Springdale	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	92.1%	04/30/2014
Property	11.04	U-Haul Court Waterbury	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	86.7%	04/30/2014
Property	11.05	U-Haul Center Longview	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	93.0%	04/30/2014
Property	11.06	U-Haul Court Horsham	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	89.8%	04/30/2014
Property	11.07	U-Haul Center South Cobb	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	80.6%	04/30/2014
Property	11.08	U-Haul Center East Tampa	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	90.1%	04/30/2014
Property	11.09	U-Haul of York	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	88.0%	04/30/2014
Property	11.10	U-Haul Spring Valley	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	94.8%	04/30/2014
Property	11.11	U-Haul Center Riverside	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	94.2%	04/30/2014
Property	11.12	U-Haul Dixie Highway	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	84.3%	04/30/2014
Property	11.13	U-Haul Eastbrook	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	91.2%	04/30/2014
Property	11.14	U-Haul Southwest	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	83.2%	04/30/2014
Property	11.15	U-Haul Center Killeen	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	70.1%	04/30/2014
Property	11.16	U-Haul Center Holt Avenue	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	80.3%	04/30/2014
Property	11.17	U-Haul Parsons Avenue	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	81.3%	04/30/2014
Loan	12	DoubleTree Beachwood	2.4%	NAP	NAP	NAP	NAP	NAP	NAP	61.7%	06/30/2014
Loan	13	Weber Industrial Portfolio(28)(32)	2.2%							100.0%	10/06/2014
Property	13.01	417 & 433 West 164th Street	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/06/2014
Property	13.02	7200 Jack Newell Blvd. S.	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/06/2014
Property	13.03	120-150 West 154th Street	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/06/2014
Property	13.04	2801 N Earl Rudder Freeway	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/06/2014
Property	13.05	529-531 Aldo Avenue	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/06/2014
Property	13.06	7051-7061 Patterson Drive	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/06/2014
Property	13.07	11500 Iron Bridge Road	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/06/2014
Property	13.08	9750 & 9758 Doctor Perry Rd.	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/06/2014
Property	13.09	285 Independence Drive	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/06/2014
Property	13.10	13341 Kingston Avenue	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/06/2014
Property	13.11	4235 US Hwy 421	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/06/2014
Property	13.12	8469 Burton Lane	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/06/2014
Loan	14	444 Lafayette Road	2.0%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/01/2014
Loan	15	ART Florida MF Portfolio IV	1.8%							90.2%	Various
Property	15.01	Indian Ridge	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	91.7%	08/21/2014
Property	15.02	Oak Ridge	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	93.7%	08/21/2014
Property	15.03	Whispering Pines	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	88.9%	08/21/2014
Property	15.04	Sanford Court	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	86.8%	08/21/2014
Property	15.05	Shadow Ridge	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	95.2%	08/21/2014
Property	15.06	Jefferson Way	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	08/21/2014
Property	15.07	Driftwood	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	87.1%	08/01/2014
Property	15.08	Old Archer Court	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	83.3%	08/21/2014
Loan	16	Main Street Marketplace	1.6%	Dollar Tree	15,015	04/30/2018	NH Liquor	9,854	MTM	81.8%	05/16/2014
Loan	17	Two Park Central(32)	1.6%	NM Dept. of Health - Long Term Services	16,436	11/30/2015	NM Dept. of Health - Rural Healthcare	10,152	01/01/2016	93.3%	07/25/2014
Loan	18	1101 Fifth Avenue	1.5%	Axis Appraisal	5,565	05/31/2018	Trilogy Integrated Resources, LLC	4,170	01/31/2015	85.0%	09/11/2014
Loan	19	Brafferton Shopping Center(32)	1.5%	Mainstreet Grill & Bar	4,500	MTM	Stafford Uniform	3,200	05/31/2017	97.9%	08/19/2014
Loan	20	Aloft Hotel Brickell	1.4%	NAP	NAP	NAP	NAP	NAP	NAP	67.3%	08/31/2014
Loan	21	Veterans Outpatient Clinic	1.3%	NAP	NAP	NAP	NAP	NAP	NAP	66.3%	08/27/2014
Loan	22	Metro Plaza(28)	1.2%	Frazee Paint #F48	4,853	MTM	Young Billiard’s	3,865	02/28/2017	92.1%	09/17/2014
Loan	23	Mathews Crossing Phase I	1.2%	NAP	NAP	NAP	NAP	NAP	NAP	95.9%	07/31/2014
Loan	24	CSRA MOB Portfolio II(31)	1.2%							100.0%	10/06/2014
Property	24.01	API Headquarters	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/06/2014
Property	24.02	Virginia Women’s Center	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/06/2014
Loan	25	Charleston Square	1.0%	NW Management Services/Gentle Dental	2,834	11/30/2015	Dominic’s Pizza	2,450	09/30/2020	100.0%	06/01/2014
Loan	26	Grand Central Place	0.9%	Goody’s	25,000	06/30/2017	TJ Maxx	24,000	02/28/2022	83.4%	08/01/2014

A-1-23

COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool			Lease			Lease		Occupancy
Flag	ID	Property Name	Balance	4th Largest Tenant(19)(22)(23)	SF	Expiration(20)	5th Largest Tenant(20)(22)(23)	SF	Expiration(20)	Occupancy	As-of Date
Loan	27	A-1 Self Storage	0.9%	NAP	NAP	NAP	NAP	NAP	NAP	90.9%	04/01/2014
Loan	28	Superstition Springs	0.9%	Children’s Safari Learning Center	10,000	12/31/2020	NAP	NAP	NAP	92.0%	09/09/2014
Loan	29	Montgomery Crossing	0.9%	CEC Entertainment d/b/a Chuck E Cheese	10,000	05/31/2016	El Norteno Restaurant	4,700	12/31/2022	85.9%	09/05/2014
Loan	30	520 Lafayette Road	0.9%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/06/2014
Loan	31	10 Clifton	0.8%	Precise Components & Tool Design	13,695	05/31/2015	EPTA America, Inc.	10,081	01/28/2016	100.0%	09/01/2014
Loan	32	674-678 West Maude	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	08/31/2014
Loan	33	500 Lafayette Road	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/30/2014
Loan	34	Marquis Vista Apartments	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	87.2%	09/17/2014
Loan	35	Freeway Junction Shopping Center	0.7%	Farmers Home Furniture	20,152	03/31/2016	Grand Furniture	15,730	02/28/2019	97.7%	07/07/2014
Loan	36	Van Ness Mixed Use(28)(32)	0.7%	Laliguras Indian Bistro	2,613	08/31/2024	Seung Kwon Wong	1,471	05/31/2021	100.0%	07/18/2014
Loan	37	YNJ Hospitality Portfolio	0.7%							64.3%	05/31/2014
Property	37.01	Holiday Inn Express London	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	64.6%	05/31/2014
Property	37.02	Comfort Inn Columbus	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	64.1%	05/31/2014
Loan	38	Unique Thrift	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/31/2014
Loan	39	Hampton Inn St. Petersburg(32)	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	82.8%	04/30/2014
Loan	40	Pacific Plaza	0.6%	H&R Block	1,380	04/30/2015	Dental Group	1,250	07/01/2017	100.0%	09/30/2014
Loan	41	Springhill Suites Bolingbrook(32)	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	73.8%	06/30/2014
Loan	42	Union Hills Village	0.6%	Dollar General Store	10,010	04/30/2023	Dunkin Donuts	3,300	08/31/2022	86.9%	08/28/2014
Loan	43	Westview Shopping Center	0.6%	Dollar Tree Store	8,490	03/31/2018	Little Dove, Inc.	6,130	04/30/2021	100.0%	09/29/2014
Loan	44	Hatteras Island Plaza	0.5%	VantageSouth Bank	3,503	12/31/2019	Surfside Casual	3,350	3/31/2015	93.0%	07/18/2014
Loan	45	Savoy Retail	0.5%	Charm City Clipper	2,000	03/31/2017	ATI Physical Therapy	1,955	08/31/2023	87.6%	06/15/2014
Loan	46	443 Lafayette Road	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/30/2014
Loan	47	Bloomingdale Palms	0.5%	Serenity Spa	2,200	01/31/2017	Lemongrass Thai Kitchen	1,850	02/28/2022	81.8%	09/01/2014
Loan	48	Crestmont Apartments	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	96.3%	07/18/2014
Loan	49	2455 Alft	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	84.7%	10/01/2014
Loan	50	6801 Lake Worth Road	0.4%	Florida Business Development Corporation	2,150	11/30/2015	Carlos F. Vieira, MD	2,124	05/31/2017	87.1%	08/19/2014
Loan	51	Towne Village	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	92.5%	08/04/2014
Loan	52	Marquis Pointe	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	88.4%	09/17/2014
Loan	53	Westpoint Pines	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	89.7%	07/29/2014
Loan	54	Jacksonville Medical Centers	0.4%							100.0%	09/12/2014
Property	54.01	103rd Street	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	09/12/2014
Property	54.02	University Boulevard S	0.2%	Prime Pharmacy, LLC	2,000	04/30/2029	Rheumatology Assoc of Jacksonville	800	11/30/2017	100.0%	09/12/2014
Loan	55	Groves at Fountain Park(32)	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	94.3%	07/31/2014
Loan	56	Plantation Village	0.3%	Starbucks Corporation	1,825	02/28/2018	Goodwill Industries Inc	1,750	04/30/2018	78.5%	08/01/2014
Loan	57	Grand Plaza	0.3%	Spring Massage Spa	1,400	05/31/2017	Cold Stone Creamery	1,340	07/31/2016	100.0%	09/17/2014
Loan	58	315 Pacific Avenue	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/05/2014
Loan	59	Rite Aid Kerman CA	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/31/2014
Loan	60	Roebuck Center	0.3%	CBF Ministries International	13,500	06/30/2015	Dollar General	10,125	01/31/2019	100.0%	07/03/2014
Loan	61	Rite Aid Woodhaven	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/06/2014
Loan	62	Shoppes at Avery Corner	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/01/2014
Loan	63	New Highlands Self Storage	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	88.0%	07/31/2014
Loan	64	Meadowbrook Manor Estates	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	54.6%	08/07/2014

A-1-24

COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Upfront	Monthly	Upfront
Property			Initial Pool	Replacement	Replacement	TI/LC
Flag	ID	Property Name	Balance	Reserves($)(24)	Reserves ($)(25)	Reserves ($)(24)
Loan	1	Gateway Center Phase II(29)(32)	10.1%		Springing	10,025,448
Loan	2	InterContinental Miami	9.7%		4% of prior month’s gross revenues
Loan	3	Marriott Atlanta Airport Gateway	7.2%		Springing
Loan	4	Harwood Center(29)(32)	5.1%		12,066
Loan	5	Culver City Creative Office	4.8%		2,625	134,767
Loan	6	80 and 90 Maiden Lane(29)	4.7%		6,901
Loan	7	Beverly Connection(29)(30)(31)(32)	3.7%		7,817
Loan	8	Dollar General	3.4%		Springing
Loan	9	Crowne Plaza Houston Katy Freeway	2.8%	28,205	1/12 of 4.0% of Gross Income from Operations
Loan	10	Myrtle Beach Marriott Resort & Spa(29)	2.5%		1/12 of 5.0% of such year’s gross income from operations
Loan	11	U-Haul Pool 3(28)	2.5%	127,051	Springing
Property	11.01	U-Haul Center Normandy	0.3%
Property	11.02	U-Haul Center Up-Town	0.3%
Property	11.03	U-Haul Center Springdale	0.2%
Property	11.04	U-Haul Court Waterbury	0.2%
Property	11.05	U-Haul Center Longview	0.2%
Property	11.06	U-Haul Court Horsham	0.2%
Property	11.07	U-Haul Center South Cobb	0.2%
Property	11.08	U-Haul Center East Tampa	0.2%
Property	11.09	U-Haul of York	0.2%
Property	11.10	U-Haul Spring Valley	0.1%
Property	11.11	U-Haul Center Riverside	0.1%
Property	11.12	U-Haul Dixie Highway	0.1%
Property	11.13	U-Haul Eastbrook	0.1%
Property	11.14	U-Haul Southwest	0.1%
Property	11.15	U-Haul Center Killeen	0.1%
Property	11.16	U-Haul Center Holt Avenue	0.1%
Property	11.17	U-Haul Parsons Avenue	0.1%
Loan	12	DoubleTree Beachwood	2.4%		1/12 of 4.0% of Gross Income from Operations for the next 12 month period
Loan	13	Weber Industrial Portfolio(28)(32)	2.2%		3,531
Property	13.01	417 & 433 West 164th Street	0.5%
Property	13.02	7200 Jack Newell Blvd. S.	0.4%
Property	13.03	120-150 West 154th Street	0.3%
Property	13.04	2801 N Earl Rudder Freeway	0.3%
Property	13.05	529-531 Aldo Avenue	0.2%
Property	13.06	7051-7061 Patterson Drive	0.2%
Property	13.07	11500 Iron Bridge Road	0.2%
Property	13.08	9750 & 9758 Doctor Perry Rd.	0.1%
Property	13.09	285 Independence Drive	0.1%
Property	13.10	13341 Kingston Avenue	0.1%
Property	13.11	4235 US Hwy 421	0.1%
Property	13.12	8469 Burton Lane	0.0%
Loan	14	444 Lafayette Road	2.0%		5,136
Loan	15	ART Florida MF Portfolio IV	1.8%		16,927
Property	15.01	Indian Ridge	0.3%
Property	15.02	Oak Ridge	0.3%
Property	15.03	Whispering Pines	0.3%
Property	15.04	Sanford Court	0.2%
Property	15.05	Shadow Ridge	0.2%
Property	15.06	Jefferson Way	0.2%
Property	15.07	Driftwood	0.2%
Property	15.08	Old Archer Court	0.1%
Loan	16	Main Street Marketplace	1.6%	525,000	4,493	853,508
Loan	17	Two Park Central(32)	1.6%		5,443	870,000
Loan	18	1101 Fifth Avenue	1.5%		968
Loan	19	Brafferton Shopping Center(32)	1.5%		1,184	55,000
Loan	20	Aloft Hotel Brickell	1.4%		4.0% of the Rents for the prior month
Loan	21	Veterans Outpatient Clinic	1.3%		1,338
Loan	22	Metro Plaza(28)	1.2%		725	100,000
Loan	23	Mathews Crossing Phase I	1.2%		11,282
Loan	24	CSRA MOB Portfolio II(31)	1.2%		1,564	425,000
Property	24.01	API Headquarters	0.8%
Property	24.02	Virginia Women’s Center	0.4%
Loan	25	Charleston Square	1.0%		2,131
Loan	26	Grand Central Place	0.9%

A-1-25

COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Upfront	Monthly	Upfront
Property			Initial Pool	Replacement	Replacement	TI/LC
Flag	ID	Property Name	Balance	Reserves($)(24)	Reserves ($)(25)	Reserves ($)(24)
Loan	27	A-1 Self Storage	0.9%		1,927
Loan	28	Superstition Springs	0.9%		1,511
Loan	29	Montgomery Crossing	0.9%	83,918	1,166	50,000
Loan	30	520 Lafayette Road	0.9%		2,931
Loan	31	10 Clifton	0.8%		1,200
Loan	32	674-678 West Maude	0.8%		655
Loan	33	500 Lafayette Road	0.8%		2,926
Loan	34	Marquis Vista Apartments	0.7%		7,104
Loan	35	Freeway Junction Shopping Center	0.7%		2,614	200,000
Loan	36	Van Ness Mixed Use(28)(32)	0.7%		769
Loan	37	YNJ Hospitality Portfolio	0.7%		1/12 of 4% of prior year’s Gross Revenues
Property	37.01	Holiday Inn Express London	0.4%
Property	37.02	Comfort Inn Columbus	0.3%
Loan	38	Unique Thrift	0.6%		758
Loan	39	Hampton Inn St. Petersburg(32)	0.6%		Springing
Loan	40	Pacific Plaza	0.6%		508	125,000
Loan	41	Springhill Suites Bolingbrook(32)	0.6%		1/12 of 4.0% of such year’s gross income from operations
Loan	42	Union Hills Village	0.6%		2,296
Loan	43	Westview Shopping Center	0.6%	225,000	Springing	300,000
Loan	44	Hatteras Island Plaza	0.5%		1,395
Loan	45	Savoy Retail	0.5%		544
Loan	46	443 Lafayette Road	0.5%		2,079
Loan	47	Bloomingdale Palms	0.5%		389	70,000
Loan	48	Crestmont Apartments	0.5%		4,324
Loan	49	2455 Alft	0.5%		1,311
Loan	50	6801 Lake Worth Road	0.4%		739	75,000
Loan	51	Towne Village	0.4%		2,000
Loan	52	Marquis Pointe	0.4%		6,095
Loan	53	Westpoint Pines	0.4%	135,000	6,334
Loan	54	Jacksonville Medical Centers	0.4%		422
Property	54.01	103rd Street	0.2%
Property	54.02	University Boulevard S	0.2%
Loan	55	Groves at Fountain Park(32)	0.4%	80,688	5,500
Loan	56	Plantation Village	0.3%		431
Loan	57	Grand Plaza	0.3%		197
Loan	58	315 Pacific Avenue	0.3%		189
Loan	59	Rite Aid Kerman CA	0.3%		228
Loan	60	Roebuck Center	0.3%		9,552
Loan	61	Rite Aid Woodhaven	0.3%		Springing
Loan	62	Shoppes at Avery Corner	0.3%		73
Loan	63	New Highlands Self Storage	0.3%		900
Loan	64	Meadowbrook Manor Estates	0.3%		1,671

A-1-26

COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Monthly
Property			Initial Pool	TI/LC
Flag	ID	Property Name	Balance	Reserves ($)(25)
Loan	1	Gateway Center Phase II(29)(32)	10.1%	Springing
Loan	2	InterContinental Miami	9.7%
Loan	3	Marriott Atlanta Airport Gateway	7.2%
Loan	4	Harwood Center(29)(32)	5.1%	75,413
Loan	5	Culver City Creative Office	4.8%	22,371
Loan	6	80 and 90 Maiden Lane(29)	4.7%	46,005
Loan	7	Beverly Connection(29)(30)(31)(32)	3.7%	Springing
Loan	8	Dollar General	3.4%	Springing
Loan	9	Crowne Plaza Houston Katy Freeway	2.8%
Loan	10	Myrtle Beach Marriott Resort & Spa(29)	2.5%
Loan	11	U-Haul Pool 3(28)	2.5%
Property	11.01	U-Haul Center Normandy	0.3%
Property	11.02	U-Haul Center Up-Town	0.3%
Property	11.03	U-Haul Center Springdale	0.2%
Property	11.04	U-Haul Court Waterbury	0.2%
Property	11.05	U-Haul Center Longview	0.2%
Property	11.06	U-Haul Court Horsham	0.2%
Property	11.07	U-Haul Center South Cobb	0.2%
Property	11.08	U-Haul Center East Tampa	0.2%
Property	11.09	U-Haul of York	0.2%
Property	11.10	U-Haul Spring Valley	0.1%
Property	11.11	U-Haul Center Riverside	0.1%
Property	11.12	U-Haul Dixie Highway	0.1%
Property	11.13	U-Haul Eastbrook	0.1%
Property	11.14	U-Haul Southwest	0.1%
Property	11.15	U-Haul Center Killeen	0.1%
Property	11.16	U-Haul Center Holt Avenue	0.1%
Property	11.17	U-Haul Parsons Avenue	0.1%
Loan	12	DoubleTree Beachwood	2.4%
Loan	13	Weber Industrial Portfolio(28)(32)	2.2%	9,417
Property	13.01	417 & 433 West 164th Street	0.5%
Property	13.02	7200 Jack Newell Blvd. S.	0.4%
Property	13.03	120-150 West 154th Street	0.3%
Property	13.04	2801 N Earl Rudder Freeway	0.3%
Property	13.05	529-531 Aldo Avenue	0.2%
Property	13.06	7051-7061 Patterson Drive	0.2%
Property	13.07	11500 Iron Bridge Road	0.2%
Property	13.08	9750 & 9758 Doctor Perry Rd.	0.1%
Property	13.09	285 Independence Drive	0.1%
Property	13.10	13341 Kingston Avenue	0.1%
Property	13.11	4235 US Hwy 421	0.1%
Property	13.12	8469 Burton Lane	0.0%
Loan	14	444 Lafayette Road	2.0%	Springing
Loan	15	ART Florida MF Portfolio IV	1.8%
Property	15.01	Indian Ridge	0.3%
Property	15.02	Oak Ridge	0.3%
Property	15.03	Whispering Pines	0.3%
Property	15.04	Sanford Court	0.2%
Property	15.05	Shadow Ridge	0.2%
Property	15.06	Jefferson Way	0.2%
Property	15.07	Driftwood	0.2%
Property	15.08	Old Archer Court	0.1%
Loan	16	Main Street Marketplace	1.6%	Springing
Loan	17	Two Park Central(32)	1.6%	18,508
Loan	18	1101 Fifth Avenue	1.5%	6,452
Loan	19	Brafferton Shopping Center(32)	1.5%	5,887
Loan	20	Aloft Hotel Brickell	1.4%
Loan	21	Veterans Outpatient Clinic	1.3%	Springing
Loan	22	Metro Plaza(28)	1.2%	4,833
Loan	23	Mathews Crossing Phase I	1.2%
Loan	24	CSRA MOB Portfolio II(31)	1.2%	Springing
Property	24.01	API Headquarters	0.8%
Property	24.02	Virginia Women’s Center	0.4%
Loan	25	Charleston Square	1.0%	5,326
Loan	26	Grand Central Place	0.9%

A-1-27

COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Monthly
Property			Initial Pool	TI/LC
Flag	ID	Property Name	Balance	Reserves ($)(25)
Loan	27	A-1 Self Storage	0.9%
Loan	28	Superstition Springs	0.9%	5,417
Loan	29	Montgomery Crossing	0.9%	5,051
Loan	30	520 Lafayette Road	0.9%	Springing
Loan	31	10 Clifton	0.8%	4,800
Loan	32	674-678 West Maude	0.8%	8,507
Loan	33	500 Lafayette Road	0.8%	Springing
Loan	34	Marquis Vista Apartments	0.7%
Loan	35	Freeway Junction Shopping Center	0.7%	6,535
Loan	36	Van Ness Mixed Use(28)(32)	0.7%	839
Loan	37	YNJ Hospitality Portfolio	0.7%
Property	37.01	Holiday Inn Express London	0.4%
Property	37.02	Comfort Inn Columbus	0.3%
Loan	38	Unique Thrift	0.6%
Loan	39	Hampton Inn St. Petersburg(32)	0.6%
Loan	40	Pacific Plaza	0.6%	First 12 months: difference between (i) P&I payment (30 yr Am period) and (b) the monthly debt service amount; $976.58 thereafter
Loan	41	Springhill Suites Bolingbrook(32)	0.6%
Loan	42	Union Hills Village	0.6%	6,828
Loan	43	Westview Shopping Center	0.6%	Springing
Loan	44	Hatteras Island Plaza	0.5%	Springing
Loan	45	Savoy Retail	0.5%	3,626
Loan	46	443 Lafayette Road	0.5%	Springing
Loan	47	Bloomingdale Palms	0.5%	1,528
Loan	48	Crestmont Apartments	0.5%
Loan	49	2455 Alft	0.5%	3,004
Loan	50	6801 Lake Worth Road	0.4%	2,464
Loan	51	Towne Village	0.4%
Loan	52	Marquis Pointe	0.4%
Loan	53	Westpoint Pines	0.4%
Loan	54	Jacksonville Medical Centers	0.4%	2,108
Property	54.01	103rd Street	0.2%
Property	54.02	University Boulevard S	0.2%
Loan	55	Groves at Fountain Park(32)	0.4%
Loan	56	Plantation Village	0.3%	1,722
Loan	57	Grand Plaza	0.3%	1,316
Loan	58	315 Pacific Avenue	0.3%
Loan	59	Rite Aid Kerman CA	0.3%	1,425
Loan	60	Roebuck Center	0.3%	6,343
Loan	61	Rite Aid Woodhaven	0.3%	Springing
Loan	62	Shoppes at Avery Corner	0.3%	547
Loan	63	New Highlands Self Storage	0.3%
Loan	64	Meadowbrook Manor Estates	0.3%

A-1-28

COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Upfront	Monthly	Upfront	Monthly	Upfront
Property			Initial Pool	Tax	Tax	Insurance	Insurance	Engineering	Other
Flag	ID	Property Name	Balance	Reserves ($)(24)	Reserves ($)(25)	Reserves($)(24)	Reserves ($)(25)	Reserve($)(24)	Reserves ($)(24)(25)(26)
Loan	1	Gateway Center Phase II(29)(32)	10.1%		Springing		Springing	18,087,509	2,680,329
Loan	2	InterContinental Miami	9.7%		Springing		Springing		Springing
Loan	3	Marriott Atlanta Airport Gateway	7.2%		Springing		Springing
Loan	4	Harwood Center(29)(32)	5.1%	1,006,706	117,059	26,874	10,336		3,436,458
Loan	5	Culver City Creative Office	4.8%	124,195	17,742		Springing		5,153,212
Loan	6	80 and 90 Maiden Lane(29)	4.7%	872,250	290,750	185,141	15,428	312,500	1,805,502
Loan	7	Beverly Connection(29)(30)(31)(32)	3.7%	610,000	300,000		Springing		7,858,668
Loan	8	Dollar General	3.4%		Springing		Springing
Loan	9	Crowne Plaza Houston Katy Freeway	2.8%	132,500	13,250	54,133	19,227		4,845,000
Loan	10	Myrtle Beach Marriott Resort & Spa(29)	2.5%	358,000	44,750	178,397	37,080	15,625	1,184,000
Loan	11	U-Haul Pool 3(28)	2.5%	280,940	Springing		Springing	723,491	374,958
Property	11.01	U-Haul Center Normandy	0.3%
Property	11.02	U-Haul Center Up-Town	0.3%
Property	11.03	U-Haul Center Springdale	0.2%
Property	11.04	U-Haul Court Waterbury	0.2%
Property	11.05	U-Haul Center Longview	0.2%
Property	11.06	U-Haul Court Horsham	0.2%
Property	11.07	U-Haul Center South Cobb	0.2%
Property	11.08	U-Haul Center East Tampa	0.2%
Property	11.09	U-Haul of York	0.2%
Property	11.10	U-Haul Spring Valley	0.1%
Property	11.11	U-Haul Center Riverside	0.1%
Property	11.12	U-Haul Dixie Highway	0.1%
Property	11.13	U-Haul Eastbrook	0.1%
Property	11.14	U-Haul Southwest	0.1%
Property	11.15	U-Haul Center Killeen	0.1%
Property	11.16	U-Haul Center Holt Avenue	0.1%
Property	11.17	U-Haul Parsons Avenue	0.1%
Loan	12	DoubleTree Beachwood	2.4%	348,317	34,832	108,248	8,327	1,250	1,500,000
Loan	13	Weber Industrial Portfolio(28)(32)	2.2%	252,723	Springing	47,000	Springing	29,388	2,617,500
Property	13.01	417 & 433 West 164th Street	0.5%
Property	13.02	7200 Jack Newell Blvd. S.	0.4%
Property	13.03	120-150 West 154th Street	0.3%
Property	13.04	2801 N Earl Rudder Freeway	0.3%
Property	13.05	529-531 Aldo Avenue	0.2%
Property	13.06	7051-7061 Patterson Drive	0.2%
Property	13.07	11500 Iron Bridge Road	0.2%
Property	13.08	9750 & 9758 Doctor Perry Rd.	0.1%
Property	13.09	285 Independence Drive	0.1%
Property	13.10	13341 Kingston Avenue	0.1%
Property	13.11	4235 US Hwy 421	0.1%
Property	13.12	8469 Burton Lane	0.0%
Loan	14	444 Lafayette Road	2.0%	106,773	Springing	7,318	Springing	51,868	510,248
Loan	15	ART Florida MF Portfolio IV	1.8%	86,000	10,750	117,268	10,661	626,380
Property	15.01	Indian Ridge	0.3%
Property	15.02	Oak Ridge	0.3%
Property	15.03	Whispering Pines	0.3%
Property	15.04	Sanford Court	0.2%
Property	15.05	Shadow Ridge	0.2%
Property	15.06	Jefferson Way	0.2%
Property	15.07	Driftwood	0.2%
Property	15.08	Old Archer Court	0.1%
Loan	16	Main Street Marketplace	1.6%	99,768	49,884	36,057	6,492	26,375	74,106
Loan	17	Two Park Central(32)	1.6%	116,323	19,387		Springing		Springing
Loan	18	1101 Fifth Avenue	1.5%	52,681	21,072	2,258	1,769	18,542	129,223
Loan	19	Brafferton Shopping Center(32)	1.5%	57,838	14,460		Springing		19,837
Loan	20	Aloft Hotel Brickell	1.4%	199,333	39,867		Springing		Springing
Loan	21	Veterans Outpatient Clinic	1.3%	51,781	6,021	11,762	1,548	12,875	Springing
Loan	22	Metro Plaza(28)	1.2%	193,500	21,500	2,646	1,317	102,695
Loan	23	Mathews Crossing Phase I	1.2%	252,083	22,917	29,032	14,516	137,938
Loan	24	CSRA MOB Portfolio II(31)	1.2%		Springing	5,514	1,838	6,250
Property	24.01	API Headquarters	0.8%
Property	24.02	Virginia Women’s Center	0.4%
Loan	25	Charleston Square	1.0%	210,488	17,541	10,871	1,132		Springing
Loan	26	Grand Central Place	0.9%	50,981	4,125	60,144	Springing	73,271	7,467

A-1-29

COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Upfront	Monthly	Upfront	Monthly	Upfront
Property			Initial Pool	Tax	Tax	Insurance	Insurance	Engineering	Other
Flag	ID	Property Name	Balance	Reserves ($)(24)	Reserves ($)(25)	Reserves($)(24)	Reserves ($)(25)	Reserve($)(24)	Reserves ($)(24)(25)(26)
Loan	27	A-1 Self Storage	0.9%	13,750	4,583	18,433	7,782	55,000
Loan	28	Superstition Springs	0.9%		12,410	5,101	911		Springing
Loan	29	Montgomery Crossing	0.9%	31,752	6,903	26,681	4,043	43,750	12,800
Loan	30	520 Lafayette Road	0.9%	50,702	Springing	7,318	Springing	57,015	2,092,351
Loan	31	10 Clifton	0.8%	86,386	22,017	17,079	5,693		Springing
Loan	32	674-678 West Maude	0.8%	59,836	8,548	1,337	1,337		Springing
Loan	33	500 Lafayette Road	0.8%	46,261	Springing	7,318	Springing	30,879	1,366,638
Loan	34	Marquis Vista Apartments	0.7%	10,690	17,816	72,669	8,450	237,419
Loan	35	Freeway Junction Shopping Center	0.7%	152,508	13,864	17,598	1,757	130,781
Loan	36	Van Ness Mixed Use(28)(32)	0.7%	26,645	13,322	2,430	347	4,375	492,748
Loan	37	YNJ Hospitality Portfolio	0.7%	55,044	11,009	2,377	2,377		101,776
Property	37.01	Holiday Inn Express London	0.4%
Property	37.02	Comfort Inn Columbus	0.3%
Loan	38	Unique Thrift	0.6%	74,106	Springing	17,185	Springing	16,000	Springing
Loan	39	Hampton Inn St. Petersburg(32)	0.6%	113,392	14,174	63,601	9,086		Springing
Loan	40	Pacific Plaza	0.6%	94,500	10,500	10,220	1,278		150,000
Loan	41	Springhill Suites Bolingbrook(32)	0.6%	10,500	10,500	17,987	2,570		150,000
Loan	42	Union Hills Village	0.6%	110,114	15,731		Springing		16,266
Loan	43	Westview Shopping Center	0.6%	90,793	10,278	22,135	3,037		Springing
Loan	44	Hatteras Island Plaza	0.5%	5,833	2,917	61,839	6,529
Loan	45	Savoy Retail	0.5%	31,706	6,341	10,881	1,814	242,656	335,000
Loan	46	443 Lafayette Road	0.5%	33,647	Springing	7,318	Springing	8,253	1,167,604
Loan	47	Bloomingdale Palms	0.5%	57,130	5,194	19,909	1,580		Springing
Loan	48	Crestmont Apartments	0.5%	103,262	10,757	11,498	4,422	10,120
Loan	49	2455 Alft	0.5%	19,231	9,616	9,505	864		800,504
Loan	50	6801 Lake Worth Road	0.4%	33,883	9,683	34,711	Springing
Loan	51	Towne Village	0.4%	67,530	13,506	16,033	1,603
Loan	52	Marquis Pointe	0.4%	4,801	8,001	30,759	8,544	339,063
Loan	53	Westpoint Pines	0.4%	107,812	10,171	75,817	11,487	107,800
Loan	54	Jacksonville Medical Centers	0.4%	34,667	4,333	20,999	2,897	39,250	15,500
Property	54.01	103rd Street	0.2%
Property	54.02	University Boulevard S	0.2%
Loan	55	Groves at Fountain Park(32)	0.4%	43,277	14,426	6,831	6,831	19,313
Loan	56	Plantation Village	0.3%	36,383	2,888	3,867	333		Springing
Loan	57	Grand Plaza	0.3%	48,750	5,417	862	431
Loan	58	315 Pacific Avenue	0.3%	5,080	2,032	630	584		Springing
Loan	59	Rite Aid Kerman CA	0.3%		Springing	552	552		Springing
Loan	60	Roebuck Center	0.3%	10,167	5,083	23,088	2,309		521,475
Loan	61	Rite Aid Woodhaven	0.3%		Springing		Springing
Loan	62	Shoppes at Avery Corner	0.3%	7,240	1,034	1,218	1,218		Springing
Loan	63	New Highlands Self Storage	0.3%	31,065	2,589	11,026	1,103	8,888
Loan	64	Meadowbrook Manor Estates	0.3%	29,458	Springing	3,896	Springing	12,475

A-1-30

COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Other
Property			Initial Pool	Reserves
Flag	ID	Property Name	Balance	Description(24)(25)(26)
Loan	1	Gateway Center Phase II(29)(32)	10.1%	Rent Concession Reserve
Loan	2	InterContinental Miami	9.7%	Common Charge (Springing Monthly)
Loan	3	Marriott Atlanta Airport Gateway	7.2%
Loan	4	Harwood Center(29)(32)	5.1%
Free Rent (Upfront: 1,249,517; Monthly: 52,083), Omnicom Roll (Upfront: 2,000,000); LL Holdback (Upfront: 96,579); Parking & Ground Rent (Upfront: 118,140; Monthly: 80,285); Major Tenant (Springing: Excess Cash)

Loan	5	Culver City Creative Office	4.8%	Free Rent Reserve (Upfront: 591,588); RealD Free Rent Reserve (Upfront: 631,658); RealD Reserve (Upfront: 2,000,000); Omelet Reserve (Upfront: 1,929,966)
Loan	6	80 and 90 Maiden Lane(29)	4.7%	NYC DOI TI Reserve (Upfront: 1,100,000); United Cerebral Palsy TI Reserve (Upfront: 60,049); Free Rent Reserve (Upfront: 645,453)
Loan	7	Beverly Connection(29)(30)(31)(32)	3.7%	Excess Cash & Target Reserves (Springing Excess Cash); Ground Rent (Upfront: 147,744, Monthly: Estimated Ground Rent); GL True-Up (Monthly: 50,000); Unfunded Obligations (Upfront: 7,710,924)
Loan	8	Dollar General	3.4%
Loan	9	Crowne Plaza Houston Katy Freeway	2.8%	Debt Yield Reserve
Loan	10	Myrtle Beach Marriott Resort & Spa(29)	2.5%	Seasonality Reserve (Upfront: 1,184,000; Monthly: Springing); PIP Reserve (Monthly: Springing); Franchise Agreement Reserve (Springing Monthly: Excess Cash Flow)
Loan	11	U-Haul Pool 3(28)	2.5%	Environmental Reserve
Property	11.01	U-Haul Center Normandy	0.3%
Property	11.02	U-Haul Center Up-Town	0.3%
Property	11.03	U-Haul Center Springdale	0.2%
Property	11.04	U-Haul Court Waterbury	0.2%
Property	11.05	U-Haul Center Longview	0.2%
Property	11.06	U-Haul Court Horsham	0.2%
Property	11.07	U-Haul Center South Cobb	0.2%
Property	11.08	U-Haul Center East Tampa	0.2%
Property	11.09	U-Haul of York	0.2%
Property	11.10	U-Haul Spring Valley	0.1%
Property	11.11	U-Haul Center Riverside	0.1%
Property	11.12	U-Haul Dixie Highway	0.1%
Property	11.13	U-Haul Eastbrook	0.1%
Property	11.14	U-Haul Southwest	0.1%
Property	11.15	U-Haul Center Killeen	0.1%
Property	11.16	U-Haul Center Holt Avenue	0.1%
Property	11.17	U-Haul Parsons Avenue	0.1%
Loan	12	DoubleTree Beachwood	2.4%	Earnout Reserve
Loan	13	Weber Industrial Portfolio(28)(32)	2.2%	Carson I Building (Upfront: 1,900,000); Rent Increase Payment (Upfront: 700,000, Monthly: 77,778); ADA Compliance (Upfront: 17,500); Occupancy Reserve (Springing Monthly: Excess Cash Flow)
Property	13.01	417 & 433 West 164th Street	0.5%
Property	13.02	7200 Jack Newell Blvd. S.	0.4%
Property	13.03	120-150 West 154th Street	0.3%
Property	13.04	2801 N Earl Rudder Freeway	0.3%
Property	13.05	529-531 Aldo Avenue	0.2%
Property	13.06	7051-7061 Patterson Drive	0.2%
Property	13.07	11500 Iron Bridge Road	0.2%
Property	13.08	9750 & 9758 Doctor Perry Rd.	0.1%
Property	13.09	285 Independence Drive	0.1%
Property	13.10	13341 Kingston Avenue	0.1%
Property	13.11	4235 US Hwy 421	0.1%
Property	13.12	8469 Burton Lane	0.0%
Loan	14	444 Lafayette Road	2.0%	Unfunded Obligations Reserve
Loan	15	ART Florida MF Portfolio IV	1.8%
Property	15.01	Indian Ridge	0.3%
Property	15.02	Oak Ridge	0.3%
Property	15.03	Whispering Pines	0.3%
Property	15.04	Sanford Court	0.2%
Property	15.05	Shadow Ridge	0.2%
Property	15.06	Jefferson Way	0.2%
Property	15.07	Driftwood	0.2%
Property	15.08	Old Archer Court	0.1%
Loan	16	Main Street Marketplace	1.6%	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow), Ocean State Rent (Upfront: 74,106)
Loan	17	Two Park Central(32)	1.6%	Lease Sweep (Springing Monthly: Excess Cash Flow)
Loan	18	1101 Fifth Avenue	1.5%	Outstanding TI/LC Obligation - HomeStreet Bank
Loan	19	Brafferton Shopping Center(32)	1.5%	Lease Sweep Funds (Springing Monthly: Excess Cash Flow); Reduced Rent Reserve (Upfront: 19,837)
Loan	20	Aloft Hotel Brickell	1.4%	PIP Reserve (Springing Monthly: Excess Cash Flow)
Loan	21	Veterans Outpatient Clinic	1.3%	Major Tenant Funds (Springing Monthly: Excess Cash Flow)
Loan	22	Metro Plaza(28)	1.2%
Loan	23	Mathews Crossing Phase I	1.2%
Loan	24	CSRA MOB Portfolio II(31)	1.2%
Property	24.01	API Headquarters	0.8%
Property	24.02	Virginia Women’s Center	0.4%
Loan	25	Charleston Square	1.0%	Major Tenant Funds (Springing Monthly: Excess Cash Flow)
Loan	26	Grand Central Place	0.9%	Major Vapor Reserve Funds

A-1-31

COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Other
Property			Initial Pool	Reserves
Flag	ID	Property Name	Balance	Description(24)(25)(26)
Loan	27	A-1 Self Storage	0.9%
Loan	28	Superstition Springs	0.9%	Major Tenant Funds (Springing Monthly: Excess Cash Flow)
Loan	29	Montgomery Crossing	0.9%	Bull Chicks Reserve Funds (Upfront: 12,800); Specified Tenant Rollover Funds (Springing Monthly : Excess Cash Flow)
Loan	30	520 Lafayette Road	0.9%	Unfunded Obligations Reserve
Loan	31	10 Clifton	0.8%	Polymer Tech Reserve (Springing Monthly: Excess Cash Flow)
Loan	32	674-678 West Maude	0.8%	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	33	500 Lafayette Road	0.8%	Unfunded Obligations Reserve
Loan	34	Marquis Vista Apartments	0.7%
Loan	35	Freeway Junction Shopping Center	0.7%
Loan	36	Van Ness Mixed Use(28)(32)	0.7%	7-11 Tenant Reserve (Upfront: 273,697); Fannie Mae Tenant Reserve (Upfront: 219,051); Tenant Cash Trap Reserve (Springing Monthly: Excess Cash Flow); Lease Buyout Reserve (Monthly: Springing)
Loan	37	YNJ Hospitality Portfolio	0.7%	Seasonality Reserve (Upfront: 71,151, Monthly: 8,939 on February through November); Underground Storage Tank Reserve (Upfront: 30,625)
Property	37.01	Holiday Inn Express London	0.4%
Property	37.02	Comfort Inn Columbus	0.3%
Loan	38	Unique Thrift	0.6%	Unique Thrift Reserve (Springing Monthly: Excess Cash Flow)
Loan	39	Hampton Inn St. Petersburg(32)	0.6%	PIP Reserve (Springing Monthly: Excess Cash Flow)
Loan	40	Pacific Plaza	0.6%	Environment Reserve (Upfront: 150,000, Monthly Springing: Excess Cash Flow)
Loan	41	Springhill Suites Bolingbrook(32)	0.6%	PIP Reserve
Loan	42	Union Hills Village	0.6%	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow); Free Rent Reserve (Upfront: 16,266)
Loan	43	Westview Shopping Center	0.6%	United Supermarket/Bealls Reserve Funds (Springing Monthly: Excess Cash Flow); Major Tenant TI/LC Reserve Funds (Springing Monthly: Excess Cash Flow)
Loan	44	Hatteras Island Plaza	0.5%
Loan	45	Savoy Retail	0.5%	Teenz and More Reserve
Loan	46	443 Lafayette Road	0.5%	Unfunded Obligations Reserve
Loan	47	Bloomingdale Palms	0.5%	Major Tenant Rollover Reserve (Springing Monthly: Excess Cash Flow)
Loan	48	Crestmont Apartments	0.5%
Loan	49	2455 Alft	0.5%	Outstanding TI/LC Reserve (Upfront: 750,000); T-Mobile Free Rent Reserve (Uprfont: 50,504); T-Mobile Reserve Reserve (Springing: excess cash)
Loan	50	6801 Lake Worth Road	0.4%
Loan	51	Towne Village	0.4%
Loan	52	Marquis Pointe	0.4%
Loan	53	Westpoint Pines	0.4%
Loan	54	Jacksonville Medical Centers	0.4%	Prime Pharmacy Reserve
Property	54.01	103rd Street	0.2%
Property	54.02	University Boulevard S	0.2%
Loan	55	Groves at Fountain Park(32)	0.4%
Loan	56	Plantation Village	0.3%	Specified Tenant Rollover Reserve (Springing Monthly: Excess Cash Flow)
Loan	57	Grand Plaza	0.3%
Loan	58	315 Pacific Avenue	0.3%	Major Tenant Reserve (Springing Monthly: Excess Cash Flow)
Loan	59	Rite Aid Kerman CA	0.3%	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	60	Roebuck Center	0.3%	Renovation Reserve
Loan	61	Rite Aid Woodhaven	0.3%
Loan	62	Shoppes at Avery Corner	0.3%	Retenanting Reserve (Springing Monthly: Excess Cash Flow)
Loan	63	New Highlands Self Storage	0.3%
Loan	64	Meadowbrook Manor Estates	0.3%

A-1-32

COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Environmental
Property			Initial Pool	Report	Engineering	Loan
Flag	ID	Property Name	Balance	Date(27)	Report Date	Purpose	Sponsor
Loan	1	Gateway Center Phase II(29)(32)	10.1%	06/18/2014	06/18/2014	Refinance	The Related Companies, L.P.
Loan	2	InterContinental Miami	9.7%	06/30/2014	06/30/2014	Refinance	Strategic Hotel Funding, L.L.C.
Loan	3	Marriott Atlanta Airport Gateway	7.2%	06/12/2014	07/02/2014	Acquisition	Allan V. Rose
Loan	4	Harwood Center(29)(32)	5.1%	06/04/2014	06/04/2014	Refinance	Fortis Property Group, LLC
Loan	5	Culver City Creative Office	4.8%	06/27/2014	06/27/2014	Refinance	Frederick N. Smith; Laurie M. Smith
Loan	6	80 and 90 Maiden Lane(29)	4.7%	07/21/2014	06/18/2014	Recapitalization	Robert Wolf; Paul Wasserman; Normandy Real Estate Fund III, LP
Loan	7	Beverly Connection(29)(30)(31)(32)	3.7%	03/03/2014	03/03/2014	Acquisition	Ben Ashkenazy; Edward S. Gindi; Raymond Gindi
Loan	8	Dollar General	3.4%	08/20/2014	08/20/2014	Refinance	Dennis W. Townsend
Loan	9	Crowne Plaza Houston Katy Freeway	2.8%	07/16/2014	07/16/2014	Refinance	Nizarali H. Manesia; Karim S. Karedia; Mustaqbhai K. Momin
Loan	10	Myrtle Beach Marriott Resort & Spa(29)	2.5%	07/08/2014	07/07/2014	Refinance	CSC Holdings, LLC; Columbia Sussex Corporation
Loan	11	U-Haul Pool 3(28)	2.5%			Refinance	AMERCO
Property	11.01	U-Haul Center Normandy	0.3%	09/18/2014	09/18/2014
Property	11.02	U-Haul Center Up-Town	0.3%	09/18/2014	09/18/2014
Property	11.03	U-Haul Center Springdale	0.2%	09/18/2014	09/18/2014
Property	11.04	U-Haul Court Waterbury	0.2%	09/18/2014	09/18/2014
Property	11.05	U-Haul Center Longview	0.2%	09/18/2014	09/18/2014
Property	11.06	U-Haul Court Horsham	0.2%	09/18/2014	09/18/2014
Property	11.07	U-Haul Center South Cobb	0.2%	09/18/2014	09/18/2014
Property	11.08	U-Haul Center East Tampa	0.2%	09/18/2014	09/18/2014
Property	11.09	U-Haul of York	0.2%	09/18/2014	06/27/2014
Property	11.10	U-Haul Spring Valley	0.1%	09/18/2014	09/18/2014
Property	11.11	U-Haul Center Riverside	0.1%	09/18/2014	09/18/2014
Property	11.12	U-Haul Dixie Highway	0.1%	09/18/2014	09/18/2014
Property	11.13	U-Haul Eastbrook	0.1%	09/18/2014	09/18/2014
Property	11.14	U-Haul Southwest	0.1%	09/18/2014	09/18/2014
Property	11.15	U-Haul Center Killeen	0.1%	09/18/2014	09/18/2014
Property	11.16	U-Haul Center Holt Avenue	0.1%	09/18/2014	09/18/2014
Property	11.17	U-Haul Parsons Avenue	0.1%	09/18/2014	09/18/2014
Loan	12	DoubleTree Beachwood	2.4%	08/27/2014	08/11/2014	Refinance	Satish K. Duggal
Loan	13	Weber Industrial Portfolio(28)(32)	2.2%			Acquisition/Refinance	Mark Weber
Property	13.01	417 & 433 West 164th Street	0.5%	09/03/2014	08/28/2014
Property	13.02	7200 Jack Newell Blvd. S.	0.4%	09/03/2014	08/28/2014
Property	13.03	120-150 West 154th Street	0.3%	08/29/2014	08/29/2014
Property	13.04	2801 N Earl Rudder Freeway	0.3%	08/25/2014	08/26/2014
Property	13.05	529-531 Aldo Avenue	0.2%	08/28/2014	08/25/2014
Property	13.06	7051-7061 Patterson Drive	0.2%	09/25/2014	08/28/2014
Property	13.07	11500 Iron Bridge Road	0.2%	09/22/2014	08/28/2014
Property	13.08	9750 & 9758 Doctor Perry Rd.	0.1%	09/19/2014	08/25/2014
Property	13.09	285 Independence Drive	0.1%	08/29/2014	08/25/2014
Property	13.10	13341 Kingston Avenue	0.1%	09/11/2014	08/28/2014
Property	13.11	4235 US Hwy 421	0.1%	09/15/2014	08/26/2014
Property	13.12	8469 Burton Lane	0.0%	09/24/2014	08/25/2014
Loan	14	444 Lafayette Road	2.0%	08/04/2014	08/01/2014	Acquisition	Ladder Capital Finance Holdings LLLP; Sagic Capital LLC
Loan	15	ART Florida MF Portfolio IV	1.8%			Refinance	Arbor Realty SR, Inc.
Property	15.01	Indian Ridge	0.3%	09/16/2014	09/03/2014
Property	15.02	Oak Ridge	0.3%	09/12/2014	09/03/2014
Property	15.03	Whispering Pines	0.3%	09/12/2014	09/03/2014
Property	15.04	Sanford Court	0.2%	09/03/2014	09/03/2014
Property	15.05	Shadow Ridge	0.2%	09/12/2014	09/03/2014
Property	15.06	Jefferson Way	0.2%	09/03/2014	09/03/2014
Property	15.07	Driftwood	0.2%	09/03/2014	09/03/2014
Property	15.08	Old Archer Court	0.1%	09/03/2014	09/03/2014
Loan	16	Main Street Marketplace	1.6%	07/15/2014	06/13/2014	Refinance	John R. Roberts
Loan	17	Two Park Central(32)	1.6%	05/20/2014	05/20/2014	Refinance	ICO Group
Loan	18	1101 Fifth Avenue	1.5%	07/23/2014	07/23/2014	Refinance	Jonathan Parker; Thomas M. Monahan
Loan	19	Brafferton Shopping Center(32)	1.5%	07/31/2014	07/31/2014	Acquisition	Eron Sodie; Isaac Pretter
Loan	20	Aloft Hotel Brickell	1.4%	05/22/2014	05/20/2014	Refinance	Francisco Arocha; Pedro F. Villar
Loan	21	Veterans Outpatient Clinic	1.3%	06/17/2014	06/18/2014	Acquisition	Lee M. Elman
Loan	22	Metro Plaza(28)	1.2%	08/05/2014	07/07/2014	Acquisition	Maurice Refoua
Loan	23	Mathews Crossing Phase I	1.2%	07/15/2014	07/07/2014	Acquisition	Pinchos D. Shemano; Nahum Davidovitch
Loan	24	CSRA MOB Portfolio II(31)	1.2%			Acquisition	Louis J. Rogers
Property	24.01	API Headquarters	0.8%	09/24/2014	06/09/2014
Property	24.02	Virginia Women’s Center	0.4%	08/25/2014	07/29/2014
Loan	25	Charleston Square	1.0%	06/23/2014	06/20/2014	Refinance	Steven Held; Patrick O’Keefe
Loan	26	Grand Central Place	0.9%	05/02/2014	05/02/2014	Refinance	Gavriel Jeidel; Vardi Jeidel

A-1-33

COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Environmental
Property			Initial Pool	Report	Engineering	Loan
Flag	ID	Property Name	Balance	Date(27)	Report Date	Purpose	Sponsor
Loan	27	A-1 Self Storage	0.9%	07/24/2014	06/12/2014	Refinance	Lorraine Mocco
Loan	28	Superstition Springs	0.9%	07/31/2014	07/31/2014	Acquisition	David Fred Allred
Loan	29	Montgomery Crossing	0.9%	07/15/2014	07/09/2014	Refinance	Mehran Ron Farhadi; Ronco Revocable Trust; Farhadi Revocable Family Trust
Loan	30	520 Lafayette Road	0.9%	08/04/2014	08/01/2014	Acquisition	Ladder Capital Finance Holdings LLLP; Sagic Capital LLC
Loan	31	10 Clifton	0.8%	08/11/2014	08/07/2014	Acquisition	J & L Real Properties LLC
Loan	32	674-678 West Maude	0.8%	08/05/2014	08/05/2014	Refinance	Benjamin London; SC 2012 Trust
Loan	33	500 Lafayette Road	0.8%	08/04/2014	08/01/2014	Acquisition	Ladder Capital Finance Holdings LLLP; Sagic Capital LLC
Loan	34	Marquis Vista Apartments	0.7%	09/02/2014	09/02/2014	Refinance	David Issroff
Loan	35	Freeway Junction Shopping Center	0.7%	07/21/2014	07/09/2014	Acquisition	Wheeler REIT, L.P.
Loan	36	Van Ness Mixed Use(28)(32)	0.7%	07/25/2014	07/03/2014	Refinance	Norman Jemal; Douglas Jemal
Loan	37	YNJ Hospitality Portfolio	0.7%			Refinance	Nishitkumar Patel
Property	37.01	Holiday Inn Express London	0.4%	07/03/2014	07/07/2014
Property	37.02	Comfort Inn Columbus	0.3%	07/03/2014	07/07/2014
Loan	38	Unique Thrift	0.6%	06/24/2014	06/24/2014	Refinance	David N. Kloeber, Jr.
Loan	39	Hampton Inn St. Petersburg(32)	0.6%	06/18/2014	06/19/2014	Refinance	J. Michael Cheezem
Loan	40	Pacific Plaza	0.6%	06/09/2014	05/20/2014	Acquisition	Rodney Freeman; Barry Cayton
Loan	41	Springhill Suites Bolingbrook(32)	0.6%	05/06/2014	05/07/2014	Acquisition	Hallmark Investment Corporation
Loan	42	Union Hills Village	0.6%	08/07/2014	08/07/2014	Refinance	Mark Hamermesh; Gary Grabel; Aric Browne
Loan	43	Westview Shopping Center	0.6%	06/18/2014	06/19/2014	Refinance	Martin Ensbury; Raymond T. Kolby, Jr.; G. Giovanni Giammarco; Nicholas R. Trani; Michael L. Wiley
Loan	44	Hatteras Island Plaza	0.5%	08/14/2014	08/11/2014	Refinance	C. Brantley Tillman, Jr.
Loan	45	Savoy Retail	0.5%	06/26/2014	06/30/2014	Refinance	Jack S. Jacob; Marian R. Jacob
Loan	46	443 Lafayette Road	0.5%	08/04/2014	08/01/2014	Acquisition	Ladder Capital Finance Holdings LLLP; Sagic Capital LLC
Loan	47	Bloomingdale Palms	0.5%	08/07/2014	08/07/2014	Refinance	Matthew J. Cairo; Robert J. Murtagh; David J. Greenberg
Loan	48	Crestmont Apartments	0.5%	08/14/2014	08/14/2014	Acquisition	Edwin Sosa; Rodolfo Martinez; Patrick Holder; Michael Walker
Loan	49	2455 Alft	0.5%	09/02/2014	09/02/2014	Refinance	Chris Charboneau; Brien Wloch
Loan	50	6801 Lake Worth Road	0.4%	08/19/2014	08/19/2014	Refinance	Alfred N. Marulli, Jr.
Loan	51	Towne Village	0.4%	08/26/2014	08/18/2014	Refinance	Nicole R. Sprenger
Loan	52	Marquis Pointe	0.4%	08/19/2014	08/20/2014	Refinance	Blair G. Schlossberg
Loan	53	Westpoint Pines	0.4%	07/11/2014	07/11/2014	Acquisition	Elliott Aronson
Loan	54	Jacksonville Medical Centers	0.4%			Refinance	Syed S. Hussain
Property	54.01	103rd Street	0.2%	08/14/2014	08/09/2014
Property	54.02	University Boulevard S	0.2%	08/14/2014	08/12/2014
Loan	55	Groves at Fountain Park(32)	0.4%	08/15/2014	08/15/2014	Acquisition	Ivan J. Wolpert and Gary E. Schreiber
Loan	56	Plantation Village	0.3%	07/18/2014	07/15/2014	Refinance	John Marshall Martin III; John Walter Wilcox III; George E. Chase Jr.
Loan	57	Grand Plaza	0.3%	07/10/2014	07/09/2014	Acquisition	Maurice Refoua
Loan	58	315 Pacific Avenue	0.3%	08/11/2014	08/19/2014	Refinance	Jonathan Parker
Loan	59	Rite Aid Kerman CA	0.3%	07/07/2014	07/07/2014	Acquisition	Angelo I. Shake
Loan	60	Roebuck Center	0.3%	07/01/2014	06/16/2014	Refinance	Rafat U. Shaikh
Loan	61	Rite Aid Woodhaven	0.3%	08/15/2014	08/18/2014	Refinance	Richard G. Ludwig; Frederick C. Seeley
Loan	62	Shoppes at Avery Corner	0.3%	08/15/2014	08/15/2014	Refinance	M.P. Asset Co., Ltd.
Loan	63	New Highlands Self Storage	0.3%	08/18/2014	08/13/2014	Refinance	J. Lee Saunders; Duane McQuillen; Jeffrey A. Clyne; Richard A. Miller
Loan	64	Meadowbrook Manor Estates	0.3%	08/27/2014	08/26/2014	Acquisition	Jeffrey S. Davidson; Charles C. Hibben; Carl G. De Rozen

A-1-34

COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Existing		Future Debt
Property			Initial Pool		Additional Debt		Permitted
Flag	ID	Property Name	Balance	Guarantor	Amount	Existing Additional Debt Description	Type
Loan	1	Gateway Center Phase II(29)(32)	10.1%	The Related Companies, L.P.	180,000,000	Pari Passu Debt	Mezzanine
Loan	2	InterContinental Miami	9.7%	Strategic Hotel Funding, L.L.C.		None	NAP
Loan	3	Marriott Atlanta Airport Gateway	7.2%	Allan V. Rose		None	NAP
Loan	4	Harwood Center(29)(32)	5.1%	Fortis Property Group, LLC	30,000,000	Pari Passu Debt	Mezzanine
Loan	5	Culver City Creative Office	4.8%	Frederick N. Smith; Laurie M. Smith		None	NAP
Loan	6	80 and 90 Maiden Lane(29)	4.7%	Robert Wolf; Paul Wasserman; Normandy Real Estate Fund III, LP	90,000,000	Pari Passu Debt	NAP
Loan	7	Beverly Connection(29)(30)(31)(32)	3.7%	Ben Ashkenazy; Edward S. Gindi; Raymond Gindi	187,250,000	$131.25 Million Pari Passu Debt, $35.0 Million B-Note, $21.0 Million Mezzanine Debt	Mezzanine
Loan	8	Dollar General	3.4%	Dennis W. Townsend		None	NAP
Loan	9	Crowne Plaza Houston Katy Freeway	2.8%	Nizarali H. Manesia; Karim S. Karedia; Mustaqbhai K. Momin		None	NAP
Loan	10	Myrtle Beach Marriott Resort & Spa(29)	2.5%	CSC Holdings, LLC; Columbia Sussex Corporation	85,790,009	Pari Passu Debt	NAP
Loan	11	U-Haul Pool 3(28)	2.5%	AMERCO		None	NAP
Property	11.01	U-Haul Center Normandy	0.3%
Property	11.02	U-Haul Center Up-Town	0.3%
Property	11.03	U-Haul Center Springdale	0.2%
Property	11.04	U-Haul Court Waterbury	0.2%
Property	11.05	U-Haul Center Longview	0.2%
Property	11.06	U-Haul Court Horsham	0.2%
Property	11.07	U-Haul Center South Cobb	0.2%
Property	11.08	U-Haul Center East Tampa	0.2%
Property	11.09	U-Haul of York	0.2%
Property	11.10	U-Haul Spring Valley	0.1%
Property	11.11	U-Haul Center Riverside	0.1%
Property	11.12	U-Haul Dixie Highway	0.1%
Property	11.13	U-Haul Eastbrook	0.1%
Property	11.14	U-Haul Southwest	0.1%
Property	11.15	U-Haul Center Killeen	0.1%
Property	11.16	U-Haul Center Holt Avenue	0.1%
Property	11.17	U-Haul Parsons Avenue	0.1%
Loan	12	DoubleTree Beachwood	2.4%	Satish K. Duggal		None	NAP
Loan	13	Weber Industrial Portfolio(28)(32)	2.2%	Mark Weber		None	Mezzanine
Property	13.01	417 & 433 West 164th Street	0.5%
Property	13.02	7200 Jack Newell Blvd. S.	0.4%
Property	13.03	120-150 West 154th Street	0.3%
Property	13.04	2801 N Earl Rudder Freeway	0.3%
Property	13.05	529-531 Aldo Avenue	0.2%
Property	13.06	7051-7061 Patterson Drive	0.2%
Property	13.07	11500 Iron Bridge Road	0.2%
Property	13.08	9750 & 9758 Doctor Perry Rd.	0.1%
Property	13.09	285 Independence Drive	0.1%
Property	13.10	13341 Kingston Avenue	0.1%
Property	13.11	4235 US Hwy 421	0.1%
Property	13.12	8469 Burton Lane	0.0%
Loan	14	444 Lafayette Road	2.0%	Richard A. Bennett, III		None	NAP
Loan	15	ART Florida MF Portfolio IV	1.8%	Arbor Realty SR, Inc.		None	NAP
Property	15.01	Indian Ridge	0.3%
Property	15.02	Oak Ridge	0.3%
Property	15.03	Whispering Pines	0.3%
Property	15.04	Sanford Court	0.2%
Property	15.05	Shadow Ridge	0.2%
Property	15.06	Jefferson Way	0.2%
Property	15.07	Driftwood	0.2%
Property	15.08	Old Archer Court	0.1%
Loan	16	Main Street Marketplace	1.6%	John R. Roberts		None	NAP
Loan	17	Two Park Central(32)	1.6%	Alexander Moradi; Joseph McNamara		None	Mezzanine
Loan	18	1101 Fifth Avenue	1.5%	Jonathan Parker; Thomas M. Monahan		None	NAP
Loan	19	Brafferton Shopping Center(32)	1.5%	Eron Sodie; Isaac Pretter		None	Mezzanine
Loan	20	Aloft Hotel Brickell	1.4%	Francisco Arocha; Pedro F. Villar		None	NAP
Loan	21	Veterans Outpatient Clinic	1.3%	Lee M. Elman		None	NAP
Loan	22	Metro Plaza(28)	1.2%	Maurice Refoua		None	NAP
Loan	23	Mathews Crossing Phase I	1.2%	Pinchos D. Shemano; Nahum Davidovitch		None	NAP
Loan	24	CSRA MOB Portfolio II(31)	1.2%	Louis J. Rogers	1,725,000	Mezzanine	NAP
Property	24.01	API Headquarters	0.8%
Property	24.02	Virginia Women’s Center	0.4%
Loan	25	Charleston Square	1.0%	Steven Held; Patrick O’Keefe		None	NAP
Loan	26	Grand Central Place	0.9%	Gavriel Jeidel; Vardi Jeidel		None	NAP

A-1-35

COMM 2014-CCRE20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Existing		Future Debt
Property			Initial Pool		Additional Debt		Permitted
Flag	ID	Property Name	Balance	Guarantor	Amount	Existing Additional Debt Description	Type
Loan	27	A-1 Self Storage	0.9%	Lorraine Mocco		None	NAP
Loan	28	Superstition Springs	0.9%	David Fred Allred		None	NAP
Loan	29	Montgomery Crossing	0.9%	Mehran Ron Farhadi; Ronco Revocable Trust; Farhadi Revocable Family Trust		None	NAP
Loan	30	520 Lafayette Road	0.9%	Richard A. Bennett, III		None	NAP
Loan	31	10 Clifton	0.8%	J & L Real Properties LLC		None	NAP
Loan	32	674-678 West Maude	0.8%	Benjamin London; SC 2012 Trust		None	NAP
Loan	33	500 Lafayette Road	0.8%	Richard A. Bennett, III		None	NAP
Loan	34	Marquis Vista Apartments	0.7%	David Issroff		None	NAP
Loan	35	Freeway Junction Shopping Center	0.7%	Wheeler REIT, L.P.		None	NAP
Loan	36	Van Ness Mixed Use(28)(32)	0.7%	Norman Jemal; Douglas Jemal		None	Mezzanine
Loan	37	YNJ Hospitality Portfolio	0.7%	Nishitkumar Patel		None	NAP
Property	37.01	Holiday Inn Express London	0.4%
Property	37.02	Comfort Inn Columbus	0.3%
Loan	38	Unique Thrift	0.6%	David N. Kloeber, Jr.		None	NAP
Loan	39	Hampton Inn St. Petersburg(32)	0.6%	J. Michael Cheezem		None	Mezzanine
Loan	40	Pacific Plaza	0.6%	Rodney Freeman; Barry Cayton		None	NAP
Loan	41	Springhill Suites Bolingbrook(32)	0.6%	Hallmark Investment Corporation		None	Mezzanine
Loan	42	Union Hills Village	0.6%	Mark Hamermesh; Gary Grabel; Aric Browne		None	NAP
Loan	43	Westview Shopping Center	0.6%	Martin Ensbury; Raymond T. Kolby, Jr.; G. Giovanni Giammarco; Nicholas R. Trani; Michael L. Wiley		None	NAP
Loan	44	Hatteras Island Plaza	0.5%	C. Brantley Tillman, Jr.		None	NAP
Loan	45	Savoy Retail	0.5%	Jack S. Jacob; Marian R. Jacob		None	NAP
Loan	46	443 Lafayette Road	0.5%	Richard A. Bennett, III		None	NAP
Loan	47	Bloomingdale Palms	0.5%	Matthew J. Cairo; Robert J. Murtagh; David J. Greenberg		None	NAP
Loan	48	Crestmont Apartments	0.5%	Edwin Sosa; Rodolfo Martinez; Patrick Holder; Michael Walker		None	NAP
Loan	49	2455 Alft	0.5%	Chris Charboneau; Brien Wloch		None	NAP
Loan	50	6801 Lake Worth Road	0.4%	Alfred N. Marulli, Jr.		None	NAP
Loan	51	Towne Village	0.4%	Nicole R. Sprenger		None	NAP
Loan	52	Marquis Pointe	0.4%	Blair G. Schlossberg		None	NAP
Loan	53	Westpoint Pines	0.4%	Elliott Aronson		None	NAP
Loan	54	Jacksonville Medical Centers	0.4%	Syed S. Hussain		None	NAP
Property	54.01	103rd Street	0.2%
Property	54.02	University Boulevard S	0.2%
Loan	55	Groves at Fountain Park(32)	0.4%	Ivan J. Wolpert and Gary E. Schreiber		None	Mezzanine
Loan	56	Plantation Village	0.3%	John Marshall Martin III; John Walter Wilcox III; George E. Chase Jr.		None	NAP
Loan	57	Grand Plaza	0.3%	Maurice Refoua		None	NAP
Loan	58	315 Pacific Avenue	0.3%	Jonathan Parker		None	NAP
Loan	59	Rite Aid Kerman CA	0.3%	Angelo I. Shake		None	NAP
Loan	60	Roebuck Center	0.3%	Rafat U. Shaikh		None	NAP
Loan	61	Rite Aid Woodhaven	0.3%	Richard G. Ludwig; Frederick C. Seeley		None	NAP
Loan	62	Shoppes at Avery Corner	0.3%	M.P. Asset Co., Ltd.		None	NAP
Loan	63	New Highlands Self Storage	0.3%	J. Lee Saunders; Duane McQuillen; Jeffrey A. Clyne; Richard A. Miller		None	NAP
Loan	64	Meadowbrook Manor Estates	0.3%	Jeffrey S. Davidson; Charles C. Hibben; Carl G. De Rozen		None	NAP

A-1-36

FOOTNOTES TO ANNEX A-1

(1)
GACC—German American Capital Corporation or one of its affiliates; CCRE— Cantor Commercial Real Estate Lending, L.P. or one of its affiliates. UBSRES—UBS Real Estate Securities Inc. or one of its affiliates; Natixis—Natixis Real Estate Capital LLC or one of its affiliates; Citi — Citigroup Global Markets Realty Corp or one of its affiliates; JPM — JPMorgan Chase Bank, National Association or one of its affiliates; WF — Wells Fargo Bank, National Association or one of its affiliates.

(2)
GACC—German American Capital Corporation or one of its affiliates; CCRE— Cantor Commercial Real Estate Lending, L.P. or one of its affiliates; UBSRES—UBS  Real Estate Securities Inc. or one of its affiliates; Natixis—Natixis Real Estate Capital LLC or one of its affiliates.

(3)
Loan No. 1 – Gateway Center Phase II – The Original Balance and Cut-off Date Balance of $120.0 million represent the Note A-1 of a $300.0 million whole loan evidenced by three pari passu notes.  The pari passu companion loans are the Note A-2 in the original principal amount of $75.0 million, which will be held by Wells Fargo or an affiliate as of the closing date, and the Note A-3 in the original principal balance of $105.0 million, which will be held by GACC or an affiliate as of the closing date.

Loan No. 4 – Harwood Center – The Harwood Center Loan Combination is evidenced by two pari passu notes in the aggregate original principal amount of $90.0 million. Note A-2, with an Original Balance and Cut-off Date Balance of $60.0 million, is the controlling note and will be included in the trust. The pari passu companion note is comprised of the non-controlling Note A-1 with an Original Balance and Cut-off Date Balance of $30.0 million, and was contributed to the COMM 2014-UBS5 securitization.

Loan No. 6 – 80 and 90 Maiden Lane – The Original Balance and Cut-off Date Balance of $55.0 million represent the Note A-2 of a $145.0 million whole loan evidenced by two pari passu notes.  The pari passu companion loan is the controlling Note A-1 in the original principal amount of $90.0 million, which was included in the COMM 2014-LC17 transaction.

Loan No. 7 – Beverly Connection – The Original Balance and Cut-off Date Balance of $43.75 million represent the Note A-2 of a $175.0 million whole loan evidenced by three pari passu notes.  The pari passu companion loans are the Note A-1 in the original principal amount of $87.5 million, which was contributed to the GSMS 2014-GC24 trust and the Note A-3 in the original principal amount of $43.75 million, which was contributed to the JPMBB 2014-C23 trust as of the closing date.

Loan No. 10 – Myrtle Beach Marriott Resort & Spa – The Original Balance of $30.0 million and Cut-off Date Balance of approximately $29.9 million represent the Note A1-2 of a $116.0 million whole loan evidenced by three pari passu notes.  The pari passu companion loans are the Note A1-1 in the original principal balance of $31.0 million, which will be held by CCRE or an affiliate as of the closing date, and the Note A-2 in the original principal amount of $55.0 million, which was included in the COMM 2014-LC17 transaction.

(4)
With respect to any Mortgaged Property securing a multi-property Mortgage Loan, the amounts listed under the headings “Original Balance” and “Cut-off Date Balance” reflect the Allocated Loan Amount related to such Mortgaged Property.

(5)
Loan No. 21 – Veterans Outpatient Clinic – The Veterans Outpatient Clinic Mortgage Loan has an ARD feature with an anticipated repayment date of September 6, 2019, with a revised interest rate for the period from the anticipated repayment date through the final maturity date of September 6, 2029 equal to the greater of (i) 4.5880% plus 4.00% and (ii) the then 10-year swap yield plus 4.00%.

(6)
The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the servicing fee, any sub-servicing fee, trustee/certificate administrator fee, operating advisor fee and CREFC® license fee with respect to each Mortgage Loan. For purposes of this Annex A-1, the definition of Administrative Fee Rate as it relates to any Non-Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non-Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement.  The Pari Passu Loan Primary Servicing Fee Rate for the Gateway Center Phase II Mortgage Loan will be 0.0050% and the Beverly Connection Mortgage Loan will be 0.0050%.

A-1-37

(7)
Loan No. 13 – Weber Industrial Portfolio – The First Payment Date under the Mortgage Loan documents will be in December 2014. The related Mortgage Loan Seller will remit to the depositor on the closing date a payment in an amount equal to 31 days of interest for the interest accrual period relating to the first distribution date in November 2014 at the related interest rate on the principal balance of such mortgage loan as of the cut-off date. Such amount will be deposited into the collection account and, net of an amount accrued at the administrative fee rate, will be included in the funds available for the first distribution date in November 2014. The First Payment Date, Original Term to Maturity, Remaining Term to Maturity and Remaining Interest Only Period have been adjusted to reflect this additional payment being made by the Mortgage Loan Seller.

Loan No. 54 – Jacksonville Medical Centers – The First Payment Date under the Mortgage Loan documents will be in December 2014. The related Mortgage Loan Seller will remit to the depositor on the closing date a payment in an amount equal to 31 days of interest for the interest accrual period relating to the first distribution date in November 2014 at the related interest rate on the principal balance of such mortgage loan as of the cut-off date. Such amount will be deposited into the collection account and, net of an amount accrued at the administrative fee rate, will be included in the funds available for the first distribution date in November 2014. The First Payment Date, Original Term to Maturity, Remaining Term to Maturity and Remaining Interest Only Period have been adjusted to reflect this additional payment being made by the Mortgage Loan Seller.

Loan No. 63 – New Highlands Self Storage – The First Payment Date under the Mortgage Loan documents will be in December 2014. The related Mortgage Loan Seller will remit to the depositor on the closing date a payment in an amount equal to 31 days of interest for the interest accrual period relating to the first distribution date in November 2014 at the related interest rate on the principal balance of such mortgage loan as of the cut-off date. Such amount will be deposited into the collection account and, net of an amount accrued at the administrative fee rate, will be included in the funds available for the first distribution date in November 2014. The First Payment Date, Original Term to Maturity, Remaining Term to Maturity and Remaining Interest Only Period have been adjusted to reflect this additional payment being made by the Mortgage Loan Seller.

(8)
Annual Debt Service, Monthly Debt Service, Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date are shown based on the interest only payments during the 12-month period following the Cut-off Date (or, in the case of Monthly Debt Service, the average of such interest only payments).

(9)
“Hard” generally means each tenant is required to transfer its rent directly to the lender-controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over-the-counter cash and equivalents are deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager must collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender-controlled lockbox. “Soft Springing Hard” means that the borrower has established a lockbox account that will be under lender control and the borrower or property manager must collect rents from the tenants and then deposit those rents into such lockbox account. Upon a trigger event (as specified in the related Mortgage Loan documents), each tenant will be required to transfer its rent directly into a lender-controlled lockbox (or, with respect to a hospitality property, the definition of “Hard” above will apply).

(10)
“In Place” means that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan Documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan Documents).

A-1-38

(11)
Loan No. 1 – Gateway Center Phase II – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 4 – Harwood Center – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loan in the aggregate.

Loan No. 6 – 80 and 90 Maiden Lane – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 7 – Beverly Connection – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 10 – Myrtle Beach Marriott Resort & Spa – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

(12)
Loan No. 7 – Beverly Connection – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area calculations exclude the Beverly Connection Subordinate Companion Loan.

(13)
The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default.  Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A-1 to this prospectus supplement.

Loan No. 44 – Hatteras Island Plaza – The late payment fee will be waived if any principal, interest or any other sum due under the loan documents (other than the outstanding principal balance due and payable on the Maturity Date) is paid within fifteen business days following the date on which it is due.

(14)
Loan No. 1 – Gateway Center Phase II – Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value are based on the “As Complete” value as of October 1, 2014. The “As Complete” appraised value assumes the remaining construction has been completed. The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD based on the “As-is” appraised value of $443,000,000 are both 67.7%.

Loan No. 5 – Culver City Creative Office – Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value are based on the “As Complete” value as of October 1, 2014. The “As Complete” appraised value assumes the completion of the Pterodactyl Building, which is anticipated to occur in the fourth quarter of 2014, and assumes RealD has executed a lease to occupy the 28,199 sq. ft. space currently leased to Ogilvy & Mather. The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD based on the “As-is” appraised value of $74,000,000 are 76.4% and 61.7%, respectively.

(15)
Loan No. 3 – Marriott Atlanta Airport Gateway – The fee owner, College Park Business and Industrial Development Authority (“BIDA”), pledged its interest in the mortgaged property to lender.  BIDA (the “Developer Guarantor”) has been granted the right to develop, lease and operate the mortgaged property pursuant to a Parcel Design, Development and Operating Agreement (the “PDDO Agreement”) which expires in August 2057.  The Developer Guarantor pledged its interest in the PDDO Agreement to lender.  In lieu of ad valorem taxes, pursuant to the PILOT Agreement, Sponsor pays BIDA the PILOT payments set forth in the PILOT Agreement and in addition, the Sponsor pays certain fees to BIDA pursuant to the PDDO Agreement, including, without limitation, an annual fee of $316,318.00 and additional financing fees pursuant to an amendment to the PDDO Agreement.  Developer Guarantor has the option to purchase fee

A-1-39

title to the mortgaged property in 2038 at a price equal to the sum of 10% of the land value and an amount sufficient to retire all financing related to the property.

(16)	Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock-out for x payments.

“D(x)” means may be defeased for x payments.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.

“YM2(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 2% of the amount prepaid.

“YM3(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 3% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the maturity date or anticipated repayment date.

“D or YM(x)” means may be defeased for x payments or means may be prepaid for x payments.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio mortgage loan) under various circumstances, as described in this prospectus supplement. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Property Releases” in this prospectus supplement.

Loan No. 1 – Gateway Center Phase II – The lockout period will be at least 25 payment dates beginning with and including the first payment date of October 6, 2014. Defeasance of the full $300.0 million Gateway Center Phase II Loan Combination is permitted after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) August 14, 2017. For the purposes of this free writing prospectus, the assumed lockout period of 25 months is based on the expected COMM 2014-CCRE20 securitization closing date in October 2014. The actual lockout period may be longer.

Loan No. 2 – InterContinental Miami – Partial prepayment of the InterContinental Miami Mortgage Loan is permitted (i) to cure a DSCR trigger below 1.50x or (ii) to cure a breach by borrower of owner’s debt restrictions as defined in the InterContinental Miami Loan Documents.

Loan No. 7 – Beverly Connection – The Beverly Connection Loan Combination allows for the release of the leasehold interest in the ground leased portion of the Mortgaged Property provided, among other things, (i) prepayment of the mezzanine loan in an amount which when applied to reduce the outstanding balance of the mezzanine loan will result in (a) an aggregate debt yield of at least 6.50%, (b) an aggregate DSCR of at least 1.25x and (c) an aggregate LTV ratio of not greater than 75.0%, (ii) partial defeasance or prepayment (with applicable yield maintenance if the defeasance lockout period has not expired) or defeasance of the Mortgaged Loan in an amount equal to the greater of (i) net sales proceeds of the ground lease sale option, (ii) 125% of the leasehold allocated loan amount of $31,500,000 and (iii) the amount which if applied to reduce the principal balance of the Mortgaged Loan would result in (a) a debt yield of at least 7.25%, (b) a DSCR of at least 1.40x and (c) a LTV ratio of not greater than 70.0%. In lieu of partial defeasance, lender may elect, with respect to one or more of the notes, to require the Mortgaged Borrower partially prepay a portion of the notes (with the Mortgaged Borrower remaining obligated to partially defease the notes that lender does not elect to require prepayment), and with respect to any note(s) that the lender requires prepayment, such note(s) are required to be prepaid in the amount which such notes would have been required to be defeased together with payment of a yield maintenance premium and interest through the end of the interest accrual period.

Loan No. 10 – Myrtle Beach Marriott Resort & Spa – The lockout period will be at least 26 payment dates beginning with and including the first payment date of September 6, 2014. Prepayment of the full $116.0 million Myrtle Beach Marriott Resort & Spa Loan Combination is permitted after the date that is earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) September 6, 2018. For the purposes of this free writing prospectus, the assumed

A-1-40

lockout period of 26 months is based on the expected COMM 2014-CCRE20 securitization closing date in October 2014. The actual lockout period may be longer.

Loan No. 13 – Weber Industrial Portfolio -- On any date after April 7, 2015, the borrowers may obtain the release of certain properties provided, among other things, the payment of the applicable yield maintenance premium in addition to satisfying certain conditions for release described in this Free Writing Prospectus under “Description of the Mortgage Pool – Certain Terms and Conditions of the Mortgage Loans – Property Releases”.

Loan No. 15 – ART Florida MF Portfolio IV – After the lockout period, borrower may defease the loan and obtain the release of a property provided, among other things, the adjusted release amount is equal to the greater of (A) an amount such that the post release DSCR is equal to or greater than 1.30x and the post release LTV is less than or equal to 75.0% and (B) an amount equal to 115% of the allocated loan amount. Notwithstanding anything to the contrary, in no event will any individual Property (other than the Driftwood Property and the Old Archer Court Property) be released from the lien pursuant to a partial defeasance event until after the Driftwood Property and the Old Archer Court Property have been released pursuant to a partial defeasance event.

Loan No. 24 – CSRA MOB Portfolio II – After the lockout period, borrower may defease the loan and obtain the release of a property provided, among other things, (i) DSCR is equal to or greater than the greater of (a) 1.25x and (b) DSCR prior to release, (ii) LTV is less than or equal to 70.0% and (iii) defeasance of the loan in an amount equal to or greater than the adjusted release price for the applicable property.

Loan No. 47 – Bloomingdale Palms – The borrower may obtain the release of an unimproved portion of the Mortgaged Property upon satisfaction of certain conditions set forth in the loan documents, including (a) that the borrower provide at least 30 days’ prior written notice of such release, (b) the LTV after the release, excluding the Release Parcel, will be less than or equal to 125.0% and (c) the satisfaction of customary REMIC requirements.

(17)
Loan No. 2 – InterContinental Miami – The collateral for the InterContinental Miami Mortgage Loan consists of both the fee and leasehold interests in the InterContinental Miami Mortgaged Property, which consists of one commercial condominium unit in a two unit condominium.

Loan No. 3 – Marriott Atlanta Airport Gateway – The collateral for the Marriott Atlanta Airport Gateway Mortgage Loan is part of a “Public‐Private Partnership” with the City of College Park, acting through Business and Industrial Authority (the “BIDA”), which owns the fee simple interest in the Marriott Atlanta Airport Gateway Mortgaged Property.  The Marriott Atlanta Airport Gateway Mortgaged Property is owned in fee simple by the College Park Business and Industrial Development Authority (“BIDA”) and is subject to (i) the Parcel Design, Development and Operating Agreement (the “PDDO”) between BIDA and the Sponsor and (ii) the PILOT Agreement between BIDA and Sponsor.  The term of the PDDO commenced in April 2008 and will expire in August 2057.  Pursuant to the PDDO, the Sponsor has the exclusive right to develop and operate the Marriott Atlanta Airport Gateway Mortgaged Property and has an option to purchase the fee simple interest in the Marriott Atlanta Airport Gateway Mortgaged Property after 2038 at 10% of the then current value of the land (not including the value of the improvements).  In lieu of ad valorem taxes, pursuant to the PILOT Agreement, Sponsor pays BIDA the PILOT payments set forth in the PILOT Agreement and in addition, the Sponsor pays certain fees to BIDA pursuant to the PDDO Agreement, including, without limitation, an annual fee of $316,318.00.  The Marriott Atlanta Airport Gateway Mortgaged Property is managed by Marriott Hotel Services, Inc. pursuant to a management agreement between the Sponsor and Marriott.  The Loan is structured with BIDA being the Borrower (with limited obligations relating to the Marriott Atlanta Airport Gateway Mortgaged Property), and as collateral for the Loan, BIDA has agreed to grant to Lender a first priority lien in its fee simple interest in the Marriott Atlanta Airport Gateway Mortgaged Property. The Sponsor has guaranteed BIDA’s payment and performance under the loan documents, and, as collateral for its guaranty, the Sponsor will grant to Lender a first priority lien in all of its interests in the Marriott Atlanta Airport Gateway Mortgaged Property and assign to Lender all of its interests in the PDDO, the PILOT Agreement and the related bonds.

Loan No. 4 – Harwood Center – The Harwood Center Mortgaged Property comprises four parcels at the northwest quadrant of Bryan Street and Harwood Street.  One 11,461 sq. ft. (.263 acres) parcel is owned by the Sponsor while the remaining three parcels totaling 38,006 sq. ft. (.872 acres) are ground leased from third party lessors for a 99-year period through May 2077, September 2077, and October 2077.  The total ground lease payments remain flat at $227,129 annually until 2018, at which time the rental payments reset for the next ten year period.  The rental payments reset in June 2018 (for 20,310 sq. ft.) and November 2018

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(for 17,696 sq. ft.) to 8% of the appraised value of the site.  A Ground Lease escrow equal to 1/12 of the annual payment is required monthly to ensure adequate funds are available to pay the ground rent.

Loan No. 7 – Beverly Connection – The collateral for the Beverly Connection Mortgage Loan consists of the fee interest in one parcel and the leasehold interest in a second parcel, which are collectively referred to as the Beverly Connection Mortgaged Property.

Loan No. 11 – U-Haul Pool 3 – The collateral for the U-Haul Pool 3 Mortgage Loan consists of the overlapping fee and leasehold interests in the U-Haul Pool 3 Mortgaged Properties. The fee owner and leasehold owner are co-borrowers under the Mortgage Loan.

(18)
The following Mortgaged Properties consist, in whole or in part, of the respective borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests:

Loan No. 7 – Beverly Connection – A portion of the Beverly Connection Mortgaged Property is subject to a ground lease with an expiration date of December 31, 2085 and no extension options. The ground rent calculation is based on an annual minimum rent of $800,000 and additional percentage rent, contingent upon the Mortgaged Property’s net operating income above certain thresholds.

(19)	The following tenants that occupy 5% or greater of the net rentable area at the property are borrower affiliates:

Loan No. 38 – Unique Thrift – The Largest Tenant, Apogee NY LLC dba Unique Thrift, which is an affiliate of the borrower, leases 90.4% of the net rentable area at the Unique Thrift Mortgaged Property.

Loan No. 54 – Jacksonville Medical Centers – The Largest Tenant, Family Medicine & Rehab, the 2nd Largest Tenant, Total Lab Care LLC and the 3rd Largest Tenant, Prime Pharmacy, which are affiliates of the borrower, lease 100.0% of the net rentable area at the University Boulevard S Mortgaged Property. The 3rd Largest Tenant, Family Medicine & Rehab, and the 4th Largest Tenant, Prime Pharmacy, which are affiliates of the borrower, lease 26.7% of the net rentable area at the 103rd Street Mortgaged Property. In connection to such leases, the borrower provided a personal guarantee for the entirety of the term.

(20)
The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if landlord violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if a certain percentage of the net rentable area at the property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely.  In addition to the foregoing, the following are early non-contingent termination options for those tenants listed in Annex A-1:

Loan No. 4 – Harwood Center – The 4th Largest Tenant, GSA – Government Accountability Office has the right to terminate its lease on or after March 6, 2015 upon 180 days’ notice.

Loan No. 6 – 80 and 90 Maiden Lane – The Largest Tenant, NY Dept of Investigation, has a one-time right to terminate its lease with respect to the 14th floor expansion space effective June 30, 2016 or June 30, 2022 upon six months prior notice. If the tenant elects to terminate its space on June 30, 2016, the tenant will pay a termination fee of $60,996. The 2nd Largest Tenant, Office of Children & Family Services, has an ongoing right to terminate its lease with respect to 3,942 sq. ft. upon six months prior notice. The 4th Largest Tenant, NYC Dept of Education, has an ongoing right to terminate its lease upon 180 days prior notice.

Loan No. 14 – 444 Lafayette Road – The Largest Tenant, the State of Minnesota, Department of Administration, acting for the benefit of the Department of Human Services, has a lease which contains lease termination option language required by State of Minnesota in all its third party leases.  Pursuant to Minnesota Statutes, Section 16B.24, Subdivision 6, the lease is terminable upon 30 days’ written notice for any reason except to lease other non-state-owned land for the same use.  The lease is also terminable upon

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giving 30 days written notice in the event that the Minnesota State Legislature does not appropriate the Department of Human Services funds necessary for the continuation of this lease, or in the event that Federal Funds necessary for the continuation of the lease Agreement are withheld for any reason, the Lease Agreement may be terminated by lessee.

Loan No. 16 – Main Street Marketplace – The 5th Largest Tenant, NH Liquor, has the right to terminate its lease upon 30 days’ notice in the event that the State of New Hampshire ceases funding or makes available a State building for the tenant.

Loan No. 17 – Two Park Central – The Five Largest Tenants, have the right to terminate their leases. All of the State of New Mexico leases are structured with an appropriations-based termination option with 90 days notice, which allows the State to terminate the lease without penalty in the event that the State ceases funding, shuts down for one of these agencies, or builds or acquires a new building which includes space for the tenant.

Loan No. 18 – 1101 Fifth Avenue – The 5th Largest Tenant, Trilogy Integrated Resources, LLC, may terminate its lease with 6 months prior written notice if the tenant’s request for additional square footage cannot be accommodated by the landlord.

Loan No. 28 – Superstition Springs – The Largest Tenant, GC Services, LP, has the right to decrease its current occupied space of 43,870 sq. ft. by up to 30% during any time after July 31, 2014, with 6 months prior written notice to the landlord and payment of a cancellation fee equal to two months’ rent calculated based on the amount of square footage reduced.

Loan No. 32 – 500 Lafayette Road – The Sole Tenant, Department of Natural Resources, has a lease which contains lease termination option language required by State of Minnesota in all its third party leases.  Pursuant to Minnesota Statutes, Section 16B.24, Subdivision 6, the lease is terminable upon 30 days’ written notice for any reason except to lease other non-state-owned land for the same use.  The lease is also terminable upon giving 30 days’ written notice, in the event that the Minnesota State Legislature does not appropriate the Department of Natural Resources funds necessary for the continuation of this Lease, or in the event that Federal Funds necessary for the continuation of the Lease Agreement are withheld for any reason, the Lease Agreement may be terminated by Lessee.

Loan No. 33 – 520 Lafayette Road – The Sole Tenant, Pollution Control Agency, has a lease which contains lease termination option language required by State of Minnesota in all its third party leases.  Pursuant to Minnesota Statutes, Section 16B.24, Subdivision 6, lessee may cancel its lease upon 30 days written notice by Lessee for any reason except lease of other non-state-owned land or premises for the same use.  Also, in the event that the Minnesota State Legislature does not appropriate the Department of Minnesota Pollution Control Agency funds necessary for the continuation of this Lease, or in the event that Federal Funds necessary for the continuation of the Lease Agreement are withheld for any reason, the Lease Agreement may be terminated by Lessee upon giving 30 days written notice.

Loan No. 36 – Van Ness Mixed Use – Fannie Mae, the parking garage tenant, has a one-time right to terminate its lease effective October 31, 2015 so long as written notice is provided on or before April 30, 2015.

Loan No. 45 – Savoy Retail – The Largest Tenant, Family Dollar, has a one-time right to terminate its lease by providing  notice to the landlord no later than December 31, 2016, effective 120 days following the notice date, if the tenant’s gross sales do not exceed $1,200,000 during the 12 months ending June 30, 2016. The 5th Largest Tenant, ATI Physical Therapy, has a one-time option to terminate its lease after the 7th year (August 31, 2020) by providing 270 day’s prior written notice and payment of the unamortized principal amount of the tenant allowance ($25,000 improvement allowance) and the brokerage commission within 30 days of vacating the premises.

Loan No. 46 – 443 Lafayette Road – The Sole Tenant, Department of Labor and Industry, has a lease which contains lease termination option language required by State of Minnesota in all its third party leases.  Pursuant to Minnesota Statutes, Section 16B.24, Subdivision 6, Lessee may cancel its lease upon 30 days’ written notice by Lessee for any reason except lease of other non-state-owned land or premises for the same use.  Also, in the event that the Minnesota State Legislature does not appropriate to the Minnesota Pollution Control Agency funds necessary for the continuation of this Lease, or in the event that Federal Funds necessary for the continuation of the Lease Agreement are withheld for any reason, the Lease Agreement may be terminated by Lessee upon giving 30 days’ written notice.

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Loan No. 57 – Grand Plaza – The 5th Largest Tenant, Cold Stone Creamery, has an ongoing right to terminate its lease upon 90 days prior notice. The tenant will pay a termination fee equal to six months of the current base rent and all unamortized costs.

(21)	The following major tenants (listed on Annex A-1) are currently subleasing all or a significant portion of its leased space:

Loan No. 58 – 315 Pacific Avenue –The Largest Tenant, Sutherland Gold Group, LLC, subleases 4,163 sq. ft. to RainStor, Inc. until November 2014.

(22)	The following major tenants shown on Annex A-1 have abated or free rent:

Loan No. 4 – Harwood Center – The Largest Tenant, Omnicom Group Inc., occupying approximately 46.3% of the net rentable area at the mortgaged property, will not pay rent for the month of January in each year from 2015 through 2019; the 2nd Largest Tenant, Jacobs Engineering Group, occupying approximately 11.1% of the net rentable area at the mortgaged property, is entitled to free rent for the months of July in 2019 and 2021 and for the month of January in 2020 and 2022; and the 5th Largest Tenant, Cantey & Hanger, occupying approximately 3.5% of the net rentable area at the mortgaged property, is entitled to free rent from November 1, 2020 until February 28, 2021.  Reserves in the amount of $1,249,517 were established on the closing date of the mortgage loan, which amount covers the base rent due during each free rent period.

Loan No. 5 – Culver City Creative Office – The Largest Tenant, Ogilvy & Mather, has a lease expiring on October 14, 2016, for which space the borrower has signed a letter of intent with RealD.  The letter of intent provides RealD with seven months of free rent.  At mortgage loan closing, the borrower deposited $631,658 with lender related to this free rent period.  The 3rd Largest Tenant, Wild Card Media, 4th Largest Tenant, Omelet, and 5th Largest Tenant, Anonymous Content, are entitled to free rent or rent reductions for various periods from 2015 through 2018. In connection with such free rent periods, the borrower deposited $26,552, $283,861 and $101,137, respectively, with the lender.

Loan No. 6 – 80 and 90 Maiden Lane – The Largest Tenant, NY Dept of Investigation, has abated rent on August 2015, February 2016, August 2016 and July 2019. The borrower deposited $645,453 into a free rent reserve account.

Loan No. 38 – Unique Thrift – The 2nd Largest Tenant, BH Forever Jeans, Inc., is paying reduced rent of $3,000 per month for 6 months beginning July 1, 2014 through December 31, 2014.  The rental rate will increase to $3,300 per month from January 1, 2015 to June 30, 2015.

Loan No. 49 – 2455 Alft – The Largest Tenant, T Mobile, has 6 months free rent for the expansion space. Natixis reserved $50,504 for the T Mobile free rent.

Loan No. 54 – Jacksonville Medical Centers – The 3rd Largest Tenant at the University Boulevard S Mortgaged Property, Prime Pharmacy, LLC, has 3 months free rent for its space. The borrower deposited $15,500 into a free rent reserve.

(23)	The tenants shown in the Annex A-1 have signed leases but may or may not be open for business as of the cutoff date of the securitization.

Loan No. 5 – Culver City Creative Office – The Largest Tenant, RealD, has signed a letter of intent to occupy approximately 17.9% of the net rentable area at the mortgaged property (which space is currently leased to Ogilvy & Mather pursuant to a lease that expires on October 14, 2016). In addition, the 4th Largest Tenant, Omelet, has signed a lease to occupy 100% of a new building at the mortgaged property upon completion of such building (anticipated to be by during the fourth quarter of 2014), which lease provides the tenant with an option to terminate such lease with notice to the borrower if the borrower does not deliver the premises by December 21, 2014, provided, however, the borrower may void such termination notice, if, within five days of receipt of such notice, the borrower notifies tenant that it will deliver the space within 30 days (and such space is delivered in that time frame).

Loan No. 6 – 80 and 90 Maiden Lane – The Largest Tenant, NY Dept of Investigation, has signed a lease for approximately 5,079 sq. ft. of expansion space commencing upon the completion of construction.

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Loan No. 7 – Beverly Connection – The 5th Largest Tenant, Saks & Company, has signed a lease for 27,024 sq. ft. commencing in July 2015.  The borrower deposited $7,710,924 into an unfunded obligations reserve account ($1,723,470 of which is related to the gap collections and other costs to be incurred in connection with Saks & Company taking occupancy on a future date anticipated to be in the third quarter of 2015).

Loan No. 36 – Van Ness Mixed Use – The 2nd Largest Tenant, 7-Eleven, Inc., leases approximately 3,085 sq. ft. and is currently dark but paying full contractual rent.

Loan No. 49 – 2455 Alft –The Largest Tenant, T Mobile, has signed a 3rd amendment to its lease for the expansion of  its space by 13,879 sq. ft.  Natixis reserved $750,000 for outstanding TI/LC.

Loan No. 54 – Jacksonville Medical Centers – The 3rd Largest Tenant at the University Boulevard S Mortgaged Property, Prime Pharmacy, has signed a lease for approximately 2,000 sq. ft. which commenced in May 2014 but the tenant is not yet in occupancy.  The borrower deposited $15,500 into a free rent reserve at closing in connection with the free rent period.

Loan No. 57 – Grand Plaza – The 2nd Largest Tenant, Express Employment Professionals, has signed a lease for approximately 1,900 sq. ft. commencing in December 2014.

(24)	All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

Loan No. 5 – Culver City Creative Office – The Culver City Creative Office Mortgage Loan was structured with a RealD Holdback Reserve of $2,000,000 and an Omelet Holdback Reserve of $1,929,966. Funds from the RealD Holdback Reserve will be disbursed at such time as either the tenant has satisfied certain occupancy conditions or the Culver City Creative Office Mortgaged Property has achieved a debt yield of at least 8.0% for two consecutive quarters, otherwise such balance will be held as cash collateral for the Culver City Creative Office Mortgage Loan. Funds from the Omelet Holdback Reserve will be disbursed at such time that Omelet or the applicable replacement tenant(s) have satisfied certain occupancy conditions, otherwise such balance will be held as cash collateral for the Culver City Creative Office Mortgage Loan. For further information, see Annex B – Description of the Top 20 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans – Culver City Creative Office in the Free Writing Prospectus.

Loan No. 9 – Crowne Plaza Houston Katy Freeway – The Crowne Plaza Houston Katy Freeway Mortgage Loan was structured with a $4.845 million earnout reserve. At any time prior to October 1, 2016, the borrower will have the right to request the release of the earnout funds provided that (i) no event of default has occurred and is continuing and (ii) immediately following such disbursement (A) the trailing-12 month net cash flow debt yield is no less than (a) 9.75% in connection with the release of the first $2.0 million, and (b) 10.0% for any incremental dollar of earnout reserve funds thereafter, and (B) the loan to value ratio is less than or equal to 75.0%.  Subject to the foregoing requirements, the initial disbursement of earnout reserve funds will be no less than $1,980,000 and any subsequent disbursements will be no less than $250,000.  On and after October 1, 2016, the borrower will no longer have the right to request the release of any remaining earnout reserve funds and any remaining funds in the Debt Yield Holdback reserve will be held for the remainder of the loan term as additional collateral.

Loan No. 12 – DoubleTree Beachwood – The DoubleTree Beachwood Mortgage Loan was structured with a $1.5 million earnout reserve. At any time on or after March 17, 2015 and prior to September 17, 2016, the borrower may request the release of the earnout reserve subject to (i) no event of default is continuing, (ii) the debt service coverage ratio is equal to or greater than 1.44x and (iii) the debt yield is equal to or greater than 10.0%. Notwithstanding the foregoing, the borrower may deposit with lender a letter of credit acceptable to lender in the amount of $1.5 million in lieu of the earnout reserve deposit.

Loan No. 45 – Savoy Retail – The Savoy Retail Mortgage Loan was structured with a $355,000 Teenz and More Holdback. Funds from the Teenz and More Holdback Reserve will be released upon the following conditions being satisfied: the lender has received an estoppel certificate from Teenz and More which states without exception that Teenz and More (i) has accepted possession of the demised premises under the Teenz and More lease, (ii) has no claims or offsets against borrower, and (iii) has acknowledged that all tenant improvements and leasing commissions due under the Teenz and More Lease have been paid in full as of the date of such certificate.

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(25)
All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related Mortgage Loan Documents.

Loan No. 5 – Culver City Creative Office – The Culver City Creative Office Mortgage Loan was structured with an TI/LC reserve account at closing solely for the reimbursement of unpaid tenant improvement allowances and outstanding leasing commissions with respect to its 5th Largest Tenant, Anonymous Content, which leases 7.1% of the net rentable area at the Culver City Creative Office Mortgaged Property.

Loan No. 7 – Beverly Connection – Commencing on the payment date in August 2016 and each payment date thereafter, the borrower will be required to make monthly deposits of $16,666.66 into the TI/LC reserve account subject to a reserve cap of $1,000,000.

Loan No. 35 – Freeway Junction Shopping Center – A “cash trap” into the TI/LC reserve account will commence upon an Anchor Tenant Trigger Event, as defined in the loan documents. However, if the Anchor Tenant Trigger Event is caused by only one of the anchor tenants and more than $500,000 is then held in the TI/LC reserve account, the “cash trap” will be suspended.

Loan No. 41 – Springhill Suites Bolingbrook – A “cash trap” into the replacement reserve account will commence upon an FF&E Cash Trap, as defined in the loan documents. The borrower may prevent such “cash trap” by depositing a letter of credit in an amount equal to 110% of the costs of such additional work.

Loan No. 57 – Grand Plaza – A “cash trap” into the TI/LC reserve account will commence upon a Rollover Reserve Sweep Period, as defined in the loan documents. The borrower may prevent such “cash trap” by depositing a letter a letter of credit in an amount equal to $100,000.

Loan No. 60 – Roebuck Center – A “cash trap” into the TI/LC reserve account will commence upon a United Veterans Association Lease Trigger Event or United State Post Office Lease Trigger Event, as defined in the loan documents, subject to a cap of $750,000.

Loan No. 60 – Roebuck Center – The replacement reserve monthly deposit at closing was $9,552.08 and follows the following schedule over the loan term:

Monthly through October 6, 2015 - $9,552.08
Monthly through October 6, 2024 - $2,537.38

(26)	The following loans provide the borrower an option to provide a guaranty or post a letter of credit in lieu of reserve requirements.

Loan No. 12 – DoubleTree Beachwood – To avoid commencement of a Cash Management Period caused by a DSCR trigger, as defined in the loan documents, the borrower may deposit a letter of credit in an amount such that the DSCR is equal to or greater than 1.20x.

Loan No. 13 – Weber Industrial Portfolio – In lieu of the Carson I Building and Rent Increase reserve deposits, borrower may deposit a letter of credit in an amount equal to the outstanding balance of the Carson I Building and Rent Increase reserve deposit accounts, provided that, in no event may the letter of credit for the Rent Increase reserve deposit account be in an amount greater than $700,000.

Loan No. 41 – Springhill Suites Bolingbrook – To avoid commencement of a Cash Management Period and Cash Trap Period caused by a DSCR trigger, as defined in the loan documents, the borrower may deposit a letter of credit in an amount such that the DSCR is equal to or greater than 1.25x.

(27)
Loan No. 37 – YNJ Hospitality Portfolio – A Phase II report was completed for the Comfort Inn Columbus Mortgaged Property on August 5, 2014 and recommended that the on-site fuel oil Underground Storage Tank (“UST”) and associated petroleum hydrocarbon impacted soils be removed in accordance with BUSTR regulations. Natixis reserved $30,625 to remove the UST.

Loan No. 40 – Pacific Plaza – A Phase II report was completed on 6/30/2014. A total of four borings were advanced during the Phase II and soil and gas samples were collected. Concentrations of PCE were detected in soil gas in the subsurface above the applicable soil gas screening levels. Such remediation expenses were estimated to be $150,000. The borrower deposited $150,000 into an environmental reserve account. If the lender determines the environmental reserve account is insufficient to pay outstanding costs

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and expenses of completing the remediation work, all excess cash will be swept until the environmental reserve account equals 125% of the outstanding costs and expenses of completing the remediation work, as determined by lender.

Loan No. 56 – Plantation Village – The Phase I Environmental Site Assessment dated July 18, 2014 identified two recognized environmental conditions (“REC”): (i) historic use of the Mortgaged Property as a pump station, and (ii) hydrologic position of the LUST facility and the proximal distance to the Mortgaged Property. The Phase I recommends vapor testing be performed at the Plantation Village Mortgaged Property to determine if any potential vapor impact has occurred due to historic operations. The responsible party of the REC, Kinder Morgan, has provided a full hold harmless and indemnity to the Borrower which flows with direct privity to the Lender for a period of five years following a “No Further Action” declaration by the appropriate regulatory authority.  Should this event fall within the Loan Term, Borrower has covenanted to procure an environmental impairment liability (“EIL”) insurance policy for the remainder of the Loan Term plus an extended reporting period of up to 36 months with limits of liability of no less than $3,000,000 per incident and in the aggregate with a deductible or self-insured retention of no more than $50,000 from an A.M. Best A rated Carrier, with a premium cap of $75,000.

(28)
With respect to the Mortgage Loans identified below, the lender is insured under an environmental insurance policy obtained (i) in lieu of obtaining a Phase II Environmental Site Assessment, (ii) in lieu of providing an indemnity or guaranty from a sponsor or (iii) to address environmental conditions or concerns. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this prospectus supplement.

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full	Expiration Date
11	U-Haul Pool 3	$30,000,000	2.5%	$10,000,000	Yes	8/27/2024

13	Weber Industrial Portfolio(1)	$26,500,000	2.2%	$9,000,000	Yes	11/6/2026

22	Metro Plaza	$14,175,000	1.2%	$2,000,000	Yes	9/16/2027

36	Van Ness Mixed Use	$8,000,000	0.7%	$2,000,000	Yes	9/19/2022

(1) With respect to the Weber Industrial Portfolio, the following properties are insured under an environmental insurance policy: 417 & 433 West 164th Street, 120-150 West 154th Street, 529-531 Aldo Avenue and 7051-7061 Patterson Drive.

(29)	Summary of Existing Pari Passu Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Loan Combination U/W NCF DSCR	Loan Combination Cut-off Date LTV Ratio	Loan Combination Cut-off Date U/W NOI Debt Yield
1	Gateway Center Phase II	$120,000,000	$180,000,000	$300,000,000	1.75x	66.5%	7.8%

4	Harwood Center	$60,000,000	$30,000,000	$90,000,000	1.36x	72.6%	9.3%

6	80 and 90 Maiden Lane	$55,000,000	$90,000,000	$145,000,000	1.73x	61.7%	7.9%

7	Beverly Connection	$43,750,000	$131,250,000	$210,000,000(1)	1.17x(1)	80.8%(1)`	6.1%(1)

10	Myrtle Beach Marriott Resort & Spa	$29,926,747	$85,790,009	$115,716,756	1.62x	69.7%	11.3%

(1)	Includes the $35.0 million Subordinate Companion Loan.

(30)	Split Loan Summary
Loan No.	Mortgage Loan	Pooled Component Cut- off Date Balance(1)	B-Note Component Cut- off Date Balance	Total Debt Cut-off Date Balance(2)	Pooled U/W NCF DSCR	Total Debt U/W NCF DSCR	Pooled Component Cut-off Date LTV	Total Debt Cut-off Date LTV Ratio	Pooled Component U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield
7	Beverly Connection	$43,750,000	$35,000,000	$231,000,000	1.17x	1.00x	80.8%	88.8%	6.1%	5.6%

(1)	Pooled Component Cut-off Date Balance represents the pari passu portion of a $175,000,000 whole loan.
(2)	Total Debt Cut-off Date Balance includes the $175,000,000 whole loan, a $35,000,000 Subordinate Companion Loan and a $21,000,000 mezzanine loan.

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(31)	Summary of Existing Mezzanine Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Intercreditor Agreement	Total Debt Cut-off Date LTV Ratio	Total Debt U/W NCF DSCR	Total Debt U/W NOI Debt Yield
7	Beverly Connection	$43,750,000	3.7%	$21,000,000	8.5000%	8/6/2024	Yes	88.8%	1.00x	5.6%
24	CSRA MOB Portfolio II	$13,830,000	1.2%	$1,725,000	14.0000%	10/6/2024	Yes	78.6%	1.10x	8.6%

(1)	Mortgage Loan Cut-off Date Balance represents the pari passu portion of a $175,000,000 whole loan.

(32)	Future Mezzanine Indebtedness Summary

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Debt Yield
1	Gateway Center Phase II(1)	$120,000,000	10.1%	Yes	1.27x	66.5%	NAP

4	Harwood Center	$60,000,000	5.1%	Yes	1.10x	85.0%	NAP

7	Beverly Connection(2)	$43,750,000	3.7%	Yes	1.20x	80.0%	6.50%

13	Weber Industrial Portfolio(3)	$26,500,000	2.2%	Yes	1.35x	67.0%	NAP

17	Two Park Central	$18,450,000	1.6%	Yes	1.30x	75.0%	9.00%

19	Brafferton Shopping Center	$17,200,000	1.5%	Yes	1.81x	70.0%	10.62%

36	Van Ness Mixed Use	$8,000,000	0.7%	Yes	1.34x	71.4%	7.90%

39	Hampton Inn St. Petersburg(3)	$7,459,425	0.6%	Yes	1.50x	80.0%	11.00%

41	Springhill Suites Bolingbrook	$7,000,000	0.6%	Yes	1.40x	70.0%	11.00%

55	Groves at Fountain Park	$4,600,000	0.4%	Yes	1.20x	85.0%	NAP

(1)
The principal amount of the mezzanine loan will not exceed $50,000,000 and the Combined Minimum DSCR, Combined Maximum LTV and Combined Debt Yield as set forth above. In addition, a mezzanine loan is not permitted until after the third anniversary of the Mortgage Loan.

(2)
The principal amount of the existing mezzanine loan will not exceed the lesser of (a) the then-outstanding principal balance of the existing mezzanine loan plus 30.0% of the fee purchase price and (b) the amount that would result in (x) a combined debt yield of at least 6.50% (y) a combined LTV of less than or equal to 80.0% and (z) a combined DSCR greater than or equal to 1.20x.

(3)	A mezzanine loan is not permitted until after 60 days following the Closing Date.
(4)	The mezzanine loan will not exceed $1.2 million and the managing member of the borrower’s equity interests may not be pledged as collateral for such mezzanine loan.

A-1-48

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

Range of Cut-off Date Balances – All Mortgage Loans(1)(2)
				Weighted Averages
Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	DSCR	Cut-off Date LTV Ratio(4)	LTV Ratio at Maturity or ARD(3)(4)
$3,000,000 -$7,499,999	26	$ 132,709,442	11.2%	4.6133%	110	1.74x	66.2%	56.5%
$7,500,000 -$14,999,999	17	$ 177,267,037	15.0%	4.5962%	117	1.55x	70.5%	59.9%
$15,000,000-$24,999,999	8	$ 150,225,000	12.7%	4.5614%	113	1.88x	66.1%	58.7%
$25,000,000-$49,999,999	7	$ 231,251,112	19.6%	4.8369%	135	1.44x	67.7%	50.0%
$50,000,000-$74,999,999	3	$ 171,500,000	14.5%	4.4648%	99	1.49x	69.4%	61.6%
$75,000,000-$120,000,000	3	$ 319,641,037	27.0%	4.2676%	119	2.33x	63.5%	59.9%
Total/Weighted Average	64	$1,182,593,628	100.0%	4.5329%	117	1.80x	66.9%	57.7%

Type of Mortgaged Properties – All Mortgage Loans(1)(2)(5)

						Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Number of Units, Pads, Rooms or NRA	Cut-off Date Balance per # of Units, Pads, Rooms or NRA	Mortgage Rate	Stated Remaining Term (Mos.)(3)	Occupancy	DSCR	Cut-off Date LTV Ratio(4)	LTV Ratio at Maturity or ARD(3)(4)
Hospitality	10	$330,313,474	27.9%	2,513	$174,850	4.4661%	118	75.2%	2.32x	63.3%	55.0%
Full Service	5	$291,067,784	24.6%	2,060	$186,317	4.4448%	119	75.8%	2.29x	64.3%	55.8%
Limited Service	5	$39,245,690	3.3%	453	$89,809	4.6244%	107	70.8%	2.55x	55.8%	49.1%
Retail	22	$324,216,520	27.4%	2,666,890	$327	4.4479%	118	95.8%	1.65x	67.5%	62.4%
Anchored(6)	16	$285,051,504	24.1%	2,503,527	$338	4.4216%	117	96.2%	1.68x	67.7%	63.4%
Unanchored	6	$39,165,016	3.3%	163,363	$246	4.6393%	120	92.1%	1.44x	66.6%	54.9%
Office	17	$311,005,000	26.3%	2,762,192	$199	4.5305%	106	92.4%	1.62x	69.6%	61.0%
CBD	10	$253,600,000	21.4%	2,242,374	$213	4.5055%	106	93.4%	1.63x	68.6%	60.4%
Suburban	3	$32,780,303	2.8%	394,177	$88	4.6109%	120	94.2%	1.64x	73.6%	60.8%
Medical	4	$24,624,697	2.1%	125,641	$198	4.6818%	83	79.4%	1.51x	74.0%	68.0%
Industrial	16	$92,412,500	7.8%	1,718,374	$73	4.9055%	120	98.1%	1.45x	69.6%	57.0%
Warehouse/Distribution	12	$62,982,000	5.3%	1,381,956	$65	4.9929%	120	100.0%	1.43x	67.9%	53.1%
Flex	4	$29,430,500	2.5%	336,418	$91	4.7186%	120	94.2%	1.49x	73.3%	65.3%
Multifamily	15	$69,750,000	5.9%	2,433	$32,582	4.6630%	115	92.0%	1.43x	68.6%	59.6%
Garden	14	$64,550,000	5.5%	2,353	$29,971	4.6535%	115	92.0%	1.42x	69.4%	60.9%
Senior Housing	1	$5,200,000	0.4%	80	$65,000	4.7820%	120	92.5%	1.67x	58.4%	43.3%
Self Storage	19	$43,896,134	3.7%	546,082	$96	4.6147%	201	89.1%	1.56x	60.2%	15.7%
Mixed Use	1	$8,000,000	0.7%	20,131	$397	4.3110%	60	100.0%	1.34x	71.4%	65.2%
Retail/Parking	1	$8,000,000	0.7%	20,131	$397	4.3110%	60	100.0%	1.34x	71.4%	65.2%
Manufactured Housing Community	1	$3,000,000	0.3%	401	$7,481	6.2040%	60	54.6%	1.62x	71.4%	68.0%
Total/Weighted Average	101	$1,182,593,628	100.0%			4.5329%	117	88.8%	1.80x	66.9%	57.7%

A-2-1

Mortgaged Properties by State and/or Location – All Mortgage Loans(1)(2)(5)
				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	DSCR	Cut-off Date LTV Ratio(4)	LTV Ratio at Maturity or ARD(3)(4)
Florida	21	$ 214,320,517	18.1%	4.3317%	122	2.73x	58.9%	53.8%
California	14	$ 175,706,198	14.9%	4.5920%	120	1.53x	68.0%	59.2%
Southern(7)	9	$ 137,311,181	11.6%	4.6130%	120	1.42x	70.0%	60.1%
Northern(7)	5	$ 38,395,016	3.2%	4.5169%	120	1.89x	60.8%	55.9%
New York	2	$ 175,000,000	14.8%	4.2731%	100	1.74x	65.0%	65.0%
New York City	2	$ 175,000,000	14.8%	4.2731%	100	1.74x	65.0%	65.0%
Texas	9	$ 119,725,434	10.1%	4.7687%	120	1.42x	70.1%	59.1%
Georgia	6	$ 112,711,295	9.5%	4.6356%	119	1.54x	72.3%	58.7%
Minnesota	4	$ 50,100,000	4.2%	4.7085%	120	1.90x	70.6%	57.5%
Ohio	6	$ 46,756,053	4.0%	4.8800%	121	1.39x	69.4%	51.7%
Missouri	1	$ 39,650,000	3.4%	4.5965%	120	1.48x	67.1%	54.4%
South Carolina	2	$ 31,601,221	2.7%	4.6450%	124	1.61x	69.2%	53.8%
New Mexico	2	$ 28,850,000	2.4%	4.4835%	120	1.69x	74.6%	62.0%
New Jersey	3	$ 28,565,928	2.4%	4.4849%	118	1.65x	65.9%	56.2%
Virginia	6	$ 26,654,536	2.3%	4.5359%	124	1.67x	71.5%	59.7%
New Hampshire	1	$ 19,000,000	1.6%	4.5700%	118	1.41x	62.3%	52.6%
Arizona	2	$ 17,350,000	1.5%	4.4097%	96	2.16x	68.6%	64.9%
Illinois	3	$ 15,794,497	1.3%	4.5768%	116	1.70x	67.5%	50.8%
Tennessee	1	$ 15,075,000	1.3%	4.5880%	59	1.49x	75.0%	72.7%
Kentucky	2	$ 12,050,419	1.0%	4.2889%	130	1.68x	61.0%	44.7%
Wisconsin	1	$ 9,080,303	0.8%	4.8096%	120	1.41x	69.8%	60.1%
District of Columbia	1	$ 8,000,000	0.7%	4.3110%	60	1.34x	71.4%	65.2%
Maryland	3	$ 7,436,875	0.6%	4.8399%	120	1.49x	73.9%	64.2%
Michigan	3	$ 7,404,240	0.6%	5.3729%	111	1.50x	68.7%	51.3%
North Carolina	2	$ 6,981,250	0.6%	4.6648%	120	1.39x	74.3%	59.7%
Pennsylvania	2	$ 3,973,070	0.3%	4.6900%	239	1.41x	61.0%	0.9%
Alabama	1	$ 3,500,000	0.3%	4.8010%	120	1.78x	66.0%	49.0%
Arkansas	1	$ 2,770,492	0.2%	4.6900%	239	1.41x	61.0%	0.9%
Connecticut	1	$ 2,313,818	0.2%	4.6900%	239	1.41x	61.0%	0.9%
Washington	1	$ 2,222,484	0.2%	4.6900%	239	1.41x	61.0%	0.9%
Total/Weighted Average	101	$1,182,593,628	100.0%	4.5329%	117	1.80x	66.9%	57.7%

Range of Debt Service Coverage Ratios as of the Cut-Off Date – All Mortgage Loans(1)(2)
				Weighted Averages
Range of Debt Service Coverage Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	DSCR	Cut-off Date LTV Ratio(4)	LTV Ratio at Maturity or ARD(3)(4)
1.27x-1.29x	3	$49,510,000	4.2%	4.9396%	120	1.28x	71.0%	56.3%
1.30x-1.39x	9	$147,730,000	12.5%	4.8225%	114	1.35x	71.7%	60.8%
1.40x-1.49x	16	$277,213,523	23.4%	4.6145%	129	1.43x	68.7%	52.4%
1.50x-1.74x	18	$299,888,893	25.4%	4.5745%	107	1.60x	68.9%	60.5%
1.75x-1.99x	9	$216,471,786	18.3%	4.3930%	119	1.78x	67.9%	62.5%
2.00x-3.51x	9	$191,779,425	16.2%	4.1797%	115	3.11x	55.0%	53.3%
Total/Weighted Average	64	$1,182,593,628	100.0%	4.5329%	117	1.80x	66.9%	57.7%

Range of LTV Ratios as of the Cut-Off Date – All Mortgage Loans(1)(2)(4)
				Weighted Averages
Range of LTV Ratios at Cut-Off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD(3)
45.2%-59.9%	10	$195,001,211	16.5%	4.1841%	117	3.06x	53.8%	51.8%
60.0%-64.9%	6	$123,969,210	10.5%	4.4446%	119	1.58x	61.7%	44.0%
65.0%-69.9%	15	$367,683,012	31.1%	4.6201%	118	1.57x	67.5%	60.6%
70.0%-74.9%	28	$439,090,195	37.1%	4.6301%	118	1.51x	72.5%	60.7%
75.0%-75.0%	5	$56,850,000	4.8%	4.6070%	104	1.56x	75.0%	65.9%
Total/Weighted Average	64	$1,182,593,628	100.0%	4.5329%	117	1.80x	66.9%	57.7%

A-2-2

Range of LTV Ratios at Maturity Date – All Mortgage Loans (1)(2)(4)
				Weighted Averages
Range of LTV Ratios as of the Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD(3)
0.9% - 0.9%	1	$29,924,365	2.5%	4.6900%	239	1.41x	61.0%	0.9%
33.0%-49.9%	7	$48,636,056	4.1%	4.4292%	119	1.93x	56.1%	44.0%
50.0%-59.9%	28	$612,610,707	51.8%	4.5601%	118	1.97x	65.7%	55.8%
60.0%-64.9%	16	$236,780,000	20.0%	4.5629%	103	1.54x	70.2%	62.4%
65.0%-69.9%	11	$239,567,500	20.3%	4.4317%	116	1.63x	68.9%	66.7%
70.0%-72.7%	1	$15,075,000	1.3%	4.5880%	59	1.49x	75.0%	72.7%
Total/Weighted Average	64	$1,182,593,628	100.0%	4.5329%	117	1.80x	66.9%	57.7%

Range of Mortgage Rates as of the Cut-Off Date – All Mortgage Loans(1)(2)
				Weighted Averages
Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	DSCR	Cut-off Date LTV Ratio(4)	LTV Ratio at Maturity or ARD(3)(4)
3.9600%-4.4999%	20	$501,578,540	42.4%	4.2476%	110	2.14x	63.6%	59.6%
4.5000%-4.7499%	28	$497,950,088	42.1%	4.6452%	124	1.53x	69.6%	56.4%
4.7500%-4.9999%	13	$125,065,000	10.6%	4.8387%	117	1.67x	67.2%	57.4%
5.0000%-6.2040%	3	$58,000,000	4.9%	5.3766%	117	1.33x	70.3%	53.0%
Total/Weighted Average	64	$1,182,593,628	100.0%	4.5329%	117	1.80x	66.9%	57.7%

Range of Remaining Terms to Maturity in Months – All Mortgage Loans(1)(2)(3)
				Weighted Averages
Range of Remaining Terms to Maturity in Months	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio(4)	LTV Ratio at Maturity or ARD(4)
59 -60	7	$99,925,000	8.4%	4.3926%	59	1.75x	65.0%	63.5%
117 -118	8	$195,689,601	16.5%	4.6444%	118	1.68x	65.9%	58.8%
119 -239	49	$886,979,027	75.0%	4.5241%	124	1.83x	67.3%	56.8%
Total/Weighted Average	64	$1,182,593,628	100.0%	4.5329%	117	1.80x	66.9%	57.7%

Original Terms to Maturity in Months – All Mortgage Loans(1)(2)(3)
				Weighted Averages
Original Terms to Maturity in Months	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio(4)	LTV Ratio at Maturity or ARD(4)
60 -	7	$99,925,000	8.4%	4.3926%	59	1.75x	65.0%	63.5%
120-	56	$1,052,744,263	89.0%	4.5418%	119	1.81x	67.2%	58.7%
240-	1	$29,924,365	2.5%	4.6900%	239	1.41x	61.0%	0.9%
Total/Weighted Average	64	$1,182,593,628	100.0%	4.5329%	117	1.80x	66.9%	57.7%

A-2-3

Range of NOI Debt Yields as of the Cut-Off Date – All Mortgage Loans(1)(2)
				Weighted Averages
Range of U/W NOI Debt Yields	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	DSCR	Cut-off Date LTV Ratio(4)	LTV Ratio at Maturity or ARD(3)(4)
7.3%-7.9%	3	$218,750,000	18.5%	4.3461%	104	1.70x	65.5%	65.5%
8.0%-8.9%	5	$88,915,000	7.5%	4.4526%	115	1.38x	72.1%	59.3%
9.0%-9.9%	16	$213,384,159	18.0%	4.6331%	114	1.44x	70.3%	62.1%
10.0%-12.4%	30	$461,165,043	39.0%	4.7060%	127	1.56x	69.1%	53.4%
12.5%-14.9%	5	$47,550,000	4.0%	4.5983%	98	2.06x	66.7%	57.7%
15.0%-18.1%	5	$152,829,425	12.9%	4.1644%	119	3.31x	54.2%	52.4%
Total/Weighted Average	64	$1,182,593,628	100.0%	4.5329%	117	1.80x	66.9%	57.7%

A-2-4

FOOTNOTES TO ANNEX A-2

1)
In the case of a Mortgage Loan that provides for an initial interest-only period and for scheduled amortization payments thereafter, the U/W NCF DSCR was calculated using Annual Debt Service equal to the first twelve (12) monthly payments of principal and interest payable during the amortization period.

2)
With respect to the Gateway Center Phase II Mortgage Loan, the Harwood Center Mortgage Loan, the 80 and 90 Maiden Lane Mortgage Loan, the Beverly Connection Mortgage Loan and the Myrtle Beach Marriott Resort & Spa Mortgage Loan, loan-to-value ratios, debt yields, debt service coverage ratios and Cut-off Date Balance per number of Units, Pads, Rooms, or NRA calculations include all related pari passu companion loans.

3)	For the ARD Loans, the original term to maturity and remaining term to maturity are through the related Anticipated Repayment Date.

4)
With respect to the Gateway Center Phase II Mortgage Loan, loan-to-value ratios are calculated based on the “As Complete” appraised value of $451.0 million. Based on the “As is” appraised value of $443.0 million, the Cut-off Date LTV and LTV Ratio at Maturity or ARD are 67.7% and 67.7%, respectively.

With respect to the Culver City Creative Office Mortgage Loan, loan-to-value ratios are calculated based on the “As Complete” appraised value of $77.0 million. Based on the “As is” appraised value of $74.0 million, the Cut-off Date LTV and LTV Ratio at Maturity or ARD are 76.4% and 61.7%, respectively.

5)
Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgaged Properties that relate to Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts.

6)	Includes single tenant, shadow anchor and anchored properties.

7)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

A-2-5

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

ANNEX A-3

CLASS A-SB PLANNED PRINCIPAL BALANCE

Period	Balance ($)	Period	Balance ($)	Period	Balance ($)
Initial Balance	79,067,000.00	39	79,067,000.00	78	56,061,374.03
1	79,067,000.00	40	79,067,000.00	79	54,690,404.57
2	79,067,000.00	41	79,067,000.00	80	53,402,723.43
3	79,067,000.00	42	79,067,000.00	81	52,021,378.44
4	79,067,000.00	43	79,067,000.00	82	50,722,933.94
5	79,067,000.00	44	79,067,000.00	83	49,419,252.81
6	79,067,000.00	45	79,067,000.00	84	48,022,361.30
7	79,067,000.00	46	79,067,000.00	85	46,707,789.14
8	79,067,000.00	47	79,067,000.00	86	45,300,315.27
9	79,067,000.00	48	79,067,000.00	87	43,974,765.17
10	79,067,000.00	49	79,067,000.00	88	42,643,868.76
11	79,067,000.00	50	79,067,000.00	89	41,046,391.09
12	79,067,000.00	51	79,067,000.00	90	39,703,685.38
13	79,067,000.00	52	79,067,000.00	91	38,268,875.31
14	79,067,000.00	53	79,067,000.00	92	36,914,967.18
15	79,067,000.00	54	79,067,000.00	93	35,469,272.18
16	79,067,000.00	55	79,067,000.00	94	34,104,072.24
17	79,067,000.00	56	79,067,000.00	95	32,733,365.50
18	79,067,000.00	57	79,067,000.00	96	31,271,347.97
19	79,067,000.00	58	79,067,000.00	97	29,889,215.35
20	79,067,000.00	59	79,067,000.00	98	28,416,095.76
21	79,067,000.00	60	79,065,985.86	99	27,022,446.07
22	79,067,000.00	61	77,883,631.19	100	25,623,174.42
23	79,067,000.00	62	76,605,565.94	101	23,963,688.51
24	79,067,000.00	63	75,413,288.64	102	22,552,079.84
25	79,067,000.00	64	74,216,202.71	103	21,050,319.58
26	79,067,000.00	65	72,833,358.74	104	19,626,958.60
27	79,067,000.00	66	71,625,868.19	105	18,113,779.09
28	79,067,000.00	67	70,323,379.46	106	16,678,571.99
29	79,067,000.00	68	69,105,765.72	107	15,237,574.71
30	79,067,000.00	69	67,793,440.70	108	13,707,258.74
31	79,067,000.00	70	66,565,622.99	109	12,254,274.57
32	79,067,000.00	71	65,332,852.81	110	10,712,311.41
33	79,067,000.00	72	63,998,062.77	111	9,247,244.67
34	79,067,000.00	73	62,747,913.42	112	7,776,266.87
35	79,067,000.00	74	61,403,036.49	113	6,134,285.96
36	79,067,000.00	75	60,142,423.22	114	4,650,749.76
37	79,067,000.00	76	58,876,726.40	115	3,079,100.43
38	79,067,000.00	77	57,338,377.01	116	1,583,237.77
				117 and after	0.00

A-3-1

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

ANNEX B

DESCRIPTION OF THE TOP 20 MORTGAGE LOANS

550 Gateway Drive Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 1 Gateway Center Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 66.5% 1.75x 7.8%

550 Gateway Drive Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 1 Gateway Center Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 66.5% 1.75x 7.8%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	The Related Companies, L.P.
Borrower:	Gateway Center Properties Phase II Owner, LLC
Original Balance(1):	$120,000,000
Cut-off Date Balance(1):	$120,000,000
% by Initial UPB:	10.1%
Interest Rate:	4.2770%
Payment Date:	6th of each month
First Payment Date:	October 6, 2014
Maturity Date:	September 6, 2024
Amortization:	Interest Only
Additional Debt:	Future mezzanine debt permitted
Call Protection(2):	L(25), D(90), O(5)
Lockbox / Cash Management:	Hard / In Place

Reserves(3)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
CapEx:	$18,087,509	NAP
Upfront Rollover:	$10,025,448	NAP
Rent Concession:	$2,680,329	NAP

Financial Information(4)
Cut-off Date Balance / Sq. Ft.:	$498
Balloon Balance / Sq. Ft.:	$498
Cut-off Date LTV(5):	66.5%
Balloon LTV(5):	66.5%
Underwritten NOI DSCR(6):	1.81x
Underwritten NCF DSCR(6):	1.75x
Underwritten NOI Debt Yield:	7.8%
Underwritten NCF Debt Yield:	7.6%
Underwritten NOI Debt Yield at Balloon:	7.8%
Underwritten NCF Debt Yield at Balloon:	7.6%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Brooklyn, NY
Year Built / Renovated:	2014 / NAP
Total Sq. Ft.:	602,164
Property Management:	Related Gateway Phase II, LLC
Underwritten NOI:	$23,538,009
Underwritten NCF:	$22,771,407
“As Completed” Appraised Value(5):	$451,000,000
“As Completed” Appraisal Date(5):	October 1, 2014

Historical NOI(7)
Most Recent NOI:	NAP
2013 NOI:	NAP
2012 NOI:	NAP
2011 NOI:	NAP
2010 NOI:	NAP
2009 NOI:	NAP

Historical Occupancy(7)
Most Recent Occupancy:	99.5% (September 9, 2014)
2013 Occupancy:	NAP
2012 Occupancy:	NAP
2011 Occupancy:	NAP
2010 Occupancy:	NAP
2009 Occupancy:	NAP
(1)
The Gateway Center Phase II Loan Combination is evidenced by three pari passu notes in the aggregate original principal amount of $300.0 million. The controlling note A-1, with an Original Balance and Cut-off Date Balance of $120.0 million, will be included in the trust. The pari passu companion loans are comprised of the non-controlling Note A-2 with a Cut-off Date Balance of $75.0 million and the non-controlling Note A-3 with a Cut-off Date Balance of $105.0 million. For additional information on the pari passu companion loans, see “The Loan” herein.

(2)
The lockout period will be at least 25 payments beginning with and including the first payment date of October 6, 2014. Defeasance of the full $300.0 million Gateway Center Phase II Loan Combination is permitted after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu companion loan to be securitized and (ii) August 14, 2017.

(3)	See “Initial Reserves” and “Ongoing Reserves” herein.
(4)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Gateway Center Phase II Loan Combination.
(5)
Cut-off Date LTV and Balloon LTV are based on the “As Completed” Appraised Value, which assumes the remaining construction costs have been completed. At closing, $18,087,509 was reserved for construction costs. Based on the Gateway Center Phase II Loan Combination amount of $300.0 million and the “As-is” appraised value of $443.0 million, the “As-is” Cut-off LTV and “As-is” Balloon LTV are both 67.7%.

(6)
Underwritten NOI DSCR and Underwritten NCF DSCR are based on the interest only debt service payment. Based on a 30-year amortization schedule, the Underwritten NOI DSCR and Underwritten NCF DSCR would be 1.32x and 1.28x, respectively.

(7)	The Gateway Center Phase II Property was opened in 2014, as such, Historical NOI and Historical Occupancy are not available.

550 Gateway Drive Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 1 Gateway Center Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 66.5% 1.75x 7.8%

Tenant Summary(1)
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(2)	Total Sq. Ft.	% of Total Collateral Sq. Ft.	Lease Expiration	Annual UW Base Rent PSF	Total Sales (000s)(3)	Sales PSF(3)	Occupancy Cost (% of Sales)(3)

Anchor Tenants
JC Penney(4)	CCC/Caa1/CCC+	124,168	20.6%	8/17/2034	$9.35	NAP	NAP	NAP
ShopRite	NR/NR/NR	89,774	14.9%	8/22/2034	$27.50	NAP	NAP	NAP
Burlington Coat Factory	NR/NR/B	73,864	12.3%	8/24/2029	$34.00	NAP	NAP	NAP
Subtotal		287,806	47.8%		$21.34

Major Tenants (≥ 10,000 sq. ft.)
Sports Authority	NR/NR/NR	33,593	5.6%	10/7/2026	$34.50	NAP	NAP	NAP
TJ Maxx	NR/A3/A+	32,922	5.5%	8/21/2024	$40.00	NAP	NAP	NAP
Nordstrom Rack	A-/Baa1/A-	32,697	5.4%	10/6/2024	$40.00	NAP	NAP	NAP
Raymour & Flanigan	NR/NR/NR	31,479	5.2%	7/23/2027	$46.00	NAP	NAP	NAP
Michaels	B/NR/NR	22,516	3.7%	8/12/2024	$50.00	NAP	NAP	NAP
Subtotal Major Tenants		153,207	25.4%		$41.50
Remaining Major Tenants		71,606	11.9%		$58.79	NAP	NAP	NAP
Total Major Tenants		224,813	37.3%		$47.00
In-line Tenants (<10,000 sq. ft.)(5)		64,154	10.7%		$94.52	NAP	NAP	NAP
Total In-line Tenants		288,967	48.0%		$57.55

Restaurant / Food Court		22,319	3.7%		$71.90	NAP	NAP	NAP
Total Occupied Collateral		599,092	99.5%		$40.69

Vacant		3,072	0.5%
Total		602,164	100.0%

(1)	Based on rent roll as of September 9, 2014.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	No sales figures are available, as the first tenant to open for business was in July 2014.
(4)	JC Penney owns the improvements and leases the land from the borrower.
(5)	In-line Tenants include New York & Co, AT&T and GameStop (totaling 10,870 sq. ft. in the aggregate) which have provided letters of intent (“LOI”) for their respective space.

550 Gateway Drive Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 1 Gateway Center Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 66.5% 1.75x 7.8%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	1	1,870	0.3%	1,870	0.3%	$102.09	0.8%	0.8%
2020	1	1,332	0.2%	3,202	0.5%	$105.00	0.6%	1.4%
2021	0	0	0.0%	3,202	0.5%	$0.00	0.0%	1.4%
2022	1	4,041	0.7%	7,243	1.2%	$100.00	1.7%	3.0%
2023	0	0	0.0%	7,243	1.2%	$0.00	0.0%	3.0%
2024	15	166,118	27.6%	173,361	28.8%	$57.60	39.3%	42.3%
2025	3	17,376	2.9%	190,737	31.7%	$87.65	6.2%	48.5%
Thereafter	12	408,355	67.8%	599,092	99.5%	$30.73	51.5%	100.0%
Vacant	NAP	3,072	0.5%	602,164	100.0%	NAP	NAP
Total / Wtd. Avg.	33	602,164	100.0%			$40.69	100.0%
(1)	Based on rent roll as of September 9, 2014.
(2)
Certain tenants have lease termination options related to co-tenancy provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

The Loan.  The Gateway Center Phase II loan (the “Gateway Center Phase II Loan”) consists of the controlling Note A-1 with a Cut-off Date Balance of $120.0 million of a fixed rate whole loan in the aggregate original principal amount of $300.0 million (the “Gateway Center Phase II Loan Combination”). The Gateway Center Phase II Loan Combination is secured by the borrower’s fee simple interest in a 602,164 square foot, one and two-level, anchored retail power center located at 550 Gateway Drive in Brooklyn, New York (the “Gateway Center Phase II Property”). The Gateway Center Phase II Loan Combination was co-originated by German American Capital Corporation (“GACC”) and Wells Fargo Bank, National Association (“WFB”) and is evidenced by three pari passu notes. Only the controlling Note A-1, with an aggregate Cut-off Date Balance of $120.0 million, will be included in the COMM 2014-CCRE20 mortgage trust.  The non-controlling Note A-2 with a Cut-off Date Balance of $75,000,000 is currently held by WFB and it is expected to be contributed to a future securitization. The non-controlling Note A-3 with a Cut-off Date Balance of $105,000,000 is currently held by GACC and it is expected to be contributed to a future securitization.  The Gateway Center Phase II Loan Combination has a 10-year term and pays interest-only throughout the term at a fixed rate equal to 4.2770%.

The proceeds of the Gateway Center Phase II Loan Combination were used to retire existing debt of approximately $230.1 million, fund reserves of approximately $30.8 million, pay closing costs of approximately $3.8 million and give the borrower a return of equity of approximately $35.3 million.

The Gateway Center Phase II Property is anchored by JC Penney, ShopRite and Burlington Coat Factory. Based on the “As Completed” appraised value of $451.0 million as of October 1, 2014, the cut-off date LTV of the Gateway Center Phase II Loan Combination is 66.5% and the remaining implied equity is $151.0 million. The most recent prior financing of the Gateway Center Phase II Property was not included in a securitization; however, Gateway Center Phase I (not part of the collateral), which is adjacent to the Gateway Center Phase II Property and also owned and developed by the sponsor, was securitized in UBSBB 2013-C6.

Loan Combination Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$120,000,000	$120,000,000	COMM 2014-CCRE20	Yes
Note A-2	$75,000,000	$75,000,000	WFB	No
Note A-3	$105,000,000	$105,000,000	GACC	No
Total	$300,000,000	$300,000,000

550 Gateway Drive Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 1 Gateway Center Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 66.5% 1.75x 7.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$300,000,000	100.0%	Existing Debt	$230,144,582	76.7%
			CapEx Reserve	$18,087,509	6.0%
			Upfront Rollover Reserve	$10,025,448	3.3%
			Rent Concession Reserve	$2,680,329	0.9%
			Closing Costs	$3,787,862	1.3%
			Return of Equity to Sponsor	$35,274,271	11.8%
Total Sources	$300,000,000	100.0%	Total Uses	$300,000,000	100.0%

The Borrower / Sponsor.  The borrower, Gateway Center Properties Phase II Owner, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent managers in its organizational structure. The sponsor of the borrower and non-recourse carve-out guarantor is The Related Companies, L.P. (“Related”).  Founded in 1972, Related is a privately owned, vertically integrated real estate firm that develops, acquires, manages, finances and markets real estate developments within the United States and internationally.

Related’s real estate portfolio currently includes luxury residential, affordable and workforce apartments, commercial office, retail and mixed-use developments in Boston, Chicago, Los Angeles, San Francisco, South Florida, Abu Dhabi, Sao Paolo and Shanghai. These developments include Time Warner Center and Tribeca Green in Manhattan, New York, CityPlace in West Palm Beach, Florida and The Century in Los Angeles, California. Related is also currently developing the Hudson Yards project on Manhattan’s west side, a 12.7 million square foot mixed-use development which is expected to be completed in 2018. Since inception, Related has developed or acquired over $22.0 billion of real estate and currently employs over 2,000 employees across six offices in the United States (Boston, Chicago, Las Vegas, Miami, New York and San Francisco) and two international offices (Abu Dhabi, UAE and Shanghai, China).

The Property.  The Gateway Center Phase II Property is a 602,164 square foot, one and two-level, anchored retail power center located in Brooklyn, New York. As of September 1, 2014, 18 of the Gateway Center Phase II Property’s 30 tenants are open for business, representing 78.0% of NRA, including: JC Penney, ShopRite, Burlington Coat Factory, Michaels, Raymour & Flanigan, Petco, TJ Maxx, Pier 1 Imports, Dress Barn, Skechers, Carters, Five Below, Applebee’s, GNC, Sprint, Bath & Body Works, Gap and Aldi. In addition to the retail space, the Gateway Center Phase II Property includes 2,087 parking spaces (a ratio of 3.5 spaces per 1,000 sq. ft., and three pads leased to the following tenants: JC Penney, Applebee’s and Bank of America. The JC Penney store at the Gateway Center Phase II Property is the only new store the company has opened this year, suggesting a significant commitment by the company to the property and trade area. JC Penney leases its pad from the sponsor and has invested $25.0 million building out its space. Furthermore, JC Penney prepaid $10.0 million in pad rent, which reflects a 28.9% prepayment of JC Penney’s entire contract throughout its 20-year lease term.

Prior to development, the Gateway Center Phase II Property consisted of undeveloped land located adjacent to Gateway Center Phase I, a retail power center that was also developed by the sponsor. Completed in 2002, Gateway Center Phase I consists of approximately 638,000 square feet and is anchored by Home Depot, Target and BJ’s Wholesale Club. As of July 2014, Gateway Center Phase I was 100.0% leased.

The Gateway Center Phase II Property was 97.1% pre-leased prior to the opening of the first tenant (Applebee’s) on July 23, 2014, and 96.3% of NRA has been turned over to tenants as of September 9, 2014. The top five tenants at the Gateway Center Phase II Property account for 354,321 square feet (58.8% of NRA) and include JC Penney (CCC/Caa1/CCC+ by Fitch/Moody’s/S&P), ShopRite, Burlington Coat Factory (B by S&P), Sports Authority and TJ Maxx (A3/A+ by Moody’s/S&P), all of which are on long-term leases.

Environmental Matters.  The Phase I environmental report, dated June 18, 2014, recommended that the open spill case from February 7, 2014 be monitored until administrative closure is granted by the New York State Department of Environmental Conservation and that the drums in the southern portion of the Gateway Center Phase II Property be provided secondary containment or properly disposed under manifest if no longer in use. Although construction was not fully completed at the time of inspection, all necessary approvals for landfill development have been received and a remedial action plan had been developed and approved. The Phase I environmental report also recommended that a closure report be submitted to the New York City Department of Environmental Protection, as required per the approved remedial action plan. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in the free writing prospectus.

550 Gateway Drive Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 1 Gateway Center Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 66.5% 1.75x 7.8%

Major Tenants.

JC Penney (124,168 sq. ft., 20.6% of NRA). JC Penney (NYSE: JCP), rated CCC/Caa1/CCC+ by Fitch/Moody’s/S&P, respectively,  is one of the largest apparel and home furnishing retailers in the United States, and offers a wide selection of national, private and exclusive brands for men, women and children. JC Penney has approximately 1,100 stores across the country and also offers general merchandise through its website, jcpenney.com. JC Penney has eleven 5-year renewal options, exercisable on 12-months notice.

ShopRite (89,774 sq. ft., 14.9% of NRA). ShopRite is part of Wakefern Food Corp., the largest retailer-owned cooperative in the United States. Wakefern Food Corp., headquartered in Keasbey, New Jersey, is comprised of 45 members who individually own and operate supermarkets under the ShopRite banner across New Jersey, New York, Connecticut, Pennsylvania, Delaware and Maryland. Wakefern Food Corp. operates over 2.5 million square feet of grocery and non-food warehousing and, together with ShopRite, employs more than 50,000 people across six states. ShopRite has five 5-year renewal options and one 3-year and 11 –month renewal option upon at least 365 days’ notice.

Burlington Coat Factory (73,864 sq. ft., 12.3% of NRA). Burlington Coat Factory (NYSE: BURL), rated B by S&P,  is a national retail chain which offers current, high quality, designer merchandise at discount prices. Burlington Coat Factory stores feature coats, apparel, shoes, and accessories for the entire family as well as baby clothing, furniture, travel gear, toys, home décor items, and gifts. Burlington Coat Factory operates over 470 stores in 44 states and Puerto Rico. Burlington Coat Factory has three 5-year renewal options that will be automatically exercised unless the tenant provides the landlord with notice 365 days’ prior to the expiration of the loan term or current option period.

Industrial and Commercial Abatement Program (ICAP).  The sponsor is currently in the process of finalizing a 15-year Industrial & Commercial Abatement Program (“ICAP”) and successfully received a 25-year ICAP tax abatement on the Gateway Center Phase I property that ends in 2028. According to the sponsor, the Gateway Center Phase II Property is located in an area designated as a special commercial abatement area (“SCAA”).  In general, projects in a SCAA qualify for a 25-year abatement.  The exception is where more than 25% of the floor area is used for retail purposes (in which case, the first 10% of the building’s floor area would qualify for a 25-year benefit, while the remaining retail space would qualify for a 15-year benefit). Since the Gateway Center Phase II Property’s leases are net leases, the tenants will directly benefit from the abatement as it will reduce their respective occupancy costs through the expiration of the abatement program in 2040. Real estate taxes were underwritten to the borrower’s 2014/2015 budget based on actual assessments.

The Market.  The Gateway Center Phase II Property is located within the North Brooklyn submarket, just north of the Belt Parkway and bound by Atlantic Avenue to the north, North Conduit Avenue to the east, 108th Street to the west and the Jamaica Bay to the south. Primary vehicular access is provided by the Belt Parkway, which provides access to Brooklyn, Staten Island, Queens and Long Island.  East-west bound access is provided via Flatlands Avenue, and north-south bound access is provided by Fountain Avenue and Pennsylvania Avenue.  Nearby MTA bus and subway access is available via the “2” and “3” train lines located a half mile north of the Gateway Center Phase II Property, the “L” train located approximately three quarters of a mile west and MTA bus stops located in front of the at the Gateway Center Phase II Property. The Gateway Center Phase II Property benefits from Starrett City, which is located to the west of the Gateway Center Phase II Property and comprises 46 multi-story residential apartment buildings, as well as from several nearby two-family starter homes directly to the north. In addition, the sponsor has been approved for the development of approximately 2,385 residential housing units known as the Gateway Estates, located adjacent to the Gateway Center Phase II Property. The estimated 2014 population within a one-, three- and five-mile radius of the Gateway Center Phase II Property is 32,795, 528,407 and 1,677,356, respectively. The 2014 average household income within a one-, three- and five-mile radius of the Gateway Center Phase II Property is $45,372, $57,640, and $61,534, respectively.

As of Q2 2014, there are currently 70.2 million square feet of retail space located in the Brooklyn retail market.  Power centers comprise approximately 1.1 million square feet of available retail space, all of which originate from the North Brooklyn submarket. As of Q2 2014, average vacancy was 0.0% for power center retail and 4.4% for general retail in the Brooklyn retail market.  Total year-to-date net absorption for the Brooklyn retail market as of Q2 2014 was 203,754 sq. ft., at an average rental rate of $41.41 PSF NNN.

The Gateway Center Phase II Property has an average rent of $40.69 PSF, which is approximately 98.3% of the average market rent. The appraiser identified five comparable retail centers within a six-mile radius of the Gateway Center Phase II Property with an average occupancy of 97.6%. The appraiser’s competitive set is detailed below.

550 Gateway Drive Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 1 Gateway Center Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 66.5% 1.75x 7.8%

Competitive Set (1)
Name	Gateway Center Phase II Property	Gateway Center Phase I	Triangle Junction	Canarsie Plaza	Shops at Skyview Center	Rego Park Center
Distance from Subject	NAP	0.1 miles	4.1 miles	2.1 miles	2.6 miles	5.3 miles
City, State	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Queens, NY	Queens, NY
Year Built	2014	2001	2008	2010	2013	1996
Total Occupancy	99.5%(2)	100.0%	100.0%	93.0%	95.0%	100.0%
Total Size (Sq. Ft.)	602,164(2)	638,000	300,000	277,907	676,492	346,852
Anchor Tenants	JC Penney ShopRite Burlington Coat Factory	Target Home Depot BJ’s Wholesale Club	Target	BJ’s Wholesale Club	Target	Sears Marshall’s Toys R Us
(1)	Source: Appraisal
(2)	Based on rent roll dated September 9, 2014.

Cash Flow Analysis.

Cash Flow Analysis
	U/W	U/W PSF
Base Rent(1)	$24,522,387	$40.72
Value of Vacant Space	264,328	0.44
Gross Potential Rent	$24,786,716	$41.16
Total Recoveries	3,791,167	6.30
Total Other Income	81,354	0.14
Less: Vacancy & Credit Loss(2)	(264,328)	(0.44)
Effective Gross Income	$28,394,908	$47.15
Total Operating Expenses	4,856,899	8.07
Net Operating Income	$23,538,009	$39.09
TI/LC	673,142	1.12
Capital Expenditures	93,461	0.16
Net Cash Flow	$22,771,407	$37.82

Average Effective Annual Rent PSF(3)	$40.69

(1)
U/W Base Rent includes $145,989 in straight line rent steps for credit tenants taken from October 2015 through the earlier of an anticipated loan maturity of August 2024 and individual tenant least term expiry (includes TJ Maxx and Nordstrom Rack).

(2)
U/W Vacancy & Credit Loss is based on an economic vacancy of 0.9% of total gross income. The Gateway Center Phase II Property is 99.5% leased and Gateway Center Phase I is 100.0% occupied as of July 2014.

(3)	Based on the U/W Base Rent, excluding the straight line rent steps, and the physical occupancy of 99.5%.

Property Management.  The Gateway Center Phase II Property is managed by Related Gateway Phase II, LLC, a borrower affiliate.

Lockbox / Cash Management.  The Gateway Center Phase II Loan is structured with a hard lockbox and in place cash management. Tenants are required to deposit all rents and other payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender.  Provided no Trigger Period (defined herein) exists, all funds in the cash management account after payment of all required monthly debt service and reserve amounts due under the Gateway Center Phase II Loan documents will be remitted to the borrower two times each calendar month.

A “Trigger Period” will occur on the date upon which (i) the DSCR falls below 1.10x (based on a 30-year amortization schedule) until the DSCR is equal to or greater than 1.15x for two consecutive quarters, (ii) there is an event of default under the loan documents, or (iii) there is an event of default under any mezzanine loan (if applicable).

Initial Reserves.  At closing, the borrower deposited (i) $18,087,509 into an initial capital expenditure reserve for the completion of construction on certain capital expenditures, (ii) $10,025,448 into an upfront rollover reserve for outstanding approved leasing expenses and (iii) $2,680,329 into a rent concession reserve to cover the potential gap in rent collections related to tenants that were not yet open for business on the loan closing date.

550 Gateway Drive Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 1 Gateway Center Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 66.5% 1.75x 7.8%

Ongoing Reserves.  During a Trigger Period, the borrower is required to deposit on a monthly basis reserves of (i) 1/12 of the estimated annual real estate taxes into a tax reserve account, (ii) 1/12 of the annual insurance premiums into an insurance reserve account, (iii) $10,037 into a replacement reserve account, subject to a replacement reserve cap of $240,891, and (iv) $55,560 into a TI/LC reserve account, subject to a TI/LC reserve cap of $1,333,450.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.   After August 14, 2017, certain affiliates of the borrower are permitted one time during the term of the Gateway Center Phase II Loan to have an affiliate of borrower obtain a mezzanine loan secured by the direct or indirect equity interests in the borrower, provided, among other conditions, that: (i) the mezzanine loan is no more than $50,000,000 and when added to the Gateway Center Phase II Loan Combination will result in (a) a combined LTV of no more than 66.5%, and (b) a combined DSCR of no less than 1.27x, and (ii) the mezzanine lender has entered into an intercreditor agreement acceptable to the lender and any applicable rating agency.

New Market Tax Credit Debt. In connection with certain tax credits allocated in connection with the development of the Gateway Center Phase II Property, an affiliate of the sponsor, Gateway Leverage Lender, LLC (“Leverage Lender”), made loans to (a) Gateway USBDCE Investment Fund, LLC (“USB Investment Fund”), a 99.99% member in USBCDE Sub-CDE 83, LLC (“USB CDE”), itself a 0.13% member in Gateway Center Properties Phase II, LLC (“Borrower Member”), the sole member of the borrower and borrower’s predecessor-in-interest as owner of the Gateway Center Phase II Property, and (b) Gateway Related Investment Fund, LLC (“Related Investment Fund”), a 99.99% member in RCDG Sub-CDE III, LLC (“Related CDE”), itself a 0.63% member in Borrower Member, in an aggregate amount equal to $30,501,077 (collectively, the “Leverage Loan”). The Leverage Loan is secured by a pledge by Related Investment Fund of its 99.99% membership interest in Related CDE and a pledge by USB Investment Fund of its 99.99% membership interest in USB CDE.

At the same time, the Borrower Member obtained loans from Related CDE and USB CDE (collectively, the “Subordinate Lenders”) in an aggregate amount equal to $30,501,077 (collectively, the “Subordinate Loans”). The Subordinate Loans are secured by a pledge of the membership interests of the owners of Borrower Member (other than Subordinate Lenders) in Borrower Member (the “Equity Collateral”) and are subject to the terms of an intercreditor agreement between lender and the Subordinate Lenders pursuant to which Subordinate Lenders agree, among other things, that they will not take any action to realize upon the Equity Collateral without the prior written consent of the lender.

550 Gateway Drive Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 1 Gateway Center Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 66.5% 1.75x 7.8%

550 Gateway Drive Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 1 Gateway Center Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 66.5% 1.75x 7.8%

Gateway Center Phase II
550 Gateway Drive
Brooklyn, NY 11217
New York
MANHATTAN
BRONX
QUEENS
BROOKLYN
East Elmhurst
Fort Lee
Ridgefield
Cliffside Park
Fairview
Edgewater
Guttenberg
West New York
Hudson River
East River
Long Island Sound
WASHINGTON HEIGHTS
HAMILTON HEIGHTS
HARLEM
MORNINGSIDE HEIGHTS
EAST HARLEM
YORKVILLE
UPPER WEST SIDE
UPPER EAST SIDE
MIDTOWN WEST
MIDTOWN EAST
Times Square
Madison Square Garden
CHELSEA
WEST VILLAGE
EAST VILLAGE
NYU
SOHO
TRIBECA
LITTLE ITALY
CHINATOWN
LOWER EAST SIDE
FINANCIAL DISTRICT
Yankee Stadium
SOUTH BRONX
MOTT HAVEN
HUNTS POINT
PARKCHESTER
UNION PORT
THROGGS NECK
WHITESTONE
COLLEGE POINT
LA GUARDIA INTERNATIONAL AIRPORT
STEINWAY
ASTORIA-LONG ISLAND CITY
GRAND CENTRAL PKWY
Sunnyside Mall
WOODSIDE
SUNNY SIDE
JACKSON HEIGHTS
Elmhurst Hospital
Shea Stadium
Flushing Bay
Flushing Meadows - Corona Park
QUEENSBORO HILL
Parsons Hospital
Flushing Cemetery
Kissena Park
Kissena Park Golf Course
Fresh Meadow Shopping Center
UTOPIA
FRESH MEADOWS
FLUSHING
Queens Center
Rego Park Center
MASPETH
MIDDLE VILLAGE
Saint Johns Cemetery
FOREST HILLS
Queens Hospital
St Johns University
JAMAICA
JACKIE ROBINSON PKWY
BROOKLYN QUEENS EXPY
WHITESTONE EXPY
VAN WYCK EXPY
BELT PKWY
FDR DR
WILLIAMSBURG
McCarren Park
RIDGEWOOD
Metro Mall
GLENDALE
Forest Park
Forest Par Golf Course
BUSHWICK
Gallery at Fulton Street
COBBLE HILL
BOERUM HILL
FORT GREENE
BEDFORD-STUYVESANT
EAST BROOKLYN
WOODHAVEN-RICHMOND HILL
Aqueduct Race Track
Highland Park
Lincoln Terrace Park
BROWNSVILLE
Spring Creek Park
CANARSIE
Kings Plaza
Jamaica Bay
Gateway National Recreation Area
JOHN F KENNEDY INTERNATIONAL AIRPORT
Baisley Pond Park
Clearview Golf Course
NEW JERSEY
NEW YORK
White Plains
Pearl River
Scarsdale
Rye
Mamaroneck
Ridgewood
Wayne
Paterson
Paramus
Yonkers
Hackensack
Clifton
Union City
West Orange
East Orange
Newark
Jersey City
Elizabeth
Bayonne
Linden
Sands Point
Port Washington
Hempstead
Oceanside
Lower Bay
CARTIFACT

100 Chopin Plaza Miami, FL 33131	Collateral Asset Summary – Loan No. 2 InterContinental Miami	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 53.7% 3.51x 16.6%

100 Chopin Plaza Miami, FL 33131	Collateral Asset Summary – Loan No. 2 InterContinental Miami	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 53.7% 3.51x 16.6%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Strategic Hotel Funding, L.L.C.
Borrowers:	SHC Chopin Plaza, LLC; DTRS Intercontinental Miami, LLC
Original Balance(1):	$115,000,000
Cut-off Date Balance(1):	$115,000,000
% by Initial UPB:	9.7%
Interest Rate:	3.9900%
Payment Date:	6th of each month
First Payment Date:	October 6, 2014
Maturity Date:	September 6, 2024
Amortization:	Interest Only
Additional Debt:	None
Call Protection(1):	YM1(25), DorYM1 (88), O(7)
Lockbox / Cash Management(2):	Soft, Springing Hard / Springing

Reserves(3)
	Initial	Monthly
Tax:	$0	Springing
Insurance:	$0	Springing
FF&E:	$0	4.0% of prior month’s gross revenues
Common Charge:	$0	Springing

Financial Information
Cut-off Date Balance / Room:	$179,407
Balloon Balance / Room:	$179,407
Cut-off Date LTV:	53.7%
Balloon LTV:	53.7%
Underwritten NOI DSCR:	4.10x
Underwritten NCF DSCR:	3.51x
Underwritten NOI Debt Yield:	16.6%
Underwritten NCF Debt Yield:	14.2%
Underwritten NOI Debt Yield at Balloon:	16.6%
Underwritten NCF Debt Yield at Balloon:	14.2%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Miami, FL
Year Built / Renovated:	1982 / 2012
Total Rooms:	641
Property Management:	IHG Management (Maryland), LLC
Underwritten NOI:	$19,060,759
Underwritten NCF:	$16,333,172
Appraised Value:	$214,000,000
Appraisal Date:	June 23, 2014

Historical NOI
Most Recent NOI:	$19,412,360 (T-12 July 31, 2014)
2013 NOI:	$17,941,298 (December 31, 2013)
2012 NOI:	$13,966,602 (December 31, 2012)
2011 NOI:	$11,111,466 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	83.6% (July 31, 2014)
2013 Occupancy:	81.7% (December 31, 2013)
2012 Occupancy:	80.4% (December 31, 2012)
2011 Occupancy:	73.9% (December 31, 2011)
(1)
On any payment date, the borrower is permitted to prepay the InterContinental Miami Loan in part to eliminate a Low Debt Service Trigger (as defined herein) or a breach of the owner’s debt restrictions as defined in the InterContinental Miami Loan documents.

(2)	See “Lockbox / Cash Management” herein.
(3)	See “Initial Reserves” and “Ongoing Reserves” herein.

100 Chopin Plaza Miami, FL 33131	Collateral Asset Summary – Loan No. 2 InterContinental Miami	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 53.7% 3.51x 16.6%

Historical Occupancy, ADR, RevPAR(1)
	InterContinental Miami Property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	73.9%	$155.23	$114.72	78.7%	$135.36	$106.51	93.9%	114.7%	107.7%
2012	80.4%	$165.10	$132.67	80.9%	$147.48	$119.36	99.3%	111.9%	111.2%
2013	81.7%	$186.90	$152.68	80.3%	$164.33	$131.91	101.8%	113.7%	115.7%
T-12 May 2014	83.2%	$194.46	$161.84	81.4%	$167.47	$136.39	102.2%	116.1%	118.7%
(1)	Source: Hospitality research report.

The Loan.    The InterContinental Miami loan (the “InterContinental Miami Loan”) is a $115.0 million fixed rate loan secured by the borrower’s fee simple interest in a 641-room full-service hotel located in Miami, Florida (the “InterContinental Miami Property”). The InterContinental Miami Loan has a 10-year term and is interest-only throughout the term. The InterContinental Miami Loan accrues interest at a fixed rate equal to 3.9900%. Loan proceeds were used to pay off previous debt of $85.0 million, closing costs of $0.9 million, and return equity to the borrower. Based on the appraised value of $214.0 million as of June 23, 2014, the cut-off date LTV is 53.7%. The most recent prior financing of the InterContinental Miami Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$115,000,000	100.0%	Previous Debt(1)	$85,000,000	73.9%
			Closing Costs	$930,900	0.8%
			Return of Equity	$29,069,100	25.3%
Total Sources	$115,000,000	100.0%	Total Uses	$115,000,000	100.0%
(1)	The previous debt is estimated per Strategic Hotels & Resorts, Inc. SEC 10-Q, dated June 30, 2014.

The Borrower / Sponsor.    The borrowers, DTRS Intercontinental Miami, LLC and SHC Chopin Plaza, LLC, are each a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in the organizational structure. The sponsor of the borrower and nonrecourse carve-out guarantor is Strategic Hotel Funding, L.L.C.

Strategic Hotels & Resorts, Inc. (NYSE: BEE), the operating partner of Strategic Hotel Funding, L.L.C., is a real estate investment trust that focuses on the luxury lodging market. Strategic Hotels & Resorts, Inc. has a portfolio of 16 hotels and resorts across the United States and Europe under premium brands such as Fairmont, Four Seasons, Ritz-Carlton, Loews, and InterContinental, among others.

A controlling interest in the InterContinental Miami Property was purchased by Strategic Hotels & Resorts, Inc from InterContinental Hotels and Resorts in April 2005 for a reported price of $126.0 million. InterContinental Hotels and Resorts retained a 15% interest in the Property. In August 2007, Strategic Hotels and Resorts, Inc. purchased the remaining 15% interest for $22.5 million.

The Property. The InterContinental Miami Property is a 641-room full-service hotel located within the central business district of Miami, Florida. The InterContinental Miami Property, built in 1982 and renovated from 2008 to 2013, consists of a 36-story tower with a basement level parking garage structure. The hotel tower, basement level parking garage, lobby area and outside amenity space is one of two commercial condominium units of the Miami Center, a Condominium, the other unit being an office tower. The office tower unit is not collateral for the Intercontinental Miami Loan. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Condominium Properties Have Special Risks” in the free writing prospectus. The parking structure has 350 parking spaces, which equates to 0.55 spaces per room. The borrower acquired the InterContinental Miami Property in 2005 and invested approximately $40.9 million in hotel renovations since the acquisition. The subsequent table provides a more detailed summary of the historical capital expenditures:

Historical Capital Expenditure
Project	Amount
Spa / Fitness Center (2008)	$9,392,000
Guestroom (2011 – 2013)	$19,122,000
Common Area / Restaurant (2012 – 2013)	$10,370,000
Meeting Space (2011 – 2013)	$2,004,000
Total	$40,888,000

100 Chopin Plaza Miami, FL 33131	Collateral Asset Summary – Loan No. 2 InterContinental Miami	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 53.7% 3.51x 16.6%

The InterContinental Miami Property features a lobby atrium, meeting facilities, an outdoor swimming pool, spa, fitness center, jogging track, retail space, four food and beverage outlets and a coffee shop in the lobby. The lobby and mezzanine floors have approximately 73,500 sq. ft. of indoor meeting space and the plaza level has approximately 14,260 sq. ft. of outdoor space. Parts of the lowest five floors, known as the Podium, are shared with the adjacent office building. The Podium houses the parking garage, lobby, main restaurant and bar, meeting rooms, ballroom, administrative offices and other common areas.

The InterContinental Miami Property features five types of guestrooms as shown in the subsequent chart:

Guestroom Breakdown
Room Type	Bed Type	Size (SF)	Room Count
Standard	Double / Double	204	286
Standard	King	204	304
Suites	King	435 – 3,300	34
Accessible	Double / Double	204	13
Accessible	King	204	4
Total			641

Each of the guestrooms features televisions with cable, WiFi, an office desk and a lounge chair. Each room also offers either a view of the Biscayne Bay or a view of the city of Miami.

Environmental Matters.    The Phase I environmental report dated June 30, 2014, revealed no material environmental issues and recommended an operations and maintenance program be put into place.

The Market. The InterContinental Miami Property is located in the central business district of Miami, Florida within Miami-Dade County, which is part of the Miami-Fort Lauderdale-West Palm Beach metropolitan statistical area (“South Florida MSA”). The South Florida MSA has a population of over 5.8 million, which ranks as the eighth most populous MSA in the United States, and has outpaced the national average population growth rate each year since 2009. The South Florida MSA gross metro product also grew 3.4% in 2013, outpacing the national average and all other metropolitan areas in the state. The area’s total employment grew 2.9% in the 12 month period ending May 2014 and has outpaced the national total employment average growth rate each year since 2005. The unemployment rate stood at 6.4% as of May 2014, since peaking at 11.8% in June 2011.

The InterContinental Miami Property is located in the Miami central business district (“Miami CBD”) submarket of the South Florida MSA. The Miami CBD has historically been known as the commercial core of Downtown Miami and is comprised of high density office space, retail, hotels and an increasing residential population. The Miami CBD office space is primarily occupied by professional and business services and is home to over 1,400 multinational corporations including American Airlines, Cisco, Disney, Exxon, FedEx, Microsoft, Oracle and Sony, among others. In the first quarter of 2014, the Miami CBD office space had an overall vacancy rate of 14.9% and an average asking rent of $37.56 PSF.

The Miami CBD has several demand generators because of its appeal as a “work-and-play” destination. As a result, the Miami lodging sector has experienced growth in recent years. As of May 2014, RevPAR increased by 12.4%, ADR increased 10.1%, and occupancy grew 2.1% from the past year. A travel research firm reported that six new hotels were under construction in Miami’s CBD; however, none are expected to be competitive with the InterContinental Miami Property.

100 Chopin Plaza Miami, FL 33131	Collateral Asset Summary – Loan No. 2 InterContinental Miami	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 53.7% 3.51x 16.6%

The subsequent chart presents primary competitors to the InterContinental Miami Property:

Primary Competitive Set(1)
Property	Rooms	Year Opened	Meeting Space (Sq. Ft.)	2013 Occupancy(2)	2013 ADR(2)	2013 RevPAR(2)
InterContinental Miami Property	641	1982	73,534	81.7%	$186.90	$152.68
Hyatt Regency	612	1982	61,000	83.0%	$140.00	$115.64
Marriott Biscayne Bay	600	1983	20,000	80.0%	$161.00	$129.12
Hilton Downtown	527	1977	52,000	84.0%	$144.00	$120.96
Loews Miami Beach	790	1998	65,000	85.0%	$325.00	$276.25
JW Marriott Marquis	357	2010	70,600	65.0%	$247.00	$161.57
Eden Roc	627	1956	46,000	73.0%	$240.00	$175.20
Total / Wtd. Avg.(3)	3,513			79.5%	$214.51	$170.16
(1)	Source: Appraisal
(2)	2013 Occupancy, 2013 ADR and 2013 RevPAR represent estimates from the appraiser.
(3)	Total/Wtd. Avg. does not include the InterContinental Miami Property.

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	T-12 7/31/2014	U/W	U/W per Room
Occupancy	73.9%	80.4%	81.7%	83.6%	83.6%
ADR	$155.23	$165.10	$186.90	$193.56	$193.56
RevPAR	$114.72	$132.67	$152.68	$161.79	$161.79

Room Revenue	$26,841,576	$31,126,222	$35,720,641	$37,852,778	$37,852,778	$59,053 3
F&B Revenue	17,282,560	20,105,662	23,769,089	25,850,128	25,850,128	40,328 8
Other Revenue	3,292,408	3,703,909	4,206,840	4,486,781	4,486,781	7,000 0
Total Revenue	$47,416,544	$54,935,792	$63,696,570	$68,189,687	$68,189,687	$106,380 0
Operating Expenses	20,366,742	23,185,757	26,717,593	28,400,979	28,400,979	44,307 7
Undistributed Expenses	12,061,216	13,499,096	14,623,369	15,223,103	15,223,103	23,749 9
Gross Operating Profit	$14,988,586	$18,250,939	$22,355,608	$24,565,605	$24,565,605	$38,324 4
Management Fee(1)	461,851	534,723	872,440	1,316,172	1,356,225	2,116 6
Total Fixed Charges	3,415,269	3,749,614	3,541,870	3,837,072	4,148,621	6,472 2
Net Operating Income	$11,111,466	$13,966,602	$17,941,298	$19,412,360	$19,060,759	$29,736 6
FF&E(2)	1,847,404	2,138,894	2,483,945	2,661,141	2,727,587	4,255 5
Net Cash Flow	$9,264,063	$11,827,708	$15,457,352	$16,751,219	$16,333,172	$25,481 1
1)	U/W Management Fee is 2.0% of gross revenues.
2)	U/W FF&E based on 4.0% of gross revenues.

Property Management.    The InterContinental Miami Property is managed by IHG Management (Maryland), LLC, which is not affiliated with the borrower.

Lockbox / Cash Management.    The InterContinental Miami Loan is structured with a soft, springing hard lockbox and springing cash management. As long as the Pre-Approved Manager Conditions (as defined herein) are satisfied, all revenues from the InterContinental Miami Property will be collected by the current hotel manager and held by current hotel manager in one or more segregated operating accounts for the benefit of the borrowers, provided that FF&E reserves are held in a lender controlled account. The lender has a security interest in the operating accounts and a perfected security interest in the FF&E reserve account. The current hotel manager makes all payments of budgeted hotel expenses (i.e., operating expenses, taxes, insurance, capex, etc.) and funds the monthly FF&E reserve and any excess is deposited into a lender controlled cash management account.  If the Pre-Approved Manager Conditions are not satisfied, the hotel manager is required to deposit all gross revenue into a lender controlled clearing account which will be swept on a daily basis into a lender controlled deposit account and disbursed in accordance with the InterContinental Miami Loan documents.

100 Chopin Plaza Miami, FL 33131	Collateral Asset Summary – Loan No. 2 InterContinental Miami	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 53.7% 3.51x 16.6%

A “Trigger Event” will commence upon the occurrence of (i) an event of default, or (ii) if the debt service coverage ratio falls below 1.50x on the last day of any calendar quarter (“Low Debt Service Trigger”). A Trigger Event will cease to exist upon (a) with respect to clause (i) above, such event of default has been cured and (b) with respect to clause (ii) above, the debt service coverage ratio exceeds 1.55x for two consecutive quarters or if the borrower makes a permitted repayment of outstanding principal such that the debt service coverage ratio exceeds 1.55x after such repayment.

The “Pre-Approved Manager Conditions” mean that (i) the manager is the current manager or a pre-approved manager and (ii) the management agreement contains the cash management provisions of the current management agreement or substantially similar provisions.

Initial Reserves.    None.

Ongoing Reserves.    On a monthly basis, the manager is required to deposit reserves of 4.0% of the prior month’s gross revenues into the FF&E reserve account as provided above. In addition, the borrower is required to deposit 1/12 of the estimated annual tax premiums, 1/12 of the estimated insurance premiums and 1/12 of the estimated common charges premium into their respective accounts if (a) the Pre-Approved Manager Conditions are not met, (b) with respect to the tax reserve account, the manager does not reserve for or otherwise set aside and pay taxes, (c) with respect to the insurance reserve account, (i) the manager does not reserve for or otherwise set aside and pay insurance premiums or (ii) an acceptable blanket insurance policy is no longer in place at the InterContinental Miami Property and (d) with respect to the common charges reserve account, the manager does not reserve for or otherwise set aside an amount for common charges.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

100 Chopin Plaza Miami, FL 33131	Collateral Asset Summary – Loan No. 2 InterContinental Miami	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 53.7% 3.51x 16.6%

Miami
WYNWOOD
OVERTOWN
DOWNTOWN MIAMI
LITTLE HAVANA
PORT MIAMI
BRICKELL KEY
Biscayne Bay
InterContinental Miami
100 Chopin Plaza
Miami, FL 33131
NE 39TH ST
NW 36TH ST
NW 29TH ST
NE 29TH ST
NW 20TH ST
NW 14TH ST
NW NORTH RIVER DR
NW 8TH ST
NW 6TH ST
NW 5TH ST
NW SOUTH RIVER DR
W FLAGLER ST
SW 1ST ST
SW 7TH ST
SW 8TH ST
NW 12TH AVE
NW 7TH AVE
NW 3RD AVE
N MIAMI AVE
NE 2ND AVE
NE 1ST AVE
BISCAYNE BLVD
SW 8TH AVE
BRICKELL AVE
VENETIAN WAY
MACARTHUR CSWY
Moore Park
Roberto Clemente Park
The Shops At Midtown Miami
Magnolia Park
Margaret Pace Park
Biscayne Park Cemetery
Williams Park
Dorsey Park
Jackson Memorial Hospital
Theodore R Gibson Park
Henry Reeves Park
Bicentennial Park
Watson Park
American Airlines Arena
Bayside Market Place
Miamarina Bayfront Park
Marlins Park
Henderson Park
Lummus Park
Riverside Park
The Shops At Mary Brickell Village
Southside Park
Simpson Park
112
195
95
1
7
441
836
395
A1A
Sunrise
Weston
Fort Lauderdale
Davie
Pembroke Pines
Dania Beach
Miramar
Hollywood
Miami Gardens
Aventura
Hialeah
Miami
Doral
Fountainebleau
Miami Beach
Tamiami
Coral Gables
Kendall
Atlantic Ocean
CARTIFACT

(THIS PAGE INTENTIONALLY LEFT BLANK)

2020 Convention Center Concourse College Park, GA 30337	Collateral Asset Summary – Loan No. 3 Marriott Atlanta Airport Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,641,037 72.6% 1.56x 11.1%

2020 Convention Center Concourse College Park, GA 30337	Collateral Asset Summary – Loan No. 3 Marriott Atlanta Airport Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,641,037 72.6% 1.56x 11.1%

Mortgage Loan Information				Property Information
Loan Seller:	UBSRES			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition			Property Type:	Full Service Hospitality
Sponsor:	Allan V. Rose			Collateral(1):	Fee Simple
Borrower(1):	AVR Gateway M LLC			Location:	College Park, GA
Original Balance:	$84,750,000			Year Built / Renovated:	2010 / NAP
Cut-off Date Balance:	$84,641,037			Rooms:	403
% by Initial UPB:	7.2%			Property Management:	Marriott Hotel Services, Inc.
Interest Rate:	4.6315%			Underwritten NOI:	$9,370,032
Payment Date:	6th of each month			Underwritten NCF:	$8,158,460
First Payment Date:	October 6, 2014			“As-is” Appraised Value:	$116,600,000
Maturity Date:	September 6, 2024			“As-is” Appraisal Date:	June 12, 2014
Amortization:	360 months
Additional Debt:	None			Historical NOI
Call Protection:	L(25), D(91), O(4)			Most Recent NOI:	$9,399,795 (T-12 July 31, 2014)
Lockbox / Cash Management:	Springing Hard / Springing			2013 NOI:	$9,007,037 (December 31, 2013)
				2012 NOI:	$7,743,427 (December 31, 2012)
Reserves(2)				2011 NOI:	$6,125,620 (December 31, 2011)
	Initial		Monthly
Taxes:	$0		Springing	Historical Occupancy
Insurance:	$0		Springing	Most Recent Occupancy:	74.5% (July 31, 2014)
FF&E:	$0		Springing	2013 Occupancy:	73.9% (December 31, 2013)
				2012 Occupancy:	75.3% (December 31, 2012)
Financial Information				2011 Occupancy:	71.7% (December 31, 2011)
Cut-off Date Balance / Room:		$210,027
(1)   AVR Gateway M LLC has the sole and exclusive right to operate the Marriott Atlanta Airport Gateway Property pursuant to the certain Parcel Design, Development and Operating Agreement. The borrower is College Park Business and Industrial Development Authority, the owner of the fee simple interest in the Marriott Atlanta Airport Gateway Property. For more information regarding the ground lease, see “Parcel DDO Agreement” herein. For more information regarding the borrower, see “The Borrower / Sponsor” herein.
(2)   See “Initial Reserves” and “Ongoing Reserves” herein.

Balloon Balance / Room:		$170,794
Cut-off Date LTV:		72.6%
Balloon LTV:		59.0%
Underwritten NOI DSCR:		1.79x
Underwritten NCF DSCR:		1.56x
Underwritten NOI Debt Yield:		11.1%
Underwritten NCF Debt Yield:		9.6%
Underwritten NOI Debt Yield at Balloon:		13.6%
Underwritten NCF Debt Yield at Balloon:		11.9%

2020 Convention Center Concourse College Park, GA 30337	Collateral Asset Summary – Loan No. 3 Marriott Atlanta Airport Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,641,037 72.6% 1.56x 11.1%

Historical Occupancy, ADR, RevPAR(1)
	Marriott Atlanta Airport Gateway Property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010(2)	57.6%	$118.75	$66.37	74.5%	$94.82	$70.66	77.3%	125.2%	96.8%
2011	71.8%	$127.98	$91.88	70.2%	$95.44	$66.99	102.3%	134.1%	137.1%
2012	75.1%	$133.36	$100.20	72.6%	$92.99	$67.47	103.6%	143.4%	148.5%
2013	74.3%	$142.19	$105.58	75.4%	$92.66	$69.88	98.5%	153.5%	151.1%
T-12 July 2014	74.7%	$147.75	$110.41	78.5%	$95.20	$74.73	95.2%	155.2%	147.7%
(1)	Source: Hospitality research report.
(2)	The Marriott Atlanta Airport Gateway Property opened in August 2010.

The Loan.    The Marriott Atlanta Airport Gateway loan (the “Marriott Atlanta Airport Gateway Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 403 room full service hotel located at 2020 Convention Center Concourse in College Park, Georgia (the “Marriott Atlanta Airport Gateway Property”) with a Cut-off Date Balance of $84.75 million. The Marriott Atlanta Airport Gateway Loan has a 10-year term and amortizes on a 30-year schedule. The Marriott Atlanta Airport Gateway Loan accrues interest at a fixed rate equal to 4.6315% and has a cut-off date balance of $84.64 million. Loan proceeds, along with approximately $29.2 million equity contribution from the sponsor, were used to acquire the Marriott Atlanta Airport Gateway Property for $113.0 million, and pay closing costs of approximately $1.0 million. Based on the appraised value of $116.6 million as of June 12, 2014, the cut-off date LTV ratio is 72.6%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$84,750,000	74.4%	Purchase Price	$113,000,000	99.2%
Sponsor Equity	$29,212,652	25.6%	Closing Costs	$962,652	0.8%

Total Sources	$113,962,652	100.0%	Total Uses	$113,962,652	100.0%

The Borrower / Sponsor.    AVR Gateway M LLC has the sole and exclusive right to operate the Marriott Atlanta Airport Gateway Property. The borrower is College Park Business and Industrial Development Authority (“BIDA”), the owner of the fee simple interest in the Marriott Atlanta Airport Gateway Property, which is part of a “Public‐Private Partnership” with the City of College Park, acting through BIDA. The Marriott Atlanta Airport Gateway Property site is subject to (i) the Parcel Design, Development and Operating Agreement (the “PDDO”) between BIDA and AVR Gateway M LLC and (ii) the PILOT Agreement between BIDA and AVR Gateway M LLC (the “PILOT Agreement”). The term of the PDDO commenced in 2008 and will expire in 2057. Pursuant to the PDDO, AVR Gateway M LLC has the exclusive right to develop and operate the Marriott Atlanta Airport Gateway Property and has an option to purchase the fee simple interest in the Marriott Atlanta Airport Gateway Property after 2038 at 10% of the then current value of the land (not including the value of the improvements). In lieu of ad valorem taxes, pursuant to the PILOT Agreement, AVR Gateway M LLC pays BIDA the PILOT payments set forth in the PILOT Agreement and in addition, AVR Gateway M LLC pays certain fees to BIDA pursuant to the PDDO Agreement, including, without limitation, an annual fee of $316,318 and additional financing fees pursuant to an amendment to the PDDO. The Marriott Atlanta Airport Gateway Loan is structured with BIDA being the borrower (with limited obligations relating to the Marriott Atlanta Airport Gateway Property), and as collateral for the Marriott Atlanta Airport Gateway Loan, BIDA has pledged a first priority lien in its fee simple interest in the Marriott Atlanta Airport Gateway Property to the Marriott Atlanta Airport Gateway Loan. Additionally, AVR Gateway M LLC has guaranteed BIDA’s payment and performance under the loan documents, and, as collateral for its guaranty, AVR Gateway M LLC pledged a first priority lien in all of its interests in the Marriott Atlanta Airport Gateway Property and assigned to lender all of its interests in the PDDO, the PILOT Agreement and the related bonds.

The developer guarantor, AVR Gateway M, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is Allan V. Rose. Allan V. Rose is the owner and chief executive officer of AVR Realty (“AVR”), a privately held real estate development and management company founded in 1986. AVR has built, acquired and developed more than 30 million sq. ft. of commercial and residential space. In addition, AVR is an active hotel owner and currently owns 14 hotels totaling more than 3,000 rooms. In addition to its existing portfolio, AVR has owned and operated as many as 60 hotels in the past.

The Property.    The Marriott Atlanta Airport Gateway Property consists of a seven-story, Silver LEED certified, 403-room full service hotel with approximately 22,107 square feet of indoor meeting space, a business center, a restaurant and lounges, room service, a health club, a swimming pool and whirlpool, a gift shop, a concierge, and a guest laundry room. Of the 403 rooms, 177 are king rooms, 208 are queen/queen rooms, eight are luxury suites, nine are hospitality suites and one is a presidential suite. The Marriott Atlanta Airport Gateway Property was constructed in 2010 on a 7.54 acre site with 350 surface and garage parking spaces, and features sound

2020 Convention Center Concourse College Park, GA 30337	Collateral Asset Summary – Loan No. 3 Marriott Atlanta Airport Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,641,037 72.6% 1.56x 11.1%

attenuation enhancements to lessen the impact of being near the Hartsfield-Jackson Atlanta International Airport (“ATL”). The Marriott Atlanta Airport Gateway Property has received a number of awards and certifications for its construction quality and performance. In 2012, the Marriott Atlanta Airport Gateway Property received the Marriott Hotel of the Year Award and the ULI Atlanta Development Excellence Award. In 2011, the Marriott Atlanta Airport Gateway Property received the ASID Design Excellence Award, Silver and the ASID Design Excellence Award, Gold; and in 2010, it received the Marriott Best New Hotel award.

The Marriott Atlanta Airport Gateway Property is located in College Park, Georgia, and is part of a larger master-planned, mixed-use project within walking distance of the Georgia International Convention Center (“GICC”). The ATL SkyTrain connects ATL directly to the Marriott Atlanta Airport Gateway Property, the GICC and the consolidated rental car facility. The Marriott Atlanta Airport Gateway Property and neighboring Springhill Suites Atlanta Airport Gateway, also owned by the sponsor, are the only two hotels directly connected to ATL through the ATL SkyTrain.

Environmental Matters.    The Phase I environmental report dated June 12, 2014 recommended no further action at the Marriott Atlanta Airport Gateway Property.

The Market.    The Marriott Atlanta Airport Gateway Property is located in College Park, Georgia, which is adjacent to ATL and 10 miles south of downtown Atlanta, Georgia. As of 2014, the Atlanta-Sandy Springs-Marietta metropolitan statistical area had a population of approximately 5.6 million residents and an unemployment rate of 6.8%. The Atlanta region is the ninth most populous metropolitan area in the United States and is home to numerous headquarter offices of Fortune 100, 500 and 1,000 companies, including United Parcel Service, Coca‐Cola Company, Georgia‐Pacific, The Home Depot, Delta Air Lines, The Southern Company, Equifax, and AT&T Mobility. The GICC is Georgia’s second largest convention center and the world’s only convention center directly connected to an international airport. The GICC contains over 150,000 sq. ft. of dividable exhibit hall space, a 40,000 sq. ft. ballroom and over 90,000 sq. ft. of pre-function space and meeting rooms. The GICC features on-site catering, high speed internet throughout the entire building, and commissioned works of art by local and national artists. During the 2012/2013 fiscal year, the GICC held 4,715 conventions, meetings and events with 355,711 total attendees. The ATL SkyTrain, opened in 2009, connects ATL to the GICC, the Marriott Atlanta Airport Gateway Property and the consolidated rental car facility.

ATL has been the world’s busiest airports in terms of passenger and aircraft movement since 2005, with a variety of major commercial airliners and a 6.8 million sq. ft. terminal complex. In 2013, ATL serviced over 84.2 million domestic passengers and approximately 10.3 million international passengers, for a total of approximately 94.5 million passengers and continues to expand its operations. On May 16, 2012, the $1.4 billion Maynard H. Jackson Jr. International Terminal opened. The terminal added twelve new gates to Concourse F. The 28‐gate Concourse E, along with the 40 gates at Concourse F, will now use the international terminal’s entrance. As part of a continued capital improvement plan, a $47 million expansion of Concourse D was completed in July 2013, and a subsequent expansion of Concourse C is scheduled for completion by the end of 2014.

The subsequent chart presents the primary competitors to the Marriott Atlanta Airport Gateway Property:

Primary Competitive Set(1)
Property	# of Rooms	Year Opened	Meeting Space (Sq. Ft.)	2013 Occupancy	2013 ADR	2013 RevPAR
Marriott Atlanta Airport Gateway Property	403	2010	22,017	73.9%	$142.01(2)	$104.96(2)
Crowne Plaza Atlanta Airport	378	1973	16,000	72.0%	$74.00	$53.28
Sheraton Gateway Hotel Atlanta Airport	395	1986	22,291	72.0%	$79.00	$56.88
Westin Atlanta Airport	500	1982	20,431	81.0%	$86.00	$69.66
Hilton Atlanta Airport	507	1989	34,450	79.0%	$110.00	$86.90
Renaissance Concourse Atlanta	387	1992	26,485	71.0%	$107.00	$75.97
Total / Wtd. Avg.(3)	2,167		119,657	75.5%	$92.00	$69.63
(1)	Source: Appraisal
(2)	Source: Historical Operating Statements
(3)	Total / Wtd. Avg. excludes the Marriott Atlanta Airport Gateway Property

2020 Convention Center Concourse College Park, GA 30337	Collateral Asset Summary – Loan No. 3 Marriott Atlanta Airport Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,641,037 72.6% 1.56x 11.1%

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	T-12 7/31/2014	U/W	U/W per Room
Occupancy	71.7%	75.3%	73.9%	74.5%	74.5%
ADR	$129.24	$134.44	$142.01	$148.14	$148.14
RevPAR	$92.73	$101.19	$104.96	$110.43	$110.43

Room Revenue	$13,602,599	$14,843,422	$15,566,429	$16,243,697	$16,243,697	$40,307
F&B Revenue	11,078,797	12,086,451	12,771,657	12,888,506	12,888,506	31,981
Other Revenue(1)	752,091	1,040,651	1,065,271	1,157,105	1,157,105	2,871
Total Revenue	$25,433,487	$27,970,524	$29,403,357	$30,289,308	$30,289,308	$75,160
Operating Expenses	10,839,988	11,529,340	11,602,661	11,784,382	11,784,382	29,242
Undistributed Expenses	6,992,781	7,215,498	7,284,927	7,614,751	7,528,782	18,682
Gross Operating Profit	$7,600,718	$9,225,686	$10,515,769	$10,890,175	$10,976,144	$27,236
Total Fixed Charges	1,475,098	1,482,259	1,508,732	1,490,380	1,606,112	3,985
Net Operating Income	$6,125,620	$7,743,427	$9,007,037	$9,399,795	$9,370,032	$23,251
FF&E	350,492	664,419	882,101	908,678	1,211,572	3,006
Net Cash Flow	$5,775,128	$7,079,008	$8,124,936	$8,491,117	$8,158,460	$20,244

(1)	Other Revenue consists of revenue generated from telephones, gift shop, pantry, parking, cancellation/attrition income, sales tax discounts and commissions.

Property Management.    The Marriott Atlanta Airport Gateway Property is managed by Marriott Hotel Services, Inc. (“Marriott”), a non-affiliated, professional management company. Marriott International is a leading hospitality company with over 3,800 hotels worldwide. Marriott Hotels & Resorts is the company’s flagship brand of full service hotels and resorts; as of year-end 2013, there were 360 hotels with 144,436 rooms operating under the brand in the United States. Each Marriott hotel features multiple restaurants and lounges, room service, a health club, a swimming pool and whirlpool, a gift shop, a concierge, a business center, and meeting facilities.

Lockbox / Cash Management.    The Marriott Atlanta Airport Gateway Loan is structured with a springing hard lockbox and springing cash management. If the management agreement is no longer in effect, the developer guarantor is required to deposit all rents received directly into the lockbox account, and to instruct the manager to do the same. So long as no Cash Management Trigger Event Period (as defined herein) exists, all funds in the clearing account are required to be released to the developer guarantor. During the existence of a Cash Management Trigger Event Period, all funds in the lockbox account are swept daily to a cash management account under the control of the lender and applied during each interest period of the loan term to payments of debt service, required reserves, approved operating expenses and other items required under the loan documents. Provided no Cash Sweep Event Period (as defined herein) exists, the remaining cash flow will be released to the developer guarantor. During the existence of any Cash Sweep Event Period, all funds remaining in the cash management account are required to be held by the lender as additional collateral for the Marriott Atlanta Airport Gateway Loan. For so long as the management agreement is in full force and effect, all rent goes directly to Marriott. Upon a Cash Management Trigger Event Period, AVR Gateway M LLC will instruct Marriott to deposit any amounts payable to it directly into the lockbox account and such funds will be swept daily to the cash management account.  Provided no Cash Sweep Event Period exists, the remaining cash flow (after application to debt service, required reserves, approved operating expenses and other items required under the loan documents) will be released to AVR Gateway M LLC.

A “Cash Management Trigger Event Period” will commence upon the occurrence of any of the following: (i) a Cash Sweep Event Period (as defined herein), or (ii) the sixth cure of a Cash Sweep Event Period during the term of the Marriott Atlanta Airport Gateway Loan. A Cash Management Trigger Event Period will end with respect to clause (i) above, upon the cure of such Cash Sweep Event Period.

A “Cash Sweep Event Period” will commence upon the occurrence of any of the following: (i) an event of default, (ii) any bankruptcy action of the guarantor or developer guarantor, (iii) any bankruptcy action of manager, (iv) if the debt service coverage ratio based on the trailing 12 month period is less than 1.15x, (v) an Indictment Trigger Event (as defined herein), or (vi) a felony indictment or an indictment for fraud of the manager or any other direct of officer of the manager. A Cash Sweep Event Period will end, (A) with respect to clause (i) above, upon the cure of such event of default and acceptance of such cure by the lender, (B) with respect to clause (ii) above, upon the filing being discharged, stayed or dismissed within 60 days and the lender’s determination that such filing does not materially increase the borrower’s or guarantor’s monetary obligations or ability to perform their respective obligations under the loan documents, (C) with respect to clause (iii) above, (a) upon the filing being discharged, stayed or dismissed within 120 days and the lender’s determination that such filing does not materially increase the manager’s monetary obligations or ability to perform its obligations under the loan documents or (b) if borrower replaces the manager with a qualified manager pursuant to a replacement

2020 Convention Center Concourse College Park, GA 30337	Collateral Asset Summary – Loan No. 3 Marriott Atlanta Airport Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,641,037 72.6% 1.56x 11.1%

management agreement, (D) with respect to clause (iv) above, upon the date the debt service coverage ratio based on the trailing 12 month period is greater than 1.20x for two consecutive quarters, (E) with respect to clause (v) above, upon the cure of the Indictment Trigger Event, and (F) with respect to clause (vi) above, upon (a) the manager is replaced with a qualified manager in accordance with the terms of the loan documents, (b) the delivery of written evidence acceptable to lender confirming that the individual(s) that committed the related felony or fraud have been terminated and have no further responsibilities with, or control over, the manager or (c) the delivery of written evidence acceptable to lender confirming that the individual(s) that committed the related felony or fraud have no management responsibilities or control over the manager and will not be involved with providing any services related to, or in connection with, the Marriott Atlanta Airport Gateway Property.

An “Indictment Trigger Event” will commence upon the occurrence of a felony indictment or indictment for fraud of the developer guarantor, guarantor or any director or officer of the developer guarantor or guarantor, and will end upon the delivery of written evidence reasonably acceptable to the lender confirming the dismissal of the related felony indictment or indictment for fraud.

Initial Reserves.    None.

Ongoing Reserves.    On a monthly basis, the developer guarantor is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes into a tax reserve account, (ii) 1/12 of the annual insurance premiums into an insurance reserve account and (iii) 4.0% of monthly gross revenues into a monthly FF&E reserve account. However, the requirement to make monthly deposits into the real estate tax reserve account is waived so long as, among other conditions, the management agreement with Marriott is in full force and effect and provides that Marriott is obligated to directly pay all real estate taxes to the applicable governmental authority, Marriott pays such taxes prior to the due date and the developer guarantor provides evidence of such payment to the lender prior to the due date.  The requirement to make monthly deposits into the insurance reserve account is waived so long as the developer guarantor or Marriott maintains an acceptable blanket insurance policy or for so long as, among other conditions, the management agreement with Marriott is in full force and effect and Marriott pays (or causes to be paid) all such insurance premiums at least thirty (30) days prior to expiration of such insurance policies.  The requirement to make monthly deposits into the capital expenditure reserve account is waived so long as, among other conditions, the management agreement with Marriott is in full force and effect and requires that the developer guarantor deposit funds into the FF&E reserve account defined therein and the developer guarantor provides evidence to the lender that such funds have been deposited into the FF&E reserve account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Parcel DDO Agreement.    The Marriott Atlanta Airport Gateway Property site is subject to a PDDO between BIDA and AVR Gateway M LLC. The term of the PDDO commenced in 2008 and will expire on August 2, 2057. Pursuant to the PDDO, AVR Gateway M LLC has the exclusive right to develop and operate the Marriott Atlanta Airport Gateway Property and has an option to purchase the fee simple interest in the Marriott Atlanta Airport Gateway Property after 2038 at 10% of the then current value of the land (not including the value of the improvements). AVR Gateway M LLC pays certain fees to BIDA pursuant to the PDDO Agreement, including, without limitation, an annual fee of $316,318 and additional financing fees pursuant to an amendment to the PDDO.

2020 Convention Center Concourse College Park, GA 30337	Collateral Asset Summary – Loan No. 3 Marriott Atlanta Airport Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,641,037 72.6% 1.56x 11.1%

Atlanta
OAKLAND CITY
Alfred "Tup" Holmes Golf Course
CAMPBELLTON RD SW
166
29
HEADLAND DR
Greenbriar Mall
GREENBRAIR
East Point
HOGAN RD
South Fulton Medical Center
19
285
407
STONE RD
WILLINGHAM DR
CENTRAL AVE
75
401
85
403
Hapeville
VIRGINIA AVE
HENRY FORD II AVE
Camp Creek Marketplace
Marriott Atlanta Airport Gateway
2020 Convention Center Concourse
College Park, GA 30337
6
CAMP CREEK PKY
Georgia International Convention Center
Atlanta Airport Rental Car Center
HARTSFIELD-JACKSON ATLANTA INTERNATIONAL AIRPORT
LAKE SHORE DR
Jamestown Plaza Shopping Center
ROOSEVELT HWY
RIVERDALE RD
College Park
Red Oak Shopping Center
Atlanta State Farmers Market
FOREST PKY
GODBY RD
GA-14-SPUR
Chick-fil-A Corporate Office
OLD BILL COOK RD
W FAYETTEVILLE RD
314
279
ROYAL SOUTH PKY
FLAT SHOALS RD
OLD NATIONAL HWY
Union City
Kennesaw
Marietta
Sandy Springs
Dunwoody
Peachtree Corners
Duluth
Norcross
Doraville
Chamblee
Smyrna
Mableton
Vinings
Lilburn
Austell
Decatur
Pine Lake
DOWNTOWN
Redan
Lithonia
Union City
Fairburn
Riverdale
Forest Park
Morrow
Stockbridge
Palmetto
Jonesboro
MAP © 2014 CARTIFACT · DATA © BROADMAP

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1999 Bryan Street Dallas, TX 75201	Collateral Asset Summary – Loan No. 4 Harwood Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 72.6% 1.36x 9.3%

1999 Bryan Street Dallas, TX 75201	Collateral Asset Summary – Loan No. 4 Harwood Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 72.6% 1.36x 9.3%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Refinance
Sponsor:	Fortis Property Group, LLC
Borrower:	FPG-DMT Harwood, LP
Original Balance(1):	$60,000,000
Cut-off Date Balance(1):	$60,000,000
% by Initial UPB:	5.1%
Interest Rate:	4.7000%
Payment Date:	6th of each month
First Payment Date:	August 6, 2014
Maturity Date:	July 6, 2024
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt(1):	$30,000,000 Pari Passu Debt; Future Mezzanine Debt Permitted
Call Protection:	L(27), D(89), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$1,006,706	$117,059
Insurance:	$26,874	$10,336
Replacement:	$0	$12,066
TI/LC:	$0	$75,413
Omnicom Rollover:	$2,000,000	$0
Ground Rent:	$56,782	$18,927
Omnicom Free Rent:	$1,000,000	$52,083
Parking Rent:	$61,358	$61,358
Jacobs Engineering Free Rent:	$0	$27,778
Other Tenant Free Rent:	$221,739	$0
Landlord Obligations Holdback:	$96,579	$0

Financial Information(3)
Cut-off Date Balance / Sq. Ft.:	$124
Balloon Balance / Sq. Ft.:	$109
Cut-off Date LTV:	72.6%
Balloon LTV:	63.8%
Underwritten NOI DSCR(4):	1.50x
Underwritten NCF DSCR(4):	1.36x
Underwritten NOI Debt Yield:	9.3%
Underwritten NCF Debt Yield:	8.5%
Underwritten NOI Debt Yield at Balloon:	10.6%
Underwritten NCF Debt Yield at Balloon:	9.7%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral(5):	Fee Simple/Leasehold
Location:	Dallas, TX
Year Built / Renovated:	1982 / 2014
Total Sq. Ft.:	723,963
Property Management:	FPG Texas Management, LP
Underwritten NOI:	$8,414,306
Underwritten NCF:	$7,642,778
Appraised Value:	$124,000,000
Appraisal Date:	June 2, 2014

Historical NOI
Most Recent NOI:	$8,225,130 (T-12 June 30, 2014)
2013 NOI:	$7,672,244 (December 31, 2013)
2012 NOI:	$6,355,799 (December 31, 2012)
2011 NOI:	$6,911,514 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	84.0% (June 1, 2014)
2013 Occupancy:	82.3% (December 31, 2013)
2012 Occupancy:	69.1% (December 31, 2012)
2011 Occupancy:	72.3% (December 31, 2011)
(1)
The Harwood Center Loan Combination is evidenced by two pari passu notes in the aggregate original principal amount of $90.0 million. Note A-2, with an Original Balance and Cut-off Date Balance of $60.0 million, is the controlling note and will be included in the trust. The pari passu companion note is comprised of the non-controlling Note A-1 with an Original Balance and Cut-off Date Balance of $30.0 million. For additional information on the pari passu companion note, see “The Loan” herein. For additional information on permitted mezzanine indebtedness, see “Future Mezzanine or Subordinate Indebtedness Permitted” herein.

(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Harwood Center Loan Combination.
(4)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.96x and 1.78x, respectively.
(5)	The Harwood Center Property is located on four parcels, one of which is owned fee simple and three of which are leasehold interests. See “Ground Lease” herein.

1999 Bryan Street Dallas, TX 75201	Collateral Asset Summary – Loan No. 4 Harwood Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 72.6% 1.36x 9.3%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Omnicom Group Inc.	NR/Baa1/BBB+	334,952	46.3%	$23.22	61.5%	12/31/2019(2)
Jacobs Engineering Group	NR/NR/NR	80,373	11.1%	$18.25	11.6%	4/30/2025(3)
GSA - Department of Education	AAA/Aaa/AA+	61,949	8.6%	$16.90	8.3%	3/31/2015
GSA - Government Accountability Office	AAA/Aaa/AA+	49,446	6.8%	$18.19	7.1%	2/28/2018(4)
Cantey & Hanger	NR/NR/NR	25,648	3.5%	$18.58	3.8%	2/28/2021(5)
Total Major Tenants		552,368	76.3%	$21.12	92.2%
Remaining Tenants		55,899	7.7%	$17.57	7.8%
Total Occupied Collateral		608,267	84.0%	$20.80	100.0%
Vacant		115,696	16.0%
Total		723,963	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Omnicom Group Inc. has two five-year renewal options remaining.
(3)	Jacobs Engineering Group has four five-year renewal options remaining.
(4)	GSA - Government Accountability Office has the right to terminate its lease on or after March 6, 2015 with 180 days’ notice.
(5)	Cantey & Hanger has one five-year renewal option remaining.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(2)(3)	% U/W Base Rent Rolling(2)(3)	Cumulative % of U/W Base Rent(2)(3)
MTM	4	3,193	0.4%	3,193	0.4%	$7.05	0.2%	0.2%
2014	0	0	0.0%	3,193	0.4%	$0.00	0.0%	0.2%
2015	6	71,096	9.8%	74,289	10.3%	$17.37	9.8%	9.9%
2016	4	11,071	1.5%	85,360	11.8%	$19.88	1.7%	11.7%
2017	0	0	0.0%	85,360	11.8%	$0.00	0.0%	11.7%
2018	2	55,385	7.7%	140,745	19.4%	$18.12	7.9%	19.6%
2019	5	334,952	46.3%	475,697	65.7%	$23.22	61.5%	81.1%
2020	1	8,271	1.1%	483,968	66.8%	$19.00	1.2%	82.3%
2021	3	36,333	5.0%	520,301	71.9%	$18.55	5.3%	87.7%
2022	0	0	0.0%	520,301	71.9%	$0.00	0.0%	87.7%
2023	2	5,060	0.7%	525,361	72.6%	$18.25	0.7%	88.4%
2024	0	0	0.0%	525,361	72.6%	$0.00	0.0%	88.4%
Thereafter	4	82,906	11.5%	608,267	84.0%	$17.69	11.6%	100.0%
Vacant	NAP	115,696	16.0%	723,963	100.0%	NAP	NAP
Total / Wtd. Avg.	31	723,963	100.0%			$20.80	100.0%
(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the stacking plan.

(2)	The rollover schedule includes contractual rent steps through September 1, 2015.
(3)	Based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.

1999 Bryan Street Dallas, TX 75201	Collateral Asset Summary – Loan No. 4 Harwood Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 72.6% 1.36x 9.3%

The Loan. The Harwood Center loan (the “Harwood Center Loan”) consists of the controlling Note A-2 with a Cut-off Date Balance of $60.0 million, which is one of two pari passu notes of a fixed rate loan in the aggregate original principal amount of $90.0 million (the “Harwood Center Loan Combination”). The Harwood Center Loan Combination is secured by the borrower’s fee simple and leasehold interest in the 723,963 sq. ft. central business district office building located at 1999 Bryan Street in Dallas, Texas (the “Harwood Center Property”). Only the controlling Note A-2, with a Cut-off Date Balance of $60.0 million, will be included in the COMM 2014-CCRE20 mortgage trust. The non-controlling Note A-1, with a Cut-off Date Balance of $30.0 million, was securitized in the COMM 2014-UBS5 mortgage trust.

The Harwood Center Loan Combination has a 10-year term and amortizes on a 30-year schedule after an initial interest-only period of 36 months. The Harwood Center Loan Combination accrues interest at a fixed rate equal to 4.7000% and has a Cut-off Date Balance of $90.0 million. Loan proceeds were used to refinance existing debt of approximately $78.2 million, fund upfront reserves of approximately $4.5 million, pay closing costs of approximately $1.1 million and return equity to the sponsor of approximately $6.2 million. Based on the “As-is” appraised value of $124.0 million as of June 2, 2014, the cut-off date LTV is 72.6%. The most recent prior financing of the Harwood Center Property was included in CSMC 2006-C4.

Pari Passu Note Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$30,000,000	$30,000,000	COMM 2014-UBS5	No
Note A-2	$60,000,000	$60,000,000	COMM 2014-CCRE20	Yes
Total	$90,000,000	$90,000,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$90,000,000	100.0%	Loan Payoff	$78,208,256	86.9%
			Reserves	$4,470,038	5.0%
			Closing Costs	$1,101,357	1.2%
			Return of Equity	$6,220,348	6.9%
Total Sources	$90,000,000	100.0%	Total Uses	$90,000,000	100.0%

The Borrower / Sponsor. The borrower, FPG-DMT Harwood, LP, is a single purpose Delaware limited partnership structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is Fortis Property Group, LLC (“Fortis”). Fortis is a private real estate investment, operating, management and development company headquartered in Brooklyn, New York. Since 2005, Fortis has acquired and/or developed in excess of 8.0 million sq. ft. of commercial real estate valued at over $3.0 billion throughout the United States. In New York City, Fortis’ multi-family projects are concentrated in the boroughs of Manhattan and Brooklyn. Fortis’ office projects are located in Boston, New York, New Jersey, Connecticut, and Texas. Fortis also has industrial properties that are located throughout the United States, in addition to a portfolio of properties overseas, with a focus in the United Kingdom.

The Property. The Harwood Center Property consists of a 36-story, 723,963 sq. ft. Class A office tower and a contiguous nine-story parking garage located on a 1.135-acre site at the corner of North Harwood Street and Bryan Street in the Arts District of the Dallas, Texas central business district. The Harwood Center Property was built in 1982, renovated in 2014, and provides 720,504 sq. ft. of office space, 3,459 sq. ft. of storage space and 810 parking spaces. The Harwood Center Property also leases an additional 420 parking spaces from two separate nearby parking garages for a total of 1,230 available parking spaces (1.70 spaces per 1,000 sq. ft.), such additional parking is provided by a recorded easement agreement with respect to 170 spaces and an unrecorded parking agreement with respect to 250 spaces. Federal Street runs through the center of the first floor of the Harwood Center Property. Amenities at the Harwood Center Property include 24-hour security, on-site property management, a FedEx shipping center and a café/restaurant. The sponsor has invested over $9.5 million on capital improvements since 2007 including chiller and electrical switchboard replacement, cell tower installation, roof replacement, elevator modernization, air handling unit replacements, common area, corridor, and restroom refurbishments, construction of a new lobby café, installation of a new fire system, build-out of office suites and build-out of the on-site management office. As of June 1, 2014, the Harwood Center Property was 84.0% leased by 19 tenants and 61.7% leased by three investment grade tenants. Other than Omnicom Group Inc. (“Omnicom”) (NYSE: OMC; Moody’s/S&P: Baa1/BBB+; 46.3% of NRA), no other tenant occupies more than 11.1% of the Harwood Center Property.

Environmental Matters. The Phase I environmental report dated June 4, 2014 recommended the development and implementation of an asbestos operations and maintenance plan at the Harwood Center Property.

1999 Bryan Street Dallas, TX 75201	Collateral Asset Summary – Loan No. 4 Harwood Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 72.6% 1.36x 9.3%

Major Tenants.

Omnicom Group Inc. (334,952 sq. ft., 46.3% of NRA, 61.5% of U/W Base Rent) Omnicom (NYSE: OMC) is an investment grade rated advertising and marketing communications services company. Omnicom’s branded networks and numerous specialty firms provide advertising, strategic media planning and buying, digital and interactive marketing, direct and promotional marketing, public relations and other specialty communications services to more than 5,000 clients in more than 100 countries. Omnicom manages a portfolio of three advertising agency networks, numerous national advertising agencies, a network of more than 175 marketing services companies and a media group, Omnicom Media Group, which includes two providers of media planning and buying services. Omnicom and subsidiaries offer services in over 30 marketing communications disciplines across more than 200 strategic brand platforms. Omnicom had year-end 2013 revenues of approximately $14.6 billion and 71,800 employees. Omnicom originally occupied 294,958 sq. ft. at the Harwood Center Property in 2000 and has expanded its premises in 2004, 2005, 2006 and 2008 to an aggregate of 334,952 sq. ft. Omnicom has a lease expiration date of December 31, 2019 with two five-year renewal options remaining.

Jacobs Engineering Group (80,373 sq. ft., 11.1% of NRA, 11.6% of U/W Base Rent) Jacobs Engineering Group (“Jacobs”) (NYSE: JEC) is one of the world’s largest and most diverse providers of technical, professional, and construction services, including all aspects of architecture, engineering and construction, operations and maintenance, as well as scientific and specialty consulting. Jacobs serves a broad range of companies and organizations, including industrial, commercial, and government clients across multiple markets and geographies. Jacobs was founded in 1947, reported 2013 revenues of $11.8 billion and employs 70,000 employees worldwide. Jacobs has been in occupancy at the Harwood Center Property since 2013 and leases 80,373 sq. ft. expiring April 30, 2025 with four five-year renewal options remaining.

The Market. The Harwood Center Property is located at the corner of North Harwood Street and Bryan Street in the Dallas, Texas central business district. The Dallas metropolitan statistical area is the fourth largest in the United States with a population of 6.9 million as of 2014 and reported an unemployment rate of 4.8% as of April 2014. According to the appraisal, Dallas is a center for semiconductor manufacturing, telecommunications, defense and technology services. The Harwood Center Property is located less than one mile from the Woodall Rodgers Freeway and Central Expressway US 75 next to the St. Paul station of the Dallas Area Rapid Transit (“DART”) light rail transportation system, which featured an average weekday ridership of 96,300 in 2013. Four out of the five lines that form the DART light rail transportation system are accessible from the St. Paul station. The Harwood Center Property also features access to the Dallas underground tunnel system, which offers over 250 dining and shopping options and connects over 30 buildings and garages in the central business district. Additionally, the Harwood Center Property will have trolley access via the planned M-Line Trolley Arts District Loop expansion, which will pass directly underneath the Harwood Center Property on Federal Street and have a stop at the north corner of Federal Street and North Harwood Street. The Arts District of Dallas, located north of the Harwood Center Property, features dozens of museums and galleries, various modern and contemporary housing options, and numerous fine dining establishments and cafés.

According to a market research report, the Harwood Center Property is located within the Dallas/Fort Worth office market. As of the first quarter of 2014, the Dallas/Fort Worth office market consisted of approximately 341.0 million sq. ft. within 10,895 buildings with an average asking rate of $20.89 PSF and a vacancy rate of 14.7%. The appraiser identified five comparable office properties in the Dallas central business district, with a weighted average occupancy of 84.5% and weighted average quoted rental rates of $20.65 PSF inclusive of appraiser reported expense reimbursements. The appraiser’s competitive set is detailed below:

Competitive Properties(1)
Property	Location	Distance	Occupancy	Year Built	Total Building Area (Sq. Ft.)	Quoted Rent (PSF)	Expenses
Harwood Center Property	Dallas, TX	NAP	84.0%(2)	1982	723,963(2)	$20.80(2)	Plus E
Bryan Tower	Dallas, TX	0.4 mi.	79%	1973	1,124,021	$12.55	NNN ($7.45 PSF)
Thanksgiving Tower	Dallas, TX	0.4 mi.	81%	1982	1,375,663	$20.00	Plus E ($1.38 PSF)
2100 Ross	Dallas, TX	0.4 mi.	84%	1982	866,709	$26.00	Plus E ($1.25 PSF)
Fountain Place	Dallas, TX	0.6 mi.	88%	1985	1,200,266	$29.00	Plus E ($1.60 PSF)
Energy Plaza	Dallas, TX	0.4 mi.	92%	1984	1,027,363	$16.00	Full Service
(1)	Source: Appraisal
(2)	Based on the rent roll dated June 1, 2014.

1999 Bryan Street Dallas, TX 75201	Collateral Asset Summary – Loan No. 4 Harwood Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 72.6% 1.36x 9.3%

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	T-12 6/30/2014	U/W	U/W PSF
Base Rent	$11,400,475	$10,652,767	$11,731,682	$12,622,582	$12,583,647	$17.38
Rent Steps	0	0	0	0	65,944	0.09
Value of Vacant Space	0	0	0	0	2,188,622	3.02
Gross Potential Rent	$11,400,475	$10,652,767	$11,731,682	$12,622,582	$14,838,212	$20.50
Total Recoveries	803,819	853,502	899,882	819,866	1,432,641	1.98
Total Other Income(1)	874,783	846,697	1,145,691	1,267,500	1,277,769	1.76
Less: Vacancy(2)	0	0	0	0	(2,402,629)	(3.32)
Effective Gross Income	$13,079,077	$12,352,966	$13,777,255	$14,709,948	$15,145,993	$20.92
Total Operating Expenses	6,167,563	5,997,166	6,105,011	6,484,818	6,731,687	9.30
Net Operating Income	$6,911,514	$6,355,799	$7,672,244	$8,225,130	$8,414,306	$11.62
TI/LC	0	0	0	0	626,736	0.87
Capital Expenditures	0	0	0	0	144,793	0.20
Net Cash Flow	$6,911,514	$6,355,799	$7,672,244	$8,225,130	$7,642,778	$10.56

(1)	Total Other Income is primarily comprised of parking income.
(2)	U/W Vacancy is underwritten to the economic vacancy of 14.8%. As of the June 1, 2014 rent roll, the Harwood Center Property was 84.0% occupied.

Property Management. The Harwood Center Property is managed by FPG Texas Management, LP, a borrower affiliate.

Lockbox / Cash Management. The Harwood Center Loan is structured with a hard lockbox and springing cash management. The borrower sent tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. So long as no Cash Management Trigger Event Period (as defined below) exists, all funds in the clearing account are required to be released to the borrower. During the existence of a Cash Management Trigger Event Period, all funds in the lockbox account are swept daily to a cash management account under the control of the lender and applied during each interest period of the loan term to payments of debt service, required reserves, approved operating expenses and other items required under the loan documents. Provided no Cash Sweep Event Period (as defined below) exists, the remaining cash flow will be released to the borrower. During the existence of any Cash Sweep Event Period, all funds remaining in the cash management account are required to be held by the lender as additional collateral for the Harwood Center Loan in the major tenant reserve funds account if a Major Tenant Trigger Event (as defined below) is occurring, or in the excess cash flow account if a Major Tenant Trigger Event is not occurring.

A “Cash Management Trigger Event Period” will commence upon the occurrence of any of the following: (i) an event of default, (ii) any bankruptcy action of borrower or guarantor, (iii) any bankruptcy action of the manager, (iv) if the debt service coverage ratio based on the trailing 12 month period is less than 1.20x, (v) a Major Tenant Trigger Event, (vi) a felony indictment or an indictment for fraud of manager or any director or officer of manager or (vii) a Third Party Manager Trigger Event (as defined below). A “Cash Management Trigger Event Period” will end, (A) with respect to clause (i) above, upon the cure of such event of default and acceptance of such cure by lender, (B) with respect to clause (ii) above, upon the bankruptcy action being discharged, stayed or dismissed within 90 days and the lender’s determination that such bankruptcy action does not materially increase the borrower’s or guarantor’s monetary obligations or ability to perform their respective obligations under the loan documents, (C), with respect to clause (iii) above, (a) upon the bankruptcy action being discharged, stayed or dismissed within 120 days and lender’s determination that such bankruptcy action does not materially increase the manager’s monetary obligations or ability to perform its obligations under the loan documents or (b) upon borrower replacing manager with a qualified manager pursuant to a replacement management agreement, (D) with respect to clause (iv) above, upon the date the debt service coverage ratio based on the trailing 12 month period is greater than 1.25x for one quarter and (E) with respect to clause (v) above, upon the cure of a Major Tenant Trigger Event (as defined below).

A “Cash Sweep Event Period” will commence upon the occurrence of any of the following: (i) an event of default, (ii) any bankruptcy action of the borrower or guarantor, (iii) any bankruptcy action of manager, (iv) if the debt service coverage ratio based on the trailing 12 month period is less than 1.10x, or (v) a Third Party Manager Trigger Event. A “Cash Sweep Event Period” will end, (A) with respect to clause (i) above, upon the cure of such event of default and acceptance of such cure by the lender, (B) with respect to clause (ii) above, upon the bankruptcy action being discharged, stayed or dismissed within 90 days and the lender’s determination that such bankruptcy action does not materially increase the borrower’s or guarantor’s monetary obligations or ability to perform their respective obligations under the loan documents, (C) with respect to clause (iii) above, (a) upon the bankruptcy action being discharged, stayed or dismissed within 120 days and the lender’s determination that such bankruptcy action does not materially increase the manager’s monetary obligations or ability to perform its obligations under the loan documents or (b) if borrower replaces the manager with a qualified

1999 Bryan Street Dallas, TX 75201	Collateral Asset Summary – Loan No. 4 Harwood Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 72.6% 1.36x 9.3%

manager pursuant to a replacement management agreement and (D) with respect to clause (iv) above, upon the date the debt service coverage ratio based on the trailing 12 month period is greater than 1.15x for one quarter.

A “Major Tenant Trigger Event” means the occurrence of any of the following: (i) a Major Tenant (as defined below) providing notice of its intent to terminate or not extend or renew its lease, (ii) a Major Tenant fails to extend or renew its lease on or prior to 24 months of the then applicable expiration date of its lease, (iii) a Major Tenant fails to notify the landlord of its election to extend or renew its lease on or prior to the date required under the lease for the giving of such notice, (iv) an event of default under a Major Tenant lease, (v) the bankruptcy action of a Major Tenant or any guarantor of Major Tenant’s obligations under any Major Tenant lease, or (vi) the Major Tenant either (a) vacates or ceases to occupy or discontinues normal business operations in its space other than a temporary cessation of business operations for permitted renovations or necessary repairs, or (b) terminates or surrenders its lease. A “Major Tenant Trigger Event” will be cured upon the following: (A) with respect to clauses, (i), (ii) and (iii) above, either (a) the Major Tenant executes and delivers a lease extension to borrower and all tenant improvement costs, leasing commissions and other material costs and expenses are paid or an amount sufficient to cover said costs is deposited into the major tenant reserve account or (b) the borrower has re-let the entire Major Tenant space to one or more replacement tenant(s), (B) with respect to clause (iv) above, a cure of the applicable event of default, (C) with respect to clause (v) above, the affirmation of the Major Tenant lease in the applicable bankruptcy proceeding, provided that the Major Tenant is actually paying all rents and other amounts due under its lease and (D) with respect to clause (vi) above, either (a) the Major Tenant recommences its normal business operations or (b) the borrower has re-let the entire Major Tenant space to one or more replacement tenant(s).

“Major Tenant” means (i) Omnicom or (ii) any tenant or replacement that together with its affiliates, leases space comprising either (a) greater than 20% of the total rentable square footage or (b) 20% or more of the total in-place base rent.

“Third Party Manager Trigger Event” means the occurrence of (i) if the property is self-managed by the borrower or any of its affiliates, a felony indictment or an indictment for fraud of guarantor or any director or officer of borrower or guarantor or (ii) if the property is managed by a manager that is an affiliate of borrower or guarantor, a felony indictment or an indictment for fraud of such affiliated manager or any director or officer of such affiliated manager.

Initial Reserves. At closing, the borrower deposited (i) $1,006,706 into a tax reserve account, (ii) $26,874 into an insurance reserve account, (iii) $2,000,000 into the Omnicom Rollover reserve account for tenant improvement and leasing commissions that may be incurred in regards to the renewal or retenanting of the Omnicom space, (iv) $56,782 into the Ground Rent reserve account, (v) $1,000,000 into the Omnicom Free Rent reserve account for free rent due to Omnicom, (vi) $61,358 into the Parking Rent reserve account, (vii) $221,739 into the other tenant Free Rent reserve account for free rent due to Cantey & Hanger, CT Corporation, Ikon Office Solutions, SWACHA, and Viewpointe, and (viii) $96,579 into the landlord obligations holdback reserve account for outstanding Landlord Obligations due to Cantey & Hanger and SWACHA.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $117,059, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $10,336, into an insurance reserve account, (iii) $12,066 into a capital expenditure reserve account, (iv) $75,413 into a TI/LC reserve account, (v) an amount equal to the ground rent that will be payable under each ground lease for the month immediately following the month in which the monthly payment occurs, which currently equates to $18,927, into a Ground Rent reserve account, (vi) $52,083 into the Omnicom Free Rent reserve account, which deposit will not be required after the monthly payment due in July 2017, (vii) an amount equal to the Parking Rent that will be payable under each parking agreement for the month immediately following the month in which the monthly payment occurs, which currently equates to $61,358, into a Parking Rent reserve account, and (viii) $27,778 into the Jacobs Engineering Free Rent reserve account, which deposit will not be required after the monthly payment due in July 2017.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. The borrower is permitted to obtain future mezzanine financing provided, among other conditions: (i) the combined LTV ratio does not exceed 85.0% and (ii) the combined debt service coverage ratio is at least 1.10x.

The borrower has requested the lender’s consent in connection with a proposed transfer of a 25% indirect interest in the borrower, which proposed transfer includes, without limitation, a preferred investment in the amount of $6,500,000 with a required monthly payment of a 9.5% current preferred return and a mandatory redemption date occurring in September 2024. Such request is pending review of the COMM 2014-UBS5 master servicer.

Ground Lease. The Harwood Center Property is comprised of four parcels, three of which, totaling 38,005 sq. ft., are subject to long-term ground leases. The lessors on the ground leases are FRK Properties, Inc., the Estate of Elise M. Kleuser and Maher Properties Two. The ground lease with FRK Properties, Inc. commenced on May 1, 1978 and expires on May 1, 2077. The ground lease with the Estate of Elise M. Kleuser commenced on September 1, 1978 and expires on September 1, 2077. The ground lease with Maher

1999 Bryan Street Dallas, TX 75201	Collateral Asset Summary – Loan No. 4 Harwood Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 72.6% 1.36x 9.3%

Properties Two commenced on November 1, 1978 and expires on November 1, 2077. All three ground leases expire in 2077, approximately 53 years after the Harwood Center Loan’s maturity date. The aggregate ground rent remains $227,129 per year until 2018, at which time the rental payments reset to 8% of the appraised value of the parcels for the next 10 year period.

1999 Bryan Street Dallas, TX 75201	Collateral Asset Summary – Loan No. 4 Harwood Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 72.6% 1.36x 9.3%

Harwood Center
1999 Bryan Street
Dallas, TX 75201
Dallas
DOWNTOWN
UPTOWN
ARTS DISTRICT
HISTORIC DISTRICT
GOVERNMENT DISTRICT
FARMERS MARKET
DEEP ELLUM
REUNION
Highland Park
DALLAS LOVE FIELD AIRPORT
GREENWAY PARK
Southern Methodist University
Dallas Country Club
KNOX PARK
PERRY HEIGHTS
OAK LAWN
COCHRAN HEIGHTS
OLD EAST DALLAS
ARLINGTON PARK
WEST DALLAS
LA BAJADA
Southwestern Medical Center
Dallas Trade Mart
Dallas Market Center
Texas Scottish Rite Hospital
Emanuel Cemetery
Greenwood Cemetery
CityPlace Market
American Airlines Center
Dallas Museum of Art
City Hall
Dallas Convention Center
Reunion Arena
Texas State Fair Grounds
Cotton Bowl
Trinity River
Trinity River Greenbelt Park
DART
DALLAS NORTH TOLLWAY
STEMMONS FWY
RODGERS FWY
E R L THORNTON FWY
DALLAS FORT WORTH TPKE
R L THORNTON FWY
HAWN FWY
Fort Worth
Arlington
Grand Prairie
Irving
Dallas

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Culver City, CA 90232	Collateral Asset Summary – Loan No. 5 Culver City Creative Office	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,500,000 73.4% 1.40x 8.9%

Culver City, CA 90232	Collateral Asset Summary – Loan No. 5 Culver City Creative Office	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,500,000 73.4% 1.40x 8.9%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsors:	Frederick N. Smith; Laurie M. Smith
Borrower:	Hayden and National, L.P.
Original Balance:	$56,500,000
Cut-off Date Balance:	$56,500,000
% by Initial UPB:	4.8%
Interest Rate:	4.4100%
Payment Date:	6th of each month
First Payment Date:	November 6, 2014
Maturity Date:	October 4, 2024
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$124,195	$17,742
Insurance:	$0	Springing
Replacement:	$0	$2,625
TI/LC:	$134,767	$22,371
Free Rent:	$591,588	NAP
RealD Free Rent:	$631,658	NAP
RealD Holdback(2):	$2,000,000	NAP
Omelet Holdback(3):	$1,929,966	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$359
Balloon Balance / Sq. Ft.:	$290
Cut-off Date LTV(4):	73.4%
Balloon LTV(4):	59.3%
Underwritten NOI DSCR(5):	1.48x
Underwritten NCF DSCR(5):	1.40x
Underwritten NOI Debt Yield(5):	8.9%
Underwritten NCF Debt Yield(5):	8.4%
Underwritten NOI Debt Yield at Balloon(5):	11.0%
Underwritten NCF Debt Yield at Balloon(5):	10.4%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Culver City, CA
Year Built / Renovated:	1946 / 2014
Total Sq. Ft.:	157,491
Property Management:	Samitaur Constructs
Underwritten NOI:	$5,042,945
Underwritten NCF:	$4,750,864
“As Complete” Appraised Value(4):	$77,000,000
“As Complete” Appraisal Date:	October 1, 2014

Historical NOI
Most Recent NOI:	$4,186,277(T-12 March 31, 2014)
2013 NOI:	$3,869,125 (December 31, 2013)
2012 NOI:	$3,836,656 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy(6):	97.9% (September 4, 2014)
2013 Occupancy:	97.7% (December 31, 2013)
2012 Occupancy:	97.9% (December 31, 2012)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	See “RealD Holdback” herein.
(3)	See “Omelet Holdback” herein.
(4)
The “As Complete” value is based on the completion of the Pterodactyl Building, which is anticipated to occur in the fourth quarter of 2014, and assumes RealD has executed a lease to occupy the 28,199 sq. ft. space currently leased to Ogilvy & Mather. The Pterodactyl Building is 100% leased to Omelet, which is anticipated to take occupancy in the fourth quarter of 2014. RealD has signed a letter of intent for the Ogilvy & Mather space. Based on the “As Is” Appraised Value of $74,000,000, the Cut-off Date LTV and Balloon LTV are 76.4% and 61.7%, respectively.

(5)	DSCR and Debt Yield calculations are based on RealD being in occupancy and paying full unabated rent.
(6)	Assumes Omelet (expected to occupy 100% of the Pterodactyl Building (8.1% of NRA) commencing in the fourth quarter of 2014) is in occupancy.

Culver City, CA 90232	Collateral Asset Summary – Loan No. 5 Culver City Creative Office	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,500,000 73.4% 1.40x 8.9%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
RealD(1)	NR/NR/NR	28,199	17.9%	$38.40	21.1%	7/30/2025
Media Navi (M-GO)	NR/NR/NR	20,480	13.0%	$32.75	13.1%	3/31/2016
Wild Card Media	NR/NR/NR	18,091	11.5%	$32.16	11.4%	8/31/2018
Omelet(2)	NR/NR/NR	12,730	8.1%	$39.00	9.7%	11/30/2019
Anonymous Content(3)	NR/NR/NR	11,145	7.1%	$28.19	6.1%	12/31/2021
Total Major Tenants		90,645	57.6%	$34.71	61.4%
Remaining Tenants(4)		63,552	40.4%	$31.08	38.6%
Total Occupied Collateral		154,197	97.9%	$33.21	100.0%
Vacant		3,294	2.1%
Total		157,491	100.0%

(1)
The 28,199 sq. ft. RealD space is currently occupied by Ogilvy & Mather. RealD has a signed a letter of intent (“LOI”) to take over the space. If RealD does not execute a new lease, Ogilvy & Mather is contractually obligated for this space through a lease that expires in October 2016.

(2)
Omelet is anticipated to take occupancy in the fourth quarter of 2014 upon completion of the Pterodactyl Building. If the Omelet space has not been delivered by December 21, 2014, Omelet has the right to terminate its lease; provided, however, the borrower may void termination notice from Omelet if, within five days of receipt of such termination notice, the borrower notifies tenant that it will deliver the space ready for occupancy within 30 days (and such space is delivered in that time frame).

(3)
Anonymous Content has executed two expansion leases at the Culver City Creative Office Property and will be taking over 3,305 sq. ft. in April 2016 and 7,869 sq. ft. in October 2015. After the expansions are complete, Anonymous Content will occupy 22,319 sq. ft.

(4)	Samitaur Constructs, a sponsor affiliate, leases 7,203 sq. ft. on a month-to-month basis.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	2	9,191	5.8%	9,191	5.8%	$28.06	5.0%	5.0%
2014	0	0	0.0%	9,191	5.8%	$0.00	0.0%	5.0%
2015	3	17,687	11.2%	26,878	17.1%	$32.17	11.1%	16.1%
2016	3	27,219	17.3%	54,097	34.3%	$32.83	17.4%	33.6%
2017	1	10,345	6.6%	64,442	40.9%	$30.39	6.1%	39.7%
2018	3	37,681	23.9%	102,123	64.8%	$31.66	23.3%	63.0%
2019	1	12,730	8.1%	114,853	72.9%	$39.00	9.7%	72.7%
2020	0	0	0.0%	114,853	72.9%	$0.00	0.0%	72.7%
2021	1	11,145	7.1%	125,998	80.0%	$28.19	6.1%	78.9%
2022	0	0	0.0%	125,998	80.0%	$0.00	0.0%	78.9%
2023	0	0	0.0%	125,998	80.0%	$0.00	0.0%	78.9%
2024	0	0	0.0%	125,998	80.0%	$0.00	0.0%	78.9%
Thereafter	1	28,199	17.9%	154,197	97.9%	$38.40	21.1%	100.0%
Vacant	NAP	3,294	2.1%	157,491	100.0%	NAP	NAP
Total / Wtd. Avg.	15	157,491	100.0%			$33.21	100.0%
(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the stacking plan.

The Loan. The Culver City Creative Office loan (the “Culver City Creative Office Loan”) is a $56.5 million fixed rate loan secured by the borrower’s fee simple interest in a 157,491 sq. ft., 10-building interconnected creative office campus located at 3520-3528, 3530-3536, 3540A-3542A Hayden Avenue and 8536 National Boulevard in Culver City, CA (the “Culver City Creative Office Property”). The Culver City Creative Office Loan has a 10-year term and amortizes on a 30-year schedule. The Culver City Creative Office Loan accrues interest at a fixed rate equal to 4.4100%. Loan proceeds were used to pay off previous debt of approximately $22.2 million, fund upfront reserves of approximately $5.4 million, pay closing costs of approximately $0.8 million, and return approximately $28.1 million of equity to the borrower. Based on the “As Complete” appraised value of $77.0 million as of October 1, 2014, the “As Complete” cut-off date LTV ratio is 73.4%.

Culver City, CA 90232	Collateral Asset Summary – Loan No. 5 Culver City Creative Office	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,500,000 73.4% 1.40x 8.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$56,500,000	100.0%	Loan Payoff	$22,209,765	39.3%
			Reserves	$5,412,174	9.6%
			Closing Costs	$786,092	1.4%
			Return of Equity	$28,091,970	49.7%
Total Sources	$56,500,000	100.0%	Total Uses	$56,500,000	100.0%

The Borrower / Sponsor. The borrower, Hayden and National, L.P., is a single purpose Delaware limited partnership structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and nonrecourse carve-out guarantors are Frederick N. Smith and Laurie M. Smith on a joint and several basis.

Samitaur Constructs, owned and founded by Frederick N. Smith and Laurie M. Smith, is a highly experienced diversified and multi‐functional design, development, construction, leasing, and property management firm that has been operating in Los Angeles for over 35 years. The firm has developed approximately 1.0 million square feet of innovative office and studio space valued at more than $180.0 million, in the city of Los Angeles. Samitaur Constructs is best known for its development of the Hayden Tract area of Culver City and has won numerous awards for its design and construction.

The Property. The Culver City Creative Office Property consists of 10 office buildings totaling 157,491 sq. ft. located at 3520-3528, 3530-3536, 3540A-3542A Hayden Avenue and 8536 National Boulevard within the Hayden Tract in Culver City, California. Additionally, the Culver City Creative Office Property includes a parking structure with a 12,730 sq. ft. roof-top office suite, known as the Pterodactyl Building, which is currently in the late stages of development with an anticipated completion date by the end of 2014. The Culver City Creative Office Property was originally constructed in 1946 as an industrial building and has been renovated multiple times, the most recent of which was in 2014 with the Pterodactyl Building. The Culver City Creative Office Property is part of a larger 12 building creative office park, known as Conjunctive Points, which includes a shared center surface parking lot and three-story parking structure. Along with the parking structure, there are 754 parking spaces, which equates to 4.84 spaces per 1,000 sq. ft. The Culver City Creative Office Property is also located approximately one block from the new Exposition Light Rail line and is near Interstate-10 and Interstate-405, two major highway systems in the Los Angeles metropolitan area. The Culver City Creative Office Property is located in the Alquist-Priolo earthquake fault zone. For additional information see “Risk Factors—Risks Related to the Mortgage Loans—Geographic Concentration Exposes Investors to Greater Risk of Default and Loss” in the free writing prospectus.

As of September 4, 2014, the Culver City Creative Office Property was 97.9% leased to 15 tenants, with the five largest tenants, representing 57.6% of the net rentable sq. ft. The Culver City Creative Office Property has maintained 97.7% occupancy since 2012 and has used most of the vacant office space as sponsor storage.

Environmental Matters. The Phase I environmental report, dated June 27, 2014, prepared in connection with the origination of the Culver City Creative Office Loan revealed no evidence of recognized environmental conditions in connection with the property. The report recommended the implementation of an asbestos operations and maintenance program, which was in place at origination.

Major Tenants.

RealD (28,199 sq. ft., 17.9% of NRA, 21.1% of U/W Base Rent). RealD Inc. (“RealD”) (NYSE: RLD) operates as a licensor of 3D and other visual technologies worldwide. The company designs, manufactures, licenses, and markets RealD cinema systems that enable digital cinema projectors to show 3D motion pictures and alternative 3D content to consumers wearing its RealD eyewear. RealD 3D technology has been used by many consumer electronics companies, component manufacturers and broadcasters to deliver the digital 3D entertainment experience to televisions, computers, home theaters, and consumer electronic devices. RealD executed a letter of intent and is in the process of negotiating a leasing agreement to occupy the 28,199 sq. ft. currently leased by Ogilvy & Mather. The lease agreement has an anticipated commencement date 90 days following the delivery of the space, which is anticipated to be in the fourth quarter of 2014. If RealD does not execute a new lease, Ogilvy & Mather will remain as the tenant under the current lease which expires in October 2016. Ogilvy & Mather is one of the largest marketing communications companies in the world with more than 500 offices in 126 countries.

MediaNaviCo, LLC (“M-GO”) (20,480 sq. ft., 13.0% of NRA, 13.1% of U/W Base Rent). M-GO is a pay‐as‐you‐go digital entertainment service that provides instant access to movies and television shows on streaming media devices, smart television, computers and portable devices. M-GO is venture-backed by Dreamworks Animation and Technicolor and has digital licensing agreements with companies such as NBCUniversal, Paramount, Lionsgate, 20th Century Fox, Warner Brothers, Sony Pictures, DreamWorks, Starz, CBS, and Disney. M-GO has one 3-year renewal option with at least 10 months’ notice at fair market rent and no termination options.

Culver City, CA 90232	Collateral Asset Summary – Loan No. 5 Culver City Creative Office	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,500,000 73.4% 1.40x 8.9%

Wild Card Media (18,091 sq. ft., 11.5% of NRA, 11.4% of U/W Base Rent). Wild Card Media is a theatrical advertising agency that creates theatrical motion picture campaigns, on-air promotions, interactive game advertising and entertainment-related marketing materials. Wild Card Media, founded in 2007 by Nick Temple, has worked on major studio campaigns for movies such as Man of Steel, Lincoln, Life of Pi, The Great Gatsby, Oblivion, Lone Survivor and Prometheus, among others. Wild Card Media has two 3-year renewal options with at least 10 months notice at fair market rent and has no termination options.

The Market. The Culver City Creative Office Property is located in the Hayden Tract submarket within the Los Angeles office market. Hayden Tract, an 86-acre district, is located approximately halfway between downtown Los Angeles and Santa Monica. The area is known for its architectural style and is home to such companies as Beats by Dre, Nike, Red Bull, Eric Owen Moss Architects, Tennis Channel, Perry Ellis and Rock+Republic, among others. The 2014 population within a 5-mile radius of the Culver City Creative Office Property is 914,270, and the 2014 average household income within a 1, 3, and 5-mile radius is $73,026, $78,899, and $78,357, respectively.

Hayden Tract is in close proximity to two major freeways, the Santa Monica Freeway Interstate-10 and the San Diego Freeway Interstate-405 and is within blocks of the new passenger rail service Exposition Light Rail line. The Exposition Light Rail line (the “Expo Line”) currently connects downtown Los Angeles to its surrounding areas, including the University of Southern California and Culver City, and is being expanded to extend out to Santa Monica. The metropolitan transportation authority estimate this rail line could be one of the most heavily traveled in the United States, with nearly 64,000 passengers a day expected by 2030. Phase I of the Expo Line, which connects downtown Los Angeles and Culver City, was completed in April 2012 and Phase II of the Expo Line project, which connects Culver City to Santa Monica, is scheduled for completion in 2015. Rail service in the area is also provided by Amtrak and Metrolink. The Los Angeles International Airport, which is the fifth busiest airport in the world and third busiest in the United States, is approximately five miles south of the Culver City Creative Office Property. The Long Beach Airport and the Burbank Airport are also within 25 miles of the property. Culver City bus provides public transit service on seven regular routes that cover 25.5 square miles of Westside communities and 52 compressed natural gas (CNG) buses provide service during peak weekday hours, carrying over 5.0 million passengers annually.

According to brokers in this market, the tenants who prefer creative office space do not typically consider more traditional Class A office buildings. Thus, the traditional office market reports do not accurately reflect the strength of this submarket. A local brokerage company tracking creative office space reported a 6.3% creative office submarket vacancy in the first quarter of 2014, a 480 basis point decrease from the prior year. In addition, the creative space submarket has historically generated higher rents and lower vacancies than traditional space in the market. Creative office asking rents for Culver City and West Los Angeles were $35.64 PSF during the first quarter of 2014, a 9.2% increase over first quarter 2013.

Based on comparable properties, the appraiser concluded a market rent of $33.60 PSF modified gross for all the space at the Culver City Creative Office Property except for the Pterodactyl Building, which was estimated at $39.00 PSF modified gross. The appraiser estimated tenant improvements at $15.00 PSF for new leases and $5.00 PSF for renewals. Additionally, the appraisal identified seven sales comparables that ranged from $307 PSF to $672 PSF. The most comparable competitive set of properties can be seen in the subsequent chart:

Competitive Set(1)
Property	Distance From Subject	Major Tenants	Year Built / Renovated	Total Building Lease Area (Sq. Ft.)	Total Building Occupancy %	Property Type
Culver City Creative Office Property	NAP	RealD, M-GO	1946 / 2014	157,491(2)	97.9%(2)	Creative Office
5900 Blackwelder	0.1 miles	Gentleman Scholar	1978 / 2014	42,498	100.0%	Creative Office
3562-3582 Eastham	0.3 miles	Bidz.com	1952 / 2000	70,700	100.0%	Creative Office
Conjunctive Points	0.1 miles	Nike	1948 / 2006	57,489	100.0%	Creative Office
Conjunctive Points – Hayden/National	0.1 miles	Red Bull	1997	52,332	99.2%	Creative Office
Tennis Channel Building	0.1 miles	Tennis Channel	1949	14,380	100.0%	Creative Office
Hayden Creative	0.3 miles	Beats by Dre	1976 / 2014	32,755	100.0%	Creative Office
(1)	Source: Appraisal
(2)	Based on rent roll dated September 4, 2014

Culver City, CA 90232	Collateral Asset Summary – Loan No. 5 Culver City Creative Office	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,500,000 73.4% 1.40x 8.9%

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	T-12 3/31/2014	U/W	U/W PSF
Base Rent(1)	$3,693,445	$3,862,670	$4,077,703	$5,277,376	$33.51
Value of Vacant Space	0	0	0	108,702	0.69
Gross Potential Rent	$3,693,445	$3,862,670	$4,077,703	$5,386,078	$34.20
Total Recoveries	392,292	340,218	339,479	394,479	2.50
Total Other Income	960,484	1,051,249	1,096,404	1,096,404	6.96
Less: Vacancy(2)	0	0	0	(289,028)	(1.84)
Effective Gross Income	$5,046,221	$5,254,136	$5,513,585	$6,587,932	$41.83
Total Operating Expenses	1,209,564	1,385,011	1,327,308	1,544,987	9.81
Net Operating Income	$3,836,656	$3,869,125	$4,186,277	$5,042,945	$32.02
TI/LC	0	0	0	268,457	1.70
Capital Expenditures	0	0	0	23,624	0.15
Net Cash Flow	$3,836,656	$3,869,125	$4,186,277	$4,750,864	$30.17

(1)	U/W Base Rent includes $155,813 in contractual step rent through September 2015.
(2)	U/W Vacancy represents 5.0% of gross income. The Culver City Creative Office Property has maintained 97.7% occupancy since 2012.

Property Management. The Culver City Creative Office Property is managed by Samitaur Constructs, a borrower affiliate.

Lockbox / Cash Management. The Culver City Creative Office Loan is structured with a hard lockbox and springing cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by the lender. Prior to a Trigger Event (as defined herein), all sums deposited into the clearing account will be transferred into the borrower’s operating account. Following a Trigger Event, any sums on deposit in the clearing account will be transferred on a daily basis to an account controlled by the lender.

A “Trigger Event” will commence upon the occurrence of (i) an event of default or (ii) if the debt service coverage ratio falls below 1.10x on the last day of any calendar quarter. A Trigger Event will cease to exist upon (a) with respect to clause (i) above, such event of default has been cured and (b) with respect to clause (ii) above, the debt service coverage ratio equals or exceeds 1.15x for two consecutive quarters.

Initial Reserves. At loan closing, the borrower deposited (i) $124,195 into a tax reserve account, (ii) $134,767 into the TI/LC reserve account, (iii) $591,588 into a free rent reserve account ($100,137 of which is related to Anonymous Content), (iv) $631,658 into a RealD free rent reserve account (which amount is equal to seven months of free rent permitted under the RealD lease) (v) $2,000,000 into a RealD holdback reserve account (as described below) and (vi) $1,929,966 into an Omelet holdback reserve account (as described below).

RealD Holdback. At loan closing, the borrower deposited $2,000,000 into the RealD Holdback reserve account, which amount will be held by the lender as additional collateral for the Culver City Creative Office Loan; provided, however, the borrower may request the release of a portion of such amounts, provided no event of default is continuing, for tenant improvement allowances and leasing commissions incurred in connection with the RealD space (or in the event that RealD terminates its lease, a replacement tenant for such space). In addition, at such time as either the tenant has satisfied certain occupancy conditions or the Culver City Creative Office Property has achieved a debt yield of at least 8.0% for two consecutive quarters, amounts in the RealD Holdback reserve will be released to the borrower.

Omelet Holdback. At loan closing, the borrower deposited $1,929,966 into an Omelet Holdback reserve account, which amount will be held by the lender as additional collateral for the Culver City Creative Office Loan; provided, however, the borrower may request the release of a portion of the funds from the Omelet Holdback reserve, provided no event of default is continuing, for tenant improvement allowances, leasing commissions and capital expenditures incurred in connection with the Omelet space (or in the event that Omelet terminates its lease, a replacement tenant for such space). In addition at such time that Omelet or the applicable replacement tenant(s) have satisfied certain occupancy conditions, amounts in the Omelet Holdback reserve will be released to the borrower.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $17,742, into a tax reserve account, (ii) $2,625 into a replacement reserve account, and (iii) $22,371 into a TI/LC reserve account, subject to a TI/LC reserve cap equal to 24 times the then required monthly reserve deposit (currently $536,904). In addition, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into the insurance reserve if an acceptable blanket insurance policy is no longer in place.

Culver City, CA 90232	Collateral Asset Summary – Loan No. 5 Culver City Creative Office	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,500,000 73.4% 1.40x 8.9%

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Culver City, CA 90232	Collateral Asset Summary – Loan No. 5 Culver City Creative Office	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,500,000 73.4% 1.40x 8.9%

CARTIFACT
Culver City Creative Office
3520-3528, 3530-3536,
3540A-3542A Hayden Avenue and
8536 National Boulevard
Culver City, CA 90232
HOLLYWOOD HILLS
HOLLYWOOD
West Hollywood
Beverly Hills
Los Angeles
MID-CITY
Santa Monica
Culver City
Marina del Rey
Playa Vista
Inglewood
El Segundo
LOS ANGELES INTERNATIONAL AIRPORT
SANTA MONICA MUNICIPAL AIRPORT
Skirball Cultural Center
University of Judaism
Mt St Marys College-Chalon Campus
The Getty Center
UCLA
UCLA Medical Center
Drake Stadium
Fowler Museum
WESTWOOD VILLAGE
WESTWOOD
BRENTWOOD
WESTSIDE
SAWTELLE
WEST LOS ANGELES
BEL AIR ESTATES
HOLMBY HILLS
BEVERLY GLEN
TROUSDALE ESTATES
Greystone Mansion
SUNSET STRIP
MELROSE AVENUE
GOLDEN TRIANGLE
CENTURY CITY
Westfield Century City
20th Century Fox Studios
Museum of Tolerance
Cedars Sinai Medical Ctr
Beverly Center
Pacific Design Center
CBS TV
The Grove
Farmers Market
LACMA
La Brea Tar Pits
MIRACLE MILE
PURPLE LINE (PLANNED)
RED LINE
EXPO LINE
EXPO LINE (PHASE 2)
FAIRFAX/ LITTLE ETHIOPIA
PICO-ROBERTSON
CHEVIOT HILLS
La Cienega Plaza
Kaiser Permanente Medical Center
BALDWIN VILLAGE
BALDWIN VISTA
JEFFERSON PARK
LEIMERT PARK
Santa Barbara Plaza
Culver Studios
DOWNTOWN CULVER CITY
Sony Studios
PALMS
MAR VISTA
Westside Pavilion
Santa Monica Studios
Santa Monica College
THIRD STREET PROMENADE
OCEAN PARK
MAIN STREET
Santa Monica Pier
Venice Beach
VENICE
Villa Marina Marketplace
DEL REY
Holy Cross Cemetery
Kindred Hospital
Fox Hills Mall
FOX HILLS
VIEW PARK WINDSOR HILLS
CRENSHAW
HYDE PARK
VERMONT KNOLLS
Loyola Marymount University
WESTCHESTER
Otis College of Art & Design
Northrop-Rice Aviation Inst.
Univ. of West LA
Centinella Freeman Regional Medical Ctr
Inglewood Park Cemetery
The Great Western Forum
Hollywood Park
Centinella Hospital
LENNOX
Griffith Park
Lake Hollywood
Ford Amphitheatre
Hollywood Bowl
Hollywood & Highland
Walk of Fame
Henson Studios
Sunset & Gower Studios
The Lot
Paramount Studios
WINDSOR SQUARE
HANCOCK PARK
LARCHMONT VILLAGE
COUNTRY CLUB PARK
St Elmo Village
Veterans Administration Medical Center
Pasadena
Burbank
Long Beach
Anaheim
Santa Ana
PACIFIC OCEAN

80 and 90 Maiden Lane New York, NY 10038	Collateral Asset Summary – Loan No. 6 80 and 90 Maiden Lane	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 61.7% 1.73x 7.9%

80 and 90 Maiden Lane New York, NY 10038	Collateral Asset Summary – Loan No. 6 80 and 90 Maiden Lane	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 61.7% 1.73x 7.9%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Recapitalization
Sponsors:	Robert Wolf; Paul Wasserman; Normandy Real Estate Fund III, LP
Borrowers:	W 80 Maiden Owner LLC; NK 80 Maiden Owner, LLC; Wassco LLC
Original Balance(1):	$55,000,000
Cut-off Date Balance(1):	$55,000,000
% by Initial UPB:	4.7%
Interest Rate:	4.2645%
Payment Date:	6th of each month
First Payment Date:	October 6, 2014
Maturity Date:	September 6, 2019
Amortization:	Interest Only
Additional Debt(1):	$90,000,000 Pari Passu Debt
Call Protection:	L(25), D(31), O(4)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$872,250	$290,750
Insurance:	$185,141	$15,428
Replacement:	$0	$6,901
TI/LC:	$0	$46,005
Required Repairs:	$312,500	NAP
Recent Leasing(3):	$1,805,502	NAP

Financial Information(4)
Cut-off Date Balance / Sq. Ft.:	$263
Balloon Balance / Sq. Ft.:	$263
Cut-off Date LTV:	61.7%
Balloon LTV:	61.7%
Underwritten NOI DSCR(5):	1.83x
Underwritten NCF DSCR(5):	1.73x
Underwritten NOI Debt Yield:	7.9%
Underwritten NCF Debt Yield:	7.5%
Underwritten NOI Debt Yield at Balloon:	7.9%
Underwritten NCF Debt Yield at Balloon:	7.5%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type(6):	CBD Office
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1810, 1912 / 1986, 1988, 2004, 2013
Total Sq. Ft.(6):	552,064
Property Management:	WNK Maiden Management LLC
Underwritten NOI(7):	$11,457,970
Underwritten NCF:	$10,823,096
Appraised Value:	$235,000,000
Appraisal Date:	July 1, 2014

Historical NOI(7)
2013 NOI:	$7,773,405 (December 31, 2013)
2012 NOI:	$10,967,477 (December 31, 2012)
2011 NOI:	$9,977,116 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	94.1% (April 30, 2014)
2013 Occupancy:	95.1% (December 31, 2013)
2012 Occupancy:	99.0% (December 31, 2012)
2011 Occupancy:	99.0% (December 31, 2011)
(1)
The Original Balance and Cut-off Date Balance of $55.0 million represent the non-controlling Note A-2 of a $145.0 million whole loan (the “80 and 90 Maiden Lane Loan Combination”) evidenced by two pari passu notes. The pari passu companion loan is the controlling Note A-1 with a Cut-off Date Balance of $90.0 million, which was securitized in the COMM 2014-LC17 transaction.

(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)	The Recent Leasing reserve represents $1,100,000 of tenant improvements for NYC DOI, $60,049 of tenant improvements for United Cerebral Palsy and $645,453 in free rent associated with NYC DOI.
(4)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate 80 and 90 Maiden Lane Loan Combination.
(5)
Underwritten NOI DSCR and Underwritten NCF DSCR are based on the interest only debt service payment. Based on a 30-year amortization schedule, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.34x and 1.26x, respectively.

(6)	The 80 and 90 Maiden Lane Property has 29,146 sq. ft. of retail space (5.3% of NRA) leased to eight tenants.
(7)
The decrease in NOI from 2012 to 2013 and the subsequent increase to Underwritten NOI was primarily due to two major tenants, SUNY and Met Council, vacating the 80 and 90 Maiden Lane Property. These two spaces were re-leased to Catholic Charities of NY in November 2013 and Accion East in March 2013. Additionally, since 2013, 14 tenants totaling 102,259 sq. ft. have either executed new leases or expanded their current space at the 80 and 90 Maiden Lane Property.

80 and 90 Maiden Lane New York, NY 10038	Collateral Asset Summary – Loan No. 6 80 and 90 Maiden Lane	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 61.7% 1.73x 7.9%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Office Tenants
NY Dept of Investigation	AA/Aa2/AA	107,668	19.5%	$33.79	21.1%	7/31/2025(2)
Office of Children & Family Services	AA/Aa2/AA	45,924	8.3%	$30.70	8.2%	12/31/2015(3)
United Cerebral Palsy	NR/NR/NR	30,121	5.5%	$30.82	5.4%	8/31/2023
NYC Dept of Education	AA/Aa2/AA	26,474	4.8%	$39.41	6.1%	7/31/2020(4)
Catholic Charities of NY	NR/NR/NR	26,438	4.8%	$27.39	4.2%	4/30/2029(5)
Total Major Office Tenants		236,625	42.9%	$32.73	45.0%
Remaining Office Tenants		253,615	45.9%	$31.14	45.9%
Total Occupied Office Tenants		490,240	88.8%	$31.91	90.9%
Vacant Office		32,678	5.9%
Total Office		522,918	94.7%

Retail Tenants
Duane Reade	NR/Baa1/BBB	7,530	1.4%	$49.01	2.1%	7/31/2017
Gristedes Foods Inc.	NR/NR/NR	7,500	1.4%	$69.00	3.0%	9/30/2027
Mala Dees Stores	NR/NR/NR	3,440	0.6%	$39.56	0.8%	5/31/2019
Gerasimos Inc.	NR/NR/NR	3,300	0.6%	$29.53	0.6%	8/31/2019
Jersey Mikes	NR/NR/NR	3,200	0.6%	$100.00	1.9%	7/31/2023
Total Major Retail Tenants		24,970	4.5%	$57.67	8.4%
Remaining Retail Tenants		4,176	0.8%	$31.95	0.8%
Total Occupied Retail Tenants		29,146	5.3%	$53.99	9.1%
Vacant Retail		0	0.0%
Total Retail		29,146	5.3%
Total		552,064	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
NY Dept of Investigation (“NYC DOI”) has a one-time right to terminate its expansion space lease for 7,693 sq. ft. on the 14th floor on June 30, 2016 with at least six months prior notice and payment of $60,996. On June 30, 2022, NYC DOI may freely release the 14th floor at no cost with at least six months prior notice. NYC DOI has the right to terminate its expansion space lease upon borrowers’ failure to complete the required work at this space. The borrowers have notice and cure rights prior to a termination of the expansion space. All costs associated with such tenant improvement work have been reserved with lender. The 80 and 90 Maiden Lane Loan is structured with an excess cash flow sweep upon certain triggers related to the NYC DOI tenant. See “Lockbox / Cash Management” herein.

(3)
The Office of Children & Family Services has the right to freely terminate 3,942 sq. ft. of its space on the fourth floor with at least six months prior notice. Additionally, the Office of Children & Family Services is permitted to terminate its lease at any time its government appropriations are not available or allocated for lease obligations. The Office of Children & Family Services has one, 5-year renewal option.

(4)	The NYC Dept of Education can freely terminate its lease with 180 days prior notice.
(5)	Catholic Charities of NY has one, 5-year renewal option.

80 and 90 Maiden Lane New York, NY 10038	Collateral Asset Summary – Loan No. 6 80 and 90 Maiden Lane	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 61.7% 1.73x 7.9%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative% of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM(2)	1	15,170	2.7%	15,170	2.7%	$6.16	0.5%	0.5%
2014	3	6,087	1.1%	21,257	3.9%	$38.94	1.4%	1.9%
2015	9	78,735	14.3%	99,992	18.1%	$33.61	15.4%	17.3%
2016	8	55,723	10.1%	155,715	28.2%	$29.82	9.7%	26.9%
2017	14	59,825	10.8%	215,540	39.0%	$33.22	11.5%	38.5%
2018	4	9,016	1.6%	224,556	40.7%	$39.93	2.1%	40.6%
2019	6	22,658	4.1%	247,214	44.8%	$35.79	4.7%	45.3%
2020	4	42,674	7.7%	289,888	52.5%	$36.07	8.9%	54.2%
2021	3	17,187	3.1%	307,075	55.6%	$32.60	3.3%	57.5%
2022	3	8,988	1.6%	316,063	57.3%	$31.56	1.6%	59.1%
2023	5	54189	9.8%	370,252	67.1%	$35.36	11.1%	70.3%
2024	1	7,528	1.4%	377,780	68.4%	$31.93	1.4%	71.7%
Thereafter	3	141,606	25.7%	519,386	94.1%	$34.46	28.3%	100.0%
Vacant	NAP	32,678	5.9%	552,064	100.0%	NAP	NAP
Total / Wtd. Avg.	64	552,064	100.0%			$33.15	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.
(2)	The space at the 80 and 90 Maiden Lane Property classified as MTM is owner occupied basement space by AM Property Management.

The Loan. The 80 and 90 Maiden Lane loan (the “80 and 90 Maiden Lane Loan”) consists of the non-controlling Note A-2 with a Cut-off Date Balance of $55.0 million of a fixed rate whole loan in the aggregate original principal amount of $145.0 million (the “80 and 90 Maiden Lane Loan Combination”). The 80 and 90 Maiden Lane Loan Combination is secured by the borrowers’ fee simple interest in two adjacent office buildings totaling 552,064 sq. ft., located at 80 and 90 Maiden Lane, New York City on Maiden Lane between Pearl and William Streets (the “80 and 90 Maiden Lane Property”). Only the non-controlling Note A-2 will be included in the COMM 2014-CCRE20 trust. The controlling Note A-1, with a Cut-off Date Balance of $90.0 million, was securitized in the COMM 2014-LC17 transaction. The 80 and 90 Maiden Lane Loan has a five-year term and interest only payments for the term of the loan. The 80 and 90 Maiden Lane Loan accrues interest at a fixed rate equal to 4.2645% and has a Cut-off Date Balance of $55.0 million. As part of the transaction, a joint venture between Normandy Real Estate Fund III, LP and Kushner Companies (the “Normandy JV”) purchased a 40.5% interest in the 80 and 90 Maiden Lane Property. The proceeds of the 80 and 90 Maiden Lane Loan Combination along with approximately $30.8 million of new cash equity from the Normandy JV were used to retire existing debt of approximately $85.6 million, buyout a partner and restructure the sponsorship, cover closing costs, pay reserves and return approximately $25.3 million of equity to Paul Wasserman and Robert Wolf. Based on the appraised value of $235.0 million as of July 1, 2014, the cut-off date LTV is 61.7% with remaining implied equity of $90.0 million. The most recent prior financing of the 80 and 90 Maiden Lane Property was included in the CSFB 2005-C3 transaction.

The relationship between the holders of the Note A-1 and the Note A-2 will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—Loan Combinations—The 80 and 90 Maiden Lane Loan Combination” in this prospectus supplement.

Pari Passu Note Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$90,000,000	$90,000,000	COMM 2014-LC17	Yes
Note A-2	$55,000,000	$55,000,000	COMM 2014-CCRE20	No
Total	$145,000,000	$145,000,000

80 and 90 Maiden Lane New York, NY 10038	Collateral Asset Summary – Loan No. 6 80 and 90 Maiden Lane	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 61.7% 1.73x 7.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$145,000,000	82.5%	Loan Payoff	$85,628,647	48.7%
New Cash Equity	$30,795,329	17.5%	Closing Costs	$11,051,679	6.3%
			Reserves	$3,175,393	1.8%
			Partnership Buyout	$50,678,780	28.8%
			Return of Equity(1)	$25,260,829	14.4%
Total Sources	$175,795,329	100.0%	Total Uses	$175,795,329	100.0%
(1)	As part of the transaction, a joint venture between Normandy Real Estate Fund III, LP and Kushner Companies purchased a 40.5% interest in the 80 and 90 Maiden Lane Property.

The Borrowers / Sponsor. The borrowers are W 80 Maiden Owner LLC, NK 80 Maiden Owner, LLC and Wassco LLC as tenants in common. The sponsors of the borrowers and the non-recourse carveout guarantors are Normandy Real Estate Fund III, LP and Paul Wasserman, on a joint and several basis, and Robert Wolf (only with respect to acts, events or matters that relate to W 80 Maiden Owner LLC). Each borrower is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. In addition to the non-recourse carveouts, the guarantors guaranteed payment under certain leases.  For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Loan Sponsor Guaranties” in this prospectus supplement.

Normandy Real Estate Fund III, LP is an investment fund operated by Normandy Real Estate Partners (“Normandy”). Normandy was founded in 2002 and is headquartered in Morristown, New Jersey. Normandy has acquired or developed over 25.0 million sq. ft. of commercial space, 2,500 residential units, 1,100 hotel rooms, and numerous land development sites across the Northeast and Mid-Atlantic region through various funds. Normandy currently has over 110 employees, and manages approximately $1.5 billion of equity capital and 15.5 million sq. ft. of commercial space.

Paul Wasserman is the managing partner of A.M. Property Holding Corporation, which currently operates approximately 2.5 million sq. ft. of real estate in Manhattan and Long Island.

Robert Wolf currently manages his family’s real estate holdings. Mr. Wolf currently has ownership interest in 18 commercial properties, 24 residential assets, five land sites, and two hotel assets valued at over $2 billion.

The Property. The 80 and 90 Maiden Lane Property is comprised of two adjacent landmarked office buildings, 80 Maiden Lane, a 25-story office building that was built in 1912 and having recent renovations in 2004 and 2013, and 90 Maiden Lane, a four-story office property built in 1810 and having recent renovations in 2004 and 2013. The 80 and 90 Maiden Lane Property totals 552,064 sq. ft. and is comprised of 522,918 sq. ft. of office space and 29,146 sq. ft. of retail space. As of April 30, 2014, the office space (90.9% of U/W Base Rent) was approximately 93.8% occupied and the retail space (9.1% of U/W Base Rent) was 100.0% occupied. The 80 and 90 Maiden Lane Property is 34.0% leased (by NRA) to investment grade tenants. Office floor plates in the 80 Maiden Lane building are between 20,000 sq. ft. and 21,000 sq. ft. and are serviced by 12 passenger elevators and two freight elevators. Office floor plates in the 90 Maiden Lane building are 6,686 sq. ft. and are serviced by one passenger elevator and one freight elevator. The 80 and 90 Maiden Lane Property has experienced significant recent leasing activity, with 20 tenants either signing new leases, renewing their leases or extending their leases since 2012.

The 80 and 90 Maiden Lane Property is located in the Insurance District of Downtown Manhattan, between William and Pearl Streets. The Insurance District is located north of the Financial East District and east of the World Trade Center District. The 80 and 90 Maiden Lane Property is located proximate to multiple subway stations that service the 2, 3, J, Z, 5 and 6 trains with access to both Grand Central Terminal and Penn Station. Additionally, the 80 and 90 Maiden Lane Property is in close proximity to the Pier 11 Ferry Terminal.

Environmental Matters. The Phase I environmental report dated July 21, 2014 recommended the development and implementation of an asbestos operation and maintenance plan at the 80 and 90 Maiden Lane Property, which is currently in place.

80 and 90 Maiden Lane New York, NY 10038	Collateral Asset Summary – Loan No. 6 80 and 90 Maiden Lane	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 61.7% 1.73x 7.9%

Major Tenants.

NY Dept of Investigation (107,668 sq. ft.; 19.5% of NRA; 21.1% of U/W Base Rent) The NY Dept of Investigation (“NYC DOI”) (rated AA/Aa2/AA by Fitch/Moody’s/S&P) was founded in the 1870s, and is one of the oldest law-enforcement agencies in the country. The NYC DOI serves the Mayor and the people of New York City as an independent and nonpartisan watchdog for the New York City government. The NYC DOI has recently expanded at the 80 and 90 Maiden Lane Property with additional leases through July 2025, and has been in occupancy at the 80 and 90 Maiden Lane Property since 1995. The NY DOI lease is signed by The City of New York. The NYC DOI has a one-time right to terminate its lease with respect to the 14th floor expansion space effective June 30, 2016 or June 30, 2022 upon six months prior notice.  If NYC DOI elects to terminate its space on June 30, 2016, the tenant will pay a termination fee of $60,996.

Office of Children & Family Services (45,924 sq. ft.; 8.3% of NRA; 8.2% of U/W Base Rent) The Office of Children & Family Services (rated AA/Aa2/AA by Fitch/Moody’s/S&P) is responsible for the oversight of protective services for adults, children and other adult services provided through the local departments of social services. The Office of Children & Family Services also provides information on adoption, day care, child protective service, and services for the blind and visually handicapped. The Office of Children & Family Services lease is signed by the State of New York. The Office of Children & Family Services has an ongoing right to terminate its lease with respect to 3,942 sq. ft. upon six months prior notice.

United Cerebral Palsy (30,121 sq. ft.; 5.5% of NRA; 5.4% of U/W Base Rent) Founded in 1949, United Cerebral Palsy (“UCP”) is an international nonprofit charitable organization consisting of a network of nearly 100 affiliates. UCP provides direct services, technology and advocacy to more than 176,000 children and adults with cerebral palsy and other disabilities. United Cerebral Palsy of New York, in particular, offers more than 75 comprehensive programs including medical, clinical, education, technological, residential and rehabilitative services to over 14,000 New York City residents and families annually.

The Market.

Insurance District Office Submarket
The 80 and 90 Maiden Lane Property is located in the Insurance District office submarket of Downtown Manhattan, which is bound by Pine Street, William Street, Liberty Street, Broadway, Park Row and the Brooklyn Bridge. As of Q1 2014, the downtown Class B office market was comprised of 26,839,119 sq. ft. with a vacancy rate of 8.5% and an average rental rate of $39.58 PSF, while the Insurance District submarket was comprised of approximately 13.7 million sq. ft. with a vacancy rate of 12.5% and an average rental rate of $37.67. The downtown office market absorbed nearly 933,000 sq. ft. of space during Q1 2014 and has seen three consecutive quarters of positive absorption. The appraiser analyzed a set of ten comparable leases within the immediate competitive area of the 80 and 90 Maiden Lane Property and concluded an office market rent of $37.73 PSF. Underwritten weighted average office rents at the 80 and 90 Maiden Lane Property are currently $33.15 PSF, approximately 12.1% below the appraisal’s concluded office market rent. The chart below summarizes the comparable set as determined by the appraisal.

Comparable Set(1)
Building	Tenant	Leased Area (Sq. Ft.)	Initial Rent PSF	Lease Commencement Date	Lease Term (yrs)
80 and 90 Maiden Lane Property	Various	552,064(2)	$33.15(2)	Various	Various
75 Broad Street	Blue Engine, Inc.	5,850	$40.00	Jun-2014	7
75 Broad Street	Cooper Carry	4,174	$37.00	May-2014	7
100 Broadway	Parson’s Corporation	17,392	$40.00	May-2014	6
123 William Street	Sumall	12,658	$44.00	Apr-2014	10
60 Broad Street	XenoPsi Media	12,820	$40.00	Apr-2014	13
123 William Street	Dept. of Citywide Admin. Services	16,161	$41.34	Apr-2014	15
50 Broad Street	Man Made Music	10,629	$39.00	Mar-2014	13
25 Broad Street	Teach For America	172,775	$31.00	Feb-2014	18
40 Wall Street	Hadassah	46,175	$34.00	Feb-2014	20
80 Broad Street	Mekanism	10,110	$40.00	Feb-2014	10
Total / Wtd. Avg.(3)		308,744	$34.23		16.14
(1)	Source: Appraisal
(2)	Based on underwritten rent roll dated April 30, 2014.
(3)	Total / Wtd. Avg. excludes the 80 and 90 Maiden Lane Property.

80 and 90 Maiden Lane New York, NY 10038	Collateral Asset Summary – Loan No. 6 80 and 90 Maiden Lane	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 61.7% 1.73x 7.9%

The appraiser additionally analyzed a set of eight office competitive properties within the immediate area of the 80 and 90 Maiden Lane Property and concluded a market occupancy of 94.4%, in-line with the current physical occupancy at the 80 and 90 Maiden Lane Property as of April 30, 2014 of 94.1% The chart below summarizes the competitive set as determined by the appraisal.

Competitive Set(1)
Building	Leased Area (Sq. Ft.)	Year Built / Renovated	Occupancy
80 and 90 Maiden Lane Property	552,064(2)	1810, 1912 / 1986, 1988, 2004, 2013	94.1%(2)
30 Broad Street	346,900	1932/1985	90.5%
80 Broad Street	352,000	1931/2007	88.5%
100 Broadway	304,538	1922/1998	97.2%
111 Broadway	427,598	1905/1989	98.1%
115 Broadway	409,596	1907/NAV	85.7%
120 Broadway	1,916,700	1915/NAV	94.7%
59 Maiden Lane	1,043,007	1965/NAV	100.0%
83 Maiden Lane	135,955	1958/1987	80.6%
Total / Wtd. Avg.(3)	4,936,294		94.4%
(1)	Source: Appraisal.
(2)	Based on underwritten rent roll dated April 30, 2014.
(3)	Total / Wtd. Avg. excludes the 80 and 90 Maiden Lane Property.

Insurance District Retail Submarket
The 80 and 90 Maiden Lane Property is located in the Insurance District retail submarket within Downtown Manhattan. As of Q1 2014, the downtown retail market has seen the most leasing activity since Q1 2004, with over 1.7 million sq. ft. of absorption. The appraiser analyzed a set of six comparable leases and concluded a weighted average retail market rent of $89.33 PSF. Underwritten weighted average retail rents at the 80 and 90 Maiden Lane Property are currently $53.99 PSF, approximately 39.6% below the appraiser’s concluded weighted average retail market rent.

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	U/W	U/W PSF
Base Rent(1)	$15,755,676	$16,573,901	$14,343,375	$17,215,796	$31.18
Value of Vacant Space	0	0	0	1,176,408	2.13
Gross Potential Rent	$15,755,676	$16,573,901	$14,343,375	$18,392,204	$33.32
Total Recoveries(2)	1,432,590	1,477,474	1,451,554	2,009,687	3.64
Total % Rents	0	0	0	0	0.00
Total Other Income	0	0	0	0	0.00
Less: Vacancy(3)	0	0	0	(1,176,408)	(2.13)
Effective Gross Income	$17,188,266	$18,051,375	$15,794,929	$19,225,483	$34.82
Total Operating Expenses(4)	7,211,150	7,083,898	8,021,524	7,767,513	14.07
Net Operating Income	$9,977,116	$10,967,477	$7,773,405	$11,457,970	$20.75
TI/LC	0	0	0	552,064	1.00
Capital Expenditures	0	0	0	82,810	0.15
Net Cash Flow	$9,977,116	$10,967,477	$7,773,405	$10,823,096	$19.60
(1)
U/W Base Rent includes $1,402,249 of contractual rent increases through July 2015 and rent averaging for credit tenants with lease expirations beyond the maturity of the 80 and 90 Maiden Lane Loan. Additionally, since 2013, 14 tenants totaling 102,259 sq. ft. have either executed new leases or expanded their current space at the 80 and 90 Maiden Lane Property.

(2)	The increase in Total Recoveries from 2013 to U/W is primarily due to the recent leasing activity noted in Footnote (1) above.
(3)	U/W Vacancy is based on the current economic vacancy of 5.8%, above the appraisers concluded vacancy of 5.6%.
(4)	2013 Total Operating Expenses include one-time costs related to Hurricane Sandy.

80 and 90 Maiden Lane New York, NY 10038	Collateral Asset Summary – Loan No. 6 80 and 90 Maiden Lane	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 61.7% 1.73x 7.9%

Property Management. The 80 and 90 Maiden Lane Property is managed by WNK Maiden Management LLC, an affiliate of the borrowers.

Lockbox / Cash Management. The 80 and 90 Maiden Lane Loan Combination is structured with a springing hard lockbox and springing cash management. Upon the first occurrence of a Cash Management Period (as defined below), the borrowers are required to instruct all tenants to deposit all rents and other payments into the lockbox account controlled by the lender during the continuance of a Cash Management Period. During the continuance of any Cash Management Period, all funds in the lockbox account are swept daily to a lender controlled cash management account and disbursed in accordance with the 80 and 90 Maiden Lane Loan documents, with all excess cash flow deposited into a lender controlled cash collateral account.

A “Cash Management Period” will occur upon the occurrence of a Cash Trap Period (as defined below).

A “Cash Trap Period” will occur upon (i) an event of default, (ii) the failure of the borrowers after the end of two consecutive calendar quarters to maintain a debt service coverage ratio (based on the interest only payments over the trailing 12 calendar months) of at least 1.05x, until the debt service coverage ratio after the end of two consecutive calendar quarters (based on the interest only payments over the trailing 12 calendar months) is at least equal to 1.10x, and (iii) the commencement of a NYC DOI Cash Trap Period (as defined below).

A “NYC DOI Cash Trap Period” will occur upon (i) NYC DOI delivering written notice to terminate, surrender or cancel its lease or any portion of its space in excess of 45,000 sq. ft., or otherwise vacating, surrendering or terminating all or any portion of its space in excess of 45,000 sq. ft. or (ii) the date upon which NYC DOI delivers written notice to terminate, surrender or cancel its lease based on (x) the borrowers failing to commence the existing tenant improvement work or (y) the borrowers failing to perform their obligations related to the build-out of the existing demised premises.

Initial Reserves. At closing, the borrowers deposited (i) $872,250 into a tax reserve account, (ii) $185,141 into an insurance reserve account, (iii) $1,100,000 into a NYC DOI TI reserve account, (iv) $60,049 into a United Cerebral Palsy TI reserve account, (v) $645,453 into a free rent reserve account for rent associated with the NYC DOI and (vi) $312,500 into a required repairs account for an emergency generator, which represents approximately 125% of the engineer’s estimated cost of the required repairs.

Ongoing Reserves. On a monthly basis, the borrowers are required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $290,750, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $15,428, into an insurance reserve account (iii) $46,005 into a TI/LC reserve account, subject to a cap of $2,000,000 and (iii) $6,901 ($0.15 PSF annually) into a capital expenditure reserve account, subject to a cap of $300,000.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

80 and 90 Maiden Lane New York, NY 10038	Collateral Asset Summary – Loan No. 6 80 and 90 Maiden Lane	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 61.7% 1.73x 7.9%

80 MAIDEN LANE

Floor
25
NY Dept of Investigation 21,000 SF 6/2025
24
Office of Children & Family Services 21,000 SF 12/2015
23
Office of Children & Family Services 21,000 SF 12/2015
22
Ethis Communications 4,500 SF 11/2016
NY Dept of Investigation 5,950 SF 6/2025
Thurgood Marshall Scholarship 5,388 SF 6/2016
DELMA Properties 5,162 SF 9/2015
21
RDI Soutions LLC 1,596 SF 11/2018
Freelancers Insurance 7,528 SF 1/2024
Village Voice LLC 11,879 SF 11/2020
20
NYC Dept of Education 21,000 SF 7/2020
19
Starr Whitehouse 2,810 SF 12/2018
Richard Wright 1,820 SF 12/2018
NYC Dept of Education 5,474 SF 7/2020
NYC Dept of Investigation 10,896 SF 7/2025
18
NYC Dept of Investigation 21,000 SF 7/2025
17
NYC Dept of Investigation 21,000 SF 7/2025
16
NYC Dept of Investigation 21,000 SF 7/2025
15
Gary Shoemaker Architecture 2,658 SF 10/2016
Wasser & Ruse 2,672 SF 8/2017
Vacant 3,902 SF
Inwood House 8,523 SF 8/2016
Intl Gay & Lesbian Human Rights Commission 3,245 SF 7/2020
14
NY Dept of Investigation 7,693 SF 7/2025
Vacant 1,549 SF
Management Office 1,885 SF
Catholic Charities of NY 6,088 SF 4/2029
Mata Management 2,606 SF 12/2022
Dept of Health 529 SF 7/2016
13
Catholic Charities of NY 20,350 SF 4/2029
12
Michael S Lamonsoff 7,227 SF 2/2015
Schmutter, Strull & Fleisch 5,434 SF 12/2015
Teus Cebulash & Landau LLP 2,262 SF 8/2015
Ringler Assoc. Scarsdale 1,664 SF 2/2019
Michael S Lamonsoff 3,763 SF 2/2015
11
Reading Excellence & Discovery 7,856 SF 3/2019
Learning Leaders 10,588 SF 6/2021
10
Vacant 20,350 SF
9
Rehnstrom/ Ottenheim 4,358 SF 7/2022
Pohs Institute 3,747 SF 2/2021
Accion East 7,282 SF 7/2023
Merit Consulting 2,111 SF 10/2017
Empire State Pride Agency 2,852 SF 4/2021
8
United Cerebral Palsy 20,350 SF 8/2023
7
The Glaucoma Foundation 2,062 SF 12/2014
Michael Adest & Co. 1,264 SF 1/2015
Dr. Lloyd Becker 2,024 SF 12/2022
Pampered Holdings 4,650 SF 2/2017
United Cerebral Palsy 5,459 SF 8/2023
Albert G Oliver Program 4,891 SF 8/2015
6
WK Webster Ltd 5,723 SF 6/2019
Rehabilitation Medicine Center of NY 3,006 SF 1/2017
Jennifer Temps 1,202 SF 1/2017
National Urban Technology 4,050 SF 4/2017
E2020, Inc. 6,456 SF 4/2017
5
Simco Engineering 6,007 SF 10/2017
Simco Engineering 2,650 SF 10/2017
CDC, LLC 2,074 SF 2/2018
Palmeri & Gaven 2,950 SF 9/2014
Vacant 3,766 SF
Stephen Doro MD PC 765 SF 8/2016
US Investigative Services 2,204 SF 4/2016
4
Dept. of Health 16,426 SF 7/2016
Office of Children & Family Services 3,924 SF 12/2015
3
Roger Metzger & Assoc. 1,600 SF 1/2017
Invisa Logistic Services 2,879 SF 6/2017
Genesis Capital Group 1,457 SF 8/2017
4G Data Systems Inc. 675 SF 8/2014
Association of Junior Leagues International 11,610 SF 4/2017
Vacant 2,240 SF
2
Lower East Side Service Center 3,260 SF 12/2016
On The Record 1,308 SF 3/2015
United Cerebral Palsy 4,312 SF 8/2023
Lower East Side Service Center 11,470 SF 12/2016
1
Mala Dees Stores, Inc. 3,440 SF 5/2019
Duane Reade 7,540 SF 7/2017
DGT Enterprises 1,500 SF 3/2015
Gerasimos Inc. 3,300 SF 8/2019
Jersey Mikes 3,200 SF 7/2023
G&L Water Bakery Corp. 1,076 SF 10/2020
Basement
AM Property Holding Corp. 10,335 SF
VACANT
Sponsor Affiliated
2014 – 2015
2016 – 2017
2018 – 2019
2020 – 2021
2022+

90 MAIDEN LANE

Floor
4
Ovando, Inc. 6,900 SF 8/2023
3
NY Pelvic Pain 2,536 SF 12/2018
Security Resources 2,205 SF 12/2014
Security Resources 1,945 SF 12/2014
2
Aplhawitt LLC 6,686 SF 6/2023
1
Gristedes Foods Inc. 7,500 SF 9/2027
2014 – 2015
2018 – 2019
2022+

Stacking plan based on information provided by the borrower.

80 and 90 Maiden Lane New York, NY 10038	Collateral Asset Summary – Loan No. 6 80 and 90 Maiden Lane	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 61.7% 1.73x 7.9%

TRIBECA
CIVIC CENTER
TWO BRIDGES
FINANCIAL DISTRICT
BATTERY PARK CITY
80 and 90 Maiden Lane
80 and 90 Maiden Lane
New York, NY 10038
BROOKLYN BRIDGE
FDR / SOUTH STREET VIADUCT
BROOKLYN BATTERY TUNNEL
WEST STREET
East River
Hudson River
West New York
Union City
Hoboken
Jersey City
New York
MANHATTAN
QUEENS
BROOKLYN
ASTORIA
LONG ISLAND CITY
CARTIFACT

100 North La Cienega Boulevard Los Angeles, CA 90048	Collateral Asset Summary – Loan No. 7 Beverly Connection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,750,000 67.3% 1.51x 7.3%

Marshalls
city

city Level 2
Enter on La Cienega
CVS/pharmacy 24 HOURS

city
CHASE

NORDSTROM RACK

PACIFIC OCEAN
SANTA MONICA
WESTWOOD
UCLA
CENTURY CITY
BEVERLY HILLS
Beverly Hills Golden Triangle
L'Ermitage Hotel
SANTA MONICA BLVD
WILSHIRE BLVD
Four Seasons Hotel
WEST HOLLYWOOD
ROBERTSON BLVD
BURTON WY
Beverlyconnection
Cedars-Sinai Medical Center
Pacific Design Center
CVS pharmacy
MELROSE AVE
SLS Hotel
8500 Burton
Beverly Center
LOEHMANNS
Sofitel Hotel
Luxe @375
LA CIENEGA BLVD
ROSS DRESS FOR LESS
city
TJ·maxx
NORDSTROM RACK
Marshalls
Saks Fifth Avenue OFF 5TH
W. 3RD ST
BEVERLY BLVD

100 North La Cienega Boulevard Los Angeles, CA 90048	Collateral Asset Summary – Loan No. 7 Beverly Connection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,750,000 67.3% 1.51x 7.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsors:	Ben Ashkenazy; Edward S. Gindi; Raymond Gindi
Borrowers:	Bevcon Blue Fee LLC; DK Connections LLC; DK Connections Lease LLC
Original Balance(1):	$43,750,000
Cut-off Date Balance(1):	$43,750,000
% by Initial UPB:	3.7%
Interest Rate:	4.6380%
Payment Date:	6th of each month
First Payment Date:	September 6, 2014
Maturity Date:	August 6, 2024
Amortization:	Interest Only
Additional Debt(1)(2):	$131,250,000 Pari Passu Debt; $35,000,000 Subordinate Note;
$21,000,000 Mezzanine Loan. Future Mezzanine Debt Permitted
Call Protection(3):	L(26), D(90), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(4)
	Initial	Monthly
Taxes:	$610,000	$300,000
Insurance:	$0	Springing
Replacement:	$0	$7,817
TI/LC:	$0	Springing
Ground Rent:	$147,744	1/12 of Annual Ground Rent
Ground Lease True-Up:	NAP	$50,000
Target Vacancy:	NAP	Springing
Unfunded Obligations:	$7,710,924	NAP

Financial Information(5)
	Mortgage Loan	Loan Combination	Total Debt
Cut-off Date Balance / Sq. Ft.:	$523	$628	$690
Balloon Balance / Sq. Ft.:	$523	$628	$690
Cut-off Date LTV:	67.3%	80.8%	88.8%
Balloon LTV:	67.3%	80.8%	88.8%
Underwritten NOI DSCR(6):	1.56x	1.21x	1.03x
Underwritten NCF DSCR(6):	1.51x	1.17x	1.00x
Underwritten NOI Debt Yield:	7.3%	6.1%	5.6%
Underwritten NCF Debt Yield:	7.1%	5.9%	5.4%
Underwritten NOI Debt Yield at Balloon:	7.3%	6.1%	5.6%
Underwritten NCF Debt Yield at Balloon:	7.1%	5.9%	5.4%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple / Leasehold
Location:	Los Angeles, CA
Year Built / Renovated:	1948 / 1998, 2008, 2012
Total Sq. Ft.:	334,566
Property Management:	AAC Iconic Management LLC; Jones Lang LaSalle Americas, Inc.
Underwritten NOI:	$12,831,563
Underwritten NCF:	$12,403,195
Appraised Value:	$260,000,000
Appraisal Date:	June 11, 2014

Historical NOI
Most Recent NOI:	$10,497,216 (T-12 May 31, 2014)
2013 NOI:	$9,272,373 (December 31, 2013)
2012 NOI:	$4,107,543 (December 31, 2012)
2011 NOI:	$6,024,048 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy(7):	98.4% (June 30, 2014)
2013 Occupancy:	91.5% (December 31, 2013)
2012 Occupancy:	90.1% (December 31, 2012)
2011 Occupancy:	80.8% (December 31, 2011)
(1)
The Original Balance and Cut-off Date Balance of $43.75 million represent the non-controlling Note A-2 that is part of the $175.0 million Beverly Connection Loan Pari Passu Combination that also consists of the controlling Note A-1 and the non-controlling Note A-3.  The Beverly Connection Loan Combination is evidenced by three pari passu notes and one subordinate note with an Cut-off Date Balance of $35.0 million. For additional information, see “The Loan” herein.

(2)	See “Current Mezzanine or Subordinate Indebtedness” and “Future Mezzanine Debt” herein.
(3)	Partial release may be permitted under limited circumstances. See “Partial Release” herein.
(4)	See “Initial Reserves” and “Ongoing Reserves” herein.
(5)
DSCR, LTV, Debt Yield and Balance/Sq. Ft. calculations under the heading “Mortgage Loan” are based on the aggregate Beverly Connection Pari Passu Loan Combination. DSCR, LTV, Debt Yield and Balance/Sq. Ft. calculations under the heading “Loan Combination” are based on the Beverly Connection Loan Combination (which includes the subordinate B-Note). DSCR, LTV, Debt Yield and Balance/Sq. Ft. calculations under the heading “Total Debt” are based on the Beverly Connection Loan Combination plus the existing mezzanine loan.

(6)
Underwritten NOI DSCR and Underwritten NCF DSCR are based on the interest only debt service payment. Based on a 30-year amortization schedule, the Underwritten NOI DSCR and Underwritten NCF DSCR would be 1.19x and 1.15x, respectively.

(7)	Assumes Saks & Company is in occupancy.

100 North La Cienega Boulevard Los Angeles, CA 90048	Collateral Asset Summary – Loan No. 7 Beverly Connection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,750,000 67.3% 1.51x 7.3%

Tenant Summary
Tenant Name	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Total Sq. Ft.	Lease Expiration	Renewal / Extension Options	Annual UW Base Rent PSF	Total Sales $ per SF	Occupancy Cost (% of Sales)(2)
CityTarget	A-/A2/A	99,937	29.9%	1/31/2029	6, 5-year options	$25.50	NAP	NAP
Marshalls	NR/A3/A+	34,239	10.2%	9/30/2021	3, 5-year options	$26.29	$473	8.3%
Ross Dress for Less	NR/A3/A-	29,973	9.0%	1/31/2021	2, 5-year options	$42.00	NAP	NAP
Nordstrom Rack	A-/Baa1/A-	29,491	8.8%	9/30/2024	2, 5-year options	$42.00	$758	7.6%
Saks & Company(3)	NR/NR/NR	27,024	8.1%	7/31/2025	2, 5-year options	$42.40	NAP	NAP
TJ Maxx	NR/A3/A+	23,766	7.1%	5/31/2023	2, 5-year options	$32.75	NAP	NAP
CVS	NR/Baa1/BBB+	20,926	6.3%	12/31/2019	2, 5-year options	$55.00	$574	12.0%
Old Navy	BBB-/Baa3/BBB-	17,575	5.3%	9/30/2019	1, 5-year option	$26.00	$367	11.5%
Souplantation	NR/NR/NR	8,663	2.6%	1/31/2018	2, 5-year options	$44.80	$363	17.5%
Men’s Wearhouse	NR/Ba3/B+	6,032	1.8%	7/31/2015	2, 5-year options	$50.00	$386	17.2%
Ten Largest Owned Tenants		297,626	89.0%			$34.16

Remaining Owned Tenants		31,741	9.5%			$56.77

Vacant Spaces (Owned Space)		5,199	1.6%			$0.00

Total / Wtd. Avg. All Owned Tenants		334,566	100.0%			$36.34

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)	Occupancy Cost (% of Sales) provided by the borrower are as of June 30, 2014.
(3)	Saks & Company has executed a lease and is anticipated to take occupancy of the space in third quarter of 2015.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	2	7,132	2.1%	7,132	2.1%	$54.34	3.2%	3.2%
2016	1	2,112	0.6%	9,244	2.8%	$50.00	0.9%	4.1%
2017	1	1,805	0.5%	11,049	3.3%	$89.70	1.4%	5.5%
2018	4	15,494	4.6%	26,543	7.9%	$54.81	7.1%	12.6%
2019	2	38,501	11.5%	65,044	19.4%	$41.76	13.4%	26.0%
2020	1	5,066	1.5%	70,110	21.0%	$46.35	2.0%	28.0%
2021	3	65,074	19.5%	135,184	40.4%	$33.96	18.5%	46.4%
2022	0	0	0.0%	135,184	40.4%	$0.00	0.0%	46.4%
2023	3	27,038	8.1%	162,222	48.5%	$37.80	8.5%	55.0%
2024	2	35,011	10.5%	197,233	59.0%	$41.21	12.1%	67.0%
Thereafter(2)	7	132,134	39.5%	329,367	98.4%	$29.88	33.0%	100.0%
Vacant	NAP	5,199	1.6%	334,566	100.0%	NAP	NAP
Total / Wtd. Avg.	26	334,566	100.0%			$36.34	100.0%
(1)
Certain tenants have lease termination options, including those related to co-tenancy provisions and sales thresholds, that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

(2)	Three of the leases included in “Thereafter” include an aggregate of 702 sq. ft. of management office space.

100 North La Cienega Boulevard Los Angeles, CA 90048	Collateral Asset Summary – Loan No. 7 Beverly Connection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,750,000 67.3% 1.51x 7.3%

The Loan.    The Beverly Connection loan (the “Beverly Connection Loan”) consists of the non-controlling Note A-2 with a Cut-off Date Balance of $43.75 million of a fixed rate loan in the aggregate principal amount of $175.0 million (the “Beverly Connection Pari Passu Loan Combination”) plus a subordinate loan in the principal amount of $35,000,000 (the “Beverly Connection Subordinate Loan,” and together with the Beverly Connection Pari Passu Loan Combination, the “Beverly Connection Loan Combination”). The Beverly Connection Loan Combination is secured by (i) the borrower’s fee simple interest in Beverly Connection I (the “Beverly Connection I Parcel”), a 270,651 sq. ft. retail shopping center and (ii) the borrower’s leasehold interest in Beverly Connection II (the “Beverly Connection II Parcel,” and together with the Beverly Connection Parcel, the “Beverly Connection Property”), a 63,915 sq. ft. retail shopping center, both located at 100 North La Cienega Boulevard in Los Angeles, California. The Beverly Connection Loan Combination was co-originated by Citigroup Global Markets Realty Corp., German American Capital Corporation and JPMorgan Chase Bank, National Association and is evidenced by three pari passu notes and one subordinate B-Note. Only the non-controlling Note A-2, with an aggregate Cut-off Date Balance of $43.75 million, will be included in the COMM 2014-CCRE20 mortgage trust. The controlling Note A-1 was included in the GSMS 2014-GC24 mortgage trust and the non-controlling Note A-3 was included in the JPMBB 2014-C23 mortgage trust. The subordinate B-Note is currently held by I&G Holding B Lender 1, LLC. The Beverly Connection Loan Combination has a 10-year term and accrues interest at a fixed rate equal to 4.6380% for the loan term.

The proceeds of the Beverly Connection Loan Combination, along with a $21.0 mezzanine loan and approximately $39.7 million of equity from the borrower, were used to acquire the Beverly Connection Property for approximately $260.0 million, pay closing costs of approximately $1.8 million, fund reserves of approximately $8.5 million and fund other costs of approximately $1.4 million. The most recent prior financing of the Beverly Connection Property was not included in a securitization.

The relationship between the holders of Note A-1, Note A-2, Note A-3 and the subordinate B-Note is governed by co-lender agreements which are described under “Description of the Mortgage Pool—Loan Combinations—The Beverly Connection Loan Combination” in the free writing prospectus.

Loan Combination Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$87,500,000	$87,500,000	GSMS 2014-GC24	Yes
Note A-2	$43,750,000	$43,750,000	COMM 2014-CCRE20	No
Note A-3	$43,750,000	$43,750,000	JPMBB 2014-C23	No
Total	$175,000,000	$175,000,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$175,000,000	64.8%	Purchase Price	$260,000,000	96.2%
Subordinate Note(1)	$35,000,000	13.0%	Reserves	$8,468,668	3.1%
Mezzanine Loan(2)	$21,000,000	7.8%	Closing Costs	$1,795,962	0.7%
Sponsor Equity	$39,264,629	14.5%

Total Sources	$270,264,629	100.0%	Total Uses	$270,264,629	100.0%
(1)	The subordinate note is a $35,000,000 subordinate companion loan funded by I&G Holding B-Lender 1 LLC, an affiliate of J.P. Morgan Investment Management, Inc.
(2)	The mezzanine loan is a $21,000,000 mezzanine loan funded by Bevcon Mezz LLC, an affiliate of Vornado Realty Trust.

The Borrower / Sponsor.    The borrowers, (i) Bevcon Blue Fee LLC, as owner of 50% of a tenant-in-common interest in the Beverly Connection fee parcel, (ii) DK Connections, LLC, as owner of 50% of a tenant-in-common interest in the Beverly Connection fee parcel and (the borrowers identified in (i) and (ii), together the “Fee Borrowers”) and (iii) DK Connections Lease LLC, as owner of the leasehold interest in the Beverly Connection lease parcel (the “Leasehold Borrower”, and together with the Fee Borrowers, the “Borrower”) are each single purpose Delaware limited liability companies structured to be bankruptcy-remote, with a single purpose Delaware limited liability company as its managing member and two independent directors in its organizational structure.

The sponsors of the Borrower and the nonrecourse carve-out guarantors are Ben Ashkenazy, Edward S. Gindi and Raymond Gindi. Such recourse is not joint and several.  See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Loan Sponsor Guaranties” in the free writing prospectus. Ben Ashkenazy is the CEO of Ashkenazy Acquisition Corporation, a private real estate investment firm focusing on retail and office assets. Ashkenazy Acquisition Corporation has acquired over 13 million sq. ft. of retail, office and residential properties, located throughout the United States and Canada and has a portfolio containing more than 100 buildings valued at approximately $5.0 billion. Mr. Ashkenazy’s retail portfolio contains retail assets such as Old Spitalfields Market in the United Kingdom, Faneuil Hall Marketplace in Boston, Union Station in Washington D.C. and The Shops at the Bravern in Bellevue, Washington.

100 North La Cienega Boulevard Los Angeles, CA 90048	Collateral Asset Summary – Loan No. 7 Beverly Connection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,750,000 67.3% 1.51x 7.3%

The Property.    The Beverly Connection Property is comprised of a two-level anchored retail shopping center and five-story, 1,342-space, parking structure located in the West Hollywood submarket, Los Angeles, California, at the southeast corner of Beverly Boulevard and La Cienega Boulevard. The Beverly Connection Property totals 334,566 sq. ft. comprised of the (i) Fee Borrowers’ fee interest in Beverly Connection I, a 270,651 sq. ft. retail shopping center, and (ii) the Leasehold Borrower’s leasehold interest in Beverly Connection II, a 63,915 sq. ft. retail shopping center. The Beverly Connection Property includes tenants such as CityTarget, Ross Dress for Less, Nordstrom Rack, CVS, Saks & Company, Marshalls, TJ Maxx, Old Navy, Souplantation and Men’s Wearhouse. 77.5% of underwritten base rent is derived from tenants with investment-grade credit ratings. The Beverly Connection Property generates in-line comparable tenant (tenants that report sales and have been in occupancy for at least one year) sales of approximately $521 PSF and an occupancy cost of 11.8% as of April 30, 2014. The Beverly Connection Property was originally constructed in 1948 and renovated in 1998, 2008, and 2012 and is situated on approximately 9.97 acres. The Beverly Connection Property was 98.4% occupied as of June 30, 2014.

Environmental Matters.    The Phase I environmental report dated March 3, 2014 recommended no further action at the Beverly Connection Property.

The Market.    The Beverly Connection Property is an anchored retail center located in Los Angeles, California, at the southeast corner of Beverly Boulevard and La Cienega Boulevard, adjacent to Beverly Center, an 870,000 sq. ft. regional mall that is anchored by Bloomingdale’s and Macy’s.  The Beverly Connection Property is situated in close proximity to Beverly Hills and West Hollywood. The 2013 estimated population in the Los Angeles combined statistical area is approximately 18.2 million people.  The June 2014 unemployment rate was 8.0%. The Beverly Connection Property has 893 feet of frontage along La Cienega Boulevard (44,555 daily traffic count), 553 feet of frontage along Third Street (31,281 daily traffic count), and 490 feet of frontage along Beverly Boulevard (50,824 daily traffic count).The estimated 2013 population within a one-, three- and five-mile radius of the Beverly Connection Property is 38,903, 287,297 and 854,074, respectively. The 2013 average household income within a one-, three- and five-mile radius of the Beverly Connection Property is $92,627, $89,039, and $77,005, respectively.

According to a market research report, as of the second quarter of 2014, the Beverly Hills retail submarket contained approximately 3.6 million sq. ft. of retail space, with an average submarket vacancy rate of 12.5% and an average gross rental rate of $73.94 PSF ($50.93 PSF on a NNN basis, assuming operating expenses of $20.01 PSF, as concluded to by the appraisal). According to a market research report, as of the second quarter of 2014, the West Hollywood retail submarket contained approximately 5.8 million sq. ft. of retail space, with an average submarket vacancy rate of 4.7% and an average gross rental rate of $54.87 PSF ($34.86 PSF on a NNN basis, assuming operating expenses of $20.01 PSF as concluded to by the appraisal). The appraisal provided information on five competing properties in the market. Vacancies at the competing properties ranged from 0.0% to 7.0%, with a weighted average of 2.9%. The appraisal concluded a stabilized vacancy and collection loss for the mortgaged property of 3.0%.

The primary competitive set for the Beverly Connection Property is presented in the following chart.

Beverly Connection Property Competitive Set(1)
Name	Beverly Connection Property	Town & Country Shopping Center	8000 Sunset	West Hollywood Gateway	Plaza La Cienega
Distance from Subject	NAP	1.0 miles	2.0 miles	2.7 miles	2.1 miles
City, State	Los Angeles, CA	Los Angeles, CA	West Hollywood, CA	West Hollywood, CA	Los Angeles, CA
Property Type	Anchored Retail	Community Center	Entertainment/Community Center	Community Center	Power Center
Year Built / Renovated	1948 / 1998, 2008, 2012	1961 / 1980	1992 / NAP	2004 / NAP	1970 / 2003
Total Occupancy(2)	98.4%	100.0%	96.0%	99.0%	93.0%
Total Size (Sq. Ft.)(2)	334,566	233,511	172,726	248,067	236,000
Anchor Tenants	CityTarget Nordstrom Rack Saks & Company Marshalls	Whole Foods Kmart Ross Dress for Less CVS	Sundance Cinemas Crunch Fitness Trader Joe’s CB2	Target Best Buy BevMo! ULTA	Toys/Babies “R” Us LA Fitness Ross Dress for Less Staples CVS
(1)	Source: Appraisal
(2)	Total Occupancy for the Beverly Connection Property is as of the rent roll dated June 30, 2014.

100 North La Cienega Boulevard Los Angeles, CA 90048	Collateral Asset Summary – Loan No. 7 Beverly Connection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,750,000 67.3% 1.51x 7.3%

Cash Flow Analysis.

Cash Flow Analysis(1)(2)
	2011	2012	2013	T-12 5/31/2014	U/W	U/W PSF
Base Rent	$8,264,705	$7,401,138	$10,189,519	$11,012,012	$11,969,486	$35.78
Contractual Rent Steps	0	0	0	0	653,241	1.95
Percentage Rent	27,636	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	428,453	1.28
Total Rent	$8,292,341	$7,401,138	$10,189,519	$11,012,012	$13,051,180	$39.01
Total Reimbursables	2,296,897	1,616,408	3,805,070	4,550,912	5,431,187	16.23
Other Income(3)	1,275,844	1,224,317	1,537,172	1,784,650	2,037,018	6.09
Vacancy & Credit Loss(4)	(142,230)	(118,270)	(214,773)	(336,596)	(554,471)	(1.66)
Effective Gross Income(5)	$11,722,852	$10,123,594	$15,316,987	$17,010,978	$19,964,913	$59.67

Real Estate Taxes	$1,466,406	$1,482,946	$2,123,798	$2,428,588	$2,900,000	$8.67
Insurance	243,412	462,513	506,133	486,603	419,413	1.25
Management Fee	293,071	253,090	382,925	425,274	499,123	1.49
Other Operating Expenses	3,695,915	3,817,502	3,031,758	3,173,297	3,314,815	9.91
Total Operating Expenses	$5,698,804	$6,016,050	6,044,614	$6,513,762	$7,133,351	$21.32

Net Operating Income	$6,024,048	$4,107,543	$9,272,373	$10,497,216	$12,831,563	$38.35
TI/LC	0	0	0	0	334,566	1.00
Capital Expenditures	0	0	0	0	93,802	0.28
Net Cash Flow	$6,024,048	$4,107,543	$9,272,373	$10,497,216	$12,403,195	$37.07
(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of June 30, 2014 and rent steps through January 1, 2015.
(3)	Other income includes parking, signage, and antenna income.
(4)	U/W Vacancy & Credit Loss represents 3.0% of gross income.
(5)
Underwritten Effective Gross Income is higher than T-12 May 31, 2014 effective gross income primarily due to new/replacement leases by the following three tenants: Saks & Company (expected gross rent of $1,664,619 and expected lease commencement of May 1, 2015), Old Navy (expected gross rent of $776,583 and expected lease commencement of October 1, 2014) and Corner Bakery (expected gross rent of $279,192 and expected lease commencement of November 1, 2014).

Property Management.    The Beverly Connection Property is managed by AAC Iconic Management LLC, a Borrower affiliate, and Jones Lang LaSalle Americas, Inc.

Lockbox / Cash Management.    The Beverly Connection Loan is structured with a hard lockbox and in place cash management. The Borrower sent tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a lender-controlled cash management account and disbursed in accordance with the Beverly Connection Loan documents. Provided no Trigger Period (as defined herein) exists, all funds remaining in the cash management account after the payment of all required monthly debt service and reserve amounts (if any) will be remitted to the Borrower on a daily basis. During a Trigger Period, excess amounts will be transferred to the Target Vacancy account (as described below under “Ongoing Reserves”).

A “Trigger Period” will commence upon the earliest of (i) the occurrence of an event of default, (ii) if, as of any quarterly testing date, the DSCR is less than 1.10x, or (iii) (I) for the period from the closing date through and including the monthly payment date occurring in July 2015, the aggregate DSCR is less than 1.00x and (II) after the monthly payment date in July 2015, the aggregate DSCR being less than 1.05x, or (iv) upon the occurrence of a specified tenant trigger period, and will end, (A) with respect to a Trigger Period continuing due to clause (i) above, upon the cure of such event of default and acceptance of such cure by lender, (B) with respect to a Trigger Period continuing due to clause (ii) above, if the DSCR is equal to or greater than 1.15x for two consecutive calendar quarters, or (C) with respect to a Trigger Period continuing due to clause (iii) above, (a) for the period from the closing date through and including the monthly payment date occurring in July 2015, if the aggregate DSCR is equal to or greater than 1.05x and (b) after the monthly payment date occurring in July 2015, if the aggregate DSCR is equal to or greater than 1.10x for two consecutive calendar quarters, or (D) with respect to a Trigger Period continuing due to clause (iv) above, upon the cure of such specified tenant trigger period.

Initial Reserves.    At closing, the Borrower deposited (i) $610,000 into a tax reserve account, (ii) $147,744 into a ground rent reserve account, and (iii) $7,710,924 into an unfunded obligations reserve account ($1,723,470 of which is related to the gap in rent collections and other costs to be incurred in connection with Saks & Company taking occupancy on a future date, anticipated to be in the third quarter of 2015.

100 North La Cienega Boulevard Los Angeles, CA 90048	Collateral Asset Summary – Loan No. 7 Beverly Connection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,750,000 67.3% 1.51x 7.3%

Ongoing Reserves.    On a monthly basis, the Borrower is required to deposit reserves of (i) $300,000 into a tax reserve account, (ii) $7,817 into a replacement reserve account, (iii) $50,000 into a ground lease true-up payment account, (iv) an amount equal to 1/12 of the annual ground rent into a ground rent reserve account and (v) beginning on the monthly payment date in August 2016, $16,667 into the TI/LC reserve account subject to a cap of $1,000,000. During a Trigger Period, excess cash flow will be transferred from the cash management account into the Target Vacancy account subject to the Vacancy Cap. In addition, the Borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account if an acceptable blanket insurance policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness.    A $35,000,000 subordinate B-note (part of the Beverly Connection Loan Combination) and $21,000,000 mezzanine loan were funded concurrently with (or shortly after) the funding of the Beverly Connection Loan. The subordinate note and mezzanine loan are both coterminous with the Beverly Connection Loan, accrue interest at a rate of 6.7500% and 8.5000%, respectively, and are both interest-only. An intercreditor agreement is in place with respect to the Beverly Connection Loan and the related mezzanine loan. The current holder of the mezzanine loan is BevCon Mezz LLC an affiliate of Vornado Realty Trust.

Future Mezzanine or Subordinate Indebtedness Permitted.    In connection with the acquisition of the fee interest underlying the Beverly Connection II Parcel (as described below under “Buy-Sell Provision”), the existing mezzanine loan may be refinanced or a subordinate mezzanine loan may be entered into by the members of the mezzanine borrowers. The mezzanine borrowers are permitted to refinance the mezzanine loan or obtain a new subordinate mezzanine loan provided, among other things, (i) the principal amount of the refinanced or new mezzanine  loan does not exceed the lesser of (a) the then-outstanding principal balance of the existing mezzanine loan plus 30.0% of the fee purchase price and (b) the amount that would result in (x) a combined debt yield of at least 6.50% (y) a combined LTV of less than or equal to 80.0% and (z) a combined DSCR of at least 1.20x.

Ground Lease.    The Beverly Connection II Parcel is subject to a long term ground lease dated January 8, 1987 with K&M Properties that expires on December 31, 2085 with no extension options. The current annual ground rent payment is an amount equal to the sum of (i) $800,000, (ii) an amount equal to 25% of the amount by which the net operating income of the Beverly Connection II property for the preceding year exceeded $1.6 million and (iii) 25% of the amount by which the net operating income of the Beverly Connection II property for the preceding year exceeded $1.8 million.

Buy-Sell Provision. The ground lease provides that if the average rent under the ground lease is less than $650,000 in 1986 Dollars for three consecutive lease years (which amount is adjusted annually according to a formula in the ground lease based on changes in the consumer price index from the initial lease year), the ground lessor may offer the applicable borrower the option to either (i) purchase the ground lessor’s fee interest in the Beverly Connection II Parcel for a price equal to the sum of (a) the lesser of (x) $8,000,000 and (y) the Estimated Value, and (b) 50% of the amount by which the Estimated Value exceeds $11,000,000; provided that such 50% figure is increased by 1.5% annually for each full calendar year after December 31, 2052 (the “Ground Lessor’s Proportionate Share”) or (ii) sell its leasehold interest in Beverly Connection II Parcel for a price equal to the Estimated Value, reduced by the Ground Lessor’s Proportionate Share.

If the ground lessor exercises the buy/sell option described above, the applicable borrower must either (i) pay to the ground lessor an amount equal to the difference, in 1986 Dollars between the average rent payable over the preceding three lease years and $650,000 (the “Ground Lease True-Up Payment”), or (ii) elect, by written notice to the ground lessor, either to sell its interest in the Beverly Connection II Parcel to the ground lessor or to purchase ground lessor’s interest in the Beverly Connection II Parcel, in which case the loan documents provide the conversion of the leasehold interest in the Beverly Connection Lease Parcel to a fee interest which would constitute additional collateral for the Beverly Connection Loan Combination.

“Estimated Value” means the ground lessor’s estimate of the value of its interest in the Beverly Connection II Parcel.

“1986 Dollars” means the discounted (or increased, as the case may be) purchasing power of the average rent for any lease year determined by multiplying such average rent by a fraction, the numerator of which is the base index (113.4) and the denominator of which is the consumer price index for the Los Angeles-Anaheim-Riverside Metropolitan Area published by the U.S. Bureau of Labor Statistics for the month of January of the next lease year.

100 North La Cienega Boulevard Los Angeles, CA 90048	Collateral Asset Summary – Loan No. 7 Beverly Connection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,750,000 67.3% 1.51x 7.3%

Partial Release.   If, pursuant to the buy-sell provision in the ground lease, the borrower elects to sell its interest in the Beverly Connection II Parcel, the borrower may obtain the release of this parcel, provided, among other things, (i) satisfaction of all REMIC requirements, (ii) delivery of a REMIC opinion, (iii) prepayment of the mezzanine loan in an amount which when applied to reduce the outstanding balance of the mezzanine loan will result in an aggregate (based on the Beverly Connection Loan Combination plus the remaining mezzanine loan balance) (a) debt yield of at least 6.50%, (b) debt service coverage ratio of at least 1.25x, (c) loan to value ratio of not greater than 75.0% and (iv) partial defeasance (or prepayment with applicable yield maintenance if the defeasance lockout period has not expired) of the Beverly Connection II Parcel in an amount equal to the greater of (a) the net sales proceeds from the sale of the leasehold interest in the Beverly Connection II parcel pursuant to the “buy/sell” provision in the ground lease, (b) $39,375,000 (which is equal to 125.0% of the leasehold allocated loan amount of $31,500,000), and (c) the amount which if applied to reduce the principal balance of the Beverly Connection Loan would result in a debt yield of at least 7.25%, a debt service coverage ratio of at least 1.40x, and a loan to value ratio of not greater than 70.0%. In lieu of partial defeasance, the lender may elect, with respect to one or more of the notes to instead require that the Borrower partially prepay such note or notes (such note, a “Prepayment Note”) (with the Borrower remaining obligated to partially defease the other notes). With respect to any Prepayment Note, the Borrower is required to prepay such amount that would have been required to defease such note, together with a payment of the applicable yield maintenance premium and interest through the end of the interest accrual period.

100 North La Cienega Boulevard Los Angeles, CA 90048	Collateral Asset Summary – Loan No. 7 Beverly Connection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,750,000 67.3% 1.51x 7.3%

NORDSTROM RACK
A101.1
Marshalls
A101.2
CVS pharmacy
A100
A103
819 SF
A105
OLD NAVY
A107
B111
CHASE
E1
1,709 SF
E2
Souplantation
E3
C120
C121
C122
C124 1,009 SF
C125 1,057 SF
C123
T.J.maxx
D107
D101
D102
D103
D104
D105
PARKING STRUCTURE
BEVERLY BOULEVARD
WEST 3RD STREET
LA CIENEGA BOULEVARD
N

Site Boundary

Ground Lease

Saks OF 5TH

Available for Lease-Up

Management Office

Ground Floor

city
DWP BLDG.
B231
5,066 SF
B233
Time Warner Cable
verizon
Saks Fifth Avenue OFF 5TH
C240 - 17,695 SF
ROSS
DRESS FOR LESS
D201
D1001 - 187 SF
D1002 - 197 SF
D1003 - 236 SF
D1006A - 305 SF
D1007 - 210 SF
D1009 - 108 SF
D1008 - 122 SF
BEVERLY BOULEVARD
WEST 3RD STREET
LA CIENEGA BOULEVARD
N

Site Boundary

Ground Lease

Saks OFF 5th

Available for Lease-Up

Management Office

Second Floor

100 North La Cienega Boulevard Los Angeles, CA 90048	Collateral Asset Summary – Loan No. 7 Beverly Connection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,750,000 67.3% 1.51x 7.3%

CARTIFACT
Beverly Connection
100 North La Cienega Boulevard
Los Angeles, CA 90048
WEST HOLLYWOOD
LOS ANGELES
BEVERLY HILLS
BEVERLY GROVE
MELROSE DISTRICT
FAIRFAX
CARTHAY
MIRACLE MILE
MELROSE SHOPPING DISTRICT
MUSEUM ROW
METRO PURPLE LINE (PLANNED)
SANTA MONICA BLVD
WARING AVE
MELROSE AVE
CLINTON ST
ROSEWOOD AVE
OAKWOOD AVE
BEVERLY BLVD
W 3RD ST
BURTON WAY
COLGATE AVE
CLIFTON WAY
W 4TH ST
DREXEL AVE
MARYLAND DR
W 6TH ST
WILSHIRE BLVD
CHARLEVILLE BLVD
W OLYMPIC BLVD
W PICO BLVD
N LA CIENEGA BLVD
S LA CIENEGA BLVD
N SAN VICENTE BLVD
SAN VICENTE BLVD
N ROBERTSON BLVD
N CRESCENT HEIGHTS BLVD
S CRESCENT HEIGHTS BLVD
N FAIRFAX AVE
S FAIRFAX AVE
N GARDNER ST
Pavilions
Pacific Design Center
West Hollywood Park
Fairfax High School
Cedars-Sinai Medical Center
Beverly Connection
CBS Television City
Broadcast Center Apts
US Post Office
Pan Pacific Recreation Center
Pan Pacific Park
Farmer's Market
The Grove
Fairfax Public Library
Whole Foods
Palazzo at Park La Brea
PARK LA BREA
SLS Beverly Hills
Bank of America
Horace Mann School
Citibank
8501
8383 Wilshire
Saban Theatre
Academy Awards Museum
Los Angeles County Museum of Art (LACMA)
Hancock Park
Page Museum
La Brea Tar Pits
Museum Square
Petersen Automotive Museum (Under Renovation)
5900 Variety Bldg
Craft & Folk Art Museum
Wilshire Courtyard
New York Life
La Cienega Park
Midway Hospital
Los Angeles
Santa Monica
Pasadena
Burbank
Glendale
Long Beach
Anaheim
Santa Ana
Irvine
Torrance
PACIFIC OCEAN
Office
Retail
Cultural & Entertainment
Hotel
Civic & Institutional
Education
Medical
Residential/Other

1900 Cardinal Drive Fulton, MO 65251	Collateral Asset Summary – Loan No. 8 Dollar General	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,650,000 67.1% 1.48x 10.6%

1900 Cardinal Drive Fulton, MO 65251	Collateral Asset Summary – Loan No. 8 Dollar General	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,650,000 67.1% 1.48x 10.6%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Refinance
Sponsor:	Dennis W. Townsend
Borrower:	Townsend Fulton, LLC
Original Balance:	$39,650,000
Cut-off Date Balance:	$39,650,000
% by Initial UPB:	3.4%
Interest Rate:	4.5965%
Payment Date:	6th of each month
First Payment Date:	November 6, 2014
Maturity Date:	October 6, 2024
Amortization:	360 Months
Additional Debt:	None
Call Protection:	L(24), D(91), O(5)
Lockbox / Cash Management:	Hard / In Place

Reserves(1)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$35
Balloon Balance / Sq. Ft.:	$29
Cut-off Date LTV:	67.1%
Balloon LTV:	54.4%
Underwritten NOI DSCR:	1.72x
Underwritten NCF DSCR:	1.48x
Underwritten NOI Debt Yield:	10.6%
Underwritten NCF Debt Yield:	9.1%
Underwritten NOI Debt Yield at Balloon:	13.0%
Underwritten NCF Debt Yield at Balloon:	11.2%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Industrial Warehouse / Distribution
Collateral:	Fee Simple
Location:	Fulton, MO
Year Built / Renovated:	1999 / NAP
Total Sq. Ft.:	1,125,576
Property Management:	Self-managed
Underwritten NOI:	$4,192,315
Underwritten NCF:	$3,611,043
Appraised Value:	$59,100,000
Appraisal Date:	July 16, 2014

Historical NOI
Most Recent NOI:	$4,136,316 (T-12 July 31, 2014)
2013 NOI:	$4,136,000 (December 31, 2013)
2012 NOI:	$4,136,000 (December 31, 2012)
2011 NOI:	$4,136,321 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	100.0% (October 6, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)
2011 Occupancy:	100.0% (December 31, 2011)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.

1900 Cardinal Drive Fulton, MO 65251	Collateral Asset Summary – Loan No. 8 Dollar General	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,650,000 67.1% 1.48x 10.6%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Dollar General Corporation(2)	NR/Baa3/BBB-	1,125,576	100.0%	$3.67	100.0%	6/30/2022(3)
Total Major Tenant		1,125,576	100.0%	$3.67	100.0%
Vacant		0	0.0%
Total		1,125,576	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Dollar General Corporation assigned the lease to Dolgencorp, Inc., which converted to Dolgencorp, LLC. Dollar General Corporation retains liability under the lease as assignor.
(3)	The Dollar General Corporation lease has six, five-year extension options remaining.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	1	1,125,576	100.0%	1,125,576	100.0%	$3.67	100.0%	100.0%
2023	0	0	0.0%	1,125,576	100.0%	$0.00	0.0%	100.0%
2024	0	0	0.0%	1,125,576	100.0%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	1,125,576	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	1,125,576	100.0%	NAP	NAP
Total / Wtd. Avg.	1	1,125,576	100.0%			$3.67	100.0%

The Loan.    The Dollar General loan (the “Dollar General Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 1,125,576 square foot industrial warehouse distribution facility located at 1900 Cardinal Drive in Fulton, Missouri (the “Dollar General Property”) with a Cut-off Date Balance of $39.65 million. The Dollar General Loan has a 10-year term and amortizes on a 30-year schedule. The Dollar General Loan accrues interest at a fixed rate equal to 4.5965% and has a cut-off date balance of approximately $39.65 million. Loan proceeds were used to retire existing debt of approximately $36.9 million, pay closing costs of $340,201 and return equity to the borrower of approximately $2.4 million. Based on the appraised value of $59.1 million as of July 16, 2014, the cut-off date LTV is 67.1%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$39,650,000	100.0%	Loan Payoff	$36,908,607	93.1%
			Closing Costs	$340,201	0.9%
			Return of Equity	$2,401,192	6.1%
Total Sources	$39,650,000	100.0%	Total Uses	$39,650,000	100.0%

The Borrower / Sponsor.    The borrower, Townsend Fulton, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is Dennis W. Townsend. Dennis W. Townsend founded Townsend Capital in 1975. He has guided Townsend Capital from a registered securities broker dealer and investment advisory firm to a company investing primarily for its own account. He has over three decades of experience in sale-leaseback transactions, build-to-suit developments and building laboratory research facilities, and has established relationships with a number of Fortune 500 companies and major universities. Townsend Capital’s

1900 Cardinal Drive Fulton, MO 65251	Collateral Asset Summary – Loan No. 8 Dollar General	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,650,000 67.1% 1.48x 10.6%

current real estate holdings include approximately 2.8 million sq. ft. of warehouse space, 315,000 sq. ft. of office space and 48,000 sq. ft. of retail space.

The Property. The Dollar General Property is a 1,125,576 sq. ft. industrial warehouse distribution facility located in Fulton, Missouri. The Dollar General Property was constructed in 1999 and features 160 dock-high doors, two drive-in doors, a clear height of 33 ft. and approximately 18,000 sq. ft. of office space. The Dollar General Property has truck parking allowing for approximately 350 inbound and outbound shipments per day. The cross dock has 64 lanes and is used for outbound shipments only. The building was designed and constructed to allow for expansion and subdivision and its bay depth of 680 ft. is well-suited for large distribution users. As of the rent roll dated October 6, 2014, the Dollar General Property was 100.0% occupied by the Dollar General Corporation (“Dollar General”).

The Dollar General Property is located approximately 100 miles west of St. Louis and 140 east of Kansas City. The Dollar General Property offers access to all four cardinal directions via its location on U.S. Route 54, approximately 6.0 miles south of Interstate 70. Interstate 70, a major east/west interstate provides access to Baltimore, Maryland to the east and Interstate 15 near Cove Fort, Utah to the west. U.S. Route 54 is a major east/west thoroughfare which traverses the city of Fulton in a north/south manner providing access to Interstate 72 near Griggsville, Illinois to the northeast and El Paso, Texas to the southwest. According to the appraiser, 600 miles is considered the maximum distance for a tractor-trailer to travel in one day. A 600 mile radius from Fulton, Missouri includes Chicago, Atlanta, Indianapolis, Dallas, Memphis, Minneapolis, Houston, Tulsa, Oklahoma City, Kansas City, St. Louis, and New Orleans.

The Dollar General Property services 1,256 stores across ten states and services the second largest number of stores among the twelve Dollar General distribution facilities nationwide. Dollar General employs over 700 people at the Dollar General Property and is Callaway County’s second largest employer. Dollar General does not have another distribution facility in the area and the company continues to expand by opening approximately 700 new stores in 2014. Since occupying the Dollar General Property in 2000, Dollar General has spent approximately $3.0 million on a climate control project, which included the addition of a chilled water plant, extension of utilities to the chilled water plan and disconnecting and removing the air rotation units. Dollar General has also invested approximately $2.0 million in other capital improvements at the Dollar General Property.

Environmental Matters. The Phase I environmental report dated August 20, 2014 recommended no further action at the Dollar General Property.

Major Tenant.

Dollar General Corporation (1,125,576 sq. ft., 100.0% of NRA, 100.0% of U/W Base Rent) Dollar General, rated Baa3 by Moody’s and BBB- by S&P, is the largest discount retailer in the United States and operates 11,215 stores across 40 states. Dollar General stores average 7,400 sq. ft. and carry nearly 10,000 unique items. These items include a broad selection of merchandise, including consumable products such as food, paper and cleaning products, health and beauty products and pet supplies, and non-consumable products such as seasonal merchandise, home decor and domestics, and apparel. Dollar General’s net sales in fiscal year 2014 totaled $17.5 billion, a 9.3% increase from fiscal year 2013. The company’s net income for fiscal year 2014 was over $1.0 billion. In 2013, Dollar General opened over 650 new stores, remodeled or relocated 582 stores, and closed 24 stores. In 2014, the company plans to open 700 new stores and increase square footage by over 6.0% as Dollar General continues to expand in core markets and new states. Dollar General has been in occupancy at the Dollar General Property since 2000, and its lease extends through June 2022, at which time Dollar General will have six 5-year extension options remaining.

Dollar General assigned its lease at the Dollar General Property to Dolgencorp, Inc. which later converted to Dolgencorp LLC. Dollar General Corporation retains liability under the lease as transferor.

The Market. The Dollar General Property is located in Callaway County, Missouri. As of 2014, Callaway County has a population of 44,322 and its economy is centered around trade, transportation and utilities. Dollar General is the largest trade-related employer in the area, employing 700 residents. Access to Callaway County is provided by Interstate 70, Route 54 and Missouri State Route 94. The Dollar General Property is located in between the St. Louis industrial market and the Kansas City industrial market. As of Q2 2014, the St. Louis industrial market had an overall vacancy of 7.5% and an asking rate of $3.99. As of Q2 2014, the Kansas City industrial market had an overall vacancy of 5.8% and an asking rate of $4.34. The Dollar General Property is located in a submarket that is driven primarily by owner users. According to the appraiser, due to the location and prohibitive cost of new construction, there is little likelihood of new competition in the submarket.

1900 Cardinal Drive Fulton, MO 65251	Collateral Asset Summary – Loan No. 8 Dollar General	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,650,000 67.1% 1.48x 10.6%

Summary of Comparable Industrial Leases(1)
Building	Location	Tenant	Lease Type	Year Built	Sq. Ft.	Base Rent PSF	Lease Term (years)
Dollar General Property	Fulton, MO	Dollar General	Net	1999	1,125,576(2)	$3.67(2)	22(3)
Park West International Building J	Hebron, KY	Newgistics	Net	2000	525,000	$2.80	5.3
Former Unilever Warehouse	Carlisle, PA	Mondelez	Net	2002	1,059,650	$4.15	5.5
Gordmans	Clayton, IN	Gordmans	Net	2012	545,010	$3.31	15
GENCO Building	Plainfield, IN	Hartz	Net	2000	622,440	$3.08	10
Amazon Fulfillment Center	Spartanburg, SC	Amazon.com.dedc, LLC	Net	2012	1,015,740	$3.88	15
Berry Plastics Distribution Center	Lawrence, KS	Packerware, LLC	Net	2012	558,106	$3.43	20
Rubbermaid Distribution Warehouse	Winfield, KS	Rubbermaid	Net	2012	500,000	$2.57	10
Amazon.com Fulfillment Center	Charleston, TN	Amazon.com	Net	2011	1,016,148	$3.81	15
(1)	Source: Appraisal
(2)	Based on the rent roll dated October 6, 2014
(3)	The Dollar General lease expires in 2022 with six five-year renewal options remaining.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	T-12 7/31/2014	U/W	U/W PSF
Base Rent(1)	$4,136,000	$4,136,000	$4,136,316	$4,136,321	$3.67
Gross Potential Rent	$4,136,000	$4,136,000	$4,136,316	$4,136,321	$3.67
Total Recoveries	0	0	0	1,497,262	1.33
Less: Vacancy(2)	0	0	0	(281,679)	(0.25)
Effective Gross Income	$4,136,000	$4,136,000	$4,136,316	$5,351,903	$4.75
Total Operating Expenses	0	0	0	1,159,589	1.03
Net Operating Income	$4,136,000	$4,136,000	$4,136,316	$4,192,315	$3.72
TI/LC	0	0	0	243,599	0.22
Capital Expenditures	0	0	0	337,673	0.30
Net Cash Flow	$4,136,000	$4,136,000	$4,136,316	$3,611,043	$3.21

(1)	U/W Base Rent is based on the rent roll dated October 6, 2014.
(2)	U/W Vacancy represents 5.0% of gross income. As of the rent roll dated October 6, 2014, the Dollar General Property was 100.0% occupied.

Property Management. The Dollar General Property is self-managed.

Lockbox / Cash Management. The Dollar General Loan is structured with a hard lockbox and in place cash management. The borrower sent a tenant direction letter to the tenant instructing it to deposit all rents and other payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. Provided no Dollar General Trigger Event (as defined below) or Cash Sweep Event Period (as defined below) exists, all funds remaining in the cash management account after the payment of all required monthly debt service and reserve amounts will be remitted to the borrower on a daily basis. During a Dollar General Trigger Event, all excess cash flow will be deposited into a TI/LC reserve account and during a Cash Sweep Event Period all excess cash flow will be held by lender as additional collateral for the Dollar General Loan.

A “Cash Sweep Event Period” will commence upon the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower, guarantor or manager, (iii) the debt service coverage ratio based on the trailing 12 month period falling below 1.15x, or (iv) a felony indictment or an indictment for fraud of the borrower, sole member, guarantor or any affiliated manager. A “Cash Sweep Event Period” will be cured, (A) with respect to clause (i) above, upon the cure of such event of default and acceptance of such cure by lender, (B) with respect to clause (ii) above, upon the filing being discharged, stayed or dismissed within 90 days for the borrower or guarantor and 120 days for the manager and lender determination that such filing does not materially affect the borrower’s, guarantor’s or manager’s monetary obligations, (C) with respect to clause (iii) above, upon the date the debt service coverage ratio based on the trailing 12 month period is greater than 1.15x for two consecutive quarters and (D) with respect to clause (iv) above, upon the replacement of the affiliated manager with a qualified manager.

1900 Cardinal Drive Fulton, MO 65251	Collateral Asset Summary – Loan No. 8 Dollar General	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,650,000 67.1% 1.48x 10.6%

A “Dollar General Trigger Event” will commence upon the occurrence of (i) Dollar General giving notice of its intention to terminate its lease, (ii) Dollar General failing to give notice of renewal of its lease 12 months prior to the expiration date of the lease or the date on which Dollar General is required to notify of its intention to renew, (iii) an event of default under the lease, (iv) the bankruptcy of Dollar General or any of its guarantors, (v) the lease terminating, or (vi) Dollar General vacating or going dark and ceasing to occupy the leased space. A “Dollar General Trigger Event” will be cured if Dollar General or a replacement tenant enters into a new lease that extends at least three years beyond the maturity date of the Dollar General Loan.

Initial Reserves. None.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes into a tax reserve account, (ii) 1/12 of the annual insurance premiums into an insurance reserve account, (iii) $28,140 into a capital expenditure account and (iv) all excess cash flow into a TI/LC reserve account capped at $2,250,000, provided that no ongoing reserves are required if the following conditions are met: (i) the Dollar General lease remains in full force and effect, (ii) no event of default has occurred under the Dollar General lease, (iii) no Dollar General Trigger Event has occurred or is continuing, (iv) Dollar General remains obligated by the lease to maintain the Dollar General Property, and (v) Dollar General continues to cover all tax and insurance obligations in a timely manner.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness. None.

1900 Cardinal Drive Fulton, MO 65251	Collateral Asset Summary – Loan No. 8 Dollar General	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,650,000 67.1% 1.48x 10.6%

Dollar General
1900 Cardinal Drive
Fulton, MO 65251
Fulton
William Woods University-Fulton
National Churchill Museum
Westminster College
Missouri School for the Deaf
Hillcrest Cemetery
Fulton State Hospital
Callaway Community Hospital
Fulton Country Club
Veterans Park
Morningside Park
Memorial Park
Tanglewood Golf Course
CR-202
CARDINAL DR
WILLIAM WOODS AVE
W INDUSTRIAL RD
N BLUFF ST
US-54-BR
W 7TH ST
MARTIN LUTHER KING JR BLVD
BLUFF ST
RTE O
W CHESTNUT ST
MOKANE RD
54
Kansas City
MISSOURI
ILLINOIS
KS
Kirksville
Bethany
Hannibal
Moberly
Columbia
Fulton
St. Louis
Jefferson City
Cuba
Rolla
Waynesville
Lebanon
Springfield
Carthage
35
70
72
44
MAP © 2014 CARTIFACT · DATA © BROADMAP

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7611 Katy Freeway Houston, TX 77024	Collateral Asset Summary – Loan No. 9 Crowne Plaza Houston Katy Freeway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 68.6% 1.40x 10.0%

7611 Katy Freeway Houston, TX 77024	Collateral Asset Summary – Loan No. 9 Crowne Plaza Houston Katy Freeway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 68.6% 1.40x 10.0%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsors:	Nizarali H. Manesia; Karim S. Karedia; Mustaqbhai K. Momin
Borrower:	Galleria Crown Hospitality, Inc.
Original Balance:	$33,000,000
Cut-off Date Balance:	$33,000,000
% by Initial UPB:	2.8%
Interest Rate:	4.8745%
Payment Date:	6th of each month
First Payment Date:	November 6, 2014
Maturity Date:	October 6, 2024
Amortization:	360
Additional Debt:	None
Call Protection:	L(24), D(93), O(3)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$132,500	$13,250
Insurance:	$54,133	$19,227
FF&E:	$28,205	1/12 of 4.0% of gross income from operations
Earnout(2):	$4,845,000	NAP

Financial Information(3)
Cut-off Date Balance / Room:	$159,420
Balloon Balance / Room:	$130,540
Cut-off Date LTV(3):	68.6%
Balloon LTV:	56.2%
Underwritten NOI DSCR:	1.57x
Underwritten NCF DSCR:	1.40x
Underwritten NOI Debt Yield(3):	10.0%
Underwritten NCF Debt Yield(3):	8.9%
Underwritten NOI Debt Yield at Balloon:	12.2%
Underwritten NCF Debt Yield at Balloon:	10.9%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Houston, TX
Year Built / Renovated(4):	1981 / 2012
Total Rooms:	207
Property Management:	Houston Hospitality Services, Inc.
Underwritten NOI:	$3,285,650
Underwritten NCF:	$2,938,138
Appraised Value:	$48,100,000
Appraisal Date:	June 24, 2014

Historical NOI(4)
Most Recent NOI:	$3,380,898 (T-12 August 31, 2014)
2013 NOI:	$3,046,403 (December 31, 2013)
2012 NOI:	NAP
2011 NOI:	NAP

Historical Occupancy(4)
Most Recent Occupancy:	71.2% (August 31, 2014)
2013 Occupancy:	61.4% (December 31, 2013)
2012 Occupancy:	NAP
2011 Occupancy:	NAP
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)
At any time prior to October 1, 2016, the borrower will have the right to request the release of Earnout reserve funds provided that (i) no event of default has occurred and is continuing and, (ii) immediately following such disbursement, (A) the trailing-12 month net cash flow debt yield is no less than (a) 9.75% in connection with the release of the first $2.0 million, and (b) 10.0% for any incremental dollar of Earnout reserve funds thereafter, and (B) the incremental loan to value ratio is less than or equal to 75.0%. Subject to the foregoing requirements, the initial disbursement of Earnout reserve funds will be no less than $1,980,000 and any subsequent disbursements will be no less than $250,000. On and after October 1, 2016, any remaining funds in the Earnout reserve will be held as additional collateral for the Crowne Plaza Houston Katy Freeway Loan.

(3)	Financial Information is based on the full loan balance. Based on the full loan balance net of the earnout, Cut-off Date LTV is 58.5% and the NOI and NCF Debt Yield are 11.7% and 10.4%, respectively.
(4)
The Crowne Plaza Houston Katy Freeway Property underwent a $20.0 million ($96,618 per room) gut renovation between 2009 and 2012, which included stripping the building to the studs, rebuilding the walls to optimize space and installing new casegoods and softgoods. The property re-opened in June of 2012. As such, Historical NOI and Historical Occupancy represent years of re-stabilization for the property.

7611 Katy Freeway Houston, TX 77024	Collateral Asset Summary – Loan No. 9 Crowne Plaza Houston Katy Freeway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 68.6% 1.40x 10.0%

The Loan. The Crowne Plaza Houston Katy Freeway loan (the “Crowne Plaza Houston Katy Freeway Loan”) is a fixed rate loan with an original principal balance of $33.0 million secured by the borrower’s fee simple interest in a 207-room, full service hotel located in Houston, Texas (the “Crowne Plaza Houston Katy Freeway Property”). The Crowne Plaza Houston Katy Freeway Loan has a 10-year term and amortizes on a 30-year schedule. The Crowne Plaza Houston Katy Freeway Loan accrues interest at a fixed rate equal to 4.8745% and has a cut-off date balance of $33.0 million. The proceeds of the Crowne Plaza Houston Katy Freeway Loan were used to retire existing debt of approximately $19.6 million, fund upfront reserves of approximately $5.1 million, pay closing costs of approximately $0.6 million and return approximately $7.8 million of equity to the sponsors. Based on the appraised value of $48.1 million as of June 24, 2014, the cut-off date LTV of the Crowne Plaza Houston Katy Freeway Loan is 68.6%. The most recent prior financing of the Crowne Plaza Houston Katy Freeway Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$33,000,000	100.0%	Loan Payoff	$19,562,402	59.3%
			Reserves	$5,059,838	15.3%
			Closing Costs	$584,476	1.8%
			Return of Equity	$7,793,285	23.6%
Total Sources	$33,000,000	100.0%	Total Uses	$33,000,000	100.0%

The Borrower / Sponsor. The borrower, Galleria Crown Hospitality, Inc., is a single purpose Texas corporation structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsors of the borrower and nonrecourse carve-out guarantors are Nizarali H. Manesia, Karim S. Karedia and Mustaqbhai K. Momin. The sponsors are all local Houston developers with over 25 years of real estate experience. Their holdings include convenience stores, restaurants and hotels. Their hotel portfolio includes three hotels in the Houston Metro area. The sponsors received the IHG Developer of the Year award in 2012 in connection with the re-development of the Crowne Plaza Houston Katy Freeway Property.

The Property. The Crowne Plaza Houston Katy Freeway Property is a six-story, 207-room, full service hotel with 222 parking spaces located in Houston, Texas. Originally developed in 1981 and previously flagged as a Ramada, the Crowne Plaza Houston Katy Freeway Property underwent a $20.0 million ($96,618 per room) gut renovation between 2009 and 2012, which included stripping the building to the studs, rebuilding the walls to optimize space and installing new casegoods and softgoods. The room mix at the Crowne Plaza Houston Katy Freeway Property consists of 83 king-bedded rooms, 89 double queen-bedded rooms, 8 ADA rooms and 27 suites. Guestroom amenities include 32” flat screen televisions, cable, free WiFi, and an upholstered chair, sofa-bed or ottoman.

The Crowne Plaza Houston Katy Freeway Property features a three-meal restaurant and bar, approximately 12,000 sq. ft. of meeting space, a heated outdoor pool, complimentary gazebos, fire pit, workout facility, lobby workstations and laundry services. The meeting space offers six different event rooms, including a 4,350 sq. ft. ballroom that can host up to 500 individuals.

Crowne Plaza Hotels & Resorts, a subsidiary of InterContinental Hotels Group (“IHG”), is an upscale hotel brand with over 395 properties and 110,000 rooms worldwide. IHG is a global hotel company with over 4,700 flagged hotels including Crowne Plaza, Hotel Indigo, Holiday Inn Express, Staybridge Suites and Candlewood Suites, among others. In 2014, IHG awarded Crowne Plaza Houston Katy Freeway Property the Torchbearer Award, the company’s most prestigious award for quality and service. The Crowne Plaza Houston Katy Freeway Property’s current franchise agreement with IHG expires May 31, 2032.

Environmental Matters. The Phase I environmental report dated July 16, 2014 recommended no further action at the Crowne Plaza Houston Katy Freeway Property.

The Market. The Crowne Plaza Houston Katy Freeway Property is located in Houston, Texas, inside the Northwestern loop formed by the Sam Houston Parkway and the southeastern quadrant of the intersection of Interstate 10 and Buckingham Drive. The Crowne Plaza Houston Katy Freeway Property generates demand from the Brookhollow, Energy Corridor, Downtown Houston and Uptown/Galleria submarkets. The Brookhollow submarket is defined by corporate parks, most prominently ExxonMobil’s Brookhollow campus. The Energy Corridor is home to various corporate headquarters, including BP America, ConocoPhillips, ExxonMobil and Shell Oil Company. The downtown submarket has various commercial offices as well as the George R. Brown Convention Center and the Museum District. The Uptown/Galleria submarket includes the Houston Galleria mall, the fourth largest shopping center in the nation, which attracts over 24.0 million visitors a year and generates retail sales in excess of $1.25 billion.

Primary vehicular access to the property is provided by Interstate 10 and Interstate 45. Interstate 10 provides access to such cities as New Orleans and San Antonio, while Interstate 45 provides access to Dallas and Galveston. The Crowne Plaza Houston Katy Freeway Property is served by the George Bush Intercontinental Airport, which is located approximately 26.0 miles to the north.

7611 Katy Freeway Houston, TX 77024	Collateral Asset Summary – Loan No. 9 Crowne Plaza Houston Katy Freeway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 68.6% 1.40x 10.0%

Houston is home to 26 companies on the 2014 Fortune 500 list, with 66 of the world’s 100 largest non-U.S.-based corporations having operations in Houston. According to the 2013 City of Houston Comprehensive Annual Financial Report, the largest private employers in Houston are Memorial Hermann Healthcare System (19,500 employees), United Continental Holdings, Inc. (17,000 employees), ExxonMobil Corporation (13,191 employees), Shell Oil Company (13,000 employees), Kroger Company (12,000 employees) and Schlumberger Limited (10,000 employees).

The market mix for the Crowne Plaza Houston Katy Freeway Property consists of 40.0% commercial, 25.0% leisure, 20.0% contract and 15.0% meeting and group. The commercial and meeting and group demand is primarily related to extended-stay guests with connections to the energy industry, with accounts such as Chevron, AT&T, Coca-Cola, Shell Oil and Procter & Gamble. The leisure demand is generated by the Houston Galleria, the Houston Rockets, the Houston Texans, the Houston Astros and NASA. Contract demand comes primarily from airline-related demand from both George Bush Intercontinental Airport and Hobby Airport.

Given the Crowne Plaza Houston Katy Freeway Property’s location, a significant portion of income is generated by local corporate accounts. The top ten corporate accounts generated approximately 13.0% of revenue as of T-12 June 30, 2014. Below is a summary of the top five corporate accounts at the Crowne Plaza Houston Katy Freeway Property.

Corporate Accounts
Company	# of Room Night	% of Occupied Nights	Room Revenue	% of T-12 6/30/2014 Revenue	ADR
British Airways	3,751	7.3%	$270,072	4.0%	$72.00
David Weekly Homes	831	1.6%	$104,806	1.5%	$126.12
General Electric	678	1.3%	$99,795	1.5%	$147.19
FIT Tourico	1,159	2.3%	$96,744	1.4%	$83.47
AIG	674	1.3%	$88,620	1.3%	$131.48

The Crowne Plaza Houston Katy Freeway Property competes directly with eight hotels totaling 2,360 rooms located in Houston, Texas including Crowne Plaza Houston River Oaks, Four Points Houston West, Royal Sonesta Houston, Sheraton Hotel Houston Brookhollow, Marriott Houston West Loop by Galleria, Crowne Plaza Northwest Brookhollow, Courtyard Houston Brookhollow and Hampton Inn Houston near The Galleria. As of August 2014, the Crowne Plaza Houston Katy Freeway Property exhibited occupancy, ADR and RevPAR of 71.4%, $129.13 and $92.14, respectively, resulting in competitive set penetration rates of 104.9%, 104.2% and 109.3%, respectively.

Historical Occupancy, ADR, RevPAR – Competitive Set(1)(2)
	Crowne Plaza Houston Katy Freeway Property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
T-12 August 31, 2014	71.4%	$129.13	$92.14	68.0%	$123.91	$84.28	104.9%	104.2%	109.3%
December 31, 2013	61.6%	$131.26	$80.85	75.5%	$135.93	$102.60	81.6%	96.6%	78.8%
(1)	Source: Hospitality research report.
(2)	The Crowne Plaza Houston Katy Freeway Property opened (after renovation) in June 2012. As such, historical occupancy, ADR and RevPAR are unavailable prior to 2013.

7611 Katy Freeway Houston, TX 77024	Collateral Asset Summary – Loan No. 9 Crowne Plaza Houston Katy Freeway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 68.6% 1.40x 10.0%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2013	T-12 8/31/2014	U/W	U/W per Room(2)
Occupancy	61.4%	71.2%	71.2%
ADR	$131.58	$129.44	$129.44
RevPAR	$80.84	$92.13	$92.13

Room Revenue	$6,107,962	$6,961,128	$6,961,128	$33,629
F&B Revenue	1,585,997	1,657,590	1,657,590	8,008
Other Revenue(3)	56,579	69,070	69,070	334
Total Revenue	$7,750,538	$8,687,788	$8,687,788	$41,970
Operating Expenses	2,641,601	2,816,097	2,816,097	13,604
Undistributed Expenses	1,808,081	2,039,794	2,065,105	9,976
Gross Operating Profit	$3,300,856	$3,831,898	$3,806,587	$18,389
Total Fixed Charges	254,453	451,000	520,937	2,517
Net Operating Income	$3,046,403	$3,380,898	$3,285,650	$15,873
FF&E	0	347,512	347,512	1,679
Net Cash Flow	$3,046,403	$3,033,386	$2,938,138	$14,194
(1)	The Crowne Plaza Houston Katy Freeway Property opened (after renovation) in June 2012. As such, historical cash flows are unavailable prior to 2013.
(2)	U/W per Room is based on a total of 207 rooms.
(3)	Other Revenue is comprised primarily of revenue generated by telephone, parking, vending and laundry income.

Property Management. The Crowne Plaza Houston Katy Freeway Property is managed by Houston Hospitality Services, Inc. under a license agreement with the InterContinental Hotel Group.

Lockbox / Cash Management. The Crowne Plaza Houston Katy Freeway Loan is structured with a hard lockbox and springing cash management. In place cash management and an excess cash flow sweep will be triggered upon (i) an event of default, (ii) failure by the borrower to maintain a DSCR of at least 1.15x (on the gross loan amount) at the end of four consecutive calendar quarters (a “DSCR Trigger”), (iii) a bankruptcy action of borrower, principal, guarantor or manager or (iv) the occurrence of a Franchise Event. A “Franchise Event” is the date that is eighteen months prior to the termination date of the franchise agreement or any replacement franchise agreement if the borrower has not yet renewed the franchise agreement for a term extending at least five years beyond the maturity date. The Crowne Plaza Houston Katy Freeway Property is currently subject to a franchise agreement with Holiday Hospitality Franchising, Inc. that expires May 31, 2032.

Initial Reserves. At closing, the borrower deposited (i) $132,500 into a tax reserve account, (ii) $54,133 into an insurance reserve account, (iii) $28,205 into an FF&E reserve account and (iv) $4,845,000 into an Earnout reserve. At any time prior to October 1, 2016, the borrower will have the right to request the release of Earnout reserve funds provided (i) no event of default has occurred and is continuing, (ii) immediately following such disbursement, (A) the trailing-12 month net cash flow debt yield is no less than (a) 9.75% in connection with the release of the first $2.0 million and (b) 10.0% for any incremental dollar of Earnout reserve funds thereafter and (B) the loan to value ratio is less than or equal to 75.0%. Subject to the foregoing requirements, the initial disbursement of Earnout reserve funds will be no less than $1,980,000 and any subsequent disbursements will be no less than $250,000. On and after October 1, 2016, any amounts remaining in the earnout reserve will be held as additional collateral for the Crowne Plaza Houston Katy Freeway Loan.

Ongoing Reserves. On a monthly basis, the borrower is required to make deposits of (i) 1/12 of the required annual taxes, which currently equates to $13,250 into a tax reserve account, (ii) 1/12 of the required insurance premiums, which currently equates to $19,227 into an insurance reserve account and (iii) 1/12 of 4.0% of gross income from operations into an FF&E reserve account subject to a cap of an amount equal to 4.0% of gross income from operations for the preceding five years.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

7611 Katy Freeway Houston, TX 77024	Collateral Asset Summary – Loan No. 9 Crowne Plaza Houston Katy Freeway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 68.6% 1.40x 10.0%

CARTIFACT
MAP © 2014 CARTIFACT · DATA © BROADMAP
Crowne Plaza
Houston Katy Freeway
7611 Katy Freeway
Houston, TX 77024
Spring
North Harris County College
GEORGE BUSH INTERCONTINENTAL-HOUSTON AIRPORT
Humble
Willowbrook Mall
CY Fair Stadium
Heron Lakes Golf Course
Jones Square Shopping Center
Sam Houston Race Park
VA Cemetery
N. BELTWAY 8
W W Thorne Stadium
El Dorado Country Club
Aldine
Jersey Village
Keith Weiss Park
Hawthorne Country Club
Copperwood Village Shopping Center
NORTHWEST FWY
NORTHWEST FREEWAY
HARDY TOLL RD
Bear Creek Golf Course
Bear Creek Park
WEST HOUSTON AIRPORT
Houston
KATY FREEWAY
CITYCENTRE
Memorial Hermann Medical Center
ENERGY CORRIDOR
Lakeside Country Club
Houston Country Club
Memorial Park
River Oaks Country Club
DOWNTOWN HOUSTON
George Bush Park
Piney Point Village
Houston Galleria
Royal Oaks Country Club
WESTPARK TOLLWAY
University of Houston
Forest Park Cemetery
Rice University & Stadium
Mission Bend
Southside Place
Houston Baptist University
Meyerland Plaza
NRG Stadium
Sunnyside Park
Missouri City
J K Butler Stadium
WILLIAM P HOBBY AIRPORT
Stafford
SOUTH FWY
Pearland
Dyer Stadium
Northwest Mall
Sam Houston Memorial Hospital
MarqE Entertainment Center
Memorial Park Golf Course
Memorial Park
Houston Country Club

8400 Costa Verde Drive Myrtle Beach, SC 29572	Collateral Asset Summary – Loan No. 10 Myrtle Beach Marriott Resort & Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,926,747 69.7% 1.62x 11.3%

8400 Costa Verde Drive Myrtle Beach, SC 29572	Collateral Asset Summary – Loan No. 10 Myrtle Beach Marriott Resort & Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,926,747 69.7% 1.62x 11.3%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	CSC Holdings, LLC; Columbia Sussex Corporation
Borrower:	Columbia Properties Myrtle Beach, LLC
Original Balance(1):	$30,000,000
Cut-off Date Balance(1):	$29,926,747
% by Initial UPB:	2.5%
Interest Rate:	4.6425%
Payment Date:	6th of each month
First Payment Date:	September 6, 2014
Maturity Date:	August 6, 2024
Amortization:	360 months
Additional Debt(1):	$85,790,009 Pari Passu Debt
Call Protection(2):	L(26), D(90), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$358,000	$44,750
Insurance:	$178,397	$37,080
FF&E:	$0	1/12 of 5.0% of such year’s gross income
Required Repairs:	$15,625	NAP
Seasonality:	$1,184,000	Springing
PIP(4):	$0	Springing
Franchise Agreement(5):	$0	Springing

Financial Information(6)
Cut-off Date Balance / Room:	$285,720
Balloon Balance / Room:	$232,720
Cut-off Date LTV:	69.7%
Balloon LTV:	56.8%
Underwritten NOI DSCR:	1.82x
Underwritten NCF DSCR:	1.62x
Underwritten NOI Debt Yield:	11.3%
Underwritten NCF Debt Yield:	10.0%
Underwritten Balloon NOI Debt Yield:	13.9%
Underwritten Balloon NCF Debt Yield:	12.4%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Myrtle Beach, SC
Year Built / Renovated:	2003 / 2011
Total Rooms:	405
Property Management:	Columbia Sussex Management
Underwritten NOI:	$13,065,127
Underwritten NCF:	$11,642,207
Appraised Value:	$166,000,000
Appraisal Date:	June 27, 2014

Historical NOI
Most Recent NOI:	$13,101,807 (T-12 June 30, 2014)
2013 NOI:	$13,404,463 (December 31, 2013)
2012 NOI:	$12,369,255 (December 31, 2012)
2011 NOI:	$11,463,366 (December 31, 2011)
2010 NOI:	$11,752,640 (December 31, 2010)

Historical Occupancy
Most Recent Occupancy:	68.1% (T-12 June 30, 2014)
2013 Occupancy:	67.6% (December 31, 2013)
2012 Occupancy:	63.7% (December 31, 2012)
2011 Occupancy:	63.0% (December 31, 2011)
2010 Occupancy:	65.3% (December 31, 2010)
(1)
The Original Balance of $30,000,000 and Cut-off Date Balance of $29,926,747 represent the non-controlling Note A1-2 of the $116.0 million of the Myrtle Beach Marriott Loan Combination evidenced by three pari passu notes. The pari passu companion loans are the controlling Note A1-1 and non-controlling Note A-2 with an original principal balance of $31.0 million and $55.0 million, respectively. For additional information on the pari passu companion loan, see “The Loan” herein.

(2)
The lockout period will be at least 26 payment dates beginning with and including the first payment date of September 6, 2014. Prepayment of the full Myrtle Beach Marriott Loan Combination is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) September 6, 2018. The assumed lockout period of 26 months is based on the expected COMM 2014-CCRE20 securitization closing date in October 2014. The actual lockout period may be longer.

(3)	See “Initial Reserves” and “Ongoing Reserves” herein.
(4)
The borrower will be required to deposit 110% of any property improvement plan required in connection with the current franchise agreement or a replacement franchise agreement, less the total of any amounts then on deposit in the FF&E reserve and the franchise agreement reserve. The Myrtle Beach Marriott Property’s current franchise agreement expires in August 2024.

(5)
The borrower will be required to deposit excess cash flow into a franchise agreement reserve account if (i) as of any payment date, the franchise agreement has a remaining term of less than 12 months or has been terminated and (ii) the balance of the franchise agreement reserve account and the FF&E reserve account is collectively less than $4,050,000. See “Ongoing Reserves” herein.

(6)	DSCR, LTV, Debt Yield and Balance / Room calculations are based on the aggregate Myrtle Beach Marriott Loan Combination.

8400 Costa Verde Drive Myrtle Beach, SC 29572	Collateral Asset Summary – Loan No. 10 Myrtle Beach Marriott Resort & Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,926,747 69.7% 1.62x 11.3%

The Loan. The Myrtle Beach Marriott Resort & Spa loan (the “Myrtle Beach Marriott Loan”) consists of the non-controlling Note A1-2 in the original principal amount of $30.0 million of a fixed rate whole loan in the aggregate original principal amount of $116.0 million (the “Myrtle Beach Marriott Loan Combination”). The Myrtle Beach Marriott Loan Combination is secured by the borrower’s fee simple interest in a 405-room, full service, ocean-front luxury resort located in Myrtle Beach, SC (the “Myrtle Beach Marriott Property”). The $116.0 million Myrtle Beach Marriott Loan Combination is evidenced by three pari passu notes. Only the non-controlling Note A1-2, with an original principal balance of $30.0 million, will be included in the COMM 2014-CCRE20 mortgage trust. The non-controlling Note A-2, with an original principal balance of $55.0 million, was securitized in the COMM 2014-LC17 transaction. The controlling Note A1-1 with an original principal balance of $31.0 million is expected to be securitized in a future transaction. The Myrtle Beach Loan Combination has a 120-month term and amortizes on a 30-year schedule.

The Myrtle Beach Marriott Loan accrues interest at a fixed rate equal to 4.6425% and has a cut-off date balance of approximately $29.9 million. The proceeds of the Myrtle Beach Marriott Loan Combination were used to retire existing debt of approximately $74.3 million, fund upfront reserves of approximately $1.7 million, pay closing costs of approximately $0.5 million and return approximately $39.5 million of equity to the sponsors. Based on the appraised value of $166.0 million as of June 27, 2014, the cut-off date LTV of the Myrtle Beach Marriott Loan Combination is 69.7% with remaining implied equity of $50.0 million. The most recent prior financing of the Myrtle Beach Marriott Property was included in the JPMCC 2005-CB13 mortgage trust.

The relationship between the holders of the Note A1-1, Note A1-2 and Note A-2 is governed by an intercreditor agreement which is described under “Description of the Mortgage Pool—Loan Combinations—The Myrtle Beach Marriott Loan Combination” in this prospectus supplement.

Pari Passu Note Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A1-1	$31,000,000	$30,924,306	CCRE	Yes
Note A1-2	$30,000,000	$29,926,747	COMM 2014-CCRE20	No
Note A-2	$55,000,000	$54,865,703	COMM 2014-LC17	No
Total Sources	$116,000,000	$115,716,756

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$116,000,000	100.0%	Loan Payoff	$74,297,689	64.0%
			Reserves	$1,736,022	1.5%
			Closing Costs	$491,625	0.4%
			Return of Equity	$39,474,665	34.0%
Total Sources	$116,000,000	100.0%	Total Uses	$116,000,000	100.0%

The Borrower / Sponsor. The borrower, Columbia Properties Myrtle Beach, LLC, is a recycled single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsors of the borrower and nonrecourse carve-out guarantors are CSC Holdings, LLC and Columbia Sussex Corporation, jointly and severally, (collectively, “Columbia Sussex”). Founded in 1972, Columbia Sussex is a privately-owned company specializing in owning and operating hospitality properties. Currently, the sponsors own and manage a $2.0 billion portfolio of 35 hospitality assets with the majority having Marriott flags.

Columbia Sussex developed the Myrtle Beach Marriott Property under Marriott’s flag in 2003. The franchise agreement is coterminous with the Myrtle Beach Marriott Loan.

The Property. The Myrtle Beach Marriott Property is a 15-story, 405-room full service luxury resort located directly on the beach in Myrtle Beach, South Carolina. Developed by the sponsors in 2003 and most recently renovated in 2011, the Myrtle Beach Marriott Property is comprised of three main buildings, which include the 15-story guestroom tower, a two-story public space building containing meeting space, food and beverage outlets and a spa, and a three-level parking garage offering approximately 562 spaces. The Myrtle Beach Marriott Property is situated in a larger complex that includes five additional towers containing over 370 Marriott Vacation Club timeshare units (non-collateral), which share amenities at the Myrtle Beach Marriott Property. The room mix at the Myrtle Beach Marriott Property consists of 255 double-bedded rooms, 142 king-bedded rooms and eight suites. The Myrtle Beach Marriott Property was strategically designed to provide nearly 75.0% of the guestrooms with ocean views. Guestrooms feature floor-to-ceiling windows, marble bathrooms, Bath & Body Works toiletries, mini-fridges, pillow top mattresses, HDTVs and complimentary wireless internet.

8400 Costa Verde Drive Myrtle Beach, SC 29572	Collateral Asset Summary – Loan No. 10 Myrtle Beach Marriott Resort & Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,926,747 69.7% 1.62x 11.3%

Amenities for the Myrtle Beach Marriott Property include four restaurants, a lobby lounge featuring a bar, a pool bar, three pools (two outdoor pools, one heated indoor pool), an outdoor waterslide, a full-service spa, a fitness center, a business center, on-site laundry and 11 meeting rooms offering approximately 45,000 sq. ft., including the 15,030 sq. ft. Atlantic Ballroom that can accommodate over 1,600 guests. Since developing the Myrtle Beach Marriott Property in 2003, the sponsors have invested approximately $2.7 million ($6,675 per room) in capital expenditures, including approximately $900,000 (2,222 per room) since 2011. Recent capital expenditures include guestroom soft goods, HDTVs, internet upgrade, lobby and restaurant renovations and cooling tower installations, among other things.

The Myrtle Beach Marriott Property is in the top 3.0% of all Marriott hotels in terms of the number of reward points redeemed to book rooms and is in the second highest tier of Marriott reward redemptions, which not only indicates high demand for the Myrtle Beach Marriott Property but also represents Marriott’s commitment to the franchise location. Based on a brand wide survey in July 2014, the Myrtle Beach Marriott Property ranked 8th and 13th out of 355 Marriott hotels in terms of overall staff service and overall customer satisfaction, respectively. Additional accolades include the “2013 AAA Four Diamond Award” and “TripAdvisor’s 2014 Certificate of Excellence”, a recognition given to only the top 10% of hotels on the website. Additionally, U.S. News & World Report ranked the Myrtle Beach Marriott Property as #1 out of over 400 hotels in Myrtle Beach in 2014.

Environmental Matters. The Phase I environmental report dated July 8, 2014 recommended no further action at the Myrtle Beach Marriott Property.

The Market. The Myrtle Beach Marriott Property is located in the ocean-front city of Myrtle Beach, which is situated on the center of a 60-mile continuous stretch of beach known as the Grand Strand in northeastern South Carolina. The Myrtle Beach area is a vacation destination with approximately 16.1 million visitors in 2013, a 5.9% increase since 2012. Since 2003, the estimated number of annual visitors has exceeded 12.8 million. From 2003 to 2013, the Myrtle Beach area experienced an annual growth rate of approximately 2.3%. In 2014, Myrtle Beach was ranked as the top summer destination by TripAdvisor, outperforming New York, Las Vegas, San Francisco, San Diego and Key West, among others. In July 2013, the Myrtle Beach Metropolitan Statistical Area was the 7th fastest growing metro area in the United States.

Primary access to the Myrtle Beach Marriott Property is provided by U.S. Route 17, which offers north/south travel along the Atlantic coast from Florida through Virginia. Additionally, the Myrtle Beach Marriott Property is located within 11.3 miles of the Myrtle Beach International Airport, which is served by seven airlines with non-stop service to over 25 cities, including Atlanta, Boston, Detroit, Fort Lauderdale, New York and Washington, D.C. In 2013, Myrtle Beach International Airport experienced an annual growth rate in traffic of 12.3%. In order to accommodate the increase in demand, Myrtle Beach International Airport opened a $118.0 million, 240,000 sq. ft. terminal in spring 2013 and has plans to complete a $20.0 million runway resurfacing project by spring 2015.

In addition to numerous on-site amenities, the Myrtle Beach Marriott Property is positioned near a number of notable attractions, including over 100 golf courses, numerous amusement parks, an aquarium, entertainment venues, retail developments and over 1,900 restaurants. Additionally, the Myrtle Beach Marriott Property is located within 6.7 miles of the Myrtle Beach Boardwalk. The Myrtle Beach Boardwalk was recognized as the #3 boardwalk in the United States by National Geographic in 2014 and as one of the best boardwalks in the United States by Travel + Leisure.

The Myrtle Beach hotel market contains approximately 89,000 hotel rooms spread across 460 hotels. The demand segmentation for the Myrtle Beach Marriott Property consists of 65% leisure, 30% meeting and group and 5% commercial. Historically, the Myrtle Beach Marriott Property has achieved a leisure penetration rate of 126%. According to the appraiser, the Myrtle Beach Marriott Property is the only AAA Four Diamond property in the market and has on average larger rooms than its competitors.

As of May 31, 2014, the Myrtle Beach Marriott Property was reported as having occupancy, ADR and RevPAR of 68.0%, $167.14 and $113.63, respectively. The Myrtle Beach Marriott Property reported penetration rates of 104.9%, 127.9% and 134.2% for occupancy, ADR and RevPAR, respectively. The competitive set includes Hilton Myrtle Beach Resort, Embassy Suites Myrtle Beach Oceanfront Resort and Sheraton Hotel Myrtle Beach Convention Center.

Historical Occupancy, ADR, RevPAR – Competitive Set(1)
	Myrtle Beach Marriott Property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
T-12 May 2014	68.0%	$167.14	$113.63	64.8%	$130.73	$84.69	104.9%	127.9%	134.2%
T-12 May 2013	64.7%	$173.78	$112.36	60.0%	$130.20	$78.13	107.7%	133.5%	143.8%
T-12 May 2012	63.3%	$168.64	$106.70	60.3%	$128.11	$77.27	104.9%	131.6%	138.1%
(1)	Source: Hospitality research report.

8400 Costa Verde Drive Myrtle Beach, SC 29572	Collateral Asset Summary – Loan No. 10 Myrtle Beach Marriott Resort & Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,926,747 69.7% 1.62x 11.3%

Competitive Set(1)
Name	Myrtle Beach Marriott Property	Embassy Suites Myrtle Beach Oceanfront Resort	Sheraton Hotel Myrtle Beach Convention Center	Hilton Myrtle Beach Resort
# of Rooms	405	255	400	385
Location	Myrtle Beach, SC	Myrtle Beach, SC	Myrtle Beach, SC	Myrtle Beach, SC
Year Opened	2003	1987	2003	1974
Occupancy(2)	68.0%	70.0%	60.0%	62.0%
ADR(2)	$167.14	$160.00	$125.00	$113.00
RevPAR(2)	$113.63	$112.00	$75.00	$70.06
Beachfront	Yes	Yes	No	Yes
Restaurant	Yes	Yes	Yes	Yes
Lounge	Yes	Yes	Yes	Yes
Indoor Pool	Yes	Yes	Yes	Yes
Outdoor Pool	Yes	Yes	No	Yes
Fitness Center	Yes	Yes	Yes	Yes
(1)	Source: Appraisal.
(2)
Occupancy, ADR and RevPAR for the Myrtle Beach Marriott Property are as of T-12 May 2014 from a hospitality research report. Occupancy, ADR and RevPAR for the competitive set are 2013 annual estimated provided by the appraiser.

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	T-12 6/30/2014	U/W	U/W per Room(1)
Occupancy	63.0%	63.7%	67.6%	68.1%	68.1%
ADR	$160.93	$175.83	$174.00	$172.39	$172.39
RevPAR	$101.38	$112.07	$117.69	$117.36	$117.36

Room Revenue	$14,987,236	$16,612,424	$17,397,626	$17,348,916	$17,348,916	$42,837
F&B Revenue	8,779,212	8,597,032	9,617,501	9,314,159	9,314,159	22,998
Other Revenue(2)	2,059,193	1,990,478	1,841,508	1,795,311	1,795,311	4,433
Total Revenue	$25,825,641	$27,199,934	$28,856,635	$28,458,386	$28,458,386	$70,268
Operating Expenses	7,757,053	8,002,775	8,338,321	8,357,792	8,357,792	20,637
Undistributed Expenses	5,405,524	5,606,425	5,925,986	5,851,393	5,888,231	14,539
Gross Operating Profit	$12,663,064	$13,590,734	$14,592,328	$14,249,201	$14,212,362	$35,092
Total Fixed Charges	1,199,698	1,221,479	1,187,865	1,147,394	1,147,236	2,833
Net Operating Income	$11,463,366	$12,369,255	$13,404,463	$13,101,807	$13,065,127	$32,260
FF&E	0	0	0	0	1,422,919	3,513
Net Cash Flow	$11,463,366	$12,369,255	$13,404,463	$13,101,807	$11,642,207	$28,746
(1)	U/W per Room is based on a total of 405 rooms.
(2)	Other Revenue includes spa revenue, parking revenue and other miscellaneous items such as gift shop sales, a lease from Marriott Vacation Rental and beach chair rentals, among other things.

Historical Revenue(1)
	2006	2007	2008	2009	2010	2011	2012	2013	T-12 6/30/2014
Occupancy	74.9%	74.0%	72.7%	65.7%	65.3%	63.0%	63.7%	67.6%	68.1%
ADR	$144.71	$157.06	$157.64	$154.12	$155.25	$160.93	$175.83	$174.00	$172.39
RevPAR	$108.42	$116.21	$114.68	$101.21	$101.44	$101.38	$112.07	$117.69	$117.36
Revenue(2)	$28,394,000	$30,187,000	$31,126,000	$26,559,000	$26,812,000	$25,825,641	$27,199,934	$28,856,635	$28,458,386
NOI	$11,839,180	$12,426,390	$14,463,220	$12,276,230	$11,752,640	$11,463,366	$12,369,255	$13,404,463	$13,101,807
(1)	Estimates as provided by borrower.
(2)	The average Revenue and Net Operating Income since 2006 are approximately $28.2 million and $12.6 million, respectively.

8400 Costa Verde Drive Myrtle Beach, SC 29572	Collateral Asset Summary – Loan No. 10 Myrtle Beach Marriott Resort & Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,926,747 69.7% 1.62x 11.3%

Property Management. The Myrtle Beach Marriott Property is managed by Columbia Sussex Management, an affiliate of the borrower.

Lockbox / Cash Management. The Myrtle Beach Marriott Loan is structured with a hard lockbox and springing cash management. In place cash management is required upon (i) an event of default, (ii) a bankruptcy action of the borrower, the guarantor or the property manager, (iii) the failure of the borrower after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of at least 1.25x until the debt service coverage ratio after the end of two consecutive calendar quarters is at least equal to 1.30x or (iv) 12 months prior to the expiration of the franchise agreement or if the franchise agreement has been terminated. A full excess cash sweep (“Cash Trap Period”) will occur upon the continuation of the events specified in clauses (i) and (ii) as well as the failure of the borrower after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of at least 1.20x until the debt service coverage ratio after the end of two consecutive calendar quarters is at least 1.25x.

Initial Reserves. At closing, the borrower deposited (i) $358,000 into a tax reserve account, (ii) $178,397 into an insurance reserve account, (iii) $1,184,000 into a seasonality reserve account and (iv) $15,625 into a required repairs reserve account, which represents 125% of the engineer’s recommendation.

Ongoing Reserves. On a monthly basis, the borrower is required to make deposits of (i) 1/12 of the required annual taxes, which currently equates to $44,750, into a tax reserve account, (ii) 1/12 of the required insurance premiums, which currently equates to $37,080, into an insurance reserve account and (iii) 1/12 of 5.0% of such year’s gross income into a FF&E reserve account. Additionally, excess cash flow will be deposited into a franchise agreement reserve account if (i) as of any payment date, the franchise agreement has a remaining term of less than 12 months or has been terminated and (ii) the balance of the franchise agreement reserve account and FF&E reserve account is collectively less than $4,050,000. If any future PIP work is required by the current franchise agreement or a replacement franchise agreement, the borrower will deposit 110% of the estimated costs for any PIP less the amount then on deposit in the FF&E reserve account and the franchise agreement reserve account.

The borrower also deposited $900,000 into the seasonality reserve account on the payment date occurring in September 2014 and deposited $250,000 on the payment date occurring in October 2014. Additionally, on each payment date occurring in July, August and September, to the extent that the balance of the seasonality reserve account is less than $2,334,000, the borrower is required to deposit (i) $778,000 if no Cash Trap Period is continuing or (ii) all excess cash flow if a Cash Trap Period is occurring.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

8400 Costa Verde Drive Myrtle Beach, SC 29572	Collateral Asset Summary – Loan No. 10 Myrtle Beach Marriott Resort & Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,926,747 69.7% 1.62x 11.3%

Conway
Conway Country Club
Mcneill Park
Coastal Carolina University
Quail Creek Golf Club
Conway Medical Center
Wild Wing Plantation
Myrtle Beach National Golf Course
Man O'war Golf Club
Burning Ridge Golf Course
Witch Golf Links
Legends Golf Resort
EDWARD E BURROUGHS HWY
CAROLINA BAYS PKY
FORESTBROOK RD
N KINGS HWY
90
22
31
544
501
17
707
Barefoot Resort & Golf Club
Barefoot Landing
Colonial Mall Myrtle Beach
Arcadian Shores Golf Club
The Galleria
Hilton Myrtle Beach Resort
Embassy Suites Myrtle Beach Oceanfront Resort
Grande Dunes Golf Club-Resort Course
Dunes Golf And Beach Club
Grand Strand Regional Medical Center
Myrtle Beach Marriott Resort & Spa
8400 Costa Verde Drive
Myrtle Beach, SC 29572
Myrtlewood Golf Club
Pine Lakes Country Club
River Oaks Golf Plantation
Myrtle Beach
Broadway at the Beach
BB&T Coastal Field
Sheraton Hotel Myrtle Beach Convention Center
Arrowhead Country Club
Coastal Grand Mall
Myrtle Beach Boardwalk
Family Kingdom Amusement Park
MYRTLE BEACH INTERNATIONAL AIRPORT
ATLANTIC OCEAN
Waccatee Zoological Farm
Heron Point Golf Club
Myrtle Beach State Park
Prestwick Country Club
Wicked Stick Golf Links
Surfside Beach
Tupelo Bay Golf Center
International Club Of Myrtle Beach
Indian Wells Golf Club
Inlet Square Mall
Wachesaw Plantation Club
Waccamaw Community Hospital
CARTIFACT
Greensboro
Raleigh
NC
Charlotte
Fayetteville
Greenville
Wilmington
Florence
Columbia
SC
Atlanta
Myrtle Beach
GA
Charleston
Savannah
Atlantic Ocean
40
26
20
16
95
85

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various	Collateral Asset Summary – Loan No. 11 U-Haul Pool 3	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,924,365 61.0% 1.41x 11.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	AMERCO
Borrowers:	U-Haul Co. of Florida 3, LLC; UHIL 3, LLC; AREC 3, LLC
Original Balance:	$30,000,000
Cut-off Date Balance:	$29,924,365
% by Initial UPB:	2.5%
Interest Rate:	4.6900%
Payment Date:	6th of each month
First Payment Date:	October 6, 2014
Maturity Date:	September 6, 2034
Amortization:	240 months
Additional Debt:	None
Call Protection:	L(25), D(211), O(4)
Lockbox / Cash Management:	Soft / Springing

Reserves
	Initial	Monthly
Taxes(1):	$280,940	Springing
Insurance(2):	$0	Springing
Required Repairs:	$723,491	NAP
Replacement(3):	$127,051	Springing
Environmental Insurance:	$374,958	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$81
Balloon Balance / Sq. Ft.(4):	$1
Cut-off Date LTV:	61.0%
Balloon LTV(4):	0.9%
Underwritten NOI DSCR:	1.46x
Underwritten NCF DSCR:	1.41x
Underwritten NOI Debt Yield:	11.3%
Underwritten NCF Debt Yield:	10.9%
Property Information
Single Asset / Portfolio:	Portfolio of 17 properties
Property Type:	Self Storage
Collateral:	Fee Simple / Leasehold
Location:	Various
Year Built / Renovated:	Various
Total Sq. Ft.:	368,944
Property Management:	Subsidiaries of U-Haul Co.
Underwritten NOI:	$3,380,950
Underwritten NCF:	$3,255,914
Appraised Value:	$49,070,000
Appraisal Date:	June 2014

Historical NOI
Most Recent NOI:	$3,577,859 (T-12 April 30, 2014)
2013 NOI:	$3,336,179 (December 31, 2013)
2012 NOI:	$3,036,045 (December 31, 2012)
2011 NOI:	$2,530,381 (December 31, 2011)

Historical Occupancy(5)
Most Recent Occupancy:	89.0% (April 30, 2014)
2013 Occupancy:	83.9% (December 31, 2013)
2012 Occupancy:	81.0% (December 31, 2012)
2011 Occupancy:	76.5% (December 31, 2011)
(1)
Ongoing tax deposits are waived so long as (i) no event of default shall have occurred, (ii) an amount of $280,940, which is equivalent to six monthly payments, is on deposit in the tax escrow account and (iii) the lender has received evidence that the borrower has paid all taxes when due.

(2)
The borrower will not be required to make the monthly insurance deposits provided that (i) no event of default has occurred, (ii) the lender has received evidence that the borrower has paid all insurance premiums, (iii) the borrower has provided the lender with satisfactory evidence that a blanket insurance policy is in place and (iv) if a blanket insurance policy is not in place, borrower has deposited and maintained a sufficient amount to pay insurance premiums for six months into the Insurance reserve.

(3)	Ongoing Replacement Reserve deposits are waived so long as an amount of $127,051 is on deposit in the Replacement Reserve account.
(4)
The U-Haul Pool 3 loan fully amortizes (substantially) on a 20-year schedule. On the last payment date, the loan documents require a payment of $444,135 (rather than a monthly debt service payment of $192,885).

(5)	2011, 2012 and 2013 occupancy shown is a twelve month average.

TRANSACTION HIGHLIGHTS

■
Geographic Diversity. The U-Haul Pool 3 properties are located in 14 different states, with no one property comprising more than 22.3% of the Underwritten NOI. Occupancy of the portfolio has increased from 2011, to 2012 and 2013 from 76.5%, to 81.0% and 83.9% respectively.

■
Sponsorship. AMERCO has a net worth in excess of $1.5 billion.  Additionally, AMERCO has a significant presence within the self-storage industry with 445,000 self-storage units totaling approximately 40.0 million sq. ft.

■
Fully Amortizing. The loan has a 20-year initial term and fully amortizes on a 20-year schedule.  Based on the amortization schedule, the loan features strong credit metrics of 11.3% Underwritten NOI Debt Yield, 1.46x Underwritten NOI DSCR and a 0.9% Balloon LTV.

■
After Acquired Adjacent Property. The borrowers may, pursuant to conditions set forth in the loan documents, acquire certain property adjacent to an existing mortgaged property to expand the related mortgaged property, provided among other things, the borrowers provide the lender with a clean environmental report, updated title and survey, evidence that the property is insured in accordance with the loan documents, and evidence that the property is acquired for cash. Any such after acquired adjacent property will be encumbered by the lien of the mortgage on the related existing U-Haul Pool 3 properties.

■
After Acquired Operating Lease Property. The borrowers may, pursuant to conditions set forth in the loan documents, enter into operating leases with respect to storage facilities that may be acquired by an affiliate of borrowers in the vicinity of an existing U-Haul Pool 3 property, provided among other things, (i) such facility is operated as remote, unstaffed facility related to an existing U-Haul Pool 3 property and (ii) the borrowers deliver a clean environmental report, a current survey, evidence that the property is insured in accordance with the loan documents and (iii) the borrowers execute an operating lease in a form substantially similar to the form included in the loan documents, which lease provides that (a) in the event that the debt service coverage ratio for the U-Haul Pool 3 loan is less than 1.20x, any rent, taxes and insurance due by the borrowers under the operating lease will be abated and (b) if the lender forecloses or accepts a deed-in-lieu of foreclosure on the related mortgaged property, the lender will have the option to terminate the operating lease, and whether or not such operating lease is terminated, the lender will have no liability for any amounts due to the landlord under the operating lease prior to such foreclosure or deed-in-lieu.

3663 Park East Drive Beachwood, OH 44122	Collateral Asset Summary – Loan No. 12 DoubleTree Beachwood	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,500,000 71.3% 1.28x 10.8%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	Satish K. Duggal
Borrower:	Cleveland Beachwood Hospitality, LLC
Original Balance:	$28,500,000
Cut-off Date Balance:	$28,500,000
% by Initial UPB:	2.4%
Interest Rate:	5.0200%
Payment Date:	6th of each month
First Payment Date:	November 6, 2014
Maturity Date:	October 6, 2024
Amortization:	300 months
Additional Debt:	None
Call Protection:	L(24), D(93), O(3)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$348,317	$34,832
Insurance:	$108,248	$8,327
Replacement:	$0	1/12 of 4.0% of gross income from operations for the next 12 month period
Required Repairs:	$1,250	NAP
Earnout Reserve(2):	$1,500,000	NAP

Financial Information
Cut-off Date Balance / Room:	$70,545
Balloon Balance / Room:	$52,789
Cut-off Date LTV(3):	71.3%
Balloon LTV:	53.3%
Underwritten NOI DSCR:	1.53x
Underwritten NCF DSCR:	1.28x
Underwritten NOI Debt Yield(3):	10.8%
Underwritten NCF Debt Yield(3):	9.0%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Beachwood, OH
Year Built / Renovated:	1977 / 2013, 2014
Total Rooms:	404
Property Management:	Twin Tier Hospitality, LLC
Underwritten NOI:	$3,074,103
Underwritten NCF:	$2,555,079
Appraised Value:	$40,000,000
Appraisal Date:	August 1, 2014

Historical NOI(4)
Most Recent NOI:	$3,074,103 (T-12 June 30, 2014)
2013 NOI:	$3,236,997 (December 31, 2013)
2012 NOI:	$2,791,355 (December 31, 2012)
2011 NOI:	$1,888,572 (December 31, 2011)

Historical Occupancy(4)
Most Recent Occupancy:	61.7% (June 30, 2014)
2013 Occupancy:	61.4% (December 31, 2013)
2012 Occupancy:	56.9% (December 31, 2012)
2011 Occupancy:	58.7% (December 31, 2011)
(1)
In place cash management and an excess cash flow sweep will be triggered upon (i) any event of default, (ii) failure by the borrower to maintain a DSCR of at least 1.20x at the end of two consecutive calendar quarters (a “DSCR Trigger Event”), (iii) a bankruptcy action of borrower, principal, guarantor or manager or (iv) the occurrence of a Franchise Agreement Discontinuation Period (as defined herein). A “Franchise Agreement Discontinuation Period” means (i) October 6, 2023 (12 months prior to the maturity date of the DoubleTree Beachwood loan), or (ii) the date the franchise agreement is terminated, cancelled, expires or is otherwise discontinued, which dates may occur more than once.  Notwithstanding the foregoing, the borrower may defer the commencement of in place cash management and an excess cash flow sweep caused by a DSCR Trigger Event by depositing the DSCR Reserve Deposit or a letter of credit in the amount of the DSCR Reserve Deposit into the DSCR reserve account within two business days of the receipt of notice of such DSCR Trigger Event.  The “DSCR Reserve Deposit” will be equal to an amount that, if applied to the outstanding principal balance of the DoubleTree Beachwood loan, would decrease the recalculated monthly debt service payment by an amount that would satisfy a DSCR of 1.20x.

(2)
At any time after March 17, 2015 but prior to September 17, 2016, the borrower may make a one-time request for the release of the Earnout reserve amount subject to (i) the DSCR is greater than or equal to 1.44x for the immediately preceding four quarters, (ii) the net cash flow debt yield on the date of disbursement is greater than or equal to 10.0% and (iii) no event of default will have occurred at any point during the period commencing upon receipt by lender of the borrower’s request for release.  If at any time, there are any remaining funds in the Earnout reserve after September 17, 2016, the amount remaining will be retained by lender as additional collateral for the DoubleTree Beachwood loan.  Notwithstanding the foregoing, borrower will have the option at any time to replace the cash on deposit in the Earnout reserve account with a letter of credit satisfactory to lender.

(3)
The Cut-off Date LTV and debt yield calculations are based on the full loan balance. Based on the full loan balance net of the Earnout, Cut-off Date LTV is 67.5% and the NOI and NCF Debt Yield are 11.4% and 9.5%, respectively.

(4)
The property was purchased by the sponsor in 2007, who has since invested approximately $8.7 million of capital improvements, including a conversion to a Doubletree by Hilton in 2013 and implementation of a $1.2 million property improvement plan in conjunction with the execution of the franchise agreement.

TRANSACTION HIGHLIGHTS

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Property.  The DoubleTree Beachwood property is a full service hotel located in Beachwood, Ohio that was originally converted from a Hilton to a DoubleTree by Hilton in 2013.  The property contains 404 guestrooms and approximately 17,000 sq. ft. of meeting space.  Amenities include an indoor and outdoor swimming pool, fitness center, business center and Wi-Fi access throughout the property.  Additionally, the property is currently renovating and upgrading its restaurant space in a partnership with Chef Chris Hodgson and the Driftwood Restaurant Group to feature the Sanctuary Restaurant and Wine Bar, which opened October 6, 2014.

■
Market.  According to hospitality research reports as of June 2014, the DoubleTree Beachwood property exhibited trailing-12 month occupancy, ADR and RevPAR of 61.1%, $106.21 and $64.85, respectively, resulting in occupancy, ADR and RevPAR penetration rates of 94.1%, 89.9% and 84.5%, respectively.

■
Brand Affiliation.  Prior to closing the borrower executed a 15 year franchise agreement with Doubletree Franchise LLC, which is owned by Hilton Worldwide and expires in 2027.  DoubleTree by Hilton is comprised of more than 380 upscale hotels in gateway cities, metropolitan areas and vacation destinations across six continents that are a part of the Hilton HHonors loyalty program.  Hilton Worldwide is a leading global hospitality company with a portfolio of eleven global brands comprised of more than 4,200 managed, franchised, owned and leased hotels and timeshare properties with more than 690,000 rooms in 93 countries and territories.

California, Virginia, Texas, Maryland, North Carolina	Collateral Asset Summary – Loan No. 13 Weber Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,500,000 69.2% 1.34x 10.9%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose(1):	Acquisition/Refinance
Sponsor:	Mark Weber
Borrowers:	12 Special Purpose Entities
Original Balance:	$26,500,000
Cut-off Date Balance:	$26,500,000
% by Initial UPB:	2.2%
Interest Rate:	5.6665%
Payment Date:	6th of each month
First Payment Date(2):	December 6, 2014
Maturity Date:	November 6, 2024
Amortization(2):	282 months
Additional Debt(3):	Future Mezzanine Debt Permitted
Call Protection(2)(4):	L(24),YM1(94), O(3)
Lockbox / Cash Management(5):	Soft Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes(6):	$252,723	Springing
Insurance(6):	$47,000	Springing
Replacement:	$0	$3,531
TI/LC:	$0	$9,417
Required Repairs:	$29,388	NAP
Carson I Building(7):	$1,900,000	NAP
Rent Increase(8):	$700,000	$77,778
ADA Compliance:	$17,500	NAP
Occupancy Reserve(9):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$94
Balloon Balance / Sq. Ft.:	$69
Cut-off Date LTV:	69.2%
Balloon LTV:	51.0%
Underwritten NOI DSCR:	1.42x
Underwritten NCF DSCR:	1.34x
Underwritten NOI Debt Yield:	10.9%
Underwritten NCF Debt Yield:	10.3%
Property Information
Single Asset / Portfolio:	Portfolio of 12 properties
Property Type:	Warehouse/Flex Industrial
Collateral:	Fee Simple
Location:	CA, VA, TX, MD, NC
Year Built / Renovated:	1955-2014 / 1984-2014
Total Sq. Ft.:	282,536
Property Management:	Self-managed
Underwritten NOI:	$2,891,986
Underwritten NCF:	$2,736,592
Appraised Value:	$38,270,000
Appraisal Date:	August 2014

Historical NOI
Most Recent NOI:	NAV
2013 NOI:	NAV
2012 NOI:	NAV
2011 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (October 6, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)
2011 Occupancy:	100.0% (December 31, 2011)
(1)	Loan proceeds were used to acquire nine properties via sale-leasebacks and refinance three properties.
(2)
The first payment date under the mortgage loan documents will be December 2014. CCRE will remit to the depositor on the closing date a payment in an amount equal to 31 days of interest for the interest accrual period relating to the first distribution date in November 2014 at the related interest rate on the principal balance as of the cut-off date. Such amount will be deposited into the distribution account and will be included in the funds available for the first distribution in November 2014. Call protection has been adjusted to reflect this additional payment being made by CCRE.

(3)	Mezzanine debt is permitted, provided, among other things, (i) the combined LTV is equal to or less than 67.0% and (ii) the combined DSCR is equal to or greater than 1.35x.
(4)
Release of the non-CA properties is prohibited. On any date after April 7, 2015, the borrowers may obtain the release of one of more CA properties provided, among other things, (i) the borrower pays the applicable Release Amount and yield maintenance premium, (ii) combined LTV is less than 56.0%, (iii) the combined DSCR is greater than 1.50x and (iv) the NCF debt yield is at least 11.5% (including any outstanding mezzanine debt). The “Release Amount” means  (a) if the release properties are all of the CA  properties, an amount equal to the greater of (1) 95.0% of the net sale proceeds and (2) 200% of the Allocated Loan Amount for the properties to be released or (b) if the release properties do not include all of the CA properties, an amount equal to the lesser of (1) 300% of the Allocated Loan Amount for the properties to be released and (2) the lowest amount necessary to result in an LTV for the remaining properties that is no greater than 10%. The “Allocated Loan Amounts” are identified on Annex A-1 to the Free Writing Prospectus.

(5)
A hard lockbox and in place cash management will be triggered upon a Cash Management Period. A “Cash Management Period” will commence upon (i) any event of default, (ii) a bankruptcy action of borrower, principal, guarantor or manager, (iii) failure of the borrower to maintain a DSCR of at least 1.20x at the end of two calendar quarters or (iv) the occurrence of a Lease Trigger Period (as defined below).

(6)	Monthly Tax and Insurance reserve deposits will be required upon a Cash Management Period.
(7)	The borrower deposited $1.9 million into the Carson I Building reserve in connection with the completion of the tenant’s build-out at the 417 & 433 West 164th Street property.
(8)
The borrower deposited $700,000 into a rent increase reserve and will make monthly deposits of $77,778 until the reserve account is equal to $1.4 million. The borrower has the option to use amounts in this reserve to pay the tenant at the CA properties $1.4 million in exchange for an increase of $210,000 in annual base rent through its lease expiration of October 2029.

(9)
All excess cash flow will be swept into an Occupancy reserve upon a Lease Trigger Period. A “Lease Trigger Period” will occur upon the date (i) any tenant fails to renew nine months prior to expiration or before the date specified in its lease, (ii) any tenant fails to continuously operate or subleases any of its spaces, or gives notice of intent to terminate or terminates and/or (iii) any tenant or the guarantor under such lease is the subject of a bankruptcy action.  Notwithstanding the foregoing, the Lease Trigger Period will be suspended if the DSCR calculated without such tenant’s rent is greater than or equal to 1.40x.

TRANSACTION HIGHLIGHTS

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Properties.  The Weber Industrial Portfolio property is comprised of twelve, single tenant industrial properties located in California (4), Virginia (3), Texas (2), Maryland (2) and North Carolina (1). The Weber Industrial Portfolio properties are 100.0% occupied by four tenants: TCFI CP, LLC (33.0% of NRA), C.W. Wright Construction Company, Inc. (28.1% of NRA), Utility Fleet Sales, Ltd. (26.4% of NRA), and Coastal Power and Electric, Inc. (12.6% of NRA).

■
Tenancy. TCFI CP, LLC, the tenant at the CA properties, is an aerospace and defense metal processing company with a focus on flight-critical parts. C.W. Wright Construction Company, Inc., the tenant at the VA and MD properties, and Coastal Power and Electric, Inc., the tenant at the NC property, are electric utility construction companies. Utility Fleet Sales, Ltd., the tenant at the TX properties, is a private equipment solutions company that offers utility equipment within the energy sector.

444 Lafayette Road St. Paul, MN 55101	Collateral Asset Summary – Loan 14 444 Lafayette Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,100,000 70.7% 1.87x 12.6%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Acquisition
Sponsors:	Ladder Capital Finance Holdings LLLP; Sagic Capital LLC
Borrower:	444 Lafayette Park Owner LLC
Original Balance:	$24,100,000
Cut-off Date Balance:	$24,100,000
% by Initial UPB:	2.0%
Interest Rate:	4.7085%
Payment Date:	6th of each month
First Payment Date:	November 6, 2014
Maturity Date:	October 6, 2024
Amortization:	360 Months
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management(1):	Hard / In Place

Reserves
	Initial	Monthly
Taxes(2):	$106,773	Springing
Insurance(2):	$7,318	Springing
Replacement:	$0	$5,136
TI/LC(2):	$0	Springing
Required Repairs:	$51,868	NAP
Unfunded Obligations:	$510,248	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$85
Balloon Balance / Sq. Ft.:	$69
Cut-off Date LTV:	70.7%
Balloon LTV:	57.6%
Underwritten NOI DSCR:	2.02x
Underwritten NCF DSCR:	1.87x
Underwritten NOI Debt Yield:	12.6%
Underwritten NCF Debt Yield:	11.7%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	St. Paul, MN
Year Built / Renovated:	1919 / 2006
Total Sq. Ft.:	282,565
Property Management:	Meritex Enterprises, Inc.
Underwritten NOI:	$3,037,844
Underwritten NCF:	$2,809,392
Appraised Value:	$34,100,000
Appraisal Date:	July 22, 2014

Historical NOI
Most Recent NOI:	$2,810,665 (T-12 June 30, 2014)
2013 NOI:	$2,576,333 (December 31, 2013)
2012 NOI:	$2,954,104 (December 31, 2012)
2011 NOI:	$2,849,082 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	100.0% (June 1, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)
2011 Occupancy:	100.0% (December 31, 2011)
(1)
All excess cash flow will be swept into a lender controlled account and held as additional collateral for the 444 Lafayette Road loan during a Cash Sweep Event (as defined below) or a Major Tenant Trigger Event (as defined below) which funds may be applied to capital expenditures or tenant improvement and leasing commissions. A “Cash Sweep Event” occurs upon (i) an event of default, (ii) any bankruptcy action of the borrower, guarantor or property manager, (iii) the DSCR for the trailing 12 month period falling below 1.40x, or (iv) a felony or fraud indictment of the manager or any director or officer of the manager which relates to the borrower. A “Major Tenant Trigger Event” occurs upon (i) the date which a Major Tenant (as defined below) delivers written notice to terminate or not to renew its lease, (ii) the Major Tenant failing to deliver written notice to extend or renew its lease on the date required for such notice of 18 months prior to the expiration of its lease, (iii) any default by a Major Tenant or the guarantor of the Major Tenant’s lease or (iv) any termination of the Major Tenant lease or going dark of the Major Tenant space. A “Major Tenant” is (i) the State of Minnesota, (ii) or any other tenant or replacement tenant which together with its affiliates, leases space comprising 20% or more of (a) the total rentable square footage or (b) the total in-place base rent.

(2)
In the event that the State Lease Escrow Condition (as defined below) is not met, the borrower will be required to deposit monthly escrows for tax, insurance and TI/LC reserves. The “State Lease Escrow Condition” is met if (i) the State Tenant (as defined below) lease is in full force and effect, (ii) no event of default has occurred under the State Tenant lease, (iii) neither the State Tenant nor any guarantor is subject to any bankruptcy action, and (iv) the State of Minnesota pays all applicable taxes and other assessments and maintains insurance in a timely manner. The “State Tenant” shall mean the State of Minnesota, Department of Administration, acting for the benefit of the Department of Human Services.

TRANSACTION HIGHLIGHTS

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Tenancy. The 444 Lafayette Road property is 99.2% leased to the State of Minnesota, Department of Administration, acting for the benefit of the Department of Human Services (“DHS”) (Moody’s/S&P: Aa1/AA+), an investment-grade government tenant with the remaining 0.8% occupied by Signature Dining, a cafeteria provided by the borrower for the use of DHS. The property was originally constructed in 1919 as an urban warehouse and was converted in the 1980’s for DHS, which has been in occupancy at the property since conversion. The original lease has been renewed and extended through December, 2021. DHS is the state’s largest agency, comprising 32% of state spending and has approximately 6,700 full-time employees, approximately 950 of which work at the 444 Lafayette Road property.

■
Location. The 444 Lafayette Road property is part of a four-building campus, Lafayette Park, totaling 677,514 sq. ft., which is 100.0% occupied by several State of Minnesota agencies. Lafayette Park is situated within a government campus that includes the headquarters of the Minnesota Departments of Natural Resources, Labor and Industry, and the Pollution Control Agency. Furthermore, the 444 Lafayette Road property is located eight blocks from the Minnesota State Capitol building.

■
Property Quality and Amenities. As part of a $14.0 million renovation in 2006, the 444 Lafayette Road property underwent complete gutting and redoing of the entire building, including fresh air ventilation enhancements, new air handling units and chilled water system, new heat pumps, fire protection system, electrical system upgrades, new exterior standby generator, new lighting, telecommunication system upgrades and restroom renovations. Amenities at the property include a cafeteria, fitness center, state of the art conference rooms and computer training facilities, shuttle bus service and ample parking.

■
Sponsorship. Ladder Capital Finance Holdings LLLP is an affiliate of Ladder Capital Corp (“Ladder Capital”). Ladder Capital, founded in 2008, is a commercial real estate finance company that originates and invests in a diverse portfolio of commercial real estate and related assets. As of December 31, 2013, Ladder Capital had total assets of approximately $3.5 billion, which includes $979.6 million of commercial real estate loans, $1.7 billion of commercial real estate-related securities and a real estate portfolio of $624 million. Sagic Capital LLC is a commercial real estate company focused on debt and equity investments in institutional quality assets in core markets. The sponsor is related to the borrowers under the mortgage loans identified on Annex A-1 to the free writing prospectus as 520 Lafayette Road, 500 Lafayette Road and 443 Lafayette Road, which have Cut-off Date Balances of $10,180,000, $9,870,000 and $5,955,000 respectively.

Florida	Collateral Asset Summary – Loan No. 15 ART Florida MF Portfolio IV	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,400,000 65.4% 1.49x 10.2%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	Arbor Realty SR, Inc.
Borrowers:
Jefferson Way Apartments, LLC; Oak Ridge Apartments, LLC; Old Archer Court Apartments, LLC; Shadow Ridge Apartments, LLC; Indian Ridge Apartments, LLC; Indian Ridge Apartments II, LLC; Pines Whisper, LLC; CRC, L.L.C.; Sanford Court Investors, LLC; Empirian Driftwood LLC

Original Balance:	$21,400,000
Cut-off Date Balance:	$21,400,000
% by Initial UPB:	1.8%
Interest Rate:	4.6410%
Payment Date:	6th of each month
First Payment Date:	November 6, 2014
Maturity Date:	October 6, 2024
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt:	None
Call Protection(1):	L(24), D(92), O(4)
Lockbox / Cash Management(2):	Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$86,000	$10,750
Insurance:	$117,268	$10,661
Replacement:	$0	$16,927
Required Repairs(3):	$626,380	NAP

Financial Information
Cut-off Date Balance / Unit:	$34,240
Balloon Balance / Unit:	$30,070
Cut-off Date LTV:	65.4%
Balloon LTV:	57.4%
Underwritten NOI DSCR(4):	1.64x
Underwritten NCF DSCR(4):	1.49x
Underwritten NOI Debt Yield:	10.2%
Underwritten NCF Debt Yield:	9.2%
Property Information
Single Asset / Portfolio:	Portfolio of 8 properties
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Florida
Year Built / Renovated:	1977-1987 / 2011-2014
Total Units:	625
Property Management:	Elon Property Management Company, L.L.C.
Underwritten NOI:	$2,174,752
Underwritten NCF:	$1,972,227
Appraised Value:	$32,740,000
Appraisal Date:	August and September, 2014

Historical NOI
Most Recent NOI:	$2,033,142 (T-12 June 30, 2014)
2013 NOI:	$1,752,589 (December 21, 2013)
2012 NOI:	NAV
2011 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	90.2% (August 2014)
2013 Occupancy:	87.3% (December 31, 2013)
2012 Occupancy:	80.9% (December 31, 2012)
2011 Occupancy:	NAV
(1)
On any date after the lockout period ends, the borrowers may obtain the release of an individual property by partially defeasing the mortgage loan by an amount equal to the greater of (i) 115% of the Allocated Loan Amount and (ii) an amount such that (1) the LTV immediately following the release is no greater than 75.0% and (2) the NOI DSCR immediately following the release is greater than or equal to 1.30x.  Notwithstanding the foregoing, in no event will any individual property be released prior to the release of the Driftwood property and the Old Archer Court property. The “Allocated Loan Amounts” are identified on Annex A-1 to the Free Writing Prospectus.

(2)
A soft lockbox is in place at closing; cash management and an excess cash flow sweep will be triggered upon (i) any event of default or (ii) failure of the borrower to maintain a DSCR of at least 1.10x at the end of one calendar quarter.

(3)	The lender reserved 115.0% of the engineer’s estimated required repairs, which includes asphalt paving, landscaping, asphalt shingle roofing and other miscellaneous repairs.
(4)	Based on amortizing debt service payments. Based on the current interest-only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 2.16x and 1.96x.

TRANSACTION HIGHLIGHTS

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Properties.  The ART Florida MF Portfolio IV properties are comprised of eight single-story garden style apartment communities, containing 625 units. The properties are located in Fort Pierce, Sanford, Tallahassee, Gainesville, Clermont, Atlantic Beach and Orange Park, Florida.  The ART Florida MF Portfolio IV properties have increased in occupancy since acquisition by Arbor Realty SR, Inc. from 80.9% in 2012 to 90.2% as of August, 2014.

■	Market. As of Q4 2013, the respective multifamily submarkets reported vacancy rates ranging from 2.7% to 10.8%, in line with the ART Florida MF Portfolio IV vacancy of 9.8%.

■
Sponsorship. Arbor Realty SR, Inc., a subsidiary of Arbor Realty Trust, Inc. (“Arbor”) (NYSE:ABR), acquired the portfolio in 2011. Arbor is a REIT that invests in a diversified portfolio of multifamily and commercial real estate-related bridge and mezzanine loans and preferred equity.

300 Main Street Nashua, NH 03060	Collateral Asset Summary – Loan 16 Main Street Marketplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,000,000 62.3% 1.41x 9.7%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	John R. Roberts
Borrower:	300 Main Street Realty, LLC
Original Balance:	$19,000,000
Cut-off Date Balance:	$19,000,000
% by Initial UPB:	1.6%
Interest Rate:	4.5700%
Payment Date:	6th of each month
First Payment Date:	September 6, 2014
Maturity Date:	August 6, 2024
Amortization:	Interest only for first 18 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(26), D(90), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$99,768	$49,884
Insurance:	$36,057	$6,492
Replacement:	$525,000	$4,493
TI/LC(2):	$853,508	Springing
Required Repairs:	$26,375	NAP
Ocean State Rent(3):	$74,106	NAP
Lease Sweep(4):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$70
Balloon Balance / Sq. Ft.:	$60
Cut-off Date LTV:	62.3%
Balloon LTV:	52.6%
Underwritten NOI DSCR(5):	1.59x
Underwritten NCF DSCR(5):	1.41x
Underwritten NOI Debt Yield:	9.7%
Underwritten NCF Debt Yield:	8.7%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Nashua, NH
Year Built / Renovated:	1960 – 1968 / 2008
Total Sq. Ft.:	269,584
Property Management:	Roberts Realty Group, LLC
Underwritten NOI:	$1,849,791
Underwritten NCF:	$1,644,100
Appraised Value:	$30,500,000
Appraisal Date:	August 1, 2014

Historical NOI
Most Recent NOI:	$1,784,984 (December 31, 2013)
2012 NOI:	$1,625,960 (December 31, 2012)
2011 NOI:	$2,050,753 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	81.8% (May 16, 2014)
2013 Occupancy:	NAV
2012 Occupancy:	NAV
2011 Occupancy:	NAV
(1)
Cash management will be triggered (i) upon an event of default, (ii) if the DSCR falls below 1.20x until such time that the DSCR is at least 1.25x for two consecutive calendar quarters, or (iii) the commencement of a Lease Sweep Period (as defined herein).

(2)	TI/LC reserves are subject to a cap of $400,000. If the TI/LC Reserve falls below the cap, the borrower is required to deposit a monthly payment of $12,648.
(3)
The borrower deposited $74,106 into the Ocean State Rent reserve in anticipation of Ocean State opening for business. The reserve was disbursed upon the receipt of a current tenant estoppel certificate from Ocean State.

(4)
A “Lease Sweep Period” will commence upon (i) twelve months prior to the expiration of the Shaw’s lease or upon the date Shaw’s is required to give notice of its exercise of a renewal option, (ii) the date the Shaw’s lease is surrendered, cancelled, or terminated prior to its then current expiration date, (iii) the date Shaw’s discontinues its business, (iv) upon a default of the Shaw’s lease or (v) the occurrence of a lease sweep tenant party insolvency proceeding.

(5)	Based on amortizing debt service payments. Based on current interest only payments, the Underwritten NOI DSCR and the Underwritten NCF DSCR are 2.10x and 1.87x, respectively.

TRANSACTION HIGHLIGHTS

■
Collateral. The Main Street Marketplace property is a 269,584 sq. ft. community shopping center anchored by Shaw’s, an American grocery store chain based in West Bridgewater, Massachusetts that operates approximately 137 stores in Maine, New Hampshire, Rhode Island and Vermont. Additionally, Shaw’s has a 51% ownership interest in the borrower. The property was originally constructed between 1960 and 1968 and was renovated in 2008. The property is 81.8% leased to 25 tenants as of May 16, 2014.

■
Sponsorship. John R. Roberts, founder of Roberts Realty Group, LLC, has over 35 years of operations experience in the retail and real estate business. Prior to founding Roberts Realty Group, LLC, Mr. Roberts held executive positions in a real estate capacity at The Home Depot, BJ’s Wholesale Club and AMB Property Corporation. Roberts Realty Group, LLC owns and manages shopping centers across the country.

■
Location. The city of Nashua, New Hampshire is the second largest city in the state and a primary retail trade area with over six million sq. ft. of retail space. The Main Street Marketplace property is located near downtown Nashua on Main Street in a densely-developed area that includes commercial and residential improvements along Main Street and residential neighborhoods in all directions. The Main Street Marketplace property is also in close proximity to Route 3 which provides access to both Manchester, New Hampshire and Boston, Massachusetts.

5301 Central Avenue Northeast and 300 San Mateo Boulevard Northeast Albuquerque, NM 87108	Collateral Asset Summary – Loan 17 Two Park Central	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,450,000 75.0% 1.75x 12.2%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	ICO Group
Borrowers:	ICO Central San Mateo, LLC; Watchlist Capital, LLC
Original Balance:	$18,450,000
Cut-off Date Balance:	$18,450,000
% by Initial UPB:	1.6%
Interest Rate:	4.4900%
Payment Date:	6th of each month
First Payment Date:	November 6, 2014
Maturity Date:	October 6, 2024
Amortization:	360 months
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly
Taxes:	$116,323	$19,387
Insurance(2):	$0	Springing
Replacement:	$0	$5,443
TI/LC:	$870,000	$18,508
Lease Sweep(3):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$71
Balloon Balance / Sq. Ft.:	$57
Cut-off Date LTV:	75.0%
Balloon LTV:	60.6%
Underwritten NOI DSCR:	2.01x
Underwritten NCF DSCR:	1.75x
Underwritten NOI Debt Yield:	12.2%
Underwritten NCF Debt Yield:	10.6%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Albuquerque, NM
Year Built / Renovated:	1960, 1975 / 1994, 2006
Total Sq. Ft.:	261,284
Property Management:	Lotus Office Management, LLC
Underwritten NOI:	$2,249,623
Underwritten NCF:	$1,962,508
Appraised Value:	$24,600,000
Appraisal Date:	May 14, 2014

Historical NOI
Most Recent NOI:	$2,379,951 (T-12 June 30, 2014)
2013 NOI:	$2,077,401 (December 31, 2013)
2012 NOI:	$2,027,813 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	93.3% (July 25, 2014)
2013 Occupancy:	99.0% (December 31, 2013)
2012 Occupancy:	94.9% (December 31, 2012)
(1)
Mezzanine debt is permitted provided, among other things, the principal amount when combined with the mortgage loan will result in (i) an LTV of no more than 75.0%, (ii) a DSCR of no less than 1.30x and (iii) a debt yield of no less than 9.0%.

(2)	The borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance reserve if an acceptable blanket policy is no longer in place.
(3)
On each monthly payment date during a Lease Sweep Period (defined herein), all excess cash flow will be deposited into the Lease Sweep Funds. A “Lease Sweep Period” will commence upon (i) twelve months prior to the expiration of the Youth and Families Department Lease, Taxation and Revenue Department Lease, a Department of Health Lease or any replacement tenant(s) of such leases, each a “Lease Sweep Tenant Lease”, (ii) the date a Lease Sweep Tenant Lease is required to give notice of its exercise of a renewal option, (iii) the date a Lease Sweep Tenant Lease is surrendered, cancelled, or terminated prior to its then current expiration date, (iv) the date that any Lease Sweep Tenant Lease discontinues its business or notice is given that state funding for rent is unavailable, (v) upon a default under a Lease Sweep Tenant Lease or (vi) the occurrence of a bankruptcy or other insolvency proceeding by a Lease Sweep Tenant Lease.

TRANSACTION HIGHLIGHTS

■
Tenancy. The Two Park Central property was 93.3% occupied as of July 25, 2014 by 19 tenants, with investment grade tenants occupying approximately 92.5% of the NRA. The State of New Mexico (rated NR/NR/AA+ by Fitch/Moody’s/S&P) leases space for several different government agencies at the property and currently occupies approximately 89.8% of the NRA. Two major government agency tenants, the Department of Health, Children, Youth and Families Department, and the Department of Taxation and Revenue, expanded their space at the property in the last year. Since 2008, the property has maintained occupancy of at least 88.6%.

■
Location. The property is located in the Albuquerque metropolitan statistical area, the financial and industrial center of the state of New Mexico. Albuquerque is consistently ranked as one of Forbes’ Best Cities for Business, and serves as the regional headquarters for a number of major corporations, including SCHOTT Solar, Fidelity Investments, Fraunhofer, Intel, Emcore, General Mills, and Tempur-Pedic. The Two Park Central property is located at the intersection of San Mateo Boulevard Northeast and Central Avenue Northeast which is one of the most heavily trafficked corners in the entire city and is easily accessed via public transportation and nearby regional highways U.S. Highway 25 and U.S. Highway 40. The property is also within five miles of the Albuquerque International Sunport Airport and the Albuquerque Central Business District.

■
Sponsorship. ICO Group, founded in 1994 by Managing Partner Alexander Moradi, is a real estate development and management company headquartered in Los Angeles, California. The company currently owns a portfolio containing over 4.0 million sq. ft. of commercial, retail and industrial properties in Southern California, Nevada and Missouri and over 700 apartments homes in Los Angeles and Denver. The portfolio has a 98% occupancy rate across its commercial properties.

1101 Fifth Avenue San Rafael, CA 94901	Collateral Asset Summary – Loan No. 18 1101 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,000,000 56.8% 2.04x 9.5%

Mortgage Loan Information
Loan Seller:	Natixis
Loan Purpose:	Refinance
Sponsors:	Jonathan Parker; Thomas M. Monahan
Borrower:	1101 Fifth Avenue, LLC
Original Balance:	$18,000,000
Cut-off Date Balance:	$18,000,000
% by Initial UPB:	1.5%
Interest Rate:	4.3610%
Payment Date:	5th of each month
First Payment Date:	November 5, 2014
Maturity Date:	October 5, 2024
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(24), D(93), O(3)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$52,681	$21,072
Insurance:	$2,258	$1,769
Replacement:	$0	$968
TI/LC(2):	$0	$6,452
Required Repairs:	$18,542	NAP
Outstanding TI/LC Obligation - HomeStreet Bank(3):	$129,223	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$232
Balloon Balance / Sq. Ft.:	$232
Cut-off Date LTV:	56.8%
Balloon LTV:	56.8%
Underwritten NOI DSCR:	2.16x
Underwritten NCF DSCR:	2.04x
Underwritten NOI Debt Yield:	9.5%
Underwritten NCF Debt Yield:	9.0%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	San Rafael, CA
Year Built / Renovated:	1998 / NAP
Total Sq. Ft.:	77,425
Property Management:	Monahan Parker, Inc.
Underwritten NOI:	$1,715,649
Underwritten NCF:	$1,626,610
Appraised Value:	$31,700,000
Appraisal Date:	July 14, 2014

Historical NOI
Most Recent NOI:	$1,399,530 (T-12 June 30, 2014)
2013 NOI:	$1,632,816 (December 31, 2013)
2012 NOI:	$1,839,544 (December 31, 2012)
2011 NOI:	$1,761,240 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy(3):	85.0% (September 11, 2014)
2013 Occupancy:	86.0% (December 31, 2013)
2012 Occupancy:	94.0% (December 31, 2012)
2011 Occupancy:	94.0% (December 31, 2011)
(1)	Cash management will be triggered upon (i) an event of default or (ii) the failure by the borrower, after the end of a calendar quarter, to maintain a DSCR of at least 1.10x.
(2)	TI/LC reserve is subject to a cap of $309,700.
(3)
The 1101 Fifth Avenue property is 80.9% occupied and 85.0% leased as of September 11, 2014. HomeStreet Bank signed a lease for 3,211 sq. ft. or 4.1% of the net rentable area in August 2014. HomeStreet Bank is expected to take occupancy in January 2015. Natixis reserved $129,223 for outstanding TI/LC obligations related to the HomeStreet Bank lease.

TRANSACTION HIGHLIGHTS

■
Location. The 1101 Fifth Avenue property is located in San Rafael, CA, the largest city in Marin County. San Rafael is a primary commercial district in the county. As of April 2014, Marin County had an unemployment rate of 3.9%, the lowest in the state, and lower than San Francisco at 4.4% and significantly lower than the state of California at 7.8%. The property is in downtown San Rafael, which lies immediately north of San Francisco across the Golden Gate Bridge, the property is in close proximity to Highway 101, the main north to south artery in Marin County, extending northwest from the Golden Gate Bridge to the Sonoma County line. The property is also close to the future Sonoma-Marin Area Rail Transit (“SMART”) line.  SMART is a voter-approved passenger rail and bicycle-pedestrian pathway project located in Marin and Sonoma counties. When complete, it will serve a 70-mile corridor from Larkspur to Cloverdale, with the first phase opening a 43-mile segment from Downtown San Rafael to Santa Rosa in late 2016.  More than 75% of commuters in the North Bay currently travel either within or between the two counties to get to work.  The train is planned to run in both directions every 30 minutes during peak commute hours, with mid-day train and weekend service.  With enhanced transportation options, San Rafael expects to be able to attract more businesses to the area.

■
Strong Submarket. The property is a Class A office located in the San Rafael/Larkspur office submarket, the second largest submarket in the Marin/Sonoma office market and the second highest average rents in the market at $31.10 per sq. ft. as of Q1 2014.

■	Amenities. The property benefits from both above and below ground parking as an amenity for its tenants.

■
Experienced Management/Sponsorship. The sponsors are the original developers of the 1101 Fifth Avenue property and have owned and managed the property since 1998. Monahan Parker, Inc is a San Francisco-based real estate investment and development company with more than 30 years of experience and one of the largest private land ownehrs in the San Rafael submarket. The sponsor is related to the borrower under the mortgage loans identified on Annex A-1 to the free writing prospectus as 315 Pacific Avenue, which has a Cut-off Date Balances of $4,000,000.

305-325 Garrisonville Road Stafford, VA 22554	Collateral Asset Summary – Loan 19 Brafferton Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,200,000 73.2% 1.82x 11.5%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsors:	Eron Sodie; Isaac Pretter
Borrower:	Brafferton Owner LLC
Original Balance:	$17,200,000
Cut-off Date Balance:	$17,200,000
% by Initial UPB:	1.5%
Interest Rate:	4.2150%
Payment Date:	6th of each month
First Payment Date:	October 6, 2014
Maturity Date:	September 6, 2024
Amortization:	Interest only for first 48 months; 360 months thereafter
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$57,838	$14,460
Insurance(2):	$0	Springing
Replacement(3):	$0	$1,184
TI/LC(4):	$55,000	$5,887
Reduced Rent(5):	$19,837	NAP
Lease Sweep(6):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$183
Balloon Balance / Sq. Ft.:	$163
Cut-off Date LTV:	73.2%
Balloon LTV:	65.2%
Underwritten NOI DSCR(7):	1.95x
Underwritten NCF DSCR(7):	1.82x
Underwritten NOI Debt Yield:	11.5%
Underwritten NCF Debt Yield:	10.7%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Stafford, VA
Year Built / Renovated:	1979 / 1997, 2009
Total Sq. Ft.:	94,142
Property Management:	Mosaic Realty Partners LLC
Underwritten NOI:	$1,970,083
Underwritten NCF:	$1,840,675
Appraised Value:	$23,500,000
Appraisal Date:	July 25, 2014

Historical NOI
2013 NOI:	$1,868,391 (December 31, 2013)
2012 NOI:	$1,963,534 (December 31, 2012)
2011 NOI:	$1,652,336 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	97.9% (August 19, 2014)
2013 Occupancy:	97.3% (December 31, 2013)
2012 Occupancy:	96.6% (December 31, 2012)
2011 Occupancy:	95.7% (December 31, 2011)
(1)
Mezzanine debt is permitted provided, among other things, the principal amount when combined with the mortgage loan will result in (i) an LTV of no more than 70.0%, (ii) a DSCR of no less than 1.81x and (iii) a debt yield of no less than 10.62%.

(2)	The borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance reserve if an acceptable blanket policy is no longer in place.
(3)	Replacement reserves are subject to a cap of $42,629.
(4)	TI/LC reserves are subject to a cap of $211,932.
(5)
Advance America has rent abatement through July 1, 2015.  At closing, the borrower reserved approximately one half of this rent as a Reduced Rent reserve. The Underwritten NCF assumes only the reserved rent is received.

(6)
On each monthly payment date during a Lease Sweep Period, all excess cash flow will be deposited into the Lease Sweep Funds reserve. A “Lease Sweep Period” will commence upon (i) twelve months prior to the expiration of the Sport & Health Clubs lease or any replacement tenant(s) of such leases, (ii) the date the Sport & Health Clubs is required to give notice of its exercise of a renewal option, (iii) the date the Sport & Health Clubs lease is surrendered, cancelled, or terminated prior to its then current expiration date, (iv) the date that the Sport & Health Clubs discontinues its business, (v) upon a default under the Sport & Health Clubs lease or (vi) the occurrence of a bankruptcy or other insolvency proceeding by the Sport & Health Clubs.

(7)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.68x and 2.50x, respectively.

TRANSACTION HIGHLIGHTS
▪
Collateral. The Brafferton Shopping Center property is a 94,142 sq. ft. community shopping center that includes major tenants Sport & Health Clubs and Escape Salon & Day Spa, along with national tenants Sweet Frog Chantilly, H&R Block, Avis Rent A Car, AT&T Wireless and Dunkin Donuts/Baskin Robbins.  The property is shadow anchored by a collection of destination retailers including Home Depot, Walmart Supercenter, Aldi, Lowe’s, Target and TJ Maxx. The property was originally constructed in 1979 and was renovated in 1997 and then again in 2009. The property is 97.9% leased to 23 tenants as of August 19, 2014.

▪
Sponsorship. In 2012, the sponsors founded Mosaic Realty Partners, a private real estate investment firm that focuses on investing in office, retail and industrial real estate in the Mid-Atlantic. Eron Sodie and Isaac Pretter have a combined 30 years’ investment experience and have directed in excess of $5 billion into Mid-Atlantic real estate investments. The sponsors have a combined 30 years’ investment experience and have directed in excess of $5 billion into Mid-Atlantic real estate investments.

▪
Location. The Brafferton Shopping Center property is strategically located right off Interstate 95. The property benefits from its access from multiple signalized entrances along Route 610 and has six points of ingress/egress. In addition, it has access to over 44,000 vehicles that pass the shopping center daily.  The property also benefits from over 700 square feet of frontage along Route 610, and is positioned in Stafford’s primary retail corridor and on the same street as retailers Target, Lowe’s, and a 65,000 square foot Giant grocery store.

1001 Southwest 2nd Avenue Miami, FL 33130	Collateral Asset Summary – Loan 20 Aloft Hotel Brickell	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,000,000 50.0% 3.28x 18.0%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsors:	Francisco Arocha; Pedro F. Villar
Borrower:	Mary Brickell Village Hotel, LLC
Original Balance:	$17,000,000
Cut-off Date Balance:	$17,000,000
% by Initial UPB:	1.4%
Interest Rate:	4.8600%
Payment Date:	6th of each month
First Payment Date:	September 6, 2014
Maturity Date:	August 6, 2024
Amortization:	Interest only
Additional Debt(1):	None
Call Protection:	L(36), YM2(80), O(4)
Lockbox / Cash Management(2):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$199,333	$39,867
Insurance(3):	$0	Springing
Replacement:	$0	4.0% of the rents for the prior month
PIP Reserve(4):	$0	Springing

Financial Information
Cut-off Date Balance / Room:	$106,250
Balloon Balance / Room:	$106,250
Cut-off Date LTV:	50.0%
Balloon LTV:	50.0%
Underwritten NOI DSCR:	3.65x
Underwritten NCF DSCR:	3.28x
Underwritten NOI Debt Yield:	18.0%
Underwritten NCF Debt Yield:	16.1%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Limited Service Hospitality
Collateral:	Fee Simple
Location:	Miami, FL
Year Built / Renovated:	2013 / NAP
Total Rooms:	160
Property Management:	Mary Brickell Management, LLC
Underwritten NOI:	$3,056,366
Underwritten NCF:	$2,743,988
Appraised Value:	$34,000,000
Appraisal Date:	May 19, 2014

Historical NOI
Most Recent NOI:	$2,533,497 (T-12 August 31, 2014)
2013 NOI:	NAP
2012 NOI:	NAP

Historical Occupancy
Most Recent Occupancy:	67.3% (August 31, 2014)
2013 Occupancy:	NAP
2012 Occupancy:	NAP
(1)
The borrower is obligated to the hotel franchisor under a key money note (the “Key Note”) in an original amount of $850,000. The Key Note principal amortizes in equal monthly installments without payment over 20 years, without interest. Upon an event of default, the Key Note accrues interest at 18% and the franchisor may accelerate the debt. If the hotel franchise agreement is terminated before June 1, 2033, the borrower is obligated pay an amount equal to $850,000 multiplied by a fraction generally based on the remaining months until June 1, 2033, plus any accrued interest. If the hotel franchise agreement is optionally terminated on June 1, 2023, the borrower is obligated to pay $425,000. The lender is required to assume any obligations under the Key Note if it forecloses on the property and enters into a new franchise agreement, provided the lender will not be obligated to pay $425,000 if franchisor terminates on June 1, 2023. See “Risk Factors – Risks Related to the Mortgage Loans – Other Financing” in the free writing prospectus.

(2)
Cash management will be triggered (i) upon an event of default, (ii) if the DSCR falls below 1.30x until such time that the DSCR is at least 1.40x for two consecutive calendar quarters, or (iii) during a Franchise Trigger Period (as defined below).

(3)	The borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance reserve if an acceptable blanket policy is no longer in place.
(4)
On each month during a Franchise Trigger Period, the borrower is required to deposit all excess cash into the PIP Reserve. “Franchise Trigger Period” means the date which is the earlier of (i) 12 months prior to the expiration of the franchise agreement, (ii) receipt or delivery of any termination notice, or (iii) borrower’s notification to the lender of the borrower’s replacement of the franchise agreement.

TRANSACTION HIGHLIGHTS

▪
Property Location. The Aloft Hotel Brickell property is located in the Brickell district of Downtown Miami, Florida. The Miami-Hialeah market is ranked among the top 25 US hotel markets and has experienced significant growth in recent years. As of July 2014, RevPAR increased by 6.9%, ADR increased 5.9%, and occupancy grew 1.0% from the past year. The Brickell district is known as the financial center of Downtown Miami and is comprised of high density office space, residential, and hotel developments. The Brickell district office space is primarily occupied by financial services and is home to over 122 banks and financial institutions.

▪
Sponsorship. Francisco Arocha is the founder of HED Group and a professional real estate investor with a multifaceted portfolio that includes multi-purpose buildings, condos and homes.  Pedro F. Villar is the principal of Sunview Group and Bluemoon Development which are Florida real estate development and construction companies. Francisco Arocha and Pedro F. Villar recently formed the ARVI Group, a real estate construction and development company focused in South Florida.

▪
Aloft Brand.  The Aloft Hotel brand is Starwood Hotels & Resorts’ contemporary, boutique platform that launched in 2008 and now consists of more than 80 hotels across 14 countries. The Aloft Hotel platform expects to open its 60th hotel in North America in 2014 and expects to grow by more than 50% over the next few years, fueled by growth in North America, China and India.

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ANNEX C

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered COMM 2014-CCRE20 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class PEZ and Class C Certificates will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds. Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.  Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and Participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as Participants.

As described under “Certain U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All Certificates of each Class of Offered Certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants.  As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as Participants.  Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period.  Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between Participants.  Secondary market trading between Participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.  Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.  When book-entry certificates are to be transferred from the account of a Participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement.  Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  Payment will then be made by the respective depositary to the Participant’s account against delivery of the book-entry certificates.  After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be.  The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York.  If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.  However, interest on the book-entry certificates would accrue from the value date.  Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the Participant a cross-market transaction will settle no differently than a trade between two Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a Participant.  The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement.  In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the Participant’s account against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.  Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period.  If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from Participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•
borrowing the book-entry certificates in the United States from a Participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding.  A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

(a)      from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN-E or W-8BEN, respectively (or any successor form);

(b)      from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

(c)      from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the Internal Revenue Service providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

(d)      from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Certificate):

(i)      if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(A)    stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(B)     certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(1)     certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(2)     providing any other information, certifications, or statements that may be required by the Internal Revenue Service Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(ii)      if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(A)     stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(B)     certifying that the nonqualified intermediary is not acting for its own account,

(C)     certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(D)     providing any other information, certifications or statements that may be required by the Internal Revenue Service Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

(e)      from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Certificate, either an IRS Form W-8BEN-E or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations.  These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.  Under certain circumstances, an IRS Form W-8BEN or W-8BEN-E, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders.  Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

ANNEX D

DECREMENT TABLES

Percentages of the Initial Certificate Balance
of the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
October 2015	85%	85%	85%	85%	85%
October 2016	68%	68%	68%	68%	68%
October 2017	48%	48%	48%	48%	48%
October 2018	24%	24%	24%	24%	24%
October 2019 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.72	2.71	2.71	2.71	2.70

Percentages of the Initial Certificate Balance
of the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
October 2015	100%	100%	100%	100%	100%
October 2016	100%	100%	100%	100%	100%
October 2017	100%	100%	100%	100%	100%
October 2018	100%	100%	100%	100%	100%
October 2019 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.87	4.87	4.85	4.82	4.62

Percentages of the Initial Certificate Balance
of the Class A-SB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
October 2015	100%	100%	100%	100%	100%
October 2016	100%	100%	100%	100%	100%
October 2017	100%	100%	100%	100%	100%
October 2018	100%	100%	100%	100%	100%
October 2019	100%	100%	100%	100%	100%
October 2020	81%	81%	81%	81%	81%
October 2021	61%	61%	61%	61%	61%
October 2022	40%	40%	40%	40%	40%
October 2023	17%	17%	17%	17%	17%
October 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.45	7.45	7.45	7.45	7.45

Percentages of the Initial Certificate Balance
of the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
October 2015	100%	100%	100%	100%	100%
October 2016	100%	100%	100%	100%	100%
October 2017	100%	100%	100%	100%	100%
October 2018	100%	100%	100%	100%	100%
October 2019	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.79	9.75	9.69	9.63	9.44

Percentages of the Initial Certificate Balance
of the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
October 2015	100%	100%	100%	100%	100%
October 2016	100%	100%	100%	100%	100%
October 2017	100%	100%	100%	100%	100%
October 2018	100%	100%	100%	100%	100%
October 2019	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.87	9.86	9.86	9.83	9.58

Percentages of the Initial Certificate Balance
of the Class A-M Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
October 2015	100%	100%	100%	100%	100%
October 2016	100%	100%	100%	100%	100%
October 2017	100%	100%	100%	100%	100%
October 2018	100%	100%	100%	100%	100%
October 2019	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.94	9.94	9.91	9.86	9.69

Percentages of the Initial Certificate Balance
of the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
October 2015	100%	100%	100%	100%	100%
October 2016	100%	100%	100%	100%	100%
October 2017	100%	100%	100%	100%	100%
October 2018	100%	100%	100%	100%	100%
October 2019	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.94	9.94	9.94	9.93	9.69

Percentages of the Initial Certificate Balance
of the Class PEZ Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
October 2015	100%	100%	100%	100%	100%
October 2016	100%	100%	100%	100%	100%
October 2017	100%	100%	100%	100%	100%
October 2018	100%	100%	100%	100%	100%
October 2019	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.94	9.94	9.93	9.91	9.69

Percentages of the Initial Certificate Balance
of the Class C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
October 2015	100%	100%	100%	100%	100%
October 2016	100%	100%	100%	100%	100%
October 2017	100%	100%	100%	100%	100%
October 2018	100%	100%	100%	100%	100%
October 2019	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.94	9.94	9.94	9.94	9.69

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ANNEX E

PRICE/YIELD TABLES

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and
Prepayment Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and
Prepayment Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-SB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and
Prepayment Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and
Prepayment Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and
Prepayment Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and
Prepayment Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-M Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and
Prepayment Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and
Prepayment Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class PEZ Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and
Prepayment Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and
Prepayment Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

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ANNEX F

MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

Each Mortgage Loan Seller will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex G to this free writing prospectus.  Capitalized terms used but not otherwise defined in this Annex F will have the meanings set forth in this free writing prospectus or, if not defined in this free writing prospectus, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Issuing Entity, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)
Whole Loan; Ownership of Mortgage Loans.  Each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan.  At the time of the sale, transfer and assignment to Purchaser, no Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement.  Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)
Mortgage Loan Document Status. Each related Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Notes, Mortgages or other Mortgage Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Note, Mortgage or other Mortgage Loan Documents.

(3)
Mortgage Provisions.  The Mortgage Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)
Mortgage Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan Documents (a) the material terms of such Mortgage, Note, Mortgage Loan guaranty, and related Mortgage Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by Mortgage Loan Seller on or after October 9, 2014.

(5)
Lien; Valid Assignment.  Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust constitutes a legal, valid and binding assignment to the Trust.  Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower.  Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on in Annex G  (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below).  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(6)
Permitted Liens; Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for another Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)
Junior Liens.  It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing).  Except as set forth in Schedule G-1 to Annex G, the Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

(8)
Assignment of Leases, Rents and Profits.  There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(9)
UCC Filings.  If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be.  Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above.  No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)
Condition of Property.  Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date.  To the Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)
Taxes and Assessments.  All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)
Condemnation.  As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)
Actions Concerning Mortgage Loan.  As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)
Escrow Deposits.  All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mortgage Loan Documents are being conveyed by the Seller to Purchaser or its servicer.

(15)
No Holdbacks.  The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as Exhibit A to the Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by Seller to merit such holdback).

(16)
Insurance.  Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan Documents and having a claims-paying or financial strength rating of any one of the following: (i) at least “A-:VIII” from A.M. Best Company, (ii) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (iii) at least “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower  is required to maintain insurance  in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-”  by Standard & Poor’s Ratings Services in an amount not less than 100% of the SEL or PML, as applicable.

The Mortgage Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Loan Combination, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Loan Combination, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Other Trustee).  Each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums.  All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)
Access; Utilities; Separate Tax Lots.  Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access  via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)
No Encroachments.  To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)
No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.

(20)
REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or Loan Combination, if applicable) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or Loan Combination, if applicable) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations.  All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)
Compliance with Usury Laws.  The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)
Authorized to do Business.  To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Note, each holder of the Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)
Trustee under Deed of Trust.  With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(24)
Local Law Compliance.  To the Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily and manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan.  The terms of the Mortgage Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)
Licenses and Permits.  Each Borrower covenants in the Mortgage Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily and manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect.  The Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)
Recourse Obligations.  The Mortgage Loan Documents for each Mortgage Loan provide that such Mortgage Loan is non-recourse to the related parties thereto except that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Mortgage Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii)  intentional material physical waste of the Mortgaged Property, and (iv) any breach of the environmental covenants contained in the related Mortgage Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(27)
Mortgage Releases.  The terms of the related Mortgage or related Mortgage Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation.  With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Loan Combination, if applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Loan Combination, if applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC provisions.

(28)
Financial Reporting and Rent Rolls.  Each Mortgage requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Borrower are in the form of an annual combined balance sheet of the Borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)
Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Mortgage Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)
Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Borrower, (iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Mortgage Loan Documents or a Person satisfying specific criteria identified in the related Mortgage Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule G-1 to Annex G, or future permitted mezzanine debt in each case as set forth on Schedule G-2 to Annex G or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule G-3 to Annex G or (iv) Permitted Encumbrances.  The Mortgage or other Mortgage Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)
Single-Purpose Entity.  Each Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding.  Both the Mortgage Loan Documents and the organizational documents of the Borrower with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)
Defeasance.  With respect to any Mortgage Loan that, pursuant to the Mortgage Loan Documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Mortgage Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)
Fixed Interest Rates.  Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

(34)
Ground Leases.   For purposes of the Mortgage Loan Purchase Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)
The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)
The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or  modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)
The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated

maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)
The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)
The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)
The Seller has not received any written notice of material default under or notice of termination of such Ground Lease.  To the Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)
The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)
A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;

(j)
Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)
In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)
Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)
Servicing.  The servicing and collection practices used by the Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)
Origination and Underwriting.  The origination practices of the Seller (or the related originator if the Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex F.

(37)
No Material Default; Payment Record.  No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date.  To the Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in this Annex F.  No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan Documents.

(38)
Bankruptcy.  As of the date of origination of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-off Date, no Borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)
Organization of Borrower.  With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.  Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Borrower that is an Affiliate of another Borrower under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (39) means, a Borrower that is under direct or indirect common ownership and control with such other Borrower.)

(40)
Environmental Conditions.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action.  To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)
Appraisal.  The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date.  The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(42)
Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to the Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Mortgage Loan Purchase Agreement to be contained therein.

(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except as set forth in Schedule G-3 to Annex G.

(44)
Advance of Funds by the Seller.  After origination, no advance of funds has been made by Seller to the related Borrower other than in accordance with the Mortgage Loan Documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Mortgage Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Mortgage Loan Documents).  Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)
Compliance with Anti-Money Laundering Laws.  Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

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ANNEX G

EXCEPTIONS TO MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

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ANNEX G-1

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
GERMAN AMERICAN CAPITAL CORPORATION MORTGAGE LOANS

Annex A-1 ID#	Mortgage Loan	Representation	Exception
1	Gateway Center Phase II	(1) Whole Loan; Ownership of Mortgage Loans	The Mortgage Loan is evidenced by a $120,000,000 A-1 note. The Mortgaged Property is also security for an $75,000,000 pari passu A-2 note, and a $105,000,000 pari passu A-3 note.
7	Beverly Connection	(1) Whole Loan; Ownership of Mortgage Loans	The Mortgage Loan is evidenced by a $43,750,000 A-2 note. The Mortgaged Property is also security for an $87,500,000 pari passu A-1 note, a $43,750,000 pari passu A-3 note and a $35,000,000 B note.
1	Gateway Center Phase II	(6) Permitted Liens; Title Insurance
The Borrower’s sole member and predecessor-in-title as owner of the property entered into a Land Disposition Agreement (“LDA”) with the City of New York agreeing to complete construction on the property in accordance with LDA requirements. The LDA also provides that in the event of a sponsor default, the City of New York has certain reverter rights to reacquire title to the property. The City of New York has agreed to subordinate its reverter rights to the lien of the subject mortgage. The loan documents require the borrower to obtain a Certificate of Completion (as defined in the LDA), and provide that the borrower and guarantor are personally liable for losses arising from a sponsor default if the City exercises its reverter rights (with limited exceptions for losses occurring after the Certificate of Completion is delivered to lender and the lender’s first pursuing title insurance recovery.

2	InterContinental Miami	(16) Insurance
The Borrower is permitted to maintain the policies with insurance companies which do not meet the requirements in the representation, provided the Borrower obtains reinsurance with an industry standard “cut-through”

G-1-1

Annex A-1 ID#	Mortgage Loan	Representation	Exception

endorsement (which endorsement permits recovery against the provider of the endorsement if the underlying insurer becomes insolvent) from an insurance company which meets the claims-paying ability ratings required in the representation.  The Mortgaged Property consists of one commercial condominium unit in a two unit condominium. The condominium documents state that respect to any Casualty/Condemnation in which the net proceeds or the costs of completing the restoration are equal to or greater than $2,000,000, the proceeds are to be delivered to an Insurance Trustee for disbursement and that the mortgage lenders of either commercial unit do not have the right to participate in settlement discussions. The Mortgage Loan documents require the Borrower to use all commercially reasonable efforts to deliver any insurance proceeds to lender and to have lender appointed “Insurance Trustee” for the commercial unit comprising the Mortgaged Property.

7	Beverly Connection	(16) Insurance
The Mortgage Loan documents permit insurance through a syndicate of insurers, provided that at least 75% of the coverage (if there are four or fewer members of the syndicate) or at least 60% of the coverage (if there are five or more members of the syndicate) is with insurers having ratings of not less than “A” by S&P and “A:X” by A.M. Best  and the remainder of the coverage is with insurers having ratings of not less than “BBB+” by S&P and “A-VIII” by A.M. Best.  Factory Mutual Insurance Co. is a permitted insurer, provided it maintains a rating of not less than “A” with Fitch and “Api” with S&P.

The related Borrower may maintain property all-risk insurance with a deductible that does not exceed (i) five percent of the insured value for windstorm and earthquake coverage, and (ii) $100,000 for all other such coverage.

The Mortgage Loan documents permit

G-1-2

Annex A-1 ID#	Mortgage Loan	Representation	Exception

flood hazard insurance (i) with any insurance company authorized by the United States government to issue such insurance provided such flood hazard insurance is reinsured by the United States government and (ii) with a deductible that does not exceed the greater of (a) $25,000 or (b) the maximum deductible permitted under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended plus excess limits with deductibles reasonably acceptable to the lender and no larger than customary for similar policies in the geographic area.

The related Borrower may maintain earthquake insurance with a deductible not exceed the greater of (i) $100,000 or (ii) five percent (5%) of the insured value for so long as that threshold is available at commercially reasonable rates (if not available at commercially reasonable rates, then the threshold is capped at ten percent (10%) of the insured value provided that the Borrower establishes a reserve with the lender for the difference).

The threshold at which lender has the right to hold and disburse insurance proceeds in respect of a property loss is 5% of the original principal balance of the Mortgage Loan, rather than 5% of the then outstanding principal balance.

11	U-Haul Pool 3	(16) Insurance
The Borrower has a self-insured retention on commercial general liability of $5,000,000, which is permitted so long as the guarantor maintains net equity of at least $250,000,000 as reflected in its most recent audited financial statements. The Mortgage Loan is recourse to the Borrower and guarantor for losses resulting from the failure to pay any deductible or self-retention amount.

Various	Various	(16) Insurance	For policies with a syndicate of insurers, if four or fewer insurance companies issue the policies, then at

G-1-3

Annex A-1 ID#	Mortgage Loan	Representation	Exception

least 75% of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P, with no carrier below “BBB” or if five (5) or more insurance companies issue the policies, then at least 60% of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P, with no carrier below “BBB”.

In the event the Borrower is required to maintain flood insurance, the required flood hazard insurance may be with any insurance company authorized by the United States government to issue such insurance provided such flood hazard insurance is reinsured by the United States government.

7	Beverly Connection	(24) Local Law Compliance
There were 2 outstanding zoning violations related to parking as of the origination date.  The Mortgagor is required to use commercially reasonable efforts to satisfy such violations as a post-closing obligation.

16	Main Street Marketplace	(24) Local Law Compliance
There is a violation relating to a drainage problem at the Mortgaged Property for which the Borrower has placed a financial bond with the City of Nashua for the anticipated cost of the installation of a culvert and grading of the surrounding area. The Seller has been advised that the Borrower is in the process of bidding the work out to contractors.  The Borrower reserved $525,000 with lender (the anticipated cost to complete the work) and the Mortgage Loan is recourse to the guarantor for any loss related to the completion of the work.

7	Beverly Connection	(26) Recourse Obligations
The obligations and liabilities of the related Borrower and guarantor with respect to environmental issues will terminate and be of no further force and effect starting one year after the payment or defeasance in full of the related mortgage loan, provided the

G-1-4

Annex A-1 ID#	Mortgage Loan	Representation	Exception

indemnitee receives an environmental report reasonably acceptable to the indemnitee which concludes that the Mortgaged Property does not contain any hazardous substances in violation of environmental laws or requiring remediation.

The carve-out for fraud and intentional misrepresentation is limited to fraud or intentional material misrepresentation in writing.

Misappropriation, intentional misapplication or conversion of (i) prepaid rents or rents after an event of default, (ii) condemnation awards or (iii) insurance proceeds is a carveout, in each case only to the extent the rents, proceeds or condemnation awards were received by the Borrower or certain affiliates or with respect to insurance proceeds and condemnation awards, paid at the direction of the Borrower.

There is no carve-out for waste.

Recourse to the non-recourse carveout guarantors (Ben Ashkenazy, Edward S. Gindi and Raymond Gindi) is not joint and several.  Ben Ashkenazy has no liability for certain of the full recourse items which occur solely as a result of the actions of Edward S. Gindi or an entity controlled by Edward S. Gindi.  Edward S. Gindi has no liability for certain of the full recourse items which occur solely as a result of the actions of Ben Ashkenazy or an entity controlled by Ben Ashkenazy.  Raymond Gindi has liability only with respect to certain of the full recourse items related to bankruptcy and only if such items occur as a result of the actions of Edward S. Gindi or an entity that Edward S. Gindi controls.

1	Gateway Center Phase II	(29) Acts of Terrorism Exclusion
The Borrower is not required to spend on separate terrorism insurance coverage an amount in excess of a cap on the premium for such insurance, which cap is equal to two times the amount of the insurance premium that is then payable at the time that such

G-1-5

Annex A-1 ID#	Mortgage Loan	Representation	Exception

terrorism coverage is excluded from the applicable policy (instead of at the time of the origination of the Mortgage Loan) for property and business interruption/rental loss insurance required under the Mortgage Loan Documents (without giving effect to the cost of terrorism coverage) of such casualty and business interruption/rental loss insurance.

2	InterContinental Miami	(29) Acts of Terrorism Exclusion
The Borrower is not required to spend on separate terrorism insurance coverage an amount in excess of a cap on the premium for such insurance, which cap is equal to two times the amount of the insurance premium that is then payable for property and business interruption/rental loss insurance required under the Loan Documents (without giving effect to the cost of terrorism and wind components (instead of “without giving effect to the cost of terrorism and earthquake components”) of such casualty and business interruption/rental loss insurance).

7	Beverly Connection	(29) Acts of Terrorism Exclusion
If the Terrorism Risk Insurance Program Reauthorization Act of 2007, or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower is not required to spend on terrorism insurance coverage more than two times the then current all risk premium (rather than two times the related premium at Mortgage Loan origination).

17	Two Park Central	(29) Acts of Terrorism Exclusion
The Borrower is not required to spend on separate terrorism insurance coverage an amount in excess of a cap on the premium for such insurance, which cap is equal to two times the amount of the insurance premium that is then payable at the time that such terrorism coverage is excluded from the applicable policy (instead of at the time of the origination of the Mortgage Loan)

G-1-6

Annex A-1 ID#	Mortgage Loan	Representation	Exception

for property and business interruption/rental loss insurance required under the Loan Documents (without giving effect to the cost of terrorism and earthquake components) of such casualty and business interruption/rental loss insurance.

11	U-Haul Pool 3	(31) Single-Purpose Entity
The subject borrower may acquire properties adjacent to the existing related Mortgaged Properties for expansion purposes.  Any such after-acquired adjacent property will be encumbered by the lien of the Mortgage on the related Mortgaged Property. In addition, the Borrower is permitted to enter into an operating lease, as a tenant, with respect to one or more storage facilities acquired by an affiliate of the Borrower, which will be operated jointly with one of the existing properties.

20	Aloft Hotel Brickell	(31) Single-Purpose Entity
In connection with the Borrower’s franchise agreement, the borrower and the affiliated property manager are jointly and severally obligated to the franchisor under a key money note (the “Key Note”) with an original stated balance of $850,000.  The Key Note automatically amortizes in equal monthly installments without payment and is only payable upon the early termination of the franchise agreement either as a result of a borrower default or upon exercise by franchisor or borrower of an early termination right on the 10th anniversary of the hotel’s opening date (both of which events are recourse to the borrower and the guarantor for any losses incurred by the lender).

7	Beverly Connection	(32) Defeasance
In addition to defeasance in full as a unilateral right of the Borrower, in connection with a partial release the lender may forego partial defeasance and require partial prepayment with respect to one or more of the notes.

7	Beverly Connection	(34) Ground Leases	(i) The Borrower may sublease the portion of the Mortgaged Property

G-1-7

Annex A-1 ID#	Mortgage Loan	Representation	Exception

subject to a ground lease without the consent of the ground lessor, except that the ground lessor’s prior written consent is  required for any sublease:  (i) demising more than 15,000 rentable square feet to a single subtenant, or (ii) with a term of more than 10 years, including options to extend or renew

(k) The Ground Lease provides that if casualty proceeds are in excess of $100,000 (with certain CPI adjustments from 1986) the ground lessor may cause such proceeds to be paid into an escrow account maintained with a reputable bank or trust company designated by the ground lessor, to be made available to carry out repair and restoration (with the excess, if any, being paid to the ground lessee after such repair and restoration is completed).  With respect to a partial taking, any award is payable (1) first to payment of real estate taxes, (2) second, subject to the provisions of the leasehold mortgage, to the ground lessee in an amount necessary to restore, repair and reconfigure any improvements, (3) third, to ground lessor in an amount equal to (x) the present value of the loss of future Base Rents (as defined in the Ground Lease) due under the Ground Lease through the end of the term, plus (y) the reduction in the value of ground lessor’s reversionary interest, and (4) fourth, the balance, if any, to ground lessee.  Additionally, with respect to a total taking, any award is payable (1) first to payment of real estate taxes, (2) second, to the leasehold lender in an amount equal to the lesser of the value of the improvements or the amounts secured by the leasehold mortgage, (3) third, to the ground lessee in an amount equal to the lesser of the value of all improvements or the amounts secured under the leasehold mortgage, (4) fourth, to the ground lessor in an amount equal to (x) the present value of the loss of all future base rents and additional rents due under the Ground Lease through the end of the term of

G-1-8

Annex A-1 ID#	Mortgage Loan	Representation	Exception

the Ground Lease, plus (y) the value of the ground lessor’s reversionary interest, and (5) fifth, the balance, if any, to the ground lessee.

The Borrower has the right to terminate the ground lease after a casualty to the extent that the casualty occurs in the final two years of the lease term and the cost to repair such damage exceeds the base rent paid by Borrower for the three calendar months immediately preceding the calendar month in which the damage occurred. To the extent that the ground lease is terminated pursuant under such circumstances, then all casualty insurance proceeds will be paid to the ground lessor. If the lease is not terminated after a casualty, then all insurance proceeds will be paid to the Borrower to restore the Mortgaged Property, subject to the Mortgage Loan documents.

The borrower obtained a condemnation insurance policy for $31.5 million (the allocated loan amount for the leasehold parcel).

1	Gateway Center Phase II	(43) Cross-Collateralization
The Mortgage Loan is evidenced by a $120,000,000 A-1 note.  The Mortgaged Property is also security for an $75,000,000 pari passu A-2 note, and a $105,000,000 pari passu A-3 note. The notes are cross-collateralized and cross defaulted with each other.

7	Beverly Connection	(43) Cross-Collateralization
The Mortgage Loan is evidenced by a $43,750,000 A-2 note.  The Mortgaged Property is also security for an $87,500,000 pari passu A-1 note, a $43,750,000 pari passu A-3 note and a $35,000,000 B note.  The notes are cross-collateralized and cross defaulted with each other.

G-1-9

SCHEDULE G-1

GERMAN AMERICAN CAPITAL CORPORATION
MORTGAGE LOANS WITH RELATED EXISTING MEZZANINE DEBT

Loan No.	Mortgage Loan	Mezzanine Debt Cut-off Date Balance
7	Beverly Connection	$21,000,000

G-1-10

SCHEDULE G-2

GERMAN AMERICAN CAPITAL CORPORATION
MORTGAGE LOANS WITH RESPECT TO WHICH RELATED MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
1	Gateway Center Phase II
7	Beverly Connection
17	Two Park Central
19	Brafferton Shopping Center
39	Hampton Inn St. Petersburg

G-1-11

SCHEDULE G-3

GERMAN AMERICAN CAPITAL CORPORATION
CROSSED MORTGAGE LOANS

None.

G-1-12

ANNEX G-2

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
UBS REAL ESTATE SECURITIES INC. MORTGAGE LOANS

Annex A-1 ID#	Mortgage Loan	Representation	Exception
4	Harwood Center	(1) Whole Loan	The related Mortgage Loan is a pari passu interest in a whole mortgage loan.
52	Marquis Pointe	(12) Condemnation
The county in which the Mortgaged is located is in the process of making improvements to an existing lift station. In order to make these improvements, the county is condemning a portion of the Mortgaged Property to provide for a permanent easement and a temporary construction easement. The condemnation as proposed will not impact the improvements at the Mortgaged Property.

4	Harwood Center	(16) Insurance
The Loan Agreement permits insurance proceeds to be applied pursuant to the Ground Lease.  With respect to insurance proceeds payable following a casualty, the Ground Lease provides that all proceeds must be applied toward restoration of the Mortgaged Property and all proceeds will be held in trust and applied to the payment of the actual cost of repairs and restoration.

8	Dollar General	(16) Insurance
The tenant is permitted to self-insure under the Mortgage Loan Documents, provided, among other things, that no event of default exists under the related lease and the tenant or guarantor under the lease maintains a rating of at least “BBB-” by S&P.

26	Grand Central Place	(16) Insurance
The annual insurance premiums are being financed by a third-party premium financing company under a premium finance agreement.  On the closing date of the Mortgage Loan, the borrower reserved 125% of the annual insurance premiums and will reserve 125% of the annual insurance

G-2-1

Annex A-1 ID#	Mortgage Loan	Representation	Exception

premiums at all times during which the premium finance agreement is in place. In the event that borrower fails to make any premium payments or fails to timely provide evidence of such payment, the lender may apply such reserve amounts to obtain a policy.

34	Marquis Vista Apartments	(16) Insurance
A portion of the Mortgaged Property is located in a flood zone.  There is flood insurance in place, but there is no excess flood insurance coverage which provides for business interruption.  The Mortgage Loan Documents provide that in the event of a casualty arising from a flood, the borrower and guarantor will be personally liable for debt service, taxes, insurance premiums and all other expenses incurred in connection with the operation of the Mortgaged Property, for 12 months following such casualty.

	Various	(16) Insurance
The Loan Documents provide that the lender has the right to hold and disburse insurance proceeds with respect to property losses in excess of 5% of the original principal amount of the Mortgage Loan (or a specified amount less than 5% of the applicable original principal amount).

56	Plantation Village	(17) Access; Utilities; Separate Tax Lots
A portion of the Mortgaged Property is part of a tax lot with another parcel that is not part of the Mortgaged Property.  The parcels have been legally subdivided. The borrower has covenanted to obtain a separate tax lot and the Mortgage Loan is recourse to the borrower for losses incurred as a result of the borrower’s failure to do so.

29	Montgomery Crossing	(25) Licenses and Permits
The borrower has not provided certificates of occupancy for certain tenants at the Mortgaged Property.  The borrower has covenanted to use commercially reasonable efforts to obtain each certificate of occupancy and the Mortgage Loan is recourse to the borrower for losses associated with the failure to do so.

G-2-2

Annex A-1 ID#	Mortgage Loan	Representation	Exception
3	Marriott Atlanta Airport Gateway	(26) Recourse Obligations
Recourse for losses resulting from acts of fraud or intentional material misrepresentation by the borrower, College Park Business and Industrial Development Authority (“BIDA”), is capped at $8,750,000.

Recourse for losses resulting from misapplication or misappropriation of insurance proceeds or condemnation awards is limited to actions by the Developer Guarantor (defined below), but not BIDA.

The filing of a bankruptcy petition by BIDA is recourse for losses only (not full recourse), and such recourse is capped  at $8,750,000.

3 14 30 33 46 43 64	Marriott Atlanta Airport Gateway 444 Lafayette Road 520 Lafayette Road 500 Lafayette Road 443 Lafayette Road Westview Shopping Center Meadowbrook Manor Estates	(26) Recourse Obligations	There is no recourse for material physical waste at the Mortgaged Property if the Mortgaged Property does not generate sufficient gross income to pay the same.
26 52 53 64	Grand Central Place Marquis Pointe Westpoint Pines Meadowbrook Manor Estates	(26) Recourse Obligations
The obligations and liabilities of the environmental indemnitor with respect to environmental issues shall not apply to the introduction and initial release of Hazardous Substances on the Mortgaged Property from and after the date that the lender acquires title and has assumed possession and control of the Mortgaged Property through power of sale, foreclosure or a deed in lieu of foreclosure (the “Transfer Date”) and environmental indemnitor shall bear the burden of proof that the introduction and initial release of such Hazardous Substances (i) occurred subsequent to the Transfer Date, (ii) did not occur as a result of any action or omission of the indemnitor, its agents or affiliates in, on, under or near the Mortgaged Property, and (iii) did not occur as a result of a

G-2-3

Annex A-1 ID#	Mortgage Loan	Representation	Exception
breach of any environmental laws which occurred prior to the Transfer Date.
3 14 28 30 33 46 56	Marriott Atlanta Airport Gateway 444 Lafayette Road Superstition Springs 520 Lafayette Road 500 Lafayette Road 443 Lafayette Road Plantation Village	(26) Recourse Obligations	The non-recourse carve-out for misapplication of rents is limited to misapplication of rents during the continuance of an event of default.
Various	Various	(26) Recourse Obligations
The obligations and liabilities of the environmental indemnitor with respect to environmental issues will terminate and be of no further force and effect after the date that is three (3) years after payment in full of the related Mortgage Loan, provided that such indemnitor shall deliver to the indemnified parties, following the full repayment of the obligations, a Phase I environmental assessment which does not indicate any environmental conditions relating to hazardous substances on the Mortgaged Property.

3	Marriott Atlanta Airport Gateway	(31) Single Purpose Entity
College Park Business and Industrial Development Authority is a Georgia tax exempt development authority. It is not a single purpose entity. The lender was advised by local counsel that under Georgia law BIDA may not file for bankruptcy.

4	Harwood Center	34(b) Ground Leases	Each Ground Lease provides that the Ground Lease may not be modified or voluntarily surrendered without the prior written consent of the leasehold mortgagee.
34(k) Ground Leases
All insurance proceeds must first be applied to restoration of the Mortgaged Property.  Any funds not disbursed and remaining after the completion of the restoration must be applied to any arrearage of rent or other sums due under the Ground Lease.

G-2-4

Annex A-1 ID#	Mortgage Loan	Representation	Exception
14 30 33 46	444 Lafayette Road 520 Lafayette Road 500 Lafayette Road 443 Lafayette Road	(39) Organization of Borrower	The borrowers are affiliated entities.
56	Plantation Village	(40) Environmental Conditions
The Phase I environmental site assessment dated July 18, 2014 identified two recognized environmental conditions: (i) historic use of the Mortgaged Property as a pump station and (ii) the property adjacent to the Mortgaged Property is identified as a LUST facility. The Phase I environmental site assessment recommends that vapor testing be performed at the mortgaged property to determine if any potential vapor impact has occurred due to historic operations. The party responsible for the environmental conditions, Kinder Morgan, has provided a full hold harmless and indemnity to the borrower, which flows with direct privity to the lender for a period of five years following a “No Further Action” declaration by the appropriate regulatory authority.  If the indemnity expires during the term of the mortgage loan, the borrower has covenanted to obtain an environmental impairment liability insurance policy for the remainder of the mortgage loan term plus an extended reporting period of up to 36 months, with limits of liability no less than $3,000,000 per incident and in the aggregate, and a deductible or self-insured retention of no more than $50,000 from an A.M. Best A rated insurance provider, subject to a premium cap of $75,000.

4	Harwood Center	(43) Cross-Collateralization
The Mortgage Loan is evidenced by a $60,000,000 A-2 note.  The Mortgaged Property is also security for a $30,000,000 pari passu A-1 note. The notes are cross-collateralized and cross defaulted with each other.

3	Marriott Atlanta Airport Gateway	Various	The “borrower” under the mortgage loan is comprised of two entities: (a)

G-2-5

Annex A-1 ID#	Mortgage Loan	Representation	Exception

College Park Business and Industrial Development Authority (“BIDA”), a Georgia tax-exempt development authority, which owns the Mortgaged Property in fee and was the borrower under the mortgage loan agreement, and (b) AVR Gateway M LLC (“Developer Guarantor”), a Delaware limited liability company, which is a subsidiary of the related non-recourse carveout guarantor, who operates the Mortgaged Property pursuant to a 49 year Design, Development and Operating Agreement with the City of College Park, Georgia.  The Developer Guarantor has guaranteed all of the payments and obligations of BIDA under the mortgage loan documents.  For the purpose of the representations and warranties in Annex F, all references to “Borrower” with respect to the Marriott Atlanta Airport Gateway mortgage loan are taken to mean BIDA and/or Developer Guarantor, as applicable.

G-2-6

SCHEDULE G-1

UBS REAL ESTATE SECURITIES INC.
MORTGAGE LOANS WITH RELATED EXISTING MEZZANINE DEBT

None.

G-2-7

SCHEDULE G-2

UBS REAL ESTATE SECURITIES INC.
MORTGAGE LOANS WITH RESPECT TO WHICH RELATED MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
4	Harwood Center

G-2-8

SCHEDULE G-3

UBS REAL ESTATE SECURITIES INC.
CROSSED MORTGAGE LOANS

None.

G-2-9

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

ANNEX G-3

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
CANTOR COMMERCIAL REAL ESTATE LENDING, L.P. MORTGAGE LOANS

Annex A-1 ID#	Mortgage Loan	Representation	Exception
6	80 and 90 Maiden Lane	(1) Whole Loan, Ownership of Mortgage Loans	The Mortgage Loan is evidenced by a $55,000,000 A-2 note. The Mortgaged Property is also security for a $90,000,000 pari passu A-1 note.
10	Myrtle Beach Marriott Resort & Spa	(1) Whole Loan, Ownership of Mortgage Loans	The Mortgage Loan is evidenced by a $30,000,000 A1-2 note. The Mortgaged Property is also security for a $31,000,000 pari passu A1-1 note and a $55,000,000 pari passu A-2 note.
13	Weber Industrial Portfolio	(16) Insurance
Allied Property and Casualty Insurance Company has been approved to provide the Borrower’s general liability and umbrella liability insurance for the Mortgaged Properties located in Texas, and Atain Specialty Insurance Company and Torus Specialty Insurance Company have been approved to provide the Borrower’s construction operations general liability and umbrella liability insurance, respectively, during the construction of a new building at the 417 West 164th Street Mortgaged Property.

44	Hatteras Island Plaza	(16) Insurance	Primary wind insurance may be provided by the North Carolina Insurance Underwriting Association.
61	Rite Aid Woodhaven	(16) Insurance
Rite Aid Corporation (“Rite Aid”), the sole tenant at the Mortgaged Property, is permitted to obtain third-party insurance or self-insure under the Mortgage Loan documents.  Rite Aid currently has a senior unsecured debt rating of “CCC+” by S&P.  Rite Aid will no longer be permitted to obtain third-party insurance or self-insure if (i) its lease is no longer in full force

G-3-1

Annex A-1 ID#	Mortgage Loan	Representation	Exception
and effect, (ii) there is a default by Rite Aid under its lease beyond any applicable notice and cure period, (iii) Rite Aid is no longer open and operating at the Mortgaged Property and is either no longer obligated to provide insurance pursuant to its lease, or if Rite Aid is self-insuring, Rite Aid fails to deliver a letter of self-insurance which includes confirmation that, notwithstanding that Rite Aid Corporation is not open to the public, that Rite Aid will continue to self-insure with respect to the insurance required to be maintained by Rite Aid, (iv) Rite Aid is entitled to abate rent or terminate its lease as a result of casualty, (v) within 10 business days after notice by the lender that the lender has determined, in its sole discretion, that the casualty insurance and/or other insurance maintained by Rite Aid does not satisfy the requirements under the Mortgage Loan documents, (vi) there is a bankruptcy action by Rite Aid, (vii) upon Rite Aid’s unsecured debt rating falling below “CCC” as rated by S&P, or (viii) there is an event of default under the Mortgage Loan. In the event that Rite Aid fails to self-insure or maintain its own insurance policies related to the Mortgaged Property, the borrower is required to maintain the insurance required by the lender at the borrower’s sole cost and expense. Any insurance maintained by the borrower must include an endorsement providing that its policies are contingent to Rite Aid’s insurance and/or self-insurance and will cover any deficiencies or gaps in coverage otherwise required by the lender.
Various	Various	(16) Insurance	Certain of the Loan Documents provide that insurance proceeds may be disbursed to the mortgagor where the proceeds are less than $500,000 (or in some cases, a

G-3-2

Annex A-1 ID#	Mortgage Loan	Representation	Exception
smaller amount) and the cost to restore is also less than $500,000 (or such smaller amount as specified in the related Loan Documents).
Various	Various	(16) Insurance
For multi-layered policies, if four or fewer insurance companies issue the policies, then at least 75% of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, with no carrier below “BBB-” or if five (5) or more insurance companies issue the policies, then at least 60% of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, with no carrier below “BBB.”

Various	Various	(16) Insurance
In the event the Borrower is required to maintain flood insurance, the required flood hazard insurance may be with any insurance company authorized by the United States government to issue such insurance provided such flood hazard insurance is reinsured by the United States government.

10 13	Myrtle Beach Marriott Resort & Spa Weber Industrial Portfolio	(26) Recourse Obligations	Neither the borrower nor the non-recourse carve-out guarantors is liable for recourse in connection with misapplication of rents, insurance proceeds or condemnation awards.
Various	Various	(28) Financial Reporting and Rent Rolls	Hospitality properties generally do not require delivery of rent rolls.
44	Hatteras Island Plaza	(31) Single Purpose Entity	The borrower is a recycled special purpose entity that previously owned an adjacent property.
12	DoubleTree Beachwood	(37) No Material Default; Payment Record	The Mortgaged Property failed its latest quality inspection report from the

G-3-3

Annex A-1 ID#	Mortgage Loan	Representation	Exception

franchisor.  Although no notice of default under the franchise agreement has been given, the continued failure of such a report over time could result in a cancellation of the franchise agreement and a material default under the Mortgage Loan agreement.

22 57	Metro Plaza Grand Plaza	(39) Organization of Borrower	The borrowers are affiliated entities.
6	80 and 90 Maiden Lane	(43) Cross-Collateralization
The Mortgage Loan is evidenced by a $55,000,000 A-2 note.  The Mortgaged Property is also security for a $90,000,000 pari passu A-1 note.  The notes are cross-collateralized and cross defaulted with each other.

10	Myrtle Beach Marriott Resort & Spa	(43) Cross-Collateralization
The Mortgage Loan is evidenced by a $30,000,000 A1-2 note.  The Mortgaged Property is also security for a $31,000,000 pari passu A1-1 note and a $55,000,000 pari passu A-2 note.  The notes are cross-collateralized and cross defaulted with each other.

G-3-4

SCHEDULE G-1

CANTOR COMMERCIAL REAL ESTATE LENDING, L.P.
MORTGAGE LOANS WITH RELATED EXISTING MEZZANINE DEBT

Loan No.	Mortgage Loan	Mezzanine Debt Cut-off Date Balance
24	CSRA MOB Portfolio II	$1,725,000

G-3-5

SCHEDULE G-2

CANTOR COMMERCIAL REAL ESTATE LENDING, L.P.
MORTGAGE LOANS WITH RESPECT TO WHICH RELATED MEZZANINE DEBT IS PERMITTED IN
THE FUTURE

Loan No.	Mortgage Loan
13	Weber Industrial Portfolio
36	Van Ness Mixed Use
41	Springhill Suites Bolingbrook

G-3-6

SCHEDULE G-3

CANTOR COMMERCIAL REAL ESTATE LENDING, L.P.
CROSSED MORTGAGE LOANS

None.

G-3-7

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ANNEX G-4

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
NATIXIS REAL ESTATE CAPITAL LLC MORTGAGE LOANS

Annex A-1 ID#	Mortgage Loan	Representation	Exception
31 37 38 45 49 50 55 62	10 Clifton YNJ Hospitality Portfolio Unique Thrift Savoy Retail 2455 Alft 6801 Lake Worth Road Groves at Fountain Park Shoppes at Avery Corner	(16) Insurance
The Loan Documents require business interruption insurance that covers the period of restoration and an extended period that covers continued loss of income until the earlier of (a) the income returns to the same level as prior to the loss or (b)  the expiration of eighteen months from the date the Mortgaged Property was damaged.

50	6801 Lake Worth Road	(31) Single-Purpose Entity	The borrower previously owned property other than the Mortgaged Property.
18 58	1101 Fifth Avenue 315 Pacific Avenue	(39) Organization of Borrower	The borrowers are under common ownership.

G-4-1

SCHEDULE G-1

NATIXIS REAL ESTATE CAPITAL LLC
MORTGAGE LOANS WITH RELATED EXISTING MEZZANINE DEBT

None.

G-4-2

SCHEDULE G-2

NATIXIS REAL ESTATE CAPITAL LLC
MORTGAGE LOANS WITH RESPECT TO WHICH RELATED MEZZANINE DEBT IS PERMITTED IN
THE FUTURE

Loan No.	Mortgage Loan
55	Groves at Fountain Park

G-4-3

SCHEDULE G-3

NATIXIS REAL ESTATE CAPITAL LLC
CROSSED MORTGAGE LOANS

None.

G-4-4

Deutsche Mortgage & Asset Receiving Corporation,

Depositor

Commercial Mortgage Pass-Through Certificates,

(Issuable in Series By Separate Issuing Entities)

Deutsche Mortgage & Asset Receiving Corporation will periodically offer commercial mortgage pass-through certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund that we will form. The primary assets of each trust fund will consist of:

●	one or more multifamily or commercial mortgage loans of various types,

●	mortgage participations, pass-through certificates or other mortgage-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

●	combination of the assets described above.

The offered certificates will not represent an interest in or an obligation of us, any of our affiliates, Deutsche Bank AG or any of its affiliates. If so specified in the related prospectus supplement, the offered certificates or the assets of the related trust fund may be insured or guaranteed by an entity specified therein. Otherwise, neither the offered certificates nor the assets of the related trust fund will be guaranteed or insured by us or any of our affiliates or by any governmental agency of instrumentality, or any other person.

If specified in the related prospectus supplement, the trust fund for a series of certificates may include credit support effected through subordination of one or more classes of certificates to other classes, cross-support provisions, overcollateralization, letters of credit, loan insurance policies, certificate insurance policies, guarantees, surety bonds, reserve funds or a combination of the foregoing, and may also include guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certificates of a series will evidence beneficial ownership interests in the trust fund. We may divide the certificates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. Structural credit enhancement will generally be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates. Accordingly, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should review the information appearing on page 10 in this prospectus under the caption “Risk Factors” and under the caption “risk factors” in the related prospectus supplement before purchasing any offered certificate.

We may offer the offered certificates of any series through one or more different methods, including offerings through underwriters, as described under “Method of Distribution” in this prospectus and in the related prospectus supplement. There will be no secondary market for the offered certificates of any series prior to the offering thereof. We cannot assure you that a secondary market for any offered certificates will develop or, if it does develop, that it will continue. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any securities exchange.

The date of this prospectus is September 3, 2014

Important Notice About Information In This Prospectus
And The Accompanying Prospectus Supplement

Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the series of certificates offered to you; and (b) the accompanying prospectus supplement, which describes the specific terms of the series of certificates offered to you. Investors reviewing this prospectus should also carefully review the information in the related prospectus supplement in order to determine the specific terms of each offering.

In this prospectus, the terms “Depositor”, “we”, “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation. You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

Incorporation of Certain Information By Reference and Available Information

With respect to any series of certificates offered by this prospectus, there are incorporated herein by reference all documents and reports (other than Annual Reports on Form 10-K) filed by or on behalf of Deutsche Mortgage & Asset Corporation with respect to the related trust fund prior to the termination of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, that relate specifically to such series of certificates. Deutsche Mortgage & Asset Receiving Corporation will provide without charge to any beneficial owner to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for this information should be directed in writing to the Deutsche Mortgage & Asset Receiving Corporation at 60 Wall Street, New York, New York 10005, Attention: Secretary, or by telephone at (212) 250-2500.

Deutsche Mortgage & Asset Receiving Corporation has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus and such prospectus supplement, but do not contain all of the information set forth in the registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. In addition, Deutsche Mortgage & Asset Receiving Corporation will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

You can read and copy any document filed by Deutsche Mortgage Asset & Receiving Corporation at prescribed rates at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of such material can also be obtained electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Securities and Exchange Commission’s Web site (http://www.sec.gov).

ii

SUMMARY OF PROSPECTUS	1
RISK FACTORS	10
The Lack of Liquidity May Make it Difficult for You to Resell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates	10
The Trust Fund’s Assets May Be Insufficient To Allow For Payment In Full On Your Certificates	11
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	11
Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans which May Be Highly Unpredictable	12
Prepayments May Reduce The Average Life or the Yield of Your Certificates	13
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates	14
Ratings Do Not Guaranty Payment	15
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	15
Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates	16
The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy	25
Risks Related to Terrorist Attacks and Military Conflict	26
Some Certificates May Not Be Appropriate for ERISA Plans	27
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	27
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	27
Certain Federal Tax Considerations Regarding Original Issue Discount	28
Bankruptcy Proceedings Entail Certain Risks	28
Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment	29
Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool	29
Termination of the Trust Fund Could Affect the Yield on Your Offered Certificates	30
Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions	30
THE SPONSOR	30
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	31
THE DEPOSITOR	31
DESCRIPTION OF THE TRUST FUNDS	31
General	31
Mortgage Loans	33
MBS	38
Certificate Accounts	39
Credit Support	39
Cash Flow Agreements	40
YIELD AND MATURITY CONSIDERATIONS	40
General	40
Pass-Through Rate	41
Payment Delays	41
Certain Shortfalls in Collections of Interest	41
Yield and Prepayment Considerations	41
Weighted Average Life and Maturity	43
Controlled Amortization Classes and Companion Classes	44
Other Factors Affecting Yield, Weighted Average Life and Maturity	44
DESCRIPTION OF THE CERTIFICATES	46
General	46
Distributions	47
Distributions of Interest on the Certificates	47
Distributions of Principal of the Certificates	49

iii

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations	50
Allocation of Losses and Shortfalls	50
Advances	50
Reports to Certificateholders	51
Voting Rights	52
Termination	52
Book-Entry Registration and Definitive Certificates	53
Depositable and Exchangeable Certificates	54
DESCRIPTION OF THE POOLING AGREEMENTS	57
General	57
Assignment of Mortgage Loans; Repurchases	57
Representations and Warranties; Repurchases	59
Collection and Other Servicing Procedures	60
Primary Servicers and Sub-Servicers	61
Certificate Account	62
Modifications, Waivers and Amendments of Mortgage Loans	64
Realization upon Defaulted Mortgage Loans	65
Hazard Insurance Policies	66
Due-on-Sale and Due-on-Encumbrance Provisions	67
Servicing Compensation and Payment of Expenses	67
Evidence as to Compliance	68
Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor	68
Termination Events	70
Rights upon Termination Event	70
Amendment	71
List of Certificateholders	72
The Trustee	72
Duties of the Trustee	72
Certain Matters Regarding the Trustee	73
Resignation and Removal of the Trustee	73
Additional Parties to the Agreements	73
DESCRIPTION OF CREDIT SUPPORT	74
General	74
Subordinate Certificates	74
Cross-Support Provisions	75
Overcollateralization	75
Letter of Credit	75
Insurance or Guarantees with Respect to Mortgage Loans	75
Certificate Insurance and Surety Bonds	75
Reserve Funds	76
Credit Support with Respect to MBS	76
CASH FLOW AND DERIVATIVES AGREEMENTS	76
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	76
General	77
Types of Mortgage Instruments	77
Leases and Rents	77
Personalty	78
Foreclosure	78
Bankruptcy Laws	81
Environmental Considerations	86
Due-on-Sale and Due-on-Encumbrance Provisions	88
Junior Liens; Rights of Holders of Senior Liens	88
Subordinate Financing	88
Default Interest and Limitations on Prepayments	88

iv

Applicability of Usury Laws	88
Certain Laws and Regulations	89
Americans with Disabilities Act	89
Servicemembers Civil Relief Act	89
Anti-Money Laundering, Economic Sanctions and Bribery	90
Potential Forfeiture of Assets	90
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	90
FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES	91
General	91
Status of REMIC Certificates	92
Qualification as a REMIC	92
Taxation of Regular Certificates	94
Taxation of Residual Certificates	101
Taxes that May Be Imposed on the REMIC Pool	109
Liquidation of the REMIC Pool	110
Administrative Matters	110
Limitations on Deduction of Certain Expenses	110
Taxation of Certain Foreign Investors	111
3.8% Medicare Tax on “Net Investment Income”	112
Backup Withholding	112
Reporting Requirements	113
FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE	113
Standard Certificates	113
Stripped Certificates	116
Reporting Requirements and Backup Withholding	119
Taxation of Certain Foreign Investors	120
3.8% Medicare Tax on “Net Investment Income”	120
Taxation of Classes of Exchangeable Certificates	120
STATE, LOCAL AND OTHER TAX CONSEQUENCES	121
CERTAIN ERISA CONSIDERATIONS	122
General	122
Plan Asset Regulations	122
Prohibited Transaction Exemptions	123
Tax Exempt Investors	126
LEGAL INVESTMENT	126
USE OF PROCEEDS	127
METHOD OF DISTRIBUTION	127
LEGAL MATTERS	128
FINANCIAL INFORMATION	129
RATING	129
INDEX OF DEFINED TERMS	130

v

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SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of an offering of certificates, read this entire document and the accompanying prospectus supplement carefully.

Securities Offered
Mortgage pass-through certificates, issuable in series. Each series of certificates will represent beneficial ownership in a trust fund. Each trust fund will own a segregated pool of certain mortgage assets, described below under “—The Mortgage Assets.”

Relevant Parties

Who We Are
Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. See “The Depositor.” Our principal offices are located at 60 Wall Street, New York, New York 10005. Our telephone number is (212) 250-2500.

Issuing Entity
The issuing entity with respect to each series will be a New York common law trust formed by the depositor and containing the assets described in this prospectus and specified in the related prospectus supplement.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement. See “Description of the Pooling Agreements—The Trustee.”

Master Servicer
If a trust fund includes mortgage loans, then each master servicer, for the corresponding series of certificates will be named in the related prospectus supplement. Certain of the duties of the master servicer may be performed by one or more primary servicers or sub-servicers. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Special Servicer
If a trust fund includes mortgage loans, then each special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed will be described, in the related prospectus supplement. See “Description of the Pooling Agreements—Collection and Other Servicing Procedures.”

MBS Administrator	If a trust fund includes mortgage-backed securities, then the entity responsible for administering such mortgage-backed securities will be named in the related prospectus supplement.

REMIC Administrator
The person responsible for the various tax-related administration duties for a series of certificates as to which one or more REMIC elections have been made, will be named in the related prospectus supplement. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Other Parties
If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the

1

certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

Sponsors
The sponsor or sponsors for each series of certificates will be named in the related prospectus supplement. The sponsor or sponsors will initiate the issuance of a series of certificates and will sell mortgage loans to the depositor. If specified in the related prospectus supplement, the sponsor or co-sponsor may be German American Capital Corporation, an affiliate of the depositor.

Sellers
The seller or sellers of the mortgage loans or other assets will be named in the related prospectus supplement. A seller may be an affiliate of Deutsch Mortgage & Asset Receiving Corporation, the depositor. The depositor will purchase the mortgage loans or other assets from the seller or sellers, on or before the issuance of the related series of certificates.

Originators
If the mortgage loans or other assets have been originated by an entity other than the related sponsor or loan seller, the prospectus supplement will identify the related originator and set forth certain information with respect thereto.

Information About The Mortgage Pool

The Mortgage Assets	The mortgage assets will be the primary assets of any trust fund. The mortgage assets with respect to each series of certificates will, in general, consist:

● one or more multifamily (which include manufactured housing community) or commercial mortgage loans of various types,

● mortgage participations, pass-through certificates or other mortgage-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

● a combination of the assets described above.

If so specified in the related prospectus supplement, a trust fund may include one or more mortgage loans secured by liens on real estate projects under construction.  The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless the related prospectus supplement specifies otherwise, by any governmental agency or instrumentality or by any other person. If the related prospectus supplement so provides, some mortgage loans may be delinquent as of the date the related trust fund is formed.

If the related prospectus supplement so provides, a mortgage loan:

●     may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term, that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable rate,

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●     may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

● may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date,

● may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments,

● may provide for defeasance of the mortgage loan, and

● may provide for payments of principal, interest or both, on regular due dates or at such other interval as is specified in the related prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. We will not originate any mortgage loans. Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See “Description of the Trust Funds—Mortgage Loans.”

If any mortgage loan, or group of related mortgage loans, constitutes a 10% or greater concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related Prospectus Supplement. See “Description of the Trust Funds—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements.”

If the related prospectus supplement so specifies, the mortgage assets with respect to a series of certificates may also include, or consist of, mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See “Description of the Trust Funds—MBS.”

Information About The Certificates

The Certificates
Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement and will represent in the aggregate the entire beneficial ownership interest in the related trust fund.

The certificates of each series may consist of one or more classes of certificates that, among other things:

● are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

● are entitled to distributions of principal with disproportionate, nominal or no distributions of interest;

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● are entitled to distributions of interest, with disproportionate nominal or no distributions of principal;

● provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

●     provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

● provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

● provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets; or

● provide for distribution based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums, yield maintenance payments or equity participations.

If so specified in the related prospectus supplement, a series of certificates may include one or more “controlled amortization classes,” which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certificates” and “—Prepayments May Reduce the Yield on Your Certificates.”

If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

The certificates will not be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity, unless the related prospectus supplement specifies otherwise. See “Risk Factors—Limited Assets.”

Distributions of Interest on the Certificates

Each class of certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of interest-only certificates, on a notional amount, based on a fixed, floating, variable or adjustable interest rate.  Common indices used for determining floating interest rates include one-month, three-month, six-month and one-year “LIBOR” (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), “CMT” (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), “COFI” (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), “MTA” (a one-year average of the monthly average yields

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of U.S. treasury securities) and the “Prime Rate” (an interest rate charged by banks for short-term loans to their most creditworthy customers).

The related prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate (or, in the case of a variable or adjustable pass-through rate, the method for determining such rate), as applicable, for each class of offered certificates.

Distributions of interest with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of such certificates prior to the occurrence of such an event will either be added to the certificate balance thereof or otherwise deferred as described in the related prospectus supplement. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certificates” and “—Prepayments May Reduce the Yield on Your Certificates,” “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” and “Description of the Certificates—Distributions of Interest on the Certificates.”

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that you are then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. As described in each prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series until the certificate balances of such certificates have been reduced to zero.

As described in each prospectus supplement, distributions of principal with respect to one or more classes of certificates:

●     may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

● may not commence until the occurrence of certain events, such as the retirement of one or more other classes or certificates of the same series; or

● may be made, subject to certain limitations, based on a specified principal payment schedule.

Unless the related prospectus supplement provides otherwise, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class. See

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“Description of the Certificates—Distributions of Principal of the Certificates.”

Credit Support and Cash Flow Agreements

Partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include:

● a letter of credit,

● a loan insurance policy,

● a certificate insurance policy,

● a guarantee,

● cross-support provisions,

● a surety bond,

● a reserve fund, or

● a combination of the items described above.

In addition, a trust fund may include:

● guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

●     interest rate exchange agreements, interest rate cap or floor agreements to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates or to alter the payment characteristics of the cash flows from a trust fund.

The related prospectus supplement for a series of offered certificates will provide certain relevant information regarding any applicable credit support or cash flow agreement. See “Risk Factors—Any Credit Support For Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses,” “Description of the Trust Funds—Credit Support” and “—Cash Flow Agreements” and “Description of Credit Support.”

Advances
If the related prospectus supplement so provides, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on mortgage loans included in the related trust fund or for property protection expenses. Any such advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries in respect of such mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. See “Description of the Certificates—Advances.” Any entity making advances may be entitled to receive

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interest on such advances, which will be payable from amounts in the related trust fund. See “Description of the Certificates—Advances.”

If a trust fund includes mortgage participations, pass-through certificates or mortgage-backed securities, the related prospectus supplement will describe any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related indenture or similar agreement.

Optional Termination
If the related prospectus supplement so provides, a series of certificates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If the related prospectus supplement so provides, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party specified in such prospectus supplement may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word “callable.” See “Description of the Certificates—Termination” in this prospectus.

Repurchases and Substitutions of Mortgage Assets; Acquisition of Additional Mortgage Assets

If and to the extent described in the related prospectus supplement, Deutsch Mortgage & Asset Receiving Corporation, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement or to reimburse the related trust fund for any related losses. See “Description of the Pooling Agreements—Assignment of Mortgage Loans—Repurchases” and “—Representations and Warranties—Repurchases” herein.

In addition, if so specified in the related prospectus supplement, if a mortgage loan backing a series of certificates defaults, it may be subject to a fair value purchase option or other purchase option under the related pooling and servicing agreement or another agreement, or may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default.

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See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans” herein.

In general, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, certain characteristics of such prefunding or revolving period.  No prefunding period will extend for more than one year from the date of issuance of any related class or series of certificates and the portion of the proceeds of the offering of such certificates deposited in the prefunding account will not exceed 50% of the proceeds of such offering.  No revolving period will extend for more than three years from the date of issuance of any related class or series of certificates and the additional pool assets acquired during the revolving period will be of the same general character as the original pool assets.  See “Description of the Trust Funds—General” herein.

Registration of Book-Entry Certificates

If the related prospectus supplement so provides, one or more classes of the offered certificates will be offered in book-entry form through the facilities of the Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more global certificates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See “Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” and “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

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Certain Federal Income Tax Consequences	The Certificates of each series will constitute or evidence ownership of either:

●     “regular interests” and “residual interests” in a trust fund, or a designated portion thereof, treated as “real estate mortgage investment conduit” under Sections 860A through 860G of the Internal Revenue Code of 1986, or

● interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986.

You should consult your tax advisor concerning the specific tax consequences to you of the purchase, ownership and disposition of the offered certificates and you should review “Certain Federal Income Tax Consequences” in this prospectus and in the related prospectus supplement.

ERISA Considerations
If you are a fiduciary of any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986. See “Certain ERISA Considerations” in this prospectus and “ERISA Considerations” in the related prospectus supplement.

Legal Investment
Your offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the related prospectus supplement so provides. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you may be subject to restrictions on investment in the Offered Certificates.  You should consult your own legal advisor(s) to determine the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this prospectus and in the related prospectus supplement.

Rating
At their respective dates of issuance, each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating organizations. See “Rating” in this prospectus and in the related prospectus supplement.

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RISK FACTORS

In considering an investment in the offered certificates of any series, you should consider, among other things, the following risk factors and any other risk factors set forth under the heading “Risk Factors” in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in such trust fund.

The Lack of Liquidity May Make it Difficult for You to Resell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

Your offered certificates may have limited or no liquidity. Accordingly, you may be forced to bear the risk of your investment in your offered certificates for an indefinite period of time. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. Furthermore, except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and your offered certificates are subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See “Description of the Certificates—Termination.”

The Lack of a Secondary Market May Make it Difficult for You to Resell Your Offered Certificates. We cannot assure you that a secondary market for your offered certificates will develop. Even if a secondary market does develop, it may not provide you with liquidity of investment and it may not continue for as long as your certificates remain outstanding. The prospectus supplement may indicate that an underwriter intends to establish a secondary market in your offered certificates. However, no underwriter will be obligated to do so. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any national securities exchange or traded on any automated quotation system of any registered national securities association.

The Limited Nature of Ongoing Information May Make it Difficult for You to Resell Your Offered Certificates. The primary source of ongoing information regarding your offered certificates, including information regarding the status of the related assets of the trust fund, will be the periodic reports delivered to you as described in this prospectus under the heading “Description of the Certificates—Reports to Certificateholders.” We cannot assure you that any additional ongoing information regarding your offered certificates will be available through any other source. The limited nature of this information may adversely affect the liquidity of your offered certificates.

The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Offered Certificates or the Underlying Assets. Even if a secondary market does develop for your offered certificates, the market value of your certificates will be affected by several factors, including:

●
the perceived liquidity of your offered certificates, anticipated cash flow of your offered certificates (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans) and

●	prevailing interest rates.

The price payable at any given time in respect of your offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates. However, an upward or downward movement in current interest rates may not result in an equal but opposite movement in the market value of the offered certificates.  Accordingly, if you decide to sell your offered certificates in any secondary market that may develop, you may have to sell them at a discount from the price you paid. We are not aware of any source through which price information about your offered certificates will be generally available on an ongoing basis.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly

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originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events that may be completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Trust Fund’s Assets May Be Insufficient To Allow For Payment In Full On Your Certificates

Unless the related prospectus supplement specifies otherwise, neither your offered certificates nor the mortgage assets will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity. In addition, your offered certificate will not represent a claim against or security interest in the trust fund for any other series. Furthermore, any advances made by a master servicer or other party with respect to the mortgage loans underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates. Accordingly, if the related trust fund has insufficient assets to make payments on your offered certificates, no other assets will be available for payment of the deficiency, and you will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, may be withdrawn under certain conditions for purposes other than the payment of principal of or interest on your certificates. If the related series of certificates includes one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in such prospectus supplement.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series. If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of  certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things:

●	the payment priorities of the respective classes of the certificates of the same series,

●	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

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●	the characteristics and quality of the mortgage loans in the related trust.

Credit Support May Not Cover All Types of Losses. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your offered certificates.

Disproportionate Benefits May Be Given to Certain Classes and Series. A series of certificates may include one or more classes of senior and subordinate certificates. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of offered certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of offered certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon such later-paid classes of subordinate certificates.

The Amount of Credit Support Will Be Limited. The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experienced on the related mortgage assets will not exceed such assumed levels. See “Description of the Certificates—Allocation of Losses and Shortfalls” and “Description of Credit Support.” If the losses on the related mortgage assets do exceed such assumed levels, you may be required to bear such additional losses.

Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses  on the Underlying Mortgage Loans which May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

Changes in Pool Composition Will Change the Nature of Your Investment. The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time. If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes. In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates will depend on payments, defaults and losses on the underlying mortgage loans and may vary materially and adversely from your expectations due to:

●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

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●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments May Reduce The Average Life or the Yield of Your Certificates

Prepayments May Reduce The Average Life of Your Certificates. As a result of prepayments on the mortgage loans, the amount and timing of distributions of principal and/or interest on your offered certificates may be highly unpredictable. Prepayments on the mortgage loans will result in a faster rate of principal payments on one or more classes of certificates than if payments on such mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans may affect the average life of one or more classes of your offered certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the interest rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans or that such rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans, the retirement of any class of your certificates could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

The extent to which prepayments on the mortgage loans ultimately affect the average life of any class of your offered certificates will depend on the terms and provisions of your offered certificates. Your offered certificates may provide that your offered certificates are entitled:

●	to a pro rata share of the prepayments on the mortgage loans that are distributable on such date,

●	to a disproportionately large share of such prepayments, or

●	to a disproportionately small share of such prepayments.

If your certificates entitle you to a disproportionately large share of the prepayments on the mortgage loans, then there is an increased likelihood that your certificates will be retired at an earlier date. If your certificates entitle you to a disproportionately small share of the prepayments on the mortgage loans, then there is an increased likelihood that the average life of your certificates will be extended. As described in the related prospectus supplement, your entitlement to receive payments (and, in particular, prepayments) of principal of the mortgage loans may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of such series) or may be subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

A series of certificates may include one or more controlled amortization classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle the holders thereof to a disproportionately large share of prepayments on the mortgage loans in the

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related trust fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As and to the extent described in the related prospectus supplement, a companion class absorbs some (but not all) of the risk of early retirement and/or the risk of extension that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Prepayments May Reduce the Yield on Your Certificates. Your offered certificates may be offered at a premium or discount. If you purchased your offered certificates at a premium or discount, the yield on your offered certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment. If you purchase your offered certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

If losses on the mortgage loan exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). See “Yield and Maturity Considerations.”

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

●	any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code,

●	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, and

●
any rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

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Ratings Do Not Guaranty Payment

Any rating assigned by a rating agency to a class of your offered certificates will reflect only its assessment of the likelihood that you will receive payments to which you are entitled. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related trust fund. There can be no assurance that the methodologies applied by the rating agencies are accurate or that you will receive all payments to which you are entitled.

The amount, type and nature of credit support, if any, provided with respect to your certificates will be determined on the basis of criteria established by each rating agency rating your certificates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.

In other cases, such criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of your offered certificates may be insufficient to fully protect you from losses on the related mortgage asset pool. See “Description of Credit Support” and “Rating.”

If one or more of the rating agencies downgrade any class of certificates, such action will adversely impact the liquidity, market value and regulatory characteristics of the downgraded certificates. Because neither we nor the issuing entity, the trustee, the master servicer, the special servicer, any originator, any seller or any other party to the related pooling and servicing agreement have any obligation to maintain a rating on a class of certificates, you will have no recourse if your certificates decrease in value.  In addition, pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, an issuer, underwriter or sponsor that retains a rating agency is required to make all information provided to the retained rating agency available to non-retained rating agencies who can issue their own ratings of the certificates, which may be higher or lower than the ratings issued by the retained rating agencies.  If a non-retained rating agency issues a rating for one or more classes of certificates that is lower than the ratings issued by the retained rating agencies it may have an adverse effect on the liquidity, market value and regulatory characteristics of such certificates.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of

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the performance of the subject mortgage pool or any other pools of mortgage loans originated by the same sponsor. Therefore, investors should evaluate an offering of certificates on the basis of the information set forth in the related prospectus supplement with respect to the related mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates

Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance. Mortgage loans secured by multifamily or commercial properties may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans secured by an owner-occupied single-family property. See “Description of the Trust Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans.” Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than single-family loans. In many cases, the borrowers under the mortgage loans will be entities that are restricted from owning property other than the related mortgaged property. In most cases, the borrowers will not have any significant assets other than the property and related leases, which will be pledged to the trustee. Therefore, payments on the mortgage loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by lessees and the successful operation of the property, rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired.

Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties.

A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Risks Generally Incident to Interests in Real Property May Adversely Affect the Value of a Mortgaged Property.  The value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

●	changes in general or local economic conditions and/or specific industry segments;

●	declines in real estate values;

●	declines in rental or occupancy rates;

●	increases in interest rates, real estate tax rates and other operating expenses;

●	changes in governmental rules, regulations and fiscal policies, including environmental legislation;

●	natural disasters such as earthquakes, hurricanes, floods, eruptions or other acts of God;

●	Civil disturbances such as riots; and

●	other circumstances, conditions or events beyond the control of a master servicer or a special servicer.

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Risks Associated with the Type and Use of a Mortgaged Property May Affect its Value.  Certain considerations may be presented by the type and use of a particular mortgaged property. For instance:

●	Mortgaged properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions;

●
Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements;

●
The demand for hotel and motel properties is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses;

●
The demand for hotel and motel properties may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, construction of additional highways and other factors;

●
The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building;

●
Mortgaged properties that are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association and specific local laws that relate to condominiums;

●	Mortgaged properties that are multifamily properties may be subject to rent control or other tenant protective laws, which could impact the future cash flows of those properties;

●
Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low and conversion to alternative uses would generally require substantial capital expenditures; and

●	Self-storage properties may have heightened environmental risk due to tenant privacy and inability of the borrower to readily access each unit.

Competition May Adversely Affect the Performance of a Mortgaged Property.  The leasing of real estate is highly competitive. Other commercial or multifamily properties of the same type located in the area in which a mortgaged property is located will compete with the mortgaged property to attract residents and/or customers. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all owners and developers of comparable types of real estate in the area in which the mortgaged property is located. Those owners or developers could have lower rentals rates, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. During such renovation, refurbishment or expansion, the related borrower may need to keep space unoccupied, thereby decreasing cashflow or, such renovation or expansion may impair or impede access to the mortgaged property. There can be no assurance that such renovation, refurbishment or expansion will be adequate to maintain the property’s competitiveness. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted by tenants at each mortgaged property may face competition from other industries and industry segments. Moreover, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use.

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The Operation of Commercial Properties is Dependent upon Successful Management. The successful operation of a commercial property depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of the improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to tenants under long-term leases. We make no representation as to the skills of any present or future property managers. Nor can we assure you that the property managers will be in a financial condition to fulfill their management responsibilities.

Maintaining a Property in Good Condition is Expensive. The failure to maintain a property may materially impair the property’s ability to generate cash flow. In addition to general maintenance, over time, a property may require renovation and capital improvements to remain competitive. The cost of necessary maintenance, renovation and/or capital improvements may be substantial. There can be no assurance that an income-producing property will generate sufficient cash flow to cover these increased costs along while still satisfying debt service requirements.

The Mortgage Loans May Be Nonrecourse Loans Or Loans With Limited Recourse. Some or all of the mortgage loans will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Anti-Deficiency Legislation.”

Tenant Bankruptcy May Adversely Affect Payment On Your Certificates. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim). In addition, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or the earlier repossession or surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease. Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for (or involuntarily be subjected to) bankruptcy protection in the future or, if any tenants so become debtors under the Bankruptcy Code, that they will continue to make rental payments in a timely manner or that they will not reject their leases.

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If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements. However, we cannot assure you that any mortgaged property (even a mortgaged property identified as a “shopping center” in the related prospectus supplement) would be considered a “shopping center” by a court considering the question.

Cross-Collateralization Arrangements May Be Challenged as Unenforceable. The mortgage asset pool may include groups of mortgage loans that are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group, and the cash flows generated by such mortgage loans, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by such mortgage loans. These arrangements thus seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a group of cross-collateralized mortgage loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and

●	was insolvent or was rendered insolvent by such obligation or transfer,

●	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or

●	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that

●
such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and

●
the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower.

If the lien is avoided, the lender would lose the benefits afforded by such lien.

The cross-collateralized mortgage loans constituting any group thereof may be secured by mortgage liens on mortgaged properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

Mortgage Loans With Balloon Payments Have a Greater Risk of Default. Certain of the mortgage loans may be non-amortizing or only partially amortizing.  In addition, certain of the mortgage loans may have amortization schedules that are significantly longer than their respective terms, and certain of the mortgage loans may require only payments of interest for part or all of their respective terms.  A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all.  That higher principal amount outstanding could

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both (i) make it more difficult for the related borrower to make the required balloon or anticipated repayment date payment at maturity or on the related anticipated repayment date and (ii) lead to increased losses for the related issuing entity either during the loan term or at maturity or such anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

Mortgage loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment depends upon the borrower’s ability to refinance the loan or sell the mortgaged property. The ability of the borrower to refinance the loan or sell the property will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial or multifamily real estate projects;

●	the fair market value and condition of the related mortgaged property;

●	prevailing interest rates;

●	the borrower’s equity in the related mortgaged property;

●	the borrower’s financial condition;

●	the operating history and occupancy level of the related mortgaged property;

●	changes in zoning or tax laws;

●	with respect to multifamily mortgage loans, reductions in government assistance/rent subsidy programs or changes in rent control laws;

●	with respect to hospitals, nursing homes and other healthcare facilities, changes in Medicaid and Medicare reimbursement rates;

●	changes in competition in the relevant area;

●	changes in rental rates in the relevant area;

●	changes in governmental regulation and fiscal policy;

●	prevailing general and regional economic conditions;

●	the state of the fixed income and mortgage markets; and

●	the availability of credit for multifamily rental or commercial properties.

Neither we nor any of our affiliates or any other seller or its affiliates will be obligated to refinance any mortgage loan underlying your offered certificates. We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the related maturity date.

The related master servicer or special servicer may, subject to limits set forth in the related pooling agreement, extend and modify mortgage loans that are in default or as to which a payment default is imminent in order to maximize recoveries on such mortgage loans. See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.” The related master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificates.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of a Borrower. Some or all of the mortgage loans may be secured by an assignment of leases and rents pursuant to which the related borrower assigns to the lender its right, title and interest as landlord under the

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leases of the related mortgaged property, and the income derived from such leases as further security for the related mortgage loan while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents.”

Due-on-Sale and Debt-Acceleration Clauses May Be Challenged as Unenforceable. Some or all of the mortgage loans may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the related mortgaged loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property.

Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if —

●	the exercise of those remedies would be inequitable or unjust; or

●	the circumstances would render the acceleration unconscionable.

Assignment of Leases and Rents May Be Limited by State Law. Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in this prospectus.

One Action Jurisdiction May Limit the Ability of the Servicer to Foreclose on a Mortgaged Property. The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.

In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions. Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to

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one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) have the right to dispossess the tenant upon foreclosure of the mortgaged property.  If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, Restoration Following a Casualty Loss May Be Limited. Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.”  This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises “as is” in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non conformities.

Restrictive Covenants in a Deed or Lease May Reduce the Value of the Mortgaged Property.   Certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Inspections of the Mortgaged Properties Will Be Limited. The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the federal bankruptcy

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code to treat such lease as terminated by the rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

Some of the ground leases relating to the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates. Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

The trust may attempt to reduce its potential exposure to cleanup costs by —

●	establishing reserves for cleanup costs when they can be anticipated and estimated; or

●	designating the trust as the named insured in specialized environmental insurance that is designed for secured lenders.

However, we cannot assure you that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

Under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as other federal and state laws, a secured lender (such as the trust) may be liable as an “owner” or “operator” for the costs of dealing with hazardous substances affecting a borrower’s property, if agents or employees of the lender have participated in the management or operations of the borrower’s property. This liability could exist even if a previous owner caused the environmental damage. The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

Lack of Insurance Coverage Exposes You to the Risk of Certain Special Hazard Losses. Unless the related prospectus supplement otherwise provides, the master servicer and special servicer for the related trust fund will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage (unless each of the master servicer and the special servicer maintain a blanket policy). In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things —

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●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	floods and other water-related causes;

●	earth movement, including earthquakes, landslides and mudflows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of offered certificates. See “Description of the Pooling Agreements—Hazard Insurance Policies.”

Even if the type of loss is covered, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

●
in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●
in certain cases, particularly where land values are high, the insurable value (at the time of loan origination) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●
with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●
if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

Geographic Concentration Within a Trust Fund Exposes Investors to Greater Risk of Default and Loss. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and real estate markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and real estate market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, wildfires, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing certain series of certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

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Litigation Arising Out Of Ordinary Business May Adversely Affect Payment On Your Certificates. There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates. Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.

Compliance With The Americans With Disabilities Act Of 1990 May Be Expensive And May Adversely Affect Payment On Your Certificates. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs of complying with the Americans with Disabilities Act of 1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “special purpose entities.” In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness and create or allow any encumbrance on the mortgaged properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity.” The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

●	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

●	entities or individuals that have liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or creditors of a general partner or managing member of a borrower (whether an individual or corporate entity) will not initiate a bankruptcy or similar proceeding against the borrower or against such general partner or managing member (whether an individual or corporate entity) of the borrower.

The organizational documents of a borrower may (usually in the case of larger mortgage loans) also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary

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duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed. For example, in the recent bankruptcy case of In re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities. The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the United States Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in this prospectus.

Risks Related to Terrorist Attacks and Military Conflict

Risks to the Financial Markets Relating to Terrorist Attacks. On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States.

It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts. The terrorist attacks in 2001 on the World Trade Center and the Pentagon, as well as a number of reported thwarted planned attacks, suggest the possibility that large public areas such as shopping centers or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail property traffic

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and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

Attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and Afghanistan may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

Some Certificates May Not Be Appropriate for ERISA Plans

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you should consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of your offered certificates. See “Certain ERISA Considerations.”

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

On September 15, 2009, the IRS issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the related pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates in the related series, and the tax status of the REMIC.

In addition, final regulations and related guidance were issued under the REMIC provisions of the Code that modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features.  The final regulations and related guidance permit those modifications so long as the mortgage loan remains “principally secured” by real property (within the meaning of the final regulations and related guidance). These regulations and related guidance could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates in the related series.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

If you hold certain classes of certificates that constitute a residual interest in a “real estate mortgage investment conduit,” for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates.” Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC may continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as “excess inclusion”

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income to you, which generally, will not be subject to offset by losses from other activities, if you are a tax-exempt holder, will be treated as unrelated business taxable income, and if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics or may be negative.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates of a series may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local taxes with respect to original issue discount. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates.”

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the pending sale of the related mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action and deficiency judgment proceedings.

In addition, even if a court determines that the value of a mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on such mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of such mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court may also —

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter a mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the senior lien where that has the effect of foreclosing out the junior lien. Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee, on behalf of the certificateholders, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the ability of the trustee, on behalf of the certificateholders, to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

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Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre bankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure.”

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If the related prospectus supplement so provides, one or more classes of your offered certificates will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Transactions in book-entry certificates of any series generally can be effected only through The Depository Trust Company and its participating organizations. You are therefore subject to the following risks:

●
The liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

●
Your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

●
Your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time.

●
You may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool

The trust fund may include mortgage loans that are past due. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans, based on principal balance at the time the trust fund is formed. The related prospectus supplement may provide that the servicing of such mortgage loans will be performed by the special servicer. However, the same entity may act as both master servicer and special servicer. Credit support provided with respect to your certificates may not cover all losses related to such delinquent mortgage loans, and you should consider the risk that their inclusion in a mortgage pool may result in a greater rate of defaults and prepayments and, consequently, reduce yield on your certificates. See “Description of the Trust Funds—Mortgage Loans—General.”

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Termination of the Trust Fund Could Affect the Yield on Your Offered Certificates

The related prospectus supplement may provide that, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, the related prospectus supplement may provide that, upon the reduction of the aggregate principal balance of some or all of the mortgage assets by a specified percentage, a party or parties designated in the prospectus supplement may be authorized to purchase such mortgage assets, generally at a price equal to, in the case of any mortgage asset, the unpaid principal balance of such mortgage asset plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related mortgage assets sold together with interest thereon, and you may therefore receive an amount less than the certificate balance of, and accrued unpaid interest on, your offered certificates. See “Description of the Certificates—Termination” in this prospectus. See “Description of the Certificates—Termination.”

Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions

The underwritten net cash flow used in determining the debt service coverage ratio for a particular mortgage loan reflects assumptions and subjective judgments made by the mortgage loan sellers or originators. For instance, in determining underwritten net cash flow, vacant space may be assumed to be occupied and space due to expire may be assumed to have been re-let, in each case at market rates that exceed current rent collected at the property. In addition, underwritten net cash flow may be based on anticipated cash flow from assumed future rents on a future date.

The underwritten net cash flow for any particular mortgaged property shown in the related prospectus supplement may be higher (and sometimes materially higher) than the annual net cash flow for the property based on historical operating statements. No representation is made that the underwritten net cash flow for any particular mortgaged property set forth in the related prospectus supplement is predictive of future net cash flows. In addition, net cash flow reflects calculations and assumptions used by the mortgage loan sellers or originators and should not be used as a substitute for, and may vary substantially from, cash flow as determined in accordance with GAAP as a measure of the results of a mortgaged real property’s operation or for cash flow from operating activities determined in accordance with GAAP as a measure of liquidity. The debt service coverage ratios set forth in the related prospectus supplement for the mortgage loans and the mortgaged properties may also vary substantially from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents.

Similarly, the appraised value used in determining the loan-to-value ratio for a particular mortgage loan may be based on a future stabilized value, which value is based on future performance at a particular property. For instance, in determining a stabilized value, the appraiser or originator may assume increased value due to anticipated completion of construction at the property. No representation is made that the assumptions made by the appraiser or originator are accurate or that the conditions to stabilization will be completed.

Each originator of commercial and multifamily mortgage loans has its own underwriting criteria, and no assurance can be given that adjustments or calculations made by one originator would be made by other originators. Each investor should review the assumptions discussed in the related prospectus supplement and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow and debt service coverage and in making other calculations with respect to the underlying mortgage loans. See “Description of the Trust Funds—Default and Loss Considerations with Respect to the Mortgage Loans.”

THE SPONSOR

The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. It is anticipated that German American Capital Corporation (“GACC”), a Maryland corporation formed in 1971, will be a sponsor or co-sponsor for each series. Any other co-sponsor will be set forth in the related prospectus supplement.

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GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the Underwriters and an affiliate of the Depositor. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates large loans (both fixed rate and floating rate loans in amounts greater than $50 million), on a direct origination basis.  Conduit loans, primarily fixed rate loans in amounts less than $50 million, are originated by GACC’s wholly-owned subsidiary.  Deutsche Bank Mortgage Capital, LLC (“DBMC”).  Just subsequent to origination conduit loans are sold by DBMC to GACC which aggregates and warehouses the loans pending sale via a commercial mortgage-backed securities (“CMBS”) securitization.

GACC, through another wholly owned subsidiary, Deutsche Bank Berkshire Mortgage, Inc. (“DBBM”) is one of the leading originators and seller-servicers of agency (Fannie Mae, Federal Home Loan Mortgage Corporation, Federal Housing Administration) commercial mortgage loans. DBBM is one of the largest originators and servicers in Fannie Mae’s DUS (Delegated Underwriting and Servicing) program.  DBBM sells its loan originations in the form of certificates directly to third party investors at the time of loan origination.

OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity’s origination program and underwriting or credit-granting criteria.

THE DEPOSITOR

The depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The depositor’s capitalization is nominal. All of the shares of capital stock of the depositor are held by DB U.S. Financial Markets Holding Corporation. See “The Depositor” in the prospectus supplement.

None of the depositor or any of its respective affiliates will insure or guarantee distributions on the certificates of any series.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

●	various types of multifamily (which include manufactured housing community) or commercial mortgage loans,

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●	mortgage participations, pass-through certificates or other mortgage-backed securities (“MBS”) that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

●	a combination of mortgage loans and MBS.

Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which mortgage asset seller may or may not be the originator of such mortgage loan or the issuer of such MBS. If so specified in the related prospectus supplement, the mortgage assets may be insured or guaranteed by an entity specified therein. Otherwise, the mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person. The discussion below under the heading “—Mortgage Loans,” unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things:

●	the term or duration of the prefunding period or revolving period;

●	for prefunding periods, the amount of proceeds to be deposited in the prefunding account;

●	for revolving periods, the maximum amount or additional assets that may be acquired during the revolving period, if applicable;

●	the percentage of the asset pool and any class or series of securities represented by the prefunding account or the revolving account, if applicable;

●
any triggers or events that will trigger limits on or terminate the prefunding or revolving period and the effects of such triggers, including, for revolving periods, the operation of the revolving period and amortization period;

●
when and how new pool assets may be acquired during the prefunding or revolving period, and if, or when and how pool assets can be removed or substituted and any limits on the amount, type or speed with which pool assets may be acquired, substituted or removed;

●
the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding or revolving period, including a description of any differences from the criteria used to select the current asset pool;

●
which party has the authority to add, remove or substitute assets from the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets and whether there will be any independent verification of such exercise of authority or determinations;

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●	any requirements to add or remove minimum amounts of pool assets and any effects of not meeting those requirements;

●
if applicable, the procedures or standards for the temporary investment of funds in a prefunding or revolving account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such accounts;

●	the circumstances under which funds in a prefunding account or revolving account will be returned to investors or otherwise disposed of; and

●	whether, and if so, how investors will be notified of changes in the asset pool.

No prefunding period will extend for more than one year from the date of issuance of any related class or series of certificates and the portion of the proceeds of the offering of such certificates deposited in the prefunding account will not exceed 50% of the proceeds of such offering.  No revolving period will extend for more than three years from the date of issuance of any related class or series of certificates and the additional pool assets acquired during the revolving period will be of the same general character as the original pool assets.

Mortgage Loans

General. The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create first or junior liens on fee or leasehold estates in properties consisting of one or more of the following types of real property:

●
residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and manufactured housing communities; and

●
commercial properties consisting of office buildings, retail shopping facilities, such as shopping centers, malls and individual stores, hotels or motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), unimproved land and other income-generating commercial properties.

The multifamily properties may include mixed commercial, residential structures and apartment buildings owned by private cooperative housing corporations and manufactured housing communities. Each mortgage will create a first priority mortgage lien on a fee estate or leasehold estate in a mortgaged property; provided that if the related prospectus supplement so specifies, the mortgage may create a junior lien. If a mortgage creates a lien on a borrower’s leasehold estate in a property, then the term of any such leasehold will exceed the term of the mortgage note by at least ten years or such other period as may be specified in the related prospectus supplement. The mortgaged properties will be located in any one of the fifty states of the United States or the District of Columbia, or in any territories or possessions of the United States, including Puerto Rico or Guam; provided, that if so specified in the related prospectus supplement, the mortgaged properties may be located in other locations or countries, provided that not more than 10% of the aggregate principal balance of the related mortgage loans will be secured by mortgaged properties located in such other locations or countries. Each mortgage loan will have been originated by a person other than the depositor. In some cases, that originator or assignee will be an affiliate of the depositor.  Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or

33

acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgage property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, (and, accordingly, holders of one or more classes of the certificates of the related series) bear

●	the risk of delay in distributions while a deficiency judgment against the borrower is obtained, and

●
the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued; provided, however that delinquent mortgage loans will constitute less than 20% by dollar volume of the related mortgage pool as of the date of issuance of the related series. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed.

Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related prospectus supplement, the “Debt Service Coverage Ratio” of a mortgage loan at any given time is the ratio of

●	the Net Operating Income derived from the related mortgaged property for a twelve-month period to

●	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property.

Unless otherwise defined in the related prospectus supplement, “Net Operating Income” means, for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a

34

mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (“Net Leases”). However, the existence of such “net of expense” provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the “Loan-to-Value Ratio” of a mortgage loan at any given time is the ratio (expressed as a percentage) of

●	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property to

●	the Value of the related mortgaged property.

The “Value” of a mortgaged property will be its fair market value as determined by either (i) an appraisal of such property conducted by or on behalf of the originator in connection with the origination of such loan or (ii) another method specified in the related prospectus supplement. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus

●	the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and

●	the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

●	the market comparison method (recent resale value of comparable properties at the date of the appraisal),

●	the cost replacement method (the cost of replacing the property at such date),

●	the income capitalization method (a projection of value based upon the property’s projected net cash flow), or

●	upon a selection from or interpolation of the values derived from such methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current

35

market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect such and a liquidation loss may occur.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance,” “—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” and “—Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions.”

Payment Provisions of the Mortgage Loans. All of the mortgage loans will

●	have had original terms to maturity of not more than 40 years and

●	provide for scheduled payments of principal, interest or both, to be made on due dates that occur monthly, quarterly, semiannually or annually.

A mortgage loan

●
may provide for no accrual of interest or for accrual of interest thereon at an interest rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate,

●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

●	may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

●
may prohibit over its term or for a certain period prepayments (the period of such prohibition, a “Lock-out Period” and its date of expiration, a “Lock-out Date”) and/or require payment of a premium or a yield maintenance payment (a “Prepayment Premium”) in connection with certain prepayments, or permit defeasance, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan (any such provision, an “Equity Participation”), as described in the related prospectus supplement.

Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are

36

obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination.

Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans, which, to the extent then applicable, will generally include the following:

●	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

●	the type or types of property that provide security for repayment of the mortgage loans,

●	the earliest and latest origination date and maturity date (or other “anticipated repayment date”) of the mortgage loans,

●
the original and remaining terms to maturity (or other “anticipated repayment date”) of the mortgage loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity (or other “anticipated repayment date”) of the mortgage loans,

●	the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios,

●	the interest rates borne by the mortgage loans, or the range thereof, and the weighted average interest rate borne by the mortgage loans,

●
with respect to mortgage loans with adjustable interest rates (“ARM Loans”), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on interest rate adjustments at the time of any adjustment and over the life of the ARM Loan. The interest rate of any mortgage loan that bears interest at an adjustable interest rate will be based on an index (which may be increased or decreased by a specified margin, and/or subject to a cap or floor), which may be the London interbank offered rate for one month, three month, six month, or one-year, U.S. dollar deposits or may be another index, which in each case will be specified in the related prospectus supplement and will be an index reflecting interest paid on a debt, and will not be a commodities or securities index.

●	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

●	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and

●	the geographic distribution of the mortgaged properties on a state-by-state (or other jurisdiction) basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

If any mortgage loan, or group of related mortgage loans, constitutes a 10% or greater concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

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If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer’s multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer’s servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer’s prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer’s multifamily and/or commercial mortgage loan servicing portfolio.

MBS

MBS may include

●
private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

●
certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal National Mortgage Association (“FNMA”), the Governmental National Mortgage Association (“GNMA”) or the Federal Agricultural Mortgage Corporation (“FAMC”),

provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained herein or have such other characteristics specified in the related prospectus supplement.

Each MBS included in a mortgage asset pool either will have been previously registered under the Securities Act of 1933, as amended (the “Securities Act”), or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2) neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act.

Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an “MBS Agreement”). The issuer of the MBS (the “MBS Issuer”) and/or the servicer of the underlying mortgage loans (the “MBS Servicer”) will be parties to the MBS Agreement, generally together with a trustee (the “MBS Trustee”) or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under “Description of Credit Support” may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

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The prospectus supplement for a series of certificates that evidence interests in MBS will specify:

●	the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund,

●	the original and remaining term(s) to stated maturity of the MBS, if applicable,

●	the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),

●	the payment characteristics of the MBS,

●	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,

●	a description of the related credit support, if any,

●	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

●	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

●	if the MBS Issuer is required to file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), how to locate such reports of the MBS Issuer;

●	the market price of the MBS and the basis on which the market price was determined;

●
the type of mortgage loans underlying the MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under “—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements,” and

●	the characteristics of any cash flow agreements that relate to the MBS.

If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by the depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

The depositor will provide the same information regarding the MBS in any trust fund in its reports filed under the Securities Exchange Act of 1934 with respect to such trust fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.

Certificate Accounts

Each trust fund will include one or more accounts (collectively, the “Certificate Account”) established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described herein and in the related prospectus supplement. See “Description of the Pooling Agreements—Certificate Account.”

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include

●	a letter of credit,

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●	a loan insurance policy,

●	a certificate insurance policy,

●	a guarantee,

●	a surety bond,

●	cross-support provisions,

●	a reserve fund,

●	or any combination thereof (any such coverage with respect to the certificate of any series, “Credit Support”).

The amount and types of such credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the prospectus supplement for a series of certificates. See “Risk Factors—Any Credit Support For Your Offered Certificates May Be Insufficient” and “Description of Credit Support.”

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include

●	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate,

●	interest rate exchange agreements, or

●	interest rate cap or floor agreements,

each of which is designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates or alter the payment characteristics of the cash flows from the trust fund (any such agreement, a “Cash Flow Agreement”).

The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the Cash Flow Agreement.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certificates.” The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

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Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

●
the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate,

●	the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates,

●	and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related Trust Fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. A “Due Period” will be a specified time period (generally corresponding in length to the period between distribution dates) and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the “Determination Date”) or otherwise advanced by the related master servicer, special servicer or other specified person, be distributed to the holders of the certificates of such series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon to the due date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a “Prepayment Interest Shortfall”) than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield thereon will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the interest rates with respect to such mortgage loans), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), we cannot assure you as to such rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and

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to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of interest-only certificates, result in the reduction of the Notional Amount thereof). If you purchase any offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the yield you anticipated. If you purchase any offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to you that is lower than the yield you anticipated. In addition, if you purchase an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower (or faster) than the rate anticipated by you during any particular period, any consequent adverse effects on your yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

In general, the Notional Amount of a class of interest-only certificates will either (i) be based on the principal balances of some or all of the mortgage assets or (ii) equal the Certificate Balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation,

●	the availability of mortgage credit,

●	the relative economic vitality of the area in which the mortgaged properties are located,

●	the quality of management of the mortgaged properties,

●	the servicing of the mortgage loans,

●	possible changes in tax laws and other opportunities for investment.

In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower’s ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower’s voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of

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ARM Loans, as prevailing market interest rates decline, and without regard to whether the interest rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either

●	converting to a fixed rate loan and thereby “locking in” such rate or

●	taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Weighted average life generally refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor. The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

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Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund.  If so specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class.  In general, a planned amortization class has a “prepayment collar,” that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates.  That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans.  Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb “excesses” or “shortfalls” in principal payments on the underlying mortgage loans.  If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class.  A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule.  A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates.  Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates.  In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.  A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow.  Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth herein and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on

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a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

Negative amortization may occur in respect of an ARM Loan that

●	limits the amount by which its scheduled payment may adjust in response to a change in its interest rate,

●	provides that its scheduled payment will adjust less frequently than its interest rate or

●	provides for constant scheduled payments notwithstanding adjustments to its interest rate.

Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable interest rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon

●	whether such offered certificate was purchased at a premium or a discount and

●
the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a interest-only certificate, delay or accelerate the reduction of the notional amount thereof). See “—Yield and Prepayment Considerations” above.

Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects thereof.

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The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

●	a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or

●	establishing a priority of payments among such classes of certificates.

The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization. One or more classes of certificates of any series may provide for distributions of principal thereof from

●	amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates,

●	Excess Funds, or

●	any other amounts described in the related prospectus supplement.

Unless otherwise defined in the related prospectus supplement, “Excess Funds” will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

●	interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of such series, or

●	prepayment premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield thereon. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Pooling Agreement.

If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, floating (which may be based on “LIBOR”, “CMT”, “COFI”, “MTA” or “Prime Rate”, as described under “—Distributions of Interest on the Certificates” below), variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to interest-only certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, floating, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, floating, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, floating, variable or adjustable rate.

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Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. If the related prospectus supplement so provides, one or more classes of offered certificates may be issued in fully registered, definitive form (such Certificates, “Definitive Certificates”) or may be offered in book-entry format (such Certificates, “Book-Entry Certificates”) through the facilities of DTC. The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, société anonyme or the Euroclear System, if they are participants in DTC.

Distributions

Distributions on the certificates of each series will be made on each distribution date from the Available Distribution Amount for such series and such Distribution Date. The “Available Distribution Amount” for any series of certificates and any distribution date generally will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date. The particular components of the Available Distribution Amount for any series or class and distribution date will be more specifically described in the related prospectus supplement. If so specified in the related prospectus supplement, distributions for one or more classes of certificates may be based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the trust fund.

Distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered (which in the case of a series of Book-Entry Certificates may be the related depository) at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (or such other record date as may be specified in the related prospectus supplement) (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the date (the “Determination Date”) specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective Percentage Interests evidenced thereby or in such other distribution priority as may be specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the “Percentage Interest”) represented by an offered certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of principal-only certificates and certain classes of Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, floating, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of

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the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates.  Such interest rates may also be based on indices, including one-month, three-month, six-month and one-year “LIBOR” (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), “CMT” (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), “COFI” (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), “MTA” (a one-year average of the monthly average yields of U.S. treasury securities) and the “Prime Rate” (an interest rate charged by banks for short-term loans to their most creditworthy customers).  Any interest rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

If so specified in the related prospectus supplement, an interest rate exchange agreement may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement to alter the payment characteristics of such assets.

The related prospectus supplement will specify whether interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months, on an actual/360 basis or on another basis.

Distributions of interest with respect to one or more classes of certificates (collectively, “Accrual Certificates”) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred as described in the related prospectus supplement.

Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, and other than any class of principal-only certificates or Residual Certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

With respect to each class of certificates (other than certain classes of interest-only certificates and certain classes of Residual Certificates), the “Accrued Certificate Interest” for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of certificates immediately prior to such distribution date.

The Accrued Certificate Interest for each distribution date on a class of interest-only certificates generally will be similarly calculated except that it will accrue on a Notional Amount that is either

●	based on the principal balances of some or all of the mortgage assets (or portions thereof) in the related trust fund or

●
equal to the Certificate Balances (or one or more portions thereof) of one or more other classes of certificates of the same series. Reference to a Notional Amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal or

●	such other formula as may be specified in the related prospectus supplement.

If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest,”

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exceed the amount of any sums that are applied to offset the amount of such shortfalls, or may be applied to cover interest shortfalls on other Classes of Certificates. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.

The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. If so specified in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certificates” and “—Prepayments May Reduce the Yield on Your Certificates” and “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest.”

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of Residual Certificates) will have an initial stated principal amount (a “Certificate Balance”), which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date (the “Cut-off Date”), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. In addition, distributions of principal on one or more classes of Certificates may be made solely or primarily from distributions of principal on specified mortgage assets or a specified group of mortgage assets in the trust fund.

Distributions of principal with respect to one or more classes of certificates (each such class, a “Controlled Amortization Class”) may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other classes of certificates (each such class, a “Companion Class”) may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class, or in such other distribution priority as may be specified in the related prospectus supplement.

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Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, such items may be retained by the depositor or any of its affiliates or by any other specified person and/or may be excluded as trust assets.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

●	a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or

●	establishing a priority of payments among such classes of certificates. See “Description of Credit Support.”

Advances

If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of certificates for such distribution date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related determination date.

In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any mortgage loan, “Related Proceeds”) and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such subordinate certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a “Nonrecoverable Advance”); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future distribution date to the extent that funds in such Certificate Account on such distribution date are less than payments required to be made to the related series of certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance

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reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related Pooling Agreement and described in such prospectus supplement. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

Reports to Certificateholders

On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, Manager or Trustee, as provided in the related prospectus supplement, will forward to each such holder, a statement (a “Distribution Date Statement”) that, generally, will set forth, among other things, in each case to the extent applicable:

(i)        the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance thereof;

(ii)       the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

(iii)      the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

(iv)      the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

(v)       if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

(vi)      if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

(vii)     information regarding the aggregate principal balance of the related mortgage assets on or about such distribution date;

(viii)    if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

(ix)      if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the related Due Period;

(x)       the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such distribution date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

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(xi)      if such class of offered certificates has a floating, variable or adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date and, if determinable, for the next succeeding distribution date;

(xii)     the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in such reserve fund as of the close of business on such distribution date;

(xiii)    if the related trust fund includes one or more instruments of Credit Support, the amount of coverage under each such instrument as of the close of business on such distribution date; and

(xiv)    the amount of Credit Support being afforded by any classes of subordinate certificates.

In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

Within a reasonable period of time after the end of each calendar year, the master servicer, MBS Administrator or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, “—Book-Entry Registration and Definitive Certificates” below.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, MBS Administrator or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them. The depositor will provide the same information with respect to any MBS in its own reports that were publicly offered and the reports the related MBS Issuer provides to the Trustee if privately issued.

Voting Rights

The voting rights evidenced by each series of certificates (as to such series, the “Voting Rights”) will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related prospectus supplement. See “Description of the Pooling Agreements—Amendment.” The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute a Termination Event on the part of the related master servicer, special servicer or REMIC Administrator. See “Description of the Pooling Agreements—Termination Event,” “—Rights Upon Termination Events” and “—Resignation and Removal of the Trustee.”

Termination

The obligations created by the Pooling Agreement for each series of certificates will terminate following

●	the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and

●	the payment (or provision for payment) to the certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement.

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Written notice of termination of a Pooling Agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties specified therein, under the circumstances and in the manner set forth therein, including without limitation by acquisition of the mortgage loans for cash or in exchange for the certificates.

In addition, if so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of the mortgage loans sold and therefore, as a result of such a sale, the Certificateholders of one or more classes of certificates may receive an amount less than the Certificate Balance of, and accrued unpaid interest on, their certificates.

If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word “callable.”

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of The Depository Trust Company (“DTC”) or its nominee. If so provided in the prospectus supplement, arrangements may be made for clearance and settlement through the Euroclear System or Clearstream Banking, société anonyme, if they are participants in DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking corporation” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on file with the Securities and Exchange Commission (the “SEC”).

Purchases of Book-Entry Certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such certificates will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of such certificates. The beneficial ownership interest of the owner of a Book-Entry Certificate (a “Certificate Owner”) may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

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DTC has no knowledge of the actual Certificate Owners; DTC’s records reflect only the identity of the DTC Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certificates will be made to DTC. DTC’s practice is to credit DTC Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of each such DTC Participant (and not of DTC, the depositor or any trustee, master servicer, special servicer or MBS Administrator), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

The only “certificateholder” (as such term is used in the related Pooling Agreement) of Book-Entry Certificates will be the nominee of DTC (or another depository specified in the related prospectus supplement), and the Certificate Owners will not be recognized as certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The depositor has been informed that DTC will take action permitted to be taken by a certificateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry Certificates are credited. DTC may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such certificates.

Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

Generally, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

●
the depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or

●
the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as “Certificateholders” under and within the meaning of the related Pooling Agreement.

Depositable and Exchangeable Certificates

General

If specified in the related prospectus supplement, a series of certificates may include one or more classes of certificates that are depositable certificates and one or more classes or certificates that are exchangeable certificates.  In any of the these series, the holders of one or more of the classes of depositable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar functions of an

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administrative fee, to exchange all or a portion of their depositable certificates for proportionate interests in one or more of the specified classes of related exchangeable certificates. Similarly, in any of these series, the holders of one or more classes of exchangeable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar function of an administrative fee, to exchange all or a portion of their exchangeable certificates for proportionate interests in one or more specified other classes of exchangeable certificates or for proportionate interests in the related depositable certificates.

If a series includes classes of depositable and exchangeable certificates, all of those classes of depositable and exchangeable certificates will be listed and described in the related prospectus supplement.  The classes of depositable and exchangeable certificates that are exchangeable for one another may be referred to in the related prospectus supplement as being “related” to each other, and each related grouping of depositable certificates may be referred to as a “combination.”  The class or classes of certificates that are “depositable certificates” will be identified as such in the related prospectus supplement and the class or classes of certificates that are “exchangeable certificates” will be identified as such in the related prospectus supplement.  Each exchangeable certificate will represent both (i) the right to receive some or all of the cashflow otherwise payable to the related combination of depositable certificates and (ii) the right to exercise all rights of the class or classes of related combination of depositable certificates.  At any time after their initial issuance, the class or classes of depositable certificates may be exchanged for a proportionate interest in the related class or classes of exchangeable certificates.  In some cases, as and to the extent specified in the related prospectus supplement, multiple classes of depositable certificates may be exchanged for one or more classes of related exchangeable certificates.  Exchangeable certificates received in an exchange or obtained in the initial issuance may subsequently be exchanged for proportionate interests in other exchangeable certificates as set forth in the related prospectus supplement or for proportionate interests in the related depositable certificates.  This process may be repeated from time to time.

The descriptions in the related prospectus supplement of the certificates of a series that apply to depositable certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each related class of exchangeable certificates.  The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable certificates.  For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable certificates.

Exchanges

If a holder elects to exchange its depositable certificates for related exchangeable certificates, the following three conditions must be satisfied:

●
the aggregate principal balance of the exchangeable certificates received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the related depositable certificates (for purposes of this condition, an interest-only class will have a principal balance of zero);

●
the aggregate amount of interest payable on any distribution date with respect to the exchangeable certificates received in the exchange must equal the aggregate amount of interest payable on such distribution date with respect to the related depositable certificates; and

●	the class or classes of depositable certificates must be exchanged in the proportions, if any, described in the related prospectus supplement.

There are different types of combinations of depositable certificates and of exchangeable certificates that can exist.  Any individual series of certificates may have multiple types of combinations.  Some examples of combinations of depositable and exchangeable certificates that differ in their interest characteristics include:

●
A class of depositable certificates with a floating interest rate and a class of depositable certificates with an inverse floating interest rate may be exchangeable, together, for a class of exchangeable certificates with a fixed interest rate.  In this case, the classes of depositable certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the

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exchangeable class with a fixed interest rate.  In addition, the aggregate principal balance of the two depositable classes with interest rates that vary with an index would equal the principal balance of the exchangeable class with the fixed interest rate.

●
An interest-only class and a principal-only class of depositable certificates may be exchangeable, together, for a class of exchangeable certificates that is entitled to both principal and interest payments.  The principal balance of the principal and interest class of exchangeable certificates would be equal to the principal balance of the depositable principal-only class, and the interest rate on the exchangeable principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the depositable interest-only class in distributions that have identical amounts and identical timing.

●
Two or more classes of depositable principal and interest classes with different fixed interest rates may be exchangeable, together, for an exchangeable class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two or more depositable classes, and a fixed interest rate that, when applied to the principal balance of the exchangeable class, would generate an annual interest amount equal to the aggregate amount of annual interest of the two or more depositable classes.

In some series, a securityholder may be able to exchange depositable certificates for exchangeable certificates that have different principal payment characteristics.  Examples of these types of combinations include:

●
A class of depositable certificates that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of depositable certificates that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable certificates that receives payments of interest continuously from the first distribution date on which is receives interest until it is retired.

●
A class of depositable certificates that is a planned principal class or targeted principal class, and a class of depositable certificates that only received principal payments on a distribution date if scheduled payments have been made on the planned principal class or targeted principal class, as applicable, may be exchangeable, together, for a class of exchangeable certificates that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

These combinations are only examples.  Additional combinations are possible and the related prospectus supplement will describe all of the depositable certificates and the exchangeable certificates for that series.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange.  A securityholder will be required to provide notice to the trustee, the paying agent or another person performing similar functions in advance of the proposed exchange date.  The notice must include the outstanding principal or notional amount of the certificates to be exchanged and to be received, and the proposed exchange date.  When the trustee, the paying agent or another person performing similar functions receives this notice, it will provide instructions to the securityholder regarding delivery of the certificates and payment of the administrative fee.  A securityholder’s notice to the trustee, the paying agent or another person performing similar functions will become irrevocable on the second business day prior to the proposed exchange date.  Any exchangeable certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry certificates.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable certificate received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement.  This payment will be made to the securityholder of record as of the applicable record date.

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DESCRIPTION OF THE POOLING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in any case, a “Pooling Agreement”). In general, the parties to a Pooling Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, a REMIC administrator. However, a Pooling Agreement that relates to a trust fund that includes MBS may include an MBS Administrator as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, the mortgage asset seller or an affiliate thereof may perform the functions of master servicer, special servicer, MBS Administrator or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling Agreement or any affiliate thereof may own certificates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), certificates issued thereunder that are held by the master servicer or special servicer for the related series will not be allocated Voting Rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. The depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified herein under “The Depositor.”

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, the Depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, except to the extent otherwise described in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include

●	the address of the related mortgaged property and type of such property;

●	the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

●	the original and remaining term to maturity;

●	the amortization term; and

●	the original and outstanding principal balance.

In addition, except as may be otherwise specified in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), the depositor will, as to each

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mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below)

●	the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee),

●	the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office),

●
an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and,

●	if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement.

Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording thereon. Except as may be otherwise specified in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such mortgage loan.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt thereof, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related prospectus supplement (in any event, the “Purchase Price”). If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy specified in the related prospectus supplement. This repurchase or substitution obligation or other specified remedy will constitute the sole remedy to holders of the

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certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither the depositor nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement.

Representations and Warranties; Repurchases

Generally, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the “Warranting Party”) covering, by way of example:

●	the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling Agreement;

●	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

●	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

●	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the mortgage asset seller. However, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

Generally the Pooling Agreements will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy specified in the related prospectus supplement. This repurchase or substitution obligation or other specified remedy will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

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Collection and Other Servicing Procedures

The master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related pooling agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such pooling agreement, such mortgage loans and any instrument of Credit Support included in the related trust fund and in accordance with such other requirements as may be specified in the related prospectus supplement. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (i) such procedures are consistent with the terms of the related pooling agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related trust fund. Consistent with the foregoing, generally the master servicer and the special servicer will each be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan; provided that, if so specified in the related prospectus supplement such right may be given to another party, including a class of certificateholders.

The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an “REO Property”); and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of:

●	mortgage loans that are delinquent in respect of a specified number of scheduled payments;

●
mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

●	REO Properties.

If so specified in the related prospectus supplement, a pooling agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing thereof, in whole or in part, to the related special servicer. Generally when the circumstances (as set forth in the related prospectus supplement) no longer warrant a special servicer’s continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Generally the

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master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of Credit Support. See “Description of Credit Support.”

A mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to

●	monitor any mortgage loan that is in default,

●	evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property,

●	initiate corrective action in cooperation with the Mortgagor if cure is likely,

●	inspect the related mortgaged property and

●	take such other actions as it deems necessary and appropriate.

A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

Primary Servicers and Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, generally such master servicer or special servicer will remain obligated under the related Pooling Agreement. Generally each primary servicing agreement or sub-servicing agreement between a master servicer and a primary servicer or sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling Agreement. The master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of primary servicers or sub-servicers retained by it and will have the right to remove a primary servicer or sub-servicer retained by it upon specified termination events consistent with those of the master servicer or special servicer under the related Pooling Agreement. Generally, a master servicer or special servicer will be solely liable for all fees owed by it to any primary servicer or sub-servicer, irrespective of whether the master servicer’s or special servicer’s compensation pursuant to the related Pooling Agreement is sufficient to pay such fees; however, if so provided in the related prospectus supplement such fees may be payable directly from the trust fund. Each primary servicer and sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling Agreement. See “—Certificate Account” and “—Servicing Compensation and Payment of Expenses.”

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Certificate Account

General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding distribution date in United States government securities and other investment grade obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series (“Permitted Investments”). Such Permitted Investments include

●	federal funds,

●	uncertificated certificates of deposit,

●	time deposits,

●	bankers’ acceptances and repurchase agreements,

●	certain United States dollar-denominated commercial paper,

●	units of money market funds that maintain a constant net asset value and any other obligations or security acceptable to each rating agency.

Any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, Trustee or special servicer as additional compensation or to such other party specified in the prospectus supplement for the related trust. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

Deposits. Generally, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account (or such sub-account thereof or other account as may be specified in the related prospectus supplement) for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement:

(1)     all payments on account of principal, including principal prepayments, on the mortgage loans;

(2)     all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

(3)     all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) (“Insurance Proceeds” and “Condemnation Proceeds,” respectively) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (7) below, “Liquidation Proceeds”), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

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(4)     any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates;

(5)     any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

(6)     any amounts paid under any Cash Flow Agreement;

(7)     all proceeds of the purchase of any mortgage loan, or property acquired in respect thereof, by the Depositor, any mortgage asset seller or any other specified person as described under “—Assignment of mortgage loans; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of the purchase of any defaulted mortgage loan as described under “—Realization Upon Defaulted Mortgage Loans,” and all proceeds of any mortgage asset purchased as described under “Description of the Certificates—Termination; Retirement of Certificates”;

(8)     to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations with respect to the mortgage loans;

(9)     all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under “—Hazard Insurance Policies”;

(10)   any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

(11)   any other amounts received on or in respect of the mortgage loans required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related prospectus supplement.

Withdrawals. A master servicer, trustee or special servicer generally may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes:

(1)     to make distributions to the certificateholders on each distribution date;

(2)     to pay the master servicer or the special servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

(3)     to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such mortgage loans and properties, or if in the judgment of the master servicer, the special servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(4)     if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in clause (3) above incurred by it while such remain outstanding and unreimbursed;

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(5)     to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under “—Realization Upon Defaulted Mortgage Loans”;

(6)     to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor” and “—Certain Matters Regarding the Trustee”;

(7)     if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of Credit Support;

(8)     if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of Credit Support;

(9)     to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

(10)   to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

(11)   if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes that May Be Imposed on the REMIC Pool;”

(12)   to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

(13)   to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

(14)   to clear and terminate the Certificate Account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard and the REMIC Provisions or grantor trust provisions, as applicable; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment

●	will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan,

●
will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, and

●	will not adversely affect the coverage under any applicable instrument of Credit Support.

Except to the extent another standard is specified in the prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,

●	a material default on the mortgage loan has occurred or a payment default is imminent,

●	such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and

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●	such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

Realization upon Defaulted Mortgage Loans

If a default on a mortgage loan has occurred or, in the special servicer’s judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. Generally, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

(i)       such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(ii)       the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

A Pooling Agreement may grant to the master servicer, the special servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of certificates an option to purchase from the trust fund, at fair market value (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent or the balloon payment is delinquent, or if so specified in the related prospectus supplement, as to which certain other defaults exist. In addition, a mortgage loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (i) the Internal Revenue Service (the “IRS”) grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding or (iii) another period is permitted pursuant to applicable law. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Generally, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any “net income from foreclosure property” within the meaning of Code

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Section 860G(c)(2), with respect to such property; provided that the related prospectus supplement may specify circumstances in which these requirements may be waived. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling Agreement.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines

●
that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses and

●	that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

Hazard Insurance Policies

Except to the extent specified in the related prospectus supplement, each Pooling Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced thereby) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Such coverage generally will be required to be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s (or special servicer’s) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund. If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the

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mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, terrorism, nuclear, biological or chemical materials, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder thereof to require, such coverage.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of

●	the replacement cost of the improvements less physical depreciation and

●	such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer (or special servicer) will generally determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer’s (or special servicer’s) normal servicing procedures, subject to any additional procedures that may be set forth in the related prospectus supplement, which may include obtaining the consent of one or more classes of subordinate certificates thereto. Generally, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Certain Legal Aspects of mortgage loans—Due-on-Sale and Due-on-Encumbrance.”

Servicing Compensation and Payment of Expenses

A portion of the master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. A master servicer’s compensation may also come from investment income on certain accounts maintained by it on behalf of the trust fund or from certain fees paid by the borrowers. If and to the extent described in the related prospectus supplement, a special servicer’s primary compensation with respect to a series of certificates may consist of any or all of the following components:

●
a specified portion of the interest payments on each mortgage loan serviced by it, or if so specified in the related prospectus supplement, on each mortgage loan in the related trust fund, whether or not serviced by it;

●	an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

●
subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

Insofar as any portion of the master servicer’s or special servicer’s compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the

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amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each master servicer’s and special servicer’s compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer. In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified therein, may be required to be borne by the trust fund.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 C.F.R. 229.1122) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

●
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor

Generally, the related Pooling Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations thereunder only upon

●
the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the trustee of written confirmation from each applicable rating agency that such resignation and appointment

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will not have an adverse effect on the rating assigned by such rating agency to any class of certificates of such series or

●
a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement.

The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

Generally, the Pooling Agreements will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Generally, the Pooling Agreements will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of certificates.

However, such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling Agreement.

Generally, the Pooling Agreements will provide that a REMIC administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

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Termination Events

“Termination Events” under the related Pooling Agreement generally will include, without limitation,

●
any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the master servicer by any other party to the related Pooling Agreement, or to the master servicer, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

●
any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for five days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the special servicer by any other party to the related Pooling Agreement, or to the special servicer, with a copy to each other party to the related Pooling Agreement, by the certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights of such series;

●
any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

●
any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC administrator by any other party to the related Pooling Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series; and

●
certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Termination Event (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. When a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, a Termination Events in one capacity generally will constitute a Termination Event in each capacity; however, the related prospectus supplement may provide that a Termination Event will only constitute a Termination Event of such entity in the capacity in which the related event occurred.

Rights upon Termination Event

If a Termination Event occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling Agreement, then, in each and every such case, so long as the Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting

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party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Generally, if the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that is acceptable to each applicable Rating Agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement (or meets such other standards as may be specified in the related prospectus supplement). Pending such appointment, the trustee will be obligated to act in such capacity. Generally the Pooling Agreements will require the terminated master servicer or special servicer to pay the costs of transferring the mortgage files and appointing a successor.

If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under “—Resignation and Removal of the Trustee” below.

No certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the trustee written notice of the occurrence of a Termination Event and the continuance thereof and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Generally, each pooling agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such pooling agreement,

●	to cure any ambiguity,

●	to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,

●
to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency,

●
if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling agreement, or (B) to restrict the transfer of the Residual certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Residual certificates to a non-permitted transferee (See “Certain Federal Income Tax Consequences—Federal Income Tax

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Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax Related Restrictions on Transfer of Residual Certificates” herein),

●
to make any other provisions with respect to matters or questions arising under such pooling agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder,

●	to amend specified provisions that are not material to holders of any class of certificates offered hereunder,

●	for such other purposes as may be specified in the related prospectus supplement.

The pooling agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 662⁄3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such pooling agreement or of modifying in any manner the rights of the holders of certificates covered by such pooling agreement, except that no such amendment may

●
reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or

●
reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such pooling agreement then outstanding.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a pooling agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the special servicer, the Depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion thereof) to fail to qualify as a REMIC.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders’ request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

Duties of the Trustee

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement (other than as to its being a valid obligation of such trustee), such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the

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certificates or the underlying mortgage assets. If no Termination Event has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.  As and to the extent described in the related prospectus supplement and as set forth in the related Pooling Agreement, certain duties of the trustee described in this prospectus will be performed by the related certificate administrator.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Generally, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

Generally, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

Additional Parties to the Agreements

If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

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DESCRIPTION OF CREDIT SUPPORT

General

Credit Support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets. Credit Support may be in the form of

●	the subordination of one or more classes of certificates,

●	cross-support provisions,

●	overcollateralization,

●	a letter of credit,

●	a loan insurance policy,

●	a certificate insurance policy,

●	a guarantee,

●	a surety bond,

●	a reserve fund,

●	or any combination thereof (any such coverage with respect to the certificate of any series, “Credit Support”).

The Credit Support may not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, certificateholders will bear their allocable share of deficiencies.

If Credit Support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

●	the nature and amount of coverage under such Credit Support,

●	any conditions to payment thereunder not otherwise described herein,

●	the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and

●
the material provisions relating to such Credit Support. Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See “Risk Factors—Credit Support Limitations.”

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the Certificate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which such subordination will be available.

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Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Overcollateralization

If specified in the related prospectus supplement, the principal balance of loans in a trust fund at the cut-off date may exceed the initial principal balance of the certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the certificates) will not be released.  Instead, the excess cash will be available to offset principal losses and delinquencies on any class of certificates of the related series.  To the extent such excess cash is not used to offset such principal losses and delinquencies, after the principal balances of one or more senior classes of certificates have been paid in full, such excess cash will be paid to one or more classes of certificates as specified in the prospectus supplement.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such prospectus supplement (the “Letter of Credit Bank”). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

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Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement if so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Generally, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related prospectus supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto.

CASH FLOW AND DERIVATIVES AGREEMENTS

If so specified in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. If so specified in the prospectus supplement for a series of certificates, the related trust fund may include interest rate exchange agreements or interest rate cap or floor agreements. These types of agreements may be used to limit the exposure of the trust fund or investors in the certificates to fluctuations in interest rates and to situations where interest rates become higher or lower than specified thresholds, and may also be used to alter the payment characteristics of the cash flows from a trust fund. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a floating rate interest payment obligation, to the extent that the rate payable at any time exceeds a specified cap. Generally, an interest rate floor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a floating rate interest payment obligation are payable at a rate which is less than a specified floor. The specific provisions of these types of agreements will be described in the related prospectus supplement.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those jurisdictions. See “Description of the Trust Funds—Mortgage Loans.” If a significant percentage of mortgage loans (or mortgage loans underlying MBS), by balance, are secured by properties

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in a particular jurisdiction, relevant local laws, to the extent they vary materially from this discussion, will be discussed in the prospectus supplement.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”); in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room revenues was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment

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for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws.”

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

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Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C. §§ 101-1532) (the “Bankruptcy Code”) and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration,” which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—The Mortgage Loans May Be Nonrecourse Loans or Loans With Limited Recourse.”) Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain of the property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

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Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

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In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay of section 362(a) of the Bankruptcy Code.

Under sections 363(b) and (f) of the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances, despite the provisions of the related mortgage or other security agreement to the contrary, sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid

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principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case,  that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid.  Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable  rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents.  Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

Section 365(e) of the Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so called “ipso facto” clauses could limit the ability of the Trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code

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operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay an Trustee’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole. In addition, the Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, such lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a Borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that section 365(e) of the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other

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requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions set forth therein, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages calculated under section 502(b)(6) of the Bankruptcy Code, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, pursuant to section 365(h) of the Bankruptcy Code, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). Under section 365(h)(1)(D), the term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and the Trustee may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A mortgagee could lose its security unless the mortgagee holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of such amendments to the Bankruptcy Code granting leasehold mortgagees the right to succeed to the position of a leasehold mortgagor (the 1994 amendments added section 365(h)(1)(D) to the Code). Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under section 363(f) of the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to section 363(e) of the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to section 363(f) of the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a

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borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, there can be no assurance that, in the event of a bankruptcy of the sponsor of the borrower, the sponsor of the borrower would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the Borrowers May Be Partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described herein with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or

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shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrower that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator, “ however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest.” This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

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Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental laws and regulatory requirements change often. It is possible that compliance with a new requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower’s ability to meet its loan obligations or decrease the re-sale value of the collateral.

Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, except to the extent otherwise specified in the related prospectus supplement, the Pooling Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.”

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not

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detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. See “Description of the Trust Funds—Mortgage Loans—General.”

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

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No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. See “Risk Factors—Commercial and Multifamily Mortgage Loans are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates.”

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers’ and Sailors’ Civil Relief Act of 1940), as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals

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as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or any form of Credit Support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”).  Any of the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase Certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future.  It is the policy of the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee and the certificate administrator to comply with Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure.  Failure to honor any request by the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates.  In addition, each of the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee and the certificate administrator intends to comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal

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income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of Treasury (the “Treasury”). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion:

●	references to the mortgage loans include references to the mortgage loans underlying any MBS included in the mortgage assets; and

●
where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the portion, if any, of the payments on the mortgage loan that is retained by the related mortgage asset seller. References to a “holder” or “certificateholder” in this discussion generally mean the beneficial owner of a certificate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

With respect to a particular series of certificates, one or more elections may be made to treat the trust fund or one or more segregated pools of assets therein as one or more real estate mortgage investment conduits (each, a “REMIC”) within the meaning of Code Section 860D. A trust fund or a portion thereof as to which a REMIC election will be made will be referred to as a “REMIC Pool.” For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of “Residual Certificates” in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the depositor, has advised the depositor that in the firm’s opinion, assuming:

●	the making of proper elections;

●	compliance with the Pooling Agreement and other related documents and no amendments thereof;

●	the accuracy of all representations made with respect to the mortgage loans; and

●	compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC.

In such case, the Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to “REMIC” or “REMIC Pool” below shall be deemed to refer to each such REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made.”

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Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute a “regular or residual interest in a REMIC within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two or more REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, Regular Certificates will be “qualified mortgages” for another REMIC for purposes of Code Section 860G(a)(3).  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See “Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations.”

A qualified mortgage is any obligation that is principally secured by an interest in real property and that (i) is transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, (ii) is purchased by the REMIC Pool within a three-month period thereafter, or (iii) represents an increase in the loan advanced to the obligor under its original terms, in either of the last two cases pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

●
the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the MBS either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

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●
substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the first bullet point of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

●	in exchange for any qualified mortgage within a three-month period thereafter; or

●	in exchange for a “defective obligation” within a two-year period thereafter.

A “defective obligation” includes:

●	a mortgage in default or as to which default is reasonably foreseeable;

●	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

●	a mortgage that was fraudulently procured by the mortgagor; and

●	a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery).

A mortgage loan that is “defective” as described in the fourth bullet point in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage; provided the depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

●	one or more classes of regular interests; or

●	a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or

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other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

General

A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

Original Issue Discount

Accrual Certificates, interest only certificates and principal-only certificates will be, and other Classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their

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own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price.” The issue price of a class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute “qualified stated interest.” Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, the depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “Election to Treat All Interest Under the Constant Yield Method.”

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The depositor will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the 1986

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Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

●
the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate’s stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity; over

●	the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

●	the yield to maturity of the Regular Certificate at the issue date;

●	events (including actual prepayments) that have occurred prior to the end of the accrual period; and

●	the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading “Election to Treat All Interest Under the Constant Yield Method.”

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Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

●	the issue price does not exceed the original principal balance by more than a specified amount; and

●	the interest compounds or is payable at least annually at current values of

(a)      one or more “qualified floating rates,”

(b)      a single fixed rate and one or more qualified floating rates,

(c)      a single “objective rate,” or

(d)      a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35.  The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or (2) unique to the circumstances of the depositor or a related party.  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate.  A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that a class of this type may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates.  However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.  Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC.

Unless otherwise indicated in the applicable prospectus supplement, the depositor intends to treat Regular Certificates that provide for variable rates in the same manner as obligations bearing a variable rate for original issue discount reporting purposes. The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “Original Issue Discount” with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, the depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible

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in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or MBS having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

Deferred Interest

Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (exclusive of accrued qualified stated interest):

●	is exceeded by the then-current principal amount of the Regular Certificate; or

●	in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase.

Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either:

●	on the basis of a constant interest rate; or

●
in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period.

Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related

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market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “Original Issue Discount”) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a “capital asset” within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Treasury Regulations issued under Code Section 171 do not, by their terms, apply to Regular Certificates, which are prepayable based on prepayments on the underlying mortgage loans. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See “Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

●
“interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

●	the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if a holder makes the election with respect to a premium bond,  then the holder is deemed to make the election to amortize premium for all the premium bonds it holds at the beginning of the taxable year and all premium bonds it acquires thereafter.  If a holder makes the election with respect to a market discount bond,  then it is deemed to make the election to accrue market discount for all the market discount bonds it acquires at the beginning of the taxable year and all market discount bonds it acquires thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

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Sale or Exchange of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income as follows:

●
if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction;

●	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

●
to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate.

In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, noncorporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage

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loans below a holder’s basis in the Regular Certificates.  The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired.  The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class.  Notwithstanding the foregoing, it is not clear whether holders of interest-only certificates are entitled to any deduction under Code Section 166 for bad debt losses.  Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Taxation of Residual Certificates

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates (“Residual Certificateholders”), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

●	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

●	all bad loans will be deductible as business bad debts; and

●	the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of such mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because:

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●	the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates; and

●
the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates.

When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “Limitations on Offset or Exemption of REMIC Income” The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return.

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets.  That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life.  However, in view of the possible acceleration of the income of Residual Certificateholders described under “—Taxation of REMIC Income” above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income:

●
in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income; or

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●
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.

If the holder of a noneconomic residual interest sells or otherwise disposes of the noneconomic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See “Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that it will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under “Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates,” without regard to the de minimis rule described therein, and “—Premium.”

Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described above under “Taxation of Regular Certificates—Deferred Interest.”

Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to such mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in such mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Startup Day, in the case of a retained class).  In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount.  Market discount income generally should accrue in the manner described above under “Taxation of Regular Certificates—Market Discount.”

Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under “Taxation of Regular Certificates—Premium,” a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be

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treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of:

●	120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by;

●	the adjusted issue price of such Residual Certificate at the beginning of such quarterly period.

For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the Residual Certificate is zero.

The portion of a Residual Certificateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder’s excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under “Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “Taxation of Certain Foreign Investors—Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

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Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of:

●	the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer; and

●	the highest marginal federal income tax rate applicable to corporations.

The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false.  The tax may also be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of:

●	the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization; and

●	the highest marginal federal corporate income tax rate.

Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes:

●
“Disqualified Organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511;

●
“Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis (except as

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may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity); and

●
an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless:

●
the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof); and

●	the transferor provides a statement in writing to the depositor and the trustee that it has no actual knowledge that such affidavit is false.

Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing such information.

Noneconomic Residual Interests. The REMIC Regulations disregard certain transfers of Residual Certificates, in which case the transferor continues to be treated as the owner of the Residual Certificates and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under “—Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer:

●
the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

●
the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations.” The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  Under the REMIC Regulations, a safe harbor is provided if:

●
the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

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●
the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

●
the transferee represents that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person (as defined below); and

●	either the “formula test” or the “assets test” (each described below) is satisfied.

The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in the bullet points set forth above as part of the affidavit described above under the heading “Disqualified Organizations.” The transferor must have no actual knowledge or reason to know that such statements are false.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

(i)       the present value of any consideration given to the transferee to acquire the interest;

(ii)      the present value of the expected future distributions on the interest; and

(iii)     the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Code Section 11(b)(1) (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Code Section 1274(d) for the month of such transfer and the compounding period used by the transferee.

The assets test is satisfied if:

(i)       the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)      the transferee must agree in writing that it will transfer the Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)     the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certificate will not be paid by the transferee.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (a “Non-U.S. Person”), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

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Unless otherwise stated in the prospectus supplement relating to a series of certificates, a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a U.S. corporation) by any person that is not a “U.S. Person”. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for U.S. tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 have elected to be treated as U.S. Persons if such election has been made).

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Pooling Agreement will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) not a U.S. Person.

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “Taxation of Residual Certificates—Basis and Losses”) of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder’s Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder’s Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations

The IRS has issued regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer,

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except to the extent that the dealer has specifically identified a security as held for investment.  These regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes that May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

●
the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation;

●	the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

●	the receipt of compensation for services; or

●	the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding the first or fourth bullet points set forth above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

●	during the three months following the Startup Day;

●	made to a qualified reserve fund by a Residual Certificateholder;

●	in the nature of a guarantee;

●	made to facilitate a qualified liquidation or clean-up call; and

●	as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

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It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed:

●	to the appointment of the tax matters person as provided in the preceding sentence; and

●	to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of:

●	3% of the excess, if any, of adjusted gross income over a threshold amount; or

●	80% of the amount of itemized deductions otherwise allowable for such year.

In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed

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investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all such expenses will be allocable to the Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

●
is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

●
provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person.

The appropriate documentation includes Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN-E or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. Additional information may be required by holders that are “foreign financial institutions” under FATCA. See “—FATCA” below. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

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Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest,” subject to the conditions described in “Regular Certificates” above, but only to the extent that:

●	the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984; and

●
the trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1).

Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income.” If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential”, and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest on or after July 1, 2014, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest on or after January 1, 2017,  to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA.  The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return.  The 3.8% Medicare tax is determined in a manner different than the regular income tax.  U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 of 28% on “reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides Form W-8BEN or Form W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be

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treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  Final Treasury Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding.  Information reporting requirements may apply regardless of whether withholding is required.  Investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see “Limitations on Deduction of Certain Expenses” above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “Status of REMIC Certificates.”

FEDERAL INCOME TAX CONSEQUENCES
FOR CERTIFICATES AS TO WHICH NO
REMIC ELECTION IS MADE

Standard Certificates

General

In the event that no election is made to treat a trust fund (or a segregated pool of assets therein) with respect to a series of certificates that are not designated as “Stripped Certificates,” as described below, as a REMIC (Certificates of such a series hereinafter referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the depositor, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of each such Standard Certificate (a “Standard Certificateholder”) in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “Recharacterization of Servicing Fees.” Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on such mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with such Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of

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the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the trust fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “Stripped Certificates” and “Recharacterization of Servicing Fees,” respectively.

Tax Status

Standard Certificates will have the following status for federal income tax purposes:

1.      A Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in such section of the Code.

2.      A Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on such assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).

3.      A Standard Certificate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Treatment of Certain Items of REMIC Income and Expense—Premium.”

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

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Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loans (i.e., points) will be includible by such holder.

Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

Recharacterization of Servicing Fees

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased.  IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

Accordingly, if the IRS’ approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such mortgage loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed below under “—Stripped Certificates,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its

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aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income:

●
if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction; or

●	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates.” Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certificates will be subject to those rules if:

●
the depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

●
the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “Standard Certificates—Recharacterization of Servicing Fees” above); and

●	certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the master servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under “Standard Certificates—Recharacterization of Servicing Fees.” Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “Standard Certificates—General,” subject to the limitation described therein. Code Section

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1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans:

●
the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i); and

●
unless otherwise specified in the related prospectus supplement, each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under “Taxation of Stripped Certificates—Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount.  Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either:

●	the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule; or

●	no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.

Any such market discount would be reportable as described under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on such mortgage loans qualify for such treatment.

Taxation of Stripped Certificates

Original Issue Discount. Except as described above under “General,” each Stripped Certificate may be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a

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constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described above under “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates.” However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under “General,” the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by such Stripped Certificateholder’s Stripped Certificate. It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS. Holders of Stripped Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

In light of the application of Code Section 1286, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS.  Prospective investors should consult your own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences for failure to do so.

Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in such Stripped Certificate, as described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Sale or Exchange of Regular Certificates.” It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificate-holder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

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Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of:

●
one installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan;

●	as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

●
a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the trustee deems to be necessary or desirable to enable such certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file such original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 28% backup withholding may be required in respect of any reportable payments, as described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Backup Withholding.”

Final Treasury Regulations establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as an “investment trust” under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

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Under these regulations, in connection with a grantor trust, the trustee will be required to file Form 1099 (or any successor form) with the IRS with respect to holders of the certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the pooling and servicing agreement, the grantor trust’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any trust assets were disposed of or certificates are sold in secondary-market sales, the portion of the gross proceeds relating to the trust assets that are attributable to such holder. The same requirements would be imposed on middlemen holding certificates on behalf of holders. Under certain circumstances, the trustee may report under the safe harbor for widely held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) holders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request.  Notwithstanding the preceding sentence, if the trust fund holds an interest in one or more “widely-held fixed investment trusts” or one or more REMIC regular interests, or both, the information must be provided to parties specified in clause (i) on or before the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15th of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a corticated evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates.”

In addition, Standard Certificateholders or Stripped Certificateholders that are “foreign financial institutions” may be required to provide additional information under FATCA.  See “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Foreign Investors—FATCA”.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons may be subject to an additional 3.8% Medicare Tax on “net investment income”.  See “—Federal Income Tax Consequences for REMIC Certificates—3.8% Medicare Tax on “Net Investment Income””.

Taxation of Classes of Exchangeable Certificates

General

Solely for United States federal income tax purposes, the arrangement established to hold the depositable certificates will be classified as a trust (the “EC Trust”) and the holders of the exchangeable certificates will be treated as owning under Section 671 of the Code the interests in the depositable certificates that underlie their exchangeable certificates.

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If an exchangeable certificate is related to a pro rata portion of one or more underlying depositable certificates, then the interests in each depositable certificate underlying the exchangeable certificate will be accounted for separately and will have the same consequences to the holder of the exchangeable certificate as if such interests in the underlying, depositable certificate were held outside the EC Trust.  Except as discussed below under “—Alternative Tax Consequences,” the remaining discussion is based on the assumption that each exchangeable certificate is related to a pro rata portion of one or more underlying certificates.

Acquisition and Disposition

No gain or loss will be realized upon depositing in the EC Trust the depositable certificates underlying an exchangeable certificate.  Regardless of the value of the exchangeable certificate, at the time of deposit, each underlying depositable certificate will have the same basis as it did immediately before the deposit (that is, each depositable certificate will have a separate basis for federal income tax purposes, based on its acquisition costs, adjusted as necessary for accruals of discount and premium and payments on the depositable certificate). If more than one underlying depositable certificate is acquired at the same time (including by acquiring an exchangeable certificate), then the initial cost of the depositable certificates must be determined by apportioning the aggregate cost for the depositable certificates (or the cost of the exchangeable certificate) among the individual depositable certificates based on their relative fair market values on the acquisition date.

No gain or loss will be realized upon withdrawing the depositable certificates underlying an exchangeable certificate from the EC Trust.  Regardless of the value of the exchangeable certificate at the time of withdrawal, each depositable certificate will have the same separate basis as it did immediately before the withdrawal.  If more than one underlying depositable certificate is disposed of at the same time (including by disposing of any exchangeable certificate) such as through sale or exchange, then the amount realized from the sale or exchange of each depositable certificate will be determined by apportioning the aggregate sales proceeds from the depositable certificates (or the sales of proceeds from the exchangeable certificate)  among the individual depositable certificates based on their relative fair market values on the disposition date.

Alternative Tax Consequences

If an exchangeable certificate represents disproportionate ownership of the principal and interest payable on the underlying depositable certificate, then the exchangeable certificate may be subject to special income tax consequences. Specifically, if the depositor of an underlying depositable certificate separately disposes of such exchangeable certificate, then the depositor will be stripping the underlying “bond.” In that case, the sale of the exchangeable certificate and its treatment in the hands of the new holder will be governed by Section 1286 of the Code. In general, the exchangeable certificates will be treated as representing beneficial ownership of a newly issued discount bond. If an exchangeable certificate is subject to treatment as a “stripped bond” or “stripped coupon” under Section 1286 of the Code, then the consequences will also be discussed in the prospectus supplement.  Investors are encouraged to consult their tax advisors regarding the consequences of stripping a bond and owning a stripped bond or stripped coupon.

STATE, LOCAL AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Certain Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

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CERTAIN ERISA CONSIDERATIONS

General

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), impose certain fiduciary requirements and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA (“ERISA Plans”) and on certain other arrangements, including bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively with ERISA Plans, “Tax Favored Plans”).

Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) (collectively with Tax Favored Plans, “Plans”) are not subject to ERISA requirements. However, assets of such plans may be subject to the provisions of other applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code (“Similar Law”). Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on fiduciaries of ERISA Plans certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Tax Favored Plan and persons (“Parties in Interest” within the meaning of ERISA and “disqualified persons” within the meaning of the Code; collectively, “Parties in Interest”) who have certain specified relationships to the Tax Favored Plan, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction. Pursuant to Section 4975 of the Code, certain Parties in Interest to a prohibited transaction may be subject to a nondeductible 15% per annum excise tax on the amount involved in such transaction, which excise tax increases to 100% if the Party in Interest involved in the transaction does not correct such transaction during the taxable period. In addition, such Party in Interest may be subject to a penalty imposed pursuant to Section 502(i) of ERISA. The United States Department of Labor (“DOL”) and participants, beneficiaries and fiduciaries of ERISA Plans may generally enforce violations of ERISA, including the prohibited transaction provisions. If the prohibited transaction amounts to a breach of fiduciary responsibility under ERISA, a 20% civil penalty may be imposed on the fiduciary or other person participating in the breach.

Plan Asset Regulations

Certain transactions involving the trust fund, including a Plan’s investment in offered certificates, might be deemed to constitute prohibited transactions under ERISA, the Code or Similar Law if the underlying Mortgage Assets and other assets included in a related trust fund are deemed to be assets of such Plan. Section 2510.3-101 of the DOL regulations (as modified by Section 3(42) of ERISA, the “Plan Asset Regulations”) defines the term “Plan Assets” for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when a Tax Favored Plan acquires an equity interest in an entity, the Tax Favored Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Tax Favored Plans and entities which are deemed to hold plan assets by virtue of a Tax Favored Plan’s investment in such entities) is not “significant,” both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be “significant” on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a trust fund and cause the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof to be considered or become Parties in Interest with respect to an investing Tax Favored Plan (or of a Tax Favored Plan holding an interest in an

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investing entity). If so, the acquisition or holding of certificates by or on behalf of the investing Tax Favored Plan could also give rise to a prohibited transaction under ERISA or the Code, unless some statutory, regulatory or administrative exemption is available. Certificates acquired by a Tax Favored Plan may be assets of that Tax Favored Plan. Under the Plan Asset Regulations, the trust fund, including the mortgage assets and the other assets held in the trust fund, may also be deemed to be Plan Assets of each Tax Favored Plan that acquires certificates. Special caution should be exercised before Plan Assets are used to acquire a certificate in such circumstances, especially if, with respect to such assets, the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either:

●	has investment discretion with respect to the investment of Plan Assets; or

●
has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Tax Favored Plan. If the mortgage assets and other assets included in a trust fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a “fiduciary” of the Tax Favored Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Tax Favored Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan Assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code or a violation of Similar Law.

The Plan Asset Regulations provide that where a Tax Favored Plan acquires a “guaranteed governmental mortgage pool certificate,” the Plan’s assets include such certificate but do not solely by reason of the Tax Favored Plan’s holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” FHLMC Certificates, GNMA Certificates, FNMA Certificates and FAMC Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Tax Favored Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certificates” within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing any such certificates.

Prohibited Transaction Exemptions

The DOL granted an individual exemption, DOL Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”), to Deutsche Bank Securities, Inc. (“DBSI”) which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section “Certain ERISA Considerations,” the term “Underwriter” shall include (a) DBNY and DBSI, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DBNY and DBSI and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certificates.

The Exemption sets forth five general conditions which must be satisfied for the Exemption to apply. The conditions are as follows:

first, the acquisition of certificates by a Tax Favored Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

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second, the certificates at the time of acquisition by a Tax Favored Plan or with Plan Assets must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”);

third, the trustee cannot be an affiliate of any member of the Restricted Group, other than an Underwriter; the “Restricted Group” consists of any Underwriter, the depositor, the trustee, the master servicer, any special servicer, any sub-servicer, any party that is considered a “sponsor” within the meaning of the Exemption, any swap counterparty and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the certificates;

fourth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related Pooling Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

fifth, the Exemption states that the investing  Tax Favored Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

The Exemption also requires that the trust fund meet the following requirements:

●	the trust fund must consist solely of assets of the type that have been included in other investment pools;

●
certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories by at least one Exemption Rating Agency for at least one year prior to the acquisition of certificates by or on behalf of a Tax Favored Plan or with Plan Assets; and

●
certificates evidencing interests in such other investment pools must have been purchased by investors other than Tax Favored Plans for at least one year prior to any acquisition of certificates by or on behalf of a Tax Favored Plan or with Plan Assets.

A fiduciary of a Tax Favored Plan or any person investing Plan Assets intending to purchase a certificate should make its own determination that the conditions set forth above will be satisfied with respect to such certificate.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by a Tax Favored Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the certificates, an Excluded Plan is a Tax Favored Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

●
the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an Underwriter and a Tax Favored Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund or (b) an affiliate of such a person;

●	the direct or indirect acquisition or disposition in the secondary market of certificates by a Tax Favored Plan; and

124

●	the holding of certificates by a Tax Favored Plan or with Plan Assets.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Tax Favored Plan by virtue of providing services to the Tax Favored Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Tax Favored Plan’s ownership of certificates.

Because the exemptive relief afforded by the Exemption (or any similar exemption under Similar Law) will not apply to the purchase, sale or holding of certain certificates, such as Residual Certificates or any certificates (“ERISA Restricted Certificates”) which are not rated in one of the four highest generic rating categories by at least one Exemption Rating Agency, transfers of such certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of such certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code or Similar Law and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the applicable Pooling Agreement.

In lieu of such opinion of counsel with respect to ERISA Restricted Certificates, the transferee may provide a certification substantially to the effect that the purchase of ERISA Restricted Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the applicable Pooling Agreement and the following conditions are satisfied:

●
the transferee is an insurance company and the source of funds used to purchase such ERISA Restricted Certificates is an “insurance company general account” (as such term is defined in PTCE 95-60); and

●	the conditions set forth in Sections I and III of PTCE 95-60 (or the conditions of a similar exemption under Similar Law) have been satisfied; and

●
there is no Tax Favored Plan with respect to which the amount of such general account’s reserves and for contracts held by or on behalf of such Tax Favored Plan and all other Tax Favored Plans maintained by the same employer (or any “affiliate” thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such ERISA Restricted Certificates.

The purchaser or any transferee of any interest in an ERISA Restricted Certificate or Residual Certificate that is not a definitive certificate, by the act of purchasing such certificate, shall be deemed to represent that it is not a Plan or directly or indirectly purchasing such certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (other than, in the case of an ERISA Restricted Certificate, a purchaser providing the opinion of counsel described above or using the assets of an insurance company general account under the conditions described above). The ERISA Restricted Certificates and Residual Certificates will contain a legend

125

describing such restrictions on transfer and the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

There can be no assurance that any DOL exemption or similar exemption under Similar Law will apply with respect to any particular Plan that acquires the certificates or, even if all the conditions specified therein were satisfied, that any such exemption would apply to all transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, the Code and Similar Law and the potential consequences to their specific circumstances prior to making an investment in the certificates. Neither the depositor, the trustee, the master servicer nor any of their respective affiliates will make any representation to the effect that the certificates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the certificates are an appropriate investment for Plans generally or any particular Plan.

Before purchasing a certificate (other than an ERISA Restricted Certificate or Residual Certificate), a fiduciary of a Tax Favored Plan should itself confirm that (a) all the specific and general conditions set forth in the Exemption would be satisfied and (b) the certificate constitutes a “security” for purposes of the Exemption. In addition, a fiduciary of a Tax Favored Plan should consider its general fiduciary obligations under ERISA in determining whether to purchase a certificate on behalf of a Tax Favored Plan. Finally, a fiduciary of a Tax Favored Plan should consider the fact that the DOL, in granting the Exemption, may not have had under its consideration interests in pools of the exact nature of some of the certificates described herein.  A fiduciary of a Plan subject to Similar Law should consult with its advisors regarding the need for and the availability of exemptive relief under Similar Law.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a “Tax Exempt Investor”) nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” (“UBTI”) within the meaning of Section 512 of the Code. All “excess inclusions” of a REMIC allocated to a Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income.”

LEGAL INVESTMENT

If so specified in the related prospectus supplement, certain classes of certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certificates that qualify as “mortgage related securities” will be those that:

●
are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization (“NRSRO”), as such term is defined in Section 3(a)(62) of the Exchange Act; and

●	are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this Prospectus.  However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgaged related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO.  Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of certificates specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

126

The appropriate characterization of the certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the certificates, are subject to significant interpretive uncertainties.  Except as to the status of the certificates under SMMEA, no representations are made as to the proper characterization of the certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a class of certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of certificates.  The uncertainties described above (an any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity and market value of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of the assets of the trust fund or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered by this prospectus and by the related prospectus supplements will be offered in series, each consisting of one or more classes of certificates, through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series, including the initial public offering or purchase price of each class or the method by which the price will be determined, and the net proceeds to the depositor from such sale.

The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

1.      By negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.      By placements by the depositor with institutional investors through dealers; and

3.      By direct placements by the depositor with institutional investors.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

127

In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.  The related prospectus supplement will describe any discounts, concessions or commissions to be allowed or paid by the depositor to the underwriters, any other items constituting underwriting compensation, and any discounts and commissions to be allowed or paid to the dealers.

If so specified in the related prospectus supplement, the offered certificates may be underwritten by Deutsche Bank Securities Inc., acting as sole underwriter or together with such other underwriters as may be named in the prospectus supplement, or Deutsche Bank Securities Inc. may act as a dealer with regard to the offered certificates.  The depositor is an affiliate of Deutsche Bank Securities Inc. and, as such, Deutsche Bank Securities Inc. will have potential conflicts of interest in underwriting or acting as a dealer with regard to any offered certificates.  Any potential conflicts of interest pertaining to Deutsche Bank Securities Inc., any of the other underwriters of the offered certificates, and their respective affiliates will be described in the related prospectus supplement.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

All or part of any class of offered certificates may be acquired by the depositor or by an affiliate of the depositor in a secondary market transaction or from an affiliate. Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

As to any series of certificates, only those classes rated in an investment grade rating category by any NRSRO will be offered hereby. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

If and to the extent required by applicable law or regulation, this prospectus will be used by an underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which such underwriter acts as principal. An underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sales.

LEGAL MATTERS

Certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP or such other firm as may be specified in the related prospectus supplement.

128

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this Prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one NRSRO.

Other NRSRO that have not been engaged to rate any class of offered certificates may issue unsolicited credit ratings on one or more classes of offered certificates.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of interest-only might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO. Each security rating should be evaluated independently of any other security rating.

129

INDEX OF DEFINED TERMS

		Equity Participation	36
1		ERISA	122
		ERISA Plans	122
1986 Act	94	ERISA Restricted Certificates	125
		Excess Funds	46
A		Excess Servicing	115
		Exchange Act	39
Accrual Certificates	48	Exemption	123
Accrued Certificate Interest	48	Exemption Rating Agency	124
Act	86
ADA	89	F
Affiliate	125
ARM Loans	37	FAMC	38
Available Distribution Amount	47	FHLMC	38
		Financial Intermediary	53
B		FNMA	38

Bankruptcy Code	79	G
Book-Entry Certificates	47
		GACC	30
C		Garn Act	88
		GNMA	38
Cash Flow Agreement	40
Certificate Account	39	I
Certificate Balance	49
Certificate Owner	53	Insurance Proceeds	62
CMBS	31	IRS	65, 91
Code	91
Companion Class	49	L
Controlled Amortization Class	49
CPR	43	Letter of Credit Bank	75
Credit Support	40, 74	Liquidation Proceeds	62
Cut-off Date	49	Loan-to-Value Ratio	35
		Lock-out Date	36
D		Lock-out Period	36

DBBM	31	M
DBMC	31
DBSI	123	MBS	32
Debt Service Coverage Ratio	34	MBS Agreement	38
Definitive Certificates	47	MBS Issuer	38
Determination Date	41, 47	MBS Servicer	38
Disqualified Organization	105	MBS Trustee	38
Distribution Date Statement	51
DOL	122	N
DTC	53
DTC Participants	53	Net Leases	35
Due Period	41	Net Operating Income	34
Due-on-Sale	80	Nonrecoverable Advance	50

E		O

EC Trust	120	OID Regulations	94
Electing Large Partnership	105

130

P		Securities Act	38
		Similar Law	122
Parties in Interest	122	SMMEA	126
Pass-Through Entity	105	SPA	43
Patriot Act	90	Standard Certificateholder	113
Percentage Interest	47	Standard Certificates	113
Permitted Investments	62	Stripped Certificateholder	118
Plan Asset Regulations	122	Stripped Certificates	113, 114
Plan Assets	122	Stripped Certificates	116
Plans	122
Pooling Agreement	57	T
Prepayment Assumption	95
Prepayment Interest Shortfall	41	Tax Exempt Investor	126
Prepayment Premium	36	Tax Favored Plans	122
Purchase Price	58	Termination Events	70
		Title V	88
R		Treasury	91

Record Date	47	U
Regular Certificateholder	94
Regular Certificates	91, 112	UBTI	126
Related Proceeds	50	UCC	77
Relief Act	89	Underwriter	123
REMIC	91
REMIC Certificates	91	V
REMIC Pool	91
REMIC Regulations	91	Value	35
REO Property	60	Voting Rights	52
Requirements	90
Residual Certificateholders	101	W

S		Warranting Party	59

SEC	53

131

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this free writing prospectus. You must not rely on any unauthorized information or representations. This free writing prospectus and the attached prospectus is an offer to sell only the offered certificates, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this free writing prospectus is current only as of its date.

Free Writing Prospectus
$1,027,378,000 (Approximate)

Deutsche Bank Securities

Cantor Fitzgerald & Co.

UBS Securities LLC

Natixis Securities Americas LLC

KeyBanc Capital Markets

CastleOak Securities, L.P.

COMM 2014-CCRE20 Mortgage
Trust

Commercial Mortgage
Pass-Through Certificates

EXECUTIVE SUMMARY	xiv
SUMMARY	1
RISK FACTORS	47
THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	138
THE DEPOSITOR	162
THE ISSUING ENTITY	163
THE SERVICERS	164
THE TRUSTEE	178
THE CERTIFICATE ADMINISTRATOR	181
PAYING AGENT, CERTIFICATE REGISTRAR, CUSTODIAN AND
AUTHENTICATING AGENT	184
THE OPERATING ADVISOR	185
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	185
DESCRIPTION OF THE MORTGAGE POOL	187
DESCRIPTION OF THE OFFERED CERTIFICATES	228
YIELD AND MATURITY CONSIDERATIONS	266
THE POOLING AND SERVICING AGREEMENT	272
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	343
CERTAIN STATE AND LOCAL TAX CONSIDERATIONS	347
ERISA CONSIDERATIONS	347
LEGAL INVESTMENT	349
LEGAL MATTERS	349
RATINGS	350
LEGAL ASPECTS OF MORTGAGE LOANS IN FLORIDA, CALIFORNIA,
NEW YORK AND TEXAS	351
INDEX OF DEFINED TERMS	354

ANNEX A-1	–	CERTAIN CHARACTERISTICS OF THE MORTGAGE
LOANS	A-1-1
ANNEX A-2	–	CERTAIN POOL CHARACTERISTICS OF THE
MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-2-1
ANNEX A-3	–	CLASS A-SB PLANNED PRINCIPAL BALANCE	A-3-1
ANNEX B	–	DESCRIPTION OF THE TOP 20 MORTGAGE LOANS	B-1
ANNEX C	–	GLOBAL CLEARANCE, SETTLEMENT AND TAX
DOCUMENTATION PROCEDURES	C-1
ANNEX D	–	DECREMENT TABLES	D-1
ANNEX E	–	PRICE/YIELD TABLES	E-1
ANNEX F	–	MORTGAGE LOAN SELLER REPRESENTATIONS AND
WARRANTIES	F-1
ANNEX G	–	EXCEPTIONS TO MORTGAGE LOAN SELLER
REPRESENTATIONS AND WARRANTIES	G-1

Prospectus

SUMMARY OF PROSPECTUS	1	FREE WRITING PROSPECTUS
RISK FACTORS	10
THE SPONSOR	30
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	31
THE DEPOSITOR	31
DESCRIPTION OF THE TRUST FUNDS	31
YIELD AND MATURITY CONSIDERATIONS	40
DESCRIPTION OF THE CERTIFICATES	46
DESCRIPTION OF THE POOLING AGREEMENTS	57	October , 2014
DESCRIPTION OF CREDIT SUPPORT	74
CASH FLOW AND DERIVATIVES AGREEMENTS	76
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	76
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	91
FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES	91
FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO
WHICH NO REMIC ELECTION IS MADE	113
STATE, LOCAL AND OTHER TAX CONSEQUENCES	121
CERTAIN ERISA CONSIDERATIONS	122
LEGAL INVESTMENT	126
USE OF PROCEEDS	127
METHOD OF DISTRIBUTION	128
LEGAL MATTERS	128
FINANCIAL INFORMATION	128
RATING	129
INDEX OF DEFINED TERMS	130